FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-206361-06

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated October 25, 2016, may be amended or completed prior to time of sale.

PROSPECTUS

$989,453,000 (Approximate)

JPMDB Commercial Mortgage Securities Trust 2016-C4

(Central Index Key Number 0001687202)

as Issuing Entity

J.P. Morgan Chase Commercial Mortgage Securities Corp.

(Central Index Key Number 0001013611)

as Depositor

JPMorgan Chase Bank, National Association

(Central Index Key Number 0000835271)
German American Capital Corporation

(Central Index Key Number 0001541294)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2016-C4

J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2016-C4 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-C, Class D, Class E, Class F, Class NR and Class R certificates) represent the ownership interests in the issuing entity, which will be a New York common law trust named JPMDB Commercial Mortgage Securities Trust 2016-C4. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in December 2016. The rated final distribution date for the certificates is December 2049.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$38,299,000%		(5)	November 2021
Class A-2	$300,000,000%		(5)	September 2026
Class A-3	$381,323,000%		(5)	October 2026
Class A-SB	$67,443,000%		(5)	June 2026
Class X-A	$879,826,000	(6)%	Variable(7)	October 2026
Class X-B	$61,841,000	(6)%	Variable(7)	November 2026
Class A-S	$92,761,000%		(5)	October 2026
Class B	$61,841,000%		(5)	November 2026
Class C	$47,786,000%		(5)	November 2026

(Footnotes on table on page 3)

You should carefully consider the risk factors beginning on page 53 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. J.P. Morgan Chase Commercial Mortgage Securities Corp. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC and Academy Securities, Inc., will purchase the offered certificates from J.P. Morgan Chase Commercial Mortgage Securities Corp. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. J.P. Morgan Securities LLC and Deutsche Bank Securities Inc. are acting as co-lead managers and joint bookrunners in the following manner: J.P. Morgan Securities LLC is acting as sole bookrunning manager with respect to approximately 53.9% of each class of offered certificates and Deutsche Bank Securities Inc. is acting as sole bookrunning manager with respect to approximately 46.1% of each class of offered certificates. Drexel Hamilton, LLC and Academy Securities, Inc. are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about November 22, 2016. J.P. Morgan Chase Commercial Mortgage Securities Corp. expects to receive from this offering approximately [__]% of the aggregate certificate balance of the offered certificates plus accrued interest from November 1, 2016, before deducting expenses payable by the depositor.

J.P. Morgan	Deutsche Bank Securities
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner

Drexel Hamilton	Academy Securities
Co-Manager	Co-Manager

October __, 2016

JPMDB Commercial Mortgage Securities Trust 2016-C4

Commercial Mortgage Pass-Through Certificates, Series 2016-C4

Indiana
3 properties
$114,394,309
10.2% of total
Wisconsin
3 properties
$85,718,093
7.6% of total
Michigan
1 property
$15,982,269
1.4% of total
Ohio
1 property
$6,443,114
0.6% of total
Pennsylvania
1 property
$27,048,510
2.4% of total
New York
5 properties
$249,997,497
22.2% of total
Washington
1 property
$65,000,000
5.8% of total
Massachusetts
1 property
$17,600,000
1.6% of total
Nevada
1 property
$7,800,000
0.7% of total
North Carolina
2 properties
$62,659,631
5.6% of total
California
7 properties
$253,789,000
22.6% of total
South Carolina
1 property
$2,511,873
0.2% of total
Georgia
4 properties
$51,358,735
4.6% of total
Utah
1 property
$20,000,000
1.8% of total
Texas
2 properties
$15,380,262
1.4% of total
Tennessee
3 properties
$92,992,084
8.3% of total
Alabama
3 properties
$4,933,438
0.4% of total
Florida
2 properties
$30,769,943
2.7% of total
Percentage of Allocated Mortgage Loan Amount
0.2% – 5.0%
5.1% – 10.0%
10.1% – 22.6%

Summary of Certificates

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Principal Window(4)
Offered Certificates
A-1	$38,299,000		30.000%	%	(5)	November 2021	3.05	12/16-11/21
A-2	$300,000,000		30.000%	%	(5)	September 2026	9.73	06/26-09/26
A-3	$381,323,000		30.000%	%	(5)	October 2026	9.86	09/26-10/26
A-SB	$67,443,000		30.000%	%	(5)	June 2026	7.42	11/21-06/26
X-A	$879,826,000	(6)	NAP	%	Variable(7)	October 2026	NAP	NAP
X-B	$61,841,000	(6)	NAP	%	Variable(7)	November 2026	NAP	NAP
A-S	$92,761,000		21.750%	%	(5)	October 2026	9.90	10/26-10/26
B	$61,841,000		16.250%	%	(5)	November 2026	9.94	10/26-11/26
C	$47,786,000		12.000%	%	(5)	November 2026	9.98	11/26-11/26
Non-Offered Certificates
X-C	$101,194,000	(6)	NAP	%	Variable(7)	November 2026	NAP	NAP
D	$53,408,000		7.250%	%	(5)	November 2026	9.98	11/26-11/26
E	$22,487,000		5.250%	%	(5)	November 2026	9.98	11/26-11/26
F	$11,244,000		4.250%	%	(5)	November 2026	9.98	11/26-11/26
NR	$47,786,756		0.000%	%	(5)	April 2027	10.30	11/26-04/27
R(8)	NAP		NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, are represented in the aggregate.

(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(4)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR certificates, in each case and on each distribution date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a variable rate equal to the lesser of a specified fixed rate and the rate described in clause (ii) above, or (iv) the rate described in clause (ii) less a specified percentage.

(6)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal. The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the certificate balance of the Class B certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal. The Class X-C certificates are notional amount certificates. The notional amount of the Class X-C certificates will be equal to the aggregate certificate balances of the Class C and Class D certificates outstanding from time to time. The Class X-C certificates will not be entitled to distributions of principal.

(7)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class B certificates for that distribution date. The pass-through rate for the Class X-C certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class C and Class D certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of calculating the weighted average of the net mortgage rates on the mortgage loans in order to determine the pass-through rates of Class X-A, Class X-B and Class X-C certificates for any distribution date, each of the mortgage interest rates will be adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months. See “Description of the Certificates—Distributions”.

(8)	The Class R certificates have no certificate balance, notional amount, credit support, pass-through rate, rated final distribution date or rating, and will not be entitled to distributions of principal or interest. The Class R certificates will represent beneficial ownership of the residual interest in each Trust REMIC, as further described in this prospectus.

3

The Class X-C, Class D, Class E, Class F, Class NR and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

4

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	12
Important Notice About Information Presented in This Prospectus	13
Summary of Terms	19
Risk Factors	53
The Certificates May Not Be a Suitable Investment for You	53
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	53
Risks Related to Market Conditions and Other External Factors	53
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	53
Other Events May Affect the Value and Liquidity of Your Investment	54
Risks Relating to the Mortgage Loans	54
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	54
Risks of Commercial and Multifamily Lending Generally	54
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	56
Office Properties Have Special Risks	60
Retail Properties Have Special Risks	61
Mixed Use Properties Have Special Risks	62
Hotel Properties Have Special Risks	63
Risks Relating to Affiliation with a Franchise or Hotel Management Company	64
Multifamily Properties Have Special Risks	65
Industrial Properties Have Special Risks	67
Manufactured Housing Community Properties Have Special Risks	67
Condominium Ownership May Limit Use and Improvements	68
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	70
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	70
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	71
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	72
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	73
Risks Related to Zoning Non-Compliance and Use Restrictions	75
Risks Relating to Inspections of Properties	76
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	76
Insurance May Not Be Available or Adequate	76
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	77
Terrorism Insurance May Not Be Available for All Mortgaged Properties	78
Risks Associated with Blanket Insurance Policies or Self-Insurance	79
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	79
Limited Information Causes Uncertainty	79
Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions	80
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	81
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	81

5

Static Pool Data Would Not Be Indicative of the Performance of this Pool	82
Appraisals May Not Reflect Current or Future Market Value of Each Property	82
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	84
The Borrower’s Form of Entity May Cause Special Risks	84
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	86
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	86
Other Financings or Ability to Incur Other Indebtedness Entails Risk	87
Tenancies-in-Common May Hinder Recovery	88
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	89
Risks Associated with One Action Rules	89
State Law Limitations on Assignments of Leases and Rents May Entail Risks	89
Various Other Laws Could Affect the Exercise of Lender’s Rights	90
Risks of Anticipated Repayment Date Loans	90
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	90
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	90
Risks Related to Ground Leases and Other Leasehold Interests	92
Increases in Real Estate Taxes May Reduce Available Funds	93
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of
Foreclosure and Reduce Net Proceeds	94
Risks Related to Conflicts of Interest	94
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	94
The Servicing of Servicing Shift Whole Loan Will Shift to Other Servicers	95
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	96
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	97
Potential Conflicts of Interest of the Operating Advisor	99
Potential Conflicts of Interest of the Asset Representations Reviewer	100
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	100
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	103
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	104
Other Potential Conflicts of Interest May Affect Your Investment	104
Other Risks Relating to the Certificates	104
The Certificates Are Limited Obligations	104
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	105
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	105
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	108

6

Your Yield May Be Affected by Defaults, Prepayments and Other Factors	110
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	113
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	114
Risks Relating to Modifications of the Mortgage Loans	118
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	119
Risks Relating to Interest on Advances and Special Servicing Compensation	119
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	120
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	120
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	121
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	121
Description of the Mortgage Pool	123
General	123
Certain Calculations and Definitions	124
Definitions	124
Mortgage Pool Characteristics	131
Overview	131
Property Types	133
Mortgage Loan Concentrations	138
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	138
Geographic Concentrations	140
Mortgaged Properties With Limited Prior Operating History	140
Tenancies-in-Common	141
Condominium Interests	141
Fee & Leasehold Estates; Ground Leases	141
Environmental Considerations	143
Redevelopment, Renovation and Expansion	145
Assessments of Property Value and Condition	147
Appraisals	147
Engineering Reports	147
Zoning and Building Code Compliance and Condemnation	147
Litigation and Other Considerations	148
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	148
Tenant Issues	149
Tenant Concentrations	149
Lease Expirations and Terminations	150
Purchase Options and Rights of First Refusal	155
Affiliated Leases	156
Insurance Considerations	156
Use Restrictions	158
Appraised Value	159
Non-Recourse Carveout Limitations	159
Real Estate and Other Tax Considerations	161
Delinquency Information	163
Certain Terms of the Mortgage Loans	163
Amortization of Principal	163
Due Dates; Mortgage Rates; Calculations of Interest	163
ARD Loan	164
Single Purpose Entity Covenants	164
Prepayment Protections and Certain Involuntary Prepayments	165
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	166
Defeasance; Collateral Substitution	167
Partial Releases	168
Escrows	170
Mortgaged Property Accounts	172
Exceptions to Underwriting Guidelines	172
Additional Indebtedness	173
General	173
Whole Loans	173
Mezzanine Indebtedness	173
Preferred Equity	176
Other Secured Indebtedness	176
The Whole Loans	176
General	176

7

The Serviced Whole Loans	179
The Non-Serviced Whole Loans	189
Additional Information	236
Transaction Parties	237
The Sponsors and Mortgage Loan Sellers	237
JPMorgan Chase Bank, National Association	237
German American Capital Corporation	245
The Depositor	253
The Issuing Entity	254
The Trustee	255
The Certificate Administrator	256
The Master Servicer	257
The Special Servicer	261
The Operating Advisor and Asset Representations Reviewer	264
Description of the Certificates	266
General	266
Distributions	268
Method, Timing and Amount	268
Available Funds	268
Priority of Distributions	270
Pass-Through Rates	273
Interest Distribution Amount	274
Principal Distribution Amount	274
Certain Calculations with Respect to Individual Mortgage Loans	276
Excess Interest	277
Application Priority of Mortgage Loan Collections or Whole Loan Collections	278
Allocation of Yield Maintenance Charges and Prepayment Premiums	280
Assumed Final Distribution Date; Rated Final Distribution Date	281
Prepayment Interest Shortfalls	282
Subordination; Allocation of Realized Losses	283
Reports to Certificateholders; Certain Available Information	285
Certificate Administrator Reports	285
Information Available Electronically	290
Voting Rights	295
Delivery, Form, Transfer and Denomination	295
Book-Entry Registration	295
Definitive Certificates	298
Certificateholder Communication	298
Access to Certificateholders’ Names and Addresses	298
Requests to Communicate	298
List of Certificateholders	299
Description of the Mortgage Loan Purchase Agreements	299
General	299
Dispute Resolution Provisions	308
Asset Review Obligations	308
Pooling and Servicing Agreement	308
General	308
Assignment of the Mortgage Loans	309
Servicing Standard	309
Subservicing	310
Advances	311
P&I Advances	311
Servicing Advances	312
Nonrecoverable Advances	313
Recovery of Advances	314
Accounts	315
Withdrawals from the Collection Account	317
Servicing and Other Compensation and Payment of Expenses	319
General	319
Master Servicing Compensation	323
Special Servicing Compensation	325
Disclosable Special Servicer Fees	329
Certificate Administrator and Trustee Compensation	329
Operating Advisor Compensation	329
Asset Representations Reviewer Compensation	330
CREFC® Intellectual Property Royalty License Fee	331
Appraisal Reduction Amounts	331
Maintenance of Insurance	337
Modifications, Waivers and Amendments	340
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	344
Inspections; Collection of Operating Information	345
Collection of Operating Information	346
Special Servicing Transfer Event	346
Asset Status Report	348
Realization Upon Mortgage Loans	351
Sale of Defaulted Loans and REO Properties	353
The Directing Certificateholder	355
General	355
Major Decisions	357
Asset Status Report	360
Replacement of Special Servicer	360
Control Termination Event and Consultation Termination Event	361
Servicing Override	363
Rights of Holders of Companion Loans	363
Limitation on Liability of Directing Certificateholder	364
The Operating Advisor	365

8

General	365
Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing	365
Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing	366
Recommendation of the Replacement of the Special Servicer	368
Eligibility of Operating Advisor	368
Other Obligations of Operating Advisor	368
Delegation of Operating Advisor’s Duties	369
Termination of the Operating Advisor With Cause	370
Rights Upon Operating Advisor Termination Event	370
Waiver of Operating Advisor Termination Event	371
Termination of the Operating Advisor Without Cause	371
Resignation of the Operating Advisor	371
Operating Advisor Compensation	372
The Asset Representations Reviewer	372
Asset Review	372
Eligibility of Asset Representations Reviewer	376
Other Obligations of Asset Representations Reviewer	377
Delegation of Asset Representations Reviewer’s Duties	377
Assignment of Asset Representations Reviewer’s Rights and Obligations	378
Asset Representations Reviewer Termination Events	378
Rights Upon Asset Representations Reviewer Termination Event	379
Termination of the Asset Representations Reviewer Without Cause	379
Resignation of Asset Representations Reviewer	379
Asset Representations Reviewer Compensation	380
Replacement of Special Servicer Without Cause	380
Termination of Master Servicer and Special Servicer for Cause	383
Servicer Termination Events	383
Rights Upon Servicer Termination Event	384
Waiver of Servicer Termination Event	385
Resignation of the Master Servicer and the Special Servicer	385
Limitation on Liability; Indemnification	386
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	388
Dispute Resolution Provisions	389
Certificateholder’s Rights When a Repurchase Request is Initially Delivered By a Certificateholder	389
Repurchase Request Delivered by a Party to the PSA	389
Resolution of a Repurchase Request	390
Mediation and Arbitration Provisions	392
Servicing of the Non-Serviced Mortgage Loans	393
Servicing of the 60 Madison Avenue Whole Loan and the Moffett Gateway Whole Loan	393
Servicing of the 9 West 57th Street Mortgage Loan	393
Servicing of the 10 Hudson Yards Mortgage Loan	396
Servicing of the 693 Fifth Avenue Mortgage Loan	398
Servicing of the Salesforce Tower Mortgage Loan and the 1 Kaiser Plaza Mortgage Loan	401
Servicing of the Westfield San Francisco Centre Mortgage Loan	403
Rating Agency Confirmations	405
Evidence as to Compliance	407
Limitation on Rights of Certificateholders to Institute a Proceeding	408
Termination; Retirement of Certificates	408
Amendment	409
Resignation and Removal of the Trustee and the Certificate Administrator	411
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	412
Certain Legal Aspects of Mortgage Loans	413
General	414
Types of Mortgage Instruments	414
Leases and Rents	414
Personalty	415
Foreclosure	415
General	415
Foreclosure Procedures Vary from State to State	415
Judicial Foreclosure	415

9

Equitable and Other Limitations on Enforceability of Certain Provisions	416
Nonjudicial Foreclosure/Power of Sale	416
Public Sale	416
Rights of Redemption	417
Anti-Deficiency Legislation	418
Leasehold Considerations	418
Cooperative Shares	419
Bankruptcy Laws	419
Environmental Considerations	424
General	424
Superlien Laws	424
CERCLA	424
Certain Other Federal and State Laws	425
Additional Considerations	425
Due-on-Sale and Due-on-Encumbrance Provisions	426
Subordinate Financing	426
Default Interest and Limitations on Prepayments	426
Applicability of Usury Laws	426
Americans with Disabilities Act	427
Servicemembers Civil Relief Act	427
Anti-Money Laundering, Economic Sanctions and Bribery	427
Potential Forfeiture of Assets	428
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	428
Pending Legal Proceedings Involving Transaction Parties	430
Use of Proceeds	430
Yield and Maturity Considerations	430
Yield Considerations	430
General	430
Rate and Timing of Principal Payments	430
Losses and Shortfalls	432
Certain Relevant Factors Affecting Loan Payments and Defaults	432
Delay in Payment of Distributions	433
Yield on the Certificates with Notional Amounts	433
Weighted Average Life	434
Pre-Tax Yield to Maturity Tables	438
Material Federal Income Tax Considerations	441
General	441
Qualification as a REMIC	442
Status of Offered Certificates	443
Taxation of Regular Interests	444
General	444
Original Issue Discount	444
Acquisition Premium	446
Market Discount	446
Premium	447
Election To Treat All Interest Under the Constant Yield Method	447
Treatment of Losses	448
Yield Maintenance Charges and Prepayment Premiums	448
Sale or Exchange of Regular Interests	449
Taxes That May Be Imposed on a REMIC	449
Prohibited Transactions	449
Contributions to a REMIC After the Startup Day	450
Net Income from Foreclosure Property	450
Bipartisan Budget Act of 2015	450
Taxation of Certain Foreign Investors	451
FATCA	452
Backup Withholding	452
Information Reporting	452
3.8% Medicare Tax on “Net Investment Income”	452
Reporting Requirements	452
Certain State and Local Tax Considerations	453
Method of Distribution (Underwriter)	453
Incorporation of Certain Information by Reference	455
Where You Can Find More Information	455
Financial Information	456
Certain ERISA Considerations	456
General	456
Plan Asset Regulations	457
Administrative Exemptions	457
Insurance Company General Accounts	459
Legal Investment	460
Legal Matters	460
Ratings	461
Index of Defined Terms	463

10

ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-2	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-3	DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS
ANNEX B	FORM OF REPORT TO CERTIFICATEHOLDERS
ANNEX C	FORM OF OPERATING ADVISOR ANNUAL REPORT
ANNEX D-1	JPMCB MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX D-2	EXCEPTIONS TO JPMCB MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX E-1	GACC MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX E-2	EXCEPTIONS TO GACC MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX F	CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE
ANNEX G	ASSUMED PRINCIPAL PAYMENT SCHEDULE FOR THE MOFFETT GATEWAY MORTGAGE LOAN

11

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE.

IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE

12

CERTIFICATES—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in This Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

•	Summary of Certificates, commencing on page 3 of this prospectus, which sets forth important statistical information relating to the certificates;

•	Summary of Terms, commencing on page 19 of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

•	Risk Factors, commencing on page 53 of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page 463 of this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

•	the terms “depositor”, “we”, “us” and “our” refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

•	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA (THE “EEA”) WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF CERTIFICATES. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS PROSPECTUS AS-COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

13

NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION AND THE PROVISION IMMEDIATELY BELOW, “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A)    TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B)    TO FEWER THAN 150 NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE ISSUING ENTITY FOR ANY SUCH OFFER; OR

(C)    IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A) TO (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC” IN RELATION TO ANY OFFERED CERTIFICATE IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT RELEVANT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT RELEVANT MEMBER STATE.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT,

14

PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH RULE 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

15

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND

16

FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA, (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

THE REPUBLIC OF KOREA

THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS THIS PROSPECTUS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE

17

OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

CANADA

THE OFFERED CERTIFICATES MAY BE SOLD ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (NI 33-105), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

18

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Depositor	J.P. Morgan Chase Commercial Mortgage Securities Corp., a Delaware corporation, a wholly-owned subsidiary of JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States of America, which is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation. The depositor’s address is 383 Madison Avenue, 31st Floor, New York, New York 10179, and its telephone number is (212) 834-5467. See “Transaction Parties—The Depositor”.

Issuing Entity	JPMDB Commercial Mortgage Securities Trust 2016-C4, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors	The sponsors of this transaction are:

•	JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States of America; and

•	German American Capital Corporation, a Maryland corporation.

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

JPMorgan Chase Bank, National Association is also an affiliate of each of the depositor and J.P. Morgan Securities LLC, one of the underwriters and an initial purchaser of the non-offered certificates. German American Capital Corporation is an affiliate of Deutsche Bank Securities Inc., one of the underwriters and an initial purchaser of the non-offered certificates. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

19

The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans

Sponsor	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
JPMCB(1)	18	$ 605,592,013	53.9%
GACC(2)(3)(4)	18	518,786,744	46.1
Total	36	$ 1,124,378,757	100.0%

(1)	One (1) mortgage loan identified as “Fresno Fashion Fair Mall” on Annex A-1, representing approximately 5.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was co-originated by JPMorgan Chase Bank, National Association and Société Générale. One (1) mortgage loan identified as “Westfield San Francisco Centre” on Annex A-1, representing approximately 2.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was co-originated by JPMorgan Chase Bank, National Association and Deutsche Bank AG, New York Branch (an affiliate of German American Capital Corporation).

(2)	Fifteen (15) mortgage loans identified as “Starbucks Center”, Nashville Technology Office Campus”, “60 Madison Avenue”, “Westin Memphis”, “Riverside Center”, “100 Oceangate”, “Shops at Avenue North”, “Riverwood Corporate Center I & III”, “Lake Pointe Corporate Center”, “Beacon South Beach”, “Cambridge Office”, “Homewood Suites Troy”, “The Comeau Building West Palm Beach”, “Coliseum Meadows” and “Conquistador Apartments” on Annex A-1, representing approximately 36.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were originated by Deutsche Bank AG, New York Branch (an affiliate of German American Capital Corporation) and acquired by German American Capital Corporation.

(3)	One (1) mortgage loan identified as “10 Hudson Yards” on Annex A-1, representing approximately 7.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was co-originated by Deutsche Bank AG, New York Branch (an affiliate of German American Capital Corporation) and Goldman Sachs Mortgage Company and acquired by German American Capital Corporation.

(4)	Two (2) mortgage loans identified as “Sorrento Pines” and “ACG Manufactured Housing Portfolio II” on Annex A-1, representing approximately 2.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were originated by Cantor Commercial Real Estate Lending, L.P. and acquired by German American Capital Corporation. German American Capital Corporation has re-underwritten such mortgage loans in accordance with the procedures described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation” in this prospectus.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicer	Wells Fargo Bank, National Association, a national banking association, will be the master servicer and will be responsible for the master servicing and administration of the mortgage loans and the related companion loans pursuant to the pooling and servicing agreement (other than any mortgage loan and companion loan that is part of a whole loan and serviced under the trust and servicing agreement or pooling and servicing agreement, as applicable, indicated in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The

20

principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

Prior to the applicable servicing shift securitization date, the related servicing shift whole loan will be serviced by the master servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, the related servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The 60 Madison Avenue Whole Loan”, “—The Moffett Gateway Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The master servicer of each non-serviced mortgage loan is set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer	Midland Loan Services, a Division of PNC Bank, National Association will act as special servicer with respect to the mortgage loans (other than any excluded special servicer loan) and the related companion loans other than with respect to any non-serviced mortgage loan set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating and providing or withholding consent and processing all major decisions and performing certain enforcement actions relating to such mortgage loans and related companion loans for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. Midland Loan Services, a Division of PNC Bank, National Association was appointed to be the special servicer by BlackRock Realty Advisors, Inc., as agent for its managed account, is expected to purchase the Class E, Class F and Class NR certificates (and may on behalf of one or more managed funds or accounts purchase other classes of certificates), and, on the closing date, is expected to be the initial directing certificateholder with respect to each mortgage loan (other than (i) any non-serviced mortgage loan, (ii) any servicing shift mortgage loan, and (iii) any excluded loan). The principal servicing office of the special servicer is located at 10851 Mastin Street, Building 82, Suite 300, Overland

21

Park, Kansas 66210. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

Prior to the applicable servicing shift securitization date, the related servicing shift whole loan, if necessary, will be specially serviced by the special servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, the related servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The 60 Madison Avenue Whole Loan”, “—The Moffett Gateway Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

As of June 30, 2016, an affiliate of Midland Loan Services, a Division of PNC Bank, National Association, owns approximately 21.2% voting interest in BlackRock Inc., an affiliate of BlackRock Realty Advisors, Inc., and has certain rights under a shareholder agreement with respect to corporate governance, including membership on the board of directors.

Midland Loan Services, a Division of PNC Bank, National Association assisted BlackRock Realty Advisors, Inc. (or its affiliate) with due diligence relating to the mortgage loans to be included in the mortgage pool.

If the special servicer obtains knowledge that it is a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder or the controlling class certificateholder on its behalf will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

The special servicer of each non-serviced mortgage loan is set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and

22

Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Wilmington Trust, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than any non-serviced mortgage loan) and the related companion loans. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.

The initial mortgagee of record with respect to the servicing shift mortgage loans will be the trustee under the pooling and servicing agreement. From and after the related servicing shift securitization date, the mortgagee of record with respect to the related servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement.

With respect to each non-serviced mortgage loan, the entity set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association, a national banking association, will initially act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The office of the certificate administrator is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer services, at Sixth Street & Marquette Avenue, Minneapolis, Minnesota 55479-0113. See “Transaction Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to the servicing shift mortgage loans will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After the related servicing shift securitization date, the custodian of the mortgage file (other than the promissory note evidencing the related servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction.

23

See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction (i) with respect to a non-serviced mortgage loan or any related REO property, (ii) with respect to the Moffett Gateway mortgage loan or any related REO property, until the occurrence and continuance of a control appraisal period pursuant to the related intercreditor agreement or (iii) with respect to the servicing shift whole loans or any related REO property. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Moffett Gateway Whole Loan—Consultation and Control” and “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations Reviewer	Pentalpha Surveillance LLC, a Delaware limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of certificateholders have voted to direct a review of such delinquent mortgage loans.

See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any non-serviced mortgage loan, (ii) any servicing shift mortgage loan, (iii) the Moffett Gateway mortgage loan until the occurrence and continuance of a control appraisal period pursuant to the related intercreditor agreement and (iv) any excluded loan), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than 50% of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). An “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate principal balance), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate. See

24

“Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Moffett Gateway Whole Loan—Consultation and Control” and “Pooling and Servicing Agreement—The Directing Certificateholder”. However, in certain circumstances there may be no directing certificateholder even if there is a controlling class, and in other circumstances there will be no controlling class.

The controlling class will be the most subordinate class of the Class E, Class F and Class NR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that during such time as the Class E certificates would be the controlling class, the holders of such certificates will have the right to irrevocably waive their right to appoint a directing certificateholder or to exercise any of the rights of the controlling class certificateholder. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

It is anticipated that BlackRock Realty Advisors, Inc., as agent for its managed account, will purchase the Class E, Class F and Class NR certificates (and may purchase certain other classes of certificates), and, on the closing date, is expected to be the initial directing certificateholder with respect to each mortgage loan (other than (i) any non-serviced mortgage loan, (ii) any servicing shift mortgage loan, and (iii) any excluded loan).

With respect to each of the servicing shift whole loans identified as “60 Madison Avenue” and “Moffett Gateway” on Annex A-1, the holder of the 60 Madison Avenue pari passu companion loan identified as note A-1 and the holder of the Moffett Gateway subordinate companion loan (prior to a control appraisal period under the related co-lender agreement) and the holder of the Moffett Gateway pari passu companion loan identified as note A-2 (after the occurrence or a control appraisal period), as applicable, will be the related controlling noteholder, and will be entitled to certain consent and consultation rights with respect to the related servicing shift whole loan under each respective intercreditor agreement. From and after the related servicing shift securitization date, the directing certificateholder of each servicing shift whole loan is expected to be the directing certificateholder under the related servicing shift pooling and servicing agreement, subject to, in the case of the Moffett Gateway whole loan, the rights of the holder of the related subordinate companion loan. The directing certificateholder of this securitization will only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting each of the servicing shift mortgage loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The 60 Madison Avenue Whole Loan” and “—The Moffett Gateway Whole Loan”.

The entity identified in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the

25

initial directing certificateholder under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan (other than the 9 West 57th Street whole loan), which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Holder of a Subordinate

Companion Loan	Four (4) mortgage loans identified as “9 West 57th Street”, “10 Hudson Yards”, “Moffett Gateway” and “Westfield San Francisco Centre” on Annex A-1, collectively representing approximately 20.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are comprised of one or more senior notes (included in the issuing entity), one or more senior pari passu notes (not included in the issuing entity) and one or more subordinate notes (not included in the issuing entity).

With respect to the mortgage loan identified as “Moffett Gateway” on Annex A-1, pursuant to the intercreditor agreement, the holder of the related subordinate companion loan will have the right to cure certain defaults with respect to the related mortgage loan and the right to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan under certain limited default circumstances. In addition, prior to the occurrence and continuance of a control appraisal period under the related intercreditor agreement, the holder of the related subordinate companion loan will have the right to approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan under certain circumstances. The holder of the related subordinate companion loan will also have the right under the related intercreditor agreement to replace the special servicer with respect to the Moffett Gateway mortgage loan at any time prior to the occurrence and continuance of a control appraisal period under the related intercreditor agreement, subject to the requirements provided for in the related intercreditor agreement. As of the closing date, JPMorgan Chase Bank, National Association is expected to be the holder of the Moffett Gateway subordinate companion loan; however, it may sell such subordinate companion loan to an unaffiliated third party in the future. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Moffett Gateway Whole Loan” and “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”.

Certain Affiliations	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest”.

26

Relevant Dates And Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the related due date in November 2016, or with respect to any mortgage loan that has its first due date in December 2016, the date that would otherwise have been the related due date in November 2016.

Closing Date	On or about November 22, 2016.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in December 2016.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in North Carolina, California, New York, Kansas, Minnesota, Pennsylvania or any of the jurisdictions in which the respective primary servicing offices of either the master servicer or the special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

27

Assumed Final Distribution

Date; Rated Final

Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	November 2021
Class A-2	September 2026
Class A-3	October 2026
Class A-SB	June 2026
Class X-A	October 2026
Class X-B	November 2026
Class A-S	October 2026
Class B	November 2026
Class C	November 2026

The rated final distribution date will be the distribution date in December 2049.

28

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

29

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2016-C4:

•	Class A-1

•	Class A-2

•	Class A-3

•	Class A-SB

•	Class X-A

•	Class X-B

•	Class A-S

•	Class B

•	Class C

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-C, Class D, Class E, Class F, Class NR and Class R.

The certificates will collectively represent beneficial ownership in the issuing entity, a New York common law trust created by J.P. Morgan Chase Commercial Mortgage Securities Corp. The trust’s assets will primarily be thirty-six (36) fixed rate commercial mortgage loans secured by first mortgage liens on forty-two (42) mortgaged properties. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”. The mortgage loans are comprised of (i) twenty-five (25) mortgage loans (which have no related pari passu or subordinate interest secured by the related mortgaged property or properties), (ii) seven (7) mortgage loans, each represented by one or more pari passu portions of a whole loan (each of which has one or more related pari passu interests that are not assets of the issuing entity secured by the related mortgaged property or properties) and (iii) four (4) mortgage loans, each represented by one or more senior pari passu portions of a whole loan and one or more subordinate companion loans that are not assets of the issuing entity secured by the related mortgaged property or properties.

30

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approximate Initial Certificate Balance or Notional Amount	Approx. % of Cut-off Date Balance	Approx. Initial Credit Support(1)
Class A-1	$38,299,000	3.406%	30.000%
Class A-2	$300,000,000	26.681%	30.000%
Class A-3	$381,323,000	33.914%	30.000%
Class A-SB	$67,443,000	5.998%	30.000%
Class X-A	$879,826,000	NAP	NAP
Class X-B	$61,841,000	NAP	NAP
Class A-S	$92,761,000	8.250%	21.750%
Class B	$61,841,000	5.500%	16.250%
Class C	$47,786,000	4.250%	12.000%

(1)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates represents the approximate credit enhancement for the Class A-1, Class A-2, Class A-3 and Class A-SB certificates in the aggregate.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:

Class	Approximate Initial Pass-Through Rate(1)
Class A-1%
Class A-2%
Class A-3%
Class A-SB	%
Class X-A	%(2)
Class X-B	%(2)
Class A-S	%
Class B	%
Class C	%

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-S, Class B and Class C certificates, in each case and on each distribution date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a variable rate equal to the lesser of a specified fixed rate and the rate described in clause (ii) above, or (iv) the rate described in clause (ii) less a specified percentage.

(2)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class B certificates for the related distribution date. For purposes of calculating the weighted average of the net mortgage rates on the mortgage loans for each

31

distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A, Class X-B and Class X-C certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C.  Servicing and

Administration Fees	The master servicer and the special servicer are entitled to a master servicing fee and a special servicing fee, respectively, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), the serviced companion loans and any related REO loans and, with respect to the special servicing fees, if the related loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans. The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and the related serviced companion loans at the servicing fee rate equal to a per annum rate ranging from 0.00375% to 0.05250%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and the related serviced companion loans as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to a per annum rate of 0.25000%. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

32

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and the related serviced companion loans will be paid by the master servicer or special servicer, respectively, out of the fees described above.

The master servicer and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00540%. The trustee fee is payable by the certificate administrator from the certificate administrator fee and is equal to $290 per month.

The operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (excluding any non-serviced mortgage loan, any servicing shift mortgage loan and any companion loan) at a per annum rate equal to 0.00255%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (excluding any non-serviced mortgage loan, any servicing shift mortgage loan and any companion loan) at a per annum rate equal to 0.00066%. Upon the completion of any asset review, the asset representations reviewer will be entitled to a reasonable hourly fee (to be paid by the applicable mortgage loan seller except as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus) upon the completion of the review it conducts with respect to certain delinquent mortgage loans, which will be subject to a maximum amount as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for

33

use of its name and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the related non-serviced master servicer and/or sub-servicer under the applicable non-serviced trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that loan will be entitled to a primary servicing fee (and, where applicable, sub-servicing fee) at a rate equal to a per annum rate set forth in the table below, and the related non-serviced special servicer under the applicable non-serviced trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the related non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Mortgage Loans(1)

Non-Serviced Mortgage Loan	Primary Servicing Fee and Sub-Servicing Fee Rate(2)	Special Servicer Fee Rate
9 West 57th Street	0.00125%	0.25000%
10 Hudson Yards	0.00125%	0.25000%
693 Fifth Avenue	0.00250%	0.25000%
1 Kaiser Plaza	0.00250%	0.25000%
Salesforce Tower	0.00250%	0.25000%
Westfield San Francisco Centre	0.00125%	0.25000%

(1)	Does not reflect the 60 Madison Avenue mortgage loan or the Moffett Gateway mortgage loan, each a servicing shift mortgage loan. With respect to each servicing shift mortgage loan, after the securitization of the related controlling pari passu companion loan, such mortgage loan will be a non-serviced mortgage loan, and the related servicing shift master servicer and related

34

servicing shift special servicer under the related servicing shift pooling and servicing agreement will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in such related servicing shift pooling and servicing agreement.

(2)	The related non-serviced master servicer and/or sub-servicer under the applicable non-serviced trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a primary servicing fee (and in certain cases, a sub-servicing fee) at a rate equal to a per annum rate set forth in the chart, which is included as part of the servicing fee rate.

Distributions

A.  Amount and Order of

Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer, (ii) any yield maintenance charges and prepayment premiums and (iii) any excess interest distributable to the Class NR certificates, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A, Class X-B and Class X-C certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex F, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero and (e) fifth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates other than the Class A-1, Class A-2, Class A-3 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, to reimburse the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest on that amount at the pass-through rate for such classes;

35

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates in the amount of their interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates in the amount of their interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates in the amount of their interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Seventh, to the non-offered certificates (other than the Class X-C and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B.  Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

36

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.
C. Yield Maintenance Charges,
Prepayment Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination, Allocation of
Losses and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class R certificates) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B or Class X-C certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B and Class X-C certificates and, therefore, the amount of interest they accrue.

(1)	The Class X-A, Class X-B and Class X-C certificates are interest-only certificates and the Class X-C certificates are not offered by this prospectus.
(2)	Other than the Class X-C and Class R certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of certificates (other than the

37

Class X-A, Class X-B, Class X-C or Class R certificates) will reduce the certificate balance of that class of certificates.

The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S certificates. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class B certificates. The notional amount of the Class X-C certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class C and Class D certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities:

	•	shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

	•	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

	•	shortfalls resulting from the application of appraisal reductions to reduce interest advances;

	•	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

	•	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and

	•	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of

38

certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

F. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on the mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class NR certificates on the related distribution date. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement. The Class NR certificates will be entitled to such distributions of excess interest notwithstanding any reduction of their related certificate balance to zero.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan, including any non-serviced mortgage loan or REO loan (other than any portion of a REO loan related to a companion loan), unless the master servicer or the special servicer determines that the advance would be nonrecoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.

39

None of the master servicer, the special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan that is not held by the issuing entity. None of the master servicer, special servicers or trustee will make or be permitted to make any advance in connection with the exercise of any cure rights or purchase rights granted to the holder of any companion loan under the related co-lender agreement.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection Advances	The master servicer may be required to make advances with respect to mortgage loans and related companion loans that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

• protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

• maintain the lien on the related mortgaged property; and/or

• enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (with interest thereon) (unless the master servicer determines that the advance would be nonrecoverable in which case it will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to a non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to, and the applicable special servicer may, make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “prime rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts

40

otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed. See “Pooling and Servicing Agreement—Advances”.

With respect to a non-serviced mortgage loan, the applicable makers of advances under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the related non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced mortgage loan and to the extent allocable to a non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be thirty-six (36) fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in forty-two (42) commercial, multifamily and manufactured housing properties. See “Description of the Mortgage Pool—Additional Indebtedness”. See also “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $1,124,378,757.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the thirty-six (36) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each of the loans in the table below is part of a larger whole loan, each of which is comprised of (i) the related mortgage loan, (ii) one or more loans that are pari passu in right of payment to the related mortgage loan and evidenced by separate promissory notes (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”) and (iii) in the case of four (4) mortgage loans in the following table, one or more loans that are subordinate in right of payment to the related mortgage loan and any related pari passu companion loans (each referred to in this prospectus as a “subordinate companion loan” or a “companion loan”). Each of the pari passu companion loans and the subordinate companion loans are referred to in this prospectus as a “companion loan”. The companion loans, together with their related mortgage loans, are each referred to in this prospectus as a “whole loan”.

41

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Companion Loan(s) Cut-off Date Balance	Whole Loan LTV Ratio(1)	Whole Loan Underwritten NCF DSCR(1)
9 West 57th Street	$80,000,000	7.1%	$933,724,000	$186,276,000	35.3%	3.08x
10 Hudson Yards	$80,000,000	7.1%	$628,100,000	$191,900,000	41.9%	3.29x
Starbucks Center	$65,000,000	5.8%	$75,000,000	NAP	30.9%	3.16x
Fresno Fashion Fair Mall	$60,000,000	5.3%	$265,000,000	NAP	57.5%	2.14x
60 Madison Avenue	$45,000,000	4.0%	$55,000,000	NAP	50.0%	2.25x
Moffett Gateway	$43,000,000	3.8%	$200,000,000	$102,000,000	65.3%	1.43x
693 Fifth Avenue	$42,500,000	3.8%	$207,500,000	NAP	47.6%	1.00x
1 Kaiser Plaza	$37,100,000	3.3%	$60,000,000	NAP	45.8%	2.16x
Salesforce Tower	$30,000,000	2.7%	$78,000,000	NAP	59.6%	2.47x
100 East Wisconsin Avenue	$28,718,093	2.6%	$24,928,900	NAP	65.2%	1.77x
Westfield San Francisco Centre	$23,529,000	2.1%	$409,548,000	$124,923,000	45.7%	2.85x

(1)	Calculated including any related pari passu companion loan(s) and the related subordinate companion loans but excluding any mezzanine loan. The Whole Loan LTV Ratio for certain whole loans may be based on a hypothetical valuation other than an “as-is” value. See “Description of the Mortgage Pool—Appraised Value” for additional information.

The Starbucks Center whole loan, the Fresno Fashion Fair Mall whole loan and the 100 East Wisconsin Avenue whole loan will be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction and are each referred to in this prospectus as a “serviced whole loan”, and the related companion loans are referred to in this prospectus as “serviced companion loans”.

The 60 Madison Avenue whole loan and the Moffett Gateway whole loan, each a “servicing shift whole loan”, will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling companion loan is securitized (the “servicing shift securitization date”), it is anticipated that the related servicing shift whole loan will be serviced under, and by the master servicer designated in, the related pooling and servicing agreement entered into in connection with such securitization (the “servicing shift pooling and servicing agreement”). Prior to the related servicing shift securitization date, the related servicing shift whole loan will be a “serviced whole loan”. On and after the related servicing shift securitization date, the related servicing shift whole loan will be a “non-serviced whole loan”.

The whole loans identified in the table below will not be serviced under the pooling and servicing agreement and instead will each be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified below relating to the related controlling companion loan and are each referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loans are each referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

42

Non-Serviced Whole Loans(1)

Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
9 West 57th Street	JPMCC 2016-NINE	7.1%	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Wilmington Trust, National Association
10 Hudson Yards	Hudson Yards 2016-10HY	7.1%	Wells Fargo Bank, National Association	AEGON USA Realty Advisors, LLC	Wilmington Trust, National Association
693 Fifth Avenue	DBJPM 2016-C3	3.8%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association
1 Kaiser Plaza	JPMCC 2016-JP3	3.3%	Midland Loan Services, a Division of PNC Bank, National Association	Torchlight Investors, LLC	Wells Fargo Bank, National Association
Salesforce Tower	JPMCC 2016-JP3	2.7%	Midland Loan Services, a Division of PNC Bank, National Association	Torchlight Investors, LLC	Wells Fargo Bank, National Association
Westfield San Francisco Centre	DBJPM 2016-SFC	2.1%	Wells Fargo Bank, National Association	Pacific Life Insurance Company	Wilmington Trust, National Association

Loan Name	Certificate Administrator	Custodian	Operating Advisor	Asset Representations Reviewer	Directing Certificateholder
9 West 57th Street	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	N/A	N/A	None(2)
10 Hudson Yards	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	N/A	N/A	N/A
693 Fifth Avenue	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	BlackRock Realty Advisors, Inc.
1 Kaiser Plaza	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	Torchlight Investors, LLC
Salesforce Tower	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	Torchlight Investors, LLC
Westfield San Francisco Centre	Deutsche Bank Trust Company Americas	Deutsche Bank Trust Company Americas	N/A	N/A	Prima Capital Advisors LLC

(1)	Does not reflect the 60 Madison Avenue mortgage loan or the Moffett Gateway mortgage loan, each a servicing shift mortgage loan. With respect to each servicing shift mortgage loan, after the securitization of the related controlling pari passu companion loan, such mortgage loan will be a non-serviced mortgage loan, and the related servicing shift master servicer and related servicing shift special servicer under the related servicing shift pooling and servicing agreement will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in such related servicing shift pooling and servicing agreement.
(2)	The 9 West 57th Street whole loan does not have a directing certificateholder and no entity is entitled to exercise the related control and consultation rights generally attributed to a directing certificateholder with respect to the 9 West 57th Street mortgage loan.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including

43

loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan(s) or any other subordinate debt encumbering the related mortgaged property, any related mezzanine debt or any preferred equity. Unless specifically indicated, no subordinate companion loans are included in the presentation of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1 and Annex A-2 to this prospectus).

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Additional Information” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

44

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$1,124,378,757
Number of mortgage loans	36
Number of Mortgaged Properties	42
Range of Cut-off Date Balances	$2,497,497 to $80,000,000
Average Cut-off Date Balance	$31,232,743
Range of Mortgage Rates	2.85950% to 5.25000%
Weighted average Mortgage Rate	3.86235%
Range of original terms to maturity(2)	120 months to 126 months
Weighted average original term to maturity(2)	120 months
Range of remaining terms to maturity(2)	115 months to 125 months
Weighted average remaining term to maturity(2)	119 months
Range of original amortization term(3)(4)	300 months to 360 months
Weighted average original amortization term(3)(4)	356 months
Range of remaining amortization terms(3)(4)	300 months to 360 months
Weighted average remaining amortization term(3)(4)	355 months
Range of LTV Ratios as of the Cut-off Date (5)(6)	29.8% to 74.9%
Weighted average LTV Ratio as of the Cut-off Date(5)(6)	56.0%
Range of LTV Ratios as of the maturity date(2)(5)(6)	29.8% to 64.9%
Weighted average LTV Ratio as of the maturity date(2)(5)(6)	49.6%
Range of UW NCF DSCR(6)(7)	1.00x to 4.18x
Weighted average UW NCF DSCR(6)(7)	2.16x
Range of UW NOI Debt Yield(6)	6.4% to 15.8%
Weighted average UW NOI Debt Yield(6)	10.6%
Percentage of Initial Pool Balance consisting of:
Interest Only-Balloon	41.1%
Interest Only	31.6%
Balloon	21.5%
ARD-Interest Only	5.8%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to one (1) mortgage loan with an anticipated repayment date, identified as “Starbucks Center”, on Annex A-1, representing approximately 5.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, calculated as of the anticipated repayment date.

(3)	In the case of one (1) mortgage loan identified as “Moffett Gateway” on Annex A-1, representing approximately 3.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the loan will amortize based on the assumed principal payment schedule set forth on Annex G.

(4)	Excludes eight (8) mortgage loans identified as “9 West 57th Street”, “10 Hudson Yards”, “Starbucks Center”, “Fresno Fashion Fair Mall”, “60 Madison Avenue”, “1 Kaiser Plaza”, “Salesforce Tower” and “Westfield San Francisco Centre” on Annex A-1, representing approximately 37.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that are interest only for the entire term or until their anticipated repayment date.

(5)	With respect to ten (10) mortgaged properties identified as “10 Hudson Yards”, “PNC Center”, “Moffett Gateway”, “Embassy Suites Monterey Bay Seaside”, “Salesforce Tower”, “100 East Wisconsin Avenue”, “Shops at Avenue North”, “Bond Street Portfolio—Butler Crossing”, “Firethorne Retail Center” and “Conquistador Apartments” on Annex A-1, securing or partially securing ten (10) mortgage loans representing approximately 29.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the loan-to-value ratios were calculated based upon a valuation other than an “as-is” value of each related mortgaged property. The remaining mortgage loans were calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”. For further information, see Annex A-1. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value”.

45

(6)	With respect to eleven (11) mortgage loans identified as “9 West 57th Street”, “10 Hudson Yards”, “Starbucks Center”, “Fresno Fashion Fair Mall”, “60 Madison Avenue”, “Moffett Gateway”, “693 Fifth Avenue”, “1 Kaiser Plaza”, “Salesforce Tower”, “100 East Wisconsin Avenue” and “Westfield San Francisco Centre” on Annex A-1, representing approximately 47.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each of which has one or more pari passu companion loans that are not included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yields have been calculated including the related pari passu companion loan(s). With respect to four (4) mortgage loans identified as “9 West 57th Street”, “10 Hudson Yards”, “Moffett Gateway” and “Westfield San Francisco Centre” on Annex A-1, representing approximately 20.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the calculation of the debt service coverage ratios, loan-to-value ratios and debt yields includes any pari passu companion loans, as applicable, but excludes the related subordinate companion loans. The underwritten net cash flow debt service coverage ratio, related loan-to-value ratio as of the cut-off date and underwritten net operating income debt yield including the related subordinate companion loans are: (a) with respect to the mortgage loan identified as “9 West 57th Street” on Annex A-1, 3.08x, 35.3% and 9.0%, respectively, (b) with respect to the mortgage loan identified as “10 Hudson Yards” on Annex A-1, 3.29x, 41.9% and 10.2%, respectively, (c) with respect to the mortgage loan identified as “Moffett Gateway” on Annex A-1, 1.43x, 65.3% and 8.4%, respectively, and (d) with respect to the mortgage loan identified as “Westfield San Francisco Centre” on Annex A-1, 2.85x, 45.7% and 10.1%, respectively.

(7)	Underwritten debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date; provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity or its anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable immediately following the expiration of the interest-only period. With respect to one (1) mortgage loan identified as “Moffett Gateway” on Annex A-1, representing approximately 3.8% of the aggregate principal balance of the mortgage loans as of the cut-off date, the principal payments used for calculating the underwritten net cash flow debt service coverage ratio were based on the assumed principal payment schedule set forth on Annex G. Certain assumptions and/or adjustments were made to the underwritten net cash flow. For example, with respect to thirteen (13) mortgaged properties identified as “9 West 57th Street”, “Windsor Square”, “PNC Center”, “Moffett Gateway”, “693 Fifth Avenue”, “1 Kaiser Plaza”, “Salesforce Tower”, “Arborwood at Mann Road Apartments”, “Westfield San Francisco Centre” and “Bond Street Portfolio”, and on Annex A-1, securing ten (10) mortgage loans representing approximately 36.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date certain assumptions and/or adjustments were made to the underwritten net cash flow reflected in the table above. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other mortgage loans in the mortgage pool.

All of the mortgage loans accrue interest on an actual/360 basis. For further information regarding the Mortgage Loans, see “Description of the Mortgage Pool”.

Modified and Refinanced Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency.

In addition, none of the mortgage loans were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs or used to finance the purchase of an REO property at a loss in connection with the origination of the mortgage loan.

46

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Loans Underwritten Based on
Limited Operating Histories	With respect to nine (9) mortgaged properties identified as “10 Hudson Yards”, “Moffett Gateway”, “The Hamptons”, “Riverside Center”, “Arborwood at Mann Road Apartments”, “Bond Street Portfolio—Lawrenceville Center”, “Bond Street Portfolio—Hamilton Crossing”, “Bond Street Portfolio—Butler Crossing” and “Firethorne Retail Center” on Annex A-1, securing or partially securing seven (7) mortgage loans representing approximately 20.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no or limited prior operating history, (ii) were acquired by the related borrower or any affiliate of such borrower or were vacant within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information (or provided limited historical financial information) for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool”.

Certain Variances from
Underwriting Standards	Certain of the mortgage loans may vary from the underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. With respect to one (1) mortgaged property identified as “Westin Memphis” on Annex A-1, securing one (1) mortgage loan representing approximately 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the borrower is not required to reserve monthly FF&E until the completion of a property improvement plan. In addition, with respect to one (1) mortgaged property identified as “Homewood Suites Troy” on Annex A-1, securing one (1) mortgage loan representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the Cut-off Date LTV ratio is 71.3%. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

47

Registration, Clearance and
Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Information Available to
Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

• Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., Interactive Data Corporation, CMBS.com, Inc., Markit Group Limited, Moody’s Analytics and Thomson Reuters Corporation;

• The certificate administrator’s website initially located at www.ctslink.com; and

• The master servicer’s website initially located at www.wellsfargo.com/com/comintro.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than (or, in the case of clause (ii) below, less than or equal to) the greater of (i) 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, or (ii) if the mortgage loan identified on Annex A-1 as “Moffett Gateway” is an asset of the trust fund, the product of (x) a percentage that is calculated by dividing (A) the sum of the outstanding principal balance of the mortgage loan identified on Annex A-1 as “Moffett Gateway” on any date of determination and 1% of the aggregate principal balance of the mortgage loans as of the cut-off date by (B) the aggregate principal balance of the

48

mortgage loans as of the cut-off date and (y) the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus; provided, however, that this termination right will not be exercisable at the percentage threshold specified in clause (ii) above earlier than the distribution date in November 2026.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (other than the Class R certificates) for the mortgage loans held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-S, Class B, Class C and Class D certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class R certificates) and (iii) the master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or
Substitutions of Mortgage
Loans; Loss of Value Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances, the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan) and/or related REO properties and may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests

49

of the certificateholders and the related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).

If a non-serviced mortgage loan with a related pari passu companion loan becomes a defaulted loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, for the related pari passu companion loan determines to sell such pari passu companion loan, then that special servicer will be required to sell the related non-serviced mortgage loan together with the related pari passu companion loan and, in the case of the 9 West 57th Street whole loan, the 10 Hudson Yards whole loan and the Westfield San Francisco Centre whole loan only, the related subordinate companion loans, in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and the excess interest distribution account) as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.

In addition, the portion of the issuing entity consisting of the excess interest accrued on the mortgage loan with an anticipated repayment date, beneficial ownership of which is represented by the Class NR certificates, will be treated as a grantor trust for federal income tax purposes.

Pertinent federal income tax consequences of an investment in the offered certificates include:

• Each class of offered certificates will represent REMIC “regular interests” as further described in “Material Federal Income Tax Considerations”.

• The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

• You will be required to report income on your offered certificates using the accrual method of accounting.

• It is anticipated that the Class and Class certificates will be issued with original issue discount and that the Class certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

50

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

With respect to one (1) mortgaged property identified as “693 Fifth Avenue” on Annex A-1, securing one (1) mortgage loan representing approximately 3.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the borrower sponsor owns a 20.0% non-controlling equity interest in the parent company of one of the nationally recognized statistical rating organizations engaged by the depositor to rate the certificates.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

51

[THIS PAGE INTENTIONALLY LEFT BLANK]

52

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

53

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

•	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters, civil unrest and/or protests and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

•	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

54

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the characteristics and desirability of the area where the property is located;

•	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	a decline in the businesses operated by tenants or in their financial condition;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

•	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences;

•	political factors;

•	environmental factors;

•	seismic activity risk;

•	retroactive changes in building codes;

•	changes or continued weakness in specific industry segments;

•	location of certain mortgaged properties in less densely populated or less affluent areas; and

•	the public perception of safety for customers and clients.

55

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

•	the quality and creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which new rentals occur; and

•	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General.

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property. Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	a significant tenant were to become a debtor in a bankruptcy case;

•	rental payments could not be collected for any other reason; or

•	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

56

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses.

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

•	the financial effect of the absence of rental income may be severe;

•	more time may be required to re-lease the space; and

•	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks.

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

57

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks.

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease.

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure.

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of

58

the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow.

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

•	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

•	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

•	if the related borrower fails to provide a designated number of parking spaces,

•	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

•	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

•	if a tenant’s use is not permitted by zoning or applicable law,

•	if the tenant is unable to exercise an expansion right,

•	if the landlord defaults on its obligations under the lease,

•	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

•	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

•	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

•	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

•	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

•	in the case of government sponsored tenants, any time or for lack of appropriations, or

•	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

59

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks.

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

•	the adaptability of the building to changes in the technological needs of the tenants;

•	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and

•	in the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

60

Retail Properties Have Special Risks

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration. Retail properties that have anchor tenant-owned stores often have reciprocal easement and/or operating agreements (each, an “REA”) between the retail property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is often required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent. However, the presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Many of the retail properties that will secure one or more mortgage loans will also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

•	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or the termination of an anchor tenant’s or shadow anchor tenant’s lease;

•	if the anchor tenant or shadow anchor tenant decides to vacate;

•	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

•	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor or a change in use or in the nature of its retail operations (notwithstanding its continued payment of rent).

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, it is common for anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers to have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, such anchor tenants or shadow

61

anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain of the tenants or anchor tenants of the retail properties may have operating covenants in their leases or operating agreements which permit those tenants or anchor tenants to cease operating, reduce rent or terminate their leases if the subject store is not meeting the minimum sales requirement under its lease.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans that may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to litigation against the related borrower. We cannot assure you that these anchor tenant and tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or tenants who did not provide estoppels prior to origination. We cannot assure you that the failure to have obtained related estoppel information will not have a material adverse effect on the related mortgage loans.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in this prospectus or that the net operating income contributed by the mortgaged properties will remain at the level specified in this prospectus or remain consistent with past levels.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged property is subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Multifamily Properties Have Special Risks” and “—Super Regional Mall Properties Have Special Risks”. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at the mixed use properties. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

62

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	ability to convert to alternative uses which may not be readily made;

•	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;

•	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors; and

•	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war

63

and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and

•	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise or hotel management company agreement or management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, replacement franchises and/or hotel property managers may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor and/or hotel property managers. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

64

The transferability of franchise agreements, license agreements and the property management agreements is restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hotel property is subject to a license or franchise agreement, the licensor or franchisor has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the franchisor. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

•	the quality of property management;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities that the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•	the generally short terms of residential leases and the need for continued reletting;

•	rent concessions and month-to-month leases, which may impact cash flow at the property;

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

•	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

65

•	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

•	restrictions on the age of tenants who may reside at the property;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

•	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

•	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

•	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

•	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

•	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

66

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

•	reduced demand for industrial space because of a decline in a particular industry segment;

•	the property becoming functionally obsolete;

•	building design and adaptability;

•	unavailability of labor sources;

•	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	changes in proximity of supply sources;

•	the expenses of converting a previously adapted space to general use; and

•	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and

67

Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

•	the number of competing residential developments in the local market, such as: other manufactured housing community properties apartment buildings and site built single family homes;

•	the physical attributes of the community, including its age and appearance;

•	the location of the manufactured housing property;

•	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; manufactured homes may be moved from a manufactured housing property);

•	the type of services or amenities it provides;

•	any age restrictions;

•	the property’s reputation; and

•	state and local regulations, including rent control and rent stabilization.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Community Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the

68

condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as-is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests”.

69

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Remaining Term to Maturity/ARD in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risk of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, retail, mixed use, hotel and multifamily. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

70

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in California, New York, Indiana, Tennessee, Wisconsin, Washington and North Carolina. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

•	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

•	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

•	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

71

•	future laws, ordinances or regulations will not impose any material environmental liability; or

•	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property that any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will not be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee, the special servicer or the master servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty number 43 in Annex D-1, representation and warranty number 41 in Annex E-1.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Environmental Site Assessment” and “—German American Capital Corporation—DB Originator’s Underwriting Guidelines and Processes”, “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These PIPs may be required under the related franchise or

72

management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the retail properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

•	the physical attributes of the health club (e.g., its age, appearance and layout);

•	the reputation, safety, convenience and attractiveness of the property to users;

•	management’s ability to control membership growth and attrition;

73

•	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

•	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

•	the number of rentable parking spaces and rates charged;

•	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

•	the amount of alternative parking spaces in the area;

•	the availability of mass transit; and

•	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail banks, medical and dental offices, gas and/or service stations, car washes, data centers, urgent care facilities, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to

74

install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofitting the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance. Zoning protection insurance will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged

75

property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full

76

amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the master servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty number 18 in “Annex D-1—JPMCB Mortgage Loan Representations and Warranties”, representation and warranty number 17 in “Annex E-1—GACC Mortgage Loan Representations and Warranties”, and the identified exceptions to those representations and warranties in “Annex D-2—Exceptions to JPMCB Mortgage Loan Representations and Warranties” and “Annex E-2—Exceptions to GACC Mortgage Loan Representations and Warranties”, as applicable.

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

•	a title insurer will have the ability to pay title insurance claims made upon it;

•	the title insurer will maintain its present financial strength; or

•	a title insurer will not contest claims made upon it.

77

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 85% (subject to annual 1% decreases beginning in 2016 until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $100 million (subject to annual $20 million increases beginning in 2016 until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain

78

terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See “Annex A-3—Description of Top Fifteen Mortgage Loans” for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans and representation and warranty number 31 in “Annex D-1—JPMCB Mortgage Loan Representations and Warranties”, representation and warranty number 30 in “Annex E-1—GACC Mortgage Loan Representations and Warranties”, and the exceptions to those representations and warranties in “Annex D-2—Exceptions to JPMCB Mortgage Loan Representations and Warranties” and “Annex E-2—Exceptions to GACC Mortgage Loan Representations and Warranties”, as applicable.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information.

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

79

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent), which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three (3) calendar years, to the extent available.

Ongoing Information.

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described under “Description of the Mortgage Pool—Additional Information”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (or letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy in all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Additional Information”) to vary substantially from the actual net operating income of a mortgaged property.

80

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s

81

Underwriting Guidelines and Processes” and “—German American Capital Corporation—DB Originator’s Underwriting Guidelines and Processes”. A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—Review of JPMCB Mortgage Loans” and “—German American Capital Corporation—Review of GACC Mortgage Loans”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the

82

dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

•	changes in governmental regulations, zoning or tax laws;

•	potential environmental or other legal liabilities;

•	the availability of refinancing; and

•	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect the “hypothetical as-is” or “as-stabilized” value as a result of the satisfaction of the related conditions or assumptions unless otherwise specified), which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is”, we cannot assure you that those assumptions are or will be accurate or that any values other than “as-is” will be the value of the related mortgaged property at any indicated stabilization date or at maturity or anticipated repayment date. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes” and “—German American Capital Corporation—DB Originator’s Underwriting Guidelines and Processes” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately

83

reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, and will comply, with such requirements, and in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors,

84

managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Certain of the mortgage loans have been made to single purpose limited partnerships that have a general partner or general partners that are not themselves single purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the

85

Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors or managers for the mortgaged properties and their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or has been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In certain cases, a mortgaged property securing one of the mortgage loans may have previously secured another loan that had been in default.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant

86

expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. However, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

•	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

•	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

•	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

•	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

•	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

•	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

87

Although the companion loans related to the whole loans are not assets of the issuing entity, each related borrower is still obligated to make interest and principal payments on such companion loans. As a result, the issuing entity is subject to additional risks, including:

•	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

•	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the borrower sponsor. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a

88

substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

89

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

•	what proceedings are required for foreclosure;

•	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

•	whether and to what extent recourse to the borrower is permitted; and

•	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

Risks of Anticipated Repayment Date Loans

One of the mortgage loans provides that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on this mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class NR certificates, which are not offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage

90

loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or anticipated repayment date.

Except for eight mortgage loans, all of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or anticipated repayment date if the mortgage loan becomes a defaulted loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

•	the prevailing interest rates;

•	the net operating income generated by the mortgaged property;

•	the fair market value of the related mortgaged property;

•	the borrower’s equity in the related mortgaged property;

•	significant tenant rollover at the related mortgaged properties (see “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks” above);

•	the borrower’s financial condition;

•	the operating history and occupancy level of the mortgaged property;

•	reductions in applicable government assistance/rent subsidy programs;

•	the tax laws; and

•	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of the related companion loans.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted loans, the pooling and servicing agreement permits the special servicer (and the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

91

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a

92

result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See representation and warranty number 36 in “Annex D-1—JPMCB Mortgage Loan Representation and Warranties”, representation and warranty number 35 in “Annex E-1—GACC Mortgage Loan Representation and Warranties” and the identified exceptions to those representations and warranties in “Annex D-2—Exceptions to JPMCB Mortgage Loan Representations and Warranties”.

Except as noted in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (or at least 10 years beyond the maturity date of a mortgage loan that fully amortizes by such maturity date) (in each case, taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

93

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of JPMorgan Chase Bank, National Association, one of the sponsors and originators, and of J.P. Morgan Securities LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators or their affiliates are the holders of the mezzanine loans and/or companion loans related to their mortgage loans. The originators and/or their respective affiliates may retain existing mezzanine loans and/or companion loans or originate future permitted mezzanine indebtedness with respect to the mortgage loans. These transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, based on the potential effect on an investor in the offered

94

certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization, and they may have other financing arrangements with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, including, without limitation, making loans or having other financing arrangements secured by indirect ownership interests in the mortgage loan borrowers not otherwise prohibited by the terms of the mortgage loan documents. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of Servicing Shift Whole Loan Will Shift to Other Servicers

The servicing of each of the 60 Madison Avenue whole loan and the Moffett Gateway whole loan, each a servicing shift whole loan, is expected to be governed by the pooling and servicing agreement for this securitization only temporarily, until the applicable servicing shift securitization date. At that time, the servicing and administration of such servicing shift whole loan will shift to the related master servicer and related special servicer under the related servicing shift pooling and servicing agreement and will be governed exclusively by such servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing dates of such securitizations nor the identity of such servicing shift master servicers or servicing shift special servicers have been determined. In addition, the provisions of the

95

servicing shift pooling and servicing agreements have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the servicing shift master servicers or servicing shift special servicers, nor will they have any assurance as to the particular terms of such servicing shift pooling and servicing agreements except to the extent of compliance with the requirements referred to in the previous sentence. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of a servicing shift whole loan other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling pari passu companion loan or the controlling party in the related securitization of such controlling pari passu companion loan or such other party specified in the related intercreditor agreement may have rights similar to, or more expansive than, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The 60 Madison Avenue Whole Loan” and “—The Moffett Gateway Whole Loan”.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other

96

classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. J.P. Morgan Securities LLC, one of the underwriters, is an affiliate of the depositor and JPMorgan Chase Bank, National Association, a sponsor and originator. Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of German American Capital Corporation, a sponsor and originator. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is generally similar to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates or securities relating to any of the applicable companion loans, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it is a borrower party with respect to a mortgage loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder or the controlling class certificateholder on its behalf will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”. Any

97

excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the JPMDB 2016-C4 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or special servicer under the pooling and servicing agreement including, among their things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or the special servicer.

As of June 30, 2016, an affiliate of Midland Loan Services, a Division of PNC Bank, National Association owns approximately 21.2% voting interest in BlackRock Inc., an affiliate of BlackRock Realty Advisors, Inc., and has certain rights under a shareholder agreement with respect to corporate governance, including membership on the board of directors. BlackRock Realty Advisors, Inc., as agent for its managed account, is expected to be designated as the initial directing certificateholder under the pooling and servicing agreement with respect to each mortgage loan (other than (i) any non-serviced mortgage loan, (ii) any servicing shift mortgage loan, and (iii) any excluded loan). Midland Loan Services, a Division of PNC Bank, National Association is expected to act as the special servicer. The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below. Midland Loan Services, a Division of PNC Bank, National Association, which is expected to act as the special servicer, assisted

98

BlackRock Realty Advisors, Inc. (or its affiliate) with its due diligence of the mortgage loans prior to the closing date.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC, a Delaware limited liability company, has been appointed as the initial operating advisor with respect to all of the mortgage loans other than the non-serviced mortgage loans and the servicing shift mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, collateral property owners and their vendors or affiliates of any of those parties. In the normal course of its business, Pentalpha and its affiliates are also hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future, and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

99

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder or affiliates of any of those parties. These relationships may continue in the future. Each of these relationships, to the extent they exist, may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of the asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.

In addition, the asset representations reviewer and its affiliates may have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent of a borrower or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that BlackRock Realty Advisors, Inc., as agent for its managed account, will be the initial directing certificateholder. The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and other than with respect to any excluded loan and any servicing shift whole loan), take actions with respect to the specially serviced loans administered under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holders of the companion loans or securities backed by such companion loans may have interests in conflict with those of the other certificateholders. As a result, it is possible that the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and other than with respect to any excluded loan and any servicing shift whole loan) or the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans (other than the 9 West 57th Street whole loan) may direct the special servicer or the special servicer under such trust and servicing agreement or pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth below is the identity of the initial directing certificateholder (or equivalent entity) for each pari passu whole loan (other than the 9 West 57th Street whole loan), the expected securitization trust holding the controlling note in such whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is expected to be serviced.

100

Whole Loan	Servicing Pooling Agreement	Controlling Noteholder	Directing Certificateholder
9 West 57th Street	JPMCC 2016-NINE	J.P. Morgan Chase Commercial Mortgage Securities Trust 2016-NINE	None(1)
10 Hudson Yards	Hudson Yards 2016-10HY	Hudson Yards 2016-10HY	N/A
Starbucks Center	JPMDB 2016-C4	JPMDB Commercial Mortgage Securities Trust 2016-C4	BlackRock Realty Advisors, Inc.
Fresno Fashion Fair Mall	JPMDB 2016-C4	JPMDB Commercial Mortgage Securities Trust 2016-C4	BlackRock Realty Advisors, Inc.
60 Madison Avenue(2)	JPMDB 2016-C4	Deutsche Bank AG, New York Branch	N/A
Moffett Gateway(2)	JPMDB 2016-C4	JPMDB Commercial Mortgage Securities Trust 2016-C4	JPMorgan Chase Bank, N.A.
693 Fifth Avenue	DBJPM 2016-C3	DBJPM 2016-C3 Mortgage Trust	BlackRock Realty Advisors, Inc.
1 Kaiser Plaza	JPMCC 2016-JP3	JPMCC Commercial Mortgage Securities Trust 2016-JP3	Torchlight Investors, LLC
Salesforce Tower	JPMCC 2016-JP3	JPMCC Commercial Mortgage Securities Trust 2016-JP3	Torchlight Investors, LLC
100 East Wisconsin Avenue	JPMDB 2016-C4	JPMDB Commercial Mortgage Securities Trust 2016-C4	BlackRock Realty Advisors, Inc.
Westfield San Francisco Centre	DBJPM 2016-SFC	DBJPM 2016-SFC Mortgage Trust	Prima Capital Advisors LLC

(1)	The 9 West 57th Street whole loan does not have a directing certificateholder and no entity is entitled to exercise the related control and consultation rights generally attributed to a directing certificateholder with respect to the 9 West 57th Street mortgage loan.

(2)	The servicing of each servicing shift whole loan will be transferred on the related servicing shift securitization date. The initial controlling noteholder of such servicing shift whole loan will be the related mortgage loan seller or an affiliate, as holder of the related controlling companion loan. After the related servicing shift securitization date, the controlling noteholder of such servicing shift whole loan is expected to be the related controlling class representative or other directing certificateholder (or equivalent entity) under such securitization.

The special servicer, upon consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the pari passu whole loans serviced under the pooling and servicing agreement for this securitization, the serviced companion loan holders do not have any duties to the holders of any class of certificates, and they may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder (solely with respect to the related serviced whole loan) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause at any time and without cause (for so long as a control termination event does not exist and other than with respect to (i) any excluded loan, (ii) any servicing shift whole loan and (iii) during the period in which it is being serviced under the pooling and servicing agreement, the Moffett Gateway whole loan, prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”. Notwithstanding the foregoing, with respect to the servicing shift whole loans, prior to the applicable servicing shift securitization date, the special servicer may be replaced by the holders of the related controlling companion loans, subject to the rights of any subordinate companion loan, at any time, for cause or without cause.

Similarly, the applicable controlling class related to the securitization trust indicated in the chart above as the controlling noteholder (or, after the applicable servicing shift securitization date, the securitization trust for the related controlling companion loan) has certain consent and/or consultation rights with respect to a non-serviced mortgage loan under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan and have similar conflicts

101

of interest with the holders of other certificates backed by the companion loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

With respect to the Moffett Gateway whole loan, the holder of the related subordinate companion loan will have certain rights with respect to the related whole loan under certain circumstances, including the right, under certain conditions, to consent to various modifications and waivers or other matters affecting the related whole loan and certain actions and amendments to the mortgage loan documents proposed by the special servicer with respect to the related mortgage loan. In addition, the holder of the related subordinate companion loan with respect to the Moffett Gateway whole loan will have the right the purchase of the related mortgage loan if such mortgage loan is in default. Additionally, prior to the occurrence and continuance of a control appraisal period under the related intercreditor agreement, the holder of the related subordinate companion loan will also have the right under, and subject to the requirements of, the related intercreditor agreement to replace the special servicer with respect to such whole loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Moffett Gateway Whole Loan” in this prospectus. In exercising those rights, no holder of a subordinate companion loan has any obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders.

The directing certificateholder and its affiliates (and the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder or any of its affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan”), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any excluded information solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. Each of these relationships may create a conflict of interest.

The special servicer, in connection with obtaining the consent of, or upon consultation with, the directing certificateholder or a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the serviced whole loan, the serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that the serviced companion loan holder may advise the special servicer to take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

The purchase option that a holder of the Moffett Gateway subordinate companion loan holds pursuant to the related intercreditor agreement generally permits such holder to purchase the related defaulted whole loan as described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The Moffett Gateway Whole Loan—Purchase Option”. In addition, the related subordinate companion loan holder’s right to cure defaults under the related defaulted loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted loan.

102

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class E, Class F and Class NR certificates, which is referred to in this prospectus as the “B-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the B-piece buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-piece buyer or that the final pool as influenced by the B-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-piece buyer’s certificates. Because of the differing subordination levels, the B-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-piece buyer but that does not benefit other investors. In addition, the B-piece buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-piece buyer’s acceptance of a mortgage loan. The B-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

It is anticipated that BlackRock Realty Advisors, Inc., as agent for its managed account, will be the B-piece buyer. The B-piece buyer, or an affiliate, will constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreements or pooling and servicing agreements, as applicable, governing the servicing of such non-serviced whole loans and the related intercreditor agreements. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—9 West 57th Street Whole Loan—Consultation and Control”, “—The 10 Hudson Yards Whole Loan—Consultation and Control”, “—The 60 Madison Avenue Whole Loan—Consultation and Control”, “—The Moffett Gateway Whole Loan—Consultation and Control”, “—The 693 Fifth Avenue Whole Loan—Consultation and Control”, “—The 1 Kaiser Plaza Whole Loan—Consultation and Control”, “—The Salesforce Tower Whole Loan—Consultation and Control” and “—The Westfield San Francisco Centre Whole Loan—Consultation and Control”.

Midland Loan Services, a Division of PNC Bank, National Association, which is expected to act as the special servicer, assisted BlackRock Realty Advisors, Inc. (or its affiliate) with its due diligence of the mortgage loans prior to the closing date.

Because the incentives and actions of the B-piece buyers may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

103

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder exercising control rights over that whole loan (or, with respect to (i) the servicing shift whole loans, the holder of the related controlling companion loan and (ii) the Moffett Gateway whole loan during the period in which it is being serviced under the pooling and servicing agreement, prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, the holder of the related subordinate companion loan) will be entitled, under certain circumstances, to remove the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to the servicing shift whole loans, the holder of the related controlling companion loan, under the pooling and servicing agreement for this securitization or under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

104

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

•	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

•	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

•	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

•	Investors should be aware of the risk retention and due diligence requirements in Europe (the “EU Risk Retention and Due Diligence Requirements”) which currently apply, or are expected to apply in the future, in respect of various types of European Union regulated investors including credit institutions, authorized alternative investment fund managers, investment firms, insurance and reinsurance undertakings and UCITS funds. Amongst other things, such requirements restrict an investor who is subject to the EU Risk Retention and Due Diligence Requirements from investing in securitizations unless: (i) the originator, sponsor or original lender in respect of the relevant securitization has explicitly disclosed that it will retain, on an on-going basis, a net economic interest of not less than five percent in respect of certain specified credit risk tranches or securitized exposures; and (ii) such investor is able to demonstrate that they have undertaken certain due diligence in respect of various matters including but not limited to its note position, the underlying assets and (in the case of certain types of investors) the relevant sponsor or originator. Failure to comply with one or more of the requirements may result in various penalties including, in the case

105

of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge on the Certificates acquired by the relevant investor.

On 30 September 2015, the European Commission published a proposal to amend the EU Risk Retention and Due Diligence Requirements (the “Draft CRR Amendment Regulation”) and a proposed regulation relating to a European framework for simple, transparent and standardized securitization (such proposed regulation, including any implementing regulation, technical standards and official guidelines related thereto, the “Securitization Framework” and, together with the Draft CRR Amendment Regulation, the “Securitization Regulation”) which would, amongst other things, re-cast the European Union risk retention rules as part of wider changes to establish a “Capital Markets Union” in Europe. The Presidency of the Council of Ministers of the European Union has also published compromise proposals concerning the Securitization Regulation. The Securitization Regulation will need to be considered, finalized and adopted by the European Parliament and Council of Ministers. It is unclear at this time when the Securitization Regulation will become effective. Investors should be aware that there are material differences between the current EU Risk Retention and Due Diligence Requirements and the Securitization Regulation. The Securitization Regulation may also enter into force in a form that differs from the published proposals and drafts.

None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the EU Risk Retention and Due Diligence Requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU Risk Retention and Due Diligence Requirements or similar requirements. Consequently, the offered certificates are not a suitable investment for EEA-credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment.

•	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

•	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision, together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013. Banking entities are required to be in conformance with the Volcker Rule by July 21, 2015, although ownership interests or

106

sponsorships in covered funds in existence prior to December 31, 2013 are not required to be brought into conformance until July 21, 2017 (with the possibility of an additional five-year extension for certain illiquid funds). Prior to the applicable conformance date expiration, banking entities must make good faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

•	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

•	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

•	The promulgation of additional laws and regulations, including the final regulations to implement the credit risk retention requirements under Section 15G of the Securities Exchange Act of 1934, as added by Section 941 of the Dodd-Frank Act, compliance with which is required with respect to the CMBS issued on or after December 24, 2016, may cause commercial real estate lenders to tighten their lending standards and reduce the availability of leverage and/or refinancings for commercial real estate. This, in turn, may adversely affect a borrower’s ability to refinance a mortgage loan or sell the related mortgaged property on such mortgage loan’s maturity date.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

107

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

•	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

•	do not represent any assessment of the yield to maturity that a certificateholder may experience;

•	reflect only the views of the respective rating agencies as of the date such ratings were issued;

•	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

•	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

•	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

•	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that

108

the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of rated certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those other classes of rated certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations engaged to rate such certificates. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of serviced whole loan, any related companion loan securities.

In August 2011, S&P Global Ratings downgraded the U.S. Government’s credit rating from “AAA” to “AA+”. In the event that S&P Global Ratings is engaged by the depositor and thereafter elects pursuant to the transaction documents not to review, declines to review, or otherwise waives its review of one or more proposed defeasances of mortgage loans included in the trust and for which defeasance is permitted under the related loan documents, the transaction documents would then permit the related borrower to defease any such mortgage loan without actually obtaining any rating agency confirmation. Subsequent to any such defeasance(s), there can be no assurance that S&P Global Ratings would not thereafter decrease the ratings, if any, which it has assigned to the certificates.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

With respect to one (1) mortgaged property identified as “693 Fifth Avenue” on Annex A-1, securing one (1) mortgage loan representing approximately 3.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the borrower sponsor owns a 20.0% non-controlling equity interest in the parent company of one of the rating agencies engaged by the depositor to rate the certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency

109

confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General.

The yield to maturity on each class of offered certificates will depend in part on the following:

•	the purchase price for the certificates;

•	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

•	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted loans.

Any changes in the weighted average lives of your Principal Balance Certificates may adversely affect your yield. In general, if you buy a certificate at a premium or any of the Class X-A, Class X-B or Class X-C certificates, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium or any of the Class X-A, Class X-B or Class X-C certificates might not fully recover their initial investment. Conversely, if you buy a certificate at a discount (other than any of the Class X-A, Class X-B or Class X-C certificates) and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your Principal Balance Certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the Principal Balance Certificates will depend on the terms of the certificates, more particularly:

•	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

•	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

110

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield.

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

•	the level of prevailing interest rates;

•	the availability of credit for commercial real estate;

•	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

•	the failure to meet certain requirements for the release of escrows;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted loans will affect the weighted average lives of your Principal Balance Certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted loans, your Principal Balance Certificates may have a shorter weighted average life.

Delays in liquidations of defaulted loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity or anticipated repayment date, or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be

111

payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A, Class X-B and Class X-C certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts, namely, Class X-A, Class X-B and Class X-C certificates, will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Class
X-A	Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S certificates
X-B	Class B certificates
X-C	Class C and Class D certificates

In particular, the Class X-A certificates (and to a lesser extent, the Class X-B and Class X-C certificates) will be sensitive to prepayments on the mortgage loans because the prepayments will have the effect of reducing the notional amount of the Class X-A certificates first. A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A certificates, then the Class X-B certificates and then the Class X-C certificates. Investors in the Class X-A, Class X-B and Class X-C certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2 and Class A-3 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2 and Class A-3 certificates were outstanding.

Your Yield May be Adversely Affected By Prepayments Resulting From Earnout Reserves.

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield.

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to

112

the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of certificates. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class NR certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, and then the Class A-S certificates and, then pro rata, the Class A-SB, Class A-3, Class A-2 and Class A-1 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-SB or Class A-S certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates. A reduction in the certificate balance of the Class B certificates will result in a corresponding reduction in the notional amount of the Class X-B certificates. A reduction in the certificate balance of the Class C or Class D certificates will result in a corresponding reduction in the notional amount of the Class X-C certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination.

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A, Class X-B and Class X-C certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”.

As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed

113

expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights.

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than mortgage loan that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder under the pooling and servicing agreement for this transaction and the rights of the holders of the related companion loans and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect to a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans.

In general, a certificate beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any excluded special servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a borrower party or any sub-servicer (as applicable) or affiliate of any of such persons will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment.

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan, the servicing shift mortgage loans and any excluded loan) and the right to replace the special servicer with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of appraisal reductions and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace the special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less

114

than 25% of its initial certificate balance) occurs, then the directing certificateholder will lose the consultation rights. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

In addition, with respect to the Moffett Gateway whole loan, the holder of the related subordinate companion loan will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan (and related pari passu companion loans) after the occurrence and during the continuance of an event of default and (ii) for so long as the holder of the related subordinate companion loan is the controlling noteholder (as defined in the related intercreditor agreement), approve certain modifications and consent to certain actions to be taken with respect to the related whole loan and replace the special servicer with respect to the related whole loan. The rights of the holder of the subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Moffett Gateway Whole Loan”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights include, among others, certain modifications to the mortgage loans or serviced whole loans (other than the servicing shift whole loans), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to a non-serviced mortgage loan, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder of the related securitization trust holding the controlling note for the non-serviced whole loans, as applicable, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect a non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to the servicing shift whole loans, prior to the related servicing shift securitization date, the special servicer may, at the direction or upon the advice of the holder of the related controlling companion loan (or related subordinate companion loan, if applicable), take actions with respect to such whole loan that could adversely affect such whole loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of each non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to each non-serviced whole loan (and each servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for each non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or the terms of the related loan documents, it is possible that the directing certificateholder (or equivalent entity) under such pooling and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder and the directing certificateholder (if any) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

115

(i)     may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)    may act solely in the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan);

(iii)   does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan);

(iv)   may take actions that favor the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates; and

(v)    will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder or the directing certificateholder (if any) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan or the servicing shift whole loans). Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of a special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan (other than the servicing shift whole loans) for the benefit of the holders of the related companion loan (as a collective whole as if the certificateholders and companion loan holders constituted a single lender). We cannot assure you that any actions taken by the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, any operating advisor appointed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan, the servicing shift whole loans or any related REO property. In addition, with respect to each servicing shift mortgage loan, in the event that the related controlling pari passu companion loan is not included in a future securitization, the pooling and servicing agreement under this securitization does not provide for an operating advisor with rights and duties in connection with the servicing and administration of such serviced whole loan. There will be no operating advisor under (i) the JPMCC 2016-NINE trust and servicing agreement with respect to the 9 West 57th Street mortgage loan, (ii) the 10 Hudson Yards 2016-10HY trust and servicing agreement with respect to the 10 Hudson Yards mortgage loan and (iii) the DBJPM 2016-SFC trust and servicing agreement with respect to the Westfield San Francisco Centre mortgage loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

116

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer.

In general, the directing certificateholder (other than with respect to the Moffett Gateway whole loan) will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan or servicing shift whole loan as described in this prospectus. After the occurrence and during continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 50% of a quorum of the certificateholders (which is the holders of certificates evidencing at least 50% of the voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances). See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. The certificateholders will have no right to replace the master servicer or the special servicer of the pooling and servicing agreement relating to each non-serviced mortgage loan. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment.

The holders of a pari passu companion loan relating to the serviced mortgage loan will have certain consultation rights (on a non-binding basis), and under certain circumstances, the holder of the Moffett Gateway subordinate companion loan will have consent rights, with respect to major decisions relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer is not obligated to consult with the companion loan holder if required under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the related mezzanine lender generally will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of a mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted loan for a purchase price generally equal to the outstanding principal balance of the related defaulted loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s

117

right to cure defaults under the related defaulted loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted loan.

In addition, with respect to a non-serviced mortgage loan, you will not have any right to vote with respect to any matters relating to the servicing and administration of a non-serviced mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the companion loan holders:

•	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

•	may act solely in its own interests, without regard to your interests;

•	do not have any duties to any other person, including the holders of any class of certificates;

•	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

•	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the special servicer (and any sub-servicer, if applicable) will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted loan current or in maximizing proceeds to the issuing entity, the special servicer (and any sub-servicer, if applicable) will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer (or any sub-servicer) in order to maximize ultimate proceeds of such mortgage loans to issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received with respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as

118

a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except JPMorgan Chase Bank, National Association, in its capacity as a sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors or, notwithstanding the existence of any guarantee, the related guarantor, will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Even if a legal action were brought successfully against the defaulting sponsor, we cannot assure you that the sponsor would, at that time, own or possess sufficient assets to make the required repurchase or to substitute any mortgage loan or make any payment to fully compensate the issuing entity for such material defect or material breach in all respects. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers.” In particular, in the case of a non-serviced mortgage loan that is serviced under the pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan(s), the asset representations reviewer under that pooling and servicing agreement may review the diligence file relating to such pari passu companion loan(s) concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “prime rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities.

119

The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the applicable mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not

120

possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure.

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan (other than a non-serviced mortgage loan) or whole loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant buildouts, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the lower-tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to

121

certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the lower-tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

REMIC Status.

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended, during any taxable year, the United States Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the United States Internal Revenue Code of 1986, as amended. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount.

One or more classes of the offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, the investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the United States Internal Revenue Code of 1986, as amended.

122

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of thirty-six (36) fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $1,124,378,757 (the “Initial Pool Balance”). The “Cut-off Date” means with respect to each Mortgage Loan, the related Due Date in November 2016, or with respect to any Mortgage Loan that has its first Due Date in December 2016, the date that would otherwise have been the related Due Date in November 2016.

Eleven (11) Mortgage Loans, representing approximately 47.6% of the Initial Pool Balance, are each part of a larger whole loan, each of which is comprised of (i) the related Mortgage Loan, (ii) in the case of seven (7) Mortgage Loans, collectively representing approximately 27.4% of the Initial Pool Balance, one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans” or each, a “Pari Passu Companion Loan”) and (iii) in the case of four (4) Mortgage Loans, representing approximately 20.1% of the Initial Pool Balance, one or more loans that are subordinate in right of payment to the related Mortgage Loan and the related Pari Passu Companion Loans (each referred to in this prospectus as “Subordinate Companion Loans” or each, a “Subordinate Companion Loan”). The Pari Passu Companion Loans and Subordinate Companion Loans are collectively referred to in this prospectus as “Companion Loans” or each, a “Companion Loan”. Each Mortgage Loan and any related Companion Loan(s) are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage(s) and the same assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the Companion Loans and the servicing and administration of the Whole Loans that will not be serviced under the pooling and servicing agreement for this transaction.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans and Whole Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
JPMCB(1)	18	$605,592,013	53.9%
GACC(2)(3)(4)	18	518,786,744	46.1
Total	36	$1,124,378,757	100.0%

(1)	One (1) Mortgage Loan identified as “Fresno Fashion Fair Mall” on Annex A-1, representing approximately 5.3% of the Initial Pool Balance, is part of a Whole Loan that was co-originated by JPMCB and Société Générale. One (1) Mortgage Loan identified as “Westfield San Francisco Centre” on Annex A-1, representing approximately 2.1% of the Initial Pool Balance, is part of a Whole Loan that was co-originated by JPMCB and Deutsche Bank AG, New York Branch (an affiliate of GACC).

(2)	Fifteen (15) Mortgage Loans identified as “Starbucks Center”, Nashville Technology Office Campus”, “60 Madison Avenue”, “Westin Memphis”, “Riverside Center”, “100 Oceangate”, “Shops at Avenue North”, “Riverwood Corporate Center I & III”, “Lake Pointe Corporate Center”, “Beacon South Beach”, “Cambridge Office”, “Homewood Suites Troy”, “The Comeau Building West Palm Beach”, “Coliseum Meadows” and “Conquistador Apartments” on Annex A-1, representing approximately 36.8% of the Initial Pool Balance, were originated by Deutsche Bank AG, New York Branch (an affiliate of GACC) and acquired by GACC.

123

(3)	One (1) Mortgage Loan identified as “10 Hudson Yards” on Annex A-1, representing approximately 7.1% of the Initial Pool Balance, is part of a Whole Loan that was co-originated by Deutsche Bank AG, New York Branch (an affiliate of GACC) and Goldman Sachs Mortgage Company and acquired by GACC.

(4)	Two (2) Mortgage Loans identified as “Sorrento Pines” and “ACG Manufactured Housing Portfolio II” on Annex A-1, representing approximately 2.2% of the Initial Pool Balance were originated by Cantor Commercial Real Estate Lending, L.P. and acquired by GACC. GACC has re-underwritten such mortgage loans in accordance with the procedures described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation” in this prospectus.

Each of the Mortgage Loans or Whole Loans is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a first priority lien on a fee simple and/or leasehold interest in a commercial or multifamily real property (each, a “Mortgaged Property”). See “—Real Estate and Other Tax Considerations”.

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on November 22, 2016 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), but excludes any related Subordinate Companion Loan(s), unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

“ADR” means, for any hotel property, average daily rate.

124

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

•	in the case of a Mortgage Loan that provides for interest only payments through maturity, the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan; and

•	in the case of a Mortgage Loan that provides for an initial interest only period and provides for scheduled amortization payments after the expiration of such interest-only period, 12 times the monthly payment of principal and interest payable during the amortization period. Monthly debt service and the underwritten debt service coverage ratios are also calculated using the average of the principal and interest payments scheduled to be due on the first Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan, subject to the proviso to the prior sentence. In the case of one (1) Mortgage Loan identified as “Moffett Gateway” on Annex A-1, representing approximately 3.8% of the Initial Pool Balance, the principal payments used for calculating the underwritten debt service coverage ratios were based on the assumed principal payment schedule set forth on Annex G. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Pari Passu Companion Loan without regard to any related Subordinate Companion Loan. Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise calculated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the applicable mortgage loan seller as set forth under “Appraised Value” on Annex A-1. In certain cases, the appraisals state values other than “as-is” for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction renovation or repairs at such Mortgaged Property. In most such cases, the applicable mortgage loan seller has taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value, or values other than “as-is” for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or appraised values other than “as-is” of the individual Mortgaged Properties. In the case of certain of the Mortgage Loans, the LTV Ratio for such Mortgage Loans has been calculated based on values other than “as-is” Appraised Values of the related Mortgaged Property, and in certain other cases, based on an Appraised Value that includes certain property that does not qualify as real property. However, the Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. With respect to any Mortgage Loan that is a part of a Whole Loan, Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of any ARD Loan, outstanding at the related Anticipated Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“CMA Lockbox” or “CMA” means that the related Mortgage Loan documents currently require tenants, or the related borrower (or its property manager), at the related Mortgaged Property to pay rent or other income directly to the lockbox account; provided, however, that thereafter funds deposited in such lockbox account are paid directly to the related borrower who pays debt service and funds all required escrow and reserve accounts (including debt service) from amounts received. However, in some cases, upon the occurrence of certain triggering events enumerated in the related Mortgage Loan documents, the lockbox account converts to a Hard Lockbox.

125

“Cut-off Date Balance” of any Mortgage Loan will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

The tables presented in Annex A-2 that are entitled “Cut-off Date LTV Ratios” and “LTV Ratios at Maturity” set forth the range of LTV Ratios of the Mortgage Loans as of the Cut-off Date and the stated maturity dates (or, if applicable, the Anticipated Repayment Date), respectively, of the related Mortgage Loans, respectively. An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” appraised value of the related Mortgaged Property or Mortgaged Properties, as applicable (or, with respect to the Mortgaged Properties identified under “—Appraised Value”, as described under such section) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan. The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the balloon payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or anticipated repayment date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

With respect to the Mortgaged Properties that secure the Mortgage Loans listed in the table titled “Appraised Value” under “—Appraised Value” below, the respective LTV Ratio at maturity or anticipated repayment date was calculated using values other than “as-is” Appraised Values, as opposed to the “as-is” Appraised Values, each as set forth in “—Appraised Value” below as well as Annex A-1 and Annex A-3.

“GLA” means gross leasable area.

“Hard Lockbox” means that the related Mortgage Loan documents currently require tenants (or the related property manager) to pay rent or other income directly to the lockbox account, with the funding of all required escrow and reserve accounts (including for debt service) derived directly from such lockbox account.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per Unit as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan structure, the Loan Per Unit is calculated with regard to both the Serviced Companion Loan(s) (or Non-Serviced Companion Loan(s), as applicable) and the related Mortgage Loan included in the issuing entity, unless otherwise indicated.

126

“Net Operating Income” generally means, for any given period (ending on the “NOI Date”), the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

•	non-cash items such as depreciation and amortization,

•	capital expenditures, and

•	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy” means the percentage of square feet, units, rooms, beds or pads, as the case may be, of a Mortgaged Property that were occupied or leased as of or, in the case of certain properties, average units or rooms so occupied over a specified period ending on, a specified date (identified on Annex A-1 as the “Occupancy Date”). The Occupancy may have been obtained from the borrower, as derived from the Mortgaged Property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged Property.

“RevPAR” means, with respect to any hotel property, revenues per available room.

“Soft Lockbox” means that the related Mortgage Loan documents currently require the related borrower or the property manager at the related Mortgaged Property to collect rents from tenants and pay all such rent directly to the lockbox account, with the funding of all required escrow and reserve accounts (including for debt service) derived directly from such lockbox account.

“Springing Lockbox” means that no lockbox account is currently in place and that the related borrower (or its property manager) is responsible for paying debt service and funding all escrow and reserve accounts (including debt service); provided, however, that upon the occurrence of certain triggering events enumerated in the related Mortgage Loan documents, the related borrower is required to implement either a Hard Lockbox, Soft Lockbox or CMA Lockbox.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, combination retail/office or other single purpose property, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loan is an ARD Loan.

“Underwritten Expenses” or “UW Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related Mortgage Loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each Mortgage Loan seller as described under the definition of “Underwritten Net Operating Income”.

The “Underwritten Net Cash Flow Debt Service Coverage Ratio” or “UW NCF DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2 attached, is the ratio of Underwritten Net Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such Mortgage Loan except that the Underwritten Net Cash Flow Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based

127

on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan, except with respect to the Mortgage Loan identified as “Moffett Gateway” on Annex A-1, representing approximately 3.8% of the Initial Pool Balance, in which case the Underwritten Net Cash Flow Debt Service Coverage Ratio was calculated based upon the sum of the first 12 principal and interest payments following the initial interest-only period based on the assumed principal payment schedule set forth on Annex G. The Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

For each Mortgage Loan with a related Companion Loan, the calculation of the Mortgage Loan UW NCF DSCR includes the principal balance and debt service payment of any related Pari Passu Companion Loan(s), but excludes any related Subordinate Companion Loans.

The “Underwritten Net Cash Flow” or “UW NCF” for any Mortgaged Property means the Underwritten NOI for such Mortgaged Property decreased by an amount that the related Mortgage Loan seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.

The “Underwritten Net Operating Income Debt Service Coverage Ratio” or “UW NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total annual debt service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan, except with respect to the Mortgage Loan identified as “Moffett Gateway” on Annex A-1, representing approximately 3.8% of the Initial Pool Balance, in which case the Underwritten Net Operating Income Debt Service Coverage Ratio was calculated based upon the sum of the first 12 principal and interest payments following the initial interest-only period based on the assumed principal payment schedule set forth on Annex G. The Underwritten Net Operating Income Debt Service Coverage Ratio for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

For each Mortgage Loan with a related Companion Loan, the calculation of the Mortgage Loan UW NOI DSCR includes the principal balance and debt service payment of any related Pari Passu Companion Loan(s) but excludes any related Subordinate Companion Loans.

“Underwritten NCF Debt Yield” or “UW NCF Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Cash Flow for such Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Underwritten NCF Debt Yields were calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loans.

“Underwritten NOI” or “UW NOI” for any Mortgaged Property means the net operating income for such Mortgaged Property as determined by the related mortgage loan seller in accordance with its underwriting guidelines for similar properties. Operating revenues from a Mortgaged Property (“Effective Gross Income”) are generally calculated as follows: rental revenue is calculated using actual rental rates or, in some cases, estimates in the appraisal, which are usually derived from historical results, but which may include anticipated revenues from newly executed contracts, in some cases adjusted downward to market rates or upward to account for contractual rent increases that are specified in a tenant’s lease or contract (as deemed appropriate by the applicable mortgage loan seller in light of the circumstances), with vacancy rates equal to the related Mortgaged Property’s historical rate, the market rate or an assumed vacancy rate (or that are effective in a lease renewal option period that a tenant has orally indicated its intent to exercise as deemed appropriate by the applicable mortgage loan seller in light of the circumstances); other revenue, such as parking fees, laundry fees and other income items are included only if supported by a trend and/or are likely to be recurring. In some cases, the related mortgage loan seller included in the operating revenues rents otherwise payable by a tenant in occupancy of its space but for the existence of an initial or periodic “free rent” period, reduced rent period or a permitted rent abatement, or rents payable by a tenant

128

that is not in occupancy but has executed a lease, for which (in any of the foregoing cases) the related mortgage loan seller may have reserved funds as deemed appropriate by the applicable mortgage loan seller in light of the circumstances. Operating expenses generally reflect the related Mortgaged Property’s historical expenses, adjusted in some cases to account for inflation, significant occupancy increases and a market rate management fee. However, some operating expenses are based on the budget of the borrower or the appraiser’s estimate.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. Some assumptions and subjective judgments are related to future events, conditions and circumstances, including future expense levels and the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator or the trustee has control. In some cases, the Underwritten NOI for any Mortgaged Property is higher, and may be materially higher, than the actual annual net operating income for that Mortgaged Property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions”. The Mortgage Loan amount used in this prospectus for purposes of calculating the LTV Ratios, debt service coverage ratios and debt yields for each Whole Loan is the aggregate principal balance of the related Mortgage Loan and the related Pari Passu Companion Loan(s), but excludes any related Subordinate Companion Loan(s). Further, in the case of certain Mortgaged Properties identified on Annex A-1, certain tenants among the 5 largest tenants (based on net rentable area leased) at the respective related Mortgaged Properties or tenants, which in the aggregate constitute a significant portion of the Mortgaged Property, have executed leases (or subleases) but are not currently fully occupying the related space and/or not paying full contractual rent and/or are entitled to periodic rent abatements (which in some cases were not reserved for). In certain cases, the UW NOI includes rent from those tenants (without deduction for abated rent) even though the related tenants are not paying full contractual rent or are paying reduced or no rent or will receive such periodic rent abatements. In certain cases the related lender has reserved funds for rent abatements and/or tenant buildouts at the related space. In the case of two (2) Mortgage Loans identified as “Windsor Square” and “Moffett Gateway” on Annex A-1, representing approximately 9.2% of the Initial Pool Balance, Underwritten NOI and UW NCF were based on the average rent of the largest tenant at the Windsor Square Mortgaged Property, Sam’s Club, and the sole tenant at the Moffett Gateway Mortgaged Property, Google, respectively.

The amounts representing net operating income, Underwritten NOI and UW NCF are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. We make no representation as to the future cash flow of the Mortgaged Properties, nor are the net operating income, Underwritten NOI and UW NCF set forth in this prospectus intended to represent such future cash flow.

The UW NCFs and UW NOIs used as a basis for calculating the UW NCF DSCRs presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, were derived principally from operating statements obtained from the respective borrowers (the “Operating Statements”) and appraiser’s estimates. With respect to Mortgage Loans secured by newly constructed or recently acquired Mortgaged Properties, the UW NCFs used as a basis for calculating UW NCF DSCRs are derived principally from rent rolls, tenant leases and the borrowers’ or appraisers’ projected expense levels. In certain cases when the information is available, UW NCFs for newly constructed or recently acquired Mortgaged Properties are based on historical data provided by the borrower. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. As regards expenses, these adjustments were

129

principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.

“Underwritten Revenues” with respect to any Mortgage Loan, means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and subjective judgments of each Mortgage Loan seller as described under the definition of “Underwritten Net Operating Income”.

The “UW NOI Debt Yield” or “UW NOI DY” for any Mortgage Loan is calculated by dividing (x) the UW NOI for such Mortgage Loan by (y) the Cut-off Date Balance for such Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, UW NOI Debt Yields were calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s), but excluding any related Subordinate Companion Loans.

The “UW NOI Debt Yield” with respect to any class of certificates is calculated by dividing (x) the aggregate UW NOI for the pool of Mortgage Loans by (y) the aggregate Certificate Balance of such class of certificates and all classes of certificates senior to such class of certificates (or, in the case of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, the aggregate Certificate Balances of such certificates). Although the UW NOI for the pool of Mortgage Loans is based on an aggregate of the Mortgage Loans, excess cash flow available from any particular Mortgage Loan will not be available to support any other Mortgage Loan.

“Units”, “Rooms”, “Beds” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms, (c) in the case of certain Mortgaged Properties operating as student housing, the number of beds or (d) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

130

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$1,124,378,757
Number of Mortgage Loans	36
Number of Mortgaged Properties	42
Range of Cut-off Date Balances	$2,497,497 to $80,000,000
Average Cut-off Date Balance	$31,232,743
Range of Mortgage Rates	2.85950% to 5.25000%
Weighted average Mortgage Rate	3.86235%
Range of original terms to maturity(2)	120 months to 126 months
Weighted average original term to maturity(2)	120 months
Range of remaining terms to maturity(2)	115 months to 125 months
Weighted average remaining term to maturity(2)	119 months
Range of original amortization term(3)(4)	300 months to 360 months
Weighted average original amortization term(3)(4)	356 months
Range of remaining amortization terms(3)(4)	300 months to 360 months
Weighted average remaining amortization term(3)(4)	355 months
Range of LTV Ratios as of the Cut-off Date(5)(6)	29.8% to 74.9%
Weighted average LTV Ratio as of the Cut-off Date(5)(6)	56.0%
Range of LTV Ratios as of the maturity date(2)(5)(6)	29.8% to 64.9%
Weighted average LTV Ratio as of the maturity date(2)(5)(6)	49.6%
Range of UW NCF DSCR(6)(7)	1.00x to 4.18x
Weighted average UW NCF DSCR(6)(7)	2.16x
Range of UW NOI Debt Yield(6)	6.4% to 15.8%
Weighted average UW NOI Debt Yield(6)	10.6%
Percentage of Initial Pool Balance consisting of:
Interest Only-Balloon	41.1%
Interest Only	31.6%
Balloon	21.5%
ARD-Interest Only	5.8%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to one (1) Mortgage Loan with an Anticipated Repayment Date, identified as “Starbucks Center” on Annex A-1, representing approximately 5.8% of the Initial Pool Balance, calculated as of the Anticipated Repayment Date.

(3)	In the case of one (1) Mortgage Loan identified as “Moffett Gateway” on Annex A-1, representing approximately 3.8% of the Initial Pool Balance, the loan will amortize based on the assumed principal payment schedule set forth on Annex G.

(4)	Excludes eight (8) Mortgage Loans identified as “9 West 57th Street”, “10 Hudson Yards”, “Starbucks Center”, “Fresno Fashion Fair Mall”, “60 Madison Avenue”, “1 Kaiser Plaza”, “Salesforce Tower” and “Westfield San Francisco Centre” on Annex A-1, representing approximately 37.4% of the Initial Pool Balance, that are interest only for the entire term or until the Anticipated Repayment Date, as applicable.

(5)	With respect to ten (10) Mortgaged Properties identified as “10 Hudson Yards”, “PNC Center”, “Moffett Gateway”, “Embassy Suites Monterey Bay Seaside”, “Salesforce Tower”, “100 East Wisconsin Avenue”, “Shops at Avenue North”, “Bond Street Portfolio—Butler Crossing”, “Firethorne Retail Center” and “Conquistador Apartments” on Annex A-1, securing or partially securing ten (10) Mortgage Loans representing approximately 29.1% of the Initial Pool Balance by allocated loan amount, the LTV Ratios were calculated based upon a valuation other than an “as-is” value of each related Mortgaged Property. The remaining Mortgage Loans were calculated using “as-is” values as described under “—Certain Calculations and Definitions—Definitions”. For further information, see Annex A-1. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “—Appraised Value”.

131

(6)	With respect to eleven (11) Mortgage Loans identified as “9 West 57th Street”, “10 Hudson Yards”, “Starbucks Center”, “Fresno Fashion Fair Mall”, “60 Madison Avenue”, “Moffett Gateway”, “693 Fifth Avenue”, “1 Kaiser Plaza”, “Salesforce Tower”, “100 East Wisconsin Avenue” and “Westfield San Francisco Centre” on Annex A-1, representing approximately 47.6% of the Initial Pool Balance, each of which has one or more Pari Passu Companion Loans that are not included in the issuing entity, the debt service coverage ratios, LTV Ratios and debt yields have been calculated including the related Pari Passu Companion Loan(s). With respect to four (4) Mortgage Loans identified as “9 West 57th Street”, “10 Hudson Yards”, “Moffett Gateway” and “Westfield San Francisco Centre” on Annex A-1, representing approximately 20.1% of the Initial Pool Balance, the calculation of the debt service coverage ratios, LTV Ratios and debt yields includes any Pari Passu Companion Loans, as applicable, but excludes the related Subordinate Companion Loan(s). The related UW NCF DSCR, LTV Ratio as of the Cut-off Date and UW NOI Debt Yield including the related Subordinate Companion Loan(s) are (a) with respect to the Mortgage Loan identified as “9 West 57th Street” on Annex A-1, 3.08x, 35.3% and 9.0%, respectively, (b) with respect to the Mortgage Loan identified as “10 Hudson Yards” on Annex A-1, 3.29x, 41.9% and 10.2%, respectively, (c) with respect to the Mortgage Loan identified as “Moffett Gateway” on Annex A-1, 1.43x, 65.3% and 8.4%, respectively and (d) with respect to the Mortgage Loan identified as “Westfield San Francisco Centre” on Annex A-1, 2.85x, 45.7% and 10.1%, respectively.

(7)	Underwritten debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the Cut-off Date; provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity, such items are calculated based on the interest payments scheduled to be due on the first due date following the Cut-off Date and the 11 due dates thereafter for such Mortgage Loan and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity or its Anticipated Repayment Date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable immediately following the expiration of the interest-only period. In the case of one (1) Mortgage Loan identified as “Moffett Gateway” on Annex A-1, representing approximately 3.8% of the Initial Pool Balance, the principal payments used for calculating the UW NCF DSCR were based on the assumed principal payment schedule set forth on Annex G. Certain assumptions and/or adjustments were made to the UW NCF. For example, with respect to thirteen (13) Mortgaged Properties identified as “9 West 57th Street”, “Windsor Square”, “PNC Center”, Moffett Gateway”, “693 Fifth Avenue”, “1 Kaiser Plaza”, “Salesforce Tower”, “Arborwood at Mann Road Apartments”, “Westfield San Francisco Centre” and “Bond Street Portfolio”, and on Annex A-1, securing ten (10) Mortgage Loans representing approximately 36.9% of the Initial Pool Balance, certain assumptions and/or adjustments were made to the UW NCF reflected in the table above. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool“—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A 1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other Mortgage Loans in the mortgage pool.

The issuing entity will include four (4) Mortgage Loans representing approximately 11.1% of the Initial Pool Balance, that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and LTV Ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

132

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Office
CBD	10	$434,182,345	38.6%
Suburban	5	154,600,000	13.7
Retail
Anchored	3	94,848,510	8.4
Super Regional Mall	1	60,000,000	5.3
Unanchored	5	21,750,000	1.9
Mixed Use
Office/Retail	1	65,000,000	5.8
Retail/Office	1	42,500,000	3.8
Super Regional Mall/Office	1	23,529,000	2.1
Retail/Multifamily	1	2,497,497	0.2
Hotel
Full Service	4	107,103,114	9.5
Extended Stay	1	15,982,269	1.4
Limited Service	1	10,000,000	0.9
Multifamily
Student	1	33,500,000	3.0
Garden	1	26,300,000	2.3
High Rise	1	7,630,262	0.7
Industrial
Flex	1	18,000,000	1.6
Manufactured Housing
Manufactured Housing	4	6,955,761	0.6
Total	42	$1,124,378,757	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Office Properties.

With respect to the office properties set forth in the above chart and retail, mixed use and multifamily properties that include office tenants:

•	With respect to four (4) Mortgaged Properties identified as “Moffett Gateway”, “1 Kaiser Plaza”, “Salesforce Tower” and “The Comeau Building West Palm Beach” on Annex A-1, securing four (4) Mortgage Loans representing approximately 10.9% of the Initial Pool Balance, the related borrower and/or borrower sponsor (or affiliates thereof) currently owns another office property within a 5 mile radius which may compete with the related Mortgaged Property.

•	One (1) Mortgaged Property identified as “60 Madison Avenue” on Annex A-1, securing one (1) Mortgage Loan representing approximately 4.0% of the Initial Pool Balance by allocated loan amount, at origination of the Mortgage Loan, has at least one not for profit tenant among the 5 largest tenants (by net rentable area) at the related Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

133

Retail Properties.

With respect to the retail properties set forth in the above chart:

•	Five (5) Mortgaged Properties identified as “Fresno Fashion Fair Mall”, “Windsor Square”, “Shops at Avenue North”, “Westfield San Francisco Centre” and “Coliseum Meadows” on Annex A-1, securing five (5) Mortgage Loans representing approximately 15.9% of the Initial Pool Balance by allocated loan amount, are each considered by the applicable borrower sponsor to have an “anchor tenant” or “shadow anchor tenant” which tenants occupy space at the related property, but may or may not occupy space that is collateral for the related Mortgage Loan.

•	One (1) Mortgaged Property identified as “10 Hudson Yards” on Annex A-1, securing one (1) Mortgage Loan representing approximately 7.1% of the Initial Pool Balance, a portion of the Mortgaged Property consists of a food court, which may not be readily convertible into another use. In addition, the food court space is leased by the related borrower to a subsidiary of the related borrower that is also an affiliate of the related sponsor. The subsidiary tenant subleases the space demised under the food court space to the food court tenant. Part of the collateral for the related Whole Loan is a pledge of the equity in the subsidiary tenant and its general partner. Under the REMIC provisions of the Code, a REMIC may not be able to hold directly property such as an equity interest in the subsidiary tenant and its general partner, which may adversely affect the liquidation value of the food court lease.

•	With respect to one (1) Mortgaged Property identified as “Firethorne Retail Center” on Annex A-1, securing one (1) Mortgage Loan representing approximately 0.7% of the Initial Pool Balance, the related borrower and/or borrower sponsor (or affiliates thereof) currently owns another retail property within a 5 mile radius which may compete with the related Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mixed Use Properties.

With respect to the mixed use properties set forth in the above chart:

•	Each of the mixed use Mortgaged Properties has one or more office, retail, super-regional mall and/or multifamily components. See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Multifamily Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable.

Certain of the mixed use Mortgaged Properties may have specialty uses. See “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Hotel Properties.

With respect to the hotel properties set forth in the above chart:

•	With respect to three (3) Mortgaged Properties identified as “Westin Memphis”, “Homewood Suites Troy” and “Hampton Inn & Suites Albany” on Annex A-1, securing three (3) Mortgage Loans representing approximately 5.9% of the Initial Pool Balance, there are newly constructed hotels or hotels under construction located within five miles of the Mortgaged Properties that are expected to directly compete with the related Mortgaged Property.

•	With respect to one (1) Mortgaged Property identified as “Hampton Inn & Suites Albany” on Annex A-1, securing one (1) Mortgage Loan representing approximately 0.9% of the Initial Pool

134

Balance, the related borrower or borrower sponsor has an ownership interest in a hotel property that is currently located within 5 miles of the related Mortgaged Property that directly competes or is expected to directly compete with such Mortgaged Property.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the related Mortgage Loan
Embassy Suites Monterey Bay Seaside	$42,160,000	3.7%	9/30/2035	9/1/2026
Westin Memphis	$40,000,000	3.6%	4/11/2027	11/6/2026
Homewood Suites Troy	$15,982,269	1.4%	4/23/2021	10/6/2026
Hampton Inn & Suites Albany	$10,000,000	0.9%	9/30/2032	11/1/2026
Holiday Inn: Cleveland East	$6,443,114	0.6%	9/16/2026	10/1/2026

•	Two (2) Mortgaged Properties identified as “Embassy Suites Monterey Bay Seaside” and “Holiday Inn: Cleveland East” on Annex A-1, securing two (2) Mortgage Loans representing approximately 4.3% of the Initial Pool Balance, are identified as hotel properties even though each is comprised of a mixture of a hotel and one or more restaurant facilities that comprise a material portion of the revenue at the Mortgaged Properties.

•	With respect to one (1) Mortgaged Property identified as “Westin Memphis” on Annex A-1, securing one (1) Mortgage Loan representing approximately 3.6% of the Initial Pool Balance, the borrower reserved $3,000,000 at origination of the Mortgage Loan related to a franchisor required property improvement plan (“PIP”) expected to commence in 2018 and be completed in December 2019 (and deposits into the FF&E reserve during this period will be suspended). If the PIP costs at the commencement date exceed $3,000,000, the Mortgage Loan documents require that all excess cash flow will be deposited into the PIP reserve until the additional amount required has been deposited. In addition, if the lender determines that there are insufficient funds in the PIP reserve after the PIP commences to complete the PIP work, the borrower is required to deposit an amount equal to such shortfall into the PIP reserve within five business days of the lender’s written request. Notwithstanding the foregoing, in the event that the borrower needs funds for approved FF&E prior to the completion of the funding of the PIP reserve, the borrower will be permitted to withdraw amounts from the PIP reserve for such purposes, so long as it replaces such monies on a dollar-for-dollar basis by the earlier of (i) six months following the date of the related disbursement from the PIP reserve and (ii) the finalization of the PIP.

•	One (1) Mortgaged Property identified as “Beacon South Beach” on Annex A-1, securing one (1) Mortgage Loan representing approximately 1.6% of the Initial Pool Balance, is not a flagged hotel property.

•	With respect to one (1) Mortgaged Property identified as “Beacon South Beach” on Annex A-1, securing one (1) Mortgage Loan representing approximately 1.6% of the Initial Pool Balance, the borrower reserved $220,000 at origination of the Mortgage Loan in a seasonality reserve and thereafter is required to deposit $36,667, in January through May and December of each year, subject to a cap of $220,000. If at any time after the first year of the term of the Mortgage Loan, the shortfall between revenue and required reserve and debt service payments for the prior 12-month period is less than $75,000, the lender may reduce the cap to $165,000. Further, at any time after one year following the first reassessment of the seasonality reserve cap, the borrower may request a one-time decrease in the seasonality reserve cap to an amount equal to the product of (i) the monthly debt service payment amount multiplied by 1.20 and (ii) the number of seasonal months in the prior 12-month period, less the sum of the rents less required reserve payments for each seasonal month in the prior 12-month period if the shortfall between revenue and required reserve and debt service payments for the prior twelve month period is less than $75,000, but in no event may the cap be less than $50,000.

135

•	With respect to one (1) Mortgaged Property identified as “Homewood Suites Troy” on Annex A-1, securing one (1) Mortgage Loan representing approximately 1.4% of the Initial Pool Balance, the borrower deposited $1,500,000 at origination and is required to deposit $27,777.78 monthly, from March through November of each year, into the PIP reserve relating to any renewal of the franchise agreement, replacement franchise agreement or approved capital expenditures.

•	With respect to one (1) Mortgaged Property identified as “Holiday Inn: Cleveland East” on Annex A-1, securing one (1) Mortgage Loan representing approximately 0.6% of the Initial Pool Balance, the liquor license is currently held in the name of the entity that sold the hotel to the borrower. The borrower has submitted an application with the State of Ohio to transfer the liquor license into the name of the borrower and the seller of the hotel has renewed the liquor license in its name pursuant to the terms of the purchase agreement between the borrower and the seller to allow the borrower to operate the bar. Prior to the delivery of the new license in accordance with the Mortgage Loan documents, the borrower is required to extend the beverage services agreement with the seller on a month-to-month basis until the new license has been obtained. We can provide no assurances that the transfer of the liquor license will be approved or that the seller will continue to renew the license until the transfer of the liquor license is approved.

See “Risk Factors—Risks Relating to the Mortgage Loans—Hotel Properties Have Special Risks” and “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Multifamily Properties.

With respect to the multifamily properties set forth in the above chart and mixed use properties with multifamily components:

•	With respect to one (1) Mortgaged Property identified as “The Hamptons” on Annex A-1, securing one (1) Mortgage Loan representing approximately 3.0% of the Initial Pool Balance, a significant concentration of the tenants at the related Mortgaged Property are students.

•	With respect to one (1) Mortgaged Property identified as “Arborwood at Mann Road Apartments” on Annex A-1, securing one (1) Mortgage Loan representing approximately 2.3% of the Initial Pool Balance, as of August 1, 2016, there are 15 units, accounting for approximately 5.8% of the total units at the Mortgaged Property that are corporate units that are leased on a short term basis.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

136

Specialty Use Concentrations.

Certain Mortgaged Properties have one of the five largest tenants that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance
Bank branch	7	22.9%
Gym, fitness center or a health club	4	11.1
Restaurant	9	9.7
Parking Garage/Accounts	3	7.6
Medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools	7	5.6
Government Tenant	1	5.2
Theater	2	4.5
School or educational facility	2	3.7

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

137

Mortgage Loan Concentrations

Top Ten Mortgage Loans

The following table shows certain information regarding the 10 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Square Foot(1)	UW NCF DSCR(1)	Cut-off Date LTV Ratio(1)(2)	Property Type
9 West 57th Street	$80,000,000	7.1%	603	3.64x	29.8%	Office
10 Hudson Yards	$80,000,000	7.1%	390	4.18x	32.9%	Office
Starbucks Center	$65,000,000	5.8%	93	3.16x	30.9%	Mixed Use
Fresno Fashion Fair Mall	$60,000,000	5.3%	606	2.14x	57.5%	Retail
Windsor Square	$60,000,000	5.3%	91	1.47x	71.7%	Retail
PNC Center	$58,094,309	5.2%	91	1.82x	67.1%	Office
Nashville Technology Office Campus	$50,000,000	4.4%	144	1.52x	65.2%	Office
60 Madison Avenue	$45,000,000	4.0%	460	2.25x	50.0%	Office
Moffett Gateway	$43,000,000	3.8%	397	1.95x	46.3%	Office
693 Fifth Avenue	$42,500,000	3.8%	2,590	1.00x	47.6%	Mixed Use
Top 3 Total/Weighted Average	$225,000,000	20.0%		3.69x	31.2%
Top 5 Total/Weighted Average	$345,000,000	30.7%		3.04x	42.8%
Top 10 Total/Weighted Average	$583,594,309	51.9%		2.50x	48.3%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, each of which has one or more related Pari Passu Companion Loan(s) that is not part of the trust, the Loan per Square Foot, UW NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the trust and any related Pari Passu Companion Loan in the aggregate, but excludes any related Subordinate Companion Loan(s). See “—Assessments of Property Value and Condition” for additional information.

(2)	In the case of the Mortgaged Properties identified as “10 Hudson Yards”, “PNC Center” and “Moffett Gateway” the Cut-off Date LTV Ratio was calculated based upon a hypothetical valuation other than an “as-is” value. See “—Assessments of Property Value and Condition” for additional information.

See “—Assessments of Property Value and Condition” for additional information.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions under “Description of Top Fifteen Mortgage Loans” in Annex A-3. Other than with respect to the top ten Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 3.7% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The pool of Mortgage Loans will include two (2) Mortgage Loans, set forth in the table below entitled “Multi-Property Mortgage Loans”, representing approximately 1.9% of the Initial Pool Balance, which are each secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

138

Multi-Property Mortgage Loans

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Bond Street Portfolio	$14,000,000	1.2%
ACG Manufactured Housing Portfolio II	6,955,761	0.6
Total	$20,955,761	1.9%

In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers. For example, with respect to the Mortgage Loans secured or partially secured by the Mortgaged Properties identified as “Fresno Fashion Fair Mall”, “Windsor Square”, “PNC Center”, “Moffett Gateway”, “Embassy Suites Monterey Bay Seaside”, “Salesforce Tower”, “100 East Wisconsin Avenue”, “Arborwood at Mann Road Apartments”, “Riverwood Corporate Center I & III”, “Westfield San Francisco Centre”, “Bond Street Portfolio—Lawrenceville Center”, “Firethorne Retail Center” and “Holiday Inn: Cleveland East” on Annex A-1, representing approximately 37.0% of the Initial Pool Balance by allocated loan amount, the related Mortgaged Properties are comprised of more than one (1) parcel, which parcels may, in certain cases, be owned by separate borrowers.

One (1) group of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans”, representing approximately 10.4% of the Initial Pool Balance, is not cross-collateralized but has borrower sponsors related to each other. The following table shows each group of Mortgage Loans having borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1.

Related Borrower Loans

Mortgage Loan	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
PNC Center	$58,094,309	5.2%
Salesforce Tower	30,000,000	2.7
100 East Wisconsin Avenue	28,718,093	2.6
Total for Group 1:	$116,812,402	10.4%

Mortgage loans with related borrowers are identified under “Related Borrower” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

139

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
California	7	$253,789,000	22.6%
New York	5	$249,997,497	22.2%
Indiana	3	$114,394,309	10.2%
Tennessee	3	$92,992,084	8.3%
Wisconsin	3	$85,718,093	7.6%
Washington	1	$65,000,000	5.8%
North Carolina	2	$62,659,631	5.6%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout eleven (11) other states, with no more than 4.6% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

Ten (10) Mortgaged Properties identified as “9 West 57th Street”, “10 Hudson Yards”, “60 Madison Avenue”, “693 Fifth Avenue”, “The Hamptons”, “Beacon South Beach”, “Bond Street Portfolio—Fuquay Commons”, “Bond Street Portfolio—Butler Crossing”, “The Comeau Building West Palm Beach” and “Conquistador Apartments” on Annex A-1, securing or partially securing nine (9) Mortgage Loans representing approximately 28.9% of the Initial Pool Balance by allocated loan amount, are located in coastal areas in states or territories generally more susceptible to floods or hurricanes than properties in other parts of the country.

Eleven (11) Mortgaged Properties identified as “Starbucks Center”, “Fresno Fashion Fair Mall”, “Moffett Gateway”, “Embassy Suites Monterey Bay Seaside”, “Westin Memphis”, “1 Kaiser Plaza”, “100 Oceangate”, “Westfield San Francisco Centre”, “Lake Pointe Corporate Center”, “Sorrento Pines” and “Coliseum Meadows” on Annex A-1, securing eleven (11) Mortgage Loans representing approximately 34.4% of the Initial Pool Balance by allocated loan amount, are located in an area that is considered a high earthquake risk (seismic zone 3 or 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on these reports, no Mortgaged Property has a seismic expected loss greater than 19%. See “—Redevelopment, Renovation and Expansion” and “Risk Factors—Insurance May Not Be Available or Adequate”.

Mortgaged Properties With Limited Prior Operating History

Nine (9) Mortgaged Properties identified as “10 Hudson Yards”, “Moffett Gateway”, “The Hamptons”, “Riverside Center”, “Arborwood at Mann Road Apartments”, “Bond Street Portfolio—Lawrenceville Center”, “Bond Street Portfolio—Hamilton Crossing”, “Bond Street Portfolio—Butler Crossing” and “Firethorne Retail Center” on Annex A-1, securing or partially securing seven (7) Mortgage Loans representing approximately 20.9% of the Initial Pool Balance by allocated loan amount, were each constructed or substantially renovated or in a lease-up period within the 12-month period preceding the Cut-off Date and have no or limited prior operating history and/or lack historical financial figures and information.

Two (2) Mortgaged Properties identified as “Nashville Technology Office Campus” and “Riverside Center” on Annex A-1, securing two (2) Mortgage Loans representing approximately 7.4% of the Initial Pool

140

Balance, were acquired within the 15-month period preceding the origination of the related Mortgage Loans and underwriting was based on a limited prior operating history and limited historical financial figures and information.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common

Four (4) Mortgaged Properties identified as “Bond Street Portfolio” on Annex A-1, securing one (1) Mortgage Loan representing 1.2% of the Initial Pool Balance, has one or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium Interests

One (1) of the Mortgage Loans secured by Mortgaged Property identified on Annex A-1 as “Homewood Suites Troy” and, representing approximately 1.4% of the Initial Pool Balance, is secured by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans (other than as described below), the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.

•	With respect to one (1) Mortgaged Property identified as “Homewood Suites Troy” on Annex A-1, securing one (1) Mortgage Loan representing approximately 1.4% of the Initial Pool Balance, the Mortgaged Property is one of six units in a condominium whose common areas are limited to street access and utility easements. The borrower has no obligations under the condominium and no condominium association has been established. The condominium documents provide that (i) any proposed amendment to any condominium document which would materially alter or change the rights of any mortgagee, require the mortgagee’s consent and (ii) that the common elements or the responsibility for maintenance, repair or replacement may also not be modified in any material way without the borrower’s and lender’s consent if the common elements are appurtenant to the borrower’s unit. In the event the condominium documents require assessments, the borrower will be required to pay monthly reserves for condominium assessments.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

141

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	38	$951,641,247	84.6%
Fee/Leasehold	2	103,529,000	9.2
Leasehold	2	69,208,510	6.2
Total	42	$1,124,378,757	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general, unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (or at least 10 years beyond the maturity date of a Mortgage Loan that fully amortizes by such maturity date) (in each case, taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Mortgage Loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “—Bankruptcy Laws”.

With respect to one (1) Mortgaged Property identified as “Westin Memphis” on Annex A-1, securing one (1) Mortgage Loan representing approximately 3.6% of the Initial Pool Balance, the Mortgage Loan is secured by the borrower’s sub-subleasehold interest in the Mortgaged Property pursuant to a lease (the “Westin Sub-Subground Lease”) with the City of Memphis (the “City”). The City originally leased the Mortgaged Property to Beale Street Development Corporation (“BSDC”) pursuant to a ground lease (the “Westin Ground Lease”), then sub-leased the Mortgaged Property back from BSDC pursuant to a sub-ground lease (the “Westin Sub-Ground Lease”) and subsequently entered into the Westin Sub-Subground Lease with the borrower. The Westin Ground Lease and the Westin Sub-Ground Lease have expiration dates of October 28, 2034, and the Westin Sub-Subground Lease has an expiration date of May 12, 2079. In the event of the termination of the Westin Ground Lease or the Westin Sub-Ground Lease, the City and BSDC have agreed pursuant to the Westin Sub-Subground Lease that the borrower has the right to occupy the Mortgaged Property for the full term of the Westin Sub-Subground Lease and that the City will act as ground lessor thereunder. At origination, the borrower reserved $47,500 with respect to rent payments under the Westin Sub-Subground Lease and is not required to make further deposits into such reserve, provided, among other things, the borrower pays all sub-subground rent required under the Westin Sub-Subground Lease. No taxes are assessed by the City against the Mortgaged Property because the City owns the fee interest until such time as taxes are assessed, which is not expected to occur during the term of the Westin Sub-Subground Lease.

With respect to one (1) Mortgaged Property identified as “Shops at Avenue North” on Annex A-1, securing one (1) Mortgage Loan representing approximately 2.4% of the Initial Pool Balance, the Mortgage Loan is secured by the borrower’s sub-leasehold interest in the Mortgaged Property pursuant to a lease (the “Shops Sub-Ground Lease”) with Beech Interplex, Inc., (“Beech”), which entity leases the Mortgaged Property from the Philadelphia Redevelopment Authority (“PRA”) , as ground lessor (the “Shops Ground Lease”). The Shops Sub-Ground Lease and the Shops Ground Lease have an expiration date of February 16, 2104, with ten consecutive options to extend the term for 5 years. A portion of the rent due under the

142

Shops Sub-Ground Lease has been paid by the borrower pursuant to a one-time payment of $1 million to Beech. The borrower’s remaining rent obligations to Beech were transferred by the borrower to the owner of an adjacent parcel (which parcel is also subject to a ground lease with PRA and which parcel is not part of the Mortgaged Property). As such, the borrower has no ongoing rental obligations pursuant to the Shops Ground Sub-Lease. In the event the assignee of the obligation to pay rent fails to pay rent to Beech, Beech agreed it will not assert a claim against the borrower for any rent amounts owed by such assignee. In the event the Borrower or Beech defaults under the Shops Sub-Ground Lease or Shops Ground Lease, respectively, the applicable lessor is required to provide notice to the lender and a reasonable opportunity to cure such default. In addition, if the Shops Sub-Ground Lease is terminated as a result of a default by Beech under the Shops Ground Lease, the PRA is required to enter into a direct lease with the borrower.

With respect to one (1) Mortgaged Property identified as “Westfield San Francisco Centre” on Annex A-1, securing one (1) Mortgage Loan representing approximately 2.1% of the Initial Pool Balance, the Mortgage Loan is secured in part by one of the borrower’s leasehold interests in the portion of the Mortgaged Property known as Westfield San Francisco Centre, constituting approximately 23.4% of the total net rentable area, and by the other borrower’s fee simple interest in the portion of the Mortgaged Property known as the Emporium, constituting approximately 76.6% of the total net rentable area of the Mortgaged Property. The related ground lease, between the San Francisco Unified School District, as ground lessor and S.F. Limited Partnership, as ground lessee, has an original expiration date of June 30, 2043, with one option to extend the term for 15 years (which option is freely exercisable by the lender). Annual minimum ground rent is $3,260,000 per annum, subject to periodic adjustments according to criteria forth in the ground lease.

In regards to ground leases, see representation and warranty number 36 in Annex D-1, and representation and warranty number 35 in Annex E-1. See also “Description of Top Fifteen Mortgage Loans” in Annex A-3 for an additional description of the leasehold interests related to three (3) Mortgaged Properties identified as “9 West 57th Street”, “Embassy Suites Monterey Bay Seaside” and “Westin Memphis” on Annex A-1, securing three (3) Mortgage Loans representing approximately 14.4% of the Initial Pool Balance.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than seven (7) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Environmental Site Assessment” and “—German American Capital Corporation—DB Originator’s Underwriting Guidelines and Processes”, “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans”.

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

•	With respect to one (1) Mortgaged Property identified as “Starbucks Center” on Annex A-1, securing one (1) Mortgage Loan representing approximately 5.8% of the Initial Pool Balance, the related Phase I ESA identified the presence of two recognized environmental conditions regarding formerly identified diesel contamination at the south loading dock area and petroleum contamination at the Home Depot site, in each case resulting from prior underground storage tanks

143

(UST) that have been removed or abandoned in place. One site was remediated in 1995, and the second site has an “open” status. Soil samples at both sites were measured at significantly reduced levels below the Washington State Department of Ecology (“DOE”) designated cleanup levels. Groundwater testing at the south loading dock area (but not the Home Depot site) showed concentrations above DOE designated cleanup levels. Although DOE stated in 2006 that the Home Depot site was “mostly cleaned up,” it declined to issue a “no further action” determination due to a lack of comprehensive documentation. To address these environmental concerns, at the origination of the Mortgage Loan, the borrower reserved $177,500, an amount equal to 125% of the amount determined by the environmental consultant to be the total amount necessary to complete any required remediation and obtain “no further action” determinations from the DOE. If the environmental reserve is exhausted, and further remediation is required in connection with the recognized environmental conditions or any other environmental issues, a cash flow sweep will trigger and continue until such time as 125% of the estimated costs to remediate such issues have accrued to the sweep reserve. In addition, pursuant to the environmental indemnity agreement, the borrower’s sponsor agrees to keep the Mortgaged Property in compliance with all environmental laws and will indemnify the lender, subject to a cap of $1,000,000, for losses suffered by the lender related to any failure by the borrower to comply with environmental laws and other environmental issues, including such environmental conditions. Further, the lender obtained an environmental collateral protection and liability insurance policy from Steadfast Insurance Company, with policy limits of $7,000,000 per incident and in the aggregate, with a $50,000 deductible, and a policy term of 15 years. Premiums for the 15-year policy period have been paid in full.

•	With respect to one (1) Mortgaged Property identified as “Riverside Center” on Annex A-1, securing one (1) Mortgage Loan representing approximately 2.9% of the Initial Pool Balance, 328 Front Street South, a portion of the Mortgaged Property, is listed on the Wisconsin Department of Natural Resources (“WDNR”) database, which entry identifies arsenic, lead and polynuclear hydrocarbon contaminants reported pursuant to an environmental site assessment conducted in 2004 prior to the redevelopment of the Mortgaged Property into an office building. In 2005, the WDNR issued a “no further action” determination in connection with such environmental condition. The determination states that the WDNR must be consulted before a well may be constructed and that any soil excavated be sampled and tested and, subject to the results of such testing, any excavated soil stored, treated, or disposed of in compliance with state and federal laws. A Phase I environmental site assessment (“ESA”), conducted in connection with the origination of the Mortgage Loan recommended “no further action” in regard to this matter.

•	With respect to one (1) Mortgaged Property identified as “Sorrento Pines” on Annex A-1, securing one (1) Mortgage Loan representing approximately 1.6% of the Initial Pool Balance, a portion of the Mortgaged Property is listed on the Cleanup Sites and San Diego County Site Assessment and Mitigation databases for an unauthorized release of chlorinated hydrocarbons in January 2005. The County of San Diego, Department of Environmental Health (“DEH”) determined that neither the residual soil contamination nor the groundwater posed a threat to human health or the environment, and the DEH granted case closure on July 14, 2005. The determination states that the DEH must be consulted prior to any change in use, construction or excavation at the relevant portion of the Mortgaged Property. The Phase I environmental site assessment (“ESA”), conducted in connection with the origination of the Mortgage Loan did not recommend any further action in regard to this matter.

•	With respect to one (1) Mortgaged Property identified as “Coliseum Meadows” on Annex A-1, securing one (1) Mortgage Loan representing approximately 0.7% of the Initial Pool Balance, in lieu of further sampling for chlorinated solvents, particularly tetrachloraethylene due to the operation of a dry cleaner on the Mortgaged Property, the borrower obtained a fully pre-paid environmental insurance policy with the lender as named insured, assignable without premium charge one time to a trustee, with coverage of $3,000,000 individual and in the aggregate and a $50,000 self-insured retention. We cannot assure you that in the event that dry cleaning impacts might be identified and require further action or that the insurance will in fact cover part or all of any related costs.

144

•	With respect to one (1) Mortgaged Property identified as “Bond Street Portfolio—Hamilton Crossing” on Annex A-1, partially securing one (1) Mortgage Loan representing approximately 0.3% of the Initial Pool Balance by allocated loan amount, the ESA obtained at origination of the Mortgage Loan indicates that a construction landfill was previously operated on the Mortgaged Property in the 1960s. In addition, a prior owner of the Mortgaged Property utilized several underground storage tanks (“USTs”) containing diesel and gasoline, which were removed in the 1990s. The Tennessee Department of Environment and Conservation (“TDEC”) issued regulatory closure for the USTs in October 2000. The TDEC also issued a Brownfields Agreement in November 2007 related to residual soil and groundwater impact remaining on the Mortgaged Property as a result of its past use as a landfill. The Brownfields Agreement established the following land use restrictions on the Mortgaged Property: (i) land use is restricted to commercial/industrial use except as authorized by the TDEC and pending further remediation; (ii) groundwater below the Mortgaged Property may not be used, accessed, or disturbed for any purposes, unless required by any government agency, including the use for potable or irrigation water source; (iii) any invasive activity that can generate fugitive dust must be approved in writing by the TDEC; and (iv) the grantor and its assigns agree to file any additional land use restrictions identified by TDEC as necessary for the safe use of the Mortgaged Property. The TDEC issued a no further action letter on February 15, 2011. The ESA characterized the former use of the Mortgaged Property as a controlled recognized environmental condition and did not recommend any further action.

•	In addition, with respect to one (1) Mortgaged Property identified as “Bond Street Portfolio—Butler Crossing” on Annex A-1, partially securing one (1) Mortgage Loan representing approximately 0.2% of the Initial Pool Balance by allocated loan amount, the ESA disclosed that residual subsurface contamination remains present in the vicinity of former above-ground storage tanks (“ASTs”) and associated dispenser islands, and that residual concentrations exceed the residential/unrestricted land use soil cleanup criteria, but are below the applicable commercial/industrial use standard. The South Carolina Department of Health and Environmental Control administratively closed the site in a letter dated January 19, 2016. The ESA characterized the residual soil contamination on the northwestern portion of the Mortgaged Property as a controlled recognized environmental condition and did not recommend any further action. We can provide no assurances that the nature and extent of any contamination associated with prior uses of the Mortgaged Properties has been accurately characterized or that the related borrowers will comply with any restrictions or conditions relating to hazardous substances on the Mortgaged Properties.

For several of the properties, the related ESAs noted that onsite USTs or leaking USTs previously had been removed or closed in place or other types of potential or actual spills or releases may have occurred, and based on criteria such as past investigations, cleanups or other response actions, quantities or types of hazardous materials involved, absence of significant risk, tank test results or other records, and/or other circumstances including regulatory closure, the ESAs did not recommend any further investigation or other action at the current time. In some such cases even where regulatory closure was documented for past incidents the ESAs reported that requests to governmental agencies for any related files are pending; however, those ESAs concluded that nevertheless such incidents were not likely to be significant at the present time.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties.

•	With respect to one (1) Mortgaged Property identified as “10 Hudson Yards” on Annex A-1, securing one (1) Mortgage Loan representing approximately 7.1% of the Initial Pool Balance, the borrower reserved approximately $91.0 million with the lender in connection with the remaining

145

construction work, tenant improvements and build-out, which work is projected to be completed by June 30, 2017.

•	With respect to one (1) Mortgaged Property identified as “Fresno Fashion Fair Mall” on Annex A-1, securing one (1) Mortgage Loan representing approximately 5.3% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to engage in several re-development activities which are currently under consideration by the borrower, which may include, without limitation (i) releasing certain surface parking surrounding one anchor tenant parcel from the lien of the Mortgage Loan documents to accommodate the development of a new anchor department store, or (ii) either terminating and/or modifying the leases for Macy’s Men’s & Children’s and/or JCPenney (which may include approving the expansion of the current Macy’s Women and Home store and a monetary contribution by the guarantor to Macy’s to help fund such expansion, reducing rent under such leases, providing inducements to such tenants and/or releasing the Macy’s Men’s & Children’s store improvements and some or all of the adjacent parking area from the lien of the Mortgage Loan documents). No funds were reserved at origination for any such re-development activities. If there is any decrease in underwritten net operating income (as defined in the Mortgage Loan documents) over the preceding quarter as a result of the redevelopment activities (including as the result of any modification or termination of the Macy’s Men’s & Children’s or JCPenney leases), then the borrower is required to enter into a master lease with the guarantor for all such applicable space and all then vacant space at the property. There are no reserves for any of these re-development activities, and if undertaken, there can be no assurance that such activities will not result in adverse impacts on the performance of the Mortgage Loan generally due to any construction or any termination or modification of an anchor tenant lease. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” and “Description of the Mortgage Pool— Certain Terms of the Mortgage Loans —Partial Releases” for additional information.

•	With respect to one (1) Mortgaged Property identified as “Embassy Suites Monterey Bay Seaside” on Annex A-1, securing one (1) Mortgage Loan representing approximately 3.7% of the Initial Pool Balance, the borrower is required by the franchise agreement to complete a PIP at the Mortgaged Property. The estimated cost to complete the PIP is approximately $9.1 million, and the franchise agreement requires completion of the PIP by December 31, 2017. The PIP requires renovations to the building systems and safety features, parking and landscaping, building faҫade, porte cochère, atrium, front desk, gift shop, business center, restaurants and kitchens, pool area, corridors, elevators and guestroom interiors and bathrooms. The borrower was required to reserve $6,000,000 at origination into a PIP reserve, and the Mortgage Loan is structured with a cash sweep period in effect at origination of the Mortgage Loan, which requires that all excess cash flow after payment of debt service, required reserves and operating expenses be deposited into the related PIP reserve. The PIP deposit from the excess cash flow sweep is capped at $9,064,225 in the aggregate.

•	With respect to one (1) Mortgaged Property identified as “Holiday Inn: Cleveland East” on Annex A-1, securing one (1) Mortgage Loan representing approximately 0.6% of the Initial Pool Balance, the borrower was required to reserve $50,000 at origination of the Mortgage Loan in connection with a PIP required by the franchise agreement, which includes renovations and upgrades to the landscaping, porte cochère, restaurant, fitness center, pool area and elevators. The franchise agreement requires the borrower to complete the PIP upgrades by August 18, 2017.

146

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessments of Property Value and Condition

Appraisals

For each Mortgaged Property, the related mortgage loan seller obtained a current (within seven (7) months of the origination date of the Mortgage Loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Appraisal and LTV Ratio” and “—German American Capital Corporation—DB Originator’s Underwriting Guidelines and Processes—Appraisal and LTV Ratio”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value”.

Engineering Reports

In connection with the origination of each Mortgage Loan included in the trust, other than as identified below, the related mortgage loan seller or other originator obtained an engineering report with respect to the related Mortgaged Property with an engineering report dated within seven (7) months of the Cut-off Date. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Physical Assessment Report” and “—German American Capital Corporation—DB Originator’s Underwriting Guidelines and Processes—Physical Assessment Report”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Zoning and Building Code Compliance and Condemnation

In connection with the origination of each Mortgage Loan included in the trust, the related mortgage loan seller or other originator generally examined whether the use and occupancy of the related real property collateral was in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Zoning and Building Code Compliance”, “—German American Capital Corporation—DB Originator’s Underwriting Guidelines and Processes—Zoning and Building Code Compliance”.

With respect to one (1) Mortgaged Property identified as “Conquistador Apartments” on Annex A-1, securing one (1) Mortgage Loan representing approximately 0.7% of the Initial Pool Balance, the borrower is required to complete installation of fire sprinklers in the Mortgaged Property by January 1, 2018 in order to be in compliance with the city fire code. At origination, the borrower reported that approximately 50% of the units had been upgraded with sprinklers and reserved $300,000 for installing the remaining sprinklers.

With respect to four (4) Mortgaged Properties identified as “ACG Manufactured Housing Portfolio II” on Annex A-1, securing one (1) Mortgage Loan representing approximately 0.6% of the Initial Pool Balance, the use of the 5116 Pinson Valley Parkway Mortgaged Property as a mobile home park is legal non-conforming (the current zoning requires commercial use). If the use of the related Mortgaged Property as a mobile home park is discontinued for a continuous period of one year, then the borrower would be required to conform the property to current zoning laws.

147

With respect to one (1) Mortgaged Property identified as “502 Henry Street” on Annex A-1, securing one (1) Mortgage Loan representing approximately 0.2% of the Initial Pool Balance, the physical condition report obtained at origination of the Mortgage Loan indicated that there were ten (10) open building code violations on file with the municipality and the fire department showed twelve (12) open violations in the records for the Mortgaged Property, including failure to provide fireproof door/window and partitions. The borrower was required to reserve $44,913 for deferred maintenance at origination of the Mortgage Loan to remedy such violations (among certain other deferred maintenance items), and the Mortgage Loan documents require that the repairs be completed within sixty (60) to one hundred eighty (180) day periods after the origination date depending on the violation.

In the case of Mortgage Loans for which the related borrower is required to maintain law or ordinance insurance coverage, such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and see representation and warranty number 26 in Annex D-1, representation and warranty number 25 in Annex E-1 and the identified exceptions to those representations and warranties in Annex E-2.

Litigation and Other Considerations

There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates arising out of the ordinary business of the borrowers, their sponsors, managers and affiliates or such persons may be or may have been subject to other material proceedings (including criminal proceedings). For example:

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

Certain of the borrower sponsors and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past. In some cases, Mortgaged Properties securing certain of the Mortgage Loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

With respect to eleven (11) Mortgaged Properties identified as “Fresno Fashion Fair Mall”, “PNC Center”, “Salesforce Tower”, “100 East Wisconsin Avenue”, “Shops at Avenue North”, “Beacon South Beach”, “Homewood Suites Troy”, “The Comeau Building West Palm Beach”, “Coliseum Meadows”, “Holiday Inn: Cleveland East” and “502 Henry Street”, on Annex A-1, securing eleven (11) Mortgage Loans representing approximately 23.8% of the Initial Pool Balance, within the last 10 years, borrower sponsors or key principals (or affiliates of borrower sponsors or key principals) have previously sponsored real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties in this trust (which Mortgaged Properties, in certain cases, involved prior owners in connection with financings unrelated to the Mortgage Loans)) that became or are currently the subject of foreclosure proceedings, deed-in-lieu of foreclosure, short sale, discounted pay offs, loan restructuring, forbearance agreement, bankruptcy or insolvency proceedings or similar proceedings. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—The Borrower’s Form of Entity May Cause Special Risks” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

148

In particular, with respect to the 15 largest Mortgage Loans we note the following:

•	With respect to three (3) Mortgaged Properties identified as “PNC Center”, “Salesforce Tower” and “100 East Wisconsin Avenue” on Annex A-1, securing three (3) Mortgage Loans representing approximately 10.4% of the Initial Pool Balance, the related borrower sponsor for the Mortgage Loans relinquished ownership of an unrelated two building office property located in Indianapolis, Indiana, through a deed-in-lieu of foreclosure within the prior 10 years.

With respect to one (1) Mortgaged Property identified as “502 Henry Street” on Annex A-1, securing one (1) Mortgage Loan representing approximately 0.2% of the Initial Pool Balance, the related borrower sponsor inherited a majority interest in the Mortgaged Property from the estate of her father, and her siblings inherited minority interests. There was a conflict between the sponsor and her siblings over the siblings’ interests in the Mortgaged Property, which resulted in missed mortgage, tax, and utility bill payments and the Mortgaged Property and sponsor facing mortgage and tax foreclosure suits from the previous lender. The sponsor subsequently acquired the interests of the siblings in the amount of $380,000 and resumed mortgage, tax, and bill payments in a timely manner, resulting in the dismissal of all suits. The current Mortgage Loan paid off the prior financing in full.

Twenty-three (23) Mortgage Loans, representing approximately 59.3% of the Initial Pool Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan.

Ten (10) Mortgage Loans, representing approximately 25.0% of the Initial Pool Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Properties.

Three (3) Mortgage Loans, representing approximately 15.8% of the Initial Pool Balance, was originated in connection with the borrower’s recapitalization.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

•	Five (5) Mortgaged Properties identified as “Starbucks Center”, “Nashville Technology Office Campus”, “1 Kaiser Plaza”, “Cambridge Office” and “502 Henry Street” on Annex A-1, securing five (5) Mortgage Loans collectively representing approximately 15.3% of the Initial Pool Balance by allocated loan amount, are each leased to a tenant that makes up 50% or more (but less than 100%) of the rentable square footage.

•	Two (2) Mortgaged Properties identified as “Moffett Gateway” and “Riverside Center” on Annex A-1, securing two (2) Mortgage Loans representing approximately 6.8% of the Initial Pool Balance by allocated loan amount, are leased to a single tenant. With respect to certain of these Mortgage Loans, the single tenant’s lease may expire prior to or shortly after the related maturity date or anticipated repayment date, as applicable. See Annex A-1 for tenant lease expiration dates for the single tenants at these respective Mortgaged Properties.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

149

Lease Expirations and Terminations

Expirations.

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Even if none of the top five tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may still be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year or a rolling 12-month period. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan. Identified below are certain material lease expirations or concentrations of lease expirations with respect to the Mortgaged Properties:

•	In certain cases, the lease of a single tenant, major tenant or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date of the related Mortgage Loan.

•	With respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Property identified in the table below, such Mortgaged Property is occupied by a single tenant under a lease which expires prior to, or in the same year of, the maturity or anticipated repayment date of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Lease Expiration Date	Maturity Date
Moffett Gateway	3.8%	3/31/2027	4/1/2027
Riverside Center	2.9%	6/30/2028(1)	10/6/2026

(1)	The Mortgaged Property is leased to a single tenant and the related lease expires on June 30, 2023 for the building located on 332 Front Street South (representing approximately 91,527 square feet), on June 30, 2028 for the building located on 102 Jay Street (representing approximately 93,528 square feet) and on June 30, 2028 for the building located on 328 Front Street South (representing approximately 87,541 square feet).

•	With respect to the Mortgaged Properties shown in the table below, one or more leases representing 50% or greater of the net rentable square footage of the related Mortgaged Property (excluding Mortgaged Properties leased to a single tenant and set forth in the bullet above) expire in a single calendar year prior to, or the same year as, the maturity of the related Mortgage Loan. There may be other Mortgaged Properties as to which leases representing at least 50% or greater of the net rentable square footage of the related Mortgaged Property expire over several calendar years prior to maturity of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	% of Net Rentable Area of Leases Expiring	Calendar Year of Lease Expiration	Mortgage Loan Maturity Date
Starbucks Center	5.8%	76.4%	2025	10/6/2026
Nashville Technology Office Campus	4.4%	65.5%	2022	10/1/2026
1 Kaiser Plaza	3.3%	54.6%	2025	7/1/2026
Firethorne Retail Center	0.7%	51.0%	2021	11/1/2026

•	In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

•	With respect to one (1) Mortgaged Property identified as “Riverside Center” on Annex A-1, securing one (1) Mortgage Loan representing approximately 2.9% of the Initial Pool Balance, the sole

150

tenant, UnitedHealthcare (“UHG”), subleases all 91,527 square feet of the building located at 332 Front Street South to various subtenants under subleases with expiration dates from May 2019 to July 2022. If UHG does not renew or extend the portion of the lease for 332 Front Street South which expires on June 30, 2023, the related subtenants agreed to become direct tenants of the borrower pursuant to a written agreement. The borrower reserved $1,500,000 at origination of the Mortgage Loan for related retenanting costs.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Terminations.

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease at any time. For example (with respect to the largest 15 Mortgage Loans and the largest 5 tenants at each Mortgaged Property):

•	Eight (8) Mortgaged Properties identified as “10 Hudson Yards”, “Fresno Fashion Fair Mall”, “Windsor Square”, “PNC Center”, “60 Madison Avenue”, “1 Kaiser Plaza”, “Salesforce Tower” and “Westfield San Francisco Centre” on Annex A-1, securing eight (8) Mortgage Loans representing approximately 35.0% of the Initial Pool Balance by allocated loan amount, are each subject to leases where one or more of the top 5 tenants at such Mortgaged Property either has the right to terminate its lease during the term of the loan, prior to the stated expiration of the full lease term and during the term of the related Mortgage Loan (either at such tenant’s option or for reasons other than a landlord default under the applicable lease, including as a result of the trigger of co-tenancy provisions) and/or the right to reduce such tenant’s total leased space or reduce the related rent at the related Mortgaged Property pursuant to the related lease. See Annex A-1 and the footnotes related thereto for additional information on the top five tenants at the related Mortgaged Properties.

•	With respect to one (1) Mortgaged Property identified as “Fresno Fashion Fair Mall” on Annex A-1, securing one (1) Mortgage Loan representing approximately 5.3% of the Initial Pool Balance, the largest tenant at the Mortgaged Property, JCPenney, has the right to purchase its leased parcel under the related lease under certain circumstances. The borrower may reject the tenant’s exercise of this purchase option, and the Mortgage Loan documents require that the borrower reject any offer to purchase the leased parcel. However, the lease also provides that if the borrower rejects the offer to purchase, the lease will be terminated and the tenant will be released from its obligations under the lease.

•	With respect to one (1) Mortgage Loan identified as “Fresno Fashion Fair Mall” on Annex A-1, representing approximately 5.3% of the Initial Pool Balance, Macy’s, which operates a Macy’s Women & Home store and a Macy’s Men’s & Children’s store at the larger shopping mall (the Macy’s Women & Home store is not part of the collateral for the Mortgage Loan, but the Macy’s Men’s & Children’s store is part of the Mortgaged Property), announced plans to close 100 department stores nationwide in August 2016. The list of locations has not been disclosed. The Macy’s Women & Home store opened at the mall in 1983 and the Macy’s Men’s & Children’s store opened in 1996. The Macy’s Women & Home store and land is owned by the tenant, and the Macy’s Men’s & Children’s store is subject to a lease with the borrower that expires in April 2021. We cannot assure you that the stores at the Mortgaged Property will not be designated for closure. The occupancy rate at the Mortgaged Property as of December 31 in 2013, 2014 and 2015 was 95.8%, 95.8% and 93.2%, respectively.

Government-sponsored tenants may have the right to rent reductions or may be able to cancel their leases at any time for lack of appropriations or as a result of a government shutdown or for damage to the

151

leased premises caused by casualty or condemnation. In some of these cases, the government-sponsored tenant may have the right to terminate its lease at any time for any reason. Set forth below are certain government leases that individually represent more than 5% of the underwritten base rent at the related Mortgaged Property and have these types of risks. See also “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mortgaged Property Name	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of Underwritten Base Rent
PNC Center(1)	5.2%	Indiana Gaming Commission	5.1%	4.9%

(1)	There are six other government-sponsored tenants at the Mortgaged Property, which collectively lease approximately 13.7% of the net rentable area, that also have termination or contraction rights based on the lack of governmental appropriations or as a unilateral right in certain circumstances.

See Annex A-3 for more information on material termination options relating to the largest 15 Mortgage Loans.

Other.

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the top five tenants by net rentable square footage at a Mortgaged Property or tenants individually or in the aggregate representing more than 25% of the net rentable area at the Mortgaged Property, certain of such tenants have not taken possession or commenced paying rent or are in rent abatement periods as set forth below with respect to the largest 15 Mortgage Loans listed on Annex A-3:

•	With respect to one (1) Mortgaged Property identified as “9 West 57th Street” on Annex A-1, securing one (1) Mortgage Loan representing approximately 7.1% of the Initial Pool Balance, the largest tenant, Kohlberg, Kravis, Roberts & Co., has abated rent for a portion of its space during the months of January 2019 and 2020, and the fourth largest tenant, Och-Ziff Management, has free rent for two suites for the months of January through April 2019 and the months of January and June during the years 2024, 2025 and 2026. At origination, the borrower was required to reserve approximately $16,462,228 for the outstanding rent abatements of all tenants.

•	With respect to one (1) Mortgaged Property identified as “10 Hudson Yards” on Annex A-1, securing one (1) Mortgage Loan representing approximately 7.1% of the Initial Pool Balance, BCG, the third largest tenant, is expected to take occupancy by the end of 2016, with rent commencing in May 2017, following a free rent period from August 2016 through April 2017. SAP, the fourth largest tenant, is expected to take occupancy of its entire leased space in the winter of 2016 or early 2017, with rent commencing June 18, 2017, following a free rent period from August 2016 through June 17, 2017. Intersection, the fifth largest tenant, has taken occupancy, with rent commencing January 29, 2017 for the space on the 26th floor, following a free rent period from August 2016 through January 28, 2017 and July 29, 2017 for the space on the 27th floor, following a free rent period from August 2016 through July 28, 2017. The borrower reserved $34,160,073 at origination of the Mortgage Loan, $12,032,622 of which relates to BCG, $10,529,239 of which relates to SAP, $3,367,625 of which relates to Intersection, $1,851,106 of which relates to L’Oreal and the remaining portion of the reserve relates to free rent periods for other tenants.

•	With respect to one (1) Mortgaged Property identified as “Starbucks Center” on Annex A-1, securing one (1) Mortgage Loan representing 5.8% of the Initial Pool Balance, the largest tenant, Starbucks, leases approximately 1,151,196 sq. ft., or 76.4% of the net rentable area at the Mortgaged Property, including new lease amendments to occupy 64,472 sq. ft., for which the tenant is in occupancy and rent payments are required to commence in October 2016, 17,640 sq. ft., for which rent payments are required to commence no later than February 2017, and 62,851 sq. ft., for which rent payments are required to commence no later than October 2017. The tenant is not yet in occupancy of the premises for which rent payments commence no later than February and

152

October 2017. The third largest tenant, Amazon, which leases approximately 45,567 sq. ft., or 3.0% of the net rentable area at the Mortgaged Property, entered into its lease June 1, 2016, has opened a portion of its space and has begun paying full rent on its entire space, with the remaining space expected to open in December 2016. At closing, $303,780 was deposited into a rent concession reserve to cover rental payments for four months through December 2016.

•	With respect to one (1) Mortgaged Property identified as “PNC Center” on Annex A-1, securing one (1) Mortgage Loan representing approximately 5.2% of the Initial Pool Balance, the largest tenant at the Mortgaged Property, PNC Bank, National Association leasing approximately 33.8% of the net rentable area at the Mortgaged Property, subleases a 41,450 square foot portion of its space (constituting approximately 6.5% of the net rentable at the Mortgaged Property) to the Indiana Department of Education and a 20,725 square foot portion of its space (constituting approximately 3.3% of the net rentable area at the Mortgaged Property) to Finishmaster, Inc. Each sublease is conterminous with the related prime lease, which expires on September 30, 2020.

•	With respect to one (1) Mortgaged Property identified as “60 Madison Avenue” on Annex A-1, securing one (1) Mortgage Loan representing approximately 4.0% of the Initial Pool Balance, the largest tenant, Tapad Inc., is in a free rent period from October 2016 through December 2018 with respect to approximately 18,759 of the total 28,020 square footage it leases. The second largest tenant, Massachusetts Mutual Life Insurance Company, is in a free rent period from October 2016 through February 2017 with respect to approximately 16,540 of the total 27,891 square footage it leases. The fourth largest tenant, The Atlantic Monthly Group, Inc. has a free rent period for November 2017. The borrower reserved $822,056.89 at the origination of the Mortgage Loan, $443,739.15 of which relates to Massachusetts Mutual, $84,402.00 of which relates to Tapad Inc., $90,522.79 of which relates to The Atlantic Monthly Group, Inc. and the remaining portion of the reserve relates to free rent periods for other smaller tenants.

•	With respect to one (1) Mortgaged Property identified as “Moffett Gateway” on Annex A-1, securing one (1) Mortgage Loan representing approximately 3.8% of the Initial Pool Balance, the sole tenant, Google, has executed two leases for its space at the Mortgaged Property but has not yet taken occupancy. In addition, the tenant’s leases provide for free rent for one of its buildings during the months of October 2016 through June 2018 and free rent for the other building during the months of October 2016 through June 2017. At origination, the borrower was required to reserve $37,575,033 for the outstanding free rent periods under the tenant’s leases. The borrower was also required to reserve $43,642,904 for outstanding tenant improvement allowances required under the sole tenant’s leases, as well as $5,743,978 for outstanding leasing commissions. Under the leases, the tenant improvement allowances are required to be disbursed to the tenant for use in the design and constructing the interior tenant improvements (including the payment of architects, engineers and construction managers and the purchase and installation of the tenant’s telecommunications conduit and cabling) in accordance with the plans and specifications approved by the borrower in accordance with the leases. The leases require that the borrower disburse funds for the outstanding tenant improvements on a monthly basis upon satisfaction of certain conditions in the leases, which include appropriate executed progress mechanics’ lien releases which comply with applicable law and unconditional releases (with respect to payments previously made), as well as evidence satisfactory to the borrower that no mechanic’s, materialmen’s or other similar lien or other encumbrance has been filed and remains in effect against the leased premises. In the event the borrower fails to disburse any portion of the tenant allowance in violation of the terms of the leases, the tenant is entitled to offset its rent payments by the amount of such portion, and the leases provide that the tenant may not terminate the leases by reason of any landlord default and that the tenant’s sole remedy for a breach by the borrower under the leases is a lawsuit for damages. Nonetheless, we can provide no assurances that the tenant will comply with its obligations under the leases or that the Mortgaged Property will not be subject to mechanics’ or materialmans’ liens as a result of the tenant build-out, and we can provide no assurances that the tenant will not vacate the Mortgaged Property in the event the borrower fails to comply with its obligations related to the tenant improvements. The tenant is the sole tenant at the Mortgaged Property, and the loss of the tenant could result in no rental income from the Mortgaged Property

153

or, if the borrower fails to disburse the tenant allowance in accordance with the lease, reduced rental income due to the tenant’s right to offset such failure against payments required to be made to the borrower, and any mechanics’ or materialmens’ liens that affect the Mortgaged Property could potentially prime the lien of the security instrument.

•	With respect to one (1) Mortgaged Property identified as “693 Fifth Avenue” on Annex A-1, securing one (1) Mortgage Loan representing approximately 3.8% of the Initial Pool Balance, office spaces constituting 42.9% of net rentable area at the Mortgaged Property are currently vacant because of recently completed and ongoing renovations. There can be no assurance that the vacant space will be relet at favorable rental rates or at all. The loan was underwritten to an in-place economic vacancy of 13.1%, which reflects the gross potential income of the currently vacant spaces at the market rental rate, which was underwritten as $31.35 per square foot-unit. The disparity between the actual vacancy and the economic vacancy reflects the fact that the retail portion of the Mortgaged Property contributes a disproportionately large amount of rental income to the total gross potential rent at the Mortgaged Property. At origination, the borrower was required to reserve approximately $3,022,060 for outstanding tenant improvement and leasing commission obligations and approximately $305,793 for free rent, rent abatements and tenant reimbursements. In addition, the UW NCF DSCR of the Mortgage Loan is 1.00x. See “Risk Factors—Risks Relating to the Mortgage Loans—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment”.

•	With respect to one (1) Mortgaged Property identified as “1 Kaiser Plaza” on Annex A-1, securing one (1) Mortgage Loan representing approximately 3.3% of the Initial Pool Balance, the largest tenant, Kaiser Foundation Health Plan, Inc., has abated rent for a portion of its space during the months of July through October 2016 in connection with the execution of the lease for such portion. At origination, the borrower was required to reserve $216,018 for the outstanding rent abatements of all tenants.

•	With respect to one (1) Mortgaged Property identified as “Salesforce Tower” on Annex A-1, securing one (1) Mortgage Loan representing approximately 2.7% of the Initial Pool Balance, the largest tenant, Salesforce.com, Inc. (“Salesforce”) has signed a lease but is not yet in occupancy or paying rent under its lease. Salesforce’s lease commences on January 1, 2017. If the borrower fails to deliver possession of any portion of certain floors by the time specified in the lease, then Salesforce has the right to terminate its lease solely with respect to such portion that was not delivered. Such space may not be delivered as scheduled, and if the lease is terminated as a result, such termination may have a material adverse impact on the related Mortgaged Property. In addition, Salesforce has free rent periods for its various suites for various periods through July 2018. At origination, the borrower was required to reserve $8,081,640 for the outstanding free rent for all tenants at the Mortgaged Property. The second largest tenant, JPMorgan Chase Bank, National Association, leasing approximately 18.3% of the net rentable area at the Mortgaged Property, subleases (i) a 15,231 square foot portion of its space (constituting approximately 1.4% of the net rentable area at the Mortgaged Property) to Thomas Caterers of Distinction, Inc., (ii) a 19,214 square foot portion of its space (constituting approximately 1.7% of the net rentable area at the Mortgaged Property) to KPMG, (iii) a 13,335 square foot portion of its space (constituting approximately 1.2% of the net rentable area at the Mortgaged Property) to Central Indiana Corporate Partnership, Inc., (iv) a 12,175 square foot portion of its space (constituting approximately 1.1% of the net rentable area at the Mortgaged Property) to Greater Indianapolis Chamber of Commerce, Inc. and (v) a 6,614 square foot portion of its space (constituting approximately 0.6% of the net rentable area at the Mortgaged Property) to Indianapolis Downtown, Inc. Each sublease expires prior to or concurrently with the related prime leases, which expire on June 30, 2020 and June 30, 2025. The third largest tenant, Bose McKinney & Evans, LLP, subleases 12,527 square feet to Caldwell Vanriper, LLC, which expires on September 30, 2018.

•	With respect to one (1) Mortgaged Property identified as “Westfield San Francisco Centre” on Annex A-1, securing one (1) Mortgage Loan representing approximately 2.1% of the Initial Pool Balance, the largest tenant, San Francisco State University, leasing approximately 15.8% of the net

154

rentable area at the Mortgaged Property, subleases an 18,712 square foot portion of its space (constituting approximately 2.4% of the net rentable at the Mortgaged Property) to Westfield Labs Corporation (an affiliate of the borrower) and an 18,354 square foot portion of its space (constituting approximately 2.3% of the net rentable area at the Mortgaged Property) to the San Francisco Examiner. Each sublease is conterminous with the related prime lease, which expires on December 31, 2021. In addition, the second largest tenant, Crunchyroll, Inc., leasing approximately 9.0% of the net rentable area at the Mortgaged Property, subleases a 30,000 square foot portion of its space (representing approximately 3.8% of the net rentable at the Mortgaged Property), to GoPro, Inc. The related sublease expires on June 30, 2017 (which is prior to the related prime lease). During the sublease period, Crunchyroll, Inc. is required to pay the borrower as additional rent 50% of all rent, additional rent or other consideration paid by GoPro, Inc. to Crunchyroll, Inc. in excess of the rent and additional rent already payable for such space under the prime lease. The lender did not include any related sublease income in its underwriting.

•	With respect to four (4) Mortgaged Properties identified as “Bond Street Portfolio” on Annex A-1, securing one (1) Mortgage Loan representing approximately 1.2% of the Initial Pool Balance, Occupancy and underwriting include “Jimmy John’s”, which has not executed a lease but does have a signed letter of intent for 1,600 square feet of space at the Fuquay Commons Mortgaged Property. The tenant represents approximately 15.4% of net rentable area at the individual Mortgaged Property and 3.3% of net rentable area for the portfolio net rentable area. The borrower was required to deposit $600,000 for the vacant suite that is expected to be occupied by “Jimmy John’s”. The lender is required to release the reserve when (i) the borrowers enter into one or more leases for the vacant space, (ii) the tenant(s) accepts the space and is paying full contractual rent (without offset, free rent credit or outstanding tenant improvement/leasing commission obligations on the part of the borrower unless reserved for in accordance with the Mortgage Loan documents) and (iii) the borrowers deliver a copy of the executed lease(s), a tenant estoppel in form and substance reasonably acceptable to the lender and an updated rent roll. We cannot assure you that the lease will ultimately be executed or that such vacant space will be filled.

In addition, certain other Mortgaged Properties may have tenants among the 5 largest tenants that have not taken possession or commenced paying rent. See Annex A-1 and the footnotes related thereto for additional information on the top five tenants at the related Mortgaged Properties.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions”.

See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

•	With respect to seven (7) Mortgaged Properties identified as “Starbucks Center”, “Windsor Square”, “Moffett Gateway”, “693 Fifth Avenue”, “Embassy Suites Monterey Bay Seaside”, “Riverside Center” and “Cambridge Office” on Annex A-1, securing seven (7) Mortgage Loans representing approximately 27.0% of the Initial Pool Balance by allocated loan amount, certain tenants, franchisors, property managers, ground lessors, developers or owners’ associations at such Mortgaged Properties or other parties have a purchase option or a right of first refusal or right of first offer, upon satisfaction of certain conditions, to purchase all or a portion of the related Mortgaged Property in the event the related borrower decides to sell the related Mortgaged Property or a portion thereof, as applicable. See “—Certain Terms of the Mortgage Loans—Partial Releases”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not

155

Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

•	With respect to one (1) Mortgaged Property identified as “9 West 57 Street” on Annex A-1, securing one (1) Mortgage Loan representing approximately 7.1% of the Initial Pool Balance, the thirteenth largest tenant, Solow Management Corp., is an affiliate of the borrower and occupies approximately 1.3% of the net rentable area of the Mortgaged Property.

•	With respect to one (1) Mortgaged Property identified as “Fresno Fashion Fair Mall” on Annex A-1, securing one (1) Mortgage Loan representing approximately 5.3% of the Initial Pool Balance, if there is any decrease in underwritten net operating income (as defined in the Mortgage Loan documents) as a result of the potential redevelopment activities at the Mortgaged Property under consideration by the borrower, the borrower is required to enter into a master lease for all such applicable space and all then vacant space at the Mortgaged Property. The rent under any such master lease is required to be in the amount of any such decrease in underwritten net operating income, provided that (1) the guarantor (or approved replacement guarantor under the Mortgage Loan documents) maintains a net worth greater than or equal to $400,000,000, of which an amount equal to the greater of 25% of the master lease rent or $10,000,000 is required to be in the form of liquid assets. The Mortgage Loan documents provide that rent will be reduced if and to the extent underwritten net operating income with respect to the Mortgaged Property increases, as determined on a quarterly basis. With respect to any termination of the Macy’s lease or JCPenney lease, the master lease will terminate if: (x) the underwritten net operating income with respect to the Mortgaged Property is restored to the greater of (i) pre-development levels and (ii) $27,000,000, and (y) the areas impacted by such redevelopment activities are 90% or more occupied with tenants in possession and paying rent. With respect to any modification of the Macy’s lease and/or JCPenney lease resulting in a decrease in underwritten net operating income, the master lease will terminate when the underwritten net operating income is restored to the greater of (i) pre-modification levels and (ii) $27,000,000. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” and “Description of the Mortgage Pool— Certain Terms of the Mortgage Loans —Partial Releases” for additional information.

•	With respect to one (1) Mortgaged Property identified as “Westfield San Francisco Centre” on Annex A-1, securing one (1) Mortgage Loan representing approximately 2.1% of the Initial Pool Balance, the fourth largest tenant, Bespoke, is an affiliate of the borrower and occupies approximately 4.7% of the net rentable area of the Mortgaged Property as a coworking, technology demonstration and event space. Additionally, the largest tenant, San Francisco State University, leasing approximately 15.8% of the net rentable are at the Mortgaged Property, subleases a portion of its space, representing approximately 2.4% of the net rentable area at the Mortgaged Property, to Westfield Labs Corporation, which is an affiliate of the borrower and uses its space as a global digital laboratory. See “—Tenant Issues—Other” for additional information.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of

156

co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. In particular, eleven (11) Mortgaged Properties identified as “Starbucks Center”, “Fresno Fashion Fair Mall”, “Moffett Gateway”, “Embassy Suites Monterey Bay Seaside”, “Westin Memphis”, “1 Kaiser Plaza”, “100 Oceangate”, “Westfield San Francisco Centre”, “Lake Pointe Corporate Center”, “Sorrento Pines” and “Coliseum Meadows” on Annex A-1, securing eleven (11) Mortgage Loans representing approximately 34.4% of the Initial Pool Balance by allocated loan amount, are located in an area that is considered a high earthquake risk (seismic zone 3 or 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 19%.

In the case of nineteen (19) Mortgaged Properties identified as “9 West 57th Street”, “10 Hudson Yards”, “Fresno Fashion Fair Mall”, “Windsor Square”, “PNC Center”, “Nashville Technology Office Campus”, “Moffett Gateway”, “Embassy Suites Monterey Bay Seaside”, “1 Kaiser Plaza”, “Salesforce Tower”, “100 East Wisconsin Avenue”, “Bond Street Portfolio” “The Comeau Building West Palm Beach”, “Coliseum Meadows”, “Firethorne Retail Center” and “Conquistador Apartments” on Annex A-1, securing sixteen (16) Mortgage Loans representing approximately 55.0% of the Initial Pool Balance, the related borrowers maintain insurance under blanket policies.

Certain of the Mortgaged Properties may be insured by, or subject to self-insurance on the part of, a sole or significant tenant or the property manager as described below:

•	With respect to one (1) Mortgaged Property identified as “Starbucks Center” on Annex A-1, securing one (1) Mortgage Loan representing approximately 5.8% of the Initial Pool Balance, the Mortgage Loan documents provide that the second largest tenant, Home Depot, is permitted to provide the insurance required to be maintained by the borrower under the Mortgage Loan documents with respect to the Home Depot parcel or is permitted to self-insure (other than terrorism insurance (which shall include rental loss and/or business interruption insurance for perils of terrorism and acts of terrorism) (which is required to be maintained by the borrower)), provided, among other things, (i) such tenant complies with the insurance requirements set forth in the Home Depot lease, (ii) such tenant’s lease is in effect and no default has occurred under the lease, (iii) such tenant maintains a “BBB” rating from S&P and (iv) if such tenant is providing self insurance, it maintains a net worth of at least $100 million. If such tenant fails to provide acceptable insurance coverage with respect to the Home Depot parcel, the borrower is required to obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents.

•	With respect to one (1) Mortgaged Property identified as “Riverside Center” on Annex A-1, securing one (1) Mortgage Loan representing approximately 2.9% of the Initial Pool Balance, the sole tenant, UnitedHealthcare, is permitted to provide any insurance required to be maintained by the borrower under the Mortgage Loan documents, and provided such tenant (or a replacement tenant acceptable to Lender pursuant to the Mortgage Loan documents) is paying insurance premiums and maintaining insurance at such Mortgaged Property as set forth in the Mortgage Loan documents, the borrower is not obligated to maintain such insurance or to make monthly deposits into the tax and insurance escrow fund.

157

See representation and warranty number 18 in “Annex D-1—JPMCB Mortgage Loan Representations and Warranties”, representation and warranty number 17 in “Annex E-1—GACC Mortgage Loan Representations and Warranties”, and the identified exceptions to those representations and warranties in “Annex D-2—Exceptions to JPMCB Mortgage Loan Representations and Warranties” and “Annex E-2—Exceptions to GACC Mortgage Loan Representations and Warranties”, as applicable.

Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”, and see representation and warranty number 31 in “Annex D-1—JPMCB Mortgage Loan Representations and Warranties”, representation and warranty number 30 in “Annex E-1—GACC Mortgage Loan Representations and Warranties” and the identified exceptions to those representations and warranties in “Annex D-2—Exceptions to JPMCB Mortgage Loan Representations and Warranties” and “Annex E-2—Exceptions to GACC Mortgage Loan Representations and Warranties”, as applicable.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

•	With respect to two (2) Mortgaged Properties identified as “60 Madison Avenue” and “Beacon South Beach” on Annex A-1, securing two (2) Mortgage Loans representing approximately 5.6% of the Initial Pool Balance, the Mortgaged Properties are listed as historic or landmark sites or are located in historic districts and certain types of alterations or modifications to the improvements require the approval of the applicable governing commission.

•	With respect to one (1) Mortgaged Property identified as “Cambridge Office” on Annex A-1, securing one (1) Mortgage Loan representing approximately 1.6% of the Initial Pool Balance, a portion of the Mortgaged Property, 545 Concord Avenue, is subject to a recorded deed restriction that prohibits the use of the individual Mortgaged Property as a grocery or convenience store selling any food, food products, or dairy products.

•	With respect to one (1) Mortgaged Property identified as “Bond Street Portfolio—Hamilton Crossing” on Annex A-1, partially securing one (1) Mortgage Loan representing approximately 0.3% of the Initial Pool Balance by allocated loan amount, the Mortgaged Property is subject to a recorded land use agreement which restricts (i) the use of the Mortgaged Property to commercial/industrial activities due to environmental impacts from prior uses of the Mortgaged Property and (ii) certain development activities which may impact the groundwater or dislocate hazardous materials or other contaminants. The Mortgage Loan documents require the borrower to promptly perform and/or observe all of the covenants and agreements required to be performed and observed by it under recorded land use agreement, and there is a non-recourse carve-out for losses relating to any breach of a covenant relating to the agreement. In addition, there are multiple tenants near the Mortgaged Property that have exclusive use and/or restricted use provisions either pursuant to the related lease(s) or recorded restrictive covenants affecting the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and see representation and warranty number 26 in Annex D-1, representation and warranty number 25 in Annex E-1 and the identified exceptions to those representations and warranties in Annex E-2.

158

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than “as-is”. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value unless otherwise specified in this prospectus, Annex A-1 and/or the related footnotes. The values other than “as-is” may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies. The table below shows the LTV and appraised value using values other than “as-is”, as well as the corresponding LTV and appraised value using “as-is” values.

Appraised Value

Mortgaged Property Name	% of Initial Pool Balance	Related Mortgage Loan Cut-off Date LTV Ratio (Other Than “As-Is”)	Related Mortgage Loan Maturity Date LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Related Mortgage Loan Cut-off Date LTV Ratio (“As-Is”)	Related Mortgage Loan Maturity Date LTV Ratio (“As-Is”)	Appraised Value (“As-Is”)
10 Hudson Yards(1)	7.1%	32.9%	32.9%	$2,150,000,000	34.5%	34.5%	$2,050,000,000
PNC Center(2)	5.2%	67.1%	53.2%	$86,600,000	69.4%	55.0%	$83,700,000
Moffett Gateway(3)	3.8%	46.3%	39.3%	$525,000,000	56.5%	48.0%	$430,000,000
Embassy Suites Monterey Bay Seaside(4)	3.7%	68.0%	59.1%	$62,000,000	76.7%	66.6%	$55,000,000
Salesforce Tower(2)	2.7%	59.6%	59.6%	$181,100,000	71.7%	71.7%	$150,600,000
100 East Wisconsin Avenue(2)	2.6%	65.2%	51.7%	$82,300,000	67.9%	53.8%	$79,000,000
Shops at Avenue North(5)	2.4%	69.9%	56.0%	$38,690,000	61.6%	49.4%	$43,900,000
Firethorne Retail Center(6)	0.7%	67.6%	54.4%	$11,460,000	69.6%	55.9%	$11,140,000
Conquistador Apartments(7)	0.7%	69.4%	56.0%	$11,000,000	71.6%	57.8%	$10,650,000
Bond Street Portfolio—Butler Crossing(8)	0.2%	73.9%	61.8%	$3,400,000	75.9%	63.5%	$2,900,000

(1)	Reflects an appraisal on a “hypothetical as-is” basis, which assumes remaining contractual obligations and remaining costs of approximately $108,586,987 are expended as of July 1, 2016. As of August 1, 2016, approximately $91.0 million of such contractual obligations and costs remain, which amount was reserved upon origination of the 10 Hudson Yards Whole Loan.

(2)	In each case, reflects an appraisal based on a “hypothetical as-is” basis, which assumes that all outstanding tenant improvements, leasing commissions, free rent and capital expenditures have been paid or are reserved/escrowed at origination of the related Mortgage Loan.

(3)	Reflects an appraisal on a “hypothetical value as stabilized” basis, which assumes that all tenant improvement construction is complete and all contractual free rent obligations have burned off or expired as of July 20, 2016.

(4)	Reflects an appraisal on a “hypothetical as-is” basis, which assumes that $6.0 million of the approximately $9.0 million per appraised PIP required by the franchise agreement was completed as of June 1, 2016.

(5)	Reflects an appraisal on a “prospective” basis as of January 1, 2017, which is based on the reduced value after the release of a parking parcel.

(6)	Reflects an appraisal on a “prospective as complete/stabilized” basis, which assumes that there are no outstanding tenant improvements or rent abatements and that the Glamour Shots lease has commenced.

(7)	Reflects an appraisal on a “hypothetical as-complete” basis as of August 2, 2016, which assumes the remaining $300,000 of sprinkler work and $40,000 of unit upgrades is complete. Lender reserved the full $300,000 in a sprinkler reserve as well as an additional $150,000 for general capital expenditures, including the unit upgrades.

(8)	Reflects an appraisal on a “prospective market value upon stabilization” basis, which assumes that the Mortgaged Property is 100% occupied with all tenants in place and paying rent as of March 1, 2017.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage

159

Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See representation and warranty number 28 in “Annex D-1—JPMCB Mortgage Loan Representations and Warranties”, representation and warranty number 27 in “Annex E-1—GACC Mortgage Loan Representations and Warranties” and the exceptions to those representations and warranties in “Annex D-2—Exceptions to JPMCB Mortgage Loan Representations and Warranties” and “Annex E-2—Exceptions to GACC Mortgage Loan Representations and Warranties”, as applicable, for additional information.

•	With respect to two (2) Mortgaged Properties identified as “10 Hudson Yards” and “693 Fifth Avenue” on Annex A-1, securing two (2) Mortgage Loans collectively representing approximately 10.9% of the Initial Pool Balance, in each case, there is no separate non-recourse carve-out guarantor, and the related borrower is the sole party responsible for any breaches or violations of the non-recourse carve-out provisions in the Mortgage Loan documents and the related environmental indemnity.

•	With respect to one (1) Mortgaged Property identified as “Starbucks Center” on Annex A-1, securing one (1) Mortgage Loan representing 5.8% of the Initial Pool Balance, there is no separate nonrecourse carveout guarantor other than the related borrower, and the liability of the guarantor under the environmental indemnity is capped at an amount equal to $1,000,000.

•	With respect to one (1) Mortgaged Property identified as “Moffett Gateway” on Annex A-1, securing one (1) Mortgage Loan representing 3.8% of the Initial Pool Balance, there are three guarantors for the Mortgage Loan: an individual, a trust and a limited liability company. The Mortgage Loan documents permit the release of the individual and trust guarantors from the guaranty and environmental indemnity upon satisfaction of the following conditions: (i) no event of default has occurred and is then continuing, (ii) such release is permitted by then applicable REMIC requirements; (iii) the entity guarantor has a net worth of not less than $300,000,000 and liquidity of not less than $20,000,000; (iv) the entity guarantor must not have been the subject of any bankruptcy or insolvency action within 10 years prior to the date of the proposed release; (v) the entity guarantor may not have previously defaulted under its obligations with respect to any indebtedness; and (vi) there is no material litigation or regulatory action pending or threatened against the entity guarantor. In addition, the Mortgage Loan documents restrict the ability of the lender to obtain recourse against certain personal residences and related fixtures, furnishings and personal items of the individual guarantor.

•	With respect to one (1) Mortgaged Property identified as “Westfield San Francisco Centre” on Annex A-1, securing one (1) Mortgage Loan representing approximately 2.1% of the Initial Pool Balance, the liability of Westfield America, Inc., the related non-recourse carveout guarantor, for full recourse claims under the related guaranty is subject to a cap of 10% of the then outstanding principal balance of the Whole Loan. In addition, in no event will the guarantor be liable for losses solely related to the borrowers’ failure to pay debt service on or repay the Whole Loan, to remain solvent or to remain adequately capitalized or to pay their debts as they become due.

The absence of a non-recourse carveout guarantor or limitations placed on the liability of a non-recourse carveout guarantor, as the case may be, may reduce the efficacy of the non-recourse carveout provisions and any related guaranty to influence the actions of the related borrower.

In addition, the non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property only to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

The environmental indemnities for certain of the Mortgage Loans contain a sunset on the borrower’s and/or the non-recourse carveout guarantor’s obligations and liability for claims asserted after a

160

specified period of time (generally between one and five years) upon certain conditions set forth in the related Mortgage Loan documents including, without limitation, delivery of an acceptable updated Phase I or Phase II environmental assessment in certain cases. See representation and warranty number 43 in “Annex D-1—JPMCB Mortgage Loan Representations and Warranties”, representation and warranty number 41 in “Annex E-1—GACC Mortgage Loan Representations and Warranties” and the exceptions to those representations and warranties in “Annex E-2—Exceptions to Mortgage Loan Representations and Warranties for German American Capital Corporation” for additional information.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

•	With respect to one (1) Mortgaged Property identified as “10 Hudson Yards” on Annex A-1, securing one (1) Mortgage Loan representing approximately 7.1% of the Initial Pool Balance, the Mortgaged Property is subject to (i) that certain Amended and Restated Company Lease Agreement, dated as of August 1, 2016 (the “Company Lease”), between the borrower, as landlord, and the New York City Industrial Development Agency (the “IDA”), as tenant, pursuant to which Borrower leased the Mortgaged Property to the IDA, and (ii) that certain Amended and Restated Agency Lease Agreement, dated as of August 1, 2016 (the “IDA Lease”), between the IDA, as sublandlord, and the borrower, as subtenant, pursuant to which the IDA subleased the Mortgaged Property to the borrower. The Company Lease and the IDA Lease each have terms expiring on June 30, 2043, approximately 17 years beyond the maturity of the Mortgage Loan, with no extension options. During the term of the IDA Lease, the borrower is required to make payments in lieu of New York City real property taxes (“PILOT”) with respect to the Mortgaged Property in the amounts set forth in a schedule to the IDA Lease. After the 15th fiscal tax year, the PILOT amounts payable by the borrower under the IDA Lease increase annually thereafter until the 20th tax fiscal year when the borrower is required to pay 100% of the New York City real property taxes that would otherwise be payable with respect to the Mortgaged Property in the absence of any real property tax exemption. The borrower’s obligation to pay PILOT under the IDA Lease is secured by three amended and restated fee and leasehold PILOT mortgages (collectively, the “PILOT Mortgages”), from the borrower and the IDA in favor of the Hudson Yards Infrastructure Corporation in the aggregate principal amount of $475,000,000 encumbering the borrower’s fee interest in the Mortgaged Property and subtenant’s interest under the IDA Lease and the IDA’s interest under the Company Lease. The liens of the PILOT Mortgages are senior in priority to the Mortgage securing the 10 Hudson Yards Whole Loan.

•	With respect to one (1) Mortgaged Property identified as “Nashville Technology Office Campus” on Annex A-1, securing one (1) Mortgage Loan representing approximately 4.4% of the Initial Pool Balance, the Mortgaged Property represents the borrower’s fee interest which is subject to a lease (the “IDB Lease”) with The Industrial Development Board of the Metropolitan Government of Nashville and Davidson County, Tennessee (the “IDB”) related to a real estate tax abatement arrangement with respect to the portion of the Mortgaged Property leased by the largest tenant, Dell, pursuant to which the borrower temporarily transferred its fee interest in the Mortgaged Property as collateral for payments to be made under the IDB Lease to IDB. The Mortgage Loan is secured by the borrower’s leasehold estate, the IDB’s fee estate and any after-acquired interest of the borrower in the foregoing fee. The Mortgaged Property also secures up to $500,000,000 of development bonds issued by the IDB in return for the transfer of the Mortgaged Property to the IDB as part of a tax abatement arrangement, which bonds are secured by a mortgage on the IDB’s fee interest in the Mortgaged Property. Such bonds are owned by an affiliate of the related borrower

161

and the holder is prohibited from transferring such bonds. Payments owed by the IDB under the bonds are netted against payments owed by the borrower under the IDB Lease, resulting in a complete offset. In addition, the bonds and the related mortgage on the IDA fee interest have been subordinated to the Mortgage Loan and pledged to the Mortgage Loan lender as additional collateral for the Mortgage Loan. The IDB Lease terminates on September 27, 2039, after the maturity date of the Mortgage Loan on October 1, 2026. Upon the expiration of the IDB Lease (whether at the maturity of the lease term or otherwise), the IDB is required to sell, and the borrower is required under the Mortgage Loan documents to purchase, all of the IDB’s fee interest in the Mortgaged Property for $1.00 and satisfaction of the other terms under the IDB Lease, and the bonds are required to be cancelled. During the term of Dell’s lease, such tenant is required to pay taxes related to its portion of the Mortgaged Property in an amount equal to the lesser of: (i) 2% of the applicable standard tax for every 15 employees less than 1,500 that are employed by Dell or an affiliate at the Mortgaged Property, or (ii) 100% of the standard applicable ad valorem taxes. Any portion of the Mortgaged Property that is not leased or subleased to Dell, another Dell entity or a Dell supplier, is subject to payments in lieu of taxes equal to 100% of the amount of the ad valorem property taxes. We cannot assure you that the payment of full real estate taxes will not impact the cash flow available at the Mortgaged Property.

•	With respect to one (1) Mortgaged Property identified as “Riverside Center” on Annex A-1, securing one (1) Mortgage Loan representing 2.9% of the Initial Pool Balance, the Mortgaged Property is subject to certain development agreements with the City of La Crosse and the Redevelopment Authority for the City of La Crosse (collectively, the “Development Agreement”) that were entered into at the time of construction of the buildings at the Mortgaged Property. The borrower is obligated under the Development Agreement, subject to the sole tenant’s obligations under its lease, to create 2,000 jobs at the Mortgaged Property on or prior to December 31, 2016 and to maintain such number of jobs for a period of ten years. In addition, in the event the buildings on the Mortgaged Property fall below a minimum valuation ($11.4 million for 328 Front Street South, $8 million for 332 Front Street South and $18 million for 102 Jay Street), the borrower is required to pay taxes based on the difference between the then value of the property and the applicable minimum valuation. For the tax year 2016, with respect to the 102 Jay Street building, and as a result the original developer of the Mortgaged Property owes a deficiency payment in lieu of taxes to the City of La Crosse in the amount of $36,593.11, payable by March 31, 2017. The sole tenant, UnitedHealthcare (“UHG”), is obligated under its lease to perform all obligations of the borrower under the Development Agreement, including the jobs creation requirement and the payment of any deficiency payment in lieu of taxes, and the tenant has agreed to indemnify the borrower and the lender for any losses suffered in connection with the Development Agreement. In the event the original developer of the Mortgaged Property fails to pay the deficiency payment in lieu of taxes, it will be a payment obligation of UHG under its lease, and if UHG fails to such deficiency payment in lieu of taxes or any other deficiency payment in lieu of taxes, the borrower is required to commence paying monthly reserves for taxes under the Mortgage Loan documents for such obligations.

•	With respect to one (1) Mortgaged Property identified as “Arborwood at Mann Road Apartments” on Annex A-1, securing one (1) Mortgage Loan representing approximately 2.3% of the Initial Pool Balance, the Mortgaged Property benefits from a tax abatement provided by the City of Indianapolis in 2013. Under the tax abatement, the Mortgaged Property is eligible for a partial abatement of real property taxes for up to five (5) years. During the first year, 100% of the real property taxes are abated, and the abatement decreases by 20% each year until expiration of the tax abatement. Real property taxes will increase to approximately $452,116 in the first year after the expiration of the tax abatement. The lender underwrote real estate taxes based on the full unabated tax expense for the year as concluded by the appraiser, discounted by the average present value of the tax abatements over a 10 year term discounted by 5.5%. Real estate taxes were underwritten based on the 10 year average abated tax amount due over the term of the agreement. The agreement also restricts the borrower from assigning the Mortgaged Property or related improvements to a tax-exempt entity during the term of the agreement.

162

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

None of the Mortgage Loans were 30 days or more delinquent as of the Cut-off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months). A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Fifteen (15) Mortgage Loans, representing approximately 41.1% of the Initial Pool Balance, provide for payments of interest only for the first 12 to 84 months following the origination date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan and therefore have an expected Balloon Balance at the related maturity date.

Seven (7) Mortgage Loans, representing approximately 31.6% of the Initial Pool Balance, are interest-only for the entire term of the Mortgage Loans.

Thirteen (13) Mortgage Loans (excluding interest-only and partial interest-only Mortgage Loans), representing approximately 21.5% of the Initial Pool Balance, provide for payments of interest and principal and then have an expected Balloon Balance at the maturity date.

One (1) Mortgage Loan, representing approximately 5.8% of the Initial Pool Balance, is interest-only for the entire term of the Mortgage Loan up to its anticipated repayment date.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
1	19	$655,592,013	58.3%
6	17	468,786,744	41.7
Total:	36	$1,124,378,757	100.0%

163

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Default) Days	Number of Mortgage Loans	% of Initial Pool Balance
0	33	90.2%
5	2	6.5
5 (Twice per year)	1	3.3
Total:	36	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. See “—Real Estate and Other Tax Considerations” above. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

ARD Loan

One (1) Mortgage Loan secured by one (1) Mortgaged Property identified as “Starbucks Center” on Annex A-1 (such Mortgage Loan, the “ARD Loan”), representing approximately 5.8% of the Initial Pool Balance, provides that, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”). See Annex A-1 for the Anticipated Repayment Date and the Revised Rate for the ARD Loan.

On or after its Anticipated Repayment Date, the ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any yield maintenance charge or prepayment premium) on the ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, only after the outstanding principal balance of the ARD Loan has been paid in full, at which time the Excess Interest will be paid to the holders of the Class NR certificates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Single Purpose Entity Covenants

With respect to one (1) Mortgaged Property identified as “Fresno Fashion Fair Mall” on Annex A-1, securing one (1) Mortgage Loan representing approximately 5.3% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to incur personal property purchase money financing and leases that are (a) associated with Mortgaged Property used in the ordinary course of operating and maintaining the Mortgaged Property whose removal would not materially damage or impair the value of the Mortgaged Property (as determined by the borrower in its reasonable judgment) and (b) secured only by the financed property, up to an aggregate amount of not greater than $2,000,000, except that such limit does not apply to equipment leases associated with sustainability and environmental initiatives (including, but not limited to, initiatives such as solar panel installations and fuel cell installations) provided the same do not, in and of themselves, secure an aggregate amount in excess of $5,000,000.

164

See “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of prepayment lockout, defeasance and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 2 to 7 payments) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases” below.

Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration. Additionally, certain Mortgage Loans may provide that, with respect to a Mortgaged Property that did not comply with the then current applicable zoning rules and regulations as of the date of the origination of such Mortgage Loan, in the event the related borrower is unable to obtain a variance that permits the continuation of the nonconformance(s) and/or the restoration thereof, as applicable, due to casualty, governmental action and/or any other reason, the related borrower will be required to partially prepay the Mortgage Loan in order to meet certain loan-to-value ratio and/or debt service coverage ratio requirements, if applicable, which partial prepayment may occur during a lockout period and without payment of any yield maintenance charge or prepayment premium. See “—Assessments of Property Value and Condition—Zoning and Building Code Compliance and Condemnation” in this prospectus.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

•	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

•	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments.

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

Eight (8) of the Mortgage Loans identified as “693 Fifth Avenue”, “Embassy Suites Monterey Bay Seaside”, “The Hamptons”, “Arborwood at Mann Road Apartments”, “Bond Street Portfolio”, “Firethorne Retail Center”, “Holiday Inn: Cleveland East” and “502 Henry Street” on Annex A-1, representing

165

approximately 15.6% of the Initial Pool Balance, permit the related borrower, after a lockout period of 25 payments following the origination date, to prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge and a prepayment premium of 1.0% of the prepaid amount if such prepayment occurs prior to the related open prepayment period.

With respect to two (2) Mortgage Loans, identified as “Fresno Fashion Fair Mall” and “Westfield San Francisco Centre” on Annex A-1, representing approximately 7.4% of the Initial Pool Balance, the loan documents permit the related borrower, after a lockout period of at least 24 payments following the origination date, to (1) prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge and a prepayment premium of 1.0% of the prepaid amount if such prepayment occurs prior to the related open prepayment period or (2) defease the Mortgage Loan. See “—Defeasance; Collateral Substitution” below.

In addition, with respect to the Mortgage Loan secured by the Mortgaged Property identified as “Westfield San Francisco Centre” on Annex A-1, representing approximately 2.1% of the Initial Pool Balance, the Mortgage Loan documents provide that the borrowers may prepay a portion of principal, together with a prepayment premium, to achieve a debt service coverage ratio of at least 1.45x. Any such prepayments, prior to the occurrence of an event of default under the Mortgage Loan documents, will be applied pro rata and pari passu among all of the notes that evidence the Westfield San Francisco Centre Whole Loan, including related junior notes. See “Annex A-3—Description of Top Fifteen Mortgage Loans”.

The Mortgage Loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods(1)

Open Periods (Payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
2	2	$20,443,114	1.8%
3	9	214,859,899	19.1
4	17	511,067,234	45.5
5	5	212,848,510	18.9
7	3	165,160,000	14.7
Total	36	$1,124,378,757	100.0%

(1)	See Annex A-1 for specific criteria applicable to the Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons satisfying qualification criteria set forth in the related loan

166

documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

•	no event of default has occurred;

•	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

•	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

•	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

•	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance; Collateral Substitution

The terms of twenty-six (26) of the Mortgage Loans (the “Defeasance Loans”), representing approximately 77.0% of the Initial Pool Balance, permit the applicable borrower at any time (provided no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date. In addition, the terms of two (2) Mortgage Loans identified as “Fresno Fashion Fair Mall” and “Westfield San Francisco Centre” on Annex A-1, representing approximately 7.4% of the Initial Pool Balance, permit the related borrower at any time after the related Defeasance Lock-Out Period to either prepay the related Mortgage Loan together with the payment of the greater of a yield maintenance charge and a prepayment premium or defease the related Mortgage Loan. With respect to four (4) Mortgage Loans identified as “Fresno Fashion Fair Mall”, “Moffett Gateway”, “Salesforce Tower” and “Westfield San Francisco Centre” on Annex A-1, representing approximately 13.9% of the Initial Pool Balance, the related Mortgage Loan documents permit the related borrower to prepay the related Mortgage Loan upon the occurrence of a certain date (generally the third anniversary of the first payment date under the Mortgage Loan) with yield maintenance premium if the related Defeasance Lock-Out Period has not expired by such date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all

167

other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or anticipated repayment date, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

•	With respect to one (1) Mortgaged Property identified as “Starbucks Center” on Annex A-1, securing one (1) Mortgage Loan representing approximately 5.8% of the Initial Pool Balance, in connection with a conveyance of the Home Depot parcel, the borrower may obtain the release of the Home Depot parcel from and after the expiration of the Defeasance Lock-Out Period (but prior to the anticipated repayment date), provided, among other things, (i) that the borrower defease the Mortgage Loan in an amount equal to the release price of $10,960,000 plus any accrued and unpaid interest on the portion of the outstanding principal balance being defeased; (ii) the conveyance of such parcel does not adversely affect the use or operation of, or access to or from, the Mortgaged Property, (iii) after the release, taking into account the Mortgage Loan and any existing mezzanine debt, (A) the DSCR is at least equal to the greater of (x) 2.02x (the DSCR at closing of the Mortgage Loan) and (y) the DSCR immediately prior to such release and (B) the LTV Ratio is not greater than the lesser of (x) 45.0% and (y) the LTV Ratio immediately prior to such release, (iv) the release parcel is a legally subdivided parcel from the Mortgaged Property and (v) the borrower continues to be an special purpose entity.

•	With respect to one (1) Mortgaged Property identified as “Fresno Fashion Fair Mall” on Annex A-1, securing one (1) Mortgage Loan representing approximately 5.3% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to release two parcels of real estate consisting of surface parking adjacent to the Forever 21 store at the shopping mall (which store is not part of the collateral) and a Macy’s Men’s and Children’s store and adjacent parking (which store is part of the collateral) without the payment of any release price or prepayment or defeasance of the Mortgage Loan, subject to the satisfaction of conditions set forth in the related loan documents, including,

168

without limitation: (i) payment of a processing fee of $15,000 and any other cost or expense reasonably incurred by the lender in connection with the release and transfer of the parcel(s); (ii) all requirements under all laws, statutes, rules and regulations (including, without limitation, all zoning and subdivision laws) applicable to the Mortgaged Property which are necessary to accomplish the lot split are fulfilled (and all necessary variances, approvals or consents are obtained); (iii) recording of appropriate reciprocal easement agreements for the benefit and burden of the remaining Mortgaged Property and the release parcel(s) regarding the common facilities of such properties, if determined to be necessary in the borrower’s commercially reasonable business judgment; and (iv) delivery of an appropriate title policy endorsement confirming no change in the priority of the security instrument on the balance of the Mortgaged Property (exclusive of the released parcel(s)) or in the amount of the insurance or the coverage of the Mortgaged Property (exclusive of the released parcel(s)) under the policy and to the effect that the release of the parcel(s) will not have an adverse effect on the priority of the lien of the security instrument on the remaining Mortgaged Property. The mortgage loan seller did not underwrite any base rent or recoveries attributable to the Forever 21 store nor any base rent from the Macy’s store (the mortgage loan seller did underwrite common area maintenance and tax reimbursements from the Macy’s tenant), and the appraisal excludes such release parcels from its valuation. The lender is not required to release any parcel if the ratio of the unpaid principal balance of the Mortgage Loan to the value of the remaining Mortgaged Property after the proposed release is greater than 125% (such value to be determined, in the lender’s sole discretion, by any commercially reasonable method permitted to a REMIC Trust, excluding the value of personal property or going concern value, if any), unless the lender receives an opinion of counsel that the Trust will not fail to maintain its status as a REMIC as a result of the release.

•	With respect to one (1) Mortgaged Property identified as “Nashville Technology Office Campus” on Annex A-1, securing one (1) Mortgage Loan representing approximately 4.4% of the Initial Pool Balance, the borrower may obtain the release of either, but not both of, (x) a release parcel designated in the Mortgage Loan documents, which release parcel was not given any value in underwriting the Mortgage Loan, or (y) a separate, legally subdivided release parcel created after the loan origination date that contains no more than six acres of land, provided that in each case, among other things, (i) the related release parcel is not conveyed by the borrower to the guarantor, (ii) the conveyance of such parcel does not adversely affect the use or operation of, or access to or from, the Mortgaged Property, (iii) the release parcel is a legally subdivided parcel from the Mortgaged Property, (iv) the borrower continues to be a special purpose entity, (v) if the release parcel is conveyed to an affiliate of the borrower or guarantor, the parcel is subject to leasing restrictions, and (vi) in the case of a release pursuant to clause (y), the DSCR is not less than the DSCR at closing, and the borrower delivers a rating agency confirmation from each applicable rating agency, if required by the lender.

•	With respect to one (1) Mortgaged Property identified as “Moffett Gateway” on Annex A-1, securing one (1) Mortgage Loan representing approximately 3.8% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to release one of the buildings comprising the Mortgaged Property and the related equity interests in the owner’s association from the lien of the security instrument in connection with a partial defeasance after the permitted defeasance date, subject to the satisfaction of conditions set forth in the related loan documents, including: (i) defeasance of a portion of the Mortgage Loan in an amount equal to the allocated loan amount for such building plus, if there is no excess cash flow sweep period triggered by certain specified tenant actions and either the lease for the sole tenant, Google, or a replacement tenant that has a long term unsecured debt rating of at least “BBB” (or its equivalent) is in full force and effect, a premium of 25.0% of the allocated loan amount; (ii) after giving effect to the release of the parking parcel, the debt service coverage ratio (as calculated in the Mortgage Loan documents) based on the trailing 12-month period immediately preceding the date of determination is equal to or greater than the greater of (a) 1.23x and (b) the debt service coverage ratio for the Mortgaged Property (including the building being released) immediately preceding the date of the release based on the trailing three-month period; (iii) the borrower delivers evidence that the Mortgaged Property is in compliance with applicable laws and regulations; (iv) the borrower enters into (to the extent reasonably necessary)

169

all reciprocal easements, cross-easements and mutual or non-exclusive easements or similar rights for access, parking, drainage, utilities and services necessary for the operation of the Mortgaged Property, as well as any amendments to the security instrument and an endorsement to the title policy that insures the lien on all such new encumbrances; and (v) the delivery of an opinion of counsel that the issuing entity (a) will not fail to maintain its status as a REMIC Trust, and (b) will not be subject to tax on any “prohibited transactions” or “prohibited contributions”.

•	With respect to one (1) Mortgaged Property identified as “Lake Pointe Corporate Center” on Annex A-1, securing one (1) Mortgage Loan representing approximately 1.8% of the Initial Pool Balance, the borrower is permitted to partially defease the Mortgage Loan and obtain the release of either of the buildings on the Mortgaged Property, provided, among other things, (i) the release property is conveyed in a bona fide arm’s length transaction to a person other than the borrower or a borrower affiliate, (ii) after release the DSCR is no less than the greater of (a) 1.35x and (b) the DSCR of the Mortgaged Property immediately prior to the release, (iii) the borrower delivers an anti-poaching agreement from the release parcel transferee, and (iv) the LTV Ratio of the remaining property is not greater than 125%. In addition, the borrower may obtain the release of a non-income producing undeveloped portion of the Mortgaged Property, provided, among other things, (i) the conveyance of such parcel does not adversely affect the use or operation of, or access to or from, the Mortgaged Property, (ii) simultaneous with the release the borrower conveys the parcel to someone other than the borrower, (iii) evidence that the release parcel has been legally subdivided from the Mortgaged Property has been delivered to the lender, (iv) the LTV ratio of the remaining property is less than or equal to the greater of (a) 74.91% and (b) the LTV Ratio immediately prior to the release, and (v) the borrower delivers an anti-poaching and non-compete agreement from the release parcel owner.

•	With respect to one (1) Mortgaged Property identified as “Cambridge Office” on Annex A-1, securing one (1) Mortgage Loan representing approximately 1.6% of the Initial Pool Balance, the borrower may obtain the release of an approximately 11,327 square foot non-income producing parking area portion of the Mortgaged Property, provided, among other things, (i) the conveyance of such parcel does not adversely affect the use or operation of, or access to or from, the Mortgaged Property, (ii) the LTV Ratio of the remaining Mortgaged Property is not greater than 125%, (iii) the borrower enters into an anti-poaching agreement with any transferee of such parcel, and (iv) the borrower, any affiliate of the borrower, or any guarantor may not (a) enter into a lease with any tenant for space at any building located on such parcel or (b) solicit any tenant to lease space at any building located on the parcel if leasing of such space would result in such tenant vacating its space at the remaining property.

Furthermore, some of the Mortgage Loans, including, without limitation, two (2) Mortgage Loans identified as “Fresno Fashion Fair Mall” and “Shops at Avenue North” on Annex A-1, representing approximately 7.7% of the Initial Pool Balance, permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Twenty-nine (29) Mortgage Loans representing approximately 71.9% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

170

With respect to one (1) Mortgaged Property identified as “Beacon South Beach” on Annex A-1, securing one (1) Mortgage Loan representing approximately 1.6% of the Initial Pool Balance, the borrower deposited $1,500,000 at origination of the Mortgage Loan in a performance reserve, which reserve may be disbursed to the borrower, provided that on the last day of the fourth calendar quarter of the loan term or on a date that is the end of any calendar quarter thereafter, the Mortgaged Property has a debt yield of at least 10.0%.

Twenty-eight (28) Mortgage Loans representing approximately 68.1% of the Initial Pool Balance, provide for monthly or upfront escrows to cover capital expenditures and replacements.

Nineteen (19) Mortgage Loans representing approximately 52.1% of the Initial Pool Balance, are secured or partially secured by mixed use, office, retail and industrial properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail and industrial properties only.

Twelve (12) Mortgage Loans representing approximately 31.3% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit in lieu of maintaining cash reserves. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

For example, with respect to five (5) Mortgaged Properties identified as “693 Fifth Avenue” and “Bond Street Portfolio” on Annex A-1, securing two (2) Mortgage Loans collectively representing approximately 5.0% of the Initial Pool Balance, the related borrower is permitted to deposit cash or a letter of credit with the lender to cure a cash sweep period caused by a low debt service coverage ratio, which is required to be deposited into a reserve account for such purpose. At such time that the related borrower satisfies the required debt service coverage ratio without giving effect to the posted collateral or to cure the cash sweep period, the funds on deposit in the reserve are required to be returned to the borrower.

With respect to one (1) Mortgaged Property identified as “1 Kaiser Plaza” on Annex A-1, securing one (1) Mortgage Loan representing in the aggregate approximately 3.3% of the Initial Pool Balance, the Mortgage Loan documents permit the related borrower to deliver a guaranty from the related non-recourse carveout guarantor (or any guarantor that replaces the current guarantor in accordance with the Mortgage Loan documents) and/or a letter of credit in lieu of making cash deposits into the tenant improvement and leasing commission reserve. In addition, the related Mortgage Loan documents provide that to the extent the guarantor’s net worth is at least $600 million, all funds on reserve in the tenant improvement and leasing commission reserve will be disbursed to the borrower, and to the extent the guarantor has a net worth of at least $450 million, 50% of the funds on reserve are required to be disbursed to the borrower and the borrower is required to make 50% of the normal reserve payment. Subject to the previous sentence, upon delivery of the guaranty or the letter of credit, the Mortgage Loan documents require that any remaining funds in the reserve be disbursed to the borrower.

With respect to one (1) Mortgaged Property identified as “Westfield San Francisco Centre” on Annex A-1, securing one (1) Mortgage Loan representing approximately 2.1% of the Initial Pool Balance, the borrowers were required to deposit $4,300,000 into a Zara Free Rent/TI Reserve. In lieu of depositing cash, the borrowers delivered two letters of credit in the aggregate amount of $4,300,000 from UBS AG bank to cover the related gap rent and tenant improvement obligations for Zara, a tenant at the Mortgaged Property. In addition, in the event the borrowers are required (on a later date) to make payments to any reserve accounts, the borrowers are permitted to deliver to the lender a letter of credit or guaranty with respect to any reserve.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other

171

shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

Mortgaged Property Accounts

Lockbox Accounts.

The Mortgage Loans documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Lockbox Account Types

Lockbox Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
CMA Lockbox	16	$558,729,722	49.7%
Hard Lockbox	9	377,472,402	33.6
Springing Lockbox	10	161,876,633	14.4
Soft Lockbox	1	26,300,000	2.3
Total:	36	$1,124,378,757	100.0%

Except as set forth in the table above and described in “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”, the borrower is entitled to receive a disbursement of all cash remaining in the lockbox or cash management account after required payment for debt service, agent fees, required reserves, and operating expenses, the agreements governing the lockbox and cash management accounts provide that the borrower has no withdrawal or transfer rights with respect to the related account. The lockbox and cash management accounts will not be assets of the issuing entity.

Exceptions to Underwriting Guidelines

With respect to one (1) Mortgaged Property identified as “Westin Memphis” on Annex A-1, securing one (1) Mortgage Loan representing approximately 3.6% of the Initial Pool Balance, until the completion of a “PIP”, the borrower is not required to make monthly FF&E reserve deposits in comparison to a monthly replacement reserve deposit of 4.0% of gross revenue as provided for in GACC’s underwriting guidelines for hotel properties. However, GACC’s decision to include the Mortgage Loan in the transaction was based on the borrower having the ability to draw from the $3,000,000 PIP reserve established at loan origination for any anticipated costs associated with FF&E. The sponsor does not anticipate a PIP to commence until 2018 and will be required to replenish the PIP reserve in the event funds are used for FF&E.

With respect to one (1) Mortgaged Property identified as “Homewood Suites Troy” on Annex A-1, securing one (1) Mortgage Loan representing approximately 1.4% of the Initial Pool Balance, the Cut-off Date LTV ratio is 71.3% in comparison to an LTV of 70.0% provided for in GACC’s underwriting guidelines for hotel properties. GACC’s decision to include the Mortgage Loan in the transaction was based on was based on the Mortgaged Property having an UW NCF DSCR of 1.83x in comparison to a DSCR of 1.50x provided for in GACC’s underwriting guidelines for hotel properties. In addition, the appraisal determined an “as-complete” value of $24,400,000 as of August 10, 2017, which assumes completion of a PIP that would be required under any new or renewal franchise agreement. Based on the “as-complete” value of $24,400,000, the Cut-off Date LTV ratio is 65.5%. At loan origination, the lender reserved $1,500,000 into a PIP reserve account to be used for a future PIP, which is expected to occur before May 1, 2023.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes” and “—German American Capital Corporation—DB Originator’s Underwriting Guidelines and Processes”.

172

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

•	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

•	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

•	any borrower that is not required pursuant to the terms of the applicable Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

•	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

•	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

•	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of the holder of a related Companion Loan, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio, and in some cases mezzanine debt is already in place. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

173

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Companion Loan Cut-off Date Balance(1)	Cut-off Date Total Debt Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(2)	Cut-off Date Mortgage Loan LTV Ratio(3)	Cut-off Date Total Debt LTV Ratio(2)	Cut-off Date Mortgage Loan Underwritten NCF DSCR(3)	Cut-off Date Total Debt Underwritten NCF DSCR(2)
10 Hudson Yards	$80,000,000	7.1%	$300,000,000	$820,000,000	$1,200,000,000	3.40000%	32.9%	55.8%	4.18x	2.17x
PNC Center	$58,094,309	5.2%	$8,840,000	$0	$66,934,309	4.81320%	67.1%	77.3%	1.82x	1.40x
Moffett Gateway(4)	$43,000,000	3.8%	$50,000,000	$302,000,000	$395,000,000	4.13700%	46.3%	75.2%	1.95x	1.22x
Salesforce Tower	$30,000,000	2.7%	$24,500,000	$24,193,008	$132,193,008	4.90000%	59.6%	73.0%	2.47x	1.41x
100 East Wisconsin Avenue	$28,718,093	2.6%	$10,000,000	$10,000,000	$63,646,993	4.99131%	65.2%	77.3%	1.77x	1.30x

(1)	Calculated including any related Pari Passu Companion Loan and Subordinate Companion Loans.

(2)	Calculated including any related mezzanine debt, any related Pari Passu Companion Loan and any related Subordinate Companion Loans.

(3)	Calculated including any related Pari Passu Companion Loan but excluding Subordinate Companion Loans.

(4)	LTV Ratio and Underwritten NCF DSCR calculated based on the amortization schedule set forth on Annex G.

In each case, the mezzanine indebtedness is coterminous with the related Mortgage Loan. Each of the mezzanine loans related to the Mortgage Loans identified in the table above is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan, the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan; provided, however, that prepayment of the mezzanine loan is not permitted prior to the prepayment in full of the related Mortgage Loan, unless (i) no event of default under the related Mortgage Loan is then continuing and (ii) such prepayment of the mezzanine loan is from a source of funds other than the mortgage borrower, the Mortgaged Property, the guarantor and/or other collateral for the related Mortgage Loan, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums and (g) an event of default under the related Mortgage Loan will trigger an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control

174

limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum Debt Service Coverage Ratio	Combined Minimum Debt Yield	Intercreditor Agreement Required
9 West 57th Street	$80,000,000	35.3%	3.08x	N/A	Y
Starbucks Center(1)	$65,000,000	48.5%	1.65x	10.5%	Y
Windsor Square(2)	$60,000,000	75.0%	1.45x	9.0%	Y
1 Kaiser Plaza(3)	$37,100,000	45.8%	2.15x	N/A	Y
Lake Pointe Corporate Center	$20,000,000	74.9%	1.35x	8.0%	Y

(1)	The Mortgage Loan permits either mezzanine debt or a preferred equity investment as described below under “—Preferred Equity”.

(2)	Future mezzanine debt is permitted in connection with a permitted transfer of the Mortgaged Property and assumption of the Mortgage Loan in accordance with the Mortgage Loan documents. If the proposed mezzanine loan bears interest at a floating interest rate, the mortgage loan documents require an interest rate cap agreement or swap from a counterparty reasonably acceptable to the lender which provides for a strike price such that the debt service coverage ratio is equal to or greater than the Combined Minimum Debt Service Coverage Ratio set forth in the table above.

(3)	The Mortgage Loan documents provide that the Combined Maximum LTV Ratio and Combined Minimum Debt Service Coverage Ratio may not exceed the loan-to-value ratio and be less than the debt service coverage ratio (in each case, as calculated under the Mortgage Loan documents) as of the origination date of such Mortgage Loans. The Combined Maximum LTV Ratio and Combined Minimum Debt Service Coverage Ratio shown above are calculated as of the Cut-off Date and in accordance with the definitions of Cut-off Date LTV Ratio and UW NCF DSCR described in “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions” above.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval and may include certain cure and repurchase rights.

The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents. In addition, in certain cases, an affiliate of the borrower may be entitled to pledge indirect interests in the borrower as security for a loan.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

With respect to three (3) Mortgaged Properties identified as “Fresno Fashion Fair Mall”, “Embassy Suites Monterey Bay Seaside” and “1 Kaiser Plaza” on Annex A-1, securing three (3) Mortgage Loans

175

representing in the aggregate approximately 12.4% of the Initial Pool Balance, the related Mortgage Loan documents permit the pledge of direct or indirect equity interests in the related borrower to secure a corporate or parent level credit facility from one or more financial institutions involving multiple underlying real estate assets or all or substantial other assets of the obligor, among other conditions, and there is no requirement for an intercreditor agreement with respect to such corporate or parent level credit facility.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Preferred Equity

With respect to one (1) Mortgaged Property identified as “Starbucks Center” on Annex A-1, securing one (1) Mortgage Loan representing approximately 5.8% of the Initial Pool Balance, the Mortgage Loan documents permit a future preferred equity investment by a junior lender in the direct owner of the borrower provided, among other things (i) such investment is in an amount that when added to the Mortgage Loan will result in (A) a combined “as-is” appraised value of the Mortgaged Property of no more than 48.5%, (B) a combined DSCR of no less than 1.65x and (C) a combined debt yield of no less than 10.5%, (ii) is subject to a recognition agreement between the junior lender and the lender under the Mortgage Loan, subject to receipt of a Rating Agency Confirmation and (iii) no mezzanine debt has been obtained under the Mortgage Loan documents.

Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Other Secured Indebtedness

With respect to one (1) Mortgaged Property identified as “Fresno Fashion Fair Mall” on Annex A-1, securing one (1) Mortgage Loan representing approximately 5.3% of the Initial Pool Balance, the borrower may enter into a property assessed clean energy (PACE) loan that is repaid through multi-year assessments against the Mortgaged Property in an amount not to exceed $10,000,000, subject to the mortgage lender’s consent (which may not be unreasonably withheld, conditioned or delayed) and delivery of a rating agency confirmation. Failure to timely pay such assessments can give rise to a lien against the Mortgaged Property.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties identified as “9 West 57th Street”, “10 Hudson Yards”, “Starbucks Center”, “Fresno Fashion Fair Mall”, “60 Madison Avenue”, “Moffett Gateway”, “693 Fifth Avenue”, “1 Kaiser Plaza”, “Salesforce Tower”, “100 East Wisconsin Avenue” and “Westfield San Francisco Centre” on Annex A-1 is part of the related Whole Loan consisting of the Mortgage Loan and the related Pari Passu Companion Loan(s) and, in the case of the Mortgage Loans securing the Mortgaged Properties identified on Annex A-1 as “9 West 57th Street”, “10 Hudson Yards”, “Moffett Gateway” and “Westfield San Francisco Centre”, the related Subordinate Companion Loans. In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder of a related Companion Loan (the “Companion Holder”) are generally governed by an intercreditor or co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and related Companion Loans are cross-collateralized and cross-defaulted.

176

“Controlling Companion Loan” means, with respect to any Servicing Shift Whole Loan, the related Pari Passu Companion Loan which, upon the securitization of such Pari Passu Companion Loan, servicing is expected to shift to the Servicing Shift PSA entered into in connection with such securitization. DBNY is currently the holder of the “Controlling Companion Loan” with respect to the 60 Madison Avenue Whole Loan. JPMCB is currently the holder of the “Controlling Companion Loan” with respect to the Moffett Gateway Whole Loan.

“Non-Serviced Certificate Administrator” means the JPMCC 2016-NINE Certificate Administrator, the Hudson Yards 2016-10HY Certificate Administrator, the DBJPM 2016-C3 Certificate Administrator, the JPMCC 2016-JP3 Certificate Administrator, the DBJPM 2016-SFC Certificate Administrator and, after the related Servicing Shift Securitization Date, the certificate administrator under the related Servicing Shift PSA, as applicable.

“Non-Serviced Companion Loan” means each of the 9 West 57th Street Companion Loans, the 10 Hudson Yards Pari Passu Companion Loans, the 60 Madison Avenue Pari Passu Companion Loan (on and after the related Servicing Shift Securitization Date), the Moffett Gateway Companion Loans (on and after the related Servicing Shift Securitization Date), the 693 Fifth Avenue Pari Passu Companion Loans, the 1 Kaiser Plaza Pari Passu Companion Loan, the Salesforce Tower Pari Passu Companion Loan and the Westfield San Francisco Centre Companion Loans.

“Non-Serviced Directing Certificateholder” means the Hudson Yards 2016-10HY Directing Certificateholder, the DBJPM 2016-C3 Directing Certificateholder, the JPMCC 2016-JP3 Directing Certificateholder, the DBJPM 2016-SFC Directing Certificateholder and, after the related Servicing Shift Securitization Date, the directing certificateholder (or equivalent entity) under the related Servicing Shift PSA, as applicable.

“Non-Serviced Intercreditor Agreement” means each of the 9 West 57th Street Intercreditor Agreement, the 10 Hudson Yards Intercreditor Agreement, the 60 Madison Avenue Intercreditor Agreement (on and after the related Servicing Shift Securitization Date), the Moffett Gateway Intercreditor Agreement (on and after the related Servicing Shift Securitization Date), the 693 Fifth Avenue Intercreditor Agreement, the 1 Kaiser Plaza Intercreditor Agreement, the Salesforce Tower Intercreditor Agreement and the Westfield San Francisco Centre Intercreditor Agreement.

“Non-Serviced Master Servicer” means the JPMCC 2016-NINE Master Servicer, the Hudson Yards 2016-10HY Master Servicer, the DBJPM 2016-C3 Master Servicer, the JPMCC 2016-JP3 Master Servicer, the DBJPM 2016-SFC Master Servicer and, after the related Servicing Shift Securitization Date, the master servicer under the related Servicing Shift PSA, as applicable.

“Non-Serviced Mortgage Loan” means each of the 9 West 57th Street Mortgage Loan, the 10 Hudson Yards Mortgage Loan, the 60 Madison Avenue Mortgage Loan (on and after the related Servicing Shift Securitization Date), the Moffett Gateway Mortgage Loan (on and after the related Servicing Shift Securitization Date), the 693 Fifth Avenue Mortgage Loan, the 1 Kaiser Plaza Mortgage Loan, the Salesforce Tower Mortgage Loan and the Westfield San Francisco Centre Mortgage Loan.

“Non-Serviced Operating Advisor” means the DBJPM 2016-C3 Operating Advisor, the JPMCC 2016-JP3 Operating Advisor, the DBJPM 2016-SFC Operating Advisor and, after the related Servicing Shift Securitization Date, the operating advisor under the related Servicing Shift PSA, as applicable.

“Non-Serviced PSA” means the JPMCC 2016-NINE Trust and Servicing Agreement, the Hudson Yards 2016-10HY Trust and Servicing Agreement, the JPMCC 2016-JP3 Pooling and Servicing Agreement, the DBJPM 2016-C3 Pooling and Servicing Agreement, the DBJPM 2016-SFC Trust and Servicing Agreement and, after the related Servicing Shift Securitization Date, the related Servicing Shift PSA, as applicable.

“Non-Serviced Securitization Trust” means the JPMCC 2016-NINE securitization trust, the Hudson Yards 2016-10HY securitization trust, the DBJPM 2016-C3 securitization trust, the JPMCC 2016-JP3 securitization trust, the DBJPM 2016-SFC securitization trust and, after the related Servicing Shift

177

Securitization Date, the securitization trust created pursuant to the related Servicing Shift PSA, as applicable.

“Non-Serviced Special Servicer” means the JPMCC 2016-NINE Special Servicer, the Hudson Yards 2016-10HY Special Servicer, the DBJPM 2016-C3 Special Servicer, the JPMCC 2016-JP3 Special Servicer, the DBJPM 2016-SFC Special Servicer and, after the related Servicing Shift Securitization Date, the special servicer under the related Servicing Shift PSA, as applicable.

“Non-Serviced Trustee” means the JPMCC 2016-NINE Trustee, the Hudson Yards 2016-10HY Trustee, the DBJPM 2016-C3 Trustee, the JPMCC 2016-JP3 Trustee, the DBJPM 2016-SFC Trustee and, after the related Servicing Shift Securitization Date, the trustee under the related Servicing Shift PSA, as applicable.

“Non-Serviced Whole Loan” means each of the 9 West 57th Street Whole Loan, the 10 Hudson Yards Whole Loan, the 60 Madison Avenue Whole Loan (on and after the related Servicing Shift Securitization Date), the Moffett Gateway Whole Loan (on and after the related Servicing Shift Securitization Date), the 693 Fifth Avenue Whole Loan, the 1 Kaiser Plaza Whole Loan, the Salesforce Tower Whole Loan and the Westfield San Francisco Centre Whole Loan.

“Pari Passu Companion Loan” means each of the 9 West 57th Street Pari Passu Companion Loans, the 10 Hudson Yards Pari Passu Companion Loans, the Starbucks Center Pari Passu Companion Loan, the Fresno Fashion Fair Mall Pari Passu Companion Loans, the 60 Madison Avenue Pari Passu Companion Loan, the Moffett Gateway Pari Passu Companion Loans, the 693 Fifth Avenue Pari Passu Companion Loans, the 1 Kaiser Plaza Pari Passu Companion Loan, the Salesforce Tower Pari Passu Companion Loan, the 100 East Wisconsin Avenue Pari Passu Companion Loan and the Westfield San Francisco Centre Pari Passu Companion Loans.

“Serviced Companion Loan” means each of the Starbucks Center Pari Passu Companion Loan, the Fresno Fashion Fair Mall Pari Passu Companion Loans, the 60 Madison Avenue Pari Passu Companion Loan (prior to the related Servicing Shift Securitization Date), the Moffett Gateway Companion Loans (prior to the related Servicing Shift Securitization Date) and the 100 East Wisconsin Avenue Pari Passu Companion Loan.

“Serviced Pari Passu Companion Loan” means each of the Fresno Fashion Fair Mall Pari Passu Companion Loans, the Starbucks Center Pari Passu Companion Loan, the 60 Madison Avenue Pari Passu Companion Loan (prior to the related Servicing Shift Securitization Date), the Moffett Gateway Pari Passu Companion Loans (prior to the related Servicing Shift Securitization Date) and the 100 East Wisconsin Avenue Pari Passu Companion Loan.

“Serviced Pari Passu Mortgage Loan” means each of the Fresno Fashion Fair Mall Mortgage Loan, the Starbucks Center Mortgage Loan, the 60 Madison Avenue Mortgage Loan (prior to the related Servicing Shift Securitization Date), the Moffett Gateway Mortgage Loan (prior to the related Servicing Shift Securitization Date) and the 100 East Wisconsin Avenue Mortgage Loan.

“Serviced Whole Loan” means each of the Fresno Fashion Fair Mall Whole Loan, the Starbucks Center Whole Loan, the 60 Madison Avenue Whole Loan (prior to the related Servicing Shift Securitization Date), the Moffett Gateway Whole Loan (prior to the related Servicing Shift Securitization Date) and the 100 East Wisconsin Avenue Whole Loan.

“Servicing Shift Mortgage Loan” means, with respect to any Servicing Shift Whole Loan, a Mortgage Loan included in the issuing entity that will be serviced under the PSA as of the Closing Date, but the servicing of which is expected to shift to the Servicing Shift PSA entered into in connection with the securitization of the related Controlling Companion Loan on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, each of the 60 Madison Avenue Mortgage Loan and the Moffett Gateway Mortgage Loan will be a Servicing Shift Mortgage Loan related to the issuing entity.

“Servicing Shift PSA” means the 60 Madison Avenue PSA and the Moffett Gateway PSA.

178

“Servicing Shift Securitization Date” means the 60 Madison Avenue Control Note Securitization Date and the Moffett Gateway Control Note Securitization Date.

“Servicing Shift Whole Loan” means any Whole Loan serviced under the PSA as of the Closing Date, which includes the related Servicing Shift Mortgage Loan included in the issuing entity and one or more Companion Loans not included in the issuing entity, but the servicing of which is expected to shift to the Servicing Shift PSA entered into in connection with the securitization of the related Controlling Companion Loan on and after the Servicing Shift Securitization Date. As of the Closing Date, the 60 Madison Avenue Whole Loan and the Moffett Gateway Whole Loan will be a Servicing Shift Whole Loan related to the issuing entity.

“Subordinate Companion Loan” means each of the 9 West 57th Street Subordinate Companion Loan, the 10 Hudson Yards Subordinate Companion Loans, the Moffett Gateway Subordinate Companion Loan and the Westfield San Francisco Centre Subordinate Companion Loans.

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Companion Loan(s) Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)	Whole Loan LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(2)
9 West 57th Street	$80,000,000	7.1%	$933,724,000	$186,276,000	29.8%	35.3%	3.64x	3.08x
10 Hudson Yards	$80,000,000	7.1%	$628,100,000	$191,900,000	32.9%	41.9%	4.18x	3.29x
Starbucks Center	$65,000,000	5.8%	$75,000,000	NAP	30.9%	30.9%	3.16x	3.16x
Fresno Fashion Fair Mall	$60,000,000	5.3%	$265,000,000	NAP	57.5%	57.5%	2.14x	2.14x
60 Madison Avenue	$45,000,000	4.0%	$55,000,000	NAP	50.0%	50.0%	2.25x	2.25x
Moffett Gateway(3)	$43,000,000	3.8%	$200,000,000	$102,000,000	46.3%	65.3%	1.95x	1.43x
693 Fifth Avenue	$42,500,000	3.8%	$207,500,000	NAP	47.6%	47.6%	1.00x	1.00x
1 Kaiser Plaza	$37,100,000	3.3%	$60,000,000	NAP	45.8%	45.8%	2.16x	2.16x
Salesforce Tower	$30,000,000	2.7%	$78,000,000	NAP	59.6%	73.0%	2.47x	1.41x
100 East Wisconsin Avenue	$28,718,093	2.6%	$24,928,900	NAP	65.2%	77.3%	1.77x	1.30x
Westfield San Francisco Centre	$23,529,000	2.1%	$409,548,000	$124,923,000	35.5%	45.7%	3.68x	2.85x

(1)	Calculated based on the balance of the Mortgage Loan and any related Pari Passu Companion Loan(s) but excluding any Subordinate Companion Loan or mezzanine loan. The Mortgage Loan Cut-off Date LTV Ratio and Whole Loan LTV Ratio for certain Mortgage Loans may be based on a hypothetical valuation other than an “as-is” value. See “—Appraised Value” for additional information.

(2)	Calculated based on the balance of the related Whole Loan including any Subordinate Companion Loans but excluding any mezzanine loan. The Whole Loan LTV Ratio for certain Whole Loans may be based on a hypothetical valuation other than an “as-is” value. See “—Appraised Value” for additional information.

(3)	LTV Ratio and Underwritten NCF DSCR calculated based on the amortization schedule set forth on Annex G.

The Serviced Whole Loans

The Starbucks Center Whole Loan

General

One (1) Mortgage Loan, identified as “Starbucks Center” (the “Starbucks Center Mortgage Loan”) on Annex A-1, representing approximately 5.8% of the Initial Pool Balance, is part of a Whole Loan structure comprised of three (3) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Starbucks Center Mortgage Loan is evidenced by promissory note A-2 with a Cut-off Date Balance of $65,000,000. The related Pari Passu Companion Loans (the “Starbucks Center Pari Passu Companion Loans”) are evidenced by promissory notes A-1 and A-3 with an aggregate Cut-off Date Balance of $75,000,000 that are not included in the issuing entity. Only the Starbucks Center Mortgage Loan is

179

included in the issuing entity. The Starbucks Center Mortgage Loan and the Starbucks Center Pari Passu Companion Loans are pari passu with each other in terms of priority and are collectively referred to in this prospectus as the “Starbucks Center Whole Loan”. The Starbucks Center Pari Passu Companion Loan evidenced by promissory note A-1 was contributed to the COMM 2016-COR1 Securitization Trust, and the Starbucks Center Pari Passu Companion Loan evidenced by promissory note A-3 is currently being held by Deutsche Bank AG, New York Branch or an affiliate and is anticipated to be included in one or more future securitizations. However, we cannot assure you that this will ultimately occur. The rights of the issuing entity as the holder of the Starbucks Center Mortgage Loan and the rights of the holders of the Starbucks Center Pari Passu Companion Loans are subject to an Intercreditor Agreement (the “Starbucks Center Intercreditor Agreement”). The following summaries describe certain provisions of the Starbucks Center Intercreditor Agreement.

Servicing

The Starbucks Center Whole Loan (including the Starbucks Center Mortgage Loan) and any related REO Property will be serviced and administered by the master servicer and the special servicer, pursuant to the PSA, in the manner described under “Pooling and Servicing Agreement”, but subject to the terms of the Starbucks Center Intercreditor Agreement. See “Pooling and Servicing Agreement”.

Application of Payments

The Starbucks Center Intercreditor Agreement sets forth the respective rights of the holder of the Starbucks Center Mortgage Loan and the holders of the related Starbucks Center Pari Passu Companion Loans with respect to distributions of funds received in respect of the Starbucks Center Whole Loan, and provides, in general, that:

•	the Starbucks Center Mortgage Loan and the related Starbucks Center Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Starbucks Center Whole Loan or the related Mortgaged Property will be applied to the Starbucks Center Mortgage Loan and the related Starbucks Center Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for reserves or escrows required by the related Starbucks Center Whole Loan documents and payment and reimbursement rights of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the depositor and the trustee) in accordance with the terms of the Starbucks Center Intercreditor Agreement and the PSA; and

•	costs, fees, expenses, losses and shortfalls relating to the Starbucks Center Whole Loan will be allocated, on a pro rata and pari passu basis, to the Starbucks Center Mortgage Loan and the related Starbucks Center Pari Passu Companion Loans in accordance with the terms of the Starbucks Center Intercreditor Agreement and the PSA.

For more information regarding the allocation of collections and expenses in respect of the Starbucks Center Whole Loan, see “Pooling and Servicing Agreement—Advances” and “—Withdrawals from the Collection Account”.

Consultation and Control

The controlling noteholder under the Starbucks Center Intercreditor Agreement will be the issuing entity as holder of the applicable Mortgage Loan. Pursuant to the terms of the PSA, the Directing Certificateholder and the operating advisor will each have the same consent and/or consultation rights with respect to the Starbucks Center Whole Loan as each does, and for so long as each does, with respect to the other Mortgage Loans included in the issuing entity. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

180

In addition, pursuant to the terms of the Starbucks Center Intercreditor Agreement, the holder or holders of the related Starbucks Center Pari Passu Companion Loans (or their respective representatives which, at any time the related Starbucks Center Pari Passu Companion Loans are included in one or more securitizations, may be the controlling class certificateholder for the related securitization or any other party assigned the rights to exercise the rights of the holder or holders of the related Starbucks Center Pari Passu Companion Loans (each, a “Starbucks Center Companion Loan Holder”), as and to the extent provided in the related pooling and servicing agreement(s) will have the right to (i) receive copies of all notices, information and reports that the master servicer or special servicer, as applicable, is required to provide to the Directing Certificateholder within the same time frame it is required to provide such notices, information and reports to the Directing Certificateholder with respect to any Major Decisions to be taken with respect to the Starbucks Center Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Starbucks Center Whole Loan (but without regard to whether or not the Directing Certificateholder actually has lost any rights to receive such information as a result of a Consultation Termination Event) and (ii) be consulted on a strictly non-binding basis with respect to (x) certain major servicing decisions regarding the Starbucks Center Whole Loan as set forth in the Starbucks Center Intercreditor Agreement and (y) the implementation of any recommended actions outlined in an asset status report in respect of the Starbucks Center Whole Loan. The consultation right of the Starbucks Center Companion Loan Holders will expire 10 business days after the delivery by such master servicer or special servicer, as applicable, of notice and information relating to the matter subject to consultation, whether or not such Starbucks Center Companion Loan Holder has responded within such period; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the Starbucks Center Companion Loan Holders’ consultation rights described above, the master servicer or the special servicer is permitted to make any major servicing decision or take any action set forth in an asset status report in respect of the Starbucks Center Mortgaged Properties before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Starbucks Center Mortgage Loan and the Starbucks Center Pari Passu Companion Loans.

Notwithstanding the foregoing consultation rights, no direction or objection by the Starbucks Center Companion Loan Holders may require or cause the master servicer or the special servicer, as applicable, to violate any provision of any related mortgage loan documents, applicable law, the PSA, the Starbucks Center Intercreditor Agreement or the REMIC provisions of the Code, including, without limitation, the master servicer’s or special servicer’s obligation to act in accordance with the servicing standard or expose the master servicer or special servicer, or any of their affiliates, officers, directors, employees or agents to liability, or materially expand the scope of the master servicer’s or the special servicer’s responsibilities under the Starbucks Center Intercreditor Agreement or the PSA.

In addition to the consultation rights of the Starbucks Center Companion Loan Holders described above, the Starbucks Center Companion Loan Holders will have the right to annual conference calls with the master servicer or special servicer upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the Starbucks Center Whole Loan are discussed.

Sale of Defaulted Starbucks Center Whole Loan

Pursuant to the terms of the Starbucks Center Intercreditor Agreement, if the Starbucks Center Mortgage Loan becomes a Defaulted Loan, and if the special servicer determines pursuant to the PSA and the Starbucks Center Intercreditor Agreement to pursue a sale of the Starbucks Center Mortgage Loan (or the Starbucks Center Pari Passu Companion Loans, as the case may be), the special servicer will be required to sell the Starbucks Center Mortgage Loan together with the Starbucks Center Companion Loans as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements and the trustee’s (or any third party hired by the trustee in accordance with the PSA), as applicable, obligation to review whether any offer from an Interested Person received for the Starbucks Center Mortgage Loan and the Starbucks Center Pari Passu Companion Loans constitutes a fair price. In

181

connection with any such sale, the special servicer will be required to follow the procedures set forth in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

Notwithstanding the foregoing, the special servicer will not be permitted to sell the Starbucks Center Mortgage Loan together with the Starbucks Center Pari Passu Companion Loans if the loan becomes a defaulted whole loan without the written consent of the holders of the Starbucks Center Pari Passu Companion Loans (provided that such consent is not required if the holder of the Starbucks Center Pari Passu Companion Loans is the borrower or an affiliate of the borrower) unless the special servicer has delivered to the holder of the Starbucks Center Pari Passu Companion Loans: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Starbucks Center Whole Loan, and any documents in the servicing file reasonably requested by the holder or holders of the Starbucks Center Pari Passu Companion Loans; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or special servicer in connection with the proposed sale. Subject to the terms of the PSA, the holder or holders of the Starbucks Center Pari Passu Companion Loans (or their respective representatives) will be permitted to submit an offer at any sale of the related Whole Loan(unless such person is the borrower or an agent or affiliate of the borrower).

See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

Special Servicer Appointment Rights

Pursuant to the terms of the Starbucks Center Intercreditor Agreement and the PSA, the issuing entity, as the controlling noteholder, will have the right, with or without cause, to replace the special servicer then acting with respect to the Starbucks Center Whole Loan and appoint a replacement special servicer without the consent of the holder or holders of the Starbucks Center Pari Passu Companion Loans as long as such replacement special servicer is a “qualified servicer” (as described in the Starbucks Center Intercreditor Agreement and satisfies other conditions set forth in the PSA. The Directing Certificateholder (so long as a Control Termination Event has not occurred and is not continuing), and the applicable certificateholders with the requisite percentage of Voting Rights (if a Control Termination Event has occurred and is continuing) will exercise the rights of the issuing entity as controlling noteholder, and will have the right, with or without cause, to replace the special servicer then acting with respect to the Starbucks Center Whole Loan and appoint a replacement special servicer, as described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause—Rights Upon Servicer Termination Event”.

The Fresno Fashion Fair Mall Whole Loan

General

One (1) Mortgage Loan, identified as “Fresno Fashion Fair Mall” (the “Fresno Fashion Fair Mall Mortgage Loan”) on Annex A-1, representing approximately 5.3% of the Initial Pool Balance, is part of a Whole Loan structure comprised of seven (7) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Fresno Fashion Fair Mall Mortgage Loan is evidenced by promissory note A-1-A with a Cut-off Date Balance of $60,000,000. The related Pari Passu Companion Loans (the “Fresno Fashion Fair Mall Pari Passu Companion Loans”) are evidenced by promissory notes A-1-B, A-1-C, A-2-A, A-2-B, A-2-C and A-2-D with an aggregate Cut-off Date Balance of $265,000,000 that are not included in the issuing entity. Only the Fresno Fashion Fair Mall Mortgage Loan is included in the issuing entity. The Fresno Fashion Fair Mall Mortgage Loan and the Fresno Fashion Fair Mall Pari Passu Companion Loans are pari passu with each other in terms of priority and are collectively referred to in this prospectus as the “Fresno Fashion Fair Mall Whole Loan”. It is anticipated that (i) the Fresno Fashion Fair Mall Pari Passu Companion Loan

182

designated as Note A-2-A is expected to be included in the CFCRE 2016–C6 securitization and (ii) the remaining Fresno Fashion Fair Mall Pari Passu Companion Loans will be included in one or more future securitizations. However, we cannot assure you that these will ultimately occur. The rights of the issuing entity as the holder of the Fresno Fashion Fair Mall Mortgage Loan and the rights of the holders of the Fresno Fashion Fair Mall Pari Passu Companion Loans are subject to an Intercreditor Agreement (the “Fresno Fashion Fair Mall Intercreditor Agreement”). The following summaries describe certain provisions of the Fresno Fashion Fair Mall Intercreditor Agreement.

Servicing

The Fresno Fashion Fair Mall Whole Loan (including the Fresno Fashion Fair Mall Mortgage Loan) and any related REO Property will be serviced and administered by the master servicer and the special servicer, pursuant to the PSA, in the manner described under “Pooling and Servicing Agreement”, but subject to the terms of the Fresno Fashion Fair Mall Intercreditor Agreement. See “Pooling and Servicing Agreement”.

Application of Payments

The Fresno Fashion Fair Mall Intercreditor Agreement sets forth the respective rights of the holder of the Fresno Fashion Fair Mall Mortgage Loan and the holders of the related Fresno Fashion Fair Mall Pari Passu Companion Loans with respect to distributions of funds received in respect of the Fresno Fashion Fair Mall Whole Loan, and provides, in general, that:

•	the Fresno Fashion Fair Mall Mortgage Loan and the related Fresno Fashion Fair Mall Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Fresno Fashion Fair Mall Whole Loan or the related Mortgaged Property will be applied to the Fresno Fashion Fair Mall Mortgage Loan and the related Fresno Fashion Fair Mall Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for reserves or escrows required by the related Fresno Fashion Fair Mall Whole Loan documents and payment and reimbursement rights of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the depositor and the trustee) in accordance with the terms of the Fresno Fashion Fair Mall Intercreditor Agreement and the PSA; and

•	costs, fees, expenses, losses and shortfalls relating to the Fresno Fashion Fair Mall Whole Loan will be allocated, on a pro rata and pari passu basis, to the Fresno Fashion Fair Mall Mortgage Loan and the related Fresno Fashion Fair Mall Pari Passu Companion Loans in accordance with the terms of the Fresno Fashion Fair Mall Intercreditor Agreement and the PSA.

For more information regarding the allocation of collections and expenses in respect of the Fresno Fashion Fair Mall Whole Loan, see “Pooling and Servicing Agreement—Advances” and “—Withdrawals from the Collection Account”.

Consultation and Control

The controlling noteholder under the Fresno Fashion Fair Mall Intercreditor Agreement will be the issuing entity as holder of the applicable Mortgage Loan. Pursuant to the terms of the PSA, the Directing Certificateholder and the operating advisor will each have the same consent and/or consultation rights with respect to the Fresno Fashion Fair Mall Whole Loan as each does, and for so long as each does, with respect to the other Mortgage Loans included in the issuing entity. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

In addition, pursuant to the terms of the Fresno Fashion Fair Mall Intercreditor Agreement, the holder or holders of the related Fresno Fashion Fair Mall Pari Passu Companion Loans (or their respective representatives which, at any time the related Fresno Fashion Fair Mall Pari Passu Companion Loans are

183

included in one or more securitizations, may be the controlling class certificateholder for the related securitization or any other party assigned the rights to exercise the rights of the holder or holders of the related Fresno Fashion Fair Mall Pari Passu Companion Loans, as and to the extent provided in the related pooling and servicing agreement(s)) will (i) have the right to receive copies of all notices, information and reports that the master servicer or special servicer, as applicable, is required to provide to the Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the Directing Certificateholder under the PSA without regard to the occurrence and continuance of a Control Termination Event or occurrence of a Consultation Termination Event) with respect to any major decisions to be taken with respect to the Fresno Fashion Fair Mall Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Fresno Fashion Fair Mall Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the holder or holders of the related Fresno Fashion Fair Mall Pari Passu Companion Loans (or their respective representatives) request consultation with respect to certain major decisions to be taken with respect to the Fresno Fashion Fair Mall Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Fresno Fashion Fair Mall Whole Loan. The consultation rights of the holder or holders of the related Fresno Fashion Fair Mall Pari Passu Companion Loans (or their respective representatives) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the holder or holders of the related Fresno Fashion Fair Mall Pari Passu Companion Loans (or their respective representatives) have responded within such period; provided that if the master servicer or special servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the holder or holders of the related Fresno Fashion Fair Mall Pari Passu Companion Loans (or their respective representatives) described above, the master servicer or special servicer, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Fresno Fashion Fair Mall Mortgage Loan and the related Fresno Fashion Fair Mall Pari Passu Companion Loans. Neither the master servicer nor the special servicer will be obligated at any time to follow or take any alternative actions recommended by the holder or holders of the related Fresno Fashion Fair Mall Pari Passu Companion Loans (or their respective representatives, including, if the related Fresno Fashion Fair Mall Pari Passu Companion Loans have been contributed to one or more future securitizations, the related directing certificateholder (or similar entity)).

Neither the master servicer nor the special servicer may follow or be required to follow any direction, advice or consultation provided by the Directing Certificateholder or the holder or holders of the Fresno Fashion Fair Mall Pari Passu Companion Loans (or their respective representatives) that would require or cause the master servicer or the special servicer, as applicable, to violate any applicable law, including the REMIC Regulations, be inconsistent with the Servicing Standard, require or cause the master servicer or the special servicer, as applicable, to violate any provisions of the Fresno Fashion Fair Mall Intercreditor Agreement or the Fresno Fashion Fair Mall Whole Loan documents, or materially expand the scope of either the master servicer’s or the special servicer’s, as applicable, responsibilities under the Fresno Fashion Fair Mall Intercreditor Agreement or the PSA.

In addition to the consultation rights of the holder or holders of the Fresno Fashion Fair Mall Pari Passu Companion Loans (or their respective representatives) described above, pursuant to the terms of the Fresno Fashion Fair Mall Intercreditor Agreement, the holder or holders of the Fresno Fashion Fair Mall Pari Passu Companion Loans (or their respective representatives) will have the right to attend (in-person or telephonically in the discretion of the master servicer or special servicer, as applicable) annual meetings with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, for the purpose of discussing servicing issues related to the Fresno Fashion Fair Mall Whole Loan; provided that the holder or holders of the Fresno Fashion Fair Mall Pari Passu Companion Loans execute, at the request of the master servicer or special servicer, as applicable, a confidentiality agreement in form and substance satisfactory to each

184

holder of the Fresno Fashion Fair Mall Pari Passu Companion Loan, the holder of a Fresno Fashion Fair Mall Mortgage Loan and the master servicer or special servicer, as applicable.

Sale of Defaulted Fresno Fashion Fair Mall Whole Loan

Pursuant to the terms of the Fresno Fashion Fair Mall Intercreditor Agreement, if the Fresno Fashion Fair Mall Whole Loan becomes a defaulted loan, and if the special servicer determines to sell the Fresno Fashion Fair Mall Mortgage Loan that has become a Specially Serviced Loan in accordance with the PSA, then the special servicer will be required to sell the Fresno Fashion Fair Mall Pari Passu Companion Loans together with the Fresno Fashion Fair Mall Mortgage Loan as one whole loan. In connection with any such sale, the special servicer will be required to follow the procedures set forth under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

Notwithstanding the foregoing, the special servicer will not be permitted to sell the Fresno Fashion Fair Mall Mortgage Loan together with the Fresno Fashion Fair Mall Pari Passu Companion Loans if such loan becomes a defaulted loan without the written consent of the holder or holders of the Fresno Fashion Fair Mall Pari Passu Companion Loans (provided that such consent is not required if any holder or holders of the Fresno Fashion Fair Mall Pari Passu Companion Loans is the borrower or an affiliate of the borrower) unless the special servicer has delivered to the holder or holders of the Fresno Fashion Fair Mall Pari Passu Companion Loans: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Fresno Fashion Fair Mall Whole Loan, and any documents in the servicing file reasonably requested by the holder or holders of the Fresno Fashion Fair Mall Pari Passu Companion Loans that are material to the price of the Fresno Fashion Fair Mall Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the special servicer in connection with the proposed sale; provided that the holder or holders of the Fresno Fashion Fair Mall Pari Passu Companion Loans may waive any of the delivery or timing requirements described in this sentence. Subject to the terms of the PSA, the holder or holders of the Fresno Fashion Fair Mall Pari Passu Companion Loans (or their respective representatives) and the Directing Certificateholder (so long as a Control Termination Event has not occurred and is not continuing) or the applicable certificateholders with the requisite percentage of Voting Rights (if a Control Termination Event has occurred and is continuing) (or their respective representatives) will be permitted to submit an offer at any sale of the related Whole Loan (unless such person is the borrower or an agent or affiliate of the borrower).

See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

Special Servicer Appointment Rights

Pursuant to the terms of the Fresno Fashion Fair Mall Intercreditor Agreement and the PSA, the issuing entity, as the controlling noteholder, will have the right, with or without cause, to replace the special servicer then acting with respect to the Fresno Fashion Fair Mall Whole Loan and appoint a replacement special servicer without the consent of the holder or holders of the Fresno Fashion Fair Mall Pari Passu Companion Loans. The Directing Certificateholder (so long as a Control Termination Event has not occurred and is not continuing), and the applicable certificateholders with the requisite percentage of Voting Rights (if a Control Termination Event has occurred and is continuing) will exercise the rights of the issuing entity as controlling noteholder, and will have the right, with or without cause, to replace the special servicer then acting with respect to the Fresno Fashion Fair Mall Whole Loan and appoint a replacement special servicer, as described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause—Rights Upon Servicer Termination Event”.

185

The 100 East Wisconsin Avenue Whole Loan

General

One (1) Mortgage Loan, identified as “100 East Wisconsin Avenue” (the “100 East Wisconsin Avenue Mortgage Loan”) on Annex A-1, representing approximately 2.6% of the Initial Pool Balance, is part of a Whole Loan structure comprised of two (2) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The 100 East Wisconsin Avenue Mortgage Loan is evidenced by promissory note A-2 with a Cut-off Date Balance of $28,718,093. The related Pari Passu Companion Loan (the “100 East Wisconsin Avenue Pari Passu Companion Loan”) is evidenced by promissory note A-1 with a Cut-off Date Balance of $24,928,900 and is not included in the issuing entity. Only the 100 East Wisconsin Avenue Mortgage Loan is included in the issuing entity. The 100 East Wisconsin Avenue Mortgage Loan and the 100 East Wisconsin Avenue Pari Passu Companion Loan are pari passu with each other in terms of priority and are collectively referred to in this prospectus as the “100 East Wisconsin Avenue Whole Loan”. The 100 East Wisconsin Avenue Pari Passu Companion Loan was contributed to JPMCC Commercial Mortgage Securities Trust 2016-JP3. The rights of the issuing entity as the holder of the 100 East Wisconsin Avenue Mortgage Loan and the rights of the holder of the 100 East Wisconsin Avenue Pari Passu Companion Loan are subject to an Intercreditor Agreement (the “100 East Wisconsin Avenue Intercreditor Agreement”). The following summaries describe certain provisions of the 100 East Wisconsin Avenue Intercreditor Agreement.

Servicing

The 100 East Wisconsin Avenue Whole Loan (including the 100 East Wisconsin Avenue Mortgage Loan) and any related REO Property will be serviced and administered by the master servicer and the special servicer, pursuant to the PSA, in the manner described under “Pooling and Servicing Agreement”, but subject to the terms of the 100 East Wisconsin Avenue Intercreditor Agreement. See “Pooling and Servicing Agreement”.

Application of Payments

The 100 East Wisconsin Avenue Intercreditor Agreement sets forth the respective rights of the holder of the 100 East Wisconsin Avenue Mortgage Loan and the holder of the related 100 East Wisconsin Avenue Pari Passu Companion Loan with respect to distributions of funds received in respect of the 100 East Wisconsin Avenue Whole Loan, and provides, in general, that:

•	the 100 East Wisconsin Avenue Mortgage Loan and the related 100 East Wisconsin Avenue Pari Passu Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the 100 East Wisconsin Avenue Whole Loan or the related Mortgaged Property will be applied to the 100 East Wisconsin Avenue Mortgage Loan and the related 100 East Wisconsin Avenue Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for reserves or escrows required by the related 100 East Wisconsin Avenue Whole Loan documents and payment and reimbursement rights of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the depositor and the trustee) in accordance with the terms of the 100 East Wisconsin Avenue Intercreditor Agreement and the PSA; and

•	costs, fees, expenses, losses and shortfalls relating to the 100 East Wisconsin Avenue Whole Loan will be allocated, on a pro rata and pari passu basis, to the 100 East Wisconsin Avenue Mortgage Loan and the related 100 East Wisconsin Avenue Pari Passu Companion Loan in accordance with the terms of the 100 East Wisconsin Avenue Intercreditor Agreement and the PSA.

186

For more information regarding the allocation of collections and expenses in respect of the 100 East Wisconsin Avenue Whole Loan, see “Pooling and Servicing Agreement—Advances” and “—Withdrawals from the Collection Account”.

Consultation and Control

The controlling noteholder under the 100 East Wisconsin Avenue Intercreditor Agreement will be the issuing entity as holder of the applicable Mortgage Loan. Pursuant to the terms of the PSA, the Directing Certificateholder and the operating advisor will each have the same consent and/or consultation rights with respect to the 100 East Wisconsin Avenue Whole Loan as each does, and for so long as each does, with respect to the other Mortgage Loans included in the issuing entity. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

In addition, pursuant to the terms of the 100 East Wisconsin Avenue Intercreditor Agreement, the holder of the related 100 East Wisconsin Avenue Pari Passu Companion Loan (or its representative which, at any time the related 100 East Wisconsin Avenue Pari Passu Companion Loan is included in a securitization, may be the directing certificateholder for the related securitization or any other party assigned the rights to exercise the rights of the holder of the related 100 East Wisconsin Avenue Pari Passu Companion Loan, as and to the extent provided in the related pooling and servicing agreement) will (i) have the right to receive copies of all notices, information and reports that the master servicer or special servicer, as applicable, is required to provide to the Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the Directing Certificateholder under the PSA without regard to the occurrence and continuance of a Control Termination Event or occurrence of a Consultation Termination Event) with respect to any major decisions to be taken with respect to the 100 East Wisconsin Avenue Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the 100 East Wisconsin Avenue Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the holder of the related 100 East Wisconsin Avenue Pari Passu Companion Loan (or its representative) requests consultation with respect to certain major decisions to be taken with respect to the 100 East Wisconsin Avenue Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the 100 East Wisconsin Avenue Whole Loan. The consultation rights of the holder of the related 100 East Wisconsin Avenue Pari Passu Companion Loan (or its representative) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the holder of the related 100 East Wisconsin Avenue Pari Passu Companion Loan (or its representative) has responded within such period; provided that if the master servicer or special servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the holder of the related 100 East Wisconsin Avenue Pari Passu Companion Loan (or its representative) described above, the master servicer or special servicer, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the 100 East Wisconsin Avenue Mortgage Loan and the related 100 East Wisconsin Avenue Pari Passu Companion Loan. Neither the master servicer nor the special servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the related 100 East Wisconsin Avenue Pari Passu Companion Loan (or its representative, including, if the related 100 East Wisconsin Avenue Pari Passu Companion Loan has been contributed to a securitization, the related directing certificateholder (or similar entity)).

Neither the master servicer nor the special servicer may follow or be required to follow any direction, advice or consultation provided by the Directing Certificateholder or the holder of the 100 East Wisconsin Avenue Pari Passu Companion Loan (or its representative) that would require or cause the master servicer or the special servicer, as applicable, to violate any applicable law, including the REMIC Regulations, be inconsistent with the Servicing Standard, require or cause the master servicer or the special servicer, as applicable, to violate any provisions of the 100 East Wisconsin Avenue Intercreditor Agreement, require or cause the master servicer or the special servicer, as applicable, to violate the terms of the 100 East

187

Wisconsin Avenue Whole Loan documents, or materially expand the scope of either the master servicer’s or the special servicer’s, as applicable, responsibilities under the 100 East Wisconsin Avenue Intercreditor Agreement or the PSA.

In addition to the consultation rights of the holder of the 100 East Wisconsin Avenue Pari Passu Companion Loan (or its representative) described above, pursuant to the terms of the 100 East Wisconsin Avenue Intercreditor Agreement, the holder of the 100 East Wisconsin Avenue Pari Passu Companion Loan (or its respective representative) will have the right to attend (in-person or telephonically in the discretion of the master servicer or special servicer, as applicable) annual meetings with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, for the purpose of discussing servicing issues related to the 100 East Wisconsin Avenue Whole Loan; provided that the holder of the 100 East Wisconsin Avenue Pari Passu Companion Loan executes, at the request of the master servicer or special servicer, as applicable, a confidentiality agreement in form and substance satisfactory to the holder of the 100 East Wisconsin Avenue Pari Passu Companion Loan, the holder of the 100 East Wisconsin Avenue Mortgage Loan and the master servicer or special servicer, as applicable.

Sale of Defaulted 100 East Wisconsin Avenue Whole Loan

Pursuant to the terms of the 100 East Wisconsin Avenue Intercreditor Agreement, if the 100 East Wisconsin Avenue Mortgage Loan becomes a defaulted loan, and if the special servicer determines to sell the 100 East Wisconsin Avenue Mortgage Loan that has become a Specially Serviced Loan in accordance with the PSA, then the special servicer will be required to sell the 100 East Wisconsin Avenue Pari Passu Companion Loan together with the 100 East Wisconsin Avenue Mortgage Loan as one whole loan. In connection with any such sale, the special servicer will be required to follow the procedures set forth under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

Notwithstanding the foregoing, the special servicer will not be permitted to sell the 100 East Wisconsin Avenue Mortgage Loan together with the 100 East Wisconsin Avenue Pari Passu Companion Loan if such loan becomes a defaulted loan without the written consent of the holder of the 100 East Wisconsin Avenue Pari Passu Companion Loan (provided that such consent is not required if the holder of fifty percent (50%) of the 100 East Wisconsin Avenue Pari Passu Companion Loan (or 50% of the class of securities issued under the JPMCC 2016-JP3 securitization designated as the controlling class) is the borrower or an affiliate of the borrower) unless the special servicer has delivered to the holder of the 100 East Wisconsin Avenue Pari Passu Companion Loan: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the 100 East Wisconsin Avenue Whole Loan, and any documents in the servicing file reasonably requested by the holder of the 100 East Wisconsin Avenue Pari Passu Companion Loan that are material to the price of the 100 East Wisconsin Avenue Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the special servicer in connection with the proposed sale; provided that the holder of the 100 East Wisconsin Avenue Pari Passu Companion Loan may waive any of the delivery or timing requirements described in this sentence. Subject to the terms of the PSA, the holder of the 100 East Wisconsin Avenue Pari Passu Companion Loan, the Directing Certificateholder (so long as a Control Termination Event has not occurred and is not continuing), the applicable certificateholders with the requisite percentage of Voting Rights (if a Control Termination Event has occurred and is continuing) (or their respective representatives) will be permitted to submit an offer at any sale of the related Whole Loan (unless such person is the borrower or an agent or affiliate of the borrower).

See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

188

Special Servicer Appointment Rights

Pursuant to the terms of the 100 East Wisconsin Avenue Intercreditor Agreement and the PSA, the issuing entity, as the controlling noteholder, will have the right, with or without cause, to replace the special servicer then acting with respect to the 100 East Wisconsin Avenue Whole Loan and appoint a replacement special servicer without the consent of the holder of the 100 East Wisconsin Avenue Pari Passu Companion Loan. The Directing Certificateholder (so long as a Control Termination Event has not occurred and is not continuing), and the applicable certificateholders with the requisite percentage of Voting Rights (if a Control Termination Event has occurred and is continuing) will exercise the rights of the issuing entity as controlling noteholder, and will have the right, with or without cause, to replace the special servicer then acting with respect to the 100 East Wisconsin Avenue Whole Loan and appoint a replacement special servicer, as described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause—Rights Upon Servicer Termination Event”.

The Non-Serviced Whole Loans

The 9 West 57th Street Whole Loan

General

One (1) Mortgage Loan, identified as “9 West 57th Street” (the “9 West 57th Street Mortgage Loan”) on Annex A-1, representing approximately 7.1% of the Initial Pool Balance, is part of a Whole Loan comprised of seven (7) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The 9 West 57th Street Mortgage Loan is evidenced by one (1) promissory note identified as promissory note A-4, with a Cut-off Date Balance of $80,000,000. The related Pari Passu Companion Loans (the “9 West 57th Street Pari Passu Companion Loans”) are pari passu with the 9 West 57th Street Mortgage Loan. The 9 West 57th Street Pari Passu Companion Loans are evidenced by five (5) promissory notes (promissory notes A-1, A-2, A-3-A, A-3-B and A-5) with an aggregate Cut-off Date Balance of $933,724,000 that are not included in the issuing entity. The 9 West 57th Street Subordinate Companion Loan consists of one (1) subordinate companion loan, which is subordinate to the 9 West 57th Street Mortgage Loan and the 9 West 57th Street Pari Passu Companion Loans. The subordinate companion loan (the “9 West 57th Street Subordinate Companion Loan” and together with the 9 West 57th Street Pari Passu Companion Loans, the “9 West 57th Street Companion Loans”) is evidenced by one (1) promissory note identified as promissory note B-1, with a Cut-off Date Balance of $186,276,000 that is not included in the issuing entity. Only the 9 West 57th Street Mortgage Loan is included in the issuing entity. The 9 West 57th Street Pari Passu Companion Loan evidenced by promissory note A-1 and the 9 West 57th Street Subordinate Companion Loan are currently held by the JPMCC 2016-NINE trust, and the 9 West 57th Street Pari Passu Companion Loan evidenced by promissory note A-2 is currently held by the JPMCC 2016-JP3 Securitization Trust. The 9 West 57th Street Pari Passu Companion Loan evidenced by promissory note A-3-A and note A-3-B have been sold to one or more third party investors.

The 9 West 57th Street Mortgage Loan, the 9 West 57th Street Pari Passu Companion Loans and the 9 West 57th Street Subordinate Companion Loan are collectively referred to in this prospectus as the “9 West 57th Street Whole Loan”. The rights of the holders of the promissory notes evidencing the 9 West 57th Street Whole Loan (the “9 West 57th Street Noteholders”) are subject to an Intercreditor Agreement (the “9 West 57th Street Intercreditor Agreement”). The 9 West 57th Street Whole Loan is serviced and administered pursuant to the trust and servicing agreement entered into in connection with the JPMCC 2016-NINE securitization (the “JPMCC 2016-NINE Trust and Servicing Agreement”) and the 9 West 57th Street Intercreditor Agreement. The following summaries describe certain provisions of the 9 West 57th Street Intercreditor Agreement.

Servicing

The 9 West 57th Street Whole Loan (including the 9 West 57th Street Mortgage Loan) and any related REO Property will be serviced and administered pursuant to the terms of the JPMCC 2016-NINE Trust and

189

Servicing Agreement by the related servicer (the “JPMCC 2016-NINE Master Servicer”) and, if necessary, the related special servicer (the “JPMCC 2016-NINE Special Servicer”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the 9 West 57th Street Whole Loan”, but subject to the terms of the 9 West 57th Street Intercreditor Agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the 9 West 57th Street Whole Loan”.

Application of Payments

The 9 West 57th Street Intercreditor Agreement sets forth the respective rights of the 9 West 57th Street Noteholders with respect to distributions of funds received in respect of the 9 West 57th Street Whole Loan, and provides, in general, that:

Prior to the occurrence and continuance of an event of default with respect to the 9 West 57th Street Whole Loan, any collections received in respect of the 9 West 57th Street Whole Loan or Mortgaged Property will be applied to the 9 West 57th Street Mortgage Loan, the 9 West 57th Street Pari Passu Companion Loans and the 9 West 57th Street Subordinate Companion Loan in accordance with the related Whole Loan documents and the JPMCC 2016-NINE Trust and Servicing Agreement. Accordingly, subject to the right of the JPMCC 2016-NINE Master Servicer, the JPMCC 2016-NINE Special Servicer and the trustee and certificate administrator under the JPMCC 2016-NINE Trust and Servicing Agreement to be reimbursed for any unanticipated trust fund expenses in accordance with the JPMCC 2016-NINE Trust and Servicing Agreement, the monthly interest payment on the 9 West 57th Street Whole Loan will be applied: (i) first, to the payment of interest due and payable on each of the 9 West 57th Street Mortgage Loan and the 9 West 57th Street Pari Passu Companion Loans, pro rata and pari passu; and (ii) then, to the payment of interest due and payable on the 9 West 57th Street Subordinate Companion Loan; and any prepayment or repayment of the principal of the 9 West 57th Street Whole Loan will be applied: (a) first, to the reduction of the outstanding principal balance of each of the 9 West 57th Street Mortgage Loan and the 9 West 57th Street Pari Passu Companion Loans, pro rata and pari passu, until the outstanding principal balance of each such note is reduced to zero; and (b) then, to the reduction of the outstanding principal balance of the 9 West 57th Street Subordinate Companion Loan, until the outstanding principal balance of such note is reduced to zero.

Following the occurrence and during the continuance of an event of default with respect to the 9 West 57th Street Whole Loan, payments and proceeds with respect to the 9 West 57th Street Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

•	first, to provide reimbursement to the JPMCC 2016-NINE Master Servicer and the trustee under the JPMCC 2016-NINE Trust and Servicing Agreement (and, if applicable, a master servicer of any other securitization trust) for any nonrecoverable property protection advances and administrative advances or in the case of a master servicer of any other securitization trust, if applicable, its pro rata share of any unreimbursed nonrecoverable property protection advances and administrative advances previously reimbursed to the JPMCC 2016-NINE Master Servicer or the trustee under the JPMCC 2016-NINE Trust and Servicing Agreement from general collections on the related other securitization trust) and any interest thereon;

•	second, to provide reimbursement for any nonrecoverable monthly debt service advances and interest thereon on the 9 West 57th Street Mortgage Loan and the 9 West 57th Street Pari Passu Companion Loans, on a pari passu and pro rata basis, then to provide reimbursement for any nonrecoverable monthly debt service advances and interest thereon on the 9 West 57th Street Subordinate Companion Loan;

•	third, to provide reimbursement for any unreimbursed property protection advances and administrative advances plus any interest thereon and any trust fund expenses (in each case provided that such reimbursements or payments relate to servicing and administration of the 9 West 57th Street Whole Loan and Mortgaged Property including, without limitation, any unpaid special servicing fees, liquidation fees or workout fees relating to the 9 West 57th Street Whole Loan);

190

•	fourth, to the holders of the 9 West 57th Street Mortgage Loan and the 9 West 57th Street Pari Passu Companion Loans on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest (other than default interest) that was not included in the amount reimbursed pursuant to clause second above on the outstanding principal balance of their respective notes;

•	fifth, to the holders of the 9 West 57th Street Mortgage Loan and the 9 West 57th Street Pari Passu Companion Loans on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on monthly debt service advances;

•	sixth, to the holders of the 9 West 57th Street Mortgage Loan and the 9 West 57th Street Pari Passu Companion Loans, on a pro rata and pari passu basis, based on their outstanding principal balances until their principal balances have been reduced to zero;

•	seventh, to the holder of the 9 West 57th Street Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest (other than default interest) that was not included in the amount reimbursed pursuant to clause second above on the outstanding principal balance of its note;

•	eighth, to the holder of the 9 West 57th Street Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest on monthly debt service advances on the 9 West 57th Street Subordinate Companion Loan;

•	ninth, to the holder of the 9 West 57th Street Subordinate Companion Loan until its principal balance has been reduced to zero;

•	tenth, to pay the JPMCC 2016-NINE Master Servicer or the JPMCC 2016-NINE Special Servicer any amounts to be applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items;

•	eleventh, to fund any other reserves to the extent then required to be held in escrow;

•	twelfth, to pay to the holders of the 9 West 57th Street Mortgage Loan and the 9 West 57th Street Pari Passu Companion Loans any liquidated damages amount and yield maintenance or other prepayment premium then due and payable to the holders of the 9 West 57th Street Mortgage Loan and the 9 West 57th Street Pari Passu Companion Loans, on a pro rata and pari passu basis, and then to the holder of the 9 West 57th Street Subordinate Companion Loan any liquidated damages amount and yield maintenance or other prepayment premium then due and payable to the holder of the 9 West 57th Street Subordinate Companion Loan;

•	thirteenth, to pay the JPMCC 2016-NINE Master Servicer or the JPMCC 2016-NINE Special Servicer default interest and late fees then due and payable under the 9 West 57th Street Whole Loan documents, all of which will be applied in accordance with the JPMCC 2016-NINE Trust and Servicing Agreement;

•	fourteenth, to pay any additional servicing compensation that the JPMCC 2016-NINE Master Servicer or the JPMCC 2016-NINE Special Servicer is entitled to receive under the JPMCC 2016-NINE Trust and Servicing Agreement; and

•	fifteenth, if any excess amount is available to be distributed in respect of the 9 West 57th Street Whole Loan, and not otherwise applied in accordance with the foregoing clauses first - fourteenth, such amount will be paid to the holders of the 9 West 57th Street Mortgage Loan, the 9 West 57th Street Pari Passu Companion Loans and the 9 West 57th Street Subordinate Companion Loan pro rata based on the initial principal balances of their notes.

If a P&I Advance is made with respect to the 9 West 57th Street Mortgage Loan pursuant to the terms of the PSA, unless such P&I Advance is determined to be nonrecoverable, that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the 9 West 57th Street Mortgage Loan or, as and to the extent described under “Description of the

191

Certificates—Advances”, on other mortgage loans in this securitization, but not out of payments or other collections on the 9 West 57th Street Companion Loans.

The issuing entity is required to pay its pro rata share of any unanticipated trust fund expenses relating to the servicing of the 9 West 57th Street Whole Loan or related Mortgaged Property in accordance with the JPMCC 2016-NINE Trust and Servicing Agreement and the 9 West 57th Street Intercreditor Agreement to the extent that such amounts remain unpaid or unreimbursed after funds received from the related borrower for payment of such amounts and any principal and interest collections allocable to the 9 West 57th Street Subordinate Companion Loan have been applied to pay such amounts (it being understood that the pro rata share payable by issuing entity under this paragraph would be determined allocating such unanticipated trust expenses, as the case may be, first to the 9 West 57th Street Subordinate Companion Loan and then to the 9 West 57th Street Mortgage Loan and the 9 West 57th Street Pari Passu Companion Loans on a pari passu and pro rata basis, in that order).

To the extent collections are not sufficient to pay such fees and expenses incurred in connection with the servicing and administration of the 9 West 57th Street Whole Loan or related Mortgaged Property in full, the issuing entity will be required to pay or reimburse its pro rata share of such unpaid fees and expenses (which will be determined based on the original principal balance of the 9 West 57th Street Mortgage Loan, the 9 West 57th Street Companion Loans and the 9 West 57th Street Subordinate Companion Loan and after allocating such unpaid fees and expenses, as the case may be, first to the 9 West 57th Street Subordinate Companion Loan and then to the 9 West 57th Street Mortgage Loan and the 9 West 57th Street Pari Passu Companion Loans on a pari passu and pro rata basis, in that order) from general collections on the other mortgage loans in the trust. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Consultation and Control

The controlling noteholder under the 9 West 57th Street Intercreditor Agreement will be the securitization trust created pursuant to the JPMCC 2016-NINE Trust and Servicing Agreement. At any time that the 9 West 57th Street Pari Passu Companion Loan evidenced by promissory note A-1 and the 9 West 57th Street Subordinate Companion Loan are included in such securitization trust, the 9 West 57th Street Intercreditor Agreement provides that there will be no controlling noteholder for the 9 West 57th Street Whole Loan.

Pursuant to the terms of the 9 West 57th Street Intercreditor Agreement, for so long as the JPMCC 2016-NINE securitization is not terminated, the issuing entity, as a non-controlling note holder, will have the right to be consulted on a strictly non-binding basis to the extent the issuing entity requests consultation with respect to certain major decisions to be taken with respect to the 9 West 57th Street Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the 9 West 57th Street Whole Loan. The consultation rights of the issuing entity will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the issuing entity has responded within such period; provided that if the JPMCC 2016-NINE Master Servicer or the JPMCC 2016-NINE Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the issuing entity as described above the JPMCC 2016-NINE Master Servicer or the JPMCC 2016-NINE Special Servicer, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the 9 West 57th Street Mortgage Loan, the 9 West 57th Street Pari Passu Companion Loans and the 9 West 57th Street Subordinate Companion Loan. Neither the JPMCC 2016-NINE Master Servicer nor the JPMCC 2016-NINE Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the 9 West 57th Street Mortgage Loan (or its representative).

In addition to the consultation rights of the holder of the 9 West 57th Street Mortgage Loan (or its representative) described above, pursuant to the terms of the 9 West 57th Street Intercreditor Agreement,

192

the holder of the 9 West 57th Street Mortgage Loan will have the right to attend (in-person or telephonically in the discretion of the JPMCC 2016-NINE Master Servicer or the JPMCC 2016-NINE Special Servicer, as applicable) annual meetings with the JPMCC 2016-NINE Master Servicer or JPMCC 2016-NINE Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the JPMCC 2016-NINE Master Servicer or JPMCC 2016-NINE Special Servicer, as applicable, for the purpose of discussing servicing issues related to the 9 West 57th Street Whole Loan; provided that the holder of the 9 West 57th Street Mortgage Loan executes, at the request of the JPMCC 2016-NINE Master Servicer or JPMCC 2016-NINE Special Servicer, as applicable, a confidentiality agreement in form and substance satisfactory to the holder of the 9 West 57th Street Mortgage Loan, the holder of the 9 West 57th Street Pari Passu Companion Loan evidenced by promissory note A-1 and the 9 West 57th Street Subordinate Companion Loan and the JPMCC 2016-NINE Master Servicer or JPMCC 2016-NINE Special Servicer, as applicable.

Sale of Defaulted 9 West 57th Street Whole Loan

Pursuant to the terms of the 9 West 57th Street Intercreditor Agreement, if the 9 West 57th Street Whole Loan become a defaulted loan pursuant to the terms of the JPMCC 2016-NINE Trust and Servicing Agreement, and if the JPMCC 2016-NINE Special Servicer determines to sell the 9 West 57th Street Pari Passu Companion Loan evidenced by promissory note A-1 and the 9 West 57th Street Subordinate Companion Loan in accordance with the JPMCC 2016-NINE Trust and Servicing Agreement, then the JPMCC 2016-NINE Special Servicer will be required to sell the 9 West 57th Street Mortgage Loan together with the 9 West 57th Street Pari Passu Companion Loans and the 9 West 57th Street Subordinate Companion Loan as one whole loan. In connection with any such sale, the JPMCC 2016-NINE Special Servicer will be required to follow the procedures set forth under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the 9 West 57th Street Whole Loan”.

Notwithstanding the foregoing, the JPMCC 2016-NINE Special Servicer will not be permitted to sell the 9 West 57th Street Whole Loan if such loan becomes a defaulted loan without the written consent of the issuing entity as holder of the 9 West 57th Street Mortgage Loan (provided that such consent is not required if the issuing entity is the borrower or an affiliate of the borrower) unless the JPMCC 2016-NINE Special Servicer has delivered to the issuing entity: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the 9 West 57th Street Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the JPMCC 2016-NINE Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the 9 West 57th Street Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity that are material to the price of the 9 West 57th Street Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the JPMCC 2016-NINE Master Servicer or the JPMCC 2016-NINE Special Servicer in connection with the proposed sale; provided that the issuing entity may waive any of the delivery or timing requirements described in this sentence.

Special Servicer Appointment Rights

Pursuant to the terms of the 9 West 57th Street Intercreditor Agreement and the JPMCC 2016-NINE Trust and Servicing Agreement, the securitization trust created pursuant to the JPMCC 2016-NINE Trust and Servicing Agreement, as the lead securitization trust will have the right, with or without cause, to replace the JPMCC 2016-NINE Special Servicer then acting with respect to the 9 West 57th Street Whole Loan and appoint a replacement special servicer in accordance with the JPMCC 2016-NINE Trust and Servicing Agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the 9 West 57th Street Whole Loan”.

193

The 10 Hudson Yards Whole Loan

General. The Mortgage Loan secured by the Mortgaged Property identified as “10 Hudson Yards” on Annex A-1, representing approximately 7.1% of the Initial Pool Balance, with a Cut-off Date Balance of $80,000,000 (the “10 Hudson Yards Mortgage Loan”), is part of a Whole Loan comprised of 13 promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “10 Hudson Yards Mortgaged Property”). The 10 Hudson Yards Whole Loan is evidenced by: (i) three senior pari passu promissory notes, Note A-1-C3, Note A-1-C4 and Note A-1-C5, that evidence the 10 Hudson Yards Mortgage Loan; (ii) two senior pari passu promissory notes designated as Note A-1-S and Note A-2-S, respectively, having an aggregate outstanding principal balance as of the Cut-off Date of $408,100,000 (the “10 Hudson Yards Standalone Pari Passu Companion Loans”), each of which is generally pari passu in right of payment with the 10 Hudson Yards Mortgage Loan and the 10 Hudson Yards Non-Standalone Pari Passu Companion Loans (as defined below); (iii) six senior pari passu promissory notes designated as Note A-1-C1, Note A-1-C2, Note A-1-C6, Note A-2-C1, Note A-2-C2 and Note A-2-C3 having an aggregate outstanding principal balance as of the Cut-off Date of $220,000,000 (the “10 Hudson Yards Non-Standalone Pari Passu Companion Loans” and, together with the 10 Hudson Yards Standalone Pari Passu Companion Loans, the “10 Hudson Yards Pari Passu Companion Loans”), which are generally pari passu in right of payment with the 10 Hudson Yards Mortgage Loan and the 10 Hudson Yards Standalone Pari Passu Companion Loans; and (iv) two junior promissory notes designated as Note B-1 and Note B-2, respectively, with an aggregate outstanding principal balance as of the Cut-off Date of $191,900,000 (the “10 Hudson Yards Subordinate Companion Loans” and, together with the 10 Hudson Yards Pari Passu Companion Loans, the “10 Hudson Yards Companion Loans”), which are subordinate in right of payment in respect of each of the 10 Hudson Yards Mortgage Loan and the 10 Hudson Yards Pari Passu Companion Loans. The 10 Hudson Yards Standalone Pari Passu Companion Loans and the 10 Hudson Yards Subordinate Companion Loans are collectively referred to as the “10 Hudson Yards Standalone Companion Loans”. In addition, the 10 Hudson Yards Mortgage Loan and the 10 Hudson Yards Non-Standalone Pari Passu Companion Loans are collectively referred to as the “10 Hudson Yards Non-Standalone Loans”.

The 10 Hudson Yards Subordinate Companion Loans, together with the 10 Hudson Yards Mortgage Loan and the 10 Hudson Yards Pari Passu Companion Loans, are referred to as the “10 Hudson Yards Whole Loan”. Only the 10 Hudson Yards Mortgage Loan is included in the issuing entity. Each of the 10 Hudson Yards Standalone Companion Loans are included in the Hudson Yards 2016-10HY Mortgage Trust. The 10 Hudson Yards Non-Standalone Pari Passu Companion Loans represented by (i) the Note A-1-C1 is included in the CD 2016-CD1 Mortgage Trust, (ii) the Note A-1-C2 and Note A-1-C6 are currently being held by Deutsche Bank AG, New York Branch or an affiliate, and (iii) the Note A-2-C1, Note A-2-C2 and Note A-2-C3 were included in the GSMS 2016-GS3 Mortgage Trust.

The holders of the 10 Hudson Yards Whole Loan (the “10 Hudson Yards Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each 10 Hudson Yards Noteholder (the “10 Hudson Yards Intercreditor Agreement”).

Servicing. The 10 Hudson Yards Whole Loan will be serviced by Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Hudson Yards 2016-10HY Master Servicer”), and specially serviced by AEGON USA Realty Advisors, LLC, as special servicer (in such capacity, the “Hudson Yards 2016-10HY Special Servicer”), pursuant to the trust and servicing agreement, dated as of August 6, 2016 (the “Hudson Yards 2016-10HY Trust and Servicing Agreement”), between DMARC, as depositor, the Hudson Yards 2016-10HY Master Servicer, the Hudson Yards 2016-10HY Special Servicer, Wilmington Trust, National Association, as trustee (in such capacity, the “Hudson Yards 2016-10HY Trustee”) and Wells Fargo Bank, National Association as certificate administrator and custodian (in such capacity, the “Hudson Yards 2016-10HY Certificate Administrator”), in connection with the Hudson Yards 2016-10HY Mortgage Trust (into which each of the 10 Hudson Yards Standalone Companion Loans have been deposited), and, subject to the terms of the 10 Hudson Yards Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any 10 Hudson Yards Noteholder will be effected in accordance with the Hudson Yards 2016-10HY Trust and Servicing Agreement and the 10 Hudson Yards Intercreditor Agreement.

194

Advancing. The master servicer or the trustee, as applicable, will be responsible for making P&I Advances on the 10 Hudson Yards Mortgage Loan (but not on the 10 Hudson Yards Companion Loans) pursuant to the PSA, in each case, unless the master servicer, the special servicer or the trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance.

The Hudson Yards 2016-10HY Master Servicer or Hudson Yards 2016-10HY Trustee, as applicable, will be obligated to make servicing advances with respect to the 10 Hudson Yards Whole Loan, in each case unless a similar determination of nonrecoverability is made under the Hudson Yards 2016-10HY Trust and Servicing Agreement.

Distributions. The 10 Hudson Yards Intercreditor Agreement sets forth the respective rights of the holders of the 10 Hudson Yards Mortgage Loan and the 10 Hudson Yards Companion Loans with respect to distributions of funds received in respect of the related 10 Hudson Yards Whole Loan, and provides, in general, that:

•	the 10 Hudson Yards Subordinate Companion Loans are, at all times, junior, subject and subordinate to the 10 Hudson Yards Mortgage Loan and the 10 Hudson Yards Pari Passu Companion Loans, and the right of the holders of the 10 Hudson Yards Subordinate Companion Loans (the “10 Hudson Yards Subordinate Companion Loan Holder”) to receive payments with respect to the 10 Hudson Yards Subordinate Companion Loans are, to the extent set forth in the 10 Hudson Yards Intercreditor Agreement, at all times, junior, subject and subordinate to the rights of the holders of the 10 Hudson Yards Mortgage Loan and the 10 Hudson Yards Pari Passu Companion Loans to receive payments with respect to the 10 Hudson Yards Mortgage Loan and the 10 Hudson Yards Pari Passu Companion Loans.

•	prior to calculating any amounts of interest or principal due to the holders of the 10 Hudson Yards Mortgage Loan and the 10 Hudson Yards Pari Passu Companion Loans, the principal balance of the 10 Hudson Yards Subordinate Companion Loans will be reduced pro rata (based on their respective outstanding principal balances) (but not below zero) by any realized loss with respect to the 10 Hudson Yards Whole Loan, and after the principal balance of each 10 Hudson Yards Subordinate Companion Loan has been reduced to zero, the principal balances of the 10 Hudson Yards Mortgage Loan and the 10 Hudson Yards Pari Passu Companion Loans will be reduced pro rata (based on their respective outstanding principal balances) (in each case, not below zero) by any realized loss with respect to the 10 Hudson Yards Whole Loan.

•	if no (i) event of default with respect to an obligation of the borrower to pay money due under the 10 Hudson Yards Whole Loan or (ii) non-monetary event of default pursuant to which the 10 Hudson Yards Whole Loan becomes a specially serviced loan (a “10 Hudson Yards Triggering Event of Default”) has occurred and is continuing, then all amounts tendered by the borrower (net of certain amounts payable or reimbursable to the Hudson Yards 2016-10HY Master Servicer or the Hudson Yards 2016-10HY Special Servicer, as applicable) will be distributed as follows:

(a)	first, (A) first, to each Note A holder (or the Hudson Yards 2016-10HY Master Servicer or the Hudson Yards 2016-10HY Trustee and, if applicable, the master servicers of any securitization of any 10 Hudson Yards Non-Standalone Loan), up to the amount of any nonrecoverable property advances (or, in the case of a master servicer of any securitization of any 10 Hudson Yards Non-Standalone Loan, if applicable, its pro rata share of any nonrecoverable property advances previously reimbursed to the Hudson Yards 2016-10HY Master Servicer or the Hudson Yards 2016-10HY Trustee from general collections of such applicable securitization) that remain unreimbursed (together with interest thereon at the applicable advance rate), (B) second, to each Note A Holder (or the Hudson Yards 2016-10HY Master Servicer or the Hudson Yards 2016-10HY Trustee and the master servicers or trustees of the securitizations of any 10 Hudson Yards Non-Standalone Loan), up to the amount of any nonrecoverable “p&i” advances” or P&I Advances, with respect to Note A, as applicable, on a pro rata and pari passu basis (based on the outstanding principal balance of its respective Note A) that remain unreimbursed

195

(together with interest thereon at the applicable advance rate or Reimbursement Rate), (C) third, to each Note B holder (or the Hudson Yards 2016-10HY Master Servicer or the Hudson Yards 2016-10HY Trustee), up to the amount of any nonrecoverable “p&i” advances” with respect to Note B, as applicable, on a pro rata and pari passu basis (based on the total outstanding principal balance of its respective Note B) that remain unreimbursed (together with interest thereon at the applicable advance rate), and (D) fourth, to the holders of the 10 Hudson Yards Standalone Companion Loans (or the Hudson Yards 2016-10HY Master Servicer or the Hudson Yards 2016-10HY Trustee), up to the amount of any nonrecoverable administrative advances with respect to the 10 Hudson Yards Standalone Companion Loans that remain unreimbursed (together with interest thereon at the applicable advance rate);

(b)

second, to each Note A holder (or the Hudson Yards 2016-10HY Master Servicer or the Hudson Yards 2016-10HY Trustee, as applicable), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable) and (B) second, to the extent Note B is included in the Hudson Yards 2016-10HY Mortgage Trust, to each Note B holder on a pro rata and pari passu basis (or the Hudson Yards 2016-10HY Master Servicer or the Hudson Yards 2016-10HY Trustee, as applicable) (based on the unreimbursed amounts of costs paid or payable) in each case up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by Note A or Note B (or the Hudson Yards 2016-10HY Master Servicer or the Hudson Yards 2016-10HY Trustee), as applicable, with respect to the 10 Hudson Yards Whole Loan, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable under the Hudson Yards 2016-10HY Trust and Servicing Agreement with respect to Note A or Note B, as applicable, to the extent reimbursements for such amounts are permitted under the Hudson Yards 2016-10HY Trust and Servicing Agreement;

(c)	third, to each Note A holder and Note B holder (or the Hudson Yards 2016-10HY Master Servicer), the applicable accrued and unpaid servicing fee (without duplication of any portion of the servicing fee paid by the borrower), and then to each Note A holder and Note B holder (or the Hudson Yards 2016-10HY Special Servicer), any special servicing fees, (including, without limitation, workout fees and liquidation fees) earned by it with respect to the 10 Hudson Yards Whole Loan under the Hudson Yards 2016-10HY Trust and Servicing Agreement;

(d)	fourth, pari passu to each Note A holder, up to an amount equal to the accrued and unpaid interest on the related principal balance at the related Note A interest rate on such Note, net of the servicing fee rate, on a pro rata basis based on the amount of accrued and unpaid interest due to each such Note A holder;

(e)	fifth, pari passu, in respect of principal collections, with respect to all payments and prepayments of principal, to each Note A holder, on a pro rata basis (based on the outstanding principal balance of its respective Note A), up to an amount equal to all such payments and prepayments of principal, until the related principal balance of each Note A has been reduced to zero;

(f)	sixth, if the proceeds of any foreclosure sale or any liquidation of the 10 Hudson Yards Whole Loan or the 10 Hudson Yards Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(v), pari passu to each Note A holder, an amount equal to the aggregate of unreimbursed realized losses previously allocated to the related Note A, plus interest thereon at the related Note A interest rate minus the servicing fee rate, on a pro rata basis based on the amount of realized losses previously allocated to each such A Note;

196

(g)	seventh, to the extent Note B is not included in the Hudson Yards 2016-10HY Mortgage Trust, to each Note B holder, up to the amount of any unreimbursed costs paid or any costs currently payable by such Note B holder with respect to the 10 Hudson Yards Whole Loan, including, without limitation, unreimbursed property advances and administrative advances made by such Note B holder and any cure payment made by such Note B holder, on a pro rata basis based on the amount of any unreimbursed costs previously allocated to each such holder;

(h)	eighth, pari passu to each Note B holder, up to an amount equal to the accrued and unpaid interest on the principal balance at the related Note B interest rate, net of the servicing fee rate, on a pro rata basis based on the amount of accrued and unpaid interest due to each such Note B holder;

(i)	ninth, pari passu, in respect of principal collections, with respect to all payments and prepayments of principal, to each Note B holder, on a pro rata basis (based on the outstanding principal balance of its respective Note B), up to an amount equal to all such payments and prepayments of principal, until the principal balance of each Note B has been reduced to zero;

(j)	tenth, to each Note B holder, on a pro rata and pari passu basis (based on the amount of realized losses previously allocated to each such Note B), an amount equal to the aggregate of unreimbursed realized losses previously allocated to such Note B, plus interest thereon at the related Note B interest rate minus the servicing fee rate, compounded monthly from the date the related realized loss was allocated to such Note B;

(k)	eleventh, any interest accrued at the default rate on the stated principal balance of the 10 Hudson Yards Whole Loan to the extent such default interest amount is (i) actually paid by the borrower, (ii) in excess of interest accrued on the stated principal balance of the 10 Hudson Yards Whole Loan at the related interest rate and (iii) not required to be paid to the Hudson Yards 2016-10HY Master Servicer, the Hudson Yards 2016-10HY Trustee or the Hudson Yards 2016-10HY Special Servicer, or the master servicers or the trustees of any securitization of any 10 Hudson Yards Non-Standalone Loan, pro rata (based on the amounts described in each of the following clauses (A) through (D)) and pari passu, to (A) Note A-1 holder in an amount calculated on the Note A-1 principal balance at the excess of (x) the Note A-1 default rate over (y) the Note A-1 interest rate, (B) Note A-2 holder in an amount calculated on the Note A-2 principal balance at the excess of (x) the Note A-2 default rate over (y) the Note A-2 interest rate, (C) Note B-1 holder in an amount calculated on the Note B-1 principal balance at the excess of (x) the Note B-1 default rate over (y) the Note B-1 interest rate and (D) Note B-2 holder in an amount calculated on the Note B-2 principal balance at the excess of (x) the Note B-2 default rate over (y) the Note B-2 interest rate;

(l)	twelfth, first, pro rata (based on the amounts described in each of the following clauses ((A) and (B)) and pari passu, to: (A) each Note A-1 holder, any prepayment charge allocable to any prepayment of the related Note A-1 and (B) each Note A-2 holder, any prepayment charge allocable to any prepayment of the related Note A-2, and then second, pro rata (based on the amounts described in each of the following clauses ((A) and (B)) and pari passu, to: (A) the Note B-1 holder, any prepayment charge allocable to any prepayment of Note B-1, and (B) the Note B-2 holder, any prepayment charge allocable to any prepayment of Note B-2, in each case, to the extent actually paid by the borrower;

(m)	thirteenth, pro rata and pari passu (in the case of penalty charges, only to the extent not required to be paid to the Hudson Yards 2016-10HY Master Servicer, the Hudson Yards 2016-10HY Trustee or the Hudson Yards 2016-10HY Special Servicer, or the master servicers or the trustees of any securitization of any 10 Hudson Yards Non-Standalone Loan), to: (i) each Note A-1 holder its percentage interest of any assumption fees and penalty charges, (ii) each Note A-2 holder its percentage interest of any assumption fees

197

and penalty charges, (iii) the Note B-1 holder its percentage interest of any assumption fees and penalty charges and (iv) the Note B-2 holder its percentage interest of any assumption fees and penalty charges; and

(n)	fourteenth, any excess amount not otherwise applied pursuant to the foregoing clauses (i) through (xiii) above will be distributed to the 10 Hudson Yards Noteholders pro rata and pari passu in accordance with their respective initial percentage interests.

If any Note in the 10 Hudson Yards Whole Loan (or a portion thereof) has been defeased, the foregoing provisions regarding priority of payments will apply only to the non-defeased Notes (or portions thereof). Any Note (or portion thereof) that has been defeased will be repaid solely from the proceeds of the related defeasance collateral.

The Hudson Yards 2016-10HY Master Servicer and the Hudson Yards 2016-10HY Special Servicer, as applicable, will have no obligation to deposit any amounts that are additional servicing compensation into the collection account or REO account, as applicable, and are entitled to retain any such amount that such party is entitled to under the Hudson Yards 2016-10HY Trust and Servicing Agreement.

After the occurrence of and during the continuance of a 10 Hudson Yards Triggering Event of Default, all amounts tendered by the borrower (net of certain amounts payable or reimbursable to the Hudson Yards 2016-10HY Master Servicer or the Hudson Yards 2016-10HY Special Servicer, as applicable) will be distributed as follows:

(a)	first, (A) first, to each Note A holder (or the Hudson Yards 2016-10HY Master Servicer or the Hudson Yards 2016-10HY Trustee and, if applicable, the master servicers of any securitization of any 10 Hudson Yards Non-Standalone Loan), up to the amount of any nonrecoverable property advances (or, in the case of a master servicer of any securitization of any 10 Hudson Yards Non-Standalone Loan, if applicable, its pro rata share of any nonrecoverable property advances previously reimbursed to the Hudson Yards 2016-10HY Master Servicer or the Hudson Yards 2016-10HY Trustee from general collections of such applicable securitization) that remain unreimbursed (together with interest thereon at the applicable advance rate), (B) second, to each Note A Holder (or the Hudson Yards 2016-10HY Master Servicer or the Hudson Yards 2016-10HY Trustee and the master servicers or trustees of the securitizations of any 10 Hudson Yards Non-Standalone Loan), up to the amount of any nonrecoverable “p&i” advances” or P&I Advances, with respect to Note A, as applicable, on a pro rata and pari passu basis (based on the outstanding principal balance of its respective Note A) that remain unreimbursed (together with interest thereon at the applicable advance rate or Reimbursement Rate), (C) third, to each Note B holder (or the Hudson Yards 2016-10HY Master Servicer or the Hudson Yards 2016-10HY Trustee), up to the amount of any nonrecoverable “p&i” advances” with respect to Note B, as applicable, on a pro rata and pari passu basis (based on the total outstanding principal balance of its respective Note B) that remain unreimbursed (together with interest thereon at the applicable advance rate), and (D) fourth, to the holders of the 10 Hudson Yards Standalone Companion Loans (or the Hudson Yards 2016-10HY Master Servicer or the Hudson Yards 2016-10HY Trustee), up to the amount of any nonrecoverable administrative advances with respect to the 10 Hudson Yards Standalone Companion Loans that remain unreimbursed (together with interest thereon at the applicable advance rate);

(b)	second, to each Note A holder (or the Hudson Yards 2016-10HY Master Servicer or the Hudson Yards 2016-10HY Trustee, as applicable), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable) and (B) second, to the extent Note B is included in the Hudson Yards 2016-10HY Mortgage Trust, to each Note B holder on a pro rata and pari passu basis (or the Hudson Yards 2016-10HY Master Servicer or the Hudson Yards 2016-10HY Trustee, as applicable) (based on the unreimbursed amounts of costs paid or payable) in each case up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by Note A or

198

Note B (or the Hudson Yards 2016-10HY Master Servicer or the Hudson Yards 2016-10HY Trustee), as applicable, with respect to the 10 Hudson Yards Whole Loan, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable under the Hudson Yards 2016-10HY Trust and Servicing Agreement with respect to Note A or Note B, as applicable, to the extent reimbursements for such amounts are permitted under the Hudson Yards 2016-10HY Trust and Servicing Agreement;

(c)	third, to each Note A holder and Note B holder (or the Hudson Yards 2016-10HY Master Servicer), the applicable accrued and unpaid servicing fee (without duplication of any portion of the servicing fee paid by the borrower), and then to each Note A holder and Note B holder (or the Hudson Yards 2016-10HY Special Servicer), any special servicing fees, (including, without limitation, workout fees and liquidation fees) earned by it with respect to the 10 Hudson Yards Whole Loan under the Hudson Yards 2016-10HY Trust and Servicing Agreement;

(d)	fourth, pari passu to each Note A holder, up to an amount equal to the accrued and unpaid interest on the related principal balance at the related Note A interest rate on such Note, net of the servicing fee rate, on a pro rata basis based on the amount of accrued and unpaid interest due to each such Note A holder;

(e)	fifth, pari passu to each Note B holder, up to an amount equal to the accrued and unpaid interest on the principal balance at the related Note B interest rate, net of the servicing fee rate, on a pro rata basis based on the amount of accrued and unpaid interest due to each such Note B holder;

(f)	sixth, pari passu, to each Note A holder, on a pro rata basis (based on the outstanding principal balance of its respective Note A), up to an amount equal to all such payments and prepayments of principal, until the related principal balance of each Note A has been reduced to zero;

(g)	seventh, if the proceeds of any foreclosure sale or any liquidation of the 10 Hudson Yards Whole Loan or the 10 Hudson Yards Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(vi), pari passu to each Note A holder, an amount equal to the aggregate of unreimbursed realized losses previously allocated to the related Note A, plus interest thereon at the related Note A interest rate minus the servicing fee rate, on a pro rata basis based on the amount of realized losses previously allocated to each such A Note;

(h)	eighth, to the extent Note B is not included in the Hudson Yards 2016-10HY Mortgage Trust, to each Note B holder (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable by such Note B holder, with respect to the 10 Hudson Yards Whole Loan, including, without limitation, unreimbursed property advances and administrative advances made by such Note B holder and any cure payment made by such Note B holder, on a pro rata basis on the amount of any unreimbursed costs previously allocated to each such holder;

(i)	ninth, pari passu, to each Note B holder, on a pro rata basis (based on the outstanding principal balance of its respective Note B), up to an amount equal to all such payments and prepayments of principal, until the principal balance of each Note B has been reduced to zero;

(j)	tenth, to each Note B holder, on a pro rata and pari passu basis (based on the amount of realized losses previously allocated to each such Note B), an amount equal to the aggregate of unreimbursed realized losses previously allocated to such Note B, plus

199

interest thereon at the related Note B interest rate minus the servicing fee rate, compounded monthly from the date the related realized loss was allocated to such Note B;

(k)	eleventh, first, pro rata (based on the amounts described in each of the following clauses ((A) and (B)) and pari passu, to: (A) each Note A-1 holder, any prepayment charge allocable to any prepayment of the related Note A-1 and (B) each Note A-2 holder, any prepayment charge allocable to any prepayment of the related Note A-2, and then second, pro rata (based on the amounts described in each of the following clauses ((A) and (B)) and pari passu, to: (A) the Note B-1 holder, any prepayment charge allocable to any prepayment of Note B-1, and (B) the Note B-2 holder, any prepayment charge allocable to any prepayment of Note B-2, in each case, to the extent actually paid by the borrower;

(l)	twelfth, any interest accrued at the default rate on the stated principal balance of the 10 Hudson Yards Whole Loan to the extent such default interest amount is (i) actually paid by the borrower, (ii) in excess of interest accrued on the stated principal balance of the 10 Hudson Yards Whole Loan at the related interest rate and (iii) not required to be paid to the Hudson Yards 2016-10HY Master Servicer, the Hudson Yards 2016-10HY Trustee or the Hudson Yards 2016-10HY Special Servicer, or the master servicers or the trustees of any securitization of any 10 Hudson Yards Non-Standalone Loan, pro rata (based on the amounts described in each of the following clauses (A) through (D)) and pari passu, to (A) Note A-1 holder in an amount calculated on the Note A-1 principal balance at the excess of (x) the Note A-1 default rate over (y) the Note A-1 interest rate, (B) Note A-2 holder in an amount calculated on the Note A-2 principal balance at the excess of (x) the Note A-2 default rate over (y) the Note A-2 interest rate, (C) Note B-1 holder in an amount calculated on the Note B-1 principal balance at the excess of (x) the Note B-1 default rate over (y) the Note B-1 interest rate and (D) Note B-2 holder in an amount calculated on the Note B-2 principal balance at the excess of (x) the Note B-2 default rate over (y) the Note B-2 interest rate;

(m)	thirteenth, pro rata and pari passu (in the case of penalty charges, only to the extent not required to be paid to the Hudson Yards 2016-10HY Master Servicer, the Hudson Yards 2016-10HY Trustee or the Hudson Yards 2016-10HY Special Servicer, or the master servicers or the trustees of any securitization of any 10 Hudson Yards Non-Standalone Loan), to: (i) each Note A-1 holder its percentage interest of any assumption fees and penalty charges, (ii) each Note A-2 holder its percentage interest of any assumption fees and penalty charges, (iii) the Note B-1 holder its percentage interest of any assumption fees and penalty charges and (iv) the Note B-2 holder its percentage interest of any assumption fees and penalty charges; and

(n)	fourteenth, any excess amount not otherwise applied pursuant to the foregoing clauses (i) through (xiii) above will be distributed to the 10 Hudson Yards Noteholders pro rata in accordance with their respective initial percentage interests.

If any Note in the 10 Hudson Yards Whole Loan (or a portion thereof) has been defeased, the foregoing provisions regarding priority of payments will apply only to the non-defeased Notes (or portions thereof). Any Note (or portion thereof) that has been defeased will be repaid solely from the proceeds of the related defeasance collateral.

For the purpose of this “—Distributions” section, with respect to the 10 Hudson Yards Mortgage Loan, the 10 Hudson Yards Pari Passu Companion Loans and the 10 Hudson Yards Subordinate Companion Loans, the term “percentage interest” means the percentage equivalent of a fraction, the numerator of which is equal to the principal balance of such loan, and the denominator of which is equal to the principal balance of the 10 Hudson Yards Whole Loan.

In addition, solely for the purpose of this “—Distributions” section, the following terms have the meaning below:

200

“Note A” means, individually or collectively, Note A-1 and Note A-2, as the context requires.

“Note A-1” means, individually or collectively, Note A-1-S, Note A-1-C1, Note A-1-C2, Note A-1-C3, Note A-1-C4, Note A-1-C5 and Note A-1-C6, as the context may require

“Note A-2” means, individually or collectively, Note A-2-S, Note A-2-C1, Note A-2-C2 and Note A-2-C3, as the context may require.

“Note B” means, individually or collectively, Note B-1 and Note B-2, as the context may require.

Control and Consultation. The controlling holder under the 10 Hudson Yards Intercreditor Agreement will be the Hudson Yards 2016-10HY Directing Holder. The “Hudson Yards 2016-10HY Directing Holder”, as of any date of determination, will be, during a Hudson Yards 2016-10HY Subordinate Control Period or a Hudson Yards 2016-10HY Subordinate Consultation Period, the majority of the Hudson Yards 2016-10HY Controlling Class or its designee who is not a borrower related party. As of the Closing Date, no person or entity is expected to be holding a majority of the Hudson Yards 2016-10HY Controlling Class and there is expected to be no Hudson Yards 2016-10HY Directing Holder.

During a Hudson Yards 2016-10HY Subordinate Control Period or a Hudson Yards 2016-10HY Subordinate Consultation Period, If no Hudson Yards 2016-10HY Directing Holder is appointed, then (i) during a Hudson Yards 2016-10HY Subordinate Control Period, each Hudson Yards 2016-10HY Initial Consulting Holder will have non-binding consultation rights with respect to any major decisions and other matters as to which the Hudson Yards 2016-10HY Directing Holder would have had consent rights or direction rights if a Hudson Yards 2016-10HY Directing Holder had been appointed at such time, and (ii) during any Hudson Yards 2016-10HY Subordinate Consultation Period, each Hudson Yards 2016-10HY Initial Consulting Holder will have the same non-binding consultation rights that a Hudson Yards 2016-10HY Directing Holder would have had if a Hudson Yards 2016-10HY Directing Holder had been appointed at such time. If a Hudson Yards 2016-10HY Initial Consulting Holder becomes a borrower related party, then such Hudson Yards 2016-10HY Initial Consulting Holder will not have any consultation rights during any Hudson Yards 2016-10HY Subordinate Control Period or Hudson Yards 2016-10HY Subordinate Consultation Period. As of the Closing Date, each of NYL Investors LLC and Prima Capital Advisors LLC, as agent for its managed account, or an affiliate thereof, if and for so long as it is a holder of certificates of the Hudson Yards 2016-10HY Controlling Class, will be a Hudson Yards 2016-10HY Initial Consulting Holder.

A “Hudson Yards 2016-10HY Subordinate Control Period” means any period when the certificate balance of the Hudson Yards 2016-10HY Mortgage Trust Class D certificates (taking into account the application of any appraisal reduction amounts and collateral deficiency amounts to notionally reduce the certificate balance of such class of certificates) is at least 25% of the initial certificate balance of such class of certificates; provided, if at any time the certificate balances of all classes of certificates senior to such class of certificates have been reduced to zero as a result of the allocation of principal payments on the 10 Hudson Yards Standalone Companion Loans, then a Hudson Yards 2016-10HY Subordinate Control Period will be deemed to then be in effect. If the Hudson Yards 2016-10HY Directing Holder becomes a borrower related party, a Hudson Yards 2016-10HY Subordinate Control Period will be deemed to be terminated (except for the purposes of determining whether the Hudson Yards 2016-10HY Directing Holder has the right to appoint the successor special servicer to a Hudson Yards 2016-10HY Special Servicer that has become a borrower related party).

A “Hudson Yards 2016-10HY Subordinate Consultation Period” means any period when both (i) the certificate balance of the Hudson Yards 2016-10HY Mortgage Trust Class D certificates (taking into account the application of any appraisal reduction amounts and collateral deficiency amounts to notionally reduce the certificate balance of such class of certificates), is less than 25% of the initial certificate balance of such class of certificates and (ii) the certificate balance of such class of certificates (without regard to the application of any appraisal reduction amounts and collateral deficiency amounts allocated to such class of certificates) is at least 25% of the initial certificate balance of such class of certificates. If the Hudson Yards 2016-10HY Directing Holder becomes a borrower related party, a Hudson Yards 2016-10HY Subordinate Consultation Period will be deemed to be terminated (except for the purposes of determining whether the

201

Hudson Yards 2016-10HY Directing Holder has the right to appoint the successor special servicer to a Hudson Yards 2016-10HY Special Servicer that has become a borrower related party).

When the certificate balance of the Hudson Yards 2016-10HY Mortgage Trust Class D Certificates (without regard to the application of any appraisal reduction amounts and collateral deficiency amounts to notionally reduce the certificate balance of such class of certificates) is less than 25% of the initial certificate balance of such class of certificates, the Hudson Yards 2016-10HY Directing Holder (if any) or the Hudson Yards 2016-10HY Initial Consulting Holder will have no consent or consultation rights under the Hudson Yards 2016-10HY Trust and Servicing Agreement except for such rights available to it as a certificateholder and such other rights that are available to it in accordance with the Hudson Yards 2016-10HY Trust and Servicing Agreement.

During a Hudson Yards 2016-10HY Subordinate Control Period, certain decisions to be made with respect to the 10 Hudson Yards Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the Hudson Yards 2016-10HY Trust and Servicing Agreement are expected to require the approval of the Hudson Yards 2016-10HY Directing Holder (if any) or the non-binding consultation of the Hudson Yards 2016-10HY Initial Consulting Holder.

The “Hudson Yards 2016-10HY Controlling Class” will be, as of any time of determination, the most subordinate of the Hudson Yards 2016-10HY Mortgage Trust Class D and Class E Certificates so long as such class has an outstanding certificate balance (as reduced by any principal payments and realized losses and as notionally reduced by any appraisal reduction amounts and collateral deficiency amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of such class. If neither the Class D nor Class E certificates satisfy the foregoing requirements, the Class D certificates will be the Hudson Yards 2016-10HY Controlling Class so long as such class has an outstanding certificate balance (as reduced by any principal payments and realized losses allocable to such Class) that is equal to or greater than 25% of the initial certificate balance of such class. If the Class D certificates do not satisfy the preceding sentence, then there will be no controlling class. No other class of certificates will be eligible to act as the controlling class or appoint the Hudson Yards 2016-10HY Directing Holder or the Hudson Yards 2016-10HY Initial Consulting Holder.

A “Hudson Yards 2016-10HY Controlling Class Certificateholder” will be each holder (or beneficial owner, if applicable) of a certificate of the Hudson Yards 2016-10HY Controlling Class.

The “Hudson Yards 2016-10HY Directing Holder” is the representative appointed by the holder or holders of the certificates representing more than 50% of the Hudson Yards 2016-10HY Controlling Class (by certificate balance); provided, that (i) if no certificateholder holds certificate representing more than 50% of the Hudson Yards 2016-10HY Controlling Class (by certificate balance), then the Hudson Yards 2016-10HY Directing Holder will be the representative appointed by the Hudson Yards 2016-10HY Controlling Class Certificateholder that owns, and is identified (with contact information) to the Hudson Yards 2016-10HY Master Servicer, the Hudson Yards 2016-10HY Special Servicer and the Hudson Yards 2016-10HY Certificate Administrator as owning, the largest aggregate certificate balance of certificates of the Hudson Yards 2016-10HY Controlling Class and (ii) if no representative is appointed as the Hudson Yards 2016-10HY Directing Holder, then there will be no Hudson Yards 2016-10HY Directing Holder. The Hudson Yards 2016-10HY Directing Holder cannot be a borrower related party. As of the Closing Date, there is expected to be no Hudson Yards 2016-10HY Directing Holder.

Neither the Hudson Yards 2016-10HY Master Servicer nor the Hudson Yards 2016-10HY Special Servicer will be permitted to follow any direction or objection provided by the Hudson Yards 2016-10HY Directing Holder or the Hudson Yards 2016-10HY Initial Consulting Holder that would require or cause the Hudson Yards 2016-10HY Master Servicer or the Hudson Yards 2016-10HY Special Servicer to violate any provision of the related mortgage loan documents, the 10 Hudson Yards Intercreditor Agreement, applicable law or the Hudson Yards 2016-10HY Trust and Servicing Agreement, including without limitation the Hudson Yards 2016-10HY Master Servicer’s or the Hudson Yards 2016-10HY Special Servicer’s obligation to act in accordance with the servicing standard, or expose any certificateholder, the Hudson Yards 2016-10HY Master Servicer, the Hudson Yards 2016-10HY Special Servicer, the Hudson Yards

202

2016-10HY Certificate Administrator, the Hudson Yards 2016-10HY Trustee or the Hudson Yards 2016-10HY Mortgage Trust or their affiliates, officers, directors or agent to any claim, suit or liability, result in the imposition of a tax upon the Hudson Yards 2016-10HY Mortgage Trust or materially expand the scope of the Hudson Yards 2016-10HY Master Servicer’s or the Hudson Yards 2016-10HY Special Servicer’s responsibilities under the Hudson Yards 2016-10HY Trust and Servicing Agreement.

Cure Rights. If the 10 Hudson Yards Subordinate Companion Loans are no longer included in the Hudson Yards 2016-10HY Mortgage Trust and there is a monetary default or non-monetary default (in either case, beyond applicable notice and grace periods) with respect to the 10 Hudson Yards Whole Loan, then each 10 Hudson Yards Subordinate Companion Loan holder will have the right (and if all of the 10 Hudson Yards Subordinate Companion Loan Holders provide such notice, then all of the 10 Hudson Yards Subordinate Companion Loan Holders collectively, on a pro rata basis will have such right), but not the obligation to: (A) cure such monetary default within 10 business days following the receipt of notice of such default and (B) cure such non-monetary default within 30 days following receipt of notice of such default, provided that under certain circumstances the cure period with respect to a non-monetary default may be extended by an additional 60 days (for a total of up to 90 days). If a 10 Hudson Yards Subordinate Companion Loan holder elects to cure a default by way of a payment of money (a “Cure Payment”), such 10 Hudson Yards Subordinate Companion Loan holder will be required to make such Cure Payment as directed by the Hudson Yards 2016-10HY Special Servicer and such Cure Payment will include all costs, expenses, losses, liabilities, obligations, damages, penalties and disbursements imposed on, incurred by or asserted against the issuing entity or the 10 Hudson Yards Pari Passu Companion Loan holders related to the default and incurred during the period of time from the expiration of the grace period for such default until such Cure Payment is made or other cure is effected. So long as a default exists that is being cured by a 10 Hudson Yards Subordinate Companion Loan holder and the applicable cure period has not expired and such 10 Hudson Yards Subordinate Companion Loan holder is permitted to cure under the terms of the 10 Hudson Yards Intercreditor Agreement, the default will not be treated as a default or a 10 Hudson Yards Triggering Event of Default (i) for purposes of “—Distributions” above, (ii) for purposes of triggering an acceleration of the 10 Hudson Yards Whole Loan, modifying, amending or waiving any provisions or the Mortgage Loan documents or commencing foreclosure proceedings or similar legal proceedings with respect to the 10 Hudson Yards Mortgaged Property, or (iii) for purposes of treating the 10 Hudson Yards Whole Loan as a specially serviced loan. Notwithstanding anything to the contrary, a 10 Hudson Yards Subordinate Companion Loan Holder’s right to cure a default will be limited to 6 Cure Events over the life of the 10 Hudson Yards Whole Loan and no single Cure Event may exceed 4 consecutive months. A “Cure Event” means a 10 Hudson Yards Subordinate Companion Loan Holder’s exercise of its cure rights whether for 1 month or for consecutive months in the aggregate.

Purchase Option. If the 10 Hudson Yards Subordinate Companion Loans are no longer included in the Hudson Yards 2016-10HY Mortgage Trust and a 10 Hudson Yards Triggering Event of Default has occurred and is continuing, then, upon written notice from the Hudson Yards 2016-10HY Special Servicer of such occurrence (a “Repurchase Option Notice”), any Note B holder will have the right (and if all of the 10 Hudson Yards Subordinate Companion Loan Holders provide such notice, then all of the 10 Hudson Yards Subordinate Companion Loan Holders collectively, on a pro rata basis will have such right), prior to any other party, by written notice to the Hudson Yards 2016-10HY Special Servicer (the “Repurchase Election Notice”) after the occurrence of the 10 Hudson Yards Triggering Event of Default and prior to the earliest date to occur of (a) the cure of the 10 Hudson Yards Triggering Event of Default, (b) the consummation of a foreclosure sale, sale by power of sale or delivery of a deed-in-lieu of foreclosure with respect to the related Mortgaged Property, (c) the modification of the mortgage loan documents in accordance with the Hudson Yards 2016-10HY Trust and Servicing Agreement and the 10 Hudson Yards Intercreditor Agreement, and (d) the date that is 90 days after the related controlling noteholder’s receipt of the Repurchase Option Notice, to purchase the 10 Hudson Yards Mortgage Loan and 10 Hudson Yards Pari Passu Companion Loans for the applicable purchase price provided in the 10 Hudson Yards Intercreditor Agreement on a date not less than five (5) business days nor more than 15 business days after the date of the Repurchase Election Notice, except as described below with respect to a Repurchase Election Notice based on a Notice of Foreclosure/DIL.

203

The Hudson Yards 2016-10HY Special Servicer will be required to give the 10 Hudson Yards Subordinate Companion Loan Holders 5 business days’ prior written notice of its intent with respect to any consummation of a foreclosure sale, sale by power of sale or delivery of deed-in-lieu of foreclosure with respect to the related Mortgaged Property (a “Notice of Foreclosure/DIL”). If the Hudson Yards 2016-10HY Special Servicer intends to accept a deed-in-lieu of foreclosure, it will be required to deliver a Notice of Foreclosure/DIL stating its intent to the 10 Hudson Yards Subordinate Companion Loan Holders and the 10 Hudson Yards Subordinate Companion Loan Holders will have the option, within 10 business days from receipt of such Notice of Foreclosure/DIL, to deliver a Repurchase Election Notice to the Hudson Yards 2016-10HY Special Servicer and to consummate the purchase option on a date to occur no later than 30 days from the day it received the Notice of Foreclosure/DIL, provided that such 30 days may be extended at the option of the 10 Hudson Yards Subordinate Companion Loan Holders for an additional 30 days upon payment of a $5,000,000 non-refundable cash deposit and provision of evidence satisfactory to the Hudson Yards 2016-10HY Special Servicer that it is diligently and expeditiously proceeding to consummate its purchase of the 10 Hudson Yards Mortgage Loan and the 10 Hudson Yards Pari Passu Companion Loans.

Sale of Defaulted 10 Hudson Yards Whole Loan. Pursuant to the terms of the 10 Hudson Yards Intercreditor Agreement, if the 10 Hudson Yards Whole Loan becomes a defaulted mortgage loan, and if the Hudson Yards 2016-10HY Special Servicer determines to sell the 10 Hudson Yards Mortgage Loan and the 10 Hudson Yards Companion Loans in accordance with the Hudson Yards 2016-10HY Trust and Servicing Agreement, then the Hudson Yards 2016-10HY Special Servicer will have the right and the obligation to sell the 10 Hudson Yards Mortgage Loan and the 10 Hudson Yards Companion Loans as notes evidencing one whole loan in accordance with the terms of the Hudson Yards 2016-10HY Trust and Servicing Agreement. In connection with any such sale, the Hudson Yards 2016-10HY Special Servicer will be required to follow the procedures set forth in the Hudson Yards 2016-10HY Trust and Servicing Agreement.

Special Servicer Appointment Rights. Pursuant to the 10 Hudson Yards Intercreditor Agreement and the Hudson Yards 2016-10HY Trust and Servicing Agreement, the Hudson Yards 2016-10HY Directing Holder (if any) (during any Hudson Yards 2016-10HY Subordinate Control Period) or, at any time other than during a Hudson Yards 2016-10HY Subordinate Control Period, certificateholders with the requisite percentage of voting rights will have the right, with or without cause, to replace the Hudson Yards 2016-10HY Special Servicer then acting with respect to the 10 Hudson Yards Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the issuing entity (or its representative).

The 60 Madison Avenue Whole Loan

General

One (1) Mortgage Loan, identified as “60 Madison Avenue” (the “60 Madison Avenue Mortgage Loan”) on Annex A-1, representing approximately 4.0% of the Initial Pool Balance, is part of a Whole Loan structure comprised of two (2) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The 60 Madison Avenue Mortgage Loan is evidenced by promissory note A-2, with a Cut-off Date Balance of $45,000,000. The related Pari Passu Companion Loan (the “60 Madison Avenue Pari Passu Companion Loan”) is evidenced by promissory note A-1 (the “60 Madison Avenue Controlling Pari Passu Companion Loan”), with a Cut-off Date Balance of $55,000,000, that is not included in the issuing entity. Only the 60 Madison Avenue Mortgage Loan is included in the issuing entity. The 60 Madison Avenue Mortgage Loan and the 60 Madison Avenue Pari Passu Companion Loan are pari passu with each other in terms of priority and are collectively referred to in this prospectus as the “60 Madison Avenue Whole Loan”. The 60 Madison Avenue Pari Passu Companion Loan is currently held by Deutsche Bank AG, New York Branch (“DBNY”) or an affiliate. It is anticipated that the 60 Madison Avenue Pari Passu Companion Loan will be included in one or more future securitizations; however, we cannot assure you that this will ultimately occur.

The holders (the “60 Madison Avenue Noteholders”) of each promissory note comprising the 60 Madison Avenue Whole Loan will enter into a co-lender agreement (the “60 Madison Avenue Intercreditor

204

Agreement”) that sets forth the respective rights of each 60 Madison Avenue Noteholder. Pursuant to the terms of the 60 Madison Avenue Intercreditor Agreement, the 60 Madison Avenue Whole Loan will be initially serviced and administered pursuant to the terms of the PSA by the master servicer and the special servicer, as the case may be, according to the Servicing Standard until the date (the “60 Madison Avenue Control Note Securitization Date”) on which the 60 Madison Avenue Controlling Pari Passu Companion Loan is securitized, after which the 60 Madison Avenue Whole Loan will be serviced and administered pursuant to the pooling and servicing agreement (the “60 Madison Avenue PSA”) entered into in connection with such other securitization and the 60 Madison Avenue Intercreditor Agreement. The 60 Madison Avenue Intercreditor Agreement provides that expenses, losses and shortfalls relating to the 60 Madison Avenue Whole Loan will be allocated on a pro rata basis to the 60 Madison Avenue Noteholders.

Servicing

Prior to the 60 Madison Avenue Control Note Securitization Date, the 60 Madison Avenue Whole Loan (including the 60 Madison Avenue Mortgage Loan) and any related REO Property will be serviced and administered by the master servicer and, if necessary, the special servicer, pursuant to the PSA, in the manner described under “Pooling and Servicing Agreement” in this prospectus, but subject to the terms of the 60 Madison Avenue Intercreditor Agreement. In servicing the 60 Madison Avenue Whole Loan, the Servicing Standard set forth in the PSA will require the master servicer and the special servicer to take into account the interests, as a collective whole, of each of the Certificateholders and the holder of the 60 Madison Avenue Pari Passu Companion Loan.

On and after the 60 Madison Avenue Control Note Securitization Date, the 60 Madison Avenue Whole Loan (including the 60 Madison Avenue Mortgage Loan) and any related REO Property will be serviced and administered by the applicable master servicer and, if necessary, the applicable special servicer, pursuant to the 60 Madison Avenue PSA (and in accordance with the servicing standard thereunder) and the 60 Madison Avenue Intercreditor Agreement, in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the 60 Madison Avenue Whole Loan and the 60 Madison Avenue Whole Loan”, but subject to the terms of the 60 Madison Avenue Intercreditor Agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the 60 Madison Avenue Whole Loan and the Moffett Gateway Whole Loan”.

Application of Payments

The 60 Madison Avenue Intercreditor Agreement sets forth the respective rights of the holder of the 60 Madison Avenue Mortgage Loan and the holder of the 60 Madison Avenue Pari Passu Companion Loan with respect to distributions of funds received in respect of the 60 Madison Avenue Whole Loan, and provides, in general, that:

•	the 60 Madison Avenue Mortgage Loan and the 60 Madison Avenue Pari Passu Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the 60 Madison Avenue Whole Loan or the related Mortgaged Property will be applied to the 60 Madison Avenue Mortgage Loan and the 60 Madison Avenue Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related Mortgage Loan documents and payment and reimbursement rights of the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer) in accordance with the terms of the 60 Madison Avenue Intercreditor Agreement and the PSA (or, after the 60 Madison Avenue Control Note Securitization Date, the 60 Madison Avenue PSA); and

•	costs, fees, expenses, losses and shortfalls relating to the 60 Madison Avenue Whole Loan will be allocated, on a pro rata and pari passu basis, to the 60 Madison Avenue Mortgage Loan and the 60 Madison Avenue Pari Passu Companion Loan in accordance with the terms of the 60 Madison

205

Avenue Intercreditor Agreement and the PSA (or, after the 60 Madison Avenue Control Note Securitization Date, the 60 Madison Avenue PSA).

Consultation and Control

The controlling noteholder under the 60 Madison Avenue Intercreditor Agreement will initially be DBNY as the holder of the 60 Madison Avenue Controlling Pari Passu Companion Loan, and from and after the 60 Madison Avenue Control Note Securitization Date, will be the directing certificateholder or such other party specified in the 60 Madison Avenue PSA (such party, the “60 Madison Avenue Directing Holder”). In its capacity as the controlling noteholder under the 60 Madison Avenue Intercreditor Agreement, the 60 Madison Avenue Directing Holder will be entitled to exercise rights similar to those of the Directing Certificateholder as set forth under “Pooling and Servicing Agreement—The Directing Certificateholder” with respect to the 60 Madison Avenue Whole Loan.

In addition, pursuant to the terms of the 60 Madison Avenue Intercreditor Agreement, after the 60 Madison Avenue Control Note Securitization Date, the issuing entity as holder of the 60 Madison Avenue Mortgage Loan (or prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder) will (i) have the right to receive copies of all notices, information and reports that the master servicer or special servicer under the 60 Madison Avenue PSA is required to provide to the 60 Madison Avenue Directing Holder (within the same time frame such notices, information and reports are or would have been required to be provided to the 60 Madison Avenue Directing Holder under the 60 Madison Avenue PSA without regard to the occurrence and continuance of a control termination event or occurrence of a consultation termination event) with respect to any major decisions to be taken with respect to the 60 Madison Avenue Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the 60 Madison Avenue Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the holder of the 60 Madison Avenue Mortgage Loan (or its representative) requests consultation with respect to certain major decisions to be taken with respect to the 60 Madison Avenue Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the 60 Madison Avenue Whole Loan. The consultation rights of the holder of the 60 Madison Avenue Mortgage Loan (or its representative) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the holder of the 60 Madison Avenue Mortgage Loan (or its representative) has responded within such period; provided, that if the master servicer or special servicer under the 60 Madison Avenue PSA, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business-day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the holder of the 60 Madison Avenue Mortgage Loan (or its representative) described above, the master servicer or special servicer under the 60 Madison Avenue PSA, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the 60 Madison Avenue Mortgage Loan and the 60 Madison Avenue Pari Passu Companion Loan. Prior to the 60 Madison Avenue Control Note Securitization Date, the master servicer and special servicer will be entitled to take such action after making such a determination as set forth in the preceding sentence. Neither the master servicer or special servicer under the 60 Madison Avenue PSA, as applicable, will be obligated at any time to follow or take any alternative actions recommended by the holder of the 60 Madison Avenue Mortgage Loan (or its representative) and neither the master servicer nor the special servicer for this transaction will be obligated at any time to follow or take any alternative actions recommended by the holder of the 60 Madison Avenue Mortgage Loan (or its representative).

Notwithstanding the foregoing consultation rights, no direction or objection by the holder of the 60 Madison Avenue Mortgage Loan (or its representative) may require or cause the master servicer or the special servicer, as applicable, or, from and after the 60 Madison Avenue Control Note Securitization Date, the master servicer or the special servicer under the 60 Madison Avenue PSA, as applicable, to violate any provision of any related Mortgage Loan documents, applicable law, the PSA or the 60 Madison Avenue PSA, as applicable, the 60 Madison Avenue Intercreditor Agreement or the REMIC provisions, including

206

without limitation the applicable master servicer’s or special servicer’s obligation to act in accordance with the applicable servicing standard, or expose the applicable master servicer, special servicer, certificate administrator, issuing entity or trustee to liability, or materially expand the scope of the applicable master servicer’s or special servicer’s responsibilities under the PSA or the 60 Madison Avenue PSA, as applicable.

After the 60 Madison Avenue Control Note Securitization Date, in addition to the consultation rights of the holder of the 60 Madison Avenue Mortgage Loan (or its representative) described above, pursuant to the terms of the 60 Madison Avenue Intercreditor Agreement, the holder of the 60 Madison Avenue Mortgage Loan (or its representative) will have the right to attend (in-person or telephonically in the discretion of the master servicer or special servicer, as applicable, under the 60 Madison Avenue PSA) annual meetings with the master servicer or special servicer, as applicable, under the 60 Madison Avenue PSA, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, for the purpose of discussing servicing issues related to the 60 Madison Avenue Whole Loan.

Sale of Defaulted 60 Madison Avenue Whole Loan

Pursuant to the terms of the 60 Madison Avenue Intercreditor Agreement, if the 60 Madison Avenue Mortgage Loan becomes a Defaulted Loan, and if the special servicer (or, after the 60 Madison Avenue Control Note Securitization Date, the special servicer under the 60 Madison Avenue PSA) determines pursuant to the PSA (or the 60 Madison Avenue PSA, as the case may be) and the 60 Madison Avenue Intercreditor Agreement to pursue a sale of the 60 Madison Avenue Mortgage Loan (or the 60 Madison Avenue Pari Passu Companion Loan, as the case may be), the special servicer or the special servicer under the 60 Madison Avenue PSA, as applicable, will be required to sell the 60 Madison Avenue Mortgage Loan together with the 60 Madison Avenue Pari Passu Companion Loan as a single whole loan. In connection with any such sale, the applicable special servicer will be required to follow the procedures set forth under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” or similar procedures.

Notwithstanding the foregoing, on and after the 60 Madison Avenue Control Note Securitization Date, the special servicer under the 60 Madison Avenue PSA will not be permitted to sell the 60 Madison Avenue Mortgage Loan together with the 60 Madison Avenue Pari Passu Companion Loan if the loan becomes a defaulted whole loan without the written consent of the holder of the 60 Madison Avenue Mortgage Loan (provided that such consent is not required if the holder of the 60 Madison Avenue Mortgage Loan is the borrower or an affiliate of the borrower), unless the special servicer under the 60 Madison Avenue PSA has delivered to the holder of the 60 Madison Avenue Mortgage Loan: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer under the 60 Madison Avenue PSA in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the 60 Madison Avenue Whole Loan, and any documents in the servicing file reasonably requested by the holder of the 60 Madison Avenue Mortgage Loan that are material to the sale price of the 60 Madison Avenue Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the special servicer under the 60 Madison Avenue PSA in connection with the proposed sale. Subject to the terms of the PSA, the holder of the 60 Madison Avenue Mortgage Loan (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan (unless such person is the borrower or an agent or affiliate of the borrower).

Prior to the 60 Madison Avenue Control Note Securitization Date, in the event of the sale by the special servicer of the 60 Madison Avenue Whole Loan, the special servicer will be required to provide the same information to, and consult with, the holders of the 60 Madison Avenue Pari Passu Companion Loan as described above. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

207

Special Servicer Appointment Rights

Prior to the 60 Madison Avenue Control Note Securitization Date, the holder of the 60 Madison Avenue Controlling Pari Passu Companion Loan will have the right, subject to the terms of the PSA, to replace the special servicer then acting with respect to the 60 Madison Avenue Whole Loan and appoint a replacement special servicer, solely with respect to the 60 Madison Avenue Whole Loan. On and after the 60 Madison Avenue Control Note Securitization Date, pursuant to the 60 Madison Avenue Intercreditor Agreement, the 60 Madison Avenue Directing Holder (which, unless a control termination event or consultation termination event exists under the 60 Madison Avenue PSA, will be the directing certificateholder under the 60 Madison Avenue PSA) will have the right, subject to the terms of the 60 Madison Avenue PSA, to replace the special servicer then acting with respect to the 60 Madison Avenue Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the holder of the 60 Madison Avenue Mortgage Loan. The directing certificateholder under the 60 Madison Avenue PSA (so long as no control termination event has occurred and is continuing), and the applicable certificateholders with the requisite percentage of voting rights (if a control termination event has occurred and is continuing) will have the right, subject to the terms of the 60 Madison Avenue PSA, to replace the special servicer then acting with respect to the 60 Madison Avenue Whole Loan and appoint a replacement special servicer in lieu thereof, pursuant to terms substantially similar to those as described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause—Rights Upon Servicer Termination Event”.

The Moffett Gateway Whole Loan

General

One (1) Mortgage Loan, identified as “Moffett Gateway” (the “Moffett Gateway Mortgage Loan”) on Annex A-1, representing approximately 3.8% of the Initial Pool Balance, is part of a Whole Loan structure comprised of six (6) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Moffett Gateway Mortgage Loan is evidenced by one (1) promissory note A-5 with a Cut-off Date Balance of $43,000,000. The related Pari Passu Companion Loans (the “Moffett Gateway Pari Passu Companion Loans”) are pari passu with the Moffett Gateway Mortgage Loan. Moffett Gateway Pari Passu Companion Loans are evidenced by four (4) promissory notes (promissory notes A-1, A-2, A-3 and A-4) with an aggregate Cut-off Date Balance of $200,000,000 that are not included in the issuing entity. The Moffett Gateway Subordinate Companion Loan consists of one (1) subordinate companion loan, which is subordinate to the Moffett Gateway Mortgage Loan and the Moffett Gateway Pari Passu Companion Loans. The subordinate companion loan (the “Moffett Gateway Subordinate Companion Loan” and together with the Moffett Gateway Pari Passu Companion Loans, the “Moffett Gateway Companion Loans”) is evidenced by one (1) promissory note identified as promissory note B-1, with a Cut-off Date Balance of $102,000,000 that is not included in the issuing entity. Only the Moffett Gateway Mortgage Loan is included in the issuing entity. The Moffett Gateway Mortgage Loan, the Moffett Gateway Pari Passu Companion Loans and the Moffett Gateway Subordinate Companion Loan are collectively referred to in this prospectus as the “Moffett Gateway Whole Loan”. The Moffett Gateway Companion Loans are currently held by JPMCB. It is anticipated that the Moffett Gateway Pari Passu Companion Loans will be included in one or more future securitizations; however, we cannot assure you that this will ultimately occur.

The rights of the holders of the promissory notes evidencing the Moffett Gateway Whole Loan (the “Moffett Gateway Noteholders”) are subject to an Intercreditor Agreement (the “Moffett Gateway Intercreditor Agreement”). Pursuant to the terms of the Moffett Gateway Intercreditor Agreement, the Moffett Gateway Whole Loan will be initially serviced and administered pursuant to the terms of the PSA by the master servicer and the special servicer, as the case may be, according the Servicing Standard until the date (the “Moffett Gateway Companion Loan Securitization Date”) on which the Moffett Gateway Pari Passu Companion Loan evidenced by Note A-2 is securitized, after which the Moffett Gateway Whole Loan will be serviced and administered pursuant to the pooling and servicing agreement (the “Moffett Gateway PSA”) entered into in connection with such other securitization and the Moffett Gateway Intercreditor Agreement. The following summaries describe certain provisions of the Moffett Gateway Intercreditor Agreement.

208

Prior to the occurrence of a Control Appraisal Period, the holder of the Moffett Gateway Subordinate Companion Loan will have the right to cure certain defaults by the borrower, and the right to approve certain modifications and consent to certain actions to be taken with respect to the Moffett Gateway Whole Loan, each as more fully described below. A “Control Appraisal Period” will exist with respect to the Moffett Gateway Whole Loan, if and for so long as (a)(1) the initial principal balance of the Moffett Gateway Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal allocated to, and received on, the Moffett Gateway Subordinate Companion Loan, (y) any appraisal reductions for the Moffett Gateway Whole Loan that are allocated to the Moffett Gateway Subordinate Companion Loan and (z) any losses realized with respect to the Mortgaged Property or the Moffett Gateway Whole Loan that are allocated to the Moffett Gateway Subordinate Companion Loan, is less than (b) 25% of the remainder of the (i) initial principal balance of the Moffett Gateway Subordinate Companion Loan less (ii) any payments of principal allocated to, and received, by the holder of the Moffett Gateway Subordinate Companion Loan. The holder of the Moffett Gateway Subordinate Companion Loan also has the right to purchase the Moffett Gateway Mortgage Loan in whole but not in part in certain instances as set forth below.

The holder of the Moffett Gateway Subordinate Companion Loan is entitled to avoid its applicable Control Appraisal Period caused by the application of an appraisal reduction amount upon satisfaction of certain conditions, including without limitation, (i) delivery of additional collateral and in the form of either (x) cash collateral or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the Moffett Gateway Intercreditor Agreement (either (x) or (y), the “Threshold Event Collateral”) and (ii) the Threshold Event Collateral is an amount which, when added to the appraised value of the related Mortgaged Property as determined pursuant to the PSA, would cause the applicable Control Appraisal Period not to occur.

Servicing

Prior to the Moffett Gateway Companion Loan Securitization Date, the Moffett Gateway Whole Loan (including the Moffett Gateway Subordinate Companion Loan) and any related REO Property will be serviced and administered by the master servicer and the special servicer pursuant to the PSA, in the manner described under “Pooling and Servicing Agreement”, but subject to the terms of the Moffett Gateway Intercreditor Agreement. See “Pooling and Servicing Agreement”.

On and after the Moffett Gateway Companion Loan Securitization Date, the Moffett Gateway Whole Loan (including the Moffett Gateway Subordinate Companion Loan) and any related REO Property will be serviced and administered by the applicable master servicer and the applicable special servicer, pursuant to the Moffett Gateway PSA (and in accordance with the servicing standard thereunder) and the Moffett Gateway Intercreditor Agreement, in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the 60 Madison Avenue Whole Loan and the Moffett Gateway Whole Loan”, but subject to the terms of the Moffett Gateway Intercreditor Agreement.

Application of Payments

The Moffett Gateway Intercreditor Agreement sets forth the respective rights of the Moffett Gateway Noteholders with respect to distributions of funds received in respect of the Moffett Gateway Whole Loan, and provides, in general, that prior to the occurrence and continuance of (i) event of default with respect to an obligation to pay money due under the Moffett Gateway Whole Loan, (ii) any other event of default for which the Moffett Gateway Whole Loan is actually accelerated, (iii) any other event of default that causes the Moffett Gateway Whole Loan to become a Specially Serviced Loan or (iv) any bankruptcy or insolvency event that constitutes an event of default (in each case, as determined by the applicable servicer, and each, a “Sequential Pay Event”) (or, if such a default has occurred, but has been cured by the holder of the Moffett Gateway Subordinate Companion Loan), after payment of amounts for reserves or escrows required by the Whole Loan documents and amounts payable or reimbursable under the PSA to the master servicer, special servicer, operating advisor, certificate administrator or trustee, payments and proceeds received with respect to the Moffett Gateway Whole Loan will generally be applied in the following order:

209

•	first, to the holders of the Moffett Gateway Mortgage Loan and the Moffett Gateway Pari Passu Companion Loans, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal balance of their respective notes at their net interest rate;

•	second, to the holders of the Moffett Gateway Mortgage Loan and the Moffett Gateway Pari Passu Companion Loans, pro rata, based on their outstanding principal balances, in an amount equal to the sum of (x) all scheduled principal payments received, if any, with respect to such monthly payment date with respect to the Moffett Gateway Mortgage Loan and the Moffett Gateway Pari Passu Companion Loans and (y) any unscheduled principal payments received with respect to the Moffett Gateway Whole Loan, if any, until their principal balances have been reduced to zero;

•	third, to the holders of the Moffett Gateway Mortgage Loan and the Moffett Gateway Pari Passu Companion Loans, pro rata, based on their outstanding principal balances, up to the amount of any unreimbursed costs and expenses paid by such holders including any recovered costs not previously reimbursed to such holders (or paid or advanced by any servicer on its behalf and not previously paid or reimbursed);

•	fourth, to the holders of the Moffett Gateway Mortgage Loan and the Moffett Gateway Pari Passu Companion Loans, on a pro rata and pari passu basis, in an amount equal to the product (i) of their principal percentage interests (based on their outstanding principal balances), (ii) their relative spread (as set forth in the Moffett Gateway Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the borrower;

•	fifth, to the holder of the Moffett Gateway Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the outstanding principal balance of its note at its net interest rate;

•	sixth, to the holder of the Moffett Gateway Subordinate Companion Loan in an amount equal to the sum of (x) all scheduled principal payments received, if any, with respect to such monthly payment date with respect to the Moffett Gateway Subordinate Companion Loan and (y) any unscheduled principal payments received, if any, remaining after giving effect to the allocations in clause second above, until the Moffett Gateway Subordinate Companion Loan principal balance has been reduced to zero;

•	seventh, to the holder of the Moffett Gateway Subordinate Companion Loan in an amount equal to the product (i) of its principal percentage interest (based on outstanding principal balance), (ii) its relative spread (as set forth in the Moffett Gateway Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the borrower;

•	eighth, to the extent the holder of the Moffett Gateway Subordinate Companion Loan has made any payments or advances with the exercise of its cure rights under the Moffett Gateway Intercreditor Agreement, to reimburse such holder for all such cure payments;

•	ninth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing first-eighth and, as a result of a workout, the balance of the Moffett Gateway Subordinate Companion Loan has been reduced, such excess amount is required to be paid to the holder of the Moffett Gateway Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance of the Moffett Gateway Subordinate Companion Loan as a result of such workout, plus interest on such amount at the related interest rate;

•	tenth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the PSA (or, after the Moffett Gateway Companion Loan Securitization Date, the Moffett Gateway PSA), including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate a servicer (in each case provided that such reimbursements or payments relate to the Moffett Gateway Whole Loan) any such assumption or transfer fees, to the extent actually paid by the borrower, is required to be

210

paid to the holders of the Moffett Gateway Whole Loan, pro rata, based on their respective percentage interests; and

•	eleventh, if any excess amount is available to be distributed in respect of the Moffett Gateway Whole Loan, and not otherwise applied in accordance with the foregoing clauses first-tenth, any remaining amount is required to be paid pro rata to the holders of the Moffett Gateway Whole Loan, based on their respective initial percentage interests.

Following the occurrence and during the continuance of a Sequential Pay Event, after payment of all amounts for required reserves or escrows required by the Whole Loan documents and amounts then payable or reimbursable under the PSA to the master servicer, special servicer, operating advisor, certificate administrator and trustee, payments and proceeds with respect to the Moffett Gateway Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

•	first, to the holders of the Moffett Gateway Mortgage Loan and the Moffett Gateway Pari Passu Companion Loans, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal balances of their respective notes at their net interest rate;

•	second, to the holders of the Moffett Gateway Mortgage Loan and the Moffett Gateway Pari Passu Companion Loans in an amount equal to all amounts allocated as principal on the Moffett Gateway Whole Loan, pro rata, based on their outstanding principal balances until their principal balances have been reduced to zero;

•	third, to the holders of the Moffett Gateway Mortgage Loan and the Moffett Gateway Pari Passu Companion Loans, on a pro rata and pari passu basis, up to the amount of any unreimbursed costs and expenses paid by such holders including any recovered costs not previously reimbursed to such holders (or paid or advanced by any servicer on their behalf and not previously paid or reimbursed);

•	fourth, to the holders of the Moffett Gateway Mortgage Loan and the Moffett Gateway Pari Passu Companion Loans, on a pro rata and pari passu basis, in an amount equal to the product of (i) their principal percentage interests (based on their outstanding principal balance), (ii) their relative spread (as set forth in the Moffett Gateway Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the borrower;

•	fifth, to the holder of the Moffett Gateway Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the outstanding principal balances of its note at its net interest rate;

•	sixth, to the holder of the Moffett Gateway Subordinate Companion Loan in an amount equal to all amounts allocated as principal on the Moffett Gateway Whole Loan with respect to such monthly payment date remaining after giving effect to the allocations in clause second above, until the Moffett Gateway Subordinate Companion Loan principal balance has been reduced to zero;

•	seventh, to the holder of the Moffett Gateway Subordinate Companion Loan in an amount equal to the product of (i) its principal percentage interest (based on outstanding principal balance), (ii) its relative spread (as set forth in the Moffett Gateway Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the borrower;

•	eighth, to the extent the holder of the Moffett Gateway Subordinate Companion Loan has made any payments or advances with the exercise of its cure rights under the Moffett Gateway Intercreditor Agreement, to reimburse such holder for all such cure payments;

•	ninth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing first-eighth and, as a result of a workout, the balance of the Moffett Gateway Subordinate Companion Loan has been reduced, such excess amount is required to be paid to the holder of the Moffett Gateway Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance of the Moffett Gateway Subordinate

211

Companion Loan as a result of such workout, plus interest on such amount at the related interest rate;

•	tenth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the PSA (or, after the Moffett Gateway Companion Loan Securitization Date, the Moffett Gateway PSA), including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate a servicer (in each case provided that such reimbursements or payments relate to the Moffett Gateway Whole Loan) any such assumption or transfer fees, to the extent actually paid by the borrower, is required to be paid to the holders of the Moffett Gateway Whole Loan, pro rata, based on their respective percentage interests; and

•	eleventh, if any excess amount is available to be distributed in respect of the Moffett Gateway Whole Loan, and not otherwise applied in accordance with the foregoing clauses first-tenth, any remaining amount is required to be paid pro rata to the holders of the Moffett Gateway Whole Loan, based on their respective percentage interests.

Certain costs and expenses (such as a pro rata share of any unreimbursed special servicing fee or Servicing Advances) allocable to the Moffett Gateway Mortgage Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, subject to the trust’s right to reimbursement from future payments and other collections on the Moffett Gateway Companion Loans. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

For more information regarding the allocation of collections and expenses in respect of the Moffett Gateway Whole Loan, see “Pooling and Servicing Agreement—Advances” and “—Withdrawals from the Collection Account”.

Consultation and Control

Prior to the occurrence and continuance of a Control Appraisal Period with respect to the Moffett Gateway Subordinate Companion Loan, the related Loan Specific Directing Holder will not have any consent and/or consultation rights with respect to Moffett Gateway Whole Loan. After the occurrence and during the continuance of a Control Appraisal Period with respect to the Moffett Gateway Subordinate Companion Loan, the related Loan Specific Directing Holder will have the same consent and/or consultation rights with respect to the Moffett Gateway Whole Loan as the Directing Certificateholder with respect to the trust does, and for so long as such party does, with respect to the other Mortgage Loans included in the issuing entity. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

Prior to the Moffett Gateway Companion Loan Securitization Date and prior to the occurrence and continuance of a Control Appraisal Period, the consent of the holder of the Moffett Gateway Subordinate Companion Loan, which must be obtained by the special servicer, is required for any “major decision” (as defined under the Moffett Gateway Intercreditor Agreement); provided that the foregoing does not relieve the master servicer or the special servicer, as applicable, from complying with the Servicing Standard or any applicable law, including the REMIC Provisions.

In addition, pursuant to the terms of the Moffett Gateway Intercreditor Agreement, prior to the occurrence and continuance of a Control Appraisal Period, if any consent, modification, amendment or waiver under or other action in respect of a “mortgage” (as defined under the Moffett Gateway Intercreditor Agreement) (whether or not a servicing transfer event has occurred and is continuing) that would constitute a “major decision” has been requested or proposed, at least 10 business days prior to taking action with respect to such “major decision” (or making a determination not to take action with respect to such “major decision”), the master servicer and the special servicer (prior to the Moffett Gateway Companion Loan Securitization Date) or the master servicer and the special servicer under the Moffett Gateway PSA (on and after the Moffett Gateway Companion Loan Securitization Date), as the case may be, must receive the written consent of the holder of the Moffett Gateway Subordinate Companion Loan (or its representative) (or, after the occurrence of a Control Appraisal Period, the holder of the Moffett Gateway Pari Passu Companion Loan evidenced by promissory note A-2) before implementing a decision with respect to such

212

“major decision”. If the master servicer or the special servicer (prior to the Moffett Gateway Companion Loan Securitization Date) or the master servicer or the special servicer under the Moffett Gateway PSA (on and after the Moffett Gateway Companion Loan Securitization Date), as the case may be, has not received a response with respect to such “major decision” within 5 business days after delivery of the notice of a “major decision” (as defined under the Moffett Gateway Intercreditor Agreement). If the master servicer or the special servicer (prior to the Moffett Gateway Companion Loan Securitization Date) or the master servicer or the special servicer under the Moffett Gateway PSA (on and after the Moffett Gateway Companion Loan Securitization Date) is required to deliver an additional copy of the notice of a “major decision” (as defined under the Moffett Gateway Intercreditor Agreement) and if the holder of the Moffett Gateway Subordinate Companion Loan (or its representative) (or, after the occurrence of a Control Appraisal Period, the holder of the Moffett Gateway Pari Passu Companion Loan evidenced by promissory note A-2) fails to respond to the master servicer or the special servicer (prior to the Moffett Gateway Companion Loan Securitization Date) or the master servicer or the special servicer under the Moffett Gateway PSA (on and after the Moffett Gateway Companion Loan Securitization Date), as applicable, with respect to any such proposed action within 5 business days after receipt of such second notice, the holder of the Moffett Gateway Subordinate Companion Loan or, after the occurrence of a Control Appraisal Period, the holder of the Moffett Gateway Pari Passu Companion Loan evidenced by promissory note A-2, as applicable, will have no further consent rights with respect to the specific action set forth in such notice.

In addition, the issuing entity, as holder of the Moffett Gateway Mortgage Loan (or, prior to a Consultation Termination Event, the Directing Certificateholder) will (i) have the right to receive copies of all notices, information and reports that the master servicer or special servicer under the pooling and servicing agreement (prior to the Moffett Gateway Companion Loan Securitization Date) or the Moffett Gateway PSA, as applicable, is required to provide to the holder of the Moffett Gateway Subordinate Companion Loan (or, after the occurrence of a Control Appraisal Period, the holder of the Moffett Gateway Pari Passu Companion Loan evidenced by promissory note A-2) (within the same time frame such notices, information and reports are or would have been required to be provided to the holder of the Moffett Gateway Subordinate Companion Loan (or, after the occurrence of a Control Appraisal Period, the holder of the Moffett Gateway Pari Passu Companion Loan evidenced by promissory note A-2) under the Moffett Gateway PSA without regard to the occurrence and continuance of a control termination event or occurrence of a consultation termination event) with respect to any major decisions to be taken with respect to the Moffett Gateway Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Moffett Gateway Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to major decisions to be taken with respect to the Moffett Gateway Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Moffett Gateway Whole Loan. The consultation rights of the holder of the Moffett Gateway Mortgage Loan (or its representative) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the holder of the Moffett Gateway Mortgage Loan (or its representative) has responded within such period.

Notwithstanding the foregoing, the master servicer or special servicer is not required to follow any advice or consultation provided by the issuing entity, as the holder of the Moffett Gateway Mortgage Loan or the holder of the Moffett Gateway Subordinate Companion Loan (or its representative) that would require or cause the holder of the Moffett Gateway Subordinate Companion Loan (or the master servicer or special servicer, as the case may be, acting on its behalf) to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause the holder of the Moffett Gateway Mortgage Loan (or the master servicer or special servicer, as the case may be, acting on its behalf) to violate provisions of the Moffett Gateway Intercreditor Agreement or the PSA, require or cause the holder of the Moffett Gateway Mortgage Loan (or the master servicer or special servicer, as the case may be, acting on its behalf) to violate the terms of the Whole Loan, or materially expand the scope of any holder of the Moffett Gateway Mortgage Loan’s (or the master servicer or special servicer, as the case may be, acting on its behalf) responsibilities under the Moffett Gateway Intercreditor Agreement or the PSA.

213

Cure Rights

In the event that the borrower fails to make any payment of principal or interest on the Moffett Gateway Whole Loan by the end of the applicable grace period or any other event of default under the related Mortgage Loan documents occurs, unless a Control Appraisal Period has occurred and is continuing, the holder of the Moffett Gateway Subordinate Companion Loan will have the right to cure such event of default subject to certain limitations set forth in the Moffett Gateway Intercreditor Agreement. The holder of the Moffett Gateway Subordinate Companion Loan will be limited to (a) six (6) cures of monetary defaults, no more than three (3) of which may be consecutive, or (b) six (6) cures of non-monetary defaults in each case, over the term of the Whole Loan. The holder of the Moffett Gateway Subordinate Companion Loan will not be required to pay any default interest or late charges in order to effect a cure.

Purchase Option

If an event of default with respect to Moffett Gateway Whole Loan has occurred and is continuing, the holder of the Moffett Gateway Subordinate Companion Loan will have the option to purchase the Moffett Gateway Mortgage Loan and the Moffett Gateway Pari Passu Companion Loans in whole but not in part at a price generally equal to the sum, without duplication, of (a) the principal balance of the Moffett Gateway Mortgage Loan and the Moffett Gateway Pari Passu Companion Loans, (b) accrued and unpaid interest on the principal balance of the Moffett Gateway Mortgage Loan and the Moffett Gateway Pari Passu Companion Loans at the respective net interest rate through the end of the interest accrual period related to the monthly payment date next following the date of the purchase, (c) any other amounts due under the Moffett Gateway Mortgage Loan and the Moffett Gateway Pari Passu Companion Loans, but excluding prepayment premiums, default interest, late fees, exit fees and any other similar fees (unless the purchaser is the borrower or a borrower related party), (d) any unreimbursed property protection or servicing advances and any expenses incurred in enforcing the Moffett Gateway Whole Loan documents, including among other items, servicing advances and any accrued and unpaid special servicing fees owing to or by or on behalf of the holders of the Moffett Gateway Whole Loan, (e) any accrued and unpaid interest on advances, with respect to an advance made by or on behalf of the holders of the Moffett Gateway Whole Loan, (f) (i) if the Moffett Gateway Whole Loan borrower or borrower related party is the purchaser or (ii) if the Moffett Gateway Whole Loan is not purchased within 90 days after such option first becomes exercisable pursuant to the Moffett Gateway Intercreditor Agreement, any liquidation or workout fees, and (g) certain additional amounts to the extent provided for in the Moffett Gateway Intercreditor Agreement.

Partial Defeasance

In the event of a partial defeasance as described in “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”, promissory note A-1, promissory note A-2, promissory note A-3, promissory note A-4, promissory note A-5 and promissory note B will be defeased on a pro rata basis in accordance with their respective outstanding principal balances. In that regard, (i) proceeds of the defeasance collateral (i.e., government securities) will be applied toward amounts due under the defeased portion of the notes and (ii) proceeds of the undefeased portion of the Mortgage Loan will be applied toward the undefeased portion of the notes and, in each case, such amounts will be separately applied to the related portions of promissory note A-1, promissory note A-2, promissory note A-3, promissory note A-4, promissory note A-5 and promissory note B in accordance with the priority described in “—Application of Payments” above.

Sale of Defaulted Moffett Gateway Whole Loan

Pursuant to the terms of the Moffett Gateway Intercreditor Agreement, if the Moffett Gateway Whole Loan becomes a defaulted loan, and if the special servicer (or, the special servicer under the Moffett Gateway PSA on and after the Moffett Gateway Companion Loan Securitization Date, as applicable) determines to sell the Moffett Gateway Mortgage Loan in accordance with the PSA, then the special servicer (or, the special servicer under the Moffett Gateway PSA on an after the Moffett Gateway Companion Loan Securitization Date, as applicable) will be permitted to sell the Moffett Gateway Whole Loan (including the Moffett Gateway Subordinate Companion Loan) as one whole loan if the special

214

servicer determines that a sale of the Moffett Gateway Whole Loan would maximize recoveries on the related Whole Loan in accordance with the Servicing Standard.

Special Servicer Appointment Rights

Pursuant to the terms of the Moffett Gateway Intercreditor Agreement and the PSA, the holder of the Moffett Gateway Subordinate Companion Loan (prior to the occurrence and continuance of a Control Appraisal Period) will have the right, with or without cause, to replace the special servicer then acting with respect to the Moffett Gateway Whole Loan and appoint a replacement special servicer in lieu of such special servicer. The related Loan Specific Directing Holder (after the occurrence and continuance of a Control Appraisal Period will have the right, with or without cause (subject to the limitations described herein), to replace the special servicer then acting with respect to the Moffett Gateway Whole Loan and appoint a replacement special servicer in lieu of such special servicer, as described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause—Rights Upon Servicer Termination Event”.

The 693 Fifth Avenue Whole Loan

General

One (1) Mortgage Loan, identified as “693 Fifth Avenue” (the “693 Fifth Avenue Mortgage Loan”) on Annex A-1, representing approximately 3.8% of the Initial Pool Balance, is part of a Whole Loan structure comprised of four (4) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The 693 Fifth Avenue Mortgage Loan is evidenced by promissory note A-4, with a Cut-off Date Balance of $42,500,000. The related Pari Passu Companion Loans (the “693 Fifth Avenue Pari Passu Companion Loans”) are evidenced by promissory note A-2 (the “693 Fifth Avenue Controlling Pari Passu Companion Loan”) and promissory notes A-1 and A-3 (the “693 Fifth Avenue Non-Controlling Pari Passu Companion Loans”, with an aggregate Cut-off Date Balance of $207,500,000, that are not included in the issuing entity. Only the 693 Fifth Avenue Mortgage Loan is included in the issuing entity. The 693 Fifth Avenue Mortgage Loan and the 693 Fifth Avenue Pari Passu Companion Loans are pari passu with each other in terms of priority and are collectively referred to in this prospectus as the “693 Fifth Avenue Whole Loan”. The 693 Fifth Avenue Controlling Pari Passu Companion Loan is currently held by the DBJPM 2016-C3 trust. The 693 Fifth Avenue Non-Controlling Pari Passu Companion Loan evidenced by promissory note A-1 is currently held by the JPMCC 2016-JP2 trust, and the 693 Fifth Avenue Non-Controlling Pari Passu Companion Loan evidenced by promissory note A-3 is currently held by the JPMCC 2016-JP3 Securitization Trust.

Servicing

The 693 Fifth Avenue Whole Loan and any related REO Property are serviced and administered pursuant to the DBJPM 2016-C3 pooling and servicing agreement (the “DBJPM 2016-C3 Pooling and Servicing Agreement”), entered into among Deutsche Mortgage & Asset Receiving Corporation, as depositor (the “DBJPM 2016-C3 Depositor”), Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (in such capacity, the “DBJPM 2016-C3 Master Servicer” ) and as special servicer (in such capacity, the “DBJPM 2016-C3 Special Servicer”), Park Bridge Lender Services LLC, as operating advisor (in such capacity, the “DBJPM 2016-C3 Operating Advisor”) and as asset representations reviewer (in such capacity, the “DBJPM 2016-C3 Asset Representations Reviewer”) and Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “DBJPM 2016-C3 Certificate Administrator”) and as trustee (in such capacity, the “DBJPM 2016-C3 Trustee”), by the DBJPM 2016-C3 Master Servicer and the DBJPM 2016-C3 Special Servicer, in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the 693 Fifth Avenue Mortgage Loan” in this prospectus, but subject to the terms of the related Intercreditor Agreement. In servicing the 693 Fifth Avenue Whole Loan, the servicing standard set forth in the DBJPM 2016-C3 Pooling and Servicing Agreement requires the DBJPM 2016-C3 Master Servicer and the DBJPM 2016-C3 Special Servicer to take into account the interests of the DBJPM 2016-C3 certificateholders, the issuing entity, as

215

the holder of the 693 Fifth Avenue Mortgage Loan, and the holders of the 693 Fifth Avenue Pari Passu Companion Loans not included in the DBJPM 2016-C3 securitization, as a collective whole.

Amounts payable to the issuing entity as holder of the 693 Fifth Avenue Mortgage Loan pursuant to the related Intercreditor Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Custody of the Mortgage File

Wells Fargo Bank, National Association, as custodian under the DBJPM 2016-C3 Pooling and Servicing Agreement, is the initial custodian of the mortgage file related to the 693 Fifth Avenue Whole Loan (other than the promissory notes evidencing the 693 Fifth Avenue Mortgage Loan and the 693 Fifth Avenue Pari Passu Companion Loans not included in the DBJPM 2016-C3 securitization).

Application of Payments

The related Intercreditor Agreement sets forth the respective rights of the holder of the 693 Fifth Avenue Mortgage Loan and the holders of the 693 Fifth Avenue Pari Passu Companion Loans with respect to distributions of funds received in respect of the 693 Fifth Avenue Whole Loan, and provides, in general, that:

•	the 693 Fifth Avenue Mortgage Loan and the 693 Fifth Avenue Pari Passu Companion Loans are of equal priority with each other and no portion of any of them has priority or preference over any portion of the others or security therefor;

•	all amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the 693 Fifth Avenue Whole Loan or the related Mortgaged Property or amounts realized as proceeds thereof will be applied to the 693 Fifth Avenue Mortgage Loan and the 693 Fifth Avenue Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to (x) amounts for required reserves or escrows required by the related mortgage loan documents to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of property protection expenses or servicing advances then due and payable or reimbursable to the DBJPM 2016-C3 Trustee, the DBJPM 2016-C3 Master Servicer or the DBJPM 2016-C3 Special Servicer and (y) certain amounts then due, payable or reimbursable to the DBJPM 2016-C3 Depositor, DBJPM 2016-C3 Master Servicer or DBJPM 2016-C3 Special Servicer with respect to the 693 Fifth Avenue Whole Loan pursuant to the DBJPM 2016-C3 Pooling and Servicing Agreement); and

•	expenses, losses and shortfalls relating to the 693 Fifth Avenue Whole Loan will, in general, be allocated, on a pro rata and pari passu basis, to the 693 Fifth Avenue Mortgage Loan and the 693 Fifth Avenue Pari Passu Companion Loans.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the 693 Fifth Avenue Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the 693 Fifth Avenue Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the 693 Fifth Avenue Pari Passu Companion Loans. Similarly, P&I advances on the 693 Fifth Avenue Pari Passu Companion Loans are not reimbursable out of payments or other collections on the 693 Fifth Avenue Mortgage Loan.

Certain costs, losses, liabilities, claims and expenses (such as a pro rata share of a property protection advance) allocable to the 693 Fifth Avenue Mortgage Loan or the 693 Fifth Avenue Pari Passu Companion Loans not included in the DBJPM 2016-C3 securitization may be paid or reimbursed out of payments and other collections on the mortgage loans in the DBJPM 2016-C3 securitization, subject to the DBJPM 2016-C3 issuing entity’s right to reimbursement from general collections on the Mortgage Pool or from the 693 Fifth Avenue Pari Passu Companion Loans not included in the DBJPM 2016-C3 securitization or

216

general collections with respect to the securitization of any of such 693 Fifth Avenue Pari Passu Companion Loans.

Consultation and Control

Pursuant to the related Intercreditor Agreement, the directing holder with respect to the 693 Fifth Avenue Whole Loan, as of any date of determination, is the DBJPM 2016-C3 Trustee on behalf of the DBJPM 2016-C3 issuing entity as holder of the 693 Fifth Avenue Controlling Pari Passu Companion Loan; provided, that, unless a consultation termination event exists under the DBJPM 2016-C3 Pooling and Servicing Agreement or the 693 Fifth Avenue Whole Loan is an “excluded mortgage loan” under the DBJPM 2016-C3 Pooling and Servicing Agreement, the controlling class representative under the DBJPM 2016-C3 Pooling and Servicing Agreement (the “DBJPM 2016-C3 Controlling Class Representative”) is entitled to exercise the rights of the directing holder with respect to the 693 Fifth Avenue Whole Loan. In its capacity as representative of the directing holder under the related Intercreditor Agreement, the DBJPM 2016-C3 Controlling Class Representative is entitled to exercise consent and/or consultation rights (which consent and/or consultation rights are expected to be substantially similar to, but not necessarily identical to, the rights of the Directing Certificateholder set forth under “Pooling and Servicing Agreement—The Directing Certificateholder” in this prospectus) with respect to the 693 Fifth Avenue Whole Loan, including consent and/or consultation rights regarding “major decisions” (as defined under the related Intercreditor Agreement) and approval rights regarding the implementation of any recommended actions outlined in an asset status report with respect to the 693 Fifth Avenue Whole Loan (which approval rights are expected to be substantially similar to, but not necessarily identical to, those rights described under “Pooling and Servicing Agreement—Asset Status Reports” in this prospectus). Pursuant to the terms of the DBJPM 2016-C3 Pooling and Servicing Agreement, the DBJPM 2016-C3 Controlling Class Representative has the same consent and/or consultation rights with respect to the 693 Fifth Avenue Whole Loan as it does, and for so long as it does, with respect to the other mortgage loans included in the DBJPM 2016-C3 issuing entity (other than any “excluded mortgage loan” under the DBJPM 2016-C3 Pooling and Servicing Agreement) that are serviced under the DBJPM 2016-C3 Pooling and Servicing Agreement and do not have companion loans.

The related Intercreditor Agreement provides that no objection, direction or consent by the DBJPM 2016-C3 Controlling Class Representative may require or cause the DBJPM 2016-C3 Master Servicer or the DBJPM 2016-C3 Special Servicer, as applicable, to violate any provision of the related Whole Loan documents, applicable law, the DBJPM 2016-C3 Pooling and Servicing Agreement, the related Intercreditor Agreement, the REMIC provisions or the DBJPM 2016-C3 Master Servicer’s or the DBJPM 2016-C3 Special Servicer’s obligation to act in accordance with the servicing standard under the DBJPM 2016-C3 Pooling and Servicing Agreement or materially expand the scope of responsibilities of either the DBJPM 2016-C3 Master Servicer or the DBJPM 2016-C3 Special Servicer, as applicable.

In addition, pursuant to the terms of the related Intercreditor Agreement, the issuing entity, as holder of the 693 Fifth Avenue Mortgage Loan (or its representative) and the holders of the 693 Fifth Avenue Pari Passu Companion Loans not included in the DBJPM 2016-C3 securitization (or their representatives), will (i) have a right to receive copies of all notices, information and reports that the DBJPM 2016-C3 Master Servicer or the DBJPM 2016-C3 Special Servicer, as applicable, is required to provide to the DBJPM 2016-C3 Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the DBJPM 2016-C3 Controlling Class Representative under the DBJPM 2016-C3 Pooling and Servicing Agreement without regard to the occurrence thereunder of a control termination event or consultation termination event) with respect to any “major decisions” (as defined under the related Intercreditor Agreement) to be taken with respect to the 693 Fifth Avenue Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the 693 Fifth Avenue Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to any “major decisions” (as defined under the related Intercreditor Agreement) to be taken with respect to the 693 Fifth Avenue Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the 693 Fifth Avenue Whole Loan, to the extent the issuing entity or the holders of the 693 Fifth Avenue Non-controlling Pari Passu Companion Loans requests consultation on such matters. The consultation rights of the issuing entity (or its

217

representative) and the holders of the 693 Fifth Avenue Pari Passu Companion Loans not included in the DBJPM 2016-C3 securitization (or their representatives), will, in each case, expire 10 business days following the delivery thereto of written notice of the proposed action, together with copies of the notices, information and reports required to be provided to the DBJPM 2016-C3 Controlling Class Representative, whether or not the issuing entity (or its representative) or such Companion Loan Holders (or their representatives), as applicable, have responded within such period; provided, that if the DBJPM 2016-C3 Master Servicer or the DBJPM 2016-C3 Special Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, the 10 business day consultation period will be deemed to begin anew. Notwithstanding the consultation rights described above, the DBJPM 2016-C3 Master Servicer or the DBJPM 2016-C3 Special Servicer, as applicable, is permitted to make a “major decision” (as defined under the related Intercreditor Agreement) or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the 693 Fifth Avenue Whole Loan. Neither the DBJPM 2016-C3 Master Servicer nor the DBJPM 2016-C3 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the issuing entity (or its representative) or the holders of the 693 Fifth Avenue Pari Passu Companion Loans not included in the DBJPM 2016-C3 securitization (or their representatives).

In addition to the consultation rights of the issuing entity (or its representative) and the holders of the 693 Fifth Avenue Pari Passu Companion Loans not included in the DBJPM 2016-C3 securitization (or their representatives) described above, pursuant to the terms of the related Intercreditor Agreement, the issuing entity (or its representative) and the holders of the 693 Fifth Avenue Pari Passu Companion Loans not included in the DBJPM 2016-C3 securitization (or their representatives) will have the right to attend annual meetings (which may be held telephonically) with the DBJPM 2016-C3 Master Servicer or the DBJPM 2016-C3 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the DBJPM 2016-C3 Master Servicer or the DBJPM 2016-C3 Special Servicer, as applicable, in which servicing issues related to the 693 Fifth Avenue Whole Loan are discussed; provided, that the issuing entity or related holder execute a confidentiality agreement in form and substance satisfactory to the DBJPM 2016-C3 Master Servicer or DBJPM 2016-C3 Special Servicer, as applicable, and the holder of the 693 Fifth Avenue Controlling Pari Passu Companion Loan.

The DBJPM 2016-C3 Pooling and Servicing Agreement provides that no direction or objection of the issuing entity (or its representative) or the holders of the 693 Fifth Avenue Pari Passu Companion Loans not included in the DBJPM 2016-C3 securitization (or their representatives) may require or cause the DBJPM 2016-C3 Master Servicer or the DBJPM 2016-C3 Special Servicer to violate the terms of the related Mortgage Loan documents, applicable law, the DBJPM 2016-C3 Pooling and Servicing Agreement, any intercreditor agreement or the REMIC provisions relating to the DBJPM 2016-C3 trust, including the DBJPM 2016-C3 Master Servicer’s or the DBJPM 2016-C3 Special Servicer’s obligation to act in accordance with the servicing standard under the DBJPM 2016-C3 Pooling and Servicing Agreement, or the REMIC provisions, or expose the DBJPM 2016-C3 Master Servicer, the DBJPM 2016-C3 Special Servicer, the DBJPM 2016-C3 Depositor, the mortgage loan sellers with respect to the DBJPM 2016-C3 securitization, the DBJPM 2016-C3 Operating Advisor, the DBJPM 2016-C3 Asset Representations Reviewer, the paying agent with respect to the DBJPM 2016-C3 securitization, the DBJPM 2016-C3 trust fund, the DBJPM 2016-C3 Certificate Administrator (in any of its capacities) or the DBJPM 2016-C3 Trustee to liability or materially expand the scope of DBJPM 2016-C3 Servicer’s or the DBJPM 2016-C3 Special Servicer’s responsibilities under the DBJPM 2016-C3 Pooling and Servicing Agreement.

See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the 693 Fifth Avenue Mortgage Loan” in this prospectus.

Application of Penalty Charges

The related Intercreditor Agreement provides that items in the nature of penalty charges paid on the 693 Fifth Avenue Whole Loan will first, be used to reduce, on a pro rata basis, the amounts payable on each of the 693 Fifth Avenue Mortgage Loan and the 693 Fifth Avenue Pari Passu Companion Loans by the amount necessary to pay the DBJPM 2016-C3 Master Servicer, the DBJPM 2016-C3 Trustee or the DBJPM 2016-C3 Special Servicer for any interest accrued on any property protection advances and

218

reimbursement of any property protection advances in accordance with the terms of the DBJPM 2016-C3 Pooling and Servicing Agreement; second, be used to reduce the respective amounts payable on each of the 693 Fifth Avenue Mortgage Loan and the 693 Fifth Avenue Pari Passu Companion Loans by the amount necessary to pay the master servicer, the trustee, the DBJPM 2016-C3 Master Servicer, the DBJPM 2016-C3 Trustee, and the master servicer and the trustee for any securitization of the 693 Fifth Avenue Pari Passu Companion Loans not included in the DBJPM 2016-C3 securitization, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the DBJPM 2016-C3 Pooling and Servicing Agreement or the document governing any securitization of the 693 Fifth Avenue Pari Passu Companion Loans not included in the DBJPM 2016-C3 securitization) made with respect to such loan by such party (if and as specified in the PSA, the DBJPM 2016-C3 Pooling and Servicing Agreement or the document governing any securitization of the 693 Fifth Avenue Pari Passu Companion Loans not included in the DBJPM 2016-C3 securitization), third, be used to reduce, on a pro rata basis, the amounts payable on each of the 693 Fifth Avenue Mortgage Loan and the 693 Fifth Avenue Pari Passu Companion Loans by the amount necessary to pay additional trust fund expenses (other than special servicing fees, unpaid workout fees and liquidation fees) incurred with respect to the 693 Fifth Avenue Whole Loan (as specified in the DBJPM 2016-C3 Pooling and Servicing Agreement); and, finally, in the case of the remaining amount of penalty charges, be paid to the DBJPM 2016-C3 Master Servicer and/or the DBJPM 2016-C3 Special Servicer as additional servicing compensation as provided in the DBJPM 2016-C3 Pooling and Servicing Agreement.

Sale of Defaulted Whole Loan

Pursuant to the terms of the related Intercreditor Agreement, if the 693 Fifth Avenue Whole Loan becomes a defaulted mortgage loan under the DBJPM 2016-C3 Pooling and Servicing Agreement, and if the DBJPM 2016-C3 Special Servicer determines to sell the 693 Fifth Avenue Controlling Pari Passu Companion Loan in accordance with the DBJPM 2016-C3 Pooling and Servicing Agreement, then the DBJPM 2016-C3 Special Servicer will be required to sell the 693 Fifth Avenue Mortgage Loan and all 693 Fifth Avenue Pari Passu Companion Loans together as one whole loan in accordance with the procedures set forth under the DBJPM 2016-C3 Pooling and Servicing Agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the 693 Fifth Avenue Mortgage Loan” in this prospectus.

Notwithstanding the foregoing, the DBJPM 2016-C3 Special Servicer will not be permitted to sell the 693 Fifth Avenue Whole Loan if it becomes a defaulted mortgage loan under the DBJPM 2016-C3 Pooling and Servicing Agreement without the written consent of each of the issuing entity (or its representative), as holder of the 693 Fifth Avenue Mortgage Loan, and the holders of the 693 Fifth Avenue Pari Passu Companion Loans not included in the DBJPM 2016-C3 securitization (or their representatives), unless the DBJPM 2016-C3 Special Servicer has delivered to the issuing entity (or its representative) and each such Companion Loan Holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the 693 Fifth Avenue Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the DBJPM 2016-C3 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the 693 Fifth Avenue Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity (or its representative) or any such Companion Loan Holder (or its representative) that are material to the price of the 693 Fifth Avenue Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the DBJPM 2016-C3 Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the DBJPM 2016-C3 Master Servicer or the DBJPM 2016-C3 Special Servicer in connection with the proposed sale; provided, that each of the issuing entity (or its representative) or the holders of the 693 Fifth Avenue Pari Passu Companion Loans not included in the DBJPM 2016-C3 securitization (or their representatives) may waive any of the delivery or timing requirements set forth in this sentence. Subject to the terms of the foregoing, each of the issuing entity (or its representative) and the holders of the 693 Fifth Avenue Pari Passu Companion Loans (or their representatives) will be permitted to bid at any sale of the 693 Fifth Avenue Whole Loan unless such person is the related borrower or an agent or affiliate of the related borrower.

219

See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Loans and REO Properties” in this prospectus.

Special Servicer Appointment Rights

Pursuant to the related Intercreditor Agreement and the DBJPM 2016-C3 Pooling and Servicing Agreement, the directing holder with respect to the 693 Fifth Avenue Whole Loan has the right, at any time and from time to time, with or without cause, to replace the DBJPM 2016-C3 Special Servicer then acting with respect to the 693 Fifth Avenue Whole Loan and appoint a replacement special servicer in lieu thereof. Accordingly, subject to the foregoing, the DBJPM 2016-C3 Controlling Class Representative (at any time prior to the occurrence and continuance of a control termination event under the DBJPM 2016-C3 Pooling and Servicing Agreement and provided that the 693 Fifth Avenue Whole Loan is not an “excluded mortgage loan” under the DBJPM 2016-C3 Pooling and Servicing Agreement) and the applicable DBJPM 2016-C3 certificateholders with the requisite percentage of voting rights (at any time after the occurrence and during the continuance of a control termination event under the DBJPM 2016-C3 Pooling and Servicing Agreement) have the right to replace the DBJPM 2016-C3 Special Servicer and appoint a replacement special servicer that satisfies the conditions set forth in the DBJPM 2016-C3 Pooling and Servicing Agreement in lieu thereof. Each of the issuing entity (or its representative) and the holders of the 693 Fifth Avenue Pari Passu Companion Loans not included in the DBJPM 2016-C3 securitization (or their representatives) may direct the DBJPM 2016-C3 Trustee to terminate the DBJPM 2016-C3 Special Servicer (solely with respect to the 693 Fifth Avenue Whole Loan) upon a servicer termination event under the DBJPM 2016-C3 Pooling and Servicing Agreement with respect to the DBJPM 2016-C3 Special Servicer that affects the issuing entity (as the holder of the 693 Fifth Avenue Mortgage Loan) or such Companion Loan Holders, as applicable.

The 1 Kaiser Plaza Whole Loan

General

One (1) Mortgage Loan, identified as “1 Kaiser Plaza” on Annex A-1 (the “1 Kaiser Plaza Mortgage Loan”), representing approximately 3.3% of the Initial Pool Balance, is part of a Whole Loan structure comprised of two (2) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The 1 Kaiser Plaza Mortgage Loan is evidenced by promissory note A-2 with a Cut-off Date Balance of $37,100,000. The related Pari Passu Companion Loan (the “1 Kaiser Plaza Pari Passu Companion Loan” and, together with the 1 Kaiser Plaza Mortgage Loan, the “1 Kaiser Plaza Whole Loan”) is evidenced by promissory note A-1 with a principal balance as of the Cut-off Date of $60,000,000. The 1 Kaiser Plaza Pari Passu Companion Loan is not included in the issuing entity. Only the 1 Kaiser Plaza Mortgage Loan is included in the issuing entity. The 1 Kaiser Plaza Mortgage Loan and the 1 Kaiser Plaza Pari Passu Companion Loan are pari passu with each other in terms of priority. Note A-1 is currently held by the JPMCC 2016-JP3 trust.

The rights of the issuing entity, as the holder of the 1 Kaiser Plaza Mortgage Loan, and the rights of the securitization trust holding the 1 Kaiser Plaza Pari Passu Companion Loan, as the holder of the 1 Kaiser Plaza Pari Passu Companion Loan, are subject to the terms of an Intercreditor Agreement (the “1 Kaiser Plaza Intercreditor Agreement”). The consultation rights of the issuing entity (as the non-controlling note holder) under the 1 Kaiser Plaza Intercreditor Agreement will be exercised by the Directing Certificateholder so long as no Consultation Termination Event has occurred and is continuing, as described under “Pooling and Servicing Agreement”.

Servicing

The 1 Kaiser Plaza Whole Loan is serviced and administered pursuant to the terms of the JPMCC 2016-JP3 Pooling and Servicing Agreement. The JPMCC 2016-JP3 Pooling and Servicing Agreement was entered into in connection with the securitization of the 1 Kaiser Plaza Pari Passu Companion Loan. For a

220

summary of certain provisions of the JPMCC 2016-JP3 Pooling and Servicing Agreement, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Application of Payments

The 1 Kaiser Plaza Intercreditor Agreement sets forth the respective rights of the holder of the 1 Kaiser Plaza Mortgage Loan and the holder of the 1 Kaiser Plaza Pari Passu Companion Loan with respect to distributions of funds received in respect of the 1 Kaiser Plaza Whole Loan, and provides, in general, that:

•	the 1 Kaiser Plaza Mortgage Loan and the 1 Kaiser Plaza Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the 1 Kaiser Plaza Whole Loan or the related Mortgaged Property will be applied to the 1 Kaiser Plaza Mortgage Loan and the 1 Kaiser Plaza Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for reserves or escrows required by the related 1 Kaiser Plaza Whole Loan documents and payment and reimbursement rights of the JPMCC 2016-JP3 Master Servicer, the JPMCC 2016-JP3 Special Servicer, the JPMCC 2016-JP3 Trustee, the JPMCC 2016-JP3 Operating Advisor, the JPMCC 2016-JP3 Certificate Administrator, the JPMCC 2016-JP3 Asset Representations Reviewer and the JPMCC 2016-JP3 Depositor) in accordance with the terms of the 1 Kaiser Plaza Intercreditor Agreement and the JPMCC 2016-JP3 Pooling and Servicing Agreement; and

•	costs, fees, expenses, losses and shortfalls relating to the 1 Kaiser Plaza Whole Loan will be allocated, on a pro rata and pari passu basis, to the 1 Kaiser Plaza Mortgage Loan and the 1 Kaiser Plaza Pari Passu Companion Loan in accordance with the terms of the 1 Kaiser Plaza Intercreditor Agreement and the JPMCC 2016-JP3 Pooling and Servicing Agreement.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the 1 Kaiser Plaza Mortgage Loan, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the 1 Kaiser Plaza Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the 1 Kaiser Plaza Pari Passu Companion Loan or any loans included in any securitization trust related to the 1 Kaiser Plaza Pari Passu Companion Loan.

Certain costs and expenses (such as a pro rata share of any servicing advance with respect to the 1 Kaiser Plaza Whole Loan made pursuant to the JPMCC 2016-JP3 Pooling and Servicing Agreement) allocable to the 1 Kaiser Plaza Mortgage Loan in accordance with the JPMCC 2016-JP3 Pooling and Servicing Agreement and the 1 Kaiser Plaza Intercreditor Agreement may be paid or reimbursed out of payments and other collections on the mortgage pool. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

See “Pooling and Servicing Agreement—Advances” and “—Servicing of the Non-Serviced Mortgage Loans” for more information regarding the allocation of collections and expenses in respect of the 1 Kaiser Plaza Whole Loan.

Consultation and Control

The controlling noteholder under the 1 Kaiser Plaza Intercreditor Agreement is the JPMCC 2016-JP3 Securitization Trust, as holder the 1 Kaiser Plaza Pari Passu Companion Loan. The JPMCC 2016-JP3 Directing Certificateholder (so long as a control termination event under the JPMCC 2016-JP3 Pooling and Servicing Agreement has not occurred and is not continuing), and the applicable certificateholders under the JPMCC 2016-JP3 Pooling and Servicing Agreement with the requisite percentage of voting rights (so long as a control termination event under the JPMCC 2016-JP3 Pooling and Servicing Agreement has occurred and is continuing) will exercise the rights of the JPMCC 2016-JP3 Securitization Trust as controlling noteholder, and will have the right, with or without cause, to replace the special servicer then

221

acting with respect to the 1 Kaiser Plaza Whole Loan and appoint a replacement special servicer, in accordance with, and subject to the limitations set forth in, the JPMCC 2016-JP3 Pooling and Servicing Agreement.

For more information regarding the rights of the JPMCC 2016-JP3 Directing Certificateholder under the JPMCC 2016-JP3 Pooling and Servicing Agreement, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Pursuant to the terms of the 1 Kaiser Plaza Intercreditor Agreement, the issuing entity, as the non-controlling note holder, will have the right (regardless of whether a control termination event or a consultation termination event exists under the JPMCC 2016-JP3 Pooling and Servicing Agreement) to (i) receive copies of all notices, information and reports that the JPMCC 2016-JP3 Master Servicer or JPMCC 2016-JP3 Special Servicer, as applicable, is required to provide to the JPMCC 2016-JP3 Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the JPMCC 2016-JP3 Directing Certificateholder under the JPMCC 2016-JP3 Pooling and Servicing Agreement without regard to the occurrence of a control termination event or consultation termination event under the JPMCC 2016-JP3 Pooling and Servicing Agreement) with respect to any major decisions to be taken with respect to the 1 Kaiser Plaza Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the 1 Kaiser Plaza Whole Loan and (ii) consult on a strictly non-binding basis with respect to (x) certain major servicing decisions regarding the 1 Kaiser Plaza Whole Loan as set forth in the 1 Kaiser Plaza Intercreditor Agreement and (y) the implementation of any recommended actions outlined in an asset status report in respect of the 1 Kaiser Plaza Whole Loan. The consultation right of the issuing entity will expire 10 business days after the delivery of written notice and information relating to the matter subject to consultation, whether or not the issuing entity has responded within such period; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew from the date of such proposal and delivery of the related information. Notwithstanding the issuing entity’s consultation rights described above, the JPMCC 2016-JP3 Master Servicer or JPMCC 2016-JP3 Special Servicer, as applicable, is permitted to make any major decision or take any action set forth in an asset status report in respect of the 1 Kaiser Plaza Whole Loan before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the 1 Kaiser Plaza Mortgage Loan and the 1 Kaiser Plaza Pari Passu Companion Loan. Neither the JPMCC 2016-JP3 Master Servicer nor the JPMCC 2016-JP3 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the issuing entity (or its representative).

Neither the JPMCC 2016-JP3 Master Servicer nor the JPMCC 2016-JP3 Special Servicer will be permitted to follow any advice or consultation provided by the issuing entity (or its representative) or the holder of the 1 Kaiser Plaza Pari Passu Companion Loan (or its representative) that would require or cause the JPMCC 2016-JP3 Master Servicer or the JPMCC 2016-JP3 Special Servicer, as applicable, to violate any applicable law, including the REMIC Regulations or other applicable provisions of the Code, be inconsistent with the servicing standard under the JPMCC 2016-JP3 Pooling and Servicing Agreement require or cause the JPMCC 2016-JP3 Master Servicer or the JPMCC 2016-JP3 Special Servicer, as applicable, to violate provisions of the 1 Kaiser Plaza Intercreditor Agreement or the JPMCC 2016-JP3 Pooling and Servicing Agreement, require or cause the JPMCC 2016-JP3 Master Servicer or the JPMCC 2016-JP3 Special Servicer, as applicable, to violate the terms of the 1 Kaiser Plaza Whole Loan, or materially expand the scope of any of the JPMCC 2016-JP3 Master Servicer’s or the JPMCC 2016-JP3 Special Servicer’s, as applicable, responsibilities under the 1 Kaiser Plaza Intercreditor Agreement.

In addition to the consultation rights of the issuing entity described above, the issuing entity (or its representative) will have the right to attend (in-person or telephonically in the discretion of the JPMCC 2016-JP3 Master Servicer or JPMCC 2016-JP3 Special Servicer, as applicable) annual meetings with the JPMCC 2016-JP3 Master Servicer or JPMCC 2016-JP3 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the JPMCC 2016-JP3 Master Servicer or JPMCC 2016-JP3 Special Servicer, as applicable, in which servicing issues related to the 1 Kaiser Plaza Whole Loan may be discussed, provided that the issuing entity executes, at the request of the JPMCC 2016-JP3 Master

222

Servicer or JPMCC 2016-JP3 Special Servicer, as applicable, a confidentiality agreement in form and substance satisfactory to the parties.

Sale of Defaulted Loan

Pursuant to the terms of the 1 Kaiser Plaza Intercreditor Agreement, if the 1 Kaiser Plaza Whole Loan becomes a “defaulted loan” pursuant to the terms of the JPMCC 2016-JP3 Pooling and Servicing Agreement, and if the JPMCC 2016-JP3 Special Servicer determines to sell the 1 Kaiser Plaza Pari Passu Companion Loan in accordance with the JPMCC 2016-JP3 Pooling and Servicing Agreement, then the JPMCC 2016-JP3 Special Servicer will be required to sell the 1 Kaiser Plaza Mortgage Loan together with the 1 Kaiser Plaza Pari Passu Companion Loan as a single whole loan in accordance with the procedures set forth under the JPMCC 2016-JP3 Pooling and Servicing Agreement. The issuing entity will have consultation rights in connection with such sale, as described above.

Notwithstanding the foregoing, the JPMCC 2016-JP3 Special Servicer will not be permitted to sell the 1 Kaiser Plaza Whole Loan if such Whole Loan becomes a defaulted whole loan without the written consent of the issuing entity as holder of the 1 Kaiser Plaza Mortgage Loan (provided that such consent is not required if the issuing entity is the borrower or an affiliate of the borrower) unless the JPMCC 2016-JP3 Special Servicer has delivered to the issuing entity: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the JPMCC 2016-JP3 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the 1 Kaiser Plaza Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity that are material to the price of the 1 Kaiser Plaza Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the JPMCC 2016-JP3 Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the JPMCC 2016-JP3 Master Servicer or the JPMCC 2016-JP3 Special Servicer in connection with the proposed sale; provided that the issuing entity may waive as to itself any of the delivery or timing requirements described in this sentence. Subject to the terms of the JPMCC 2016-JP3 Pooling and Servicing Agreement, the issuing entity (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan.

Special Servicer Appointment Rights

Pursuant to the terms of the 1 Kaiser Plaza Intercreditor Agreement and the JPMCC 2016-JP3 Pooling and Servicing Agreement, the JPMCC 2016-JP3 Directing Certificateholder (so long as a control termination event under the JPMCC 2016-JP3 Pooling and Servicing Agreement has not occurred and is not continuing) and the applicable certificateholders under the JPMCC 2016-JP3 Pooling and Servicing Agreement with the requisite percentage of voting rights (so long as a control termination event under the JPMCC 2016-JP3 Pooling and Servicing Agreement has occurred and is continuing) will have the right, with or without cause, to replace the special servicer then acting with respect to the 1 Kaiser Plaza Whole Loan and appoint a replacement special servicer, in accordance with, and subject to the limitations set forth in, the JPMCC 2016-JP3 Pooling and Servicing Agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Salesforce Tower Whole Loan

General

One (1) Mortgage Loan, identified as “Salesforce Tower” (the “Salesforce Tower Mortgage Loan”) on Annex A-1, representing approximately 2.7% of the Initial Pool Balance, is part of a Whole Loan structure comprised of three (3) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Salesforce Tower Mortgage Loan is evidenced by promissory note A-2 with a Cut-off Date Balance of $30,000,000. The related Pari Passu Companion Loans (the “Salesforce Tower Pari Passu Companion

223

Loans” and, together with the Salesforce Tower Mortgage Loan, the “Salesforce Tower Whole Loan”) is evidenced by (i) promissory note A-1 with a principal balance as of the Cut-off Date of $60,000,000 (the “Salesforce Tower Controlling Pari Passu Companion Loan”) and (ii) promissory note A-3 with a principal balance as of the Cut-off Date of $18,000,000. The Salesforce Tower Pari Passu Companion Loans are not included in the issuing entity. Only the Salesforce Tower Mortgage Loan is included in the issuing entity. The Salesforce Tower Mortgage Loan and the Salesforce Tower Pari Passu Companion Loans are pari passu with each other in terms of priority.

The rights of the issuing entity, as the holder of the Salesforce Tower Mortgage Loan, and the rights of the holders of the Salesforce Tower Pari Passu Companion Loans, are subject to the terms of an Intercreditor Agreement (the “Salesforce Tower Intercreditor Agreement”). The consultation rights of the issuing entity (as the non-controlling note holder) under the Salesforce Tower Intercreditor Agreement will be exercised by the Directing Certificateholder so long as no Consultation Termination Event has occurred and is continuing, as described under “Pooling and Servicing Agreement”.

Servicing

The Salesforce Tower Whole Loan is serviced and administered pursuant to the terms of the pooling and servicing agreement, dated as of September 1, 2016 (the “JPMCC 2016-JP3 Pooling and Servicing Agreement”) among J.P. Morgan Chase Commercial Mortgage Securities Corp. (the “JPMCC 2016-JP3 Depositor”), Midland Loan Services, a Division of PNC Bank, National Association (the “JPMCC 2016-JP3 Master Servicer”), Torchlight Loan Services, LLC (the “JPMCC 2016-JP3 Special Servicer”), Wells Fargo Bank, National Association (the “JPMCC 2016-JP3 Trustee”), Wells Fargo Bank, National Association (the “JPMCC 2016-JP3 Certificate Administrator”) and Pentalpha Surveillance LLC (the “JPMCC 2016-JP3 Operating Advisor” and the “JPMCC 2016-JP3 Asset Representations Reviewer”). The JPMCC 2016-JP3 Pooling and Servicing Agreement was entered into in connection with the securitization of the Salesforce Tower Controlling Pari Passu Companion Loan. The holders of the certificates issued under the JPMCC 2016-JP3 Pooling and Servicing Agreement are referred to in this prospectus as “JPMCC 2016-JP3 Certificateholders”. For a summary of certain provisions of the JPMCC 2016-JP3 Pooling and Servicing Agreement, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Application of Payments

The Salesforce Tower Intercreditor Agreement sets forth the respective rights of the holder of the Salesforce Tower Mortgage Loan and the holder of the Salesforce Tower Pari Passu Companion Loans with respect to distributions of funds received in respect of the Salesforce Tower Whole Loan, and provides, in general, that:

•	the Salesforce Tower Mortgage Loan and the Salesforce Tower Pari Passu Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Salesforce Tower Whole Loan or the related Mortgaged Property will be applied to the Salesforce Tower Mortgage Loan and the Salesforce Tower Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for reserves or escrows required by the related Salesforce Tower Whole Loan documents and payment and reimbursement rights of the JPMCC 2016-JP3 Master Servicer, the JPMCC 2016-JP3 Special Servicer, the JPMCC 2016-JP3 Trustee, the JPMCC 2016-JP3 Operating Advisor, the JPMCC 2016-JP3 Certificate Administrator, the JPMCC 2016-JP3 Asset Representations Reviewer and the JPMCC 2016-JP3 Depositor) in accordance with the terms of the Salesforce Tower Intercreditor Agreement and the JPMCC 2016-JP3 Pooling and Servicing Agreement; and

•	costs, fees, expenses, losses and shortfalls relating to the Salesforce Tower Whole Loan will be allocated, on a pro rata and pari passu basis, to the Salesforce Tower Mortgage Loan and the

224

Salesforce Tower Pari Passu Companion Loans in accordance with the terms of the Salesforce Tower Intercreditor Agreement and the JPMCC 2016-JP3 Pooling and Servicing Agreement.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Salesforce Tower Mortgage Loan, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Salesforce Tower Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Salesforce Tower Pari Passu Companion Loans or any loans included in any securitization trust related to the Salesforce Tower Pari Passu Companion Loans.

Certain costs and expenses (such as a pro rata share of any servicing advance with respect to the Salesforce Tower Whole Loan made pursuant to the JPMCC 2016-JP3 Pooling and Servicing Agreement) allocable to the Salesforce Tower Mortgage Loan in accordance with the JPMCC 2016-JP3 Pooling and Servicing Agreement and the Salesforce Tower Intercreditor Agreement may be paid or reimbursed out of payments and other collections on the mortgage pool. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

See “Pooling and Servicing Agreement—Advances” and “—Servicing of the Non-Serviced Mortgage Loans” for more information regarding the allocation of collections and expenses in respect of the Salesforce Tower Whole Loan.

Consultation and Control

The controlling noteholder under the Salesforce Tower Intercreditor Agreement will be the securitization trust formed pursuant to the JPMCC 2016-JP3 Pooling and Servicing Agreement (the “JPMCC 2016-JP3 Securitization Trust”), as holder of the Salesforce Tower Controlling Pari Passu Companion Loan. Torchlight Investors, LLC or its affiliate is the directing certificateholder under the JPMCC 2016-JP3 Pooling and Servicing Agreement (the “JPMCC 2016-JP3 Directing Certificateholder”). The JPMCC 2016-JP3 Directing Certificateholder (so long as a control termination event under the JPMCC 2016-JP3 Pooling and Servicing Agreement has not occurred and is not continuing), and the applicable certificateholders under the JPMCC 2016-JP3 Pooling and Servicing Agreement with the requisite percentage of voting rights (so long as a control termination event under the JPMCC 2016-JP3 Pooling and Servicing Agreement has occurred and is continuing) will exercise the rights of the JPMCC 2016-JP3 Securitization Trust as controlling noteholder, and will have the right, with or without cause, to replace the special servicer then acting with respect to the Salesforce Tower Whole Loan and appoint a replacement special servicer, in accordance with, and subject to the limitations set forth in, the JPMCC 2016-JP3 Pooling and Servicing Agreement.

For more information regarding the rights of the JPMCC 2016-JP3 Directing Certificateholder under the JPMCC 2016-JP3 Pooling and Servicing Agreement, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Pursuant to the terms of the Salesforce Tower Intercreditor Agreement, the issuing entity, as the non-controlling note holder, will have the right (regardless of whether a control termination event or a consultation termination event exists under the JPMCC 2016-JP3 Pooling and Servicing Agreement) to (i) receive copies of all notices, information and reports that the JPMCC 2016-JP3 Master Servicer or JPMCC 2016-JP3 Special Servicer, as applicable, is required to provide to the JPMCC 2016-JP3 Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the JPMCC 2016-JP3 Directing Certificateholder under the JPMCC 2016-JP3 Pooling and Servicing Agreement without regard to the occurrence of a control termination event or consultation termination event under the JPMCC 2016-JP3 Pooling and Servicing Agreement) with respect to any major decisions to be taken with respect to the Salesforce Tower Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Salesforce Tower Whole Loan and (ii) consult on a strictly non-binding basis with respect to (x) certain major decisions regarding the Salesforce Tower Whole Loan as set forth in the Salesforce Tower Intercreditor Agreement and (y) the implementation of any recommended actions outlined in an asset status report in respect of the Salesforce

225

Tower Whole Loan. The consultation right of the issuing entity will expire 10 business days after the delivery of written notice and information relating to the matter subject to consultation, whether or not the issuing entity has responded within such period; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew from the date of such proposal and delivery of the related information. Notwithstanding the issuing entity’s consultation rights described above, the JPMCC 2016-JP3 Master Servicer or JPMCC 2016-JP3 Special Servicer, as applicable, is permitted to make any major decision or take any action set forth in an asset status report in respect of the Salesforce Tower Whole Loan before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Salesforce Tower Mortgage Loan and the Salesforce Tower Pari Passu Companion Loans. Neither the JPMCC 2016-JP3 Master Servicer nor the JPMCC 2016-JP3 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the issuing entity (or its representative).

Neither the JPMCC 2016-JP3 Master Servicer nor the JPMCC 2016-JP3 Special Servicer will be permitted to follow any advice or consultation provided by the issuing entity (or its representative) or the holder of the Salesforce Tower Pari Passu Companion Loans (or their representative) that would require or cause the JPMCC 2016-JP3 Master Servicer or the JPMCC 2016-JP3 Special Servicer, as applicable, to violate any applicable law, including the REMIC Regulations or other applicable provisions of the Code, be inconsistent with the servicing standard under the JPMCC 2016-JP3 Pooling and Servicing Agreement require or cause the JPMCC 2016-JP3 Master Servicer or the JPMCC 2016-JP3 Special Servicer, as applicable, to violate provisions of the Salesforce Tower Intercreditor Agreement or the JPMCC 2016-JP3 Pooling and Servicing Agreement, require or cause the JPMCC 2016-JP3 Master Servicer or the JPMCC 2016-JP3 Special Servicer, as applicable, to violate the terms of the Salesforce Tower Whole Loan, or materially expand the scope of any of the JPMCC 2016-JP3 Master Servicer’s or the JPMCC 2016-JP3 Special Servicer’s, as applicable, responsibilities under the Salesforce Tower Intercreditor Agreement.

In addition to the consultation rights of the issuing entity described above, the issuing entity (or its representative) will have the right to attend (in-person or telephonically in the discretion of the JPMCC 2016-JP3 Master Servicer or JPMCC 2016-JP3 Special Servicer, as applicable) annual meetings with the JPMCC 2016-JP3 Master Servicer or JPMCC 2016-JP3 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the JPMCC 2016-JP3 Master Servicer or JPMCC 2016-JP3 Special Servicer, as applicable, in which servicing issues related to the Salesforce Tower Whole Loan may be discussed, provided that the issuing entity executes, at the request of the JPMCC 2016-JP3 Master Servicer or JPMCC 2016-JP3 Special Servicer, as applicable, a confidentiality agreement in form and substance satisfactory to the parties and the holder of the Salesforce Tower Controlling Pari Passu Companion Loan.

Sale of Defaulted Loan

Pursuant to the terms of the Salesforce Tower Intercreditor Agreement, if the Salesforce Tower Whole Loan becomes a “defaulted loan” pursuant to the terms of the JPMCC 2016-JP3 Pooling and Servicing Agreement, and if the JPMCC 2016-JP3 Special Servicer determines to sell the Salesforce Tower Controlling Pari Passu Companion Loan in accordance with the JPMCC 2016-JP3 Pooling and Servicing Agreement, then the JPMCC 2016-JP3 Special Servicer will be required to sell the Salesforce Tower Mortgage Loan together with the Salesforce Tower Pari Passu Companion Loans as a single whole loan in accordance with the procedures set forth under the JPMCC 2016-JP3 Pooling and Servicing Agreement. The issuing entity will have consultation rights in connection with such sale, as described above.

Notwithstanding the foregoing, the JPMCC 2016-JP3 Special Servicer will not be permitted to sell the Salesforce Tower Whole Loan if such Whole Loan becomes a defaulted whole loan without the written consent of the issuing entity as holder of the Salesforce Tower Mortgage Loan (provided that such consent is not required if the issuing entity is the borrower or an affiliate of the borrower) unless the JPMCC 2016-JP3 Special Servicer has delivered to the issuing entity: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the JPMCC 2016-JP3 Special Servicer in connection with any such proposed sale; (c) at least

226

10 days prior to the proposed sale date, a copy of the most recent appraisal for the Salesforce Tower Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity that are material to the price of the Salesforce Tower Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the JPMCC 2016-JP3 Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the JPMCC 2016-JP3 Master Servicer or the JPMCC 2016-JP3 Special Servicer in connection with the proposed sale; provided that the issuing entity may waive as to itself any of the delivery or timing requirements described in this sentence. Subject to the terms of the JPMCC 2016-JP3 Pooling and Servicing Agreement, the issuing entity (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan.

Special Servicer Appointment Rights

Pursuant to the terms of the Salesforce Tower Intercreditor Agreement and the JPMCC 2016-JP3 Pooling and Servicing Agreement, the JPMCC 2016-JP3 Directing Certificateholder (so long as a control termination event under the JPMCC 2016-JP3 Pooling and Servicing Agreement has not occurred and is not continuing) and the applicable certificateholders under the JPMCC 2016-JP3 Pooling and Servicing Agreement with the requisite percentage of voting rights (so long as a control termination event under the JPMCC 2016-JP3 Pooling and Servicing Agreement has occurred and is continuing) will have the right, with or without cause, to replace the special servicer then acting with respect to the Salesforce Tower Whole Loan and appoint a replacement special servicer, in accordance with, and subject to the limitations set forth in, the JPMCC 2016-JP3 Pooling and Servicing Agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Westfield San Francisco Centre Whole Loan

General

One (1) Mortgage Loan, identified as “Westfield San Francisco Centre” (the “Westfield San Francisco Centre”) on Annex A-1, representing approximately 2.1% of the Initial Pool Balance, with a Cut-off Date Balance of $23,529,000 (the “Westfield San Francisco Centre Mortgage Loan”), is part of a whole loan comprised of 28 promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “Westfield San Francisco Centre Mortgaged Property”). The Westfield San Francisco Centre Whole Loan is evidenced by: (i) two pari passu promissory notes designated as Note A-2-EMP-C4 and Note A-2-SFC-C4, that collectively evidence the Westfield San Francisco Centre Mortgage Loan; (ii) eight pari passu promissory notes designated as Note A-1-EMP-S1, Note A-1-EMP-S2, Note A-2-EMP-S1, Note A-2-EMP-S2, Note A-1-SFC-S1, Note A-1-SFC-S2, Note A-2-SFC-S1 and Note A-2-SFC-S2, respectively, having an aggregate outstanding principal balance as of the Cut-off Date of $182,019,000 (the “Westfield San Francisco Centre Standalone Pari Passu Companion Loans”) each of which is generally pari passu in right of payment with the Westfield San Francisco Centre Mortgage Loan and the Westfield San Francisco Centre Non-Standalone Pari Passu Companion Loan (as defined below); (iii) fourteen pari passu promissory notes designated as Note A-1-EMP-C1, Note A-1-SFC-C1, Note A-1-EMP-C2, Note A-1-EMP-C3, Note A-1-EMP-C4, Note A-2-EMP-C1, Note A-2-SFC-C1, Note A-2-SFC-C2, Note A-2-EMP-C2, Note A-2-EMP-C3, Note A-1-SFC-C2, Note A-2-SFC-C3, Note A-1-SFC-C3 and Note A-1-SFC-C4, respectively, having an aggregate outstanding principal balance as of the Cut-off Date of $227,529,000, (the “Westfield San Francisco Centre Non-Standalone Pari Passu Companion Loan” and, together with the Westfield San Francisco Centre Standalone Pari Passu Companion Loans, the “Westfield San Francisco Centre Pari Passu Companion Loans”), which are generally pari passu in right of payment with the Westfield San Francisco Centre Mortgage Loan and the Westfield San Francisco Centre Standalone Pari Passu Companion Loans; and (iv) four promissory notes designated as Note B-1-EMP, Note B-2-EMP, Note B-1-SFC and Note B-2-SFC, respectively, having an aggregate outstanding principal balance as of the Cut-off Date of $124,923,000 (the “Westfield San Francisco Centre Subordinate Companion Loans” and, together with the Westfield San Francisco Centre Pari Passu Companion Loans, the “Westfield San Francisco Centre Companion Loans”), which are subordinate in right of payment in respect of each of the Westfield San Francisco Centre Mortgage Loan and the Westfield San Francisco Centre Pari Passu Companion Loans. The Westfield San Francisco Centre Standalone Pari Passu Companion Loans and the Westfield San Francisco Centre Subordinate

227

Companion Loans are collectively referred to as the “Westfield San Francisco Centre Standalone Companion Loans” or as “Note B”. The Westfield San Francisco Centre Pari Passu Companion Loans and the Westfield San Francisco Centre Mortgage Loan are also collectively referred to as “Note A”.

The Westfield San Francisco Centre Subordinate Companion Loan, together with the Westfield San Francisco Centre Mortgage Loan and the Westfield San Francisco Centre Pari Passu Companion Loans, are referred to as the “Westfield San Francisco Centre Whole Loan”. Only the Westfield San Francisco Centre Mortgage Loan is included in the issuing entity. Each of the Westfield San Francisco Centre Standalone Pari Passu Companion Loans and Westfield San Francisco Centre Subordinate Companion Loans is included in the DBJPM 2016-SFC mortgage trust (the “DBJPM 2016-SFC Mortgage Trust”). Two of the Westfield San Francisco Centre Non-Standalone Pari Passu Companion Loans are currently being held by Deutsche Bank AG, New York Branch and the remaining Westfield San Francisco Centre Pari Passu Companion Loans have been securitized in separate transactions.

The holders of the Westfield San Francisco Centre Whole Loan (the “Westfield San Francisco Centre Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Westfield San Francisco Centre Noteholder (the “Westfield San Francisco Centre Intercreditor Agreement”).

Servicing

As of the Closing Date, the Westfield San Francisco Centre Whole Loan is serviced by Wells Fargo Bank, National Association, as master servicer (in such capacity, the “DBJPM 2016-SFC Master Servicer”), and specially serviced by Pacific Life Insurance Company, as special servicer (in such capacity, the “DBJPM 2016-SFC Special Servicer”), pursuant to the trust and servicing agreement, dated as of August 1, 2016 (the “DBJPM 2016-SFC Trust and Servicing Agreement”), between Deutsche Mortgage & Asset Receiving Corporation, the DBJPM 2016-SFC Master Servicer, the DBJPM 2016-SFC Special Servicer, Wilmington Trust, National Association, as trustee (the “DBJPM 2016-SFC Trustee”), and Deutsche Bank Trust Company Americas, as certificate administrator and custodian (the “DBJPM 2016-SFC Certificate Administrator”), in connection with the DBJPM 2016-SFC trust (into which each of the Westfield San Francisco Centre Standalone Pari Passu Companion Loans and the Westfield San Francisco Centre Subordinate Companion Loans have been deposited), and, subject to the terms of the Westfield San Francisco Centre Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any Westfield San Francisco Centre Noteholder will be effected in accordance with the DBJPM 2016-SFC Trust and Servicing Agreement and the Westfield San Francisco Centre Intercreditor Agreement.

Advancing

The master servicer or the trustee, as applicable, will be responsible for making P&I Advances on the Westfield San Francisco Centre Mortgage Loan (but not on the Westfield San Francisco Centre Companion Loans) pursuant to the PSA, in each case, unless the master servicer, the special servicer or the trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance.

The DBJPM 2016-SFC Master Servicer or DBJPM 2016-SFC Trustee, as applicable, will be obligated to make servicing advances with respect to the Westfield San Francisco Centre Whole Loan, in each case unless a similar determination of nonrecoverability is made under the DBJPM 2016-SFC Trust and Servicing Agreement.

Distributions

The Westfield San Francisco Centre Intercreditor Agreement sets forth the respective rights of the holders of the Westfield San Francisco Centre Mortgage Loan and the Westfield San Francisco Centre Companion Loans with respect to distributions of funds received in respect of the related Westfield San Francisco Centre Whole Loan, and provides, in general, that:

228

•	the Westfield San Francisco Centre Subordinate Companion Loan is, at all times, junior, subject and subordinate to the Westfield San Francisco Centre Mortgage Loan and the Westfield San Francisco Centre Pari Passu Companion Loans, and the right of the holders of the Westfield San Francisco Centre Subordinate Companion Loan (the “Westfield San Francisco Centre Subordinate Companion Loan Holder”) to receive payments with respect to the Westfield San Francisco Centre Subordinate Companion Loan is, to the extent set forth in the Westfield San Francisco Centre Intercreditor Agreement, at all times, junior, subject and subordinate to the rights of the holders of the Westfield San Francisco Centre Mortgage Loan and the Westfield San Francisco Centre Pari Passu Companion Loans to receive payments with respect to the Westfield San Francisco Centre Mortgage Loan and the Westfield San Francisco Centre Pari Passu Companion Loans.

•	prior to calculating any amounts of interest or principal due to the holders of the Westfield San Francisco Centre Mortgage Loan and the Westfield San Francisco Centre Pari Passu Companion Loans, the principal balance of the Westfield San Francisco Centre Subordinate Companion Loan will be reduced (but not below zero) by any realized loss with respect to the Westfield San Francisco Centre Whole Loan, and after the principal balance of the Westfield San Francisco Centre Subordinate Companion Loans has been reduced to zero, the principal balances of the Westfield San Francisco Centre Mortgage Loan and the Westfield San Francisco Centre Pari Passu Companion Loans will be reduced pro rata (based on their respective outstanding principal balances) (in each case, not below zero) by any realized loss with respect to the Westfield San Francisco Centre Whole Loan.

•	if no (i) event of default with respect to an obligation of the borrowers to pay money due under the Westfield San Francisco Centre Whole Loan or (ii) non-monetary event of default pursuant to which the Westfield San Francisco Centre Whole Loan becomes a specially serviced loan (a “Westfield Triggering Event of Default”) has occurred and is continuing, then all amounts tendered by the borrowers (net of certain amounts payable or reimbursable to the DBJPM 2016-SFC Master Servicer or the DBJPM 2016-SFC Special Servicer, as applicable) will be distributed as follows:

(i)     first, (A) first, to the Note A (or the DBJPM 2016-SFC Master Servicer or the DBJPM 2016-SFC Trustee and, if applicable, the master servicer or the trustee and the master servicer or the trustee under any PSA relating to a Westfield San Francisco Centre Non-Standalone Pari Passu Companion Loan securitization, including the master servicer and trustee, as applicable, under the PSA) up to the amount of any nonrecoverable property advances (or in the case of a master servicer or the master servicer of any Westfield San Francisco Centre Non-Standalone Pari Passu Companion Loan securitization or the master servicer for this securitization, if applicable, its pro rata share of any nonrecoverable property advances previously reimbursed to the DBJPM 2016-SFC Master Servicer from general collections on the related Westfield San Francisco Centre Non-Standalone Pari Passu Companion Loan securitization or this securitization) that remain unreimbursed (together with interest thereon at the applicable advance rate), (B) second, to the Note A (or the DBJPM 2016-SFC Master Servicer or the DBJPM 2016-SFC Trustee, the master servicer or trustee and the master servicer or trustee with respect to any Westfield San Francisco Centre Non-Standalone Pari Passu Companion Loan securitization or the master servicer or trustee for this securitization with respect to the Westfield San Francisco Centre Mortgage Loan), up to the amount of any nonrecoverable “P&I” advances or P&I Advances with respect to Note A, as applicable, on a pro rata and pari passu basis (based on the total outstanding principal balance of Note A) that remain unreimbursed (together with interest thereon at the applicable advance rate or Reimbursement Rate), (C) third, to the Note B (or the DBJPM 2016-SFC Master Servicer or the DBJPM 2016-SFC Trustee), up to the amount of any nonrecoverable P&I advances with respect to Note B, as applicable, based on the outstanding principal balance of Note B, that remain unreimbursed (together with interest thereon at the applicable advance rate) and (D) fourth, to the Westfield San Francisco Centre Standalone Companion Loans (or the DBJPM 2016-SFC Master Servicer or the DBJPM 2016-SFC Trustee), up to the amount of any nonrecoverable administrative advances with respect to the Westfield San Francisco Centre Standalone Companion Loans, on a pro rata and pari passu basis (based on the total outstanding principal balance of the Westfield San

229

Francisco Centre Standalone Companion Loans) that remain unreimbursed (together with interest thereon at the applicable advance rate);

(ii)       second, (A) first, to Note A (or the DBJPM 2016-SFC Master Servicer, the DBJPM 2016-SFC Special Servicer or the DBJPM 2016-SFC Trustee (if applicable)), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable) and (B) second, to Note B on a pro rata and pari passu basis (based on the unreimbursed amounts of costs paid or payable) in each case up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by the Note A or the Note B (or the DBJPM 2016-SFC Master Servicer, the DBJPM 2016-SFC Special Servicer or the DBJPM 2016-SFC Trustee), as applicable, with respect to the Westfield San Francisco Centre Whole Loan, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are permitted under the DBJPM 2016-SFC Trust and Servicing Agreement;

(iii)      third, to the Note A and the Note B (or the DBJPM 2016-SFC Master Servicer), the applicable accrued and unpaid servicing fee (without duplication of any portion of the servicing fee paid by the borrower), and then to the Note A and the Note B (or the DBJPM 2016-SFC Special Servicer), any special servicing fees (including, without limitation, any workout fees and liquidation fees) earned by it with respect to the Westfield San Francisco Centre Whole Loan under the related Intercreditor Agreement or the DBJPM 2016-SFC Trust and Servicing Agreement;

(iv)      fourth, pari passu to Note A, up to an amount equal to the accrued and unpaid interest on the related principal balance at the related interest rate on such Note, net of the servicing fee rate, on a pro rata basis based on the amount of accrued and unpaid interest due to each such Note;

(v)       fifth, pari passu, in respect of principal collections, with respect to all payments and prepayments of principal, to Note A, on a pro rata basis, in an amount equal to all such payments and prepayments of principal (or, in the case of any principal prepayments made by the Borrower to cure a Westfield DSCR Trigger Period, a pro rata portion thereof allocable to Note A based on the relative principal balances of the Note A and Note B), until the related principal balances have been reduced to zero;

(vi)      sixth, if the proceeds of any foreclosure sale or any liquidation of the Westfield San Francisco Centre Whole Loan or the Westfield San Francisco Centre Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(v), pari passu to Note A in an amount equal to the aggregate of unreimbursed realized losses previously allocated to Note A, plus interest thereon at the related Note interest rate minus the servicing fee compounded monthly from the date the related realized loss was allocated to Note A, on a pro rata basis based on the amount of realized losses previously allocated to each such Note;

(vii)     seventh, pari passu, to Note B, up to an amount equal to the accrued and unpaid interest on the principal balance at the interest rate on Note B, net of the servicing fee rate on a pro rata basis based on the amount of accrued and unpaid interest due to each such Note;

(viii)    eighth, pari passu, in respect of principal collections, with respect to all payments and prepayments of principal, to Note B on a pro rata basis, in an amount equal to all such payments and prepayments of principal (or, in the case of any principal prepayments made by the borrower to cure a Westfield DSCR Trigger Period, a pro rata portion thereof allocable to each Note B holder based on the relative outstanding principal balances of the Note A and Note B), until the related principal balances have been reduced to zero;

(ix)     ninth, to Note B, pari passu, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to Note B, plus interest thereon at the interest rate on Note B minus the servicing fee, compounded monthly from the date the related realized loss was allocated to Note B, on a pro rata basis based on the amount of Realized Losses previously allocated to each such Note;

230

(x)      tenth, any interest accrued at the default rate on the principal balance to the extent such default interest amount is (i) actually paid by the borrower, (ii) in excess of interest accrued on the principal balance at the Westfield San Francisco Centre Whole Loan interest rate and (iii) not required to be paid to the DBJPM 2016-SFC Master Servicer, the DBJPM 2016-SFC Trustee or the DBJPM 2016-SFC Special Servicer, the master servicer or the trustee, or the master servicer or trustee under any pooling and servicing agreement relating to a Westfield San Francisco Centre Non-Standalone Pari Passu Companion Loan securitization, pro rata (based on the amounts described in each of the following clauses (A) and (B)) and pari passu, to (A) Note A in an amount calculated on the Note A principal balance at the excess of (x) the Note A default rate over (y) the Note A interest rate and (B) Note B in an amount calculated on the Note B principal balance at the excess of (x) the Note B default rate over (y) the Note B interest rate;

(xi)     eleventh, pro rata and pari passu, to each Note A, any prepayment premium allocable to any prepayment of the related Note A, and then to Note B, pro rata and pari passu, any prepayment premium allocable to any prepayment of Note B, to the extent actually paid by the borrower;

(xii)     twelfth, pro rata and pari passu (in the case of penalty charges, only to the extent not required to be paid to the DBJPM 2016-SFC Master Servicer, the DBJPM 2016-SFC Trustee or the DBJPM 2016-SFC Special Servicer, the master servicer or the trustee, or the master servicer or trustee under any pooling and servicing agreement relating to a Westfield San Francisco Centre Non-Standalone Pari Passu Companion Loan securitization), to: (i) Note A its percentage interest of any assumption fees and penalty charges and (ii) Note B its percentage interest of any assumption fees and penalty charges, in each case, to the extent actually paid by the borrower; and

(xiii)    thirteenth, any excess amount not otherwise applied pursuant to the foregoing clauses (i) through (xii) above will be distributed to the holders of the Westfield San Francisco Centre Mortgage Loan and the Westfield San Francisco Centre Companion Loans pro rata and pari passu in accordance with their respective initial percentage interests.

The DBJPM 2016-SFC Master Servicer and the DBJPM 2016-SFC Special Servicer, as applicable, will have no obligation to deposit any amounts that are additional servicing compensation into the collection account or REO account, as applicable, and are entitled to retain any such amount that such party is entitled to under the DBJPM 2016-SFC Trust and Servicing Agreement.

After the occurrence of and during the continuance of a Westfield Triggering Event of Default, all amounts tendered by the borrowers (net of certain amounts payable or reimbursable to the DBJPM 2016-SFC Master Servicer or the DBJPM 2016-SFC Special Servicer, as applicable) will be distributed as follows:

(i)     first, (A) first, to the Note A (or the DBJPM 2016-SFC Master Servicer or the DBJPM 2016-SFC Trustee, or, if applicable, the master servicer under any pooling and servicing agreement relating to a Westfield San Francisco Centre Non-Standalone Pari Passu Companion Loan securitization), up to the amount of any nonrecoverable property advances (or in the case of the master servicer or a master servicer of any Westfield San Francisco Centre Non-Standalone Pari Passu Companion Loan securitization or the master servicer or special servicer for this securitization, if applicable, its pro rata share of any nonrecoverable property advances previously reimbursed to the DBJPM 2016-SFC Master Servicer from general collections on the related Westfield San Francisco Centre Non-Standalone Pari Passu Companion Loan securitization trust or this securitization trust, as applicable) that remain unreimbursed (together with interest thereon at the applicable advance rate), (B) second, to the Note A (or the DBJPM 2016-SFC Master Servicer or the DBJPM 2016-SFC Trustee, the master servicer or the trustee, and the master servicer or trustee of any pooling and servicing agreement relating to a securitization of a Westfield San Francisco Centre Pari Passu Companion Loan), up to the amount of any nonrecoverable “P&I” advances or P&I Advances with respect to Note A, as applicable, on a pro rata and pari passu basis (based on the total outstanding principal balance of Note A) that remain unreimbursed (together with interest thereon at the applicable advance rate or Reimbursement Rate), (C) third, to the Note B (or the DBJPM 2016-SFC Master Servicer or the DBJPM 2016-SFC Trustee), up to the amount

231

of any nonrecoverable P&I advances with respect to Note B, as applicable, based on the outstanding principal balance of Note B, that remain unreimbursed (together with interest thereon at the applicable advance rate) and (D) fourth, to the Westfield San Francisco Centre Standalone Companion Loans (or the DBJPM 2016-SFC Master Servicer or the DBJPM 2016-SFC Trustee), up to the amount of any nonrecoverable administrative advances with respect to the Westfield San Francisco Centre Standalone Companion Loans, on a pro rata and pari passu basis (based on the total outstanding principal balance of the Westfield San Francisco Centre Standalone Companion Loans) that remain unreimbursed (together with interest thereon at the applicable advance rate);

(ii)      second, (A) first, to Note A (or the DBJPM 2016-SFC Master Servicer, the DBJPM 2016-SFC Special Servicer or the DBJPM 2016-SFC Trustee (if applicable)), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable) and (B) second, to Note B, on a pro rata and pari passu basis (based on the unreimbursed amounts of costs paid or payable) in each case up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by the Note A or the Note B (or the DBJPM 2016-SFC Master Servicer, the DBJPM 2016-SFC Special Servicer or the DBJPM 2016-SFC Trustee), as applicable, with respect to the DBJPM 2016-SFC Whole Loan, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then permitted under the DBJPM 2016-SFC Trust and Servicing Agreement;

(iii)      third, to the Note A and the Note B (or the DBJPM 2016-SFC Master Servicer), the applicable accrued and unpaid servicing fee (without duplication of any portion of the servicing fee paid by the borrower), and then to the Note A and the Note B (or the DBJPM 2016-SFC Special Servicer), any special servicing fees (including without limitation any workout fees and liquidation fees) earned by it with respect to the Westfield San Francisco Centre Whole Loan under the related Intercreditor Agreement and the DBJPM 2016-SFC Trust and Servicing Agreement;

(iv)      fourth, pari passu to Note A, up to an amount equal to the accrued and unpaid interest on the related principal balance at the related interest rate on such Note, net of the servicing fee rate, on a pro rata basis based on the amount of accrued and unpaid interest due to each such Note;

(v)       fifth, pari passu to Note B, up to an amount equal to the accrued and unpaid interest on the principal balance at the interest rate on Note B, net of the servicing fee rate, on a pro rata basis based on the amount of accrued and unpaid interest due to each such Note;

(vi)      sixth, pari passu to Note A, on a pro rata basis, in an amount equal to the outstanding principal balance of each such Note, until the related principal balances have been reduced to zero;

(vii)     seventh, if the proceeds of any foreclosure sale or any liquidation of the Westfield San Francisco Centre Whole Loan or the Westfield San Francisco Centre Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(vi), pari passu to Note A, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to Note A, plus interest thereon at the related Note interest rate minus the servicing fee compounded monthly from the date the related realized loss was allocated to Note A, on a pro rata basis based on the amount of realized losses previously allocated to each such Note;

(viii)    eighth, pari passu to Note B, on a pro rata basis, in an amount equal to the outstanding principal balance of Note B, until the principal balance has been reduced to zero;

(ix)     ninth, pari passu to Note B, an amount equal to the aggregate of unreimbursed realized losses previously allocated to Note B, plus interest thereon at the interest rate on Note B minus the servicing fee, compounded monthly from the date the related realized loss was allocated to Note B, on a pro rata basis based on the amount of Realized Losses previously allocated to each such Note;

232

(x)      tenth, any interest accrued at the default rate on the stated principal balance to the extent such default interest amount is (i) actually paid by the borrower, (ii) in excess of interest accrued on the stated principal balance at the Westfield San Francisco Centre Whole Loan interest rate and (iii) not required to be paid to the DBJPM 2016-SFC Master Servicer, the DBJPM 2016-SFC Trustee or the DBJPM 2016-SFC Special Servicer, the master servicer or trustee, or the master servicer or trustee under any pooling and servicing agreement relating to a Westfield San Francisco Centre Non-Standalone Pari Passu Companion Loan securitization, pro rata (based on the amounts described in each of the following clauses (A) and (B)) and pari passu, to (A) Note A in an amount calculated on the Note A principal balance at the excess of (x) the Note A default rate over (y) the Note A interest rate and (B) Note B in an amount calculated on the Note B principal balance at the excess of (x) the Note B default rate over (y) the Note B interest rate;

(xi)     eleventh, pro rata and pari passu, to the Note A holder, any prepayment premium allocable to any prepayment of Note A, and then, pro rata and pari passu, to the Note B holder, any prepayment premium allocable to any prepayment of Note B, in each case, to the extent actually paid by the borrower;

(xii)     twelfth, pro rata and pari passu (in the case of penalty charges, only to the extent not required to be paid to the DBJPM 2016-SFC Master Servicer, the DBJPM 2016-SFC Trustee or the DBJPM 2016-SFC Special Servicer, the master servicer or trustee, or the master servicer or trustee under any pooling and servicing agreement relating to a Westfield San Francisco Centre Non-Standalone Pari Passu Companion Loan securitization), to: (i) Note A its percentage interest of any assumption fees and penalty charges and (ii) Note B its percentage interest of any assumption fees and penalty charges, in each case, to the extent actually paid by the borrower; and

(xiii)    thirteenth, any excess amount not otherwise applied pursuant to the foregoing clauses (i) through (xii) will be distributed pro rata to the Notes in accordance with their respective initial percentage interests.

For the purpose of this “—Distributions” section, with respect to the Westfield San Francisco Centre Mortgage Loan, the Westfield San Francisco Centre Pari Passu Companion Loans and the Westfield San Francisco Centre Subordinate Companion Loans, the term “percentage interest” means the percentage equivalent of a fraction, the numerator of which is equal to the principal balance of such loan, and the denominator of which is equal to the principal balance of the Westfield San Francisco Centre Whole Loan.

In addition, solely for the purpose of this “—Distributions” section, the following terms have the meaning below:

A “Westfield DSCR Trigger Period” commences upon the occurrence of (i) an event of default under the Westfield San Francisco Centre Whole Loan or (ii) when a debt service coverage ratio is less than 1.45 to 1.00 as of the last calendar day of any fiscal quarter and ends (A) with respect to a Westfield DSCR Trigger Period continuing pursuant to clause (i), the an event of default under the Westfield San Francisco Centre Whole Loan commencing the Westfield DSCR Trigger Period has been cured and such cure has been accepted by the lender (and no other an event of default under the Westfield San Francisco Centre Whole Loan is then continuing) or (B) with respect to a Westfield DSCR Trigger Period continuing pursuant to clause (ii), if the Mortgaged Property has achieved a debt service coverage ratio of at least 1.45 to 1.00 for two consecutive calendar quarters or, the borrower prepays or defeases, as applicable, a portion of the Whole Loan or deposits additional collateral acceptable to the lender, in its sole but reasonable discretion to achieve a debt service coverage ratio of at least 1.45x.

“Note A” means, individually or collectively, Note A-1-EMP-C1, Note A-1-EMP-C2, Note A-1-EMP-C3, Note A-1-EMP-C4, Note A-2-EMP-C1, Note A-2-EMP-C2, Note A-2-EMP-C3, Note A-2-EMP-C4, Note A-1-EMP-S1, Note A-1-EMP-S2, Note A-2-EMP-S1, Note A-2-EMP-S2, Note A-1-SFC-C1, Note A-1-SFC-C2, Note A-1-SFC-C3, Note A-1-SFC-C4, Note A-2-SFC-C1, Note A-2-SFC-C2, Note A-2-SFC-C3, Note A-2-SFC-C4, Note A-1-SFC-S1, Note A-1-SFC-S2, Note A-2-SFC-S1 and Note A-2-SFC-S2, as the context requires.

233

“Note B” means, individually or collectively, Note B-1-EMP, Note B-2-EMP, Note B-1-SFC and Note B-2-SFC, as the context requires.

Consultation and Control

As of any date of determination, during a DBJPM 2016-SFC Subordinate Control Period, the DBJPM 2016-SFC Controlling Class Representative or its designee (such party, the “DBJPM 2016-SFC Directing Holder”) will be the controlling holder under the Westfield San Francisco Centre Intercreditor Agreement. As of the Closing Date, the DBJPM 2016-SFC Directing Holder is Prima Capital Advisors LLC.

A “DBJPM 2016-SFC Subordinate Control Period” means any period when the certificate balance of the DBJPM 2016-SFC Mortgage Trust Class D certificates (taking into account the application of appraisal reduction amounts and collateral deficiency amounts to notionally reduce the certificate balance of such class of certificates) is at least 25% of the initial certificate balance of such class of certificates; provided, if at any time the certificate balances of all classes of certificates senior to such class of certificates have been reduced to zero as a result of the allocation of principal payments on the Westfield San Francisco Centre Standalone Companion Loans, then a DBJPM 2016-SFC Subordinate Control Period will be deemed to then be in effect. So long as the majority holder(s) of the controlling class (by aggregate certificate balance) is a borrower related party, a DBJPM 2016-SFC Subordinate Control Period will be deemed to be terminated (except for the purposes of determining whether the DBJPM 2016-SFC Directing Holder or a DBJPM 2016-SFC Controlling Class Certificateholder has the right to appoint the successor special servicer to a DBJPM 2016-SFC Special Servicer that is a borrower related party.

A “DBJPM 2016-SFC Subordinate Consultation Period” means any period when both (i) the certificate balance of the DBJPM 2016-SFC Mortgage Trust Class D certificates (taking into account the application of appraisal reduction amounts and collateral deficiency amounts to notionally reduce the certificate balance of such class of certificates), is less than 25% of the initial certificate balance of such class of certificates and (ii) the certificate balance of such class of certificates (without regard to the application of appraisal reduction amounts and collateral deficiency amounts allocated to such class of certificates) is at least 25% of the initial certificate balance of such class of certificates. So long as the majority holder(s) of the controlling class (by aggregate certificate balance) is a borrower related party, a DBJPM 2016-SFC Subordinate Consultation Period will be deemed to be terminated (except for the purposes of determining whether the DBJPM 2016-SFC Directing Holder or a DBJPM 2016-SFC Controlling Class Certificateholder has the right to appoint the successor special servicer to a DBJPM 2016-SFC Special Servicer that is a borrower related party.

When the certificate balance of the DBJPM 2016-SFC Mortgage Trust Class D Certificates (without regard to the application of appraisal reduction Amounts to notionally reduce the certificate balance of such class of certificates) is less than 25% of the initial certificate balance of such class of certificates, the DBJPM 2016-SFC Directing Holder will have no consent or consultation rights under the DBJPM 2016-SFC Trust and Servicing Agreement except for such rights available to it as a certificateholder and such other rights that are available to it in accordance with the DBJPM 2016-SFC Trust and Servicing Agreement.

Certain decisions to be made with respect to the Westfield San Francisco Centre Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the DBJPM 2016-SFC Trust and Servicing Agreement are expected to require the approval of the DBJPM 2016-SFC Directing Holder.

The “DBJPM 2016-SFC Controlling Class” will be, as of any time of determination, the DBJPM 2016-SFC Mortgage Trust Class D Certificates so long as such class has an outstanding certificate balance (as reduced by any principal payments, realized losses, appraisal reduction amounts and collateral deficiency amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of such class or, if such class does not meet the preceding requirement, there will be no DBJPM 2016-SFC Controlling Class.

A “DBJPM 2016-SFC Controlling Class Certificateholder” will be each holder (or beneficial owner, if applicable) of a certificate of the DBJPM 2016-SFC Controlling Class.

234

Neither the DBJPM 2016-SFC Master Servicer nor the DBJPM 2016-SFC Special Servicer will be permitted to follow any direction or objection provided by the DBJPM 2016-SFC Directing Holder that would require or cause the DBJPM 2016-SFC Master Servicer or the DBJPM 2016-SFC Special Servicer to violate any provision of the Mortgage Loan documents, the Westfield San Francisco Centre Intercreditor Agreement, applicable law or the DBJPM 2016-SFC Trust and Servicing Agreement, including without limitation the DBJPM 2016-SFC Master Servicer’s or the DBJPM 2016-SFC Special Servicer’s obligation to act in accordance with the servicing standard, or expose the DBJPM 2016-SFC Master Servicer, the DBJPM 2016-SFC Special Servicer, the DBJPM 2016-SFC Depositor, the DBJPM 2016-SFC securitization loan sellers, the DBJPM 2016-SFC paying agent, the DBJPM 2016-SFC Certificate Administrator, the DBJPM 2016-SFC Trustee or the DBJPM 2016-SFC Mortgage Trust to liability or materially expand the scope of the DBJPM 2016-SFC Master Servicer’s or the DBJPM 2016-SFC Special Servicer’s responsibilities under the DBJPM 2016-SFC Trust and Servicing Agreement.

Cure Rights

If the Westfield San Francisco Centre Subordinate Companion Loan is no longer included in the DBJPM 2016-SFC Mortgage Trust and there is a monetary default or non-monetary default (in either case, beyond applicable notice and grace periods) with respect to the Westfield San Francisco Centre Whole Loan, then the Westfield San Francisco Centre Subordinate Companion Loan holder will have the right, but not the obligation to: (A) cure such monetary default within 10 business days following the receipt of notice of such default and (B) cure such non-monetary default within 30 days following receipt of notice of such default, provided that under certain circumstances the cure period with respect to a non-monetary default may be extended by an additional 60 days (for a total of up to 90 days). If the Westfield San Francisco Centre Subordinate Companion Loan holder elects to cure a default by way of a payment of money (a “Cure Payment”), the Westfield San Francisco Centre Subordinate Companion Loan holder will be required to make such Cure Payment as directed by the DBJPM 2016-SFC Special Servicer and such Cure Payment will include all costs, expenses, losses, liabilities, obligations, damages, penalties and disbursements imposed on, incurred by or asserted against the issuing entity or the Westfield San Francisco Centre Pari Passu Companion Loan holders related to the default and incurred during the period of time from the expiration of the grace period for such default until such Cure Payment is made or other cure is effected. So long as a default exists that is being cured by the Westfield San Francisco Centre Subordinate Companion Loan holder and the applicable cure period has not expired and the Westfield San Francisco Centre Subordinate Companion Loan holder is permitted to cure under the terms of the Westfield San Francisco Centre Intercreditor Agreement, the default will not be treated as a default or a Westfield Triggering Event of Default (i) for purposes of “—Distributions” above, (ii) for purposes of triggering an acceleration of the Westfield San Francisco Centre Whole Loan, modifying, amending or waiving any provisions or the Mortgage Loan documents or commencing foreclosure proceedings or similar legal proceedings with respect to the Westfield San Francisco Centre Mortgaged Property, or (iii) for purposes of treating the Westfield San Francisco Centre Whole Loan as a specially serviced loan. Notwithstanding anything to the contrary, the Westfield San Francisco Centre Subordinate Companion Loan Holders’ right to cure a default will be limited to 6 Cure Events over the life of the Westfield San Francisco Centre Whole Loan and no single Cure Event may exceed 4 consecutive months. A “Cure Event” means the Westfield San Francisco Centre Subordinate Companion Loan Holders’ exercise of its cure rights whether for 1 month or for consecutive months in the aggregate.

Purchase Option

If the Westfield San Francisco Centre Subordinate Companion Loan is no longer included in the DBJPM 2016-SFC Mortgage Trust and a Westfield Triggering Event of Default has occurred and is continuing, then, upon written notice from the DBJPM 2016-SFC Special Servicer of such occurrence (a “Repurchase Option Notice”), the Note B holder will have the right (and if all of the Westfield San Francisco Centre Subordinate Companion Loan Holders provide such notice, then all of the Westfield San Francisco Centre Subordinate Companion Loan Holders collectively, on a pro rata basis will have such right), prior to any other party, by written notice to the DBJPM 2016-SFC Special Servicer (the “Repurchase Election Notice”) after the occurrence of the Westfield Triggering Event of Default and prior to the earliest date to occur of (a) the cure of the Westfield Triggering Event of Default, (b) the consummation of a foreclosure

235

sale, sale by power of sale or delivery of a deed-in-lieu of foreclosure with respect to the related Mortgaged Property, (c) the modification of the mortgage loan documents in accordance with the DBJPM 2016-SFC Trust and Servicing Agreement and the Westfield San Francisco Centre Intercreditor Agreement, and (d) the date that is 90 days after the related controlling noteholder’s receipt of the Repurchase Option Notice, to purchase the Westfield San Francisco Centre Mortgage Loan and Westfield San Francisco Centre Pari Passu Companion Loans for the applicable purchase price provided in the Westfield San Francisco Centre Intercreditor Agreement on a date not less than five (5) business days nor more than 15 business days after the date of the Repurchase Election Notice, except as described below with respect to a Repurchase Election Notice based on a Notice of Foreclosure/DIL.

The DBJPM 2016-SFC Special Servicer will be required to give the Westfield San Francisco Centre Subordinate Companion Loan Holders five (5) business days’ prior written notice of its intent with respect to any consummation of a foreclosure sale, sale by power of sale or delivery of deed-in-lieu of foreclosure with respect to the related Mortgaged Property (a “Notice of Foreclosure/DIL”). If the DBJPM 2016-SFC Special Servicer intends to accept a deed-in-lieu of foreclosure, it will be required to deliver a Notice of Foreclosure/DIL stating its intent to the Westfield San Francisco Centre Subordinate Companion Loan Holders and the Westfield San Francisco Centre Subordinate Companion Loan Holders will have the option, within 10 business days from receipt of such Notice of Foreclosure/DIL, to deliver a Repurchase Election Notice to the DBJPM 2016-SFC Special Servicer and to consummate the purchase option on a date to occur no later than 30 days from the day it received the Notice of Foreclosure/DIL, provided that such 30 days may be extended at the option of the Westfield San Francisco Centre Subordinate Companion Loan Holders for an additional 30 days upon payment of a $5,000,000 non-refundable cash deposit and provision of evidence satisfactory to the DBJPM 2016-SFC Special Servicer that it is diligently and expeditiously proceeding to consummate its purchase of the Westfield San Francisco Centre Mortgage Loan and the Westfield San Francisco Centre Pari Passu Companion Loans.

Sale of Defaulted Westfield San Francisco Centre Whole Loan

Pursuant to the terms of the Westfield San Francisco Centre Intercreditor Agreement, if the Westfield San Francisco Centre Whole Loan becomes a defaulted mortgage loan, and if the DBJPM 2016-SFC Special Servicer determines to sell the Westfield San Francisco Centre Mortgage Loan and the Westfield San Francisco Centre Companion Loans in accordance with the DBJPM 2016-SFC Trust and Servicing Agreement, then the DBJPM 2016-SFC Special Servicer will have the right and the obligation to sell the Westfield San Francisco Centre Mortgage Loan and the Westfield San Francisco Centre Companion Loans as notes evidencing one whole loan in accordance with the terms of the DBJPM 2016-SFC Trust and Servicing Agreement. In connection with any such sale, the DBJPM 2016-SFC Special Servicer will be required to follow the procedures set forth in the DBJPM 2016-SFC Trust and Servicing Agreement.

Special Servicer Appointment Rights

Pursuant to the Westfield San Francisco Centre Intercreditor Agreement and the DBJPM 2016-SFC Trust and Servicing Agreement, the DBJPM 2016-SFC Directing Holder (prior to a control termination event) or certificateholders with the requisite percentage of voting rights will have the right, with or without cause, to replace the DBJPM 2016-SFC Special Servicer then acting with respect to the Westfield San Francisco Centre Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the Companion Loan Holders.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the 15 largest Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans

236

on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of this prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

JPMorgan Chase Bank, National Association

General

JPMorgan Chase Bank, National Association (“JPMCB”) is a national banking association and wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMCB offers a wide range of banking services to its customers, both domestically and internationally. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency. JPMCB is an affiliate of J.P. Morgan Securities LLC, an underwriter, and of the depositor. Additional information, including the most recent Annual Report on Form 10-K for the year ended December 31, 2015, of JPMorgan Chase & Co., the 2015 Annual Report of JPMorgan Chase & Co., and additional annual, quarterly and current reports filed with or furnished to the SEC by JPMorgan Chase & Co., as they become available, may be obtained without charge by each person to whom this prospectus is delivered upon the written request of any such person to the Office of the Secretary, JPMorgan Chase & Co., 270 Park Avenue, New York, New York 10017 or at the SEC’s website at www.sec.gov. None of the documents that JPMorgan Chase & Co. files with the SEC or any of the information on, or accessible through, the SEC’s website, is part of, or incorporated by reference into, this prospectus.

JPMCB Securitization Program

The following is a description of JPMCB’s commercial mortgage-backed securitization program.

JPMCB underwrites and originates mortgage loans secured by commercial, multifamily and manufactured housing community properties for its securitization program. As sponsor, JPMCB sells the loans it originates or acquires through commercial mortgage-backed securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of December 31, 2015, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $108.7 billion. Of that amount, approximately $95.9 billion has been securitized by the depositor. In its fiscal year ended December 31, 2015, JPMCB originated approximately $11.1 billion of commercial mortgage loans, of which approximately $10.7 billion were securitized by the depositor.

On May 30, 2008, JPMorgan Chase & Co., the parent of JPMCB, merged with The Bear Stearns Companies Inc. As a result of such merger, Bear Stearns Commercial Mortgage, Inc. (“BSCMI”) became a subsidiary of JPMCB. Subsequent to such merger, BSCMI changed its name to J.P. Morgan Commercial Mortgage Inc. Prior to the merger, BSCMI was a sponsor of its own commercial mortgage-backed securitization program. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of November 30, 2007, the total amount of commercial mortgage loans originated by BSCMI was in excess of $60 billion, of which approximately $39 billion has been securitized. Of that amount, approximately $22 billion has been securitized by an affiliate of BSCMI acting as depositor. BSCMI’s annual commercial

237

mortgage loan originations grew from approximately $65 million in 1995 to approximately $1.0 billion in 2000 and to approximately $21.0 billion in 2007. After the merger, only JPMCB continued to be a sponsor of commercial mortgage-backed securitizations.

The commercial mortgage loans originated, co-originated or acquired by JPMCB include both fixed-rate and floating-rate loans and both smaller “conduit” loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates, co-originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, J.P. Morgan Securities LLC, and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

Neither JPMCB nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of JPMCB Mortgage Loans

Overview. JPMCB, in its capacity as the sponsor of the mortgage loans originated or acquired by it (the “JPMCB Mortgage Loans”), has conducted a review of the JPMCB Mortgage Loans in connection with the securitization described in this prospectus. The review of the JPMCB Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of JPMCB, or one or more of JPMCB’s affiliates, or, in certain circumstances, are consultants engaged by JPMCB (the “JPMCB Deal Team”). The review procedures described below were employed with respect to all of the JPMCB Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the JPMCB Deal Team updated its internal origination database of loan-level and property-level information relating to each JPMCB Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by JPMCB during the underwriting process. After origination or acquisition of each JPMCB Mortgage Loan, the JPMCB Deal Team updated the information in the database with respect to such JPMCB Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the JPMCB Deal Team.

A data tape (the “JPMCB Data Tape”) containing detailed information regarding each JPMCB Mortgage Loan was created from the information in the database referred to in the prior paragraph. The JPMCB Data Tape was used by the JPMCB Deal Team to provide the numerical information regarding the JPMCB Mortgage Loans in this prospectus.

238

Data Comparison and Recalculation. JPMCB engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by JPMCB relating to information in this prospectus regarding the JPMCB Mortgage Loans. These procedures included:

•	comparing the information in the JPMCB Data Tape against various source documents provided by JPMCB that are described above under “—Database”;

•	comparing numerical information regarding the JPMCB Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the JPMCB Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the JPMCB Mortgage Loans disclosed in this prospectus.

Legal Review. JPMCB engaged various law firms to conduct certain legal reviews of the JPMCB Mortgage Loans to assist in the preparation of the disclosure in this prospectus. In anticipation of a securitization of each JPMCB Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from material provisions of JPMCB’s standard form loan documents. In addition, origination counsel for each JPMCB Mortgage Loan reviewed JPMCB’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties set forth on Annex D-2.

Securitization counsel was also engaged to assist in the review of the JPMCB Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain JPMCB Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the JPMCB Mortgage Loans prepared by origination counsel, and (iii) a review of due diligence questionnaires completed by the JPMCB Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each JPMCB Mortgage Loan for compliance with the REMIC provisions.

Origination counsel and securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in Annex A-1, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by JPMCB, with respect to any pending litigation that existed at the origination of any JPMCB Mortgage Loan that is material and not covered by insurance, JPMCB requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. JPMCB confirmed with the related servicer that there has not been recent material casualty to any improvements located on real property that serves as collateral for JPMCB Mortgage Loans. In addition, if JPMCB became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a JPMCB Mortgage Loan, JPMCB obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The JPMCB Deal Team also consulted with JPMCB personnel responsible for the origination of the JPMCB Mortgage Loans to confirm that the JPMCB Mortgage Loans were originated or acquired in compliance with the origination and underwriting criteria described below under “—JPMCB’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Findings and Conclusions. Based on the foregoing review procedures, JPMCB determined that the disclosure regarding the JPMCB Mortgage Loans in this prospectus is accurate in all material respects. JPMCB also determined that the JPMCB Mortgage Loans were originated or acquired in accordance with JPMCB’s origination procedures and underwriting criteria, except as described under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”. JPMCB attributes to itself all findings and conclusions resulting from the foregoing review procedures.

239

Review Procedures in the Event of a Mortgage Loan Substitution. JPMCB will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with material breach of a representation or warranty or a material document defect. JPMCB, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (the “JPMCB’s Qualification Criteria”). JPMCB will engage a third party accounting firm to compare the JPMCB’s Qualification Criteria against the underlying source documentation to verify the accuracy of the review by JPMCB and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by JPMCB to render any tax opinion required in connection with the substitution.

JPMCB’s Underwriting Guidelines and Processes

General. JPMCB has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. All of the mortgage loans sold to the issuing entity by JPMCB were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by JPMCB at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The mortgage loans to be included in the issuing entity were originated or acquired by JPMCB generally in accordance with the commercial mortgage-backed securitization program of JPMCB. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Notwithstanding the discussion below, given the differences between individual commercial Mortgaged Properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. However, except as described in the exceptions to the underwriting guidelines (see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”), the underwriting of the JPMCB Mortgage Loans will conform to the general guidelines described below.

Property Analysis. JPMCB performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. JPMCB assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, JPMCB evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. JPMCB reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Information”.

Loan Approval. All mortgage loans originated by JPMCB require preliminary and final approval by a loan credit committee which includes senior executives of JPMCB. Prior to delivering a term sheet to a prospective loan sponsor, the JPMCB origination team will submit a preliminary underwriting package to the preliminary CMBS underwriting committee. For loans under $30.0 million, approval by two committee members is required prior to sending a term sheet to the loan sponsor. For loans over $30.0 million unanimous committee approval is required prior to sending the term sheet to the loan sponsor. Prior to funding the loan, after all due diligence has been completed, a loan will then be reviewed by the CMBS underwriting committee and approval by the committee must be unanimous. The CMBS underwriting committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

240

Debt Service Coverage Ratio and LTV Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by JPMCB and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool—Additional Information” and Annex A-1. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and LTV Ratio. For each Mortgaged Property, JPMCB obtains a current (within 6 months of the origination date of the mortgage loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, appraisals may reflect both “as-stabilized”, “as-complete” and “as-is” values. The “as-stabilized” or “as-complete value” may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies. JPMCB then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value or values set forth in the appraisal and relevant loan structure.

Evaluation of Borrower. JPMCB evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. JPMCB evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, JPMCB either (i) obtains or updates an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, JPMCB reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, JPMCB either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan,

241

(C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Physical Assessment Report. Prior to origination, JPMCB obtains a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. JPMCB reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, JPMCB generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, JPMCB may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy. The borrower is required to provide, and JPMCB reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and JPMCB reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as JPMCB may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. JPMCB generally requires borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts, however, it may waive certain of those requirements on a case by case basis based on the Escrow/Reserve Mitigating Circumstances described below. In addition, JPMCB may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured

242

for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by JPMCB. The typical required escrows for mortgage loans originated by JPMCB are as follows:

•	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide JPMCB with sufficient funds to satisfy all taxes and assessments. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or JPMCB may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.

•	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide JPMCB with sufficient funds to pay all insurance premiums. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

•	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

•	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.

•	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.

•	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the

243

environmental report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

JPMCB may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) JPMCB’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) JPMCB has structured springing escrows that arise for identified risks, (v) JPMCB has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) JPMCB believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—JPMCB’s Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by JPMCB may vary from, or may not comply with, JPMCB’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by JPMCB, JPMCB may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions to JPMCB’s Disclosed Underwriting Guidelines

We have disclosed generally our underwriting guidelines with respect to the mortgage loans. However, one or more of JPMCB’s mortgage loans may vary from the specific JPMCB underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of JPMCB’s mortgage loans, JPMCB may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, we may have made exceptions and the underwriting of a particular mortgage loan did not comply with all aspects of the disclosed criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Compliance with Rule 15Ga-1 under the Exchange Act

The depositor’s most recently filed Form ABS-15G, which includes information related to JPMCB, was filed with the SEC on August 15, 2016. JPMCB’s most recently filed Form ABS-15G was filed with the SEC on February 10, 2016. The Central Index Key (or CIK) numbers of the depositor and JPMCB are set forth on the cover of this prospectus. With respect to the period from and including July 1, 2013 to and including June 30, 2016, JPMCB has the following activity to report as required by Rule 15Ga-1 under the Exchange Act (“Rule 15Ga-1”) with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

244

Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand(1)			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute(1)			Demand Withdrawn			Demand Rejected
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class – Commercial Mortgages(1)
J.P. Morgan Chase Commercial Mortgage Securities Trust 2008-C2 (CIK# 0001432823)	X	JPMorgan Chase Bank, N.A.	29	662,438,813	56.8	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	0.00	0.00	0	0.00	0.00
J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-CIBC4 (CIK # 0001171484)	X	JPMorgan Chase Bank, N.A.	76	525,155,277	65.7	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	0.00	0.00
		CIBC Inc.	45	273,759,019	34.3	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

(1)	This column does not include any previously-reported repurchase request or demand for which there has been no change in reporting status during this reporting period from the status previously reported.

Retained Interests in This Securitization.

As of the date hereof, neither JPMCB nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, JPMCB or its affiliates may retain on the Closing Date or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—JPMorgan Chase Bank, National Association” has been provided by JPMCB.

German American Capital Corporation

General

German American Capital Corporation, a Maryland corporation (“GACC”), is a sponsor and a mortgage loan seller in this securitization transaction. Except with respect to (i) the 10 Hudson Yards Whole Loan, which was co-originated by DBNY and Goldman Sachs Mortgage Company and (ii) the CCRE Mortgage Loans (as defined below), GACC or an affiliate of GACC originated (either directly or, in some cases, through table funding arrangements) all of the GACC Mortgage Loans in this transaction. GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation, and GACC is an affiliate of Deutsche Bank Securities Inc., an Underwriter. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005.

The GACC Mortgage Loans secured by the Mortgaged Properties identified as “Sorrento Pines” and “ACG Manufactured Housing Portfolio II” on Annex A-1 (collectively, the “CCRE Mortgage Loans”), representing in the aggregate approximately 2.2% of the Initial Pool Balance, were originated by Cantor Commercial Real Estate (“CCRE”) and acquired by GACC. The CCRE Mortgage Loans were reunderwritten by GACC in accordance with the underwriting criteria described under “—DB Originator’s Underwriting Guidelines and Processes” below, subject to any exceptions, if any identified under “—Exceptions”.

GACC is engaged in the origination of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination into a commercial mortgage backed securities primary issuance securitization or through a sale of whole loan interests to third party investors. GACC originates loans primarily for securitization; however, GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

GACC originates loans and aggregates and warehouses the loans pending sale via a CMBS securitization.

Pursuant to certain interim servicing agreements between GACC and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National

245

Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, thirteen (13) of the Mortgage Loans to be contributed to this securitization by GACC, representing approximately 30.5% of the Initial Pool Balance.

Pursuant to certain interim servicing agreements between GACC and/or certain of its affiliates, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, four (4) of the Mortgage Loans to be contributed to this securitization by GACC, representing approximately 14.9% of the Initial Pool Balance.

Pursuant to certain interim servicing agreements between GACC and certain of its affiliates, on the one hand, and KeyBank, National Association, on the other hand, KeyBank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, one (1) of the Mortgage Loans to be contributed to this securitization by GACC, representing approximately 0.7% of the Initial Pool Balance.

GACC’s Securitization Program

GACC has been engaged as an originator and seller/contributor of loans into CMBS securitizations for more than ten years.

GACC has been a seller of loans into securitization programs including (i) the “COMM” program, in which its affiliate Deutsche Mortgage & Asset Receiving Corporation (“DMARC”) is the depositor, (ii) the “CD” program in which DMARC was the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., and (iii) programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

Under the COMM name, GACC has had two primary securitization programs, the “COMM FL” program, into which large floating rate commercial mortgage loans were securitized, and the “COMM Conduit/Fusion” program, into which both fixed rate conduit loans and large loans were securitized.

GACC originates both fixed rate and floating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties. The total amount of loans securitized by GACC from October 1, 2010 through August 31, 2016 is approximately $49.390 billion.

GACC has purchased loans for securitization in the past and it may elect to purchase loans for securitization in the future. In the event GACC purchases loans for securitization, GACC will either reunderwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters or initial purchasers, GACC works with NRSROs, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and NRSRO criteria.

For the most part, GACC relies on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the NRSROs. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC has servicing arrangements is conducted under the purview of loan underwriting personnel.

Pursuant to a MLPA, GACC will make certain representations and warranties, subject to certain exceptions set forth therein (and in Annex E-2), to the Depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the Depositor (the “GACC Mortgage Loans”) and,

246

in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject GACC Mortgage Loans or such other standard as is described in the related MLPA, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. The Depositor will assign its rights under each MLPA to the issuing entity. In addition, GACC has agreed to indemnify the Depositor, the Underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates. See “Pooling and Servicing Agreement—Assignment of the Mortgage Loans”.

Review of GACC Mortgage Loans

Overview. GACC, in its capacity as the sponsor of the GACC Mortgage Loans, has conducted a review of the GACC Mortgage Loans in connection with the securitization described in this prospectus. GACC determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the GACC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GACC’s affiliates (the “GACC Deal Team”). The review procedures described below were employed with respect to all of the GACC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the GACC Deal Team created a data tape (the “GACC Data Tape”) containing detailed loan-level and property-level information regarding each GACC Mortgage Loan. The GACC Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the DB Originators during the underwriting process. After origination of each GACC Mortgage Loan, the GACC Deal Team updated the information in the GACC Data Tape with respect to the GACC Mortgage Loan based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GACC Deal Team. The GACC Data Tape was used by the GACC Deal Team to provide the numerical information regarding the GACC Mortgage Loans in this prospectus.

With respect to the Westfield San Francisco Centre Mortgage Loan, which was co-originated by GACC and JPMCB, the JPMCB Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus. The Westfield San Francisco Centre Mortgage Loan is not a GACC Mortgage Loan.

Data Comparison and Recalculation. GACC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GACC relating to information in this prospectus regarding the GACC Mortgage Loans. These procedures included:

•	comparing the information in the GACC Data Tape against various source documents provided by GACC that are described above under “—Review of GACC Mortgage Loans—Data Tape”;

•	comparing numerical information regarding the GACC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GACC Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the GACC Mortgage Loans disclosed in this prospectus.

Legal Review. GACC engaged various law firms to conduct certain legal reviews of the GACC Mortgage Loans for disclosure in this prospectus. In anticipation of securitization of each GACC Mortgage Loan originated by GACC, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from GACC’s standard form loan documents. In addition, origination counsel for each GACC Mortgage Loan reviewed GACC’s representations and warranties set forth on

247

Annex E-1 and, if applicable, identified exceptions to those representations and warranties set forth on Annex E-2.

Securitization counsel was also engaged to assist in the review of the GACC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan documents with respect to certain of the GACC Mortgage Loans that deviate materially from GACC’s standard form document, (ii) a review of the loan summaries referred to above relating to the GACC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each GACC Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each GACC Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions of the Code.

GACC prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the GACC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GACC Mortgage Loans included in the next 10 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex C.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GACC Mortgage Loan, GACC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each GACC Mortgage Loan, GACC, together with origination counsel, conducted a search with respect to each borrower under the related GACC Mortgage Loan to determine whether it filed for bankruptcy. If GACC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GACC Mortgage Loan, GACC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the GACC Mortgage Loans originated by a DB Originator, the GACC Deal Team also consulted with the applicable GACC Mortgage Loan origination team to confirm that the GACC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—DB Originator’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to GACC’s Disclosed Underwriting Guidelines and Processes” below.

Findings and Conclusions. Based on the foregoing review procedures, GACC determined that the disclosure regarding the GACC Mortgage Loans in this prospectus is accurate in all material respects. GACC also determined that the GACC Mortgage Loans were originated (or acquired and reunderwritten) in accordance with GACC’s origination procedures and underwriting criteria, except as described below under “—Exceptions to GACC’ Disclosed Underwriting Guidelines and Processes”. GACC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

DB Originator’s Underwriting Guidelines and Processes.

General. GACC and Deutsche Bank AG, New York Branch are each an originator and are affiliated with each other and with Deutsche Bank Securities Inc., one of the underwriters. GACC and Deutsche Bank AG, New York Branch are referred to as the “DB Originators” in this prospectus. Each DB Originator originates loans located in the United States that are secured by retail, multifamily, office, hotel and industrial/warehouse properties. All of the mortgage loans originated by a DB Originator generally are originated in accordance with the underwriting criteria described below. The CCRE Mortgage Loans, while originated by CCRE, were reunderwritten by GACC in accordance with the underwriting criteria described under this section, subject to any exceptions, if any identified under “—Exceptions”. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and there is no assurance that every mortgage loan will conform in all respects with the guidelines.

248

Loan Analysis. In connection with the origination of mortgage loans, the applicable DB Originator conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls, sales where applicable and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public records searches. A member of the applicable DB Originator underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s sub-market and the utility of the mortgaged property within the sub-market. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

Cash Flow Analysis. The applicable DB Originator reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Information” in this prospectus.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by the applicable DB Originator and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” and Annex A-1 and Annex A-3. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal obtained in accordance with the guidelines described under “—Appraised and Loan-to-Value Ratio” below. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the applicable DB Originator obtains (or, in connection with GACC’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and GACC relies upon) a current (within 6 months of the origination date of the mortgage loan) comprehensive narrative appraisal conforming to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”) and Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisal is based on the “as-is” market value of the Mortgaged Property as of the date of value in its then-current condition, and in accordance with the Mortgaged Property’s highest and best use as determined within the appraisal. In certain cases, the applicable DB Originator may also obtain prospective or hypothetical values on an “as-stabilized”, “as complete” and/or “hypothetical as-is” basis, reflecting stipulated assumptions including, but not limited to, leasing, occupancy, income normalization, construction, renovation, restoration and/or repairs at the Mortgaged Property. The applicable DB Originator then determines the loan-to-value ratio of the mortgage loan for

249

origination or, if applicable, in connection with its acquisition of the mortgage loan, in each case based on the value and effective value dates set forth in the appraisal. In connection with GACC’s acquisition and reunderwriting of a mortgage loan, GACC relies upon the appraisal(s) obtained by the related originator. Such appraisal(s) may reflect a value for a particular Mortgaged Property that varies from a GACC opinion of value. The information in this prospectus regarding such acquired mortgage loans, including, but not limited to, appraised values and loan-to-value ratios, reflects the information contained in such originator’s appraisal. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios of such acquired mortgage loans would not be different if a DB Originator had originated such mortgage loans. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus.

Evaluation of Borrower. The applicable DB Originator evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. The applicable DB Originator evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, the applicable DB Originator either (i) obtains or updates (or, in connection with GACC’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and GACC relies upon) an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains (or, in connection with GACC’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and GACC relies upon) an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, the applicable DB Originator reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the applicable DB Originator either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Insurance Considerations”.

Physical Assessment Report. Prior to origination, the applicable DB Originator obtains (or, in connection with GACC’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and GACC relies upon) a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. The applicable DB Originator reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the applicable DB Originator generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not

250

more than twelve months. In certain instances, the applicable DB Originator may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy. The borrower is required to provide, and the applicable DB Originator reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and the applicable DB Originator reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the applicable DB Originator may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. The applicable DB Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, the applicable DB Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by a DB Originator. The typical required escrows for mortgage loans originated by a DB Originator are as follows:

•	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the applicable DB Originator with sufficient funds to satisfy all taxes and assessments. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or the applicable DB Originator may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.

•	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide the applicable DB Originator with sufficient funds to pay all insurance premiums. The applicable DB Originator may waive this

251

escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

•	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

•	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.

•	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.

•	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

The applicable DB Originator may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) the applicable DB Originator’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) the applicable DB Originator has structured springing escrows that arise for identified risks, (v) the applicable DB Originator has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) the applicable DB Originator believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

252

Notwithstanding the foregoing discussion under this caption “—DB Originator’s Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by GACC may vary from, or may not comply with, the applicable DB Originator’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by GACC, the applicable DB Originator may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions.

Other than as set forth below, the GACC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

With respect to one (1) Mortgaged Property identified as “Westin Memphis” on Annex A-1, securing one (1) Mortgage Loan representing approximately 3.6% of the Initial Pool Balance, until the completion of a “PIP”, the borrower is not required to make monthly FF&E reserve deposits in comparison to a monthly replacement reserve deposit of 4.0% of gross revenue as provided for in GACC’s underwriting guidelines for hotel properties. However, GACC’s decision to include the Mortgage Loan in the transaction was based on the borrower having the ability to draw from the $3,000,000 PIP reserve established at loan origination for any anticipated costs associated with FF&E. The sponsor does not anticipate a PIP to commence until 2018 and will be required to replenish the PIP reserve in the event funds are used for FF&E.

With respect to one (1) Mortgaged Property identified as “Homewood Suites Troy” on Annex A-1, securing one (1) Mortgage Loan representing approximately 1.4% of the Initial Pool Balance, the Cut-off Date LTV ratio is 71.3% in comparison to an LTV of 70.0% provided for in GACC’s underwriting guidelines for hotel properties. GACC’s decision to include the Mortgage Loan in the transaction was based on was based on the Mortgaged Property having an UW NCF DSCR of 1.83x in comparison to a DSCR of 1.50x provided for in GACC’s underwriting guidelines for hotel properties. In addition, the appraisal determined an “as-complete” value of $24,400,000 as of August 10, 2017, which assumes completion of a PIP that would be required under any new or renewal franchise agreement. Based on the “as-complete” value of $24,400,000, the Cut-off Date LTV ratio is 65.5%. At loan origination, the lender reserved $1,500,000 into a PIP reserve account to be used for a future PIP, which is expected to occur before May 1, 2023.

Compliance with Rule 15Ga-1 under the Exchange Act.

GACC most recently filed a Form ABS-15G with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 11, 2016. GACC’s “Central Index Key” number is 0001541294. With respect to the period from and including July 1, 2013 to and including June 30, 2016, GACC did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization.

As of the date hereof, neither GACC nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, GACC and/or its affiliates may retain on the Closing Date or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—German American Capital Corporation” has been provided by GACC.

The Depositor

J.P. Morgan Chase Commercial Mortgage Securities Corp., the depositor, is a Delaware corporation organized on September 19, 1994. The depositor is a wholly-owned subsidiary of JPMCB. The depositor maintains its principal office at 383 Madison Avenue, 31st Floor, New York, New York 10179. Its telephone number is (212) 834-5467. The depositor does not have, nor is it expected in the future to have, any

253

significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities law liabilities, and (v) signing or contracting with the master servicer, signing any Annual Report on Form 10-K, including the certification required under the Sarbanes-Oxley Act, and any Distribution Reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity. The depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the mortgage loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, JPMDB Commercial Mortgage Securities Trust 2016-C4, will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “―The Trustee”, “―The Certificate Administrator”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or

254

board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements”.

The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M&T Bank, National Association) will act as trustee on behalf of the Certificateholders pursuant to the PSA. WTNA is a national banking association with trust powers incorporated in 1995. WTNA’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of June 30, 2016, WTNA served as trustee on over 1,500 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $140 billion, of which approximately 176 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $114 billion.

The parties to this transaction may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee.

The information set forth under this sub-heading has been provided by WTNA. None of the depositor, the underwriter or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: (1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, (2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, (3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and (4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances”.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s

255

removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

The Certificate Administrator

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as the certificate administrator and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.9 trillion in assets and approximately 268,000 employees as of June 30, 2016, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The transaction parties may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and related distributions to certificateholders and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC on behalf of the trust and to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of June 30, 2016, Wells Fargo Bank was acting as securities administrator with respect to more than $400 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant and subject to the PSA (and is acting as custodian of the mortgage loan file (other than the Mortgage Note with respect to the related mortgage loan for any Non-Serviced Whole Loan under the related Non-Serviced PSA). In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of June 30, 2016, Wells Fargo Bank was acting as custodian of more than 200,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor, and one or more of those mortgage loans may be included in the trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For two CMBS transactions in its portfolio, Wells Fargo Bank disclosed material noncompliance on its 2015 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB to the required recipients. For one CMBS transaction, the material noncompliance was an administrative error that caused an overpayment to a certain class and a correlating underpayment to a certain class. The affected distribution was revised the same month to correct the error. For the other CMBS transaction, distributions for one month were paid one day late as a result of human error.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, in its capacity as trustee under 276 residential mortgage backed securities (“RMBS”) trusts, which was later amended on July 18, 2014, to

256

increase the number of trusts to 284 RMBS trusts. On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice. That same day, a group of institutional investors filed a civil complaint in the United States District Court for the Southern District of New York (the “District Court”) against Wells Fargo Bank, alleging claims against Wells Fargo Bank, in its capacity as trustee under 274 RMBS trusts (the “Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted. As with the prior state court action, the Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank National Trust Company, Citibank N.A., HSBC Bank USA, Bank of New York Mellon and U.S. Bank National Association) by a group of institutional investor plaintiffs. The Complaint against Wells Fargo Bank alleges the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s alleged failure to (i) enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default purportedly caused by breaches by mortgage loan servicers, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses and equitable relief. Other cases alleging similar causes of action have been filed against Wells Fargo Bank and other trustees in the same court by RMBS investors, and these cases have been consolidated before the same judge in these and other transactions. On January 19, 2016, an order was entered in connection with the Complaint in which the District Court declined to exercise jurisdiction over 261 RMBS trusts in the Compliant, the District Court also allowed all plaintiffs to file amended complaints if they so chose, and three amended complaints have been filed.

There can be no assurances as to the outcome of the litigation, or the possible impact of the litigation on Wells Fargo Bank or the RMBS trusts. However, Wells Fargo Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

Except as set forth herein with respect to Wells Fargo Bank, National Association as master servicer, neither Wells Fargo Bank nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this sub-heading “—The Trustee and Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the trustee, the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

The Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo”) will act as the master servicer for all of the Mortgage Loans to be deposited into the trust fund and as primary servicer for the Serviced Companion Loans (in such capacity, the “Master Servicer”). Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. Wells Fargo is also (i) the certificate administrator, custodian, certificate registrar and 17g-5 information provider under the PSA, (ii) the master servicer, special servicer, certificate administrator, custodian, certificate registrar and 17g-5 information provider under the JPMCC 2016-NINE Trust and Servicing Agreement, pursuant to which the 9 West 57th Street Whole Loan is serviced, (iii) the

257

master servicer, certificate administrator and custodian under the Hudson Yards 2016-10HY Trust and Servicing Agreement, pursuant to which the 10 Hudson Yards Whole Loan is serviced, (iv) the trustee, certificate administrator, custodian, certificate registrar and 17g-5 information provider under the JPMCC 2016-JP3 Pooling and Servicing Agreement, pursuant to which the Salesforce Tower Whole Loan and the 1 Kaiser Plaza Whole Loan are serviced, (v) the trustee, certificate administrator and custodian under the DBJPM 2016-C3 Pooling and Servicing Agreement, pursuant to which the 693 Fifth Avenue Whole Loan is serviced and (vi) the master servicer under the DBJPM 2016-SFC Trust and Servicing Agreement, pursuant to which the Westfield San Francisco Centre Whole Loan is serviced. On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company. On March 20, 2010, Wachovia merged with and into Wells Fargo. Like Wells Fargo, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo and Wachovia integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo managers and legacy Wachovia managers.

The principal west coast commercial mortgage master servicing offices of Wells Fargo are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo are located at MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2013	As of 12/31/2014	As of 12/31/2015	As of 9/30/2016
By Approximate Number:	33,391	33,605	32,716	31,569
By Approximate Aggregate Unpaid Principal Balance (in billions):	$437.49	$475.39	$503.34	$504.43

Within this portfolio, as of September 30, 2016, are approximately 22,345 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $394.3 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo’s servicing portfolio, as of September 30, 2016, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties. Also included in the above portfolio are commercial mortgage loans that Wells Fargo services in Europe through its London Branch. Wells Fargo has been servicing commercial mortgage loans in Europe through its London Branch for more than ten years. Through affiliated entities formerly known as Wachovia Bank, N.A., London Branch and Wachovia Bank International, and as a result of its acquisition of commercial mortgage servicing rights from Hypothekenbank Frankfurt AG, formerly Eurohypo AG, in 2013, it has serviced loans secured by properties in Germany, Ireland, the Netherlands, and the UK. As of September 30, 2016, its European third party servicing portfolio, which is included in the above table, is approximately $1.4 billion.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

258

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2013	$ 346,011,017,466	$ 2,158,219,403	0.62%
Calendar Year 2014	$ 377,947,659,331	$ 1,750,352,607	0.46%
Calendar Year 2015	$ 401,673,056,650	$ 1,600,995,208	0.40%
YTD Q3 2016	$ 383,266,887,450	$ 904,827,872	0.24%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo has acted as a special servicer of securitized commercial and multifamily mortgage loans in excess of five years, including European loans as a result of the aforementioned acquisition of commercial mortgage servicing rights from Hypothekenbank Frankfurt AG. Wells Fargo’s special servicing system includes McCracken Financial Solutions Corp.’s Strategy CS software.

The table below sets forth information about Wells Fargo’s portfolio of specially serviced commercial and multifamily mortgage loans as of the dates indicated:

CMBS Pools	As of 12/31/2013	As of 12/31/2014	As of 12/31/2015	As of 9/30/2016
By Approximate Number	98	112	124	145
Named Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance (in billions)(1)	$60.1	$67.4	$86.0	$103.0
Actively Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance (2)	$1,047,414,628	$520,064,655	$181,704,308	$94,055,432

(1)	Includes all loans in Wells Fargo’s portfolio for which Wells Fargo is the named special servicer, regardless of whether such loans are, as of the specified date, specially-serviced loans.

(2)	Includes only those loans in the portfolio that, as of the specified date, are specially-serviced loans.

The properties securing loans in Wells Fargo’s special servicing portfolio may include retail, office, multifamily, industrial, hospitality and other types of income-producing property. As a result, such properties, depending on their location and/or other specific circumstances, may compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

Wells Fargo has developed strategies and procedures as special servicer for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the underlying loan documents) to maximize the value from the assets for the benefit of certificate holders. Wells Fargo’s strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard, the underlying loan documents and applicable law, rule and regulation.

Wells Fargo is rated by Fitch, S&P and Morningstar as a primary servicer, a master servicer and a special servicer of commercial mortgage loans. Wells Fargo’s servicer ratings by each of these agencies are outlined below:

259

US Servicer Ratings	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer	CSS2	Above Average	MOR CS2

UK Servicer Ratings	Fitch	S&P
Primary Servicer:	CPS2	Average
Special Servicer	CSS3	Average

The long-term issuer ratings of Wells Fargo are rated “AA-” by S&P, “Aa2” by Moody’s and “AA” by Fitch. The short-term issuer ratings of Wells Fargo are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the master servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies. Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo has entered into contracts with third-party vendors for the following functions:

•	provision of Strategy and Strategy CS software;

•	tracking and reporting of flood zone changes;

•	abstracting of leasing consent requirements contained in loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

•	Uniform Commercial Code searches and filings.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loans. Wells Fargo monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo on the Mortgage Loans and the Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this preliminary prospectus. On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

260

Wells Fargo (in its capacity as the master servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, the Serviced Companion Loans or otherwise. To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The master servicer will enter into one or more agreements with the mortgage loan sellers to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans and/or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans and Serviced Companion Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and GACC or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by GACC or those affiliates from time to time, which may include, prior to their inclusion in the Issuing Entity, some or all of the GACC Mortgage Loans.

Pursuant to the terms of the PSA, Wells Fargo will be entitled to retain a portion of the Servicing Fee equal to the amount by which the Servicing Fee exceeds the sum of (1) the fee payable to any initial subservicer as a primary servicing fee and (ii) a master servicing fee at a per annum rate of 0.0025% with respect to each Mortgage Loan and, to the extent provided for in the related Intercreditor Agreement, each Serviced Companion Loan notwithstanding any termination or resignation of Wells Fargo as master servicer. In addition, Wells Fargo will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

Neither Wells Fargo nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization other than as set forth above. However, Wells Fargo or its affiliates may retain certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The Special Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”) is expected to initially be appointed to act as the special servicer under the PSA. In such capacity, Midland will be responsible for the servicing and administration of the Specially Serviced Loans and serviced REO Properties, and in certain circumstances will be responsible for reviewing, evaluating and providing or withholding consent and processing all major decisions and performing certain enforcement actions relating to non-Specially Serviced Loans pursuant to the PSA. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and

261

multifamily mortgage-backed securities (“CMMBS”) by S&P Global Ratings, Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Morningstar Credit Ratings, LLC. Midland has received the highest rankings as a master and primary servicer of real estate assets under U.S. CMMBS transactions from S&P Global Ratings Services, Fitch Ratings, Inc. and Morningstar Credit Ratings, LLC and the highest rankings as a special servicer of real estate assets under U.S. CMMBS transactions from S&P Global Ratings Services and Morningstar Credit Ratings, LLC. For each category, S&P Global Ratings Services ranks Midland as “Strong” and Morningstar Credit Ratings, LLC ranks Midland as “CS1”. Fitch Ratings, Inc. ranks Midland as “1” for master servicer and primary servicer, and “2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore, Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or the Serviced Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default or servicer termination event as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

As of September 30, 2016, Midland was master and/or primary servicing approximately 28,725 commercial and multifamily mortgage loans with a principal balance of approximately $385 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 9,634 of such loans, with a total principal balance of approximately $144 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income producing properties.

Midland has been servicing commercial and multifamily loans and leases in CMMBS and other servicing transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2013 to 2015.

262

Portfolio Size – Master/Primary	Calendar Year End (Approximate amounts in billions)
	2013	2014	2015
CMBS	$141	$157	$149
Other	$167	$179	$255
Total	$308	$336	$404

As of September 30, 2016, Midland was named the special servicer in approximately 237 commercial mortgage backed securities transactions with an aggregate outstanding principal balance of approximately $116 billion. With respect to such transactions as of such date, Midland was administering approximately 75 assets with an outstanding principal balance of approximately $596 million.

Midland has acted as a special servicer for commercial and multifamily loans and leases in CMMBS and other servicing transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMMBS and other servicing transactions from 2013 to 2015.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2013	2014	2015
Total	$70	$85	$110

Midland may enter into one or more arrangements with the directing certificateholder, holders of controlling class certificates or any person with the right to appoint or remove and replace the special servicer to provide for a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the PSA or any related co-lender agreement and the limitations on such person’s right to remove the special servicer.

PNC Bank, National Association and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank, National Association and its affiliates by a third party vendor which differ from those offered to the issuing entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank, National Association or its affiliates other than the Midland division.

From time to time, Midland and/or its affiliates may purchase or sell securities, including CMBS certificates. Midland and/or its affiliates may review this prospectus and purchase or sell certificates issued in this offering, including in the secondary market.

As of June 30, 2016, an affiliate of Midland owns approximately 21.2% voting interest in BlackRock Inc., an affiliate of BlackRock Realty Advisors, Inc., and has certain rights under a shareholder agreement with respect to corporate governance, including membership on the board of directors. BlackRock Realty Advisors, Inc., as agent for its managed account, is expected to purchase the Class E, Class F and Class NR certificates (and may purchase certain other classes of certificates), to be appointed as the initial Directing Certificateholder with respect to each mortgage loan (other than (i) any Non-Serviced Mortgage Loan, (ii) any Servicing Shift Mortgage Loan, and (iii) any Excluded Loan) and to appoint Midland as special servicer. Midland also assisted BlackRock Realty Advisors, Inc. (or its affiliate) with due diligence relating to the Mortgage Loans to be included in the mortgage pool.

Under the JPMCC 2016-JP3 Pooling and Servicing Agreement, Midland is also the JPMCC 2016-JP3 Master Servicer of the Salesforce Tower Whole Loan and the 1 Kaiser Plaza Whole Loan.

Under the DBJPM 2016-C3 Pooling and Servicing Agreement, Midland is also the DBJPM 2016-C3 Master Servicer and DBJPM 2016-C3 Special Servicer of the 693 Fifth Avenue Whole Loan.

263

Under the COMM 2016-COR1 PSA, Midland is the initial COMM 2016-COR1 Master Servicer and initial COMM 2016-COR1 Special Servicer of the Starbucks Center Whole Loan until the Closing Date of this transaction.

The PNC Center Mortgage Loan and any related REO Property will be serviced and administered by Midland Loan Services, a Division of PNC Bank, National Association, as the special servicer, pursuant to the PSA. PNC Bank, National Association is currently the largest tenant at the Mortgaged Property securing the PNC Center Mortgage Loan. See Annex A-1.

Pursuant to certain interim servicing agreements between GACC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain GACC Mortgage Loans, including, prior to their inclusion in the issuing entity.

The foregoing information regarding Midland under this heading “Transaction Parties—The Special Servicer” has been provided by Midland.

The special servicer’s role and responsibilities are set forth in this prospectus under “Pooling and Servicing Agreement”. The special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the related Serviced Companion Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans and the related Serviced Companion Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC (“Pentalpha Surveillance”), a Delaware limited liability company, will act as the operating advisor under the PSA with respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) and Serviced Whole Loan (other than each Servicing Shift Whole Loan). The operating advisor will have certain review and consultation duties with respect to activities of the special servicer. Pentalpha Surveillance will also be serving as the asset representations reviewer under the PSA. The asset representations reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans.

The principal offices of Pentalpha Surveillance are located at Amherst, New York and Greenwich, Connecticut. Pentalpha Surveillance is privately held (founded in 2005) and is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.

Pentalpha Surveillance maintains proprietary compliance checking software and a team of industry operations veterans dedicated to independently investigating and resolving loan origination and servicing flaws. This includes, but is not limited to, collections optimization, representation and warranty settlements, derivative contract errors and transaction party disputes. Loans collateralized by commercial and residential real estate debt represent the majority of its focus. More than $500 billion of residential, commercial and other income producing loans have been boarded to the Pentalpha Surveillance system in connection with the services provided by the Pentalpha group of companies.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors as well as agencies of the U.S. Government. As of September 30, 2016,

264

Pentalpha Surveillance has acted as operating advisor or trust advisor in approximately 95 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $102 billion since October 2010. As of September 30, 2016, Pentalpha Surveillance has acted as asset representations reviewer in fourteen (14) commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $13 billion. Pentalpha Surveillance has not been operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the operating advisor as the sole or a material factor in such rating action.

Pentalpha Surveillance also has been engaged as an independent representation and warranty reviewer on numerous residential mortgage-backed securitizations across multiple issuer platforms. In that role, Pentalpha Surveillance has been integrally involved in the design and development of specific operational protocols and testing methodologies in connection with the breach review process related to representations and warranties. In addition, Pentalpha Surveillance has been a leader in the concept, design and implementation of the asset representations reviewer role in commercial mortgage-backed securitizations both during its consideration and after its adoption by the Securities and Exchange Commission in September 2014.

Pentalpha Surveillance is not an affiliate of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the trustee, the certificate administrator, the master servicer, the special servicer, the Directing Certificateholder, any “originators” (within the meaning of Item 1110 of Regulation AB) or any “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the trust.

Pentalpha Surveillance does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

From time to time, Pentalpha Surveillance may be a party to lawsuits and other legal proceedings arising in the ordinary course of business. However, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Pentalpha Surveillance or of which any of its property is the subject, that would have a material adverse effect on Pentalpha Surveillance’s business or its ability to serve as operating advisor or asset representations reviewer pursuant to the PSA or that is material to the holders of the certificates.

For a description of any material affiliations, relationships and related transactions between the operating advisor, asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”.

The foregoing information set forth under this subheading “—The Operating Advisor and Asset Representations Reviewer” has been provided by Pentalpha Surveillance.

265

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2016-C4 will consist of the following classes: the Class A-1, Class A-2, Class A-3 and Class A-SB certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A, Class X-B and Class X-C certificates (collectively, the “Class X Certificates”), Class A-S, Class B, Class C, Class D, Class E, Class F, Class NR and Class R certificates.

The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X Certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates and the Class X-A, Class X-B, Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”.

266

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Initial Certificate Balance or Notional Amount
Offered Certificates
A-1	$38,299,000
A-2	$300,000,000
A-3	$381,323,000
A-SB	$67,443,000
X-A	$879,826,000
X-B	$61,841,000
A-S	$92,761,000
B	$61,841,000
C	$47,786,000
Non-Offered Certificates
X-C	$101,194,000
D	$53,408,000
E	$22,487,000
F	$11,244,000
NR	$47,786,756

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate Certificate Balances of the Class A Certificates outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $879,826,000. The Notional Amount of the Class X-B certificates will equal the Certificate Balance of the Class B certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $61,841,000. The Notional Amount of the Class X-C certificates will equal the aggregate Certificate Balances of the Class C and Class D certificates outstanding from time to time. The initial Notional Amount of the Class X-C certificates will be approximately $101,194,000.

The Class NR certificates will represent the right to receive Excess Interest received on any ARD Loan. “Excess Interest” with respect to the ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively with the Lower-Tier REMIC, the “Trust REMICs”). A portion of the Class NR certificates will also represent undivided beneficial ownership of the grantor trust (the “Grantor Trust”).

267

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in December 2016.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)   the aggregate amount of all cash received on the Mortgage Loans (in the case of a Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the Master Servicer Remittance Date, exclusive of (without duplication):

•	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts other than any Excess Interest, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

268

•	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

•	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

•	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

•	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class NR certificates);

•	all Yield Maintenance Charges and prepayment premiums;

•	all amounts deposited in the Collection Account in error; and

•	any late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)   if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Account allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)   all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)   with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)   the Gain-on-Sale Remittance Amount for such Distribution Date.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately following the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates that would remain unpaid as of the close of business on the related Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would

269

actually be distributed on the related Distribution Date in respect of such Principal Distribution Amount, and (ii) any Realized Losses outstanding immediately after such Distribution Date, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A, Class X-B and Class X-C certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those classes;

Second, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, in reduction of their Certificate Balances, in the following priority:

(i)	prior to the Cross-Over Date,

(a)	to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date,

(b)	to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates are reduced to zero,

(c)	to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero,

(d)	to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero,

(e)	to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero; and

(ii)	on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, pro rata (based upon the aggregate unreimbursed Realized Losses previously allocated to each such class), up to an

270

amount equal to the aggregate unreimbursed Realized Losses previously allocated to each such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount with respect to such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount with respect to such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount with respect to such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount with respect to such class;

Fourteenth, after the Certificate Balances of the Class A Certificates, the Class B certificates and the Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the

271

Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates and the Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates, the Class D certificates and the Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-second, to the Class NR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates and the Class F certificates have been reduced to zero, to the Class NR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class NR certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class; and

Twenty-fifth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

272

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of certificates (other than the Class R certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to [___]%.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to [___]%.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to [___]%.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to [___]%.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to [___]%.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to [___]%.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to [___]%.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to [___]%.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to [___]%.

The Pass-Through Rate on the Class F certificates will be a per annum rate equal to [___]%.

The Pass-Through Rate on the Class NR certificates will be a per annum rate equal to [___]%.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class B certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-C certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class C and Class D certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating

273

the Pass-Through Rate on the Regular Certificates, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates is equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates is the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)   the Principal Shortfall for that Distribution Date,

(b)   the Scheduled Principal Distribution Amount for that Distribution Date, and

(c)   the Unscheduled Principal Distribution Amount for that Distribution Date;

274

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)  Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B)  Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan), that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment

275

required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy modification (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex F. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex F. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)     the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)    all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)   the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)   any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the acquisition of the related REO Property for U.S. federal tax purposes, minus (y) the sum of:

276

(i)     the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)    the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to each Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of each Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance shall equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the acquisition of the related REO Property for U.S. federal tax purposes, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or Whole Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Whole Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee and Certificate Administrator/Trustee Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including any related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including any related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to each Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification payments, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA or with respect to any Subordinate Companion Loan, as set forth in the related Intercreditor Agreement.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to the ARD Loan on or prior to the related Determination Date to the holders of the Class NR certificates. Excess Interest will not be available to make distributions to any other class of

277

certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA. The Class NR certificates will be entitled to such distributions of Excess Interest notwithstanding any reduction of their related Certificate Balance to zero.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to each Serviced Whole Loan, the related Intercreditor Agreement), all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, in the case of each Serviced Whole Loan, any amounts payable to the holder or holders of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses of the issuing entity;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) unpaid interest accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

278

Eighth, as a recovery of any Yield Maintenance Charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) may be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, in the case of each Serviced Whole Loan, exclusive of any amounts payable to the holder or holders of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) unpaid interest accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

279

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On each Distribution Date, prepayment premiums and Yield Maintenance Charges, if any, collected in respect of the Mortgage Loans during the related Collection Period will be required to be distributed by the certificate administrator to the holders of each class of Regular Certificates in the following manner: (1) pro rata, among (w) the group of the Class A Certificates and the Class X-A certificates (the “YM Group A”), (x) the group of the Class B certificates and the Class X-B certificates (the “YM Group B”), (y) the group of the Class C and Class D certificates and the Class X-C certificates (the “YM Group C”) and (z) the group of the Class E, Class F and Class NR certificates (the “YM Group D”, and collectively with the YM Group A, the YM Group B and the YM Group C, the “YM Groups”), and based upon the aggregate of principal distributed to the classes of Principal Balance Certificates in each YM Group on such Distribution Date, and (2) among the classes of certificates in each YM Group, in the following manner: (i) with respect to each YM Group (other than the YM Group D), (A) the holders of each class of Principal Balance Certificates in such YM Group will be entitled to receive on each Distribution Date an amount of prepayment premiums or Yield Maintenance Charges equal to the sum, for all mortgage loan prepayments, of the product of (a) a fraction whose numerator is the amount of principal distributed to such class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance Certificates in that YM Group representing principal payments in respect of the mortgage loans on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such class of Principal Balance Certificates, and (c) the prepayment premiums or Yield Maintenance Charges collected during the related Collection Period and allocated to such YM Group and (B) any prepayment premiums or Yield Maintenance Charges allocated to such YM Group collected during the related Collection Period remaining after such distributions will be distributed to the class of Class X Certificates in such YM Group and (ii) with respect to the YM Group D, the holders of each class of Principal Balance Certificates in such YM Group will be entitled to receive on each Distribution Date an amount of prepayment premiums or Yield Maintenance Charges equal to the sum, for all mortgage loan prepayments, of the product of (a) a fraction whose numerator is the amount of principal distributed to such class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the classes comprising YM Group D on such Distribution Date, and

280

(b) the prepayment premiums or Yield Maintenance Charges collected during the related Collection Period and allocated to such YM Group. If there is more than one such class of certificates entitled to distributions of principal on any particular Distribution Date on which prepayment premiums or Yield Maintenance Charges relating to the mortgage loans are distributable, the aggregate amount of such prepayment premiums or Yield Maintenance Charges will be allocated among all such classes of certificates up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with the first sentence of this paragraph.

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any Class A-1, Class A-2, Class A-3, Class A-SB, Class A-S, Class B, Class C and Class D certificates is a fraction (A) whose numerator is the greater of zero and the difference between (i) the Pass-Through Rate on such class of certificates, and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the greater of zero and the difference between (i) the Mortgage Rate on the related Mortgage Loan (or with respect to any Mortgage Loan that is part of a Serviced Whole Loan, the Mortgage Rate of such Serviced Whole Loan) and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that (1) under no circumstances will the Base Interest Fraction be greater than one or less than zero, (2) if such Discount Rate is greater than or equal to the Mortgage Rate on the related Mortgage Loan or the Serviced Whole Loans, as applicable, and is greater than or equal to the Pass-Through Rate on such class of certificates, then the Base Interest Fraction will equal zero, and (3) if the Discount Rate is greater than or equal to the Mortgage Rate on such Mortgage Loan or the Serviced Whole Loans, as applicable, and is less than the Pass-Through Rate on such class of certificates, then the Base Interest Fraction will be one.

The term “Discount Rate” as used in the preceding paragraph will be as set forth in the related loan documents but will generally mean the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date, open prepayment date and/or Anticipated Repayment Date or the remaining weighted average life, of the related mortgage loan plus, in certain circumstances, an additional specified percentage and converted to a monthly equivalent yield (as described in the respective loan documents).

No Yield Maintenance Charges or prepayment premiums will be distributed to the holders of the Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

281

Class Designation	Assumed Final Distribution Date
Class A-1	November 2021
Class A-2	September 2026
Class A-3	October 2026
Class A-SB	June 2026
Class X-A	October 2026
Class X-B	November 2026
Class A-S	October 2026
Class B	November 2026
Class C	November 2026

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in December 2049. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan or Serviced Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount equal to the lesser of:

(i)     the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each

282

case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)    the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a rate of 0.0025% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the Mortgage Loan or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y) at the request or with the consent of the special servicer or, so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan, the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to the Serviced Whole Loans will be allocated among the related Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan(s) to the master servicer under the related other pooling and servicing agreement.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to any Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall”) will be allocated on that Distribution Date among each class of Regular Certificates, pro rata in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates.

In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F and Class NR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E,

283

Class F and Class NR certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F and Class NR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal on any Distribution Date will be made first, to the Class A-SB certificates until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 certificates until their Certificate Balance has been reduced to zero, third, to the Class A-2 certificates, until their Certificate Balance has been reduced to zero, fourth, to the Class A-3 certificates, until their Certificate Balance has been reduced to zero, and fifth, to the Class A-SB certificates until their Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates that are still outstanding, pro rata, without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the Certificate Balance of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-3 and Class A-SB certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F certificates and the Class NR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to Class NR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date (any such deficit, a “Realized Loss”). The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

284

first, to the Class NR certificates;

second, to the Class F certificates;

third, to the Class E certificates;

fourth, to the Class D certificates;

fifth, to the Class C certificates;

sixth, to the Class B certificates; and

seventh, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee” or “—The Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to the 9 West 57th Street Whole Loan, the 10 Hudson Yards Whole Loan, the Moffett Gateway Whole Loan and the Westfield San Francisco Centre Whole Loan, losses will be allocated first to each related Subordinate Companion Loan until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and any related Pari Passu Companion Loans, pro rata, based upon their respective principal balances.

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, the certificate administrator will be required to prepare and make available to each Certificateholder of record on the certificate administrator’s website a Distribution Date Statement based in part on the information delivered to it by the master servicer or special servicer, providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

285

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total debt service coverage ratio calculated on the basis of the mortgage loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement containing information as to (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates, and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable, substantially in the form provided in the PSA, in the case of the Distribution Date Statement (which form is subject to change), and as required under the PSA, in the case of the CREFC® Reports, and including substantially the following information:

(1)   a report with respect to the related reporting period, containing the information provided for Annex B (the “Distribution Date Statement”);

(2)   a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)   a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)   a CREFC® advance recovery report;

(5)   a CREFC® total loan report;

(6)   a CREFC® operating statement analysis report;

(7)   a CREFC® comparative financial status report;

(8)   a CREFC® net operating income adjustment worksheet;

(9)   a CREFC® real estate owned status report;

(10) a CREFC® servicer watch list;

(11) a CREFC® loan level reserve and letter of credit report;

(12) a CREFC® property file;

(13) a CREFC® financial file;

(14) a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15) a CREFC® loan periodic update file.

286

The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under a Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

•	a CREFC® property file;

•	a CREFC® financial file;

•	a CREFC® loan setup file (to the extent delivery is required under the PSA); and

•	a CREFC® loan periodic update file.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property and REO Property:

•	Within 45 days after receipt of a quarterly operating statement, if any, commencing for the quarter ending March 31, 2017, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12 month basis, or if the related Mortgage Loan (other than any Non-Serviced Mortgage Loan) is on the CREFC® servicer watch list). The master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, will deliver to the certificate administrator, the operating advisor and each holder of a Serviced Companion Loan by electronic means the operating statement analysis upon request.

•	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls commencing for the calendar year ending December 31, 2017, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to satisfy its reporting obligation described in clause (8) above. Such special servicer or the master servicer will deliver to the certificate administrator, the operating advisor and each holder of a related Serviced Companion Loan by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the

287

certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer, any Excluded Special Servicer, the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any person (including the Directing Certificateholder) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder, any Excluded Information via the certificate administrator’s website (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)), and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, however, that, if the special servicer obtains knowledge that it is a Borrower Party, the special servicer will nevertheless be a Privileged Person; provided, further, however, that the special servicer will not directly or indirectly provide any information related to any Excluded Special Servicer Loan (which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan) to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain, in accordance with the terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) from the master servicer or the special servicer, as the case may be. Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

288

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties.

“Excluded Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder (to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor or manager of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, in which case such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) that such person has received a copy of the final prospectus (except with respect to a Companion Holder) and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain, in accordance with the terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) from the master servicer or the special servicer, as the case may be and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party or any sub-servicer (as applicable) or affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any

289

mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA or waive a Servicer Termination Event or trigger an Asset Review with respect to such Mortgage Loan; provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, the master servicer and the special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide to the holder of any Companion Loan (or their designee including any master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor (which may be in the form of a standing order) to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management Inc., Interactive Data Corporation, CMBS.com, Markit Group Limited and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification, the master servicer may provide (or forward electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer; provided that in connection with such request, the master servicer may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer, generally to the effect that such person is a Certificateholder or a Certificate Owner and a Privileged Person, will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

290

•	the following “deal documents”:

○	this prospectus;

○	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

○	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

•	the following “SEC EDGAR filings”:

○	any reports on Forms 10-D, 10-K and 8-K that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

•	the following documents, which will be made available under a tab or heading designated “periodic reports”:

○	the Distribution Date Statements;

○	the CREFC® bond level files;

○	the CREFC® collateral summary files;

○	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the certificate administrator); and

○	the annual reports prepared by the operating advisor;

•	the following documents, which will be made available under a tab or heading designated “additional documents”:

○	the summary of any Final Asset Status Report as provided by the special servicer;

○	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format; and

○	the CREFC® appraisal reduction amount template or a detailed worksheet showing the calculation of each Appraisal Reduction Amount, Collateral Deficiency Amount, and Cumulative Appraisal Reduction Amount on a current and cumulative basis;

•	the following documents, which will be made available under a tab or heading designated “special notices”:

○	notice of any release based on an environmental release under the PSA;

○	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

○	notice of final payment on the certificates;

○	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or the special servicer;

○	any notice of resignation or termination of the master servicer or special servicer;

291

○	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

○	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

○	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

○	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

○	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

○	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

○	any notice of the termination of the issuing entity;

○	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred;

○	any notice of the occurrence of an Operating Advisor Termination Event;

○	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

○	any Proposed Course of Action Notice;

○	any assessment of compliance delivered to the certificate administrator;

○	any Attestation Reports delivered to the certificate administrator;

○	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

○	the “Investor Q&A Forum”; and

○	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”;

provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is a Borrower Party with respect to any related Excluded Controlling Class Loan (such party, an “Excluded Controlling Class Holder”), such Excluded Controlling Class Holder is required to promptly notify each of the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide a new Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be

292

prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to reasonably request and obtain such information in accordance with the terms of the PSA and the master servicer and the special servicer, as applicable, may require and rely on certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer and (iii) certain account balances to the extent available to the certificate administrator.

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or the special servicer relating to servicing reports, the Mortgage Loans (excluding any Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information

293

(subject to the Privileged Information Exception) or (vi) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder as part of its responses to any inquiries. In the case of an inquiry relating to any Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at “www.ctslink.com”. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and may be submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will require the master servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the PSA, to provide certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the master servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them,

294

subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)       2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)       in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests. The Class R certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

295

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate

296

registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are

297

conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such

298

Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group—JPMDB 2016-C4

with a copy to:

trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investors is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, a “MLPA”), between the applicable mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

299

(i)          the original Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)        the original or a certified copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)       an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)       the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)        an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)       the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)       originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)      the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)       any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(x)         an original assignment in favor of the trustee of any financing statement executed and filed in favor of the applicable mortgage loan seller in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)       the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)       the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

300

(xiii)      the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)      the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)       the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xvi)      the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)      the original or a copy of any related mezzanine intercreditor agreement; and

(xviii)     the original or a copy of all related environmental insurance policies.

provided that with respect to any (A) Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date and (B) Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the Controlling Companion Loan on or about the related Servicing Shift Securitization Date pursuant to the PSA.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans within 60 days after the Closing Date to the depositor by uploading such Diligence Files to the designated Intralinks website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, collectively the following documents in electronic format:

(a)   A copy of each of the following documents:

(i)          the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)         the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)        any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)        all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

301

(v)          the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)         any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)        any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)      any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)       any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)        any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)       any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xii)      any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)      a copy of all related environmental reports; and

(xiv)      a copy of all related environmental insurance policies;

(b)   a copy of any engineering reports or property condition reports;

(c)   other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)   for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)   a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)    a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)   a copy of the appraisal for the related Mortgaged Property(ies);

(h)   for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease;

302

(i)     a copy of the applicable mortgage loan seller’s asset summary;

(j)     a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)    a copy of all zoning reports;

(l)     a copy of financial statements of the related mortgagor;

(m)  a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)   a copy of all UCC searches;

(o)   a copy of all litigation searches;

(p)   a copy of all bankruptcy searches;

(q)   a copy of the origination settlement statement;

(r)    a copy of the insurance consultant report;

(s)   a copy of organizational documents of the related mortgagor and any guarantor;

(t)    a copy of escrow statements related to the escrow account balances as of the Mortgage Loan origination date, if not covered by the origination settlement statement;

(u)   a copy of any closure letter (environmental), if not covered by the environmental reports; and

(v)   a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties, if not covered by the environmental reports;

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that were not included in connection with the origination of the Mortgage Loan because such document was inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect; provided that no information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is not required to include any of the same items identified above again if such items have already been included under another clause of the definition of “Diligence File”, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1 and Annex E-1, as applicable, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2 and Annex E-2, as applicable.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a

303

qualified mortgage (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following the earlier of:

(x)  such mortgage loan seller’s discovery of any Material Defect;

(y)  such mortgage loan seller’s receipt of notice of any Material Defect from any party to the PSA; or

(z)  in the case of any Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage, the earlier of (A) the discovery of any Material Defect by any party to the PSA or (B) receipt of a notice of any Material Defect by the applicable mortgage loan seller,

(1) cure such Material Defect in all material respects, at its own expense,

(2) repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or

(3) substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan or such REO Loan (excluding any related Serviced Companion Loan, if applicable) (provided that in no event shall any such substitution occur on or after the second anniversary of the Closing Date), and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, further, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to the related Whole Loans, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor, the asset representations reviewer and, with respect to any Mortgage Loan, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period. Notwithstanding the foregoing, there will be no such 90-day extension, if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to repurchase the related Mortgage Loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay precludes the mortgage loan seller from curing such Material Defect. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release

304

provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) (with respect to the special servicer, with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan or a Servicing Shift Mortgage Loan, but in all cases only prior to a Control Termination Event) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. The special servicer will determine the amount of any applicable Loss of Value Payment (with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan and for so long as no Control Termination Event has occurred and is continuing) and, in the case of any PSA Party Repurchase Request with respect to non-Specially Serviced Loans prior to the occurrence of a Resolution Failure, will communicate such amount to the master servicer for its enforcement action with the applicable mortgage loan seller. In connection with any such determination with respect to any non-Specially Serviced Loan, the master servicer will promptly provide the special servicer, but in any event within the time frame and in the manner provided in the PSA, with the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer, and reasonably requested by the special servicer to the extent set forth in the PSA in order to permit the special servicer to calculate the Loss of Value Payment as set forth in the PSA. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

In addition, the MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related seller repurchases the related Non-Serviced Companion Loan(s) from the related Non-Serviced Securitization Trust, such seller is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Pari Passu Companion Loan contained in the related Non-Serviced Securitization Trust.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan(s), if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan(s), if applicable)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on the ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator, asset representations reviewer or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any Asset Representations Reviewer Asset Review Fee to the extent not

305

previously paid by the related mortgage loan seller and any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, and (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased prior to the expiration of the additional 90-day period immediately following the initial 90-day period).

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to the Whole Loans, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)   have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)   have a Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)   have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)   accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)   have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)    have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)   comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)   have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)    have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)    constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable mortgage loan seller’s expense);

(k)   not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date;

(l)    have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)  not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the applicable mortgage loan seller);

306

(n)   have been approved, so long as a Control Termination Event has not occurred and is not continuing and the affected Mortgage Loan is not an Excluded Loan, by the Directing Certificateholder;

(o)   prohibit defeasance within two years of the Closing Date;

(p)   not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on any Trust REMIC or the issuing entity other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel;

(q)   have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)    be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided, however, that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees and reimbursable expenses of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates (other than the respective guarantor) and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

307

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loans), any related Serviced Companion Loans and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loan(s) and any related REO Properties (including the issuing entity’s interest in any REO Property acquired with respect to any Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but do not include any Non-Serviced Mortgage Loan, any related Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding any Non-Serviced Mortgage Loan), the related Companion Loans and any related REO Properties. In the case of the Serviced Whole Loans, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loan(s) and the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable with respect to the Servicing Shift Whole Loan only while the PSA governs the servicing of such Servicing Shift Whole Loan. As described in “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of Servicing Shift Whole Loan Will Shift to Others”, on or after the related Servicing Shift Securitization Date, the Servicing Shift Whole Loan will be serviced pursuant to the related Servicing Shift PSA, and the provisions of each such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

308

The PSA does not include an obligation for any party of the PSA to advise a Certificateholder with respect to its rights and protections relative to the trust.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA and the Directing Certificateholder (so long as no Consultation Termination Event has occurred) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated Intralinks website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will each be required to diligently service and administer the Mortgage Loans (excluding any Non-Serviced Mortgage Loan), any related Serviced Companion Loans and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan), for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or the special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or Serviced Whole Loans or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loans, and the best interests of the issuing entity and the certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of any related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan(s) constituted a single lender), taking into account the pari passu or subordinate nature of the related Companion Loan(s)), as applicable, as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial,

309

multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)   any relationship that the master servicer or the special servicer, as the case may be, or any of their respective affiliates, as the case may be, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)   the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)   the obligation, if any, of the master servicer to make Advances;

(D)   the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)   the ownership, servicing or management for others of (i) any Non-Serviced Mortgage Loan and any related Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)   any debt that the master servicer or the special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)   any option to purchase any Mortgage Loan or the related Companion Loan(s) the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)   any obligation of the master servicer or the special servicer, or one of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or the special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan(s) or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of any Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of their respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the Serviced Companion Loans to one or more third-party sub-servicers provided that the master servicer and the special servicer, as applicable, will remain obligated under the

310

PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if, among other things, the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the depositor is a party to. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it (other than any sub-servicer retained by it at the request of a mortgage loan seller, which is only removable for cause) at any time it considers removal to be in the best interests of the Certificateholders. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, generally to the same extent the master servicer would be reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “Master Servicer Remittance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)       all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the Master Servicer Remittance Date; and

(2)       in the case of each Mortgage Loan delinquent in respect of its balloon payment as of the Master Servicer Remittance Date (including any REO Loan (other than any portion of an REO Loan

311

related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of a REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Due Date has passed or if the related Periodic Payment is received after the Determination Date but on or prior to the Master Servicer Remittance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been made with respect to any Mortgage Loan (or, in the case of the Non-Serviced Whole Loans, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Serviced Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, prepayment premiums or Excess Interest or with respect to any Companion Loan or with respect to any cure payable by the holder of the Moffett Gateway Subordinate Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the collection account). Once the special servicer is reimbursed, the

312

master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for the Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to Serviced Whole Loans. With respect to the Non-Serviced Whole Loans, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loans. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option (with respect to any Specially Serviced Loan, in consultation with, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder) make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to any master servicer or special servicer under any pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer under the related Non-Serviced PSA), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, but will not be binding upon, the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, (b) the related mortgaged properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such mortgaged properties, (c) estimated future expenses, (d) estimated timing of recoveries, and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance and (e) with respect to a Non-Serviced Whole Loan, any non-recoverability determination of the other master servicer or other trustee under the related Non-Serviced PSA relating to a principal and interest advance for a Non-Serviced Companion Loan. In addition, any such person may update or change its recoverability determinations (but not reverse any other

313

person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, but is not binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to the Non-Serviced Whole Loans, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to the related Non-Serviced Mortgage Loan. Similarly, with respect to any Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related master servicer and related trustee under the related Non-Serviced PSA as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan(s) (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer or the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan (“Related Proceeds”). Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of each Serviced Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan(s), as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an Excluded Loan, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection

314

period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer, the special servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, and thereafter will be required to deliver copies of such notice to the 17g-5 Information Provider as soon as practical. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement.

Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each of the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of the Non-Serviced Whole Loans under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account in no event later than the 2nd business day following receipt of available and properly identified funds all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loans or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on the Whole Loans will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

315

The master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to each Serviced Whole Loan, which may be a sub-account of the Collection Account, and, within two business days following the master servicer’s receipt of properly identified funds (to the extent consistent with the related Intercreditor Agreement), deposit amounts collected in respect of each Serviced Whole Loan in the related Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in a Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a related Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in a Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, on the related Master Servicer Remittance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or prepayment premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R certificates as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates, as described under “Description of the Certificates—Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”) (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the Master Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in the name of the trustee for the benefit of the holders of the Class NR certificates. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on

316

the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain on Sale Reserve Account and will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (including to reimburse for Realized Losses previously allocated to such certificates) and to the extent not so applied, such gains will be held and applied to all amounts due and payable on the Regular Certificates and to offset future Realized Losses, if any (as determined by the special servicer). Any remaining amounts will be distributed on the Class R certificates on the final Distribution Date.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (the “REO Account”) for collections from REO Properties. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Account are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer, as applicable, will be payable to such person as additional compensation, and such person will be required to bear any losses resulting from their investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to the Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)          to remit on each Master Servicer Remittance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any prepayment premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any;

(ii)         to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to each Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)        to pay to the master servicer and the special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)       to pay to the operating advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)        to pay to the asset representations reviewer, the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee to the extent payable as a trust fund expense;

317

(vi)         to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)      to reimburse the master servicer, the special servicer, the asset representations reviewer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)       to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the applicable mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)        to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)         to pay the master servicer and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date), (B) certain penalty charges and default interest and (C) the difference, if positive, between Prepayment Interest Excess and Prepayment Interest Shortfalls collected on the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any Serviced Companion Loan, during the related Collection Period to the extent not required to be paid as Compensating Interest Payments;

(xi)        to recoup any amounts deposited in the Collection Account in error;

(xii)       to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)      to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)      to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)       to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)      to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)     to pay the applicable mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)    to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

318

(xix)     to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xx)       to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to the parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan(s).

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to the Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan(s)’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan(s) or, if and to the extent permitted under the related Intercreditor Agreement, from the holder or holders of the related Serviced Companion Loan(s).

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Non-Serviced Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee and the Operating Advisor Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of their names and trademarks, including a collection of reports specified by the CREFC® from time to time as described in the PSA (the “CREFC® Investor Reporting Package”). Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

319

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer

With respect to the Mortgage Loans and any related Serviced Companion Loans, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and Serviced Companion Loan.

		Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loans) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer

With respect to each Specially Serviced Loan (and any related Serviced Companion Loan) and each REO Loan, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan and any related REO Loan.

		First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loans), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)

With respect to each Mortgage Loan (and any related Serviced Companion Loan) that is a Corrected Loan, the Workout Fee Rate multiplied by all payments of interest and principal received on the subject Mortgage Loan (and any related Serviced Companion Loan) for so long as it remains a Corrected Loan and subject to a cap described under “—Special Servicing Compensation”.

		Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee / Special Servicer(2)	(i) With respect to each Specially Serviced Loan (and any related Serviced Companion Loan) and any related REO Property for which the special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest) and (ii) with respect to each Mortgage Loan and, in certain circumstances described in “—Special Servicer Compensation”, each Serviced Companion Loan, for which the special servicer	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time

320

Type/Recipient(1)	Amount(1)	Source(1)	Frequency

obtains any payment or Loss of Value Payment from the applicable mortgage loan seller in connection with the repurchase of such mortgage loan, an amount calculated by application of 1.00% to the related payment or Loss of Value Payment (exclusive of default interest) and subject to the maximum amount described under “—Special Servicing Compensation”.

Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)

All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and other review fees actually collected on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loans.

		Related payments made by borrowers with respect to the related Mortgage Loans and related Serviced Companion Loans.	Time to time
Certificate Administrator/Trustee Fee/Certificate Administrator

With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.

		Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Certificate Administrator/Trustee Fee/Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Fee / Operating Advisor

With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan and each Servicing Shift Mortgage Loan).

		First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (or, such lesser amount as the related borrower agrees to pay with respect to such Mortgage Loan).	Payable by the related borrower.	Time to time
Asset Representations Reviewer Fee / Asset	With respect to each Distribution Date, an amount	Out of general collections with respect to Mortgage Loans on	Monthly

321

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Representations Reviewer

equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan and each Servicing Shift Mortgage Loan).

deposit in the Collection Account.
Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer	A reasonable and customary hourly fee, plus any related costs and expenses; provided that such fee will not be greater than the Asset Representations Reviewer Cap.	By the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent, such fee will become an expense of the trust.	Upon the completion of each Asset Review with respect to a Delinquent Loan.
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.

First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loans), and with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, then out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.

Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.

First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loans), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.

Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.

First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.

Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.

First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.

Monthly
Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicer, Special	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and,	Time to time

322

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties		under certain circumstances, from collections on Serviced Companion Loans)

CREFC® Intellectual Property Royalty License Fee / CREFC®

With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.

		Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the Operating Advisor or Asset Representations Reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)	With respect to any Mortgage Loan (or any Specially Serviced Loan) and any related Serviced Companion Loan in respect of which an REO Property was acquired, and all references to Mortgage Loan, Companion Loan and Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans.

With respect to a Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor and/or asset representations reviewer under the related Non-Serviced PSA governing the servicing of such Non-Serviced Mortgage Loan will be entitled to receive similar fees and reimbursements with respect to such Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the Non-Serviced Whole Loans), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the Non-Serviced Whole Loans.

In connection with the servicing and administration of each Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and the special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan or Serviced Whole Loan (to the extent not prohibited under the related Intercreditor Agreement), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan or Whole Loan, equal to a per annum rate ranging from 0.00375% to 0.05250%. The Servicing Fee payable to the master servicer with respect to each Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

323

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to any Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower:

•	100% of Excess Modification Fees related to any consents, modifications, waivers, extensions or amendments of any non-Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) that are Master Servicer Decisions;

•	50% of Excess Modification Fees related to any consents, modifications, waivers, extensions or amendments of any non-Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) that are Major Decisions;

•	100% of all assumption application fees received on any Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent the master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any Modification Fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);

•	100% of assumption, waiver, consent and earnout fees and similar fees pursuant to the PSA on any Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) that are Master Servicer Decisions, provided that with respect to such transactions, the consent of the special servicer is not required to take such actions;

•	50% of all assumption, waiver, consent and earnout fees and similar fees (other than assumption application and defeasance fees), in each case, with respect to all Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) where the action is a Major Decision; and

•	late payment charges and default interest paid by the borrowers (that were accrued while the related Mortgage Loans (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, as applicable, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, as applicable, and reimbursed from such Modification

324

Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Companion Loans, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each of the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 18-months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including any Non-Serviced Mortgage Loan) and each related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loans. The Servicing Fee for each Mortgage Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Wells Fargo will be entitled to retain a portion of the Servicing Fee (equal to the amount by which the Servicing Fee exceeds the sum of (i) the fee payable to any initial sub-servicer as a primary servicing fee and (ii) a master servicing fee at a per annum rate of 0.00250%) with respect to each Mortgage Loan and, to the extent provided for in the related Intercreditor Agreement, each Serviced Companion Loan notwithstanding any termination or resignation of Wells Fargo as master servicer; provided that Wells Fargo may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Wells Fargo will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (and/or sub-servicer) servicing such Non-Serviced Mortgage Loan under the applicable Non-Serviced PSA will be entitled to a primary servicing fee accruing at a rate ranging from 0.00125% to 0.00250% per annum with respect to such Non-Serviced Mortgage Loan, which, for the avoidance of doubt, is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to a per annum rate of 0.25% (the “Special Servicing Fee Rate”) calculated on the basis of the Stated Principal Balance of the related Mortgage Loan and Companion Loan(s) (including any REO Loan), as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the

325

related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any REO Properties. The Non-Serviced Whole Loans will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be equal to the lesser of (i) an amount calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity or anticipated repayment date) received on the Corrected Loan for so long as it remains a Corrected Loan and (ii) $1,000,000 in the aggregate with respect to any particular Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) to be $25,000. The “Excess Modification Fee Amount” with respect to either the master servicer or the special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or the special servicer, as applicable, as compensation within the prior 18 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loans will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior twelve months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan, Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made three (3) consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three (3) consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer receives (a) a full, partial or discounted payoff from the related borrower or (b) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if

326

applicable) or REO Property. The Liquidation Fee for each Specially Serviced Loan and REO Property will be payable from the related payment or proceeds in an amount equal to the lesser of (i) a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (exclusive of default interest) (or, if such rate would result in an aggregate liquidation fee of less than $25,000, then the Liquidation Fee Rate will be equal to such higher rate as would result in an aggregate liquidation fee equal to $25,000) and (ii) $1,000,000; provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer as compensation within the prior twelve months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. With respect to each Mortgage Loan and each Serviced Companion Loan (with respect to any Serviced Companion Loan, only to the extent that (i) the special servicer is enforcing the related mortgage loan seller’s obligations under the applicable mortgage loan purchase agreement with respect to such Serviced Companion Loan and (ii) the related Liquidation Fee is not otherwise required to be paid to the special servicer engaged with respect to such Serviced Companion Loan securitization trust or prohibited from being paid to the special servicer under the PSA (in each case, under the pooling and servicing agreement governing the securitization trust that includes such Serviced Companion Loan) as to which the special servicer obtains any payment or Loss of Value Payment from the applicable mortgage loan seller in connection with the repurchase of such Mortgage Loan and Serviced Companion Loan by the applicable mortgage loan seller following the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, the special servicer will be entitled to a fee payable from, and calculated by application of 1.00% to the related payment or Loss of Value Payment (exclusive of default interest), subject to a cap of $1,000,000; provided, however, that any such fee payable with respect to the Serviced Companion Loan will be payable solely from proceeds on such Serviced Companion Loan.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with:

(i)     within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect,

(ii)    the purchase of (A) any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan or (B) the Moffett Gateway Whole Loan by the holder of the related Subordinate Companion Loan after it has become a Specially Serviced Loan, in each case, within 90 days following the date that the first purchase option trigger occurs resulting in such purchase option holder’s purchase option becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)   the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the issuing entity,

(iv)    with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the applicable mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)    the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no

327

Control Termination Event has occurred and is continuing, such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)   if a Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full. Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (v) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. The Non-Serviced Whole Loans will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

The special servicer will also be entitled to additional servicing compensation in the form of:

(i)     100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii)    100% of assumption application fees and assumption fees and other related fees as further described in the PSA, received with respect to the Specially Serviced Loans and 100% of such assumption application fees and other related fees for all non-Specially Serviced Loans to the extent the Special Servicer is processing the underlying transaction,

(iii)   100% of waiver, consent and earnout fees and similar fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower, and

(iv)    50% of all Excess Modification Fees and assumption fees, consent fees and earnout fees and similar fees received with respect to all Mortgage Loans (including the Serviced Companion Loans, to the extent not prohibited by the related Intercreditor Agreements, if applicable) (excluding any Non-Serviced Mortgage Loan) that are not Specially Serviced Loans to the extent the matter involves a Major Decision.

Notwithstanding the foregoing, each of the master servicer and the special servicer may also charge reasonable review fees in connection with any borrower request.

The special servicer will also be entitled to late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Account in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including those occasions under the related Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related

328

Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the Master Servicer Remittance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of any such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title agency fees, insurance commissions or fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee in an amount equal to $290 per month. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00540% per annum (the “Certificate Administrator Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans (including any Non-Serviced Mortgage Loan, but not any Companion Loan) and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan and REO Loan (excluding any Non-Serviced Mortgage Loan,

329

any Servicing Shift Mortgage Loan and any Companion Loan), and will accrue at a rate (the “Operating Advisor Fee Rate”), equal to a per annum rate of 0.00255% and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower agrees to pay) with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Offered Certificates as described in “Description of the Certificates—Distributions”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower. If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or the special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or the special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”), payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00066% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans (excluding any Non-Serviced Mortgage Loan, any Servicing Shift Mortgage Loan and any Companion Loan) and will be calculated in the same manner as interest is calculated on such Mortgage Loans.

With respect to each Delinquent Loan that is subject to an Asset Review, the asset representations reviewer will be entitled to a fee that is a reasonable and customary hourly fee charged by the asset representations reviewer for similar consulting assignments at the time of such review and any related costs and expenses; provided that the total payment to the asset representations reviewer will not be greater than the Asset Representations Reviewer Cap (the “Asset Representations Reviewer Asset Review Fee”).

With respect to an individual Asset Review Trigger and the Mortgage Loans that are Delinquent Loans and are subject to an Asset Review (the “Subject Loans”), the “Asset Representations Reviewer Cap” will equal the sum of: (i) $9,500 multiplied by the number of Subject Loans, plus (ii) $1,500 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $1,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,000 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to

330

adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated, taking into account the Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review.

Similar fees and/or fee provisions to those described above will be (or are expected to be) payable to the applicable asset representations reviewer (if any) under each Non-Serviced PSA with respect to the related Non-Serviced Mortgage Loan, although there may be differences in the calculations of such fees.

The related mortgage loan seller with respect to each Delinquent Loan that is subject to an Asset Review will be required to pay the portion of the Asset Representations Reviewer Asset Review Fee attributable to the Delinquent Loan contributed by it, as allocated on the basis of the hourly charges and costs and expenses incurred with respect to its related Delinquent Loans; provided that if the total charge for the asset representations reviewer on an hourly fee plus costs and expenses basis would exceed the Asset Representations Reviewer Cap, each mortgage loan seller’s required payment will be reduced pro rata according to its proportion of the total charges until the aggregate amount owed by all mortgage loan sellers is equal to the Asset Representations Reviewer Cap; provided, however, that if the related mortgage loan seller is insolvent, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer or the special servicer, as applicable, of such insolvency; provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the master servicer or the special servicer, as applicable, will be required, to the extent consistent with the Servicing Standard, to pursue remedies against such mortgage loan seller in order to seek recovery of such amounts from such mortgage loan seller or its insolvency estate. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller to the extent such fee was not already paid by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan or REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the “CREFC® Investor Reporting Package” in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan and REO Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

331

(1)         120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)         the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or related Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or the related Companion Loan, as applicable, (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)         30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)         30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and not otherwise dismissed within such time);

(5)         60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)         a payment default has occurred with respect to the related balloon payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the master servicer within 30 days after the default, who will be required to promptly deliver a copy to the special servicer, the operating advisor and the directing certificateholder (but only for so long as no Consultation Termination Event has occurred)), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan, and (D) for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder consents, an Appraisal Reduction Event will not occur until 60 days beyond the related maturity date, unless extended by the special servicer in accordance with the Mortgage Loan documents or the PSA; and provided, further, if the related borrower has delivered to the master servicer, who will be required to promptly deliver a copy to the special servicer, the operating advisor and the directing certificateholder (but only for so long as no Consultation Termination Event has occurred), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the special servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan), an Appraisal Reduction Event will not occur until the earlier of (1) 120 days beyond the related maturity date (or extended maturity date) and (2) the termination of the refinancing commitment; and

(7)         immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan; provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the master servicer (and, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, in consultation with the Directing Certificateholder and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the master servicer receives from the special servicer the related appraisal, equal to the excess of:

332

(a)   the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)   the excess of

1.     the sum of

(a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and

(b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; and

(c)	all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Whole Loan; over

2.     the sum as of the Due Date occurring in the month of the date of determination of

(a)	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

(b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

(c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan, Serviced Whole Loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loan, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Pari Passu Mortgage Loan will be allocated, pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan based upon their respective Stated Principal Balances; provided that, with respect to the Moffett Gateway Whole Loan, all appraisal reductions will first be allocated to the Subordinate Companion Loan until reduced to zero, and then to the related mortgage loan and related Pari Passu Companion Loans, pro rata, based on their principal balances. For a summary of the provisions in the related Non-Serviced PSA relating to appraisal reductions, see “—Servicing of the Non-Serviced Mortgage Loans” below.

The special servicer will be required to order an appraisal or conduct a valuation, promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to the Non-Serviced Whole Loans). On the first Determination Date occurring on or after the tenth business day following the master servicer’s receipt from the special servicer of the MAI appraisal or the valuation, the master servicer will be required to calculate and report to the special servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Certificateholder, the

333

Appraisal Reduction Amount, taking into account the results of such appraisal or valuation. Such report will also be forwarded by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold, or to the holder of any related Serviced Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event, the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer. The Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days following the date the master servicer receives from the special servicer such MAI appraisal.

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and each Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for three (3) consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan during the preceding three (3) months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the master servicer is required to determine or redetermine, as applicable, and report to the special servicer, the trustee, the certificate administrator, the operating advisor and, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, the calculated or recalculated amount of the Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan). With respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, the special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the master servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer has not notified the master servicer of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to the provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above, including the party to the Non-Serviced PSA that calculates the Appraisal Reduction Amount. The existence of an appraisal reduction under the related Non-Serviced PSA in respect of a Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on such Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the related Non-Serviced PSA, each Non-Serviced Mortgage Loan will be treated, together with the related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise the Non-Serviced Whole Loans. Any appraisal reduction calculated with respect to the Non-Serviced Whole Loans will generally be allocated to the related Non-Serviced Mortgage Loan and the related Non-Serviced Companion Loan, on a pro rata basis based

334

upon their respective Stated Principal Balances. For purposes of determining control with respect to the Moffett Gateway Whole Loan, Appraisal Reduction Amounts will first be notionally allocated to the Subordinate Companion Loan and then to the Moffett Gateway Mortgage Loan and Moffett Gateway Pari Passu Companion Loans, pro rata.

If any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount that becomes a Corrected Loan, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to Class NR certificates; second, to the Class F certificates; third, to the Class E certificates; fourth, to the Class D certificates; fifth, to the Class C certificates, sixth, to the Class B certificates, seventh, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances”.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the master servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the master servicer thereof. None of the special servicer, the operating advisor, the trustee or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) with respect to any Mortgage Loan, all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The special servicer and the certificate administrator will be entitled to conclusively rely on the master servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent Appraised Value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected

335

or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided, that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The special servicer, the operating advisor and the certificate administrator will be entitled to conclusively rely on the master servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class NR certificates, second, to the Class F certificates, third, to the Class E certificates, fourth, to the Class D certificates, fifth, to the Class C certificates, sixth, to the Class B certificates, and finally, to the Class A-S certificates). In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to Class NR certificates, second, to the Class F certificates, and third, to the Class E certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The master servicer will be required to promptly notify the special servicer and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the Certificate Administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order a supplemental appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, the master servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information requested by the master servicer from the special servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

336

Any Appraised-Out Class for which the Requesting Holders are challenging the master servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior Control Eligible Certificates, if any, during such period.

With respect to the Moffett Gateway Whole Loan, the holder of the related Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control. See “Description of the Mortgage Pool—The Non-Serviced Whole Loans—The Moffett Gateway Whole Loan—General”.

With respect to any Non-Serviced Mortgage Loan (other than the 9 West 57th Street Mortgage Loan), the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than the Mortgaged Property securing the Non-Serviced Whole Loans and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and Serviced Companion Loans) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing the Non-Serviced Whole Loans), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or special servicer (with respect to REO Properties other than a Mortgaged Property securing the Non-Serviced Whole Loans), as applicable, in accordance with the Servicing Standard; provided that the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the master servicer (with respect to a non-Specially Serviced Mortgage Loan) or the special servicer (with respect to a Specially Serviced Mortgage Loan) with (in respect of any Mortgage Loan other than an Excluded Loan and unless a Control Termination Event has occurred and is continuing) the consent of the Directing Certificateholder or, with respect to the Moffett Gateway Whole Loan, the holder of the related Subordinate Companion Loan prior to the occurrence and continuance of a Control Appraisal Period. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing any Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and the special servicer will be entitled to rely on insurance consultants (at the

337

applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property other than the Mortgaged Property securing a Non-Serviced Mortgage Loan is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard, but only to the extent that the related Mortgage Loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the master servicer (with respect to any non-Specially Serviced Mortgage Loan) or the special servicer (with respect to any Specially Serviced Mortgage Loan) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer (with respect to any Specially Serviced Mortgage Loan) will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the master servicer (with respect to any non-Specially Serviced Mortgage Loan) or the special servicer (with respect to any Specially Serviced Mortgage Loan) determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer (if the master servicer and the special servicer mutually agree that the master servicer will process such default with respect to a non-Specially Serviced Mortgage Loan) and the special servicer (with respect to any non-Specially Serviced Mortgage Loan (unless the master servicer and the special servicer mutually agree that the master servicer will process such default) and with respect to any Specially Serviced Mortgage Loan) may forbear taking any enforcement action; provided that, subject to the consent or consultation

338

rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, the master servicer (if the master servicer and the special servicer mutually agree that the master servicer will process such default with respect to a non-Specially Serviced Mortgage Loan) or the special servicer (with respect to any non-Specially Serviced Mortgage Loan (unless the master servicer and the special servicer mutually agree that the master servicer will process such default) and with respect to any Specially Serviced Mortgage Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the master servicer or the special servicer, as applicable, is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of the Moffett Gateway Subordinate Companion Loan, as applicable, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain such insurance and neither will be in default of its obligations as a result of such failure unless the master servicer or the special servicer is required to take any immediate action pursuant to the Servicing Standard and other servicing requirements under the PSA and the master servicer does not take such action as described under “—The Directing Certificateholder—Control Termination Event and Consultation Termination Event” and “—Servicing Override”.

The special servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than any REO Property with respect to any Non-Serviced Mortgage Loan), to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related REO Loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer (prior to the occurrence and continuance of a Control Termination Event and other than in respect of any Excluded Loan, with the consent of the Directing Certificateholder) in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The PSA provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy their respective obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the Mortgage Loans and related Serviced Companion Loan and REO Properties (other than the Mortgaged Property securing the Non-Serviced Whole Loans), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master

339

servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The master servicer will be responsible for processing waivers, modifications, amendments and consents that are Master Servicer Decisions with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, without the consent or approval of the Directing Certificateholder (except as specified in the definition of “Master Servicer Decision”) or Rating Agency Confirmation or the consent or approval of the special servicer (except as specified in the definition of “Master Servicer Decision”). The special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and will also be responsible for processing waivers, modifications, amendments and consents that are Major Decisions with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan. However, except as otherwise set forth in this paragraph, no special servicer or master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC, or the Trust or any Trust REMIC to be subject to tax. Prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, a special servicer will only be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Major Decisions with the consent of the Directing Certificateholder (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder) within 10 business days of the Directing Certificateholder’s receipt from the special servicer of such special servicer’s recommendation and analysis with respect to such Major Decision); provided that after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event, a special servicer will not be permitted to agree to any such matter without such special servicer’s consultation with the Directing Certificateholder as provided in the PSA and described in this prospectus.

Upon receiving a request for any matter described in the first paragraph of this section that constitutes a Major Decision with respect to a Mortgage Loan that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision. The master servicer will deliver any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such Major Decision. The master servicer will not be permitted to process any Major Decision and will not be required to interface with the borrower or provide a written recommendation and/or analysis with respect to any Major Decision unless the master servicer and the special servicer mutually agree that the master servicer will process such Major Decision with respect to a Mortgage Loan that is not a Specially Serviced Loan in accordance with terms and conditions reasonably agreed to by the master servicer and special servicer, including the special servicer’s consent.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged

340

Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

In connection with the processing by the master servicer of the matters described in the second preceding paragraph, the master servicer will deliver notice thereof to the special servicer after completion (and such special servicer will promptly, prior to the occurrence of a Consultation Termination Event and other than in respect of any Excluded Loan deliver notice thereof to the Directing Certificateholder, except to the extent that the special servicer or the Directing Certificateholder, as the case may be, notifies the master servicer that such party does not desire to receive copies of such items).

“Master Servicer Decision”: Any one or more of the following with respect to non-Specially Serviced Mortgage Loans:

(i)           grant routine approvals, including granting of subordination, non-disturbance and attornment agreements and consents involving leasing activities that do not involve a ground lease for any leasing activities that affect an area lesser than the lesser of (a) 30% of the net rentable area of the improvements at the Mortgaged Property and (b) 30,000 square feet of the improvements at the Mortgaged Property), including approval of new leases and amendments to current leases;

(ii)          approving any waiver affecting the timing of receipt of financial statements from any Mortgagor; provided that such financial statements are delivered no less often than quarterly and within 60 days after the end of the calendar quarter;

(iii)         approving annual operating budgets;

(iv)         subject to other restrictions in this Agreement regarding Principal Prepayments, waiving any provision of a Mortgage Loan or Serviced Whole Loan requiring a specified number of days’ notice prior to a Principal Prepayment;

(v)          approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan or Serviced Whole loan documents do not otherwise permit such principal prepayment;

(vi)          granting waivers of minor covenant defaults (other than financial covenants);

(vii)         as permitted under the related Mortgage Loan documents, payment from any escrow, reserve, or letter of credit (except releases of any amounts from any escrow accounts, reserve accounts or letters of credit held as performance escrows (or reserves) or earn-out escrows (or reserves) with respect to certain Mortgage Loans identified on a schedule to the PSA);

(viii)        any property management company changes (with respect to a Mortgage Loan or Serviced Whole Loan (A)(x) with a Stated Principal Balance less than $25,000,000 and (y) for which the debt service coverage ratio or debt yield for such Mortgage Loan (or Whole Loan, if applicable) is greater than the greater of (X) the debt service coverage ratio or debt yield for such Mortgage Loan as of the origination date of such Mortgage Loan or (Y) if the DSCR/DY Trigger has occurred, the debt service coverage ratio or debt yield for such Mortgage Loan as of the most recent quarterly reporting period and (B) where the property management company will not be an affiliate of the related borrower following such change or (2) or franchise changes (with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, in each case, for which the lender is not required to consent or approve under the Mortgage Loan documents);

341

(ix)         approve or consent to grants of easements or rights of way (including, without limitation for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements except with respect to grants of easements or rights of way that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(x)          any non-material modifications, waivers or amendments of a non-monetary term of an applicable Mortgage Loan document not provided for in clauses (i) through (ix) above, which are necessary to cure any ambiguities or to correct scrivener’s errors in the terms of the related Mortgage Loan or Serviced Whole Loan and any modification, consent to a modification or waiver of any material term of an applicable Mortgage Loan document to the extent the Directing Certificateholder or any affiliate owns a controlling interest (whether legally, beneficially or otherwise) in the related mezzanine loan, if applicable;

(xi)         consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related Mortgagor to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents;

(xii)        consent to actions and releases related to condemnation of parcels of a Mortgaged Property, except with respect to any condemnation with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related Mortgagor to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due);

(xiii)       grant an extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related Maturity Date of such Mortgage Loan so long as (A) such extension or forbearance does not extend beyond 120 days after the related Maturity Date and (B) the related borrower has delivered the necessary documentation which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which the related Balloon Balance will become due;

(xiv)       any assumption of the Mortgage Loan or transfer of the Mortgaged Property, in each case, that the loan documents allow without the consent of the mortgagee but subject to satisfaction of conditions specified in the loan documents where no mortgagee discretion is necessary in order to determine if such conditions are satisfied; and

(xv)         grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision;

provided that (w) any such action would not in any way affect a payment term of the Certificates, (x) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G 2(b) and would not otherwise cause any Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an Opinion of Counsel (at the expense of the Trust to the extent not reimbursed or paid by the related Mortgagor), to the extent requesting such opinion is consistent with the Servicing Standard), (y) agreeing to such action would be consistent with the Servicing Standard, and (z) agreeing to such action would not violate the terms, provisions or limitations of this Agreement or any Intercreditor Agreement. The foregoing is intended to be an itemization of actions the master servicer may take without having to obtain the approval of the special servicer (other than as described in each item) and is not intended to limit the responsibilities of the master servicer hereunder. In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent shall be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the applicable master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to such master servicer in order to grant or withhold such consent.

342

If, following any such release or taking, the loan-to-value ratio (as so calculated) is greater than 125%, the master servicer or special servicer, as applicable, will require payment of principal by a “qualified amount” as determined under Revenue Procedure 2010-30 or any successor provision, unless the related borrower provides an opinion of counsel (at the expense of the related borrower if allowed by the terms of the related Mortgage Loan documents and, if not allowed, at the expense of the trust) that, if such amount is not paid, the related Mortgage Loan will not fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage).

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1)       extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) five years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring twenty years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)       provide for the deferral of interest unless interest accrues on the Mortgage Loan or the Serviced Whole Loans, generally, at the related Mortgage Rate.

If the special servicer gives notice of any modification, waiver or amendment of any term of any Mortgage Loan (other than the Non-Serviced Whole Loans) or related Companion Loan, the special servicer will be required to notify the master servicer, the holder of any related Companion Loan, the applicable mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder), the operating advisor (after the occurrence and during the continuance of a Control Termination Event), the certificate administrator, the trustee, the Directing Certificateholder (with respect to any Mortgage Loan other than an Excluded Loan, and unless a Consultation Termination Event has occurred), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer gives notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer (and, unless a Consultation Termination Event has occurred, the special servicer will be required to forward any such notice with respect to any Mortgage Loan other than an Excluded Loan to the Directing Certificateholder), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder), the holder of any related Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

In addition, with respect to the Moffett Gateway Whole Loan, so long as no Control Appraisal Period has occurred and is continuing with respect to the related Subordinate Companion Loan, no modification, waiver or amendment of the related Whole Loan that would be a Moffett Gateway Major Decision may be made without the consent of the holder of the related Subordinate Companion Loan which must be obtained by the special servicer. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Moffett Gateway Whole Loan—Consultation and Control.”

343

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

Other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xiv) of the definition thereof, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right the mortgagee of record may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that (i) the special servicer, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, has obtained the consent (or deemed consent) of the Directing Certificateholder (provided that such consent shall be deemed given if a response to the request for consent is not provided within 10 business days (or 5 business days if the Directing Certificateholder is an affiliate of the special servicer) after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent) and (ii) with respect to any Mortgage Loan (x) with a Stated Principal Balance greater than or equal to $20,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding, and (z) together with all other Mortgage Loans with which it is cross collateralized or cross-defaulted or together with all other Mortgage Loans with the same or an affiliated borrower, that is one of the ten largest Mortgage Loans outstanding (by Stated Principal Balance), a Rating Agency Confirmation is received by the special servicer from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any); provided, however, that with respect to clauses (y) and (z) of this paragraph, such Mortgage Loan will also be required to have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

Other than with respect to clause (xiv) of the definition of “Master Servicer Decision”, with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan with a “due-on-encumbrance” clause, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right the mortgagee of record may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that (i) the special servicer, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan and other than with respect to any waiver of a “due on encumbrance” clause, which such waiver constitutes a Master Servicer Decision pursuant to clause (xiv) of the definition thereof, has obtained the consent (or deemed consent) of the Directing Certificateholder (provided that such consent shall be deemed given if a response to the request for consent is not provided within 10 business days(or 5 business days if the Directing Certificateholder is an affiliate of the special servicer) after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent) and (ii) the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any) if such Mortgage Loan (1) has an outstanding principal balance that is greater than or equal to 2% of the aggregate Stated Principal Balance of the Mortgage Loans or (2) has a loan-to-value ratio greater than 85% (including any existing and proposed debt) or (3) has a debt service coverage ratio less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the Mortgage Loan and related Companion Loan, if any, and the principal amount of the proposed additional loan) or (4) is one of the ten largest Mortgage Loans (by Stated Principal

344

Balance) or (5) has a Stated Principal Balance over $20,000,000; provided, however, that with respect to clauses (1), (2), (3) and (4), such Mortgage Loan must also have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

Upon receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due on sale” or “due on encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and other than any transfers or assumptions provided for in clause (xiv) of the definition of “Master Servicer Decision” and other than any waiver of a “due on encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiv) of the definition thereof, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance. The master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such consent or waiver with respect to a “due on sale” or “due on encumbrance” clause. Unless the master servicer and the special servicer mutually agree that the master servicer will process such request with respect to a Mortgage Loan that is not a Specially Serviced Loan in accordance with terms and conditions reasonably agreed to by the master servicer and special servicer, including the special servicer’s consent, the master servicer will not be permitted to process any request relating to such consent or waiver with respect to a “due on sale” or “due on encumbrance” clause (other than any transfers or assumptions provided for in clause (xiv) of the definition of “Master Servicer Decision” and other than any waiver of a “due on encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiv) of the definition thereof) and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any such request.

Any modification, extension, waiver or amendment of the payment terms of the Non-Serviced Whole Loans will be required to be structured so as to be consistent with the Servicing Standard and the allocation and payment priorities in the related loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the related Intercreditor Agreement.

With respect to the Moffett Gateway Whole Loan, the rights of the Directing Certificateholder set forth in the preceding paragraphs will be exercised by the holder of the related Subordinate Companion Loan prior to the occurrence and continuance of a Control Appraisal Period.

Inspections; Collection of Operating Information

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense), physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than the Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case, commencing in the calendar year 2018, unless a physical inspection has been performed by the special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Pari Passu Mortgage Loan and Serviced

345

Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. With respect to the Moffett Gateway Whole Loan, the cost will be allocated, first, as an expense of the holder of the Subordinate Companion Loan, and second, as an expense of the holders of the related Mortgage Loan and the holders of the related Pari Passu Companion Loans on a pro rata and pari passu basis to the extent provided in the related intercreditor agreement. The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies in the Mortgaged Property of which it has knowledge and deems material, of any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the preparer of such report deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan that requires the borrower to deliver operating statements, the special servicer or the master servicer, as applicable, is also required to use reasonable efforts to collect and review the annual operating statements beginning with calendar year end 2016 of the related Mortgaged Property. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan.

Special Servicing Transfer Event

The Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Companion Loans and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loans (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer certain of the servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing:

(1)       either (x) with respect to any Mortgage Loan or Serviced Companion Loan, other than a balloon loan, a payment default has occurred on such Mortgage Loan or Serviced Companion Loan at its maturity date or, if the maturity date of such Mortgage Loan or Serviced Companion Loan has been extended in accordance with the PSA, a payment default occurs on such Mortgage Loan or Serviced Companion Loan at its extended maturity date or (y) with respect to a balloon loan, a payment default has occurred with respect to the related balloon payment; provided that if (A) the related borrower has provided prior to the related maturity date a fully executed term sheet or refinancing commitment or a signed purchase and sale agreement for a refinancing of the related Mortgage Loan or sale of the Mortgaged Property (in each case subject only to typical due diligence and closing conditions) in a manner consistent with CMBS market practices and that is satisfactory in form and substance to the master servicer from an acceptable lender or purchaser reasonably satisfactory to the master servicer, which provides that a refinancing of such Mortgage Loan or Whole Loan or the sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due (and the master servicer will promptly forward such documentation to the special servicer), (B) the related borrower continues to make its Assumed Scheduled Payment, and (C) no other event that would cause such Mortgage Loan or Serviced Companion Loan to become a Specially Serviced Loan has occurred with respect to that Mortgage Loan or Serviced Companion Loan, an event that would cause such Mortgage Loan or Serviced

346

Companion Loan to become a Specially Serviced Loan will not occur until the earlier of (1) 120 days beyond the related maturity date and (2) the date on which such documentation expires;

(2)       as to which any Periodic Payment is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of a Mortgage Loan with an associated mezzanine loan, the holder of the related Companion Loan or the holder of the related mezzanine debt, as applicable, cures such delinquency);

(3)       as to which (i) the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or (ii) the borrower has become the subject of a decree or order for that proceeding; provided that, with respect to clause (ii), that if the appointment, decree or order was involuntary and is stayed or discharged, or the case dismissed within 60 days, that Mortgage Loan and any related Companion Loan will not be considered a Specially Serviced Loan during that period), or (iii) the borrower has admitted in writing its inability to pay its debts generally as they become due;

(4)       as to which the master servicer or special servicer has received notice of the foreclosure or proposed foreclosure of any lien other than the Mortgage on the Mortgaged Property;

(5)       as to which, in the judgment of the master servicer, a payment default is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 60 days;

(6)       as to which a default that the master servicer or special servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the master servicer or special servicer (and, in the case of the special servicer, with respect to any Mortgage Loan other than an Excluded Loan and unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (and, with respect to any Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans, as applicable), has occurred and remains unremediated for the applicable grace period specified in the Mortgage Loan or related Companion Loan documents, other than in certain circumstances the failure to maintain terrorism insurance (or if no grace period is specified for events of default that are capable of cure, 60 days); or

(7)       as to which the master servicer determines that (a) a default (other than as described in clause (5) above) under the Mortgage Loan or related Companion Loan is imminent or reasonably foreseeable, (b) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or related Companion Loan or otherwise materially adversely affect the interests of Certificateholders (and, with respect to a Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans, as applicable)), and (c) the default will continue unremedied for the applicable cure period under the terms of the Mortgage Loan or related Companion Loan, or, if no cure period is specified and the default is capable of being cured, for 30 days; provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or related Companion Loan.

Notwithstanding the foregoing, the special servicer may elect to deliver a written notice to the master servicer that a Mortgage Loan should be a Specially Serviced Loan as a result of imminent default under clause (5) or (7) above. Upon receipt of any such written notice, the master servicer will deliver an officer’s certificate to each of the depositor and the special servicer with its determination of whether to transfer such Mortgage Loan to special servicing under clause (5) or (7) above and the reasons for such determination, and such determination shall be conclusive with respect to a servicing transfer at that time.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion

347

Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. The master servicer will have no responsibility for the performance by the special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan), that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

A Mortgage Loan or Serviced Whole Loan will cease to be a Specially Serviced Loan (each, a “Corrected Loan”) (A) with respect to the circumstances described in clauses (1) and (2) of the definition of Specially Serviced Loans, when the borrower thereunder has brought the Mortgage Loan or Serviced Companion Loan current and thereafter made three consecutive full and timely Periodic Payments, including pursuant to any workout of the Mortgage Loan or Serviced Companion Loan, (B) with respect to the circumstances described in clause (3), (4), (5) and (7) of the definition of Specially Serviced Loans, when such circumstances cease to exist in the good faith judgment of the special servicer or (C) with respect to the circumstances described in clause (6) of the definition of Specially Serviced Loans, when such default is cured (as determined by the special servicer in accordance with the Servicing Standard) or waived by the special servicer; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Companion Loan to continue to be characterized as a Specially Serviced Loan. If any Specially Serviced Loan becomes a Corrected Loan, the special servicer will be required to transfer servicing of such Corrected Loan to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer. Each Asset Status Report will be required to be delivered in electronic form to:

•	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence of a Consultation Termination Event);

•	with respect to any related Serviced Companion Loan, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold or, if such related Serviced Companion Loan has not been included in a securitization transaction, to the holders of the related Serviced Companion Loan;

•	the operating advisor; (but, other than with respect to an Excluded Loan, only after the occurrence and during the continuance of a Control Termination Event, and in the case of the Moffett Gateway Whole Loan, only to the extent it is subject to a Control Appraisal Period);

•	the master servicer; and

•	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Asset Status Report will be provided to the certificate administrator and the trustee.

348

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

•	summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

•	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

•	the most current rent roll and income or operating statement available for the related Mortgaged Property;

•	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

•	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

•	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

•	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

•	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

•	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

•	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days) after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days) or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days)) is not in the best interest of all the Certificateholders, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves

349

the Asset Status Report within the 5-business day or 10-business day period, as applicable, and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders; provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer will follow the Directing Certificateholder’s direction, if such direction is consistent with the Servicing Standard; provided, however, that if the Directing Certificateholder’s direction would cause the special servicer to violate the Servicing Standard, the special servicer may act upon the most recently submitted form of Asset Status Report.

If a Control Termination Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and, with respect to any Mortgage Loan other than an Excluded Loan and for so long as no Consultation Termination Event has occurred, the Directing Certificateholder. The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Consultation Termination Event has occurred, the Directing Certificateholder) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer will revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Consultation Termination Event has occurred, the Directing Certificateholder), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans)).

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an Excluded Loan and the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to any Non-Serviced Mortgage Loan (other than the 9 West 57th Street Mortgage Loan), the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan under the related Non-Serviced PSA that are substantially similar, but not

350

identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “—Servicing of the Non-Serviced Mortgage Loans”.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than any Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)   such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the holder of the related Serviced Companion Loan), as a collective whole as if such Certificateholders and, if applicable, the holders of the related Serviced Companion Loans constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)   there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the holder of the related Serviced Companion Loan), as a collective whole as if such Certificateholders and, if applicable, the holders of the related Serviced Companion Loans constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC longer than the above-referenced three (3) year period will not result in the imposition of a tax on any Trust REMIC or the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to cause any Mortgaged Property acquired by

351

the issuing entity to be administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the holder of the related Serviced Companion Loan, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to the Determination Date or (y) 2 business days after such amounts are received and properly identified and determined to be available, the special servicer is required to deposit (or provide to the master servicer for it to deposit) all amounts

352

received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account; provided that the special servicer may retain in the REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender (taking into account the pari passu or subordinate nature of any Companion Loans, as applicable)) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Pari Passu Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the case of each Non-Serviced Mortgage Loan, under certain limited circumstances permitted under the related Intercreditor Agreement, to the extent that such Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the special servicer for the related Non-Serviced Whole Loans, the special servicer will be entitled to sell (with respect to any Mortgage Loan other than an Excluded Loan, with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders. In the absence of a cash offer at least equal to the Purchase Price, the special servicer may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any Excluded Loan) the Directing Certificateholder not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 60 days if the related borrower has provided the master servicer or the special servicer with a written and fully executed commitment or otherwise binding application for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to the special servicer (and the party receiving such commitment will promptly forward a copy of such commitment or application to the master servicer or the special servicer, as applicable, if it is not evident that a copy has been delivered to such other party); and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price; provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Purchase Price, at least two other offers are received from independent third

353

parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and if such fees or costs are not reimbursed by such Interested Person, such expense will be reimbursable to the trustee by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines (with respect to any Mortgage Loan other than an Excluded Loan, in consultation with the Directing Certificateholder (unless a Consultation Termination Event exists) and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person” is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to each Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell the related Pari Passu Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. With respect to the Moffett Gateway Whole Loan,

354

the special servicer will be permitted to sell the related Subordinate Companion Loan along with the related Mortgage Loan and Pari Passu Companion Loans if it determines that a sale of the Moffett Gateway Whole Loan would maximize recoveries on the Whole Loan in accordance with the Servicing Standard. The special servicer will not be permitted to sell the related Mortgage Loan together with the related Pari Passu Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Pari Passu Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

In addition, with respect to the Servicing Shift Mortgage Loan, if a Servicing Shift Mortgage Loan becomes a Defaulted Loan, the special servicer (or, on or after the applicable Servicing Shift Securitization Date, the special servicer under the related Servicing Shift PSA) will be required to sell such Mortgage Loan together with the related Companion Loans as notes evidencing one whole loan, in accordance with the provisions of the related Intercreditor Agreement and the PSA or the related Servicing Shift PSA, as the case may be.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of the related Companion Loans under the related Intercreditor Agreements as described under “—Rights of Holders of Companion Loans” below, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Specially Serviced Loans other than any Excluded Loan or Servicing Shift Mortgage Loan and (2) the special servicer, with respect to non-Specially Serviced Loans other than any Excluded Loan or Servicing Shift Mortgage Loan, as to all the Major Decisions for all Mortgage Loans that are not Specially Serviced Loans (other than any Excluded Loan), will have the right to replace the special servicer with or without cause and have certain other rights under the PSA, each as described below. With respect to any matter for which the consent of the Directing Certificateholder is required or for which the Directing Certificateholder has the right to direct the special servicer, to the extent

355

no specific time period for deemed consent is expressly stated, in the event no response from the Directing Certificateholder is received within 10 business days (or 5 business days if the Directing Certificateholder is an affiliate of the Special Servicer) following written request for input and all reasonably requested information on any required consent or direction, the Directing Certificateholder will be deemed to have consented to or approved the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not affect any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Mortgage Loan other than an Excluded Loan, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

Notwithstanding anything to the contrary, with respect to the Moffett Gateway Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will have no consent or consultation rights with respect to such Whole Loan and any control rights will be held by the holder of the related Subordinate Companion Loan in accordance with the related intercreditor agreement; provided that nothing precludes the Directing Certificateholder from consulting with the special servicer, regardless of whether the holder of the related Subordinate Companion Loan is entitled to exercise such rights. However, during the occurrence and continuance a Control Appraisal Period with respect to the Moffett Gateway Whole Loan, the Directing Certificateholder will have the same consent and consultation rights with respect to such Whole Loan as it does for the other Mortgage Loans in the trust.

The “Directing Certificateholder” will be (i) with respect to each of the Servicing Shift Mortgage Loans, the related Loan Specific Directing Holder, and (ii) with respect to each Mortgage Loan (other than the Servicing Shift Mortgage Loans), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)       absent that selection, or

(2)       until a Directing Certificateholder is so selected, or

(3)       upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class, or the resignation of the then-current Directing Certificateholder.

The “Loan Specific Directing Holder” means, (i) with respect to the 60 Madison Avenue Whole Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement, and (iii) with respect to the Moffett Gateway Whole Loan, the “controlling noteholder” after the occurrence and continuance of a Control Appraisal Period with respect to the related Subordinate Companion Loan. Prior to the applicable Servicing Shift Securitization Date, the “Loan Specific Directing Holder” (i) with respect to the related Servicing Shift Whole Loan will be the holder of the related Controlling Companion Loan, which is DBNY with respect to the 60 Madison Avenue Whole Loan and JPMCB with respect to the Moffett Gateway Whole Loan. On or after the applicable Servicing Shift Securitization Date, there will be no Loan Specific Directing Holder under the PSA with respect to the related Servicing Shift Whole Loan.

356

The initial Directing Certificateholder is expected to be BlackRock Realty Advisors, Inc., as agent for its managed account.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any date of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class among the Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be Class NR certificates.

The “Control Eligible Certificates” will be any of the Class E, Class F and Class NR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the trust. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or the special servicer, as applicable, then until such time as the new Directing Certificateholder is identified, the master servicer or the special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder as the case may be.

The Class E certificateholders that are the Controlling Class Certificateholders may waive its rights as the Controlling Class Certificateholders as described in “—Control Termination Event and Consultation Termination Event” below.

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of Holders of Companion Loans” below, the master servicer and the special servicer will not be permitted to take any of the following actions as to which the Directing Certificateholder has objected in writing within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days) after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and in the special servicer’s possession in order to grant or withhold such consent (provided that if such written objection has not been received by the special servicer within such 10 business day period, the Directing Certificateholder will be deemed to have approved such action).

357

Each of the following, a “Major Decision”:

(i)          any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loans as come into and continue in default;

(ii)          any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan other than in connection with a maturity default if a refinancing or sale is expected within 120 days as provided in clause (xv) of the definition of Master Servicer Decision;

(iii)        any sale of a Defaulted Loan (that is not a Non-Serviced Mortgage Loan) or REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a Defaulted Loan that is a Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case for less than the applicable Purchase Price;

(iv)         any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(v)          any release of material collateral or any acceptance of substitute or additional collateral for a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan documents;

(vi)         any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as described under clause (xiv) of the definition of “Master Servicer Decision” or as may be effected (I) without the consent of the lender under the related loan agreement, (II) pursuant to the specific terms of such Mortgage Loan and (III) for which there is no lender discretion;

(vii)        consent to actions and releases related to condemnation of any material parcels of a Mortgaged Property or of any material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related Mortgagor to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due;

(viii)       any determination of an Acceptable Insurance Default;

(ix)        (1) any property management company changes (with respect to a Mortgage Loan or Serviced Whole Loan (A)(x) with a principal balance greater than $25,000,000 or (y) for which the debt service coverage ratio and debt yield for such Mortgage Loan (or Whole Loan, if applicable) is less than the greater of (X) the debt service coverage ratio and debt yield for such Mortgage Loan as of the origination date of such Mortgage Loan and (Y) if the DSCR/DY Trigger has occurred, the debt service coverage ratio and debt yield for such Mortgage Loan as of the most recent quarterly reporting period or (B) where the property management company will be an affiliate of the related borrower following such change or (2) franchise changes (with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, in each case, for which the lender is required to consent or approve under the Mortgage Loan documents);

358

(x)         releases of any material amounts from any escrows, reserve accounts or letters of credit held as performance escrows or reserves with respect to certain Mortgage Loans identified on a schedule to the PSA, other than those required pursuant to the specific terms of the related Mortgage Loan (other than any Non-Serviced Mortgage Loan) or a Serviced Whole Loan and for which there is no lender discretion; provided that, for the avoidance of doubt, the foregoing performance escrows (or reserves) or earn-out escrows (or reserves) do not include any upfront or on-going tenant improvement/leasing commission escrows;

(xi)        any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xii)        any exercise of a material remedy with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or a Serviced Whole Loan following a default or event of default under the related Mortgage Loan or Serviced Whole Loan documents;

(xiii)       any modification, amendment, consent to a modification or waiver of any term of any Intercreditor Agreement or any action to enforce rights with respect to the Mortgage Loan thereunder (other than with respect to any Excluded Loan and other than with respect to an amendment splitting any Pari Passu Companion Loan or any Subordinate Companion Loan), to the extent the Directing Certificateholder or the holder of the majority of the Controlling Class or any affiliate thereof does not own any controlling interest (whether legally, beneficially or otherwise) in the related mezzanine loan, except that if any such modification or amendment would adversely impact the master servicer or special servicer, such modification or amendment will additionally require the consent of the master servicer or special servicer, as applicable, as a condition to its effectiveness;

(xiv)       agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xv)        approve or consent to grants of easements or rights of way that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(xvi)       determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease and grant approvals, including granting of subordination, non-disturbance and attornment agreements and consents involving leasing activities that involve a ground lease and any leasing activities that affect an area greater than the lesser of (a) 30% of the net rentable area of the improvements at the Mortgaged Property and (b) 30,000 square feet of the improvements at the Mortgaged Property); and

(xvii)     any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents.

For purposes of clause (x) of the definition of “Major Decisions” above and the determination of whether there exists any lender discretion under the terms of the related Mortgage Loan documents, determining whether a debt service coverage ratio or debt yield test is satisfied in connection with any release of an escrow, reserve or letter of credit will not be considered lender discretion.

359

A “DSCR/DY Trigger” will have occurred for purposes of determining the existence of a Major Decision or Master Servicer Decision in connection with the approval of a change to the property management company at a Mortgaged Property (A) with respect to the debt service coverage ratio for such Mortgaged Property, if the most recent debt service coverage ratio for the related Mortgaged Property has decreased more than 10% from the debt service coverage ratio calculated 12 months prior to date on which the most recent debt service coverage ratio was determined and (B) with respect to the debt yield for such Mortgaged Property, if the most recent debt yield for the related Mortgaged Property has decreased more than 10% from the debt yield calculated 12 months prior to date on which the most recent debt yield was determined.

Subject to the terms and conditions of this section, the special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Mortgage Loans (other than any Non Serviced Mortgage Loans) and Serviced Companion Loans. Further, upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, the master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such Major Decision. The master servicer will not be permitted to process any Major Decision and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision unless the master servicer and the special servicer mutually agree that the master servicer will process such Major Decision with respect to a Mortgage Loan that is not a Specially Serviced Loan in accordance with terms and conditions reasonably agreed to by the master servicer and special servicer, including the special servicer’s consent.

With respect to the Moffett Gateway Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period, the Directing Certificateholder will not be entitled to exercise the above-described rights, but such rights, or rights substantially similar to those rights, will be exercisable by the holder of the related Subordinate Companion Loan; provided that nothing precludes the Directing Certificateholder from consulting with the related special servicer, regardless of whether the holder of the holder of the related Subordinate Companion Loan is entitled to exercise such rights to the extent provided for under the related Intercreditor Agreement. For the specific major decisions applicable to the Moffett Gateway Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, see “Description of the Mortgage Pool—The Non-Serviced Whole Loans—The Moffett Gateway Whole Loan—Servicing”.

Asset Status Report

With respect to any Mortgage Loan other than an Excluded Loan, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of Special Servicer

With respect to any Mortgage Loan other than (i) an Excluded Loan or (ii) the Moffett Gateway Whole Loan (prior to the occurrence and continuance of a Control Appraisal Period with respect to the related Subordinate Companion Loan), so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of Special Servicer Without Cause” and “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” below.

360

Control Termination Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan) or Serviced Whole Loan, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the master servicer or the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the special servicer. In the event the special servicer receives no response from the Directing Certificateholder within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days) following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Excluded Special Servicer Loan (that is not also an Excluded Loan), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer.

In addition, if a Control Termination Event has occurred and is continuing, the special servicer will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded Loan (regardless of whether a Control Termination Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will have no consultation or consent rights under the PSA and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when (i) the Class E certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably

361

waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided that prior to the applicable Servicing Shift Securitization Date, no Control Termination Event may occur with respect to a Loan Specific Directing Holder, and the term “Control Termination Event” will not be applicable to such Loan Specific Directing Holder; provided, further, that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class E certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided that prior to the applicable Servicing Shift Securitization Date, no Consultation Termination Event may occur with respect to a Loan Specific Directing Holder and the term “Consultation Termination Event” will not be applicable to such Loan Specific Directing Holder; provided, further, that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero. With respect to any Excluded Loan, the Directing Certificateholder or any Controlling Class Certificateholder will not have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event will be deemed to have occurred and be continuing and a Consultation Termination Event will be deemed to have occurred, in each case, with respect to an Excluded Loan.

At any time that the Controlling Class Certificateholder is the holder of a majority of the Class E certificates and the Class E certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, trustee, master servicer, special servicer and operating advisor. During such time, the special servicer will be required to consult with only the operating advisor in connection with asset status reports and material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to replace the special servicer or approve or be consulted with respect to asset status reports or material special servicer actions. Any such waiver will remain effective until such time as the Controlling Class Certificateholder sells or transfers all or a portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of Class E certificates, the successor Class E certificateholder that is the Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the Controlling Class Certificateholder. The successor Class E certificateholder that is the Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder. In the event of any transfer of the Class E certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class E certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of such Class E certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

With respect to the Moffett Gateway Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period, the Directing Certificateholder will not be entitled to exercise the above-described rights, but such rights, or rights substantially similar to those rights, will be exercisable by the holder of the related

362

Subordinate Companion Loan; provided that nothing precludes the Directing Certificateholder from consulting with the special servicer, regardless of whether the holder of the related Subordinate Companion Loan is entitled to exercise such rights to the extent provided for under the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Non-Serviced Whole Loans—The Moffett Gateway Whole Loan—Servicing”.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of (i) the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of a Control Termination Event in the PSA or (ii) with respect to the Moffett Gateway Mortgage Loan, the holder of the related Subordinate Companion Loan (prior to the occurrence and continuance of a Control Appraisal Period with respect to the related Subordinate Companion Loan) (or any matter requiring consultation with the Directing Certificateholder or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Companion Loan), as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s or the holder of the Subordinate Companion Loan’s response (or without waiting to consult with the Directing Certificateholder or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or the holder of the Subordinate Companion Loan related to the Moffett Gateway Whole Loan or (ii) may follow any advice or consultation provided by the Directing Certificateholder or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or the special servicer, as applicable, under the PSA or (4) cause the master servicer or the special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or the special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of Holders of Companion Loans

With respect to any Non-Serviced Whole Loans (other than the 9 West 57th Street Whole Loan), the Directing Certificateholder will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder. The issuing entity, as the holder of the Non-Serviced Mortgage Loans and the Servicing Shift Mortgage Loans, has consultation rights with respect to certain major decisions relating to the Non-Serviced Whole Loans or the Servicing Shift Whole Loan, as applicable, and, other than in respect of an Excluded Loan, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of any Non-Serviced Whole Loan or Servicing Shift Whole Loan that has become a defaulted loan under the related Non-Serviced PSA.

363

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

With respect to a Serviced Pari Passu Mortgage Loan that is subject to a Pari Passu Companion Loan, the holder of the Pari Passu Companion Loan has consultation rights with respect to certain major decisions and consent rights in connection with the sale of such Serviced Whole Loan if it has become a Defaulted Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)   may act solely in the interests of the holders of the Controlling Class;

(c)   does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)   may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)   will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law or the accepted servicing practices or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or the special servicer.

Each certificateholder will acknowledge and agree, by its acceptance of its certificates, that the controlling noteholders of any Non-Serviced Mortgage Loan (other than the 9 West 57th Street Mortgage Loan) or any Servicing Shift Mortgage Loan or their respective designees (e.g. the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

364

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent, and in accordance with the standard of care, set forth in the PSA, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder. The operating advisor is not the special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. Potential investors should be aware that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction (i) with respect to the Non-Serviced Whole Loans (each of which will be serviced pursuant to a Non-Serviced PSA) or any related REO Properties, and (ii) the Servicing Shift Whole Loans (which will be serviced pursuant to the related Non-Serviced PSA or Servicing Shift PSA, as applicable) or any related REO Properties. However, Pentalpha Surveillance is also the operating advisor under the JPMCC 2016-JP3 Pooling and Servicing Agreement and, in that capacity, will have certain obligations and consultation rights with respect to the related Non-Serviced Special Servicer pursuant to the JPMCC 2016-JP3 Pooling and Servicing Agreement, that are substantially similar to those of the operating advisor under the PSA. See “—Servicing of the Non-Serviced Mortgage Loans” below.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan and any Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than any Servicing Shift Whole Loan), unless a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of the special servicer:

(a)   promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b)   promptly reviewing each Final Asset Status Report; and

(c)   reviewing any Appraisal Reduction Amount and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the operating advisor discovers a mathematical error contained in such calculations, then the operating advisor will be required to notify the special servicer and the Directing Certificateholder of such error).

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with the special servicer.

365

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the special servicer to the Directing Certificateholder or the holder of the Moffett Gateway Subordinate Companion Loan, which does not include any communication (other than the related Asset Status Report) between the special servicer and Directing Certificateholder, with respect to such Specially Serviced Loan; provided that, with respect to any Mortgage Loan other than an Excluded Loan, so long as a Control Termination Event has not occurred and is not continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Certificateholder or the holder of the Moffett Gateway Subordinate Companion Loan, has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise in the process of being implemented by the special servicer in accordance with the terms of the PSA. The operating advisor is only required to review Final Asset Status Reports delivered to it by the special servicer; provided that the Operating Advisor will be required to request delivery of a Final Asset Status Report to the extent it has actual knowledge of such Final Asset Status Report.

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan or any Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than any Servicing Shift Whole Loan), while a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will consist of the following:

(a)   the operating advisor will be required to consult (on a non-binding basis) with the special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b)   the operating advisor will be required to consult (on a non-binding basis) with the special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Major Decisions”;

(c)   the operating advisor will be required to prepare an annual report with respect to such Mortgage Loan (other than any Non-Serviced Mortgage Loans or any Servicing Shift Mortgage Loans) or Serviced Whole Loans (other than the Servicing Shift Whole Loan) that was a Specially Serviced Loan during the prior calendar year) in the form attached to this prospectus as Annex C, to be provided to the trustee, the master servicer, the Rating Agencies, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

(d)   the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or (2) net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the special servicer.

In connection with the performance of the duties described in clause (d) above:

(i)    after the calculation but prior to the utilization by the special servicer, the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)    if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for

366

such calculation, the operating advisor and special servicer will be required to consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)    if the operating advisor and special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan (other than any Servicing Shift Whole Loan) for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, the mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder or any of their affiliates.

Annual Report.

After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance Report, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) delivered to the operating advisor by the special servicer, including each Asset Status Report delivered during the prior calendar year, the operating advisor (if any Mortgage Loans (other than any Servicing Shift Mortgage Loans) were Specially Serviced Loans in the prior calendar year) will be required to prepare an annual report in the form attached to this prospectus as Annex C to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 and setting forth its assessment of the special servicer’s performance of its duties under the PSA during the prior calendar year on a “platform-level basis” with respect to the resolution and liquidation of Specially Serviced Loans that the special servicer is responsible for servicing under the PSA; provided, however, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. Only as used in connection with the operating advisor’s annual report, the term “platform-level basis” refers to the special servicer’s performance of its duties as they relate to the resolution and/or liquidation of Specially Serviced Loans, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance Report, Attestation Report, Asset Status Report and other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least five (5) business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will be required to identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to any

367

Non-Serviced Mortgage Loan or any Servicing Shift Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Recommendation of the Replacement of the Special Servicer

After the occurrence of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may recommend the replacement of the special servicer in the manner described in “—Replacement of Special Servicer Without Cause”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an institution:

(i)     that is a special servicer or operating advisor on a CMBS transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such CMBS transaction as the sole or a material factor in such rating action;

(ii)     that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)     that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)     that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; and

(v)     that (x) has been regularly engaged in the business of analyzing and advising clients in CMBS matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the special servicer or Directing Certificateholder in connection with the Directing Certificateholder’s

368

exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder and the special servicer related to any Specially Serviced Loan (other than with respect to an Excluded Loan) or the exercise of the Directing Certificateholder’s consent or consultation rights under the PSA, (ii) any strategically sensitive information (including, without limitation, any information contained within any Asset Status Report) that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The operating advisor will be required to keep all such Privileged Information confidential and will not be permitted to disclose such Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Consultation Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than any Non-Serviced Mortgage Loan, any Servicing Shift Mortgage Loan and any Excluded Loan) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, as evidenced by an opinion of counsel (which will be an additional expense of the issuing entity) delivered to each of the master servicer, the special servicer, the Directing Certificateholder (other than with respect to an Excluded Loan), the operating advisor, the asset representations reviewer, the certificate administrator and the trustee), required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor will be permitted to delegate its duties to agents or subcontractors in accordance with the PSA. However, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

369

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)   any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)   any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)   any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the operating advisor, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(e)   the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)    the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will be required to, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of

370

the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the certificate administrator is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan and only for so long as no Consultation Termination Event has occurred), any Companion Loan noteholder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event will be permitted to waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of a majority of the Voting Rights (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates and the Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor will be permitted to resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations

371

reviewer and the Directing Certificateholder, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

In addition, the operating advisor has the right to resign without cost or expense on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans and the portion of any REO Loans remaining in the issuing entity is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. The operating advisor will provide all of the parties to the PSA and the Directing Certificateholder 30 days prior written notice of any such resignation. If the operating advisor resigns pursuant to the foregoing, then no replacement operating advisor will be appointed. The resigning operating advisor will be entitled to, and subject, to any rights and obligations that accrued under the PSA prior to the date of any such resignation (including accrued and unpaid compensation) and any indemnification rights arising out of events occurring prior to its resignation.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on either the CREFC® delinquent loan status report or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide written notice to all Certificateholders in accordance with the terms of the PSA. On each Distribution Date after providing such notice to Certificateholders, the certificate administrator, based on information provided to it by the master servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver written notice of such information (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer. With respect to any determination of whether to commence an Asset Review, an “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the

372

aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to prior pools of commercial mortgage loans for which JPMCB (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after October 1, 2006, the highest percentage of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between January 1, 2011 and September 30, 2016 was approximately 30.5%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the four (4) largest Mortgage Loans in the Mortgage Pool represent approximately 25.3% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the four (4) largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the Asset Review Trigger.

CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5% of the aggregate Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to all Certificateholders, and to conduct a solicitation of votes of Certificateholders to authorize an Asset

373

Review. Upon the affirmative vote to authorize an Asset Review of Certificateholders evidencing at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) an additional Asset Review Trigger has occurred as a result or otherwise is in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than 10 business days (except with respect to clause (vii)) after receipt of such notice from the certificate administrator, provide or make available, the following materials to the asset representations reviewer (collectively, with the Diligence Files, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)           a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)          a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)         a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)         a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)          a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)         a copy of any notice previously delivered by the master servicer or the special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)        any other related documents that are reasonably requested by the asset representations reviewer to be delivered by the master servicer or the special servicer, as applicable, in the time frames and as otherwise described below.

374

In the event that, as part of an Asset Review of such Mortgage Loan, the asset representations reviewer determines that the Review Materials provided to it with respect to any Mortgage Loan are missing any document delivered in connection with the origination of the related Mortgage Loan that are necessary to review and assess one or more documents comprising the Diligence File in connection with its completion of any Test, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request that the master servicer or the special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of such notification from the asset representations reviewer, deliver to the asset representations reviewer such missing documents to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10-business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent in the possession of such party.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence File posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the related mortgage loan seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance of the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer will be required to prepare a preliminary report with respect to each Delinquent Loan within 40 business days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator unless the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan, in which case no preliminary report will be required. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to

375

non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) to the extent in the master servicer’s or the special servicer’s possession or by the related mortgage loan seller within 10 business days following the request by the asset representations reviewer as described above, the asset representations reviewer will list such missing documents in such preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents provided or explanations given to support the mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be required to be promptly delivered by the related mortgage loan seller to the asset representations reviewer.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA and the related mortgage loan seller for each Delinquent Loan, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee and certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the master servicer or the special servicer, as applicable. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which such Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than 2 business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the

376

Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC or S&P Global Ratings and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC or S&P Global Ratings has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, the operating advisor or the asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder or any of their respective affiliates, (iv) has neither performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA or the Directing Certificateholder or any of their respective affiliates, nor been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting

377

as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer, organized and doing business under the laws of the United States of America, any state of the United States of America or the District of Columbia, authorized under such laws to perform the duties of the asset representations reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) executes and delivers to the trustee and the certificate administrator an agreement that contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the asset representations reviewer under the PSA from and after the date of such agreement and (C) is not be a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which each of the Asset Representations Reviewer Fee and the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party hereto and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer hereunder.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)     any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing at least 25% of the Voting Rights;

(ii)     any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)     any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)     a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)     the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling

378

of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)     the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset

379

representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Replacement of Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 50% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it is a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan,

380

an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan, the Directing Certificateholder or the Controlling Class Certificateholder on its behalf will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and applicable certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party (including, without limitation, as a result of the related Mortgaged Property becoming an REO Property) with respect to an Excluded Special Servicer Loan, (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan; provided, however, that the related Excluded Special Servicer will not be required to resign if the Directing Certificateholder determines that such Excluded Special Servicer may continue to serve as special servicer for the applicable Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) is not a special servicer that has been publicly cited by Moody’s as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, (vii) currently has a special servicer rating of at least “CSS3” from Fitch, and (viii) is not a special servicer that has been cited by KBRA as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation

381

of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Notwithstanding the foregoing, the rights of the Certificateholders described above will not apply to the replacement of the special servicer with respect to the Moffett Gateway Whole Loan. The holder of the related Subordinate Companion Loan, prior to the occurrence and continuance of a Control Appraisal Period, and the related Loan-Specific Directing Certificateholder, after the occurrence and during the continuance of a Control Appraisal Period, will have the right to replace the special servicer solely with respect to the Moffett Gateway Whole Loan.

In addition, after the occurrence of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis. In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense. Notwithstanding the foregoing, the operating advisor will not be permitted to recommend the replacement of the special servicer with respect to the Moffett Gateway Whole Loan.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans (other than the 9 West 57th Street Whole Loan), the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder appointed under the related Non-Serviced PSA (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loans. See

382

“Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of Master Servicer and Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)   (i) any failure by the master servicer to make a required deposit to the Collection Account or remit to the companion paying agent for deposit into the related Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)   any failure by the special servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)   any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s, as applicable, obligations regarding Exchange Act reporting required under the PSA and compliance with Regulation AB, (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)   any breach on the part of the master servicer or the special servicer of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or the special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)   certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

383

(f)    either of Moody’s or KBRA (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) has placed one or more classes of certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) and (ii), such action has not been withdrawn by Moody’s or KBRA within 60 days of such event) and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such rating action; or

(g)   the master servicer or the special servicer is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to 25% of the Voting Rights or, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or the special servicer, as the case may be; provided, however, that rights in respect of indemnification, entitlement to be paid any outstanding servicing or special servicing compensation and entitlement to reimbursement of amounts due will survive such termination under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to 25% of the Voting Rights, or, for so long as a Control Termination Event has not occurred and is not continuing and other than in respect of an Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, for so long as a Control Termination Event has not occurred and is not continuing and other than with respect to an Excluded Loan, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section described above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Mortgage Loan. The appointment (or replacement) of a special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section described above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the holder of the related Non-Serviced Mortgage Loan, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee (or, prior to a Control Termination Event, the trustee acting at the direction of the Directing Certificateholder) will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

384

Notwithstanding the foregoing, the rights of the Certificateholders described above will not apply to the replacement of the Special Servicer with respect to the Moffett Gateway Whole Loan. The holder of the related Subordinate Companion Loan, prior to the occurrence and continuance of a Control Appraisal Period, and the related Loan-Specific Directing Certificateholder, after the occurrence and during the continuance of a Control Appraisal Period, will have the right to replace the special servicer solely with respect to the Moffett Gateway Whole Loan.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clauses (f) or (g) under “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any class of certificates backed, wholly or partially, by any Serviced Companion Loan, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any class of certificates backed, wholly or partially, by any Serviced Companion Loan, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any certificates backed, wholly or partially, by such Serviced Companion Loan, but upon the written direction of the related holder of such Serviced Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66 2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b), (f) or (g) of the definition of “Servicer Termination Event” may be waived only by all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer and the Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Companion Loan

385

(provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as a Control Termination Event has not occurred and is not continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the resigning party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or the special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. The PSA will also provide that the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any legal action or claim that relates to the PSA, the Mortgage Loans, any related Companion Loan or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms of the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including in its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), certificate administrator, asset representations reviewer or trustee under any Non-Serviced

386

PSA with respect to a Non-Serviced Companion Loan, any partner, director, officer, shareholder, member, manager, employee or agent of any of them and the applicable Non-Serviced Securitization Trust will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related non-serviced Mortgaged Property (or with respect to the operating advisor and/or asset representations reviewer, incurred in connection with the provision of services for such Non-Serviced Mortgage Loan) under the related Non-Serviced PSA or the PSA (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of the related Non-Serviced PSA).

In addition, the PSA will provide that none of the depositor, the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the operating advisor or the asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action (whether in equity or at law), proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not reimbursed by the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan, Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

387

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the master servicer or the special servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Collection Account or any other account by or on behalf of the master servicer or any special servicer. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the certificate administrator as set forth above and under the PSA will also apply to the custodian.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) receives a request or demand from a Requesting Investor to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer or the special servicer, as applicable, which will in turn be required to promptly forward it to the applicable mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in such form, to

388

such extent and at such time as the master servicer or the special servicer, as applicable, would require were it, in its individual capacity, the owner of the affected Mortgage Loan.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) determines that a Material Defect exists, the master servicer or the special servicer, as applicable, will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Investor. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request is Initially Delivered By a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer, and the master servicer or the special servicer, as applicable, will be required to promptly forward that Repurchase Request to the related mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Repurchase Request.

The “Enforcing Servicer” will be (a) with respect to a Specially Serviced Loan, the special servicer, and (b) with respect to a non-Specially Serviced Loan, (i) in the case of a Repurchase Request made by the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, the master servicer, and (ii) in the case of a Repurchase Request made by any person other than the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, (A) prior to a Resolution Failure relating to such non-Specially Serviced Loan, the master servicer, and (B) from and after a Resolution Failure relating to such non-Specially Serviced Loan, the special servicer.

An “Enforcing Party” is the person obligated to enforce the rights of the issuing entity against the related mortgage loan seller with respect to the Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) obtains knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, either a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”) and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the

389

issuing entity against the related mortgage loan seller with respect to a PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to a PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller has made the Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

Within 2 business days after a Resolution Failure occurs with respect to a PSA Party Repurchase Request made by any party other than the special servicer or a Certificateholder Repurchase Request made by any Certificateholder other than the Directing Certificateholder or a Controlling Class Certificateholder, in each case, related to a non-Specially Serviced Loan, the master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the special servicer, indicating the master servicer’s analysis and recommended course of action with respect to such PSA Party Repurchase Request, along with the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer, and reasonably requested by the special servicer to the extent set forth in the PSA for such non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file, the special servicer will become the Enforcing Servicer with respect to such PSA Party Repurchase Request.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the PSA), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (the “Proposed Course of Action”). If the master servicer is the Enforcing Servicer, the master servicer may (but will not be obligated to) consult with the special servicer and (for so long as no Consultation Termination Event has occurred) the Directing Certificateholder regarding any Proposed Course of Action. Such notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days of the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the applicable Enforcing Servicer and the certificate administrator. The certificate administrator will, within 15 business days after the expiration of the

390

30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the majority of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action indicating a recommendation to undertake mediation or arbitration, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to enforce the rights of the issuing entity with

391

respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there are more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and the related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party or that should have been known to such party with the exercise of reasonable diligence at the time when the Proposed Course of Action Notice is posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within 30 days of written notice of the Enforcing Party’s selection of mediation or arbitration, as the case may be. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney and have at least 15 years of experience in commercial litigation and either commercial real estate finance or commercial mortgage-backed securitization matters or other complex commercial transactions.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party,

392

the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided however, the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration will be reimbursable as trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

Servicing of the 60 Madison Avenue Whole Loan and the Moffett Gateway Whole Loan

The servicing of the 60 Madison Avenue Whole Loan and the Moffett Gateway Whole Loan, the Servicing Shift Whole Loans, is expected to be governed by the PSA only temporarily, until the applicable Servicing Shift Securitization Date. From and after the applicable Servicing Shift Securitization Date, each Servicing Shift Whole Loan will be serviced by the master servicer and special servicer under the related Servicing Shift PSA pursuant to the terms of such Servicing Shift PSA. Although the related Intercreditor Agreements impose some requirements regarding the terms of each of the Servicing Shift PSAs (and it is expected that such Servicing Shift PSAs will contain servicing provisions similar to, but not identical with, the provisions of the PSA), the securitizations to which the related Controlling Companion Loans are to be contributed have not been determined, and accordingly, the servicing terms of such Servicing Shift PSAs are unknown. See “Risk Factors—The Servicing of Servicing Shift Whole Loan Will Shift to Other Servicers”, “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The 60 Madison Avenue Whole Loan” and “—The Moffett Gateway Whole Loan”.

Servicing of the 9 West 57th Street Mortgage Loan

The 9 West 57th Street Whole Loan, which includes 9 West 57th Street Mortgage Loan, and any related REO Property, will be serviced and administered under JPMCC 2016-NINE Trust and Servicing

393

Agreement. Accordingly, the JPMCC 2016-NINE Master Servicer (or, if it fails to do so, the JPMCC 2016-NINE Trustee) will generally make property protection advances, unless it is determined in accordance with the JPMCC 2016-NINE Trust and Servicing Agreement that such property protection advance would not be recoverable from related collections. However, no such party will make a P&I Advance with respect to the 9 West 57th Street Mortgage Loan. The JPMCC 2016-NINE Master Servicer will generally also remit collections on the 9 West 57th Street Mortgage Loan to or on behalf of the trust for this securitization. However, the master servicer for this securitization will generally be obligated to compile reports that include information on the 9 West 57th Street Mortgage Loan, and, to the extent required by the Servicing Standard, to enforce the rights of the trust as the holder for this securitization of the 9 West 57th Street Mortgage Loan under the terms of the related co-lender agreement and make P&I Advances with respect to the 9 West 57th Street Mortgage Loan, subject to any non-recoverability determination. The JPMCC 2016-NINE Trust and Servicing Agreement and the PSA both address similar servicing matters, including, but not limited to: collection of payments; establishment of accounts to hold such payments; investment of funds in those accounts; maintenance of insurance coverage on the mortgaged properties; enforcement of due-on-sale and due-on-encumbrance provisions; property inspections; collection of operating statements; loan assumptions; realization upon and sale of defaulted mortgage loans; acquisition, operation, maintenance and disposition of REO properties; servicing compensation; modifications, waivers, amendments and consents with respect to the serviced mortgage loans; servicing reports; servicer liability and indemnification; servicer resignation, servicer termination events; and the ability of certain parties to terminate a particular servicer in connection with a servicer termination event or otherwise. Nonetheless, the servicing arrangements under the JPMCC 2016-NINE Trust and Servicing Agreement are expected to differ in certain respects from the servicing arrangements under the PSA. For example, the provisions of the JPMCC 2016-NINE Trust and Servicing Agreement and the PSA differ with respect to, among other things, time periods and timing matters, terminology, allocation of duties between multiple servicers and other service providers, the specifics of particular servicer termination events, notices to and communications with applicable rating agencies and rating confirmation requirements. Below are certain matters regarding the servicing of the 9 West 57th Street Mortgage Loan for your consideration:

•	The master servicer, the special servicer, the certificate administrator and the trustee under the PSA will have no obligation or authority to (a) supervise or consent to the actions of the JPMCC 2016-NINE Master Servicer, the JPMCC 2016-NINE Special Servicer, the JPMCC 2016-NINE Trustee or the JPMCC 2016-NINE Certificate Administrator under the JPMCC 2016-NINE Trust and Servicing Agreement or (b) make Servicing Advances with respect to the 9 West 57th Street Mortgage Loan. The obligation of the master servicer for this securitization to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to the 9 West 57th Street Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the JPMCC 2016-NINE Master Servicer or the JPMCC 2016-NINE Special Servicer.

•	The JPMCC 2016-NINE Master Servicer will earn a primary servicing fee with respect to the 9 West 57th Street Mortgage Loan at 0.00125% per annum.

•	Pursuant to the JPMCC 2016-NINE Trust and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the 9 West 57th Street Mortgage Loan will be generally similar to the corresponding fee payable under the PSA, except that the liquidation fee and the workout fee payable under the JPMCC 2016-NINE Trust and Servicing Agreement each has a fixed fee rate of 0.50% and neither is subject to a $1,000,000 aggregate cap or a $25,000 minimum fee.

•	The JPMCC 2016-NINE Trust and Servicing Agreement and the PSA may vary as regards to the extent to which late payment charges, default interest, modification fees, assumption fees, consent fees, defeasance fees and other ancillary fees are allocated to (i) cover or offset expenses, (ii) pay master servicing compensation and (iii) pay special servicing compensation, and such items will not be passed through to the trust for this securitization transaction.

394

•	Property protection advances with respect to the 9 West 57th Street Whole Loan are reimbursable out of related collections, together with interest thereon at a prime rate. If the JPMCC 2016-NINE Master Servicer determines that a property protection advance it made with respect to the 9 West 57th Street Whole Loan or the related Mortgaged Property is nonrecoverable, such property protection advance will be reimbursed in full from any collections on the 9 West 57th Street Whole Loan before any allocation or distribution is made in respect of the principal and interest payments on the 9 West 57th Street Whole Loan. In the event that collections received after the final liquidation of the 9 West 57th Street Whole Loan or the related mortgaged property are not sufficient to reimburse such property protection advances in full or pay other fees and trust fund expenses in full, the trust for this securitization will be required to pay its pro rata share of such fees and expenses as described above.

•	In the event that the JPMCC 2016-NINE Master Servicer determines that the monthly debt service advances on the 9 West 57th Street Companion Loans are nonrecoverable, and the master servicer also determines that any P&I Advances on the 9 West 57th Street Mortgage Loan are nonrecoverable, such advances will be reimbursed first in the following order before any amounts are allocated or distributed in respect of the interest or principal payment on the 9 West 57th Street Mortgage Loan or the 9 West 57th Street Pari Passu Companion Loans: first such advances on the 9 West 57th Street Mortgage Loan and the 9 West 57th Street Pari Passu Companion Loans will be reimbursed on a pro rata and pari passu basis, and then such advances on the 9 West 57th Street Subordinate Companion Loan will be reimbursed.

•	The JPMCC 2016-NINE Master Servicer is generally responsible for servicing and administration of the 9 West 57th Street Mortgage Loan prior to the occurrence of, and after the correction of, any special servicing loan event with respect to the 9 West 57th Street Mortgage Loan, and the JPMCC 2016-NINE Special Servicer is generally responsible for the 9 West 57th Street Mortgage Loan while a special servicing loan event exists with respect thereto or if the related Mortgaged Property becomes an REO Property. The special servicing loan events under the JPMCC 2016-NINE Trust and Servicing Agreement vary, in some respects, from Major Decisions and servicing transfer events under the PSA.

•	The JPMCC 2016-NINE Trust and Servicing Agreement does not provide for a controlling class representative or directing certificateholder, and no consent of the Certificateholders is required for any action analogous to the major decisions set forth in the PSA, and the JPMCC 2016-NINE Master Servicer or the JPMCC 2016-NINE Special Servicer will be required to obtain a rating agency confirmation prior to taking certain material actions set forth in the JPMCC 2016-NINE Trust and Servicing Agreement. The major decisions under the JPMCC 2016-NINE Trust and Servicing Agreement vary, in some respects, from servicing transfer events under the PSA.

•	The JPMCC 2016-NINE Trustee will be the mortgagee of record with respect to the 9 West 57th Street Whole Loan.

•	The custodian under the JPMCC 2016-NINE Trust and Servicing Agreement will generally be responsible for holding the loan documents with respect to the 9 West 57th Street Whole Loan (other than the original promissory note for the 9 West 57th Street Mortgage Loan and any allonges thereto). However, from time to time to the extent necessary for the servicing and administration of the 9 West 57th Street Whole Loan, related loan documents will be released to the JPMCC 2016-NINE Master Servicer or the JPMCC 2016-NINE Special Servicer.

•	In addition, with respect to the 9 West 57th Street Mortgage Loan, at the written direction of holders of principal balance certificates under the JPMCC 2016-NINE Trust and Servicing Agreement evidencing not less than 25% of the voting rights of such certificates (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balances of those certificates), a request can be made to vote to terminate the JPMCC 2016-NINE Special Servicer and appoint a successor JPMCC 2016-NINE Special Servicer. The termination and replacement of the JPMCC 2016-NINE Special Servicer will occur if 75% of a quorum of holders of certificates

395

issued under the JPMCC 2016-NINE Trust and Servicing Agreement (such quorum evidencing at least 66-2/3% of the 9 West 57th Street voting rights) vote within 180 days to approve that termination and replacement.

•	If the 9 West 57th Street Whole Loan is subject to special servicing, then the JPMCC 2016-NINE Special Servicer may agree to modify, waive or amend any term of such Whole Loan if such modification, waiver or amendment (i) is consistent with the related servicing standard and (ii) would not (A) cause any REMIC created under the JPMCC 2016-NINE Trust and Servicing Agreement to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any such REMIC. However, the JPMCC 2016-NINE Special Servicer may not extend the maturity date of the 9 West 57th Street Whole Loan beyond September 2033.

•	The JPMCC 2016-NINE Master Servicer and the JPMCC 2016-NINE Special Servicer are each permitted to resign from its respective obligations and duties imposed on it pursuant to the JPMCC 2016-NINE Trust and Servicing Agreement upon a determination that such duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it.

•	Each of the JPMCC 2016-NINE Master Servicer and the JPMCC 2016-NINE Special Servicer will be liable in accordance with the JPMCC 2016-NINE Trust and Servicing Agreement only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the JPMCC 2016-NINE Master Servicer and the JPMCC 2016-NINE Special Servicer will not be liable for any action taken, or for refraining from the taking of any action in good faith pursuant to the JPMCC 2016-NINE Trust and Servicing Agreement or for errors in judgment; provided that neither such party will be protected against any breach or representations or warranties made by it in the JPMCC 2016-NINE Trust and Servicing Agreement or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the JPMCC 2016-NINE Trust and Servicing Agreement.

The JPMCC 2016-NINE Trust and Servicing Agreement provides that each of the JPMCC 2016-NINE Master Servicer and the JPMCC 2016-NINE Special Servicer (and, in each case, certain related persons) will be entitled to indemnification for all losses, liabilities and expenses (including reasonable legal fees and expenses) incurred in connection with any legal action or other claims, losses, penalties, fines, foreclosures, judgments or liabilities relating to the JPMCC 2016-NINE Trust and Servicing Agreement, the 9 West 57th Street Whole Loan, the 9 West 57th Street Intercreditor Agreement, the related Mortgaged Property or certificates issued under the JPMCC 2016-NINE Trust and Servicing Agreement (other than any loss, liability or expense incurred by such party by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the JPMCC 2016-NINE Trust and Servicing Agreement). The 9 West 57th Street Intercreditor Agreement requires that the PSA provide that any related master servicer, special servicer, certificate administrator, trustee or depositor under the JPMCC 2016-NINE Trust and Servicing Agreement and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund for this securitization transaction and held harmless against such trust fund’s pro rata share of any loss, liability, claim, cost or expense incurred in connection with the servicing and administration of the 9 West 57th Street Whole Loan or the related Mortgaged Property.

Servicing of the 10 Hudson Yards Mortgage Loan

The 10 Hudson Yards Mortgage Loan, the 10 Hudson Yards Companion Loans and any related REO Property are being serviced and administered under the Hudson Yards 2016-10HY Trust and Servicing Agreement. While the Hudson Yards 2016-10HY Trust and Servicing Agreement and the PSA both address similar servicing matters, the servicing arrangements under the Hudson Yards 2016-10HY Trust and Servicing Agreement differ in certain respects from the servicing arrangements under the PSA. In that regard, in the case of the Hudson Yards 2016-10HY Trust and Servicing Agreement, the following are

396

considerations relating to servicing, including the identification of some (but not all) of the differences in expected servicing provisions between such Non-Serviced PSA and the PSA:

•	The Hudson Yards 2016-10HY Master Servicer will earn a primary servicing fee at a primary servicing fee rate of 0.00125% per annum with respect to the 10 Hudson Yards Mortgage Loan.

•	Any P&I Advance made by the Hudson Yards 2016-10HY Master Servicer or the Hudson Yards 2016-10HY Trustee with respect to the 10 Hudson Yards Standalone Companion Loans or the applicable master servicer or the trustee for the 10 Hudson Yards Non-Standalone Companion Loan may only be reimbursed out of future payments and collections on the 10 Hudson Yards Standalone Companion Loans or the 10 Hudson Yards Non-Standalone Companion Loan, respectively, or, as and to the extent permitted under the Hudson Yards 2016-10HY Trust and Servicing Agreement or the pooling and servicing agreement for the securitization of the 10 Hudson Yards Non-Standalone Companion Loan, on other loans, if applicable, included in the related securitization trust, but not out of payments or other collections on the Mortgage Loans.

•	The Hudson Yards 2016-10HY Special Servicer will earn a special servicing fee at a special servicing fee rate of 0.25% per annum with respect to the 10 Hudson Yards Mortgage Loan.

•	Pursuant to the Hudson Yards 2016-10HY Trust and Servicing Agreement, the liquidation fee rate and workout fee rate are both equal to a rate of 0.50%, subject to any cap set forth in the Hudson Yards 2016-10HY Trust and Servicing Agreement.

•	The Hudson Yards 2016-10HY Master Servicer is obligated to make servicing advances with respect to the 10 Hudson Yards Whole Loan in accordance with the servicing standard under the Hudson Yards 2016-10HY Trust and Servicing Agreement. If the Hudson Yards 2016-10HY Master Servicer determines that a servicing advance it made with respect to the 10 Hudson Yards Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first, from collections on, and proceeds of the 10 Hudson Yards Whole Loan allocable to the 10 Hudson Yards Subordinate Companion Loans, then second, from collections on, and proceeds of, the 10 Hudson Yards Whole Loan allocable to the 10 Hudson Yards Mortgage Loan and the 10 Hudson Yards Companion Loans on a pro rata basis, and then third, with respect to the 10 Hudson Yards Mortgage Loan and 10 Hudson Yards Non-Standalone Companion Loan, from general collections on the issuing entity and the related securitization trust, respectively, on a pro rata basis.

•	With respect to the 10 Hudson Yards Mortgage Loan, during a “subordinate control period” under the Hudson Yards 2016-10HY Trust and Servicing Agreement, the Hudson Yards 2016-10HY Directing Holder will have the right to terminate the Hudson Yards 2016-10HY Special Servicer, with or without cause, and appoint the successor Hudson Yards 2016-10HY Special Servicer that meets the requirements of the Hudson Yards 2016-10HY Trust and Servicing Agreement; provided that if at any time no Hudson Yards 2016-10HY Directing Holder has been appointed, then (i) during any subordinate control period, each “initial consulting holder” will have non-binding consultation rights with respect to any major decisions and other matters as to which the Hudson Yards 2016-10HY Directing Holder would have had consent rights or direction rights if the Hudson Yards 2016-10HY Directing Holder had been appointed at such time and (ii) during any “subordinate consultation period”, each initial consulting holder will have the same non-binding consultation rights that the Hudson Yards 2016-10HY Directing Holder would have had if the Hudson Yards 2016-10HY Directing Holder had been appointed at such time.

•	With respect to the 10 Hudson Yards Mortgage Loan, at any time other than during a subordinate control period under the Hudson Yards 2016-10HY Trust and Servicing Agreement, at the written direction of holders of principal balance certificates under the Hudson Yards 2016-10HY Trust and Servicing Agreement evidencing not less than 25% of the voting rights of such certificates (taking into account the application of any appraisal reduction amounts and collateral deficiency amounts to notionally reduce the certificate balances of such certificates), the Hudson Yards 2016-10HY Certificate Administrator is required to conduct a vote to terminate the Hudson Yards 2016-10HY

397

Special Servicer. At the written direction of certificate holders representing 75% of the applicable certificateholder quorum required for this vote or certificate holders of non-reduced certificates representing more than 50% of the voting rights of each class of non-reduced certificates, the Hudson Yards 2016-10HY Trustee will be required to terminate the Hudson Yards 2016-10HY Special Servicer and appoint a successor special servicer.

•	There is no operating advisor (and therefore no operating advisor fee) or asset representations reviewer (and therefore no asset representations reviewer asset review fee) under the Hudson Yards 2016-10HY Trust and Servicing Agreement.

•	If the 10 Hudson Yards Mortgage Loan becomes a defaulted loan, then (subject to, in each case if and when applicable, the consent/consultation rights of the Hudson Yards 2016-10HY Directing Holder and the consultation rights of the holders of the 10 Hudson Yards Companion Loans) the Hudson Yards 2016-10HY Special Servicer will be required to take one of the following actions in response: (i) foreclose upon or otherwise comparably convert ownership of the related Mortgaged Properties; (ii) negotiate a workout with the related borrower; or (iii) sell the 10 Hudson Yards Whole Loan in its entirety. If the Hudson Yards 2016-10HY Special Servicer determines to sell the 10 Hudson Yards Mortgage Loan and the 10 Hudson Yards Companion Loans, then the Hudson Yards 2016-10HY Special Servicer will have the right and the obligation to sell the 10 Hudson Yards Mortgage Loan and the 10 Hudson Yards Companion Loans as notes evidencing one whole loan in accordance with the terms of the Hudson Yards 2016-10HY Trust and Servicing Agreement. See “—Sale of Defaulted Loans and REO Properties” above and “Description of the Mortgage Pool—The Whole Loans—10 Hudson Yards Whole Loan—Sale of Defaulted 10 Hudson Yards Whole Loan”.

•	With respect to the 10 Hudson Yards Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the PSA.

•	The Hudson Yards 2016-10HY Master Servicer and Hudson Yards 2016-10HY Special Servicer (a) have substantially similar rights related to resignation and (b) are subject to servicer termination events substantially similar to those in the PSA.

•	The rating agencies rating the securities issued under the Hudson Yards 2016-10HY Trust and Servicing Agreement vary from the rating agencies rating the certificates, which may cause servicing arrangements (including, but not limited to, servicer termination events and eligibility requirements for service providers) to be different under the Hudson Yards 2016-10HY Trust and Servicing Agreement than under the PSA.

See also “Description of the Mortgage Pool—The Whole Loans—10 Hudson Yards Whole Loan” in this prospectus.

Servicing of the 693 Fifth Avenue Mortgage Loan

The 693 Fifth Avenue Mortgage Loan and any related REO Property will be serviced and administered under the DBJPM 2016-C3 Pooling and Servicing Agreement.

The servicing arrangements under the DBJPM 2016-C3 Pooling and Servicing Agreement with respect to the 693 Fifth Avenue Whole Loan are generally similar to, but differ in certain respects from, the servicing arrangements under the Pooling and Servicing Agreement that are described in this prospectus with respect to the Serviced Whole Loans. In that regard, the following are considerations relating to servicing, including the identification of some (but not all) of the differences in servicing provisions between the DBJPM 2016-C3 Pooling and Servicing Agreement and the Pooling and Servicing Agreement:

•	Pursuant to the DBJPM 2016-C3 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the 693 Fifth Avenue Mortgage Loan are expected to be similar to the corresponding fees payable under the Pooling and Servicing Agreement

398

(subject to certain additional or different offsets and thresholds which may affect the circumstances under which such fees are payable to the DBJPM 2016-C3 Special Servicer) payable in the amounts described under “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” above.

•	The DBJPM 2016-C3 Master Servicer will earn a primary servicing fee calculated at 0.00250% per annum with respect to the 693 Fifth Avenue Mortgage Loan.

•	No party to the DBJPM 2016-C3 Pooling and Servicing Agreement will be required to make P&I Advances with respect to the 693 Fifth Avenue Mortgage Loan.

•	The DBJPM 2016-C3 Master Servicer and, if the DBJPM 2016-C3 Master Servicer fails to make a property protection advance, the DBJPM 2016-C3 Trustee, are generally obligated to make property protection advances with respect to the 693 Fifth Avenue Whole Loan. The DBJPM 2016-C3 Special Servicer is not expected to be able to elect in its sole discretion to make a property protection advance in an urgent or emergency situation. If it is determined in accordance with the DBJPM 2016-C3 Pooling and Servicing Agreement that a property protection advance made by the DBJPM 2016-C3 Master Servicer or DBJPM 2016-C3 Trustee with respect to the 693 Fifth Avenue Whole Loan or the related Mortgaged Property is nonrecoverable, the DBJPM 2016-C3 Master Servicer or DBJPM 2016-C3 Trustee will be entitled to be reimbursed (with interest at a rate that is expected to be the prime rate), first from collections on, and proceeds of, the 693 Fifth Avenue Mortgage Loan and 693 Fifth Avenue Pari Passu Companion Loan, on a pro rata basis (based on the outstanding principal balances of the 693 Fifth Avenue Mortgage Loan and the 693 Fifth Avenue Pari Passu Companion Loan), and then from general collections from the issuing entity and general collections of the DBJPM 2016-C3 securitization, on a pro rata basis (based on the outstanding principal balances of the 693 Fifth Avenue Mortgage Loan and the 693 Fifth Avenue Pari Passu Companion Loan).

•	Items with respect to the 693 Fifth Avenue Whole Loan that are the equivalent of ancillary fees, penalty charges, assumption fees and/or Modification Fees and that are expected to be allocated as additional servicing compensation, may be allocated between the DBJPM 2016-C3 Master Servicer and the DBJPM 2016-C3 Special Servicer in proportions that are different from the proportions allocated between the Master Servicer and the Special Servicer in the case of Mortgage Loans serviced under the Pooling and Servicing Agreement.

•	No items with respect to the 693 Fifth Avenue Whole Loan that are the equivalent of ancillary fees, assumption fees, Modification Fees and/or penalty charges are expected to be allocated to the Master Servicer or the Special Servicer as additional servicing compensation or otherwise applied in accordance with the Pooling and Servicing Agreement except to the extent that such items are received by the issuing entity with respect to the 693 Fifth Avenue Mortgage Loan.

•	The equivalent of penalty charges with respect to the 693 Fifth Avenue Whole Loan are expected to be allocated in accordance with the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The 693 Fifth Avenue Whole Loan—Application of Penalty Charges” in this prospectus.

•	The DBJPM 2016-C3 Special Servicer is expected to be required to take actions with respect to the 693 Fifth Avenue Mortgage Loan if such Mortgage Loan becomes the equivalent of a Defaulted Loan, which actions are expected to be similar to the actions described under “—Realization Upon Mortgage Loans—Sale of Defaulted Loans and REO Properties” above.

•	The servicing provisions relating to performing inspections and collecting operating information under the DBJPM 2016-C3 Pooling and Servicing Agreement are expected to be substantially similar to those of the Pooling and Servicing Agreement.

399

•	The requirement of the DBJPM 2016-C3 Master Servicer to make compensating interest payments in respect of the 693 Fifth Avenue Mortgage Loan is expected to be similar to the requirement of the Master Servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the Pooling and Servicing Agreement.

•	The DBJPM 2016-C3 Master Servicer and the DBJPM 2016-C3 Special Servicer are expected to (a) have rights related to resignation substantially similar to those of the Master Servicer and the Special Servicer and (b) be subject to servicer termination events substantially similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.

•	The specific types of actions constituting major decisions under the DBJPM 2016-C3 Pooling and Servicing Agreement are expected to differ in certain respects from those actions that constitute Major Decisions under the Pooling and Servicing Agreement, and therefore the specific types of servicer actions with respect to which the DBJPM 2016-C3 Controlling Class Representative will be permitted to consent are expected to correspondingly differ.

•	The actions that the DBJPM 2016-C3 Master Servicer is permitted to take without obtaining the consent of the DBJPM 2016-C3 Special Servicer under the DBJPM 2016-C3 Pooling and Servicing Agreement are expected to differ in certain respects from the actions that the Master Servicer is permitted to take without obtaining the consent of the Special Servicer under the Pooling and Servicing Agreement.

•	The provisions of the DBJPM 2016-C3 Pooling and Servicing Agreement relating to modifications, waivers and amendments to mortgage loans are expected to be substantially similar to the provisions of the Pooling and Servicing Agreement; however, the allocation of rights and duties between the DBJPM 2016-C3 Master Servicer and DBJPM 2016-C3 Special Servicer regarding modifications, waivers and amendments are expected to differ in certain respects.

•	The liability of the parties to the DBJPM 2016-C3 Pooling and Servicing Agreement is expected to be limited in a manner substantially similar to the liability of the parties to the Pooling and Servicing Agreement.

•	Collections on the 693 Fifth Avenue Whole Loan are expected to be maintained under the DBJPM 2016-C3 Pooling and Servicing Agreement in a manner similar, but not necessarily identical, to collections on the Serviced Mortgage Loans and the Serviced Whole Loans under the Pooling and Servicing Agreement, provided that rating requirements for accounts and permitted investments may vary under those pooling and servicing agreements.

•	The DBJPM 2016-C3 Pooling and Servicing Agreement is expected to differ from the Pooling and Servicing Agreement in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The DBJPM 2016-C3 Special Servicer is expected to be removable as described under “Description of the Mortgage Pool—The Whole Loans—The 693 Fifth Avenue Whole Loan—Special Servicer Appointment Rights” in this prospectus.

The DBJPM 2016-C3 Depositor, the DBJPM 2016-C3 Master Servicer, the DBJPM 2016-C3 Special Servicer, the DBJPM 2016-C3 Certificate Administrator, the DBJPM 2016-C3 Trustee, the DBJPM 2016-C3 Operating Advisor, the DBJPM 2016-C3 Asset Representations Reviewer and various related persons and entities will be entitled to be indemnified by the issuing entity for the issuing entity’s pro rata share of certain losses and liabilities incurred by such party in accordance with the terms and conditions of the related Intercreditor Agreement.

400

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The 693 Fifth Avenue Whole Loan” in this prospectus.

Servicing of the Salesforce Tower Mortgage Loan and the 1 Kaiser Plaza Mortgage Loan

The Salesforce Tower Mortgage Loan and the 1 Kaiser Plaza Mortgage Loan and any related REO Properties are being serviced and administered under the JPMCC 2016-JP3 PSA. Accordingly, the JPMCC 2016-JP3 Master Servicer (or, if it fails to do so, the JPMCC 2016-JP3 Trustee) will generally (and, in certain urgent or emergency situations, the JPMCC 2016-JP3 Special Servicer may) make servicing advances, unless it is determined in accordance with the JPMCC 2016-JP3 PSA that such servicing advance would not be recoverable from related collections. However, no such party will make a P&I advance with respect to the Salesforce Tower Mortgage Loan or the 1 Kaiser Plaza Mortgage Loan. The JPMCC 2016-JP3 Master Servicer will generally also remit collections on the Salesforce Tower Mortgage Loan and the 1 Kaiser Plaza Mortgage Loan to or on behalf of the issuing entity for this securitization. However, the master servicer for this securitization will generally be obligated to compile reports that include information on the Salesforce Tower Mortgage Loan or the 1 Kaiser Plaza Mortgage Loan, and, to the extent required by the Servicing Standard, to enforce the rights of the issuing entity as the holder of the Salesforce Tower Mortgage Loan and the 1 Kaiser Plaza Mortgage Loan under the terms of the related Intercreditor Agreements and make P&I Advances with respect to the Salesforce Tower Mortgage Loan or the 1 Kaiser Plaza Mortgage Loan, subject to any non-recoverability determination. The JPMCC 2016-JP3 PSA and the PSA both address similar servicing matters, including, but not limited to: collection of payments; establishment of accounts to hold such payments; investment of funds in those accounts; maintenance of insurance coverage on the mortgaged properties; enforcement of due-on-sale and due-on-encumbrance provisions; property inspections; collection of operating statements; loan assumptions; realization upon and sale of defaulted Mortgage Loans; acquisition, operation, maintenance and disposition of REO Properties; servicing compensation; modifications, waivers, amendments and consents with respect to the serviced Mortgage Loans; servicing reports; servicer liability and indemnification; servicer resignation; servicer termination events; and the ability of certain parties to terminate a particular servicer in connection with a servicer termination event or otherwise. In addition, the securitization transaction governing the servicing of the Salesforce Tower Whole Loan and the 1 Kaiser Plaza Whole Loan is a rated commercial mortgage-backed securitization transaction with two of the same rating agencies as this securitization transaction. Nonetheless, the servicing arrangements under the JPMCC 2016-JP3 PSA differ in certain respects from the servicing arrangements under the PSA. For example, the provisions of the JPMCC 2016-JP3 PSA and the PSA differ with respect to, among other things, time periods and timing matters, terminology, allocation of duties between multiple servicers and other service providers, the specifics of particular servicer termination events, notices to and communications with applicable rating agencies and rating confirmation requirements. Below are certain matters regarding the servicing of the Salesforce Tower Mortgage Loan and the 1 Kaiser Plaza Mortgage Loan for your consideration:

•	The master servicer, the special servicer, the certificate administrator and the trustee under the PSA will have no obligation or authority to (a) supervise the JPMCC 2016-JP3 Master Servicer, the JPMCC 2016-JP3 Special Servicer, the JPMCC 2016-JP3 Trustee or the JPMCC 2016-JP3 Certificate Administrator or (b) make Servicing Advances with respect to the Salesforce Tower Mortgage Loan or the 1 Kaiser Plaza Mortgage Loan. The obligation of the master servicer for this securitization to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to the Salesforce Tower Mortgage Loan and the 1 Kaiser Plaza Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the JPMCC 2016-JP3 Master Servicer or the JPMCC 2016-JP3 Special Servicer.

•	Any advances made by the JPMCC 2016-JP3 Master Servicer and the JPMCC 2016-JP3 Trustee in respect of a monthly payment on the related Pari Passu Companion Loans may only be reimbursed out of future payments and collections on the related Pari Passu Companion Loans, or, as and to the extent permitted under the JPMCC 2016-JP3 PSA, on other loans included in the

401

JPMCC 2016-JP3 Securitization Trust but not out of payments or other collections on the Mortgage Loans.

•	Pursuant to the JPMCC 2016-JP3 PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the Salesforce Tower Mortgage Loan and the 1 Kaiser Plaza Mortgage Loan will be generally similar to the corresponding fee payable under the PSA, except that the liquidation fee and workout fee will not be subject to a maximum amount.

•	The master servicer for this securitization will be required to make P&I Advances with respect to the Salesforce Tower Mortgage Loan or the 1 Kaiser Plaza Mortgage Loan, as the case may be, unless it has determined that any such Advance would not be recoverable from collections on the Salesforce Tower Mortgage Loan or the 1 Kaiser Plaza Mortgage Loan, as the case may be.

•	The JPMCC 2016-JP3 Master Servicer is obligated to make servicing advances with respect to the Salesforce Tower Whole Loan and the 1 Kaiser Plaza Whole Loan. If the JPMCC 2016-JP3 Master Servicer determines that a servicing advance it made with respect to the Salesforce Tower Whole Loan or the 1 Kaiser Plaza Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the Salesforce Tower Mortgage Loan or the 1 Kaiser Plaza Mortgage Loan, as applicable, and the related Pari Passu Companion Loans, respectively, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on the mortgage loans in the JPMCC 2016-JP3 Securitization Trust, the securitization trust related to any other Pari Passu Companion Loan and the Collection Account, on a pro rata basis.

•	With respect to the Salesforce Tower Mortgage Loan and the 1 Kaiser Plaza Mortgage Loan, prior to the occurrence and continuance of any control event under the JPMCC 2016-JP3 PSA, the JPMCC 2016-JP3 Directing Certificateholder will have the right to terminate the JPMCC 2016-JP3 Special Servicer, with or without cause, and appoint itself or an affiliate or another person as the successor JPMCC 2016-JP3 Special Servicer.

•	In addition, with respect to the Salesforce Tower Mortgage Loan and the 1 Kaiser Plaza Mortgage Loan, after the occurrence and during the continuance of any control termination event under the JPMCC 2016-JP3 PSA, at the written direction of holders of principal balance certificates under the JPMCC 2016-JP3 PSA evidencing not less than 25% of the voting rights of such certificates (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balances of those certificates), a request can be made to vote to terminate the JPMCC 2016-JP3 Special Servicer and appoint a successor JPMCC 2016-JP3 Special Servicer.

•	In addition, with respect to the Salesforce Tower Mortgage Loan and the 1 Kaiser Plaza Mortgage Loan, following the occurrence of a consultation termination event under the JPMCC 2016-JP3 PSA, if the JPMCC 2016-JP3 Operating Advisor determines that the JPMCC 2016-JP3 Special Servicer is not performing its duties under the JPMCC 2016-JP3 PSA or is otherwise not acting in accordance with the related servicing standard, the JPMCC 2016-JP3 Operating Advisor will have the right to recommend the replacement of the JPMCC 2016-JP3 Special Servicer.

•	If the Salesforce Tower Mortgage Loan or the 1 Kaiser Plaza Mortgage Loan becomes a defaulted loan, then (subject to, in each case if and when applicable, the consent/consultation rights of the JPMCC 2016-JP3 Directing Certificateholder, the consultation rights of the issuing entity) the JPMCC 2016-JP3 Special Servicer will be required to take one of the following actions in response: (i) foreclose upon or otherwise comparably convert ownership of the related Mortgaged Property; (ii) negotiate a workout with the related borrower; or (iii) sell any of the Salesforce Tower Whole Loan or the 1 Kaiser Plaza Whole Loan in its entirety. The issuing entity, as the holder of the Salesforce Tower Mortgage Loan and the 1 Kaiser Plaza Mortgage Loan, will have the right to consent to a sale of a defaulted loan in the event that the JPMCC 2016-JP3 Special Servicer fails to provide certain notices and information regarding such sale in accordance with the terms of the

402

related Intercreditor Agreement. See “—Sale of Defaulted Loans and REO Properties” above and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

•	With respect to the Salesforce Tower Mortgage Loan and the 1 Kaiser Plaza Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the PSA.

•	The JPMCC 2016-JP3 Master Servicer and JPMCC 2016-JP3 Special Servicer (a) have substantially similar rights related to resignation and (b) are subject to servicer termination events substantially similar to those in the PSA.

The JPMCC 2016-JP3 Special Servicer is expected to be removable as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Salesforce Tower Whole Loan—Special Servicer Appointment Rights” and “—The 1 Kaiser Plaza Whole Loan—Special Servicer Appointment Rights” in this prospectus.

The JPMCC 2016-JP3 Depositor, the JPMCC 2016-JP3 Servicer, the JPMCC 2016-JP3 Special Servicer, the JPMCC 2016-JP3 Certificate Administrator, the JPMCC 2016-JP3 Trustee, the JPMCC 2016-JP3 Operating Advisor, the JPMCC 2016-JP3 Asset Representations Reviewer and various related persons and entities will be entitled to be indemnified by the issuing entity for the issuing entity’s pro rata share of certain losses and liabilities incurred by such party in accordance with the terms and conditions of the related Intercreditor Agreement.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Salesforce Tower Whole Loan” and “—The 1 Kaiser Plaza Whole Loan” in this prospectus.

Servicing of the Westfield San Francisco Centre Mortgage Loan

The Westfield San Francisco Centre Mortgage Loan, the Westfield San Francisco Centre Companion Loans and any related REO Property are being serviced and administered under the DBJPM 2016-SFC Trust and Servicing Agreement. While the DBJPM 2016-SFC Trust and Servicing Agreement and the PSA both address similar servicing matters, the servicing arrangements under the DBJPM 2016-SFC Trust and Servicing Agreement differ in certain respects from the servicing arrangements under the PSA. In that regard, in the case of the DBJPM 2016-SFC Trust and Servicing Agreement, the following are considerations relating to servicing, including the identification of some (but not all) of the differences in expected servicing provisions between such Non-Serviced PSA and the PSA:

•	The DBJPM 2016-SFC Master Servicer will earn a primary servicing fee (which includes any sub-servicing fee) of 0.00125% per annum with respect to the Westfield San Francisco Centre Mortgage Loan.

•	Any P&I Advance made by the DBJPM 2016-SFC Master Servicer or the DBJPM 2016-SFC Trustee or the master servicer or the trustee for the securitization of the other Westfield San Francisco Centre Non-Standalone Pari Passu Companion Loan in respect of a monthly payment on the Westfield San Francisco Centre Non-Standalone Pari Passu Companion Loan may only be reimbursed out of future payments and collections on the related Westfield San Francisco Centre Non-Standalone Pari Passu Companion Loan, or, as and to the extent permitted under the DBJPM 2016-SFC Trust and Servicing Agreement or the pooling and servicing agreement for the securitization of the other Westfield San Francisco Centre Non-Standalone Pari Passu Companion Loan, on other loans included in the related securitization trust, but not out of payments or other collections on the Mortgage Loans.

•	Pursuant to the DBJPM 2016-SFC Trust and Servicing Agreement, the special servicing fee with respect to the Westfield San Francisco Centre Mortgage Loan will be generally similar to the corresponding fee payable under the PSA.

403

•	Pursuant to the DBJPM 2016-SFC Trust and Servicing Agreement, the liquidation fee rate and workout fee rate are both equal to a rate of 0.50% and are not subject to any cap.

•	The DBJPM 2016-SFC Master Servicer is obligated to make servicing advances with respect to the Westfield San Francisco Centre Whole Loan in accordance with the servicing standard under the DBJPM 2016-SFC Trust and Servicing Agreement. If the DBJPM 2016-SFC Master Servicer determines that a servicing advance it made with respect to the Westfield San Francisco Centre Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first, from collections on, and proceeds of the Westfield San Francisco Centre Whole Loan allocable to the Westfield San Francisco Centre Subordinate Companion Loan, then, from collections on, and proceeds of, the Westfield San Francisco Centre Whole Loan allocable to the Westfield San Francisco Centre Mortgage Loan and the Westfield San Francisco Centre Pari Passu Companion Loans on a pro rata basis, and then from general collections on the mortgage loans in the DBJPM 2016-SFC securitization trust, the securitization trust related to the other Westfield San Francisco Centre Pari Passu Companion Loan and the Collection Account, on a pro rata basis.

•	With respect to the Westfield San Francisco Centre Mortgage Loan, prior to the occurrence and continuance of any control termination event under the DBJPM 2016-SFC Trust and Servicing Agreement, the DBJPM 2016-SFC Directing Holder will have the right to terminate the DBJPM 2016-SFC Special Servicer, with or without cause, and appoint the successor DBJPM 2016-SFC Special Servicer that meets the requirements of the DBJPM 2016-SFC Trust and Servicing Agreement.

•	With respect to the Westfield San Francisco Centre Mortgage Loan, after the occurrence and during the continuance of any control termination event under the DBJPM 2016-SFC Pooling and Servicing Agreement, at the written direction of holders of principal balance certificates under the DBJPM 2016-SFC Trust and Servicing Agreement evidencing not less than 25% of the voting rights of such certificates (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balances of those certificates), the DBJPM 2016-SFC Certificate Administrator is required to conduct a vote to terminate the DBJPM 2016-SFC Special Servicer. At the written direction of certificate holders representing 75% of the applicable certificateholder quorum required for this vote or certificate holders of non-reduced certificates representing more than 50% of the voting rights of each class of non-reduced certificates, the DBJPM 2016-SFC Trustee will be required to terminate the DBJPM 2016-SFC Special Servicer and appoint a successor DBJPM 2016-SFC Special Servicer.

•	There is no operating advisor (and therefore no operating advisor fee) or asset representations reviewer (and therefore no asset representations reviewer asset review fee) with respect to the DBJPM 2016-SFC Mortgage Trust.

•	If the Westfield San Francisco Centre Mortgage Loan becomes a defaulted loan, then (subject to, in each case if and when applicable, the consent/consultation rights of the DBJPM 2016-SFC Directing Holder and the consultation rights of the holders of the Westfield San Francisco Centre Pari Passu Companion Loans) the DBJPM 2016-SFC Special Servicer will be required to take one of the following actions in response: (i) foreclose upon or otherwise comparably convert ownership of the related Mortgaged Properties; (ii) negotiate a workout with the related borrower; or (iii) sell the Westfield San Francisco Centre Whole Loan in its entirety. If the DBJPM 2016-SFC Special Servicer determines to sell the Westfield San Francisco Centre Mortgage Loan and the Westfield San Francisco Centre Companion Loans, then the DBJPM 2016-SFC Special Servicer will have the right and the obligation to sell the Westfield San Francisco Centre Mortgage Loan and the Westfield San Francisco Centre Companion Loans as notes evidencing one whole loan in accordance with the terms of the DBJPM 2016-SFC Trust and Servicing Agreement. See “—Sale of Defaulted Loans and REO Properties” above and “Description of the Mortgage Pool—The Whole Loans—The Westfield San Francisco Centre Whole Loan—Sale of Defaulted Westfield San Francisco Centre Whole Loan”.

404

•	With respect to the Westfield San Francisco Centre Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the PSA.

•	The DBJPM 2016-SFC Master Servicer and DBJPM 2016-SFC Special Servicer (a) have substantially similar rights related to resignation and (b) are subject to servicer termination events substantially similar to those in the PSA.

•	The rating agencies rating the securities issued under the DBJPM 2016-SFC Trust and Servicing Agreement vary from the rating agencies rating the certificates, which may cause servicing arrangements (including, but not limited to, servicer termination events and eligibility requirements for service providers) to be different under the DBJPM 2016-SFC Trust and Servicing Agreement than under the PSA.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Westfield San Francisco Centre Whole Loan” in this prospectus.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has, promptly request the related Rating Agency Confirmation again. The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) it has been appointed and currently serves as a master servicer or special servicer on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not publicly cited servicing concerns of the applicable replacement as the sole or a material factor in such rating action or any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not publicly cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of

405

securities in any other commercial mortgage-backed securitization transaction serviced by the master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, Inc. (“KBRA”).

Any Rating Agency Confirmation requests made by the master servicer, special servicer, certificate administrator, or trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any securities

406

related to a Companion Loan, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, as to the signer thereof, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it), the custodian, the certificate administrator, the operating advisor and each additional servicer, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance Report”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

•	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance Report will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting

407

oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to any Non-Serviced Whole Loans, each of the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer, the related Non-Serviced Trustee and the related Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions“, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class R certificates) for the Mortgage Loans and each REO Property remaining in the issuing entity (provided, however, that (a) the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-S, Class B, Class C and Class D certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the

408

master servicer and approved by certain classes of certificates, (3) the reasonable out-of-pocket expenses of the master servicer related to such purchase, unless the master servicer is the purchaser and (4) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the master servicer in accordance with clause (2) above, less (b) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than (or, in the case of clause (ii) below, less than or equal to) the greater of (i) 1% of the Initial Pool Balance or (ii) if the Mortgage Loan identified on Annex A-1 as “Moffett Gateway” is an asset of the trust fund, the product of (x) a percentage that is calculated by dividing (A) the sum of the outstanding principal balance of the Mortgage Loan identified on Annex A-1 as “Moffett Gateway” on any date of determination and 1% of the Initial Pool Balance by (B) the Initial Pool Balance and (y) the Initial Pool Balance; provided, however, that this termination right will not be exercisable at the percentage threshold specified in clause (ii) above earlier than the Distribution Date in November 2026. The voluntary exchange of certificates (other than the Class R certificates) for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)   to correct any defect or ambiguity in the PSA;

(b)   to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)   to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the Master Servicer Remittance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)   to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not

409

adversely affect in any material respect the interests of any holder of the certificates or holder of a Companion Loan;

(e)   to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)    to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)   to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)   to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan and for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder, determine that the CMBS industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Pari Passu Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(i)     to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website; or

(j)     to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv).

410

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA without the consent of the applicable mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that (A) changes in any manner the obligations of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller, (B) materially and adversely affects the holders of a Companion Loan without such Companion Holder’s consent or (C) changes any provisions specifically required to be included in the PSA by any Non-Serviced Intercreditor Agreement without the consent of the holder of the related Non-Serviced Companion Loan.

Notwithstanding the foregoing, the PSA may not be amended without the consent of the holder of the Moffett Gateway Subordinate Companion Loan if such amendment would materially and adversely affect the related Mortgage Loan or the related Subordinate Companion Loan holder’s rights with respect thereto.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose long-term senior unsecured debt is rated at least “A2” by Moody’s and “A” by Fitch; provided that the trustee will not become ineligible to serve based on a failure to satisfy such

411

rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “Baa2” by Moody’s and “A-” by Fitch, (b) its short-term debt obligations have a short-term rating of not less than “P-2” from Moody’s and “F1” by Fitch and (c) the master servicer maintains a rating of at least “A2” by Moody’s and “A+” by Fitch, or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 50% of the Voting Rights may upon 30 days’ prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 50% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

412

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

California. Seven (7) Mortgaged Properties identified as “Fresno Fashion Fair Mall”, “Moffett Gateway”, “Embassy Suites Monterey Bay Seaside”, “1 Kaiser Plaza”, “100 Oceangate”, “Westfield San Francisco Centre” and “Sorrento Pines” on Annex A-1, securing seven (7) Mortgage Loans representing approximately 22.6% of the Initial Pool Balance, are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and in accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

New York. Five (5) Mortgaged Properties identified as “9 West 57th Street”, “10 Hudson Yards”, “60 Madison Avenue”, “693 Fifth Avenue” and “502 Henry Street” on Annex A-1 to this prospectus, securing five (5) Mortgage Loans representing 22.2% of the Initial Pool Balance are located in New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

Indiana. – Three (3) Mortgaged Properties identified as “PNC Center”, “Salesforce Tower” and “Arborwood at Mann Road Apartments” on Annex A-1 to this prospectus, securing three (3) Mortgage Loans representing 10.2% of the Initial Pool Balance are located in Indiana. Foreclosure in Indiana

413

proceeds only upon the filing of a judicial complaint. Foreclosure follows all of the rules of civil procedure, and, generally after an answer is filed, a mortgagee may seek summary judgment if there are no factual disputes. Upon the rendering of a decree of foreclosure, the sheriff of the county where the real estate is located will sell the property to the highest bidder. A mortgagee may bid the amount of its judgment on the debt as a credit towards the purchase price. All sales must be by cash for third parties. There is no right to redeem real estate after the conclusion of a foreclosure sale. A deficiency judgment may be collected against a mortgagor if the sale proceeds are insufficient to pay off the debt. Typically, an uncontested foreclosure procedure takes between 4 to 6 months to complete the sale. Upon agreement of the parties, or order of the court, the real estate may be sold by a professional auctioneer instead of the county sheriff. In a commercial real estate foreclosure, a mortgagee is entitled to an appointment of a receiver to collect rents and oversee the operations of a property during the pendency of the case.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

414

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing communities, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases

415

or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of

416

Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

417

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

418

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing

419

of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition securities interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain

420

contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three (3) years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates.”

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated

421

prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

422

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s

423

mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator”, however, is a

424

person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean-up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with

425

those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by

426

the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to

427

obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

JPMCB and its affiliates are playing several roles in this transaction. J.P. Morgan Chase Commercial Mortgage Securities Corp. is the depositor and a wholly-owned subsidiary of JPMCB. JPMCB and the other mortgage loan sellers originated, co-originated or acquired the mortgage loans and will be selling them to the depositor. JPMCB is also an affiliate of J.P. Morgan Securities LLC, an underwriter for the offering of the certificates.

In addition, JPMCB currently holds (i) one (1) of the 9 West 57th Street Pari Passu Companion Loans, (ii) two (2) of the Fresno Fashion Fair Mall Pari Passu Companion Loans and (iii) four (4) of the Moffett Gateway Pari Passu Companion Loans and the related Subordinate Companion Loan. However, JPMCB intends to sell such Companion Loans in connection with one or more future securitizations or sales to unaffiliated third parties. With respect to the Mortgaged Property identified as “Salesforce Tower” on Annex A-1, securing one (1) Mortgage Loan representing approximately 2.7% of the Initial Pool Balance, JPMCB is the second largest tenant at the Mortgaged Property and leases approximately 18.3% of the net rentable area at the Mortgaged Property.

Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of one of the sponsors.

In addition, Deutsche Bank AG, New York Branch (an affiliate of GACC) or GACC currently holds two (2) 10 Hudson Yards Pari Passu Companion Loans and the Starbucks Center Pari Passu Companion Loan.

428

However, GACC intends to sell such Companion Loans in connection with one or more future securitizations.

As of June 30, 2016, an affiliate of Midland owns approximately 21.2% voting interest in BlackRock Inc., an affiliate of BlackRock Realty Advisors, Inc., and has certain rights under a shareholder agreement with respect to corporate governance, including membership on the board of directors. BlackRock Realty Advisors, Inc., as agent for its managed account, is expected to be designated as the initial Directing Certificateholder, and Midland is expected to act as the special servicer. Midland assisted BlackRock Realty Advisors, Inc. (or its affiliate) with due diligence relating to the Mortgage Loans to be included in the Mortgage Pool.

Pursuant to certain interim servicing agreements between GACC and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, thirteen (13) of the Mortgage Loans to be contributed to this securitization by GACC, representing approximately 30.5% of the Initial Pool Balance.

Pursuant to certain interim servicing agreements between GACC and certain of its affiliates, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, four (4) of the Mortgage Loans to be contributed to this securitization by GACC, representing approximately 14.9% of the Initial Pool Balance.

Pursuant to certain interim servicing agreements between GACC and certain of its affiliates, on the one hand, and KeyBank National Association, on the other hand, KeyBank National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, one (1) of the Mortgage Loans to be contributed to this securitization by GACC, representing approximately 0.7% of the Initial Pool Balance.

Under the JPMCC 2016-JP3 Pooling and Servicing Agreement, Midland is also the JPMCC 2016-JP3 Master Servicer of the Salesforce Tower Whole Loan and the 1 Kaiser Plaza Whole Loan.

Under the DBJPM 2016-C3 Pooling and Servicing Agreement, Midland is also the DBJPM 2016-C3 Master Servicer and DBJPM 2016-C3 Special Servicer of the 693 Fifth Avenue Whole Loan.

Wells Fargo Bank, National Association is the master servicer, the certificate administrator, the custodian, the certificate registrar and the 17g-5 information provider. Wells Fargo Bank, National Association is also (i) the JPMCC 2016-NINE Master Servicer, the JPMCC 2016-NINE Special Servicer, JPMCC 2016-NINE Certificate Administrator, the custodian, the certificate registrar and the 17g-5 information provider under the JPMCC 2016-NINE Trust and Servicing Agreement with respect to the 9 West 57th Street Whole Loan, (ii) the Hudson Yards 2016-10HY Master Servicer, the Hudson Yards 2016-10HY Certificate Administrator and the custodian under the Hudson Yards 2016-10HY Trust and Servicing Agreement with respect to the 10 Hudson Yards Whole Loan, (iii) the JPMCC 2016-JP3 Certificate Administrator, the JPMCC 2016-JP3 Trustee, the custodian, the certificate registrar and the 17g-5 information provider under the JPMCC 2016-JP3 Pooling and Servicing Agreement with respect to the Salesforce Tower Whole Loan and the 1 Kaiser Plaza Whole Loan, (iv) the DBJPM 2016-C3 Trustee, the DBJPM 2016-C3 Certificate Administrator and the custodian under the DBJPM 2016-C3 Pooling and Servicing Agreement with respect to the 693 Fifth Avenue Whole Loan and (v) the DBJPM 2016-SFC Master Servicer with respect to the Westfield San Francisco Centre Whole Loan.

Pentalpha Surveillance LLC is also the JPMCC 2016-JP3 Operating Advisor and the JPMCC 2016-JP3 Asset Representations Reviewer with respect to the Salesforce Tower Whole Loan and the 1 Kaiser Plaza Whole Loan.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations

429

Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and prepayment premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or prepayment premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction

430

of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, or the exercise of purchase options by the holder of a mezzanine loan. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or prepayment premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or prepayment premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or the special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2 and Class A-3 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2 and Class A-3 certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A, Class X-B or Class X-C certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if the Mortgage Loans with higher Mortgage Rates prepay faster than the Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

431

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Class
Class X-A	$879,826,000	Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S certificates
Class X-B	$61,841,000	Class B certificates
Class X-C	$101,194,000	Class C and Class D certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates that are also Principal Balance Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout

432

period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or prepayment premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above. The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the related certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Class
Class X-A	$879,826,000	Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S certificates
Class X-B	$61,841,000	Class B certificates
Class X-C	$101,194,000	Class C and Class D certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with Notional Amounts because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with Notional Amounts should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

433

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the certificate is distributed to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The model used in this prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the Mortgage Loans are made at those levels of CPR following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPY, and we make no representation that the Mortgage Loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

•	scheduled Periodic Payments including payments due at maturity or anticipated repayment date of principal and/or interest on the Mortgage Loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in December 2016;

•	the Mortgage Rate in effect for each Mortgage Loan as of the Cut-off Date will remain in effect to the related maturity date or Anticipated Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

•	the Mortgage Loan sellers will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

•	any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPY set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayment);

•	no Prepayment Interest Shortfalls are incurred and no prepayment premiums or Yield Maintenance Charges are collected;

•	the Closing Date occurs on or about November 22, 2016;

•	each ARD Loan prepays in full on the related Anticipated Repayment Date;

434

•	the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective classes of Offered Certificates are as described in this prospectus;

•	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;

•	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan in whole or in part;

•	no additional trust fund expenses are incurred;

•	no property releases (or related re-amortizations) occur;

•	the optional termination is not exercised;

•	there are no modifications or maturity date extensions in respect of the Mortgage Loans;

•	with respect to four (4) Mortgage Loans secured by four (4) Mortgaged Properties identified as “9 West 57th Street”, “10 Hudson Yards”, “Moffett Gateway” and “Westfield San Francisco Centre” on Annex A-1, representing approximately 7.1%, 7.1%, 3.8% and 2.1%, respectively, of the Initial Pool Balance, for purposes of assumed CPY prepayment rates, prepayments are determined on the basis of the principal balance of the related Mortgage Loan only; and

•	with respect to one (1) Mortgage Loan secured by one (1) Mortgaged Property identified as “Moffett Gateway” on Annex A-1, representing approximately 3.8% of the Initial Pool Balance, amortizes based on the assumed principal payment schedule attached to this prospectus as Annex G;

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates that are also Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates that is also a Principal Balance Certificate and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPYs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
November 2017	90	90	90	90	90
November 2018	76	76	76	76	76
November 2019	57	57	57	57	57
November 2020	29	29	29	29	29
November 2021	0	0	0	0	0
Weighted Average Life (years)(1)	3.05	3.05	3.05	3.05	3.05

(1)	The weighted average life of the Class A-1 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 certificates to the related Distribution Date, (b) summing

435

the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 certificates.

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
November 2017	100	100	100	100	100
November 2018	100	100	100	100	100
November 2019	100	100	100	100	100
November 2020	100	100	100	100	100
November 2021	100	100	100	100	100
November 2022	100	100	100	100	100
November 2023	100	100	100	100	100
November 2024	100	100	100	100	100
November 2025	100	100	100	100	100
November 2026	0	0	0	0	0
Weighted Average Life (years)(1)	9.73	9.69	9.64	9.59	9.37

(1)	The weighted average life of the Class A-2 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 certificates.

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
November 2017	100	100	100	100	100
November 2018	100	100	100	100	100
November 2019	100	100	100	100	100
November 2020	100	100	100	100	100
November 2021	100	100	100	100	100
November 2022	100	100	100	100	100
November 2023	100	100	100	100	100
November 2024	100	100	100	100	100
November 2025	100	100	100	100	100
November 2026	0	0	0	0	0
Weighted Average Life (years)(1)	9.86	9.85	9.85	9.81	9.61

(1)	The weighted average life of the Class A-3 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 certificates.

436

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
November 2017	100	100	100	100	100
November 2018	100	100	100	100	100
November 2019	100	100	100	100	100
November 2020	100	100	100	100	100
November 2021	100	100	100	100	100
November 2022	80	80	80	80	80
November 2023	60	60	60	60	60
November 2024	38	38	38	38	38
November 2025	14	14	14	14	14
November 2026	0	0	0	0	0
Weighted Average Life (years)(1)	7.42	7.42	7.42	7.42	7.42

(1)	The weighted average life of the Class A-SB certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-SB certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-SB certificates.

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
November 2017	100	100	100	100	100
November 2018	100	100	100	100	100
November 2019	100	100	100	100	100
November 2020	100	100	100	100	100
November 2021	100	100	100	100	100
November 2022	100	100	100	100	100
November 2023	100	100	100	100	100
November 2024	100	100	100	100	100
November 2025	100	100	100	100	100
November 2026	0	0	0	0	0
Weighted Average Life (years)(1)	9.90	9.90	9.90	9.90	9.65

(1)	The weighted average life of the Class A-S certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-S certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-S certificates.

437

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
November 2017	100	100	100	100	100
November 2018	100	100	100	100	100
November 2019	100	100	100	100	100
November 2020	100	100	100	100	100
November 2021	100	100	100	100	100
November 2022	100	100	100	100	100
November 2023	100	100	100	100	100
November 2024	100	100	100	100	100
November 2025	100	100	100	100	100
November 2026	0	0	0	0	0
Weighted Average Life (years)(1)	9.94	9.92	9.90	9.90	9.70

(1)	The weighted average life of the Class B certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B certificates.

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
November 2017	100	100	100	100	100
November 2018	100	100	100	100	100
November 2019	100	100	100	100	100
November 2020	100	100	100	100	100
November 2021	100	100	100	100	100
November 2022	100	100	100	100	100
November 2023	100	100	100	100	100
November 2024	100	100	100	100	100
November 2025	100	100	100	100	100
November 2026	0	0	0	0	0
Weighted Average Life (years)(1)	9.98	9.98	9.98	9.95	9.73

(1)	The weighted average life of the Class C certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C certificates.

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from November 1, 2016 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be

438

able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price	Prepayment Assumption (CPY)
(% of Initial Certificate Balance
of Class A-1 certificates)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price	Prepayment Assumption (CPY)
(% of Initial Certificate Balance
of Class A-2 certificates)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price	Prepayment Assumption (CPY)
(% of Initial Certificate Balance
of Class A-3 certificates)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

439

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price	Prepayment Assumption (CPY)
(% of Initial Certificate Balance
of Class A-SB certificates)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price	Prepayment Assumption (CPY)
(% of Initial Notional Amount
of Class X-A certificates)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price	Prepayment Assumption (CPY)
(% of Initial Notional Amount
of Class X-B certificates)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price	Prepayment Assumption (CPY)
(% of Initial Certificate Balance
of Class A-S certificates)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price	Prepayment Assumption (CPY)
(% of Initial Certificate Balance
of Class B
certificates)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

440

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price	Prepayment Assumption (CPY)
(% of Initial Certificate Balance
of Class C
certificates)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans and the related proceeds of the Mortgage Loans (excluding Excess Interest for the ARD Loan) and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A, Class X-B, Class X-C, Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR certificates (such certificates, but excluding the portion of the Class NR certificates evidencing interests in the Grantor Trust, the “Regular Interests”), each of which represents a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and each intercreditor agreement, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, the Excess Interest and the related distribution account will be treated as a grantor trust (the “Grantor

441

Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code. Accordingly, the Class NR certificates will represent undivided beneficial interests in the Grantor Trust.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a three (3) month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security and reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the

442

risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, four (4) of the Mortgaged Properties identified as “The Hamptons”,

443

“Arborwood at Mann Road Apartments”, “Conquistador Apartments” and “502 Henry Street” on Annex A-1, securing four (4) Mortgage Loans representing approximately 6.2% of the Initial Pool Balance, are multifamily properties or mixed-use properties with multifamily components. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters) (in the case of the Class NR certificates, as decreased for the portion of the price allocable to the right to receive Excess Interest from the Grantor Trust). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt

444

instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class [__] certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A, Class X-B and Class X-C certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of Class X-A, Class X-B or Class X-C certificates may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e. the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided that it is assumed that the ARD Loan prepays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. It is anticipated that the Class          certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions“, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the

445

Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A, Class X-B or Class X-C certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A, Class X-B and Class X-C certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on

446

indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class        certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make

447

such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of Class X Certificates. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the principal balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and prepayment premiums actually collected on the Mortgage Loans will be distributed to the Offered Certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and prepayment premiums so allocated should be taxed to the holders of the Offered Certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and prepayment premiums will be treated as giving rise to any income to the holder

448

of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and prepayment premiums. Yield Maintenance Charges and prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of the Offered Certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and prepayment premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains. In connection with a sale or exchange of a Class NR certificate, the related Certificateholder must separately account for the sale or exchange of the related “regular interest” in the Upper-Tier REMIC and the related interest in the Grantor Trust with respect to Excess Interest.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three (3) months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to

449

facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the three (3) months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of a REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

On November 2, 2015, President Obama signed into law the Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures (“tax matters persons” or “TMPs”). These new audit rules are scheduled to become effective for taxable years beginning with 2018 and will apply to both new and existing REMICs.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a tax matters person’s actions under the current rules and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

450

The certificate administrator will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions and Treasury regulations (including any changes thereto) so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the holders of Regular Interests that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three (3) full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable

451

Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest and, beginning on January 1, 2019, gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at the rate of 28% on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

452

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

453

Class	J.P. Morgan Securities LLC	Deutsche Bank Securities Inc.	Drexel Hamilton, LLC	Academy Securities, Inc.
Class A-1	$20,643,161	$17,655,839	$0	$0
Class A-2	$161,700,000	$138,300,000	$0	$0
Class A-3	$205,533,097	$175,789,903	$0	$0
Class A-SB	$36,351,777	$31,091,223	$0	$0
Class X-A	$474,226,214	$405,599,786	$0	$0
Class X-B	$33,332,299	$28,508,701	$0	$0
Class A-S	$49,998,179	$42,762,821	$0	$0
Class B	$33,332,299	$28,508,701	$0	$0
Class C	$25,756,654	$22,029,346	$0	$0

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

The parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and will contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately [___]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from November 1, 2016, before deducting expenses payable by the depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters and dealers may be deemed to have received compensation from the depositor in the form of underwriting discounts and commissions.

Expenses payable by the depositor are estimated at $        , excluding underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

454

J.P. Morgan Securities LLC, one of the underwriters, is an affiliate of the depositor and an affiliate of one of the sponsors. In addition, Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of one of the sponsors.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of J.P. Morgan Securities LLC and Deutsche Bank Securities Inc., which are underwriters for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of J.P. Morgan Securities LLC, of the purchase price for the Offered Certificates, and the following payments: (i) the payment by the depositor to JPMCB, an affiliate of J.P. Morgan Securities LLC, in its capacity as a sponsor, of the purchase price for the mortgage loans to be sold to the depositor by JPMCB and (ii) the payment by the depositor to GACC, an affiliate of Deutsche Bank Securities Inc., in its capacity as a sponsor, of the purchase price for the mortgage loans sold to the depositor by GACC. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

As a result of the circumstances described above in this paragraph and the prior paragraph, J.P. Morgan Securities LLC and Deutsche Bank Securities Inc. have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Potential Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 383 Madison Avenue, 31st Floor, New York, New York 10179, Attention: President, or by telephone at (212) 834-5467.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-206361) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data

455

Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engage in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual

456

administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to J.P. Morgan Securities LLC an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002), as amended by PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by

457

the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes

458

imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

With respect to one (1) Mortgaged Property identified as “1 Kaiser Plaza” on Annex A-1, prospective investors should note that the California Public Employees’ Retirement System (“CalPERS”), which is a governmental plan, owns an indirect equity interest in the borrower under the related Mortgage Loan. Persons who have an ongoing relationship with CalPERS should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold Offered Certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

459

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”); and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina. Certain legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

460

Ratings

It is a condition to their issuance that the Offered Certificates receive investment grade credit ratings from each of the three Rating Agencies engaged by the Depositor to rate the Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each distribution date and the ultimate payment in full of the Certificate Balance or Notional Amount of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the distribution date in December 2049. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, prepayment premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts

461

receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the certificates, the depositor had initial discussions with and submitted certain materials to six NRSROs. Based on preliminary feedback from those six NRSROs at that time, the depositor hired the Rating Agencies to rate the certificates and not the other three NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of certificates. Had the depositor selected such other NRSROs to rate the certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated certificates, due in part to the final subordination levels provided by that NRSRO for the classes of certificates. If the depositor had selected that NRSRO to rate those other classes of certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

With respect to the Mortgaged Property identified as “693 Fifth Avenue” on Annex A-1, prospective investors should note that the borrower sponsor owns a 20.0% non-controlling equity interest in the parent company of one of the NRSROs engaged by the depositor to rate the certificates.

462

Index of Defined Terms

1
1 Kaiser Plaza Intercreditor Agreement	220
1 Kaiser Plaza Mortgage Loan	220
1 Kaiser Plaza Pari Passu Companion Loan	220
1 Kaiser Plaza Whole Loan	220
10 Hudson Yards Mortgage Loan	194
10 Hudson Yards Pari Passu Companion Loans	194
10 Hudson Yards Subordinate Companion Loans	194
10 Hudson Yards Triggering Event of Default	195
10 Hudson Yards Whole Loan	194
100 East Wisconsin Avenue Intercreditor Agreement	186
100 East Wisconsin Avenue Mortgage Loan	186
100 East Wisconsin Avenue Pari Passu Companion Loan	186
100 East Wisconsin Avenue Whole Loan	186
17g-5 Information Provider	294
1986 Act	443
1996 Act	425
2
2015 Budget Act	450
3
30/360 Basis	325
4
401(c) Regulations	459
6
60 Madison Avenue Control Note Securitization Date	205
60 Madison Avenue Controlling Pari Passu Companion Loan	204
60 Madison Avenue Directing Holder	206
60 Madison Avenue Intercreditor Agreement	205
60 Madison Avenue Mortgage Loan	204
60 Madison Avenue Noteholders	204
60 Madison Avenue Pari Passu Companion Loan	204
60 Madison Avenue PSA	205
60 Madison Avenue Whole Loan	204
693 Fifth Avenue Controlling Pari Passu Companion Loan	215
693 Fifth Avenue Mortgage Loan	215
693 Fifth Avenue Non-Controlling Pari Passu Companion Loans	215
693 Fifth Avenue Pari Passu Companion Loans	215
693 Fifth Avenue Whole Loan	215
9
9 West 57th Street Companion Loans	189
9 West 57th Street Intercreditor Agreement	189
9 West 57th Street Mortgage Loan	189
9 West 57th Street Noteholders	189
9 West 57th Street Pari Passu Companion Loans	189
9 West 57th Street Subordinate Companion Loan	189
9 West 57th Street Whole Loan	189
A
AB Modified Loan	335
Accelerated Mezzanine Loan Lender	289
Acceptable Insurance Default	338
Acting General Counsel’s Letter	121
Actual/360 Basis	164, 316
Actual/360 Loans	316
ADA	427
Additional Exclusions	338
Administrative Cost Rate	274
ADR	124
Advances	312
Affirmative Asset Review Vote	374
Annual Debt Service	125
Anticipated Repayment Date	164
Appraisal Reduction Amount	332
Appraisal Reduction Event	331
Appraised Value	125
Appraised-Out Class	336
ARD Loan	164
Assessment of Compliance Report	407
Asset Representations Reviewer Asset Review Fee	330
Asset Representations Reviewer Cap	330
Asset Representations Reviewer Fee	330
Asset Representations Reviewer Fee Rate	330
Asset Representations Reviewer Termination Event	378
Asset Review	375

463

Asset Review Notice	374
Asset Review Quorum	374
Asset Review Report	376
Asset Review Report Summary	376
Asset Review Standard	375
Asset Review Trigger	372
Asset Review Vote Election	373
Asset Status Report	348
Assumed Final Distribution Date	281
Assumed Scheduled Payment	275
ASTs	145
Attestation Report	407
Available Funds	268
B
Balloon Balance	125
Bankruptcy Code	419
Base Interest Fraction	281
Beds	130
Borrower Party	288
Borrower Party Affiliate	288
B-piece buyer	103
BSCMI	237
BSDC	142
C
C(WUMP)O	16
CalPERS	459
CCRE	245
CCRE Mortgage Loans	245
CERCLA	424
Certificate Administrator Fee Rate	329
Certificate Administrator/Trustee Fee	329
Certificate Balance	267
Certificate Owners	296
Certificateholder	289
Certificateholder Quorum	380
Certificateholder Repurchase Request	389
Certifying Certificateholder	298
City	142
Class A Certificates	266
Class A-SB Planned Principal Balance	276
Class X Certificates	266
Clearstream	295
Clearstream Participants	297
Closing Date	124
CMA	125
CMA Lockbox	125
CMBS	53
CMMBS	262
Code	441
Collateral Deficiency Amount	335
Collection Account	315
Collection Period	269
Communication Request	299
Companion Distribution Account	316
Companion Holder	176
Companion Loan	123
Companion Loans	123
Compensating Interest Payment	282
Complaint	257
Constant Prepayment Rate	434
Consultation Termination Event	362
Control Appraisal Period	209
Control Eligible Certificates	357
Control Termination Event	361
Controlling Class	357
Controlling Class Certificateholder	357
Controlling Companion Loan	177
Corrected Loan	348
CPR	434
CPY	434
CREFC®	286
CREFC® Intellectual Property Royalty License Fee	331
CREFC® Intellectual Property Royalty License Fee Rate	331
CREFC® Investor Reporting Package	319
CREFC® Reports	286
Cross-Over Date	272
Cumulative Appraisal Reduction Amount	335, 336
Cure Event	235
Cure Payment	235
Cure/Contest Period	376
Cut-off Date	123
Cut-off Date Balance	126
D
DBJPM 2016-C3 Asset Representations Reviewer	215
DBJPM 2016-C3 Certificate Administrator	215
DBJPM 2016-C3 Controlling Class Representative	217
DBJPM 2016-C3 Depositor	215
DBJPM 2016-C3 Master Servicer	215
DBJPM 2016-C3 Operating Advisor	215
DBJPM 2016-C3 Pooling and Servicing Agreement	215
DBJPM 2016-C3 Special Servicer	215
DBJPM 2016-C3 Trustee	215
DBJPM 2016-SFC Certificate Administrator	228
DBJPM 2016-SFC Controlling Class	234
DBJPM 2016-SFC Controlling Class Certificateholder	234
DBJPM 2016-SFC Directing Holder	234
DBJPM 2016-SFC Master Servicer	228

464

DBJPM 2016-SFC Mortgage Trust	228
DBJPM 2016-SFC Special Servicer	228
DBJPM 2016-SFC Subordinate Consultation Period	234
DBJPM 2016-SFC Subordinate Control Period	234
DBJPM 2016-SFC Trust and Servicing Agreement	228
DBJPM 2016-SFC Trustee	228
DBNY	204
Defaulted Loan	353
Defeasance Deposit	168
Defeasance Loans	167
Defeasance Lock-Out Period	167
Defeasance Option	167
Definitive Certificate	295
DEH	144
Delinquent Loan	373
Depositaries	296
Determination Date	268
Development Agreement	162
Diligence File	301
Directing Certificateholder	356
Disclosable Special Servicer Fees	329
Discount Rate	281
Dispute Resolution Consultation	391
Dispute Resolution Cut-off Date	391
Distribution Accounts	316
Distribution Date	268
Distribution Date Statement	286
District Court	257
DMARC	246
Dodd-Frank Act	106
DOL	457
Draft CRR Amendment Regulation	106
DSCR/DY Trigger	360
DTC	295
DTC Participants	296
DTC Rules	297
Due Date	163, 269
E
EDGAR	456
EEA	13
Effective Gross Income	128
Eligible Asset Representations Reviewer	377
Eligible Operating Advisor	368
Enforcing Party	389
Enforcing Servicer	389
ERISA	456
ESA	143, 144, 241, 250
Escrow/Reserve Mitigating Circumstances	244
EU Risk Retention and Due Diligence Requirements	105
Euroclear	295
Euroclear Operator	297
Euroclear Participants	297
Excess Interest	267
Excess Interest Distribution Account	316
Excess Modification Fee Amount	326
Excess Modification Fees	324
Excess Prepayment Interest Shortfall	283
Exchange Act	237, 253
Excluded Controlling Class Holder	292
Excluded Controlling Class Loan	289
Excluded Information	289
Excluded Loan	289
Excluded Special Servicer	381
Excluded Special Servicer Loan	381
Exemption	457
Exemption Rating Agency	457
F
FATCA	452
FDIA	120
FDIC	120
FETL	17
FIEL	18
Final Asset Status Report	366
Final Dispute Resolution Election Notice	391
Financial Promotion Order	15
FIRREA	121, 147, 241, 249
Fitch	406
FPO Persons	15
Fresno Fashion Fair Mall Intercreditor Agreement	183
Fresno Fashion Fair Mall Mortgage Loan	182
Fresno Fashion Fair Mall Pari Passu Companion Loans	182
Fresno Fashion Fair Mall Whole Loan	182
FSCMA	17
FSMA	15
G
GACC	245
GACC Data Tape	247
GACC Deal Team	247
GACC Mortgage Loans	246
Gain-on-Sale Entitlement Amount	269
Gain-on-Sale Remittance Amount	270
Gain-on-Sale Reserve Account	316
Garn Act	426
GLA	126
Grantor Trust	267, 442

465

H
Hard Lockbox	126
High Net Worth Companies, Unincorporated Associations, etc.	15
I
IDB	161
IDB Lease	161
Indirect Participants	296
Initial Pool Balance	123
Initial Rate	164
Initial Requesting Certificateholder	389
In-Place Cash Management	126
Insurance and Condemnation Proceeds	315
Intercreditor Agreement	176
Interest Accrual Amount	274
Interest Accrual Period	274
Interest Distribution Amount	274
Interest Reserve Account	316
Interest Shortfall	274
Interested Person	354
Investor Certification	289
J
JPMCB	237
JPMCB Data Tape	238
JPMCB Deal Team	238
JPMCB Mortgage Loans	238
JPMCB’s Qualification Criteria	240
JPMCC 2016-JP3 Asset Representations Reviewer	224
JPMCC 2016-JP3 Certificate Administrator	224
JPMCC 2016-JP3 Certificateholders	224
JPMCC 2016-JP3 Depositor	224
JPMCC 2016-JP3 Directing Certificateholder	225
JPMCC 2016-JP3 Master Servicer	224
JPMCC 2016-JP3 Operating Advisor	224
JPMCC 2016-JP3 Pooling and Servicing Agreement	224
JPMCC 2016-JP3 Securitization Trust	225
JPMCC 2016-JP3 Special Servicer	224
JPMCC 2016-JP3 Trustee	224
JPMCC 2016-NINE Master Servicer	190
JPMCC 2016-NINE Special Servicer	190
JPMCC 2016-NINE Trust and Servicing Agreement	189
K
KBRA	406
L
Liquidation Fee	326
Liquidation Proceeds	315
Loan Per Unit	126
Loan Specific Directing Holder	356
Loss of Value Payment	305
Lower-Tier Regular Interests	441
Lower-Tier REMIC	267, 441
LTV Ratio	126
M
MAI	306
Major Decision	358
MAS	16
Master Servicer	257
Master Servicer Proposed Course of Action Notice	390
Master Servicer Remittance Date	311
Material Defect	304
Midland	261
MLPA	299
Modeling Assumptions	434
Modification Fees	325
Moffett Gateway Companion Loan Securitization Date	208
Moffett Gateway Companion Loans	208
Moffett Gateway Intercreditor Agreement	208
Moffett Gateway Mortgage Loan	208
Moffett Gateway Noteholders	208
Moffett Gateway Pari Passu Companion Loans	208
Moffett Gateway PSA	208
Moffett Gateway Subordinate Companion Loan	208
Moffett Gateway Whole Loan	208
Moody’s	406
Mortgage	124
Mortgage File	299
Mortgage Loans	123
Mortgage Note	124
Mortgage Pool	123
Mortgage Rate	274
Mortgaged Property	124
mortgages	414
N
Net Mortgage Rate	273
Net Operating Income	127
NOI Date	127
Nonrecoverable Advance	313
Non-Serviced Certificate Administrator	177
Non-Serviced Companion Loan	177

466

Non-Serviced Directing Certificateholder	177
Non-Serviced Intercreditor Agreement	177
Non-Serviced Master Servicer	177
Non-Serviced Mortgage Loan	177
Non-Serviced Operating Advisor	177
Non-Serviced PSA	177
Non-Serviced Securitization Trust	177
Non-Serviced Special Servicer	178
Non-Serviced Trustee	178
Non-Serviced Whole Loan	178
Non-U.S. Person	452
Note A	233
Note B	234
Notice of Foreclosure/DIL	204, 236
Notional Amount	267
NRA	127
NRSRO	288, 460
NRSRO Certification	290
O
Occupancy	127
Occupancy Date	127
Offered Certificates	266
OID Regulations	444
OLA	121
Operating Advisor Consulting Fee	330
Operating Advisor Expenses	330
Operating Advisor Fee	329
Operating Advisor Fee Rate	330
Operating Advisor Standard	367
Operating Advisor Termination Event	370
Operating Statements	129
P
P&I Advance	311
Pads	130
PAR	242, 250
Pari Passu Companion Loan	123, 178
Pari Passu Companion Loans	123
Participants	295
Parties in Interest	456
Pass-Through Rate	273
Patriot Act	428
PCIS Persons	15
Pentalpha Surveillance	264
Percentage Interest	268
Periodic Payments	268
Permitted Investments	268, 317
Permitted Special Servicer/Affiliate Fees	329
PIP	135
PIPs	72, 145
Plans	456
PRC	15
Preliminary Dispute Resolution Election Notice	391
Prepayment Assumption	445
Prepayment Interest Excess	282
Prepayment Interest Shortfall	282
Prime Rate	315
Principal Balance Certificates	266
Principal Distribution Amount	274
Principal Shortfall	276
Privileged Information	369
Privileged Information Exception	369
Privileged Person	288
Professional Investors	16
Prohibited Prepayment	283
Promotion Of Collective Investment Schemes Exemptions Order	15
Proposed Course of Action	390
Proposed Course of Action Notice	390
Prospectus Directive	14
PSA	266
PSA Party Repurchase Request	389
PTCE	459
Purchase Price	305
Q
Qualified Replacement Special Servicer	381
Qualified Substitute Mortgage Loan	306
R
RAC No-Response Scenario	405
Rated Final Distribution Date	282
Rating Agencies	406
Rating Agency Confirmation	406
REA	61
Realized Loss	284
REC	143
Registration Statement	455
Regular Certificates	266
Regular Interestholder	444
Regular Interests	441
Regulation AB	408
Reimbursement Rate	315
Related Proceeds	314
Release Date	167
Relevant Member State	13
Relevant Persons	15
Relief Act	427
REMIC	441
REMIC Regulations	441
REO Account	317
REO Loan	277
REO Property	348

467

Repurchase Election Notice	235
Repurchase Option Notice	235
Repurchase Request	389
Requesting Certificateholder	391
Requesting Holders	336
Requesting Investor	299
Requesting Party	405
Requirements	427
Residual Certificates	266
Resolution Failure	390
Resolved	390
Restricted Group	457
Restricted Party	369
Review Materials	374
Revised Rate	164
RevPAR	127
RMBS	256
Rooms	130
Rule 15Ga-1	244
Rule 17g-5	290
S
Salesforce	154
Salesforce Tower Intercreditor Agreement	224
Salesforce Tower Pari Passu Companion Loans	224
Salesforce Tower Whole Loan	224
Scheduled Principal Distribution Amount	275
SEC	237, 253
Securities Act	407
Securitization Accounts	317
Securitization Framework	106
Securitization Regulation	106
Senior Certificates	266
Sequential Pay Event	209
Serviced Companion Loan	178
Serviced Pari Passu Companion Loan	178
Serviced Pari Passu Mortgage Loan	178
Serviced Whole Loan	178
Servicer Termination Event	383
Servicing Advances	312
Servicing Fee	323
Servicing Fee Rate	323
Servicing Shift Mortgage Loan	178
Servicing Shift PSA	178
Servicing Shift Securitization Date	179
Servicing Shift Whole Loan	179
Servicing Standard	310
SF	127
SFA	17
SFO	16
Similar Law	456
SMMEA	460
Soft Lockbox	127
Special Servicing Fee	325
Special Servicing Fee Rate	325
Specially Serviced Loans	346
Springing Lockbox	127
Sq. Ft.	127
Square Feet	127
Starbucks Center Companion Loan Holder	181
Starbucks Center Intercreditor Agreement	180
Starbucks Center Mortgage Loan	179
Starbucks Center Pari Passu Companion Loans	179
Starbucks Center Whole Loan	180
Startup Day	442
Stated Principal Balance	276
Structured Product	16
Subject Loans	330
Subordinate Certificates	266
Subordinate Companion Loan	123, 179
Subordinate Companion Loans	123
Sub-Servicing Agreement	311
T
T-12	127
TDEC	145
Term to Maturity	127
Terms and Conditions	298
Tests	375
Threshold Event Collateral	209
Title V	426
TRIPRA	78
Trust REMICs	267, 441
TTM	127
U
U.S. Person	451
UCC	415
UHG	151, 162
Underwriter Entities	96
Underwriting Agreement	453
Underwritten Expenses	127
Underwritten NCF Debt Yield	128
Underwritten Net Cash Flow	128
Underwritten Net Cash Flow Debt Service Coverage Ratio	127
Underwritten Net Operating Income Debt Service Coverage Ratio	128
Underwritten NOI	128
Underwritten Revenues	130
Units	130
Unscheduled Principal Distribution Amount	275

468

Unsolicited Information	375
Upper-Tier REMIC	267, 441
USTs	145
UW Expenses	127
UW NCF	128
UW NCF Debt Yield	128
UW NCF DSCR	127
UW NOI	128
UW NOI Debt Yield	130
UW NOI DSCR	128
UW NOI DY	130
V
Volcker Rule	106
Voting Rights	295
W
WAC Rate	273
Wachovia	258
WDNR	144
Weighted Average Mortgage Rate	130
Wells Fargo	257
Wells Fargo Bank	256
Westfield DSCR Trigger Period	233
Westfield San Francisco Centre	227
Westfield San Francisco Centre Companion Loans	227
Westfield San Francisco Centre Intercreditor Agreement	228
Westfield San Francisco Centre Mortgage Loan	227
Westfield San Francisco Centre Mortgaged Property	227
Westfield San Francisco Centre Non-Standalone Pari Passu Companion Loan	227
Westfield San Francisco Centre Noteholders	228
Westfield San Francisco Centre Pari Passu Companion Loans	227
Westfield San Francisco Centre Standalone Companion Loans	228
Westfield San Francisco Centre Standalone Pari Passu Companion Loans	227
Westfield San Francisco Centre Subordinate Companion Loan	227
Westfield San Francisco Centre Subordinate Companion Loan Holder	229
Westfield San Francisco Centre Whole Loan	228
Westfield Triggering Event of Default	229
Westin Ground Lease	142
Westin Sub-Ground Lease	142
Westin Sub-Subground Lease	142
Whole Loan	123
Withheld Amounts	316
Workout Fee	326
Workout Fee Rate	326
Workout-Delayed Reimbursement Amount	315
WTNA	255
Y
Yield Maintenance Charge	281
YM Group A	280
YM Group B	280
YM Group C	280
YM Group D	280
YM Groups	280

469

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-1

								Number of	Property	Property		Year		Unit of		Occupancy
Loan #	Seller(1)	Property Name	Street Address	City	State	Zip Code	County	Properties	Type	Subtype	Year Built	Renovated	Units(2)	Measure	Occupancy %(3)	Date
1	JPMCB	9 West 57th Street	9 West 57th Street	New York	NY	10019	New York	1	Office	CBD	1972		1,680,218	Square Feet	63.5%	06/01/16
2	GACC	10 Hudson Yards	10 Hudson Yards	New York	NY	10001	New York	1	Office	CBD	2016		1,813,465	Square Feet	93.2%	07/01/16
3	GACC	Starbucks Center	2401 & 2701 Utah Avenue South	Seattle	WA	98134	King	1	Mixed Use	Office/Retail	1912, 1915, 1993	2001	1,506,716	Square Feet	93.0%	08/01/16
4	JPMCB	Fresno Fashion Fair Mall	645 East Shaw Avenue	Fresno	CA	93710	Fresno	1	Retail	Super Regional Mall	1970	2003	536,093	Square Feet	88.2%	08/31/16
5	JPMCB	Windsor Square	9609, 9623 and 9949 East Independence Boulevard	Matthews	NC	28105	Mecklenburg	1	Retail	Anchored	1986	2014	661,156	Square Feet	93.6%	08/31/16
6	JPMCB	PNC Center	101-115 West Washington Street	Indianapolis	IN	46204	Marion	1	Office	CBD	1977		636,558	Square Feet	93.8%	07/13/16
7	GACC	Nashville Technology Office Campus	1 Dell Parkway	Nashville	TN	37217	Davidson	1	Office	Suburban	2000	2015	346,294	Square Feet	100.0%	08/14/16
8	GACC	60 Madison Avenue	60 Madison Avenue	New York	NY	10010	New York	1	Office	CBD	1910	2013	217,534	Square Feet	96.6%	09/30/16
9	JPMCB	Moffett Gateway	1225-1265 Crossman Avenue	Sunnyvale	CA	94089	Santa Clara	1	Office	Suburban	2016		612,691	Square Feet	100.0%	11/01/16
10	JPMCB	693 Fifth Avenue	693 Fifth Avenue	New York	NY	10022	New York	1	Mixed Use	Retail/Office	1993	2015	96,514	Square Feet	57.1%	09/30/16
11	JPMCB	Embassy Suites Monterey Bay Seaside	1441 Canyon Del Rey Boulevard	Seaside	CA	93955	Monterey	1	Hotel	Full Service	1995	2015	225	Rooms	83.9%	06/30/16
12	GACC	Westin Memphis	170 Lt. George W Lee Avenue	Memphis	TN	38103	Shelby	1	Hotel	Full Service	2007		203	Rooms	81.8%	07/31/16
13	JPMCB	1 Kaiser Plaza	1 Kaiser Plaza	Oakland	CA	94612	Alameda	1	Office	CBD	1971		531,928	Square Feet	94.9%	06/30/16
14	JPMCB	The Hamptons	350 Rucker Lane	Statesboro	GA	30458	Bulloch	1	Multifamily	Student	2015		668	Beds	97.2%	09/01/16
15	GACC	Riverside Center	328 & 332 Front Street South and 102 Jay Street	La Crosse	WI	54601	La Crosse	1	Office	CBD	2006, 2008, 2011		272,596	Square Feet	100.0%	11/06/16
16	JPMCB	Salesforce Tower	111 Monument Circle and 120 North Pennsylvania Street	Indianapolis	IN	46204	Marion	1	Office	CBD	1959, 1990	1993	1,105,117	Square Feet	86.1%	07/11/16
17	GACC	100 Oceangate	100 Oceangate	Long Beach	CA	90802	Los Angeles	1	Office	CBD	1972	2006	230,782	Square Feet	87.5%	09/30/16
18	JPMCB	100 East Wisconsin Avenue	100 East Wisconsin Avenue and 720 North Water Street	Milwaukee	WI	53202	Milwaukee	1	Office	CBD	1988-1989		435,443	Square Feet	82.0%	07/08/16
19	GACC	Shops at Avenue North	1600 North Broad Street	Philadelphia	PA	19121	Philadelphia	1	Retail	Anchored	2006		94,014	Square Feet	100.0%	09/26/16
20	JPMCB	Arborwood at Mann Road Apartments	6702 Trunk Way	Indianapolis	IN	46221	Marion	1	Multifamily	Garden	2015		260	Units	95.0%	08/01/16
21	GACC	Riverwood Corporate Center I & III	N19 W24400 and N19 W24200 Riverwood Drive	Pewaukee	WI	53188	Waukesha	1	Office	Suburban	2000, 2003		180,198	Square Feet	98.1%	09/01/16
22	JPMCB	Westfield San Francisco Centre	865 Market Street	San Francisco	CA	94103	San Francisco	1	Mixed Use	Super Regional Mall/Office	1908, 1988	2006	794,521	Square Feet	95.6%	04/30/16
23	GACC	Lake Pointe Corporate Center	2850 & 2875 South Decker Lake Drive	West Valley City	UT	84119	Salt Lake	1	Office	Suburban	1995, 1998		178,388	Square Feet	99.9%	09/30/16
24	GACC	Beacon South Beach	720 Ocean Drive	Miami Beach	FL	33139	Miami-Dade	1	Hotel	Full Service	1937	2013	75	Rooms	90.8%	08/31/16
25	GACC	Sorrento Pines	4106, 4110, 4116 & 4122 Sorrento Valley Boulevard	San Diego	CA	92121	San Diego	1	Industrial	Flex	1979	2012	114,656	Square Feet	100.0%	05/04/16
26	GACC	Cambridge Office	185 & 205 Alewife Brook Parkway and 545 Concord Avenue	Cambridge	MA	02138	Middlesex	1	Office	Suburban	1960, 1975, 1988	1987	107,036	Square Feet	95.9%	07/01/16
27	GACC	Homewood Suites Troy	1495 Equity Drive	Troy	MI	48084	Oakland	1	Hotel	Extended Stay	2002		150	Rooms	86.3%	07/31/16
28	JPMCB	Bond Street Portfolio	Various	Various	Various	Various	Various	4	Retail	Unanchored	Various		48,219	Square Feet	100.0%	Various
28.01	JPMCB	Lawrenceville Center	918-938 Duluth Highway	Lawrenceville	GA	30043	Gwinnett	1	Retail	Unanchored	2016		17,454	Square Feet	100.0%	09/27/16
28.02	JPMCB	Hamilton Crossing	254-260 Hamilton Crossing Drive	Alcoa	TN	37701	Blount	1	Retail	Unanchored	2015		11,265	Square Feet	100.0%	09/26/16
28.03	JPMCB	Fuquay Commons	720 North Judd Parkway Northeast	Fuquay Varina	NC	27526	Wake	1	Retail	Unanchored	2011		10,400	Square Feet	100.0%	10/03/16
28.04	JPMCB	Butler Crossing	1177 Broad Street	Sumter	SC	29150	Sumter	1	Retail	Unanchored	2016		9,100	Square Feet	100.0%	09/26/16
29	GACC	The Comeau Building West Palm Beach	319 Clematis Street	West Palm Beach	FL	33401	Palm Beach	1	Office	CBD	1927	2014	86,166	Square Feet	98.9%	08/09/16
30	JPMCB	Hampton Inn & Suites Albany	2628 Dawson Road	Albany	GA	31707	Dougherty	1	Hotel	Limited Service	2013		94	Rooms	77.1%	06/30/16
31	GACC	Coliseum Meadows	4896-5034 South Virginia Street	Reno	NV	89502	Washoe	1	Retail	Anchored	1979	2007	46,520	Square Feet	86.7%	06/30/16
32	JPMCB	Firethorne Retail Center	2721 & 2731 FM 1463 Road	Katy	TX	77494	Fort Bend	1	Retail	Unanchored	2015, 2016		29,986	Square Feet	96.5%	06/01/16
33	GACC	Conquistador Apartments	7575 Bellaire Boulevard	Houston	TX	77036	Harris	1	Multifamily	High Rise	1964	2004	136	Units	94.9%	07/31/16
34	GACC	ACG Manufactured Housing Portfolio II	Various	Various	Various	Various	Various	4	Manufactured Housing	Manufactured Housing	Various	Various	462	Pads	82.0%	Various
34.01	GACC	Winder Village Mobile Home Park	400 Fairview Avenue	Winder	GA	30680	Barrow	1	Manufactured Housing	Manufactured Housing	1987		110	Pads	67.3%	05/12/16
34.02	GACC	Heritage Estates	3438 Gordon Terry Parkway	Trinity	AL	35673	Morgan	1	Manufactured Housing	Manufactured Housing	1995	2014	159	Pads	79.9%	05/01/16
34.03	GACC	Wares MHC	4360 Pinson Valley Parkway	Birmingham	AL	35215	Jefferson	1	Manufactured Housing	Manufactured Housing	1951		113	Pads	87.6%	05/12/16
34.04	GACC	Mimosa MHC	5116 Pinson Valley Parkway	Birmingham	AL	35215	Jefferson	1	Manufactured Housing	Manufactured Housing	1966		80	Pads	98.8%	05/12/16
35	JPMCB	Holiday Inn: Cleveland East	7701 Reynolds Road	Mentor	OH	44060	Lake	1	Hotel	Full Service	1973	2013	132	Rooms	68.0%	06/30/16
36	JPMCB	502 Henry Street	502 Henry Street	Brooklyn	NY	11231	Kings	1	Mixed Use	Retail/Multifamily	1922		1,850	Square Feet	100.0%	05/10/16

A-1-1

ANNEX A-1

							Original		Current						Net
			Appraised	Appraisal	Current	Original	Balance	Current	Balance	% of Initial	Crossed	Related	Interest	Admin.	Mortgage		Monthly Debt	Annual Debt		First
Loan #	Seller(1)	Property Name	Value ($)(4)	Date	LTV %(4)	Balance ($)(5)(6)	per Unit ($)	Balance ($)(5)(6)	per Unit ($)	Pool Balance	Loan	Borrower(7)	Rate %(8)	Fee %(8)	Rate %(8)	Accrual Type	Service ($)(9)(10)	Service ($)(10)	Note Date	Payment Date
1	JPMCB	9 West 57th Street	3,400,000,000	07/28/16	29.8%	80,000,000	603	80,000,000	603	7.1%	No	No	2.85950	0.00965	2.84985	Actual/360	193,281.02	2,319,372.22	08/30/16	10/01/16
2	GACC	10 Hudson Yards	2,150,000,000	07/01/16	32.9%	80,000,000	390	80,000,000	390	7.1%	No	No	2.98333	0.00965	2.97368	Actual/360	201,651.23	2,419,814.76	08/01/16	09/06/16
3	GACC	Starbucks Center	453,500,000	06/21/16	30.9%	65,000,000	93	65,000,000	93	5.8%	No	No	3.52400	0.01411	3.50989	Actual/360	193,534.49	2,322,413.88	09/14/16	11/06/16
4	JPMCB	Fresno Fashion Fair Mall	565,000,000	08/24/16	57.5%	60,000,000	606	60,000,000	606	5.3%	No	No	3.58700	0.01411	3.57289	Actual/360	181,840.97	2,182,091.67	10/06/16	12/01/16
5	JPMCB	Windsor Square	83,700,000	08/22/16	71.7%	60,000,000	91	60,000,000	91	5.3%	No	No	3.76700	0.02411	3.74289	Actual/360	278,448.46	3,341,381.52	09/30/16	11/01/16
6	JPMCB	PNC Center	86,600,000	07/21/16	67.1%	58,260,000	92	58,094,309	91	5.2%	No	Yes - Group 1	3.87445	0.01411	3.86034	Actual/360	273,941.80	3,287,301.60	08/25/16	10/01/16
7	GACC	Nashville Technology Office Campus	76,675,000	07/21/16	65.2%	50,000,000	144	50,000,000	144	4.4%	No	No	4.19000	0.01411	4.17589	Actual/360	244,216.85	2,930,602.20	09/15/16	11/01/16
8	GACC	60 Madison Avenue	200,000,000	08/01/16	50.0%	45,000,000	460	45,000,000	460	4.0%	No	No	3.50000	0.01090	3.48910	Actual/360	133,072.92	1,596,875.04	09/12/16	11/06/16
9	JPMCB	Moffett Gateway	525,000,000	07/20/16	46.3%	43,000,000	397	43,000,000	397	3.8%	No	No	3.31940	0.01090	3.30850	Actual/360	208,985.71	2,507,828.57	09/22/16	11/01/16
10	JPMCB	693 Fifth Avenue	525,000,000	05/24/16	47.6%	42,500,000	2,590	42,500,000	2,590	3.8%	No	No	3.96600	0.01090	3.95510	Actual/360	223,533.56	2,682,402.72	06/10/16	08/01/16
11	JPMCB	Embassy Suites Monterey Bay Seaside	62,000,000	06/01/16	68.0%	42,160,000	187,378	42,160,000	187,378	3.7%	No	No	4.20000	0.01411	4.18589	Actual/360	206,169.64	2,474,035.68	08/05/16	10/01/16
12	GACC	Westin Memphis	64,700,000	06/17/16	61.8%	40,000,000	197,044	40,000,000	197,044	3.6%	No	No	4.57000	0.01411	4.55589	Actual/360	204,341.21	2,452,094.52	10/14/16	12/06/16
13	JPMCB	1 Kaiser Plaza	212,000,000	06/22/16	45.8%	37,100,000	183	37,100,000	183	3.3%	No	No	4.14000	0.01090	4.12910	Actual/360	129,772.71	1,557,272.50	06/30/16	08/01/16
14	JPMCB	The Hamptons	47,700,000	09/06/16	70.2%	33,500,000	50,150	33,500,000	50,150	3.0%	No	No	4.17200	0.03411	4.13789	Actual/360	163,273.75	1,959,285.00	10/13/16	12/01/16
15	GACC	Riverside Center	47,800,000	06/30/16	69.0%	33,000,000	121	33,000,000	121	2.9%	No	No	3.91000	0.01411	3.89589	Actual/360	155,839.62	1,870,075.44	09/13/16	11/06/16
16	JPMCB	Salesforce Tower	181,100,000	07/21/16	59.6%	30,000,000	98	30,000,000	98	2.7%	No	Yes - Group 1	4.36690	0.01090	4.35600	Actual/360	110,688.78	1,328,265.42	08/25/16	10/01/16
17	GACC	100 Oceangate	46,500,000	09/22/16	64.5%	30,000,000	130	30,000,000	130	2.7%	No	No	3.61000	0.01411	3.59589	Actual/360	136,562.24	1,638,746.88	09/27/16	11/06/16
18	JPMCB	100 East Wisconsin Avenue	82,300,000	07/19/16	65.2%	28,800,000	124	28,718,093	123	2.6%	No	Yes - Group 1	3.87445	0.01411	3.86034	Actual/360	135,419.22	1,625,030.64	08/25/16	10/01/16
19	GACC	Shops at Avenue North	38,690,000	01/01/17	69.9%	27,083,000	288	27,048,510	288	2.4%	No	No	4.20000	0.01411	4.18589	Actual/360	132,440.52	1,589,286.24	10/04/16	11/06/16
20	JPMCB	Arborwood at Mann Road Apartments	36,100,000	08/02/16	72.9%	26,300,000	101,154	26,300,000	101,154	2.3%	No	No	4.44750	0.03161	4.41589	Actual/360	132,439.08	1,589,268.96	08/19/16	10/01/16
21	GACC	Riverwood Corporate Center I & III	32,500,000	09/01/16	73.8%	24,000,000	133	24,000,000	133	2.1%	No	No	3.97500	0.01411	3.96089	Actual/360	114,234.03	1,370,808.36	09/30/16	11/06/16
22	JPMCB	Westfield San Francisco Centre	1,220,000,000	04/27/16	35.5%	23,529,000	545	23,529,000	545	2.1%	No	No	3.39400	0.00965	3.38435	Actual/360	67,472.13	809,665.57	07/11/16	09/01/16
23	GACC	Lake Pointe Corporate Center	26,700,000	08/12/16	74.9%	20,000,000	112	20,000,000	112	1.8%	No	No	4.04000	0.01411	4.02589	Actual/360	95,944.85	1,151,338.20	09/29/16	11/06/16
24	GACC	Beacon South Beach	29,000,000	07/19/16	63.8%	18,500,000	246,667	18,500,000	246,667	1.6%	No	No	4.92000	0.01411	4.90589	Actual/360	98,409.46	1,180,913.52	10/18/16	12/06/16
25	GACC	Sorrento Pines	26,100,000	04/11/16	69.0%	18,000,000	157	18,000,000	157	1.6%	No	No	5.12800	0.01411	5.11389	Actual/360	98,040.88	1,176,490.56	05/11/16	07/06/16
26	GACC	Cambridge Office	37,000,000	08/16/16	47.6%	17,600,000	164	17,600,000	164	1.6%	No	No	4.02000	0.01411	4.00589	Actual/360	84,228.15	1,010,737.80	10/12/16	12/06/16
27	GACC	Homewood Suites Troy	22,400,000	08/10/16	71.3%	16,000,000	106,667	15,982,269	106,548	1.4%	No	No	4.82000	0.01411	4.80589	Actual/360	84,139.99	1,009,679.88	10/05/16	11/06/16
28	JPMCB	Bond Street Portfolio	18,950,000	Various	73.9%	14,000,000	290	14,000,000	290	1.2%	No	No	4.71700	0.01411	4.70289	Actual/360	72,752.41	873,028.92	10/14/16	12/01/16
28.01	JPMCB	Lawrenceville Center	7,900,000	08/31/16		5,836,412		5,836,412		0.5%
28.02	JPMCB	Hamilton Crossing	4,050,000	08/16/16		2,992,084		2,992,084		0.3%
28.03	JPMCB	Fuquay Commons	3,600,000	08/23/16		2,659,631		2,659,631		0.2%
28.04	JPMCB	Butler Crossing	3,400,000	03/01/17		2,511,873		2,511,873		0.2%
29	GACC	The Comeau Building West Palm Beach	17,100,000	08/17/16	71.8%	12,300,000	143	12,269,943	142	1.1%	No	No	4.64000	0.01411	4.62589	Actual/360	63,349.63	760,195.56	09/06/16	10/06/16
30	JPMCB	Hampton Inn & Suites Albany	14,500,000	06/01/16	69.0%	10,000,000	106,383	10,000,000	106,383	0.9%	No	No	4.84700	0.01411	4.83289	Actual/360	57,571.06	690,852.72	10/07/16	12/01/16
31	GACC	Coliseum Meadows	11,500,000	07/21/16	67.8%	7,800,000	168	7,800,000	168	0.7%	No	No	4.35000	0.05411	4.29589	Actual/360	38,829.32	465,951.84	08/31/16	10/06/16
32	JPMCB	Firethorne Retail Center	11,460,000	12/08/16	67.6%	7,750,000	258	7,750,000	258	0.7%	No	No	4.34000	0.05411	4.28589	Actual/360	38,534.78	462,417.36	10/07/16	12/01/16
33	GACC	Conquistador Apartments	11,000,000	08/02/16	69.4%	7,650,000	56,250	7,630,262	56,105	0.7%	No	No	4.37000	0.01411	4.35589	Actual/360	38,172.76	458,073.12	08/30/16	10/06/16
34	GACC	ACG Manufactured Housing Portfolio II	10,800,000	Various	64.4%	6,980,000	15,108	6,955,761	15,056	0.6%	No	No	4.82000	0.01411	4.80589	Actual/360	36,706.07	440,472.84	07/11/16	09/06/16
34.01	GACC	Winder Village Mobile Home Park	3,140,000	06/08/16		2,029,370		2,022,323		0.2%
34.02	GACC	Heritage Estates	2,950,000	06/10/16		1,906,574		1,899,953		0.2%
34.03	GACC	Wares MHC	2,780,000	06/10/16		1,796,704		1,790,464		0.2%
34.04	GACC	Mimosa MHC	1,930,000	06/10/16		1,247,352		1,243,020		0.1%
35	JPMCB	Holiday Inn: Cleveland East	9,500,000	07/01/16	67.8%	6,450,000	48,864	6,443,114	48,811	0.6%	No	No	4.98000	0.06161	4.91839	Actual/360	34,546.20	414,554.40	09/16/16	11/01/16
36	JPMCB	502 Henry Street	6,500,000	04/01/16	38.4%	2,500,000	1,351	2,497,497	1,350	0.2%	No	No	5.25000	0.01411	5.23589	Actual/360	13,805.09	165,661.08	09/30/16	11/01/16

A-1-2

ANNEX A-1

			Partial IO	Partial IO Loan	Rem.	Rem.			Payment	Grace Period	Grace Period			Final	Maturity/ARD	Maturity	Prepayment
Loan #	Seller(1)	Property Name	Last IO Payment	First P&I Payment	Term	Amort	I/O Period	Seasoning	Due Date	(Late Payment)	(Default)	Maturity Date(11)	ARD Loan(11)	Mat Date(11)	Balance ($)(5)	LTV %(4)	Provision (Payments)(12)
1	JPMCB	9 West 57th Street			118	0	120	2	1	1	0	09/01/26	No		80,000,000	29.8%	L(26),Def(87),O(7)
2	GACC	10 Hudson Yards			117	0	120	3	6	0	0	08/06/26	No		80,000,000	32.9%	L(27),Def(88),O(5)
3	GACC	Starbucks Center			119	0	120	1	6	0	0	10/06/26	Yes	10/06/28	65,000,000	30.9%	L(25),Def(90),O(5)
4	JPMCB	Fresno Fashion Fair Mall			120	0	120	0	1	5	0	11/01/26	No		60,000,000	57.5%	L(24),DeforGrtr1%orYM(92),O(4)
5	JPMCB	Windsor Square	10/01/19	11/01/19	119	360	36	1	1	0	0	10/01/26	No		51,604,924	61.7%	L(25),Def(91),O(4)
6	JPMCB	PNC Center			118	358	0	2	1	0	0	09/01/26	No		46,062,911	53.2%	L(26),Def(91),O(3)
7	GACC	Nashville Technology Office Campus	10/01/23	11/01/23	119	360	84	1	1	5	5	10/01/26	No		47,430,804	61.9%	L(25),Def(91),O(4)
8	GACC	60 Madison Avenue			119	0	120	1	6	0	0	10/06/26	No		45,000,000	50.0%	L(25),Def(91),O(4)
9	JPMCB	Moffett Gateway	10/01/21	11/01/21	125	360	60	1	1	0	0	04/01/27	No		36,529,930	39.3%	L(25),Def(94),O(7)
10	JPMCB	693 Fifth Avenue	07/01/18	08/01/18	116	300	24	4	1	0	0	07/01/26	No		33,344,171	37.4%	L(25),Grtr1%orYM(91),O(4)
11	JPMCB	Embassy Suites Monterey Bay Seaside	09/01/19	10/01/19	118	360	36	2	1	0	0	09/01/26	No		36,646,637	59.1%	L(25),Grtr1%orYM(88),O(7)
12	GACC	Westin Memphis			120	360	0	0	6	0	0	11/06/26	No		32,411,752	50.1%	L(24),Def(92),O(4)
13	JPMCB	1 Kaiser Plaza			116	0	120	4	1	0	5 (Twice per year)	07/01/26	No		37,100,000	45.8%	L(28),Def(88),O(4)
14	JPMCB	The Hamptons	11/01/18	12/01/18	120	360	24	0	1	0	0	11/01/26	No		28,355,997	59.4%	L(25),Grtr1%orYM(92),O(3)
15	GACC	Riverside Center	10/06/19	11/06/19	119	360	36	1	6	0	0	10/06/26	No		28,483,885	59.6%	L(25),Def(90),O(5)
16	JPMCB	Salesforce Tower			118	0	120	2	1	0	0	09/01/26	No		30,000,000	59.6%	L(26),Def(91),O(3)
17	GACC	100 Oceangate	10/06/21	11/06/21	119	360	60	1	6	0	0	10/06/26	No		27,041,345	58.2%	L(25),Def(91),O(4)
18	JPMCB	100 East Wisconsin Avenue			118	358	0	2	1	0	0	09/01/26	No		22,770,543	51.7%	L(26),Def(91),O(3)
19	GACC	Shops at Avenue North			119	359	0	1	6	0	0	10/06/26	No		21,666,261	56.0%	L(25),Def(90),O(5)
20	JPMCB	Arborwood at Mann Road Apartments	09/01/19	10/01/19	118	360	36	2	1	0	0	09/01/26	No		22,994,468	63.7%	L(25),Grtr1%orYM(92),O(3)
21	GACC	Riverwood Corporate Center I & III	10/06/17	11/06/17	119	360	12	1	6	0	0	10/06/26	No		19,636,417	60.4%	L(25),Def(91),O(4)
22	JPMCB	Westfield San Francisco Centre			117	0	120	3	1	5	5	08/01/26	No		23,529,000	35.5%	L(27),DeforGrtr1%orYM(89),O(4)
23	GACC	Lake Pointe Corporate Center	10/06/19	11/06/19	119	360	36	1	6	0	0	10/06/26	No		17,318,063	64.9%	L(25),Def(91),O(4)
24	GACC	Beacon South Beach			120	360	0	0	6	0	0	11/06/26	No		15,167,158	52.3%	L(24),Def(92),O(4)
25	GACC	Sorrento Pines	06/06/18	07/06/18	115	360	24	5	6	0	0	06/06/26	No		15,625,677	59.9%	L(29),Def(88),O(3)
26	GACC	Cambridge Office	11/06/18	12/06/18	120	360	24	0	6	0	0	11/06/26	No		14,834,334	40.1%	L(24),Def(92),O(4)
27	GACC	Homewood Suites Troy			119	359	0	1	6	0	0	10/06/26	No		13,075,235	58.4%	L(25),Def(91),O(4)
28	JPMCB	Bond Street Portfolio	11/01/17	12/01/17	120	360	12	0	1	0	0	11/01/26	No		11,720,479	61.8%	L(25),Grtr1%orYM(93),O(2)
28.01	JPMCB	Lawrenceville Center													4,886,110
28.02	JPMCB	Hamilton Crossing													2,504,905
28.03	JPMCB	Fuquay Commons													2,226,582
28.04	JPMCB	Butler Crossing													2,102,883
29	GACC	The Comeau Building West Palm Beach			118	358	0	2	6	0	0	09/06/26	No		9,990,509	58.4%	L(26),Def(90),O(4)
30	JPMCB	Hampton Inn & Suites Albany			120	300	0	0	1	0	0	11/01/26	No		7,433,504	51.3%	L(24),Def(93),O(3)
31	GACC	Coliseum Meadows	09/06/19	10/06/19	118	360	36	2	6	0	0	09/06/26	No		6,804,125	59.2%	L(26),Def(89),O(5)
32	JPMCB	Firethorne Retail Center			120	360	0	0	1	0	0	11/01/26	No		6,230,161	54.4%	L(25),Grtr1%orYM(92),O(3)
33	GACC	Conquistador Apartments			118	358	0	2	6	0	0	09/06/26	No		6,156,297	56.0%	L(26),Def(90),O(4)
34	GACC	ACG Manufactured Housing Portfolio II			117	357	0	3	6	0	0	08/06/26	No		5,704,174	52.8%	L(27),Def(89),O(4)
34.01	GACC	Winder Village Mobile Home Park													1,658,436
34.02	GACC	Heritage Estates													1,558,085
34.03	GACC	Wares MHC													1,468,297
34.04	GACC	Mimosa MHC													1,019,357
35	JPMCB	Holiday Inn: Cleveland East			119	359	0	1	1	0	0	10/01/26	No		5,298,844	55.8%	L(25),Grtr1%orYM(93),O(2)
36	JPMCB	502 Henry Street			119	359	0	1	1	0	0	10/01/26	No		2,071,785	31.9%	L(25),Grtr1%orYM(92),O(3)

A-1-3

ANNEX A-1

			HISTORICAL FINANCIALS(13)

			2013	2013	2013	2014	2014	2014	2015	2015	2015	Most Recent	Most Recent	Most Recent
Loan #	Seller(1)	Property Name	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	As of
1	JPMCB	9 West 57th Street	116,748,306	55,775,327	60,972,979	127,093,163	59,405,953	67,687,210	148,729,532	63,564,960	85,164,572	161,485,907	64,471,574	97,014,333	06/30/16
2	GACC	10 Hudson Yards
3	GACC	Starbucks Center	22,904,823	6,983,351	15,921,473	23,444,437	6,920,178	16,524,259	23,257,602	7,084,361	16,173,241	22,573,473	7,094,458	15,479,016	06/30/16
4	JPMCB	Fresno Fashion Fair Mall	31,587,519	6,451,070	25,136,449	32,794,192	6,442,883	26,351,309	33,828,408	5,653,406	28,175,002	33,789,630	5,728,731	28,060,898	06/30/16
5	JPMCB	Windsor Square	6,340,579	1,665,051	4,675,528	6,535,850	1,752,552	4,783,298	6,649,614	1,800,799	4,848,816	6,965,954	1,820,649	5,145,304	07/31/16
6	JPMCB	PNC Center	12,583,216	6,514,126	6,069,090	13,329,714	6,735,621	6,594,093	13,839,520	7,345,811	6,493,709	14,772,625	7,245,836	7,526,789	06/30/16
7	GACC	Nashville Technology Office Campus										3,664,344	1,094,112	2,570,232	06/30/16
8	GACC	60 Madison Avenue	8,821,740	3,216,614	5,605,126	7,712,836	3,823,892	3,888,944	11,139,178	4,706,673	6,432,505	12,010,368	4,930,755	7,079,613	06/30/16
9	JPMCB	Moffett Gateway
10	JPMCB	693 Fifth Avenue				8,701,285	3,798,967	4,902,318	18,736,883	4,528,682	14,208,201	19,908,869	5,101,167	14,807,702	08/31/16
11	JPMCB	Embassy Suites Monterey Bay Seaside	13,784,140	11,296,300	2,487,840	15,252,462	11,804,318	3,448,144	16,655,807	12,124,251	4,531,556	17,285,114	12,441,594	4,843,520	06/30/16
12	GACC	Westin Memphis	14,937,112	10,688,944	4,248,168	15,323,039	10,604,529	4,718,510	16,336,744	11,077,219	5,259,525	16,564,180	11,115,572	5,448,608	07/31/16
13	JPMCB	1 Kaiser Plaza	13,704,072	7,386,059	6,318,013	17,631,874	8,349,112	9,282,762	15,981,958	8,094,580	7,887,377	17,030,101	8,384,414	8,645,687	06/30/16
14	JPMCB	The Hamptons										4,507,658	2,051,551	2,456,106	07/31/16
15	GACC	Riverside Center
16	JPMCB	Salesforce Tower	25,645,275	13,160,861	12,484,414	27,432,454	13,705,299	13,727,155	25,195,298	13,380,191	11,815,107	25,515,651	13,700,975	11,814,676	06/30/16
17	GACC	100 Oceangate	5,271,866	2,590,015	2,681,851	5,438,459	2,677,204	2,761,255	5,683,255	2,818,507	2,864,748	5,866,817	2,880,050	2,986,768	07/31/16
18	JPMCB	100 East Wisconsin Avenue	14,019,246	7,023,802	6,995,444	14,572,712	6,946,879	7,625,833	13,182,782	6,916,873	6,265,909	13,311,685	6,983,586	6,328,099	06/30/16
19	GACC	Shops at Avenue North	3,031,069	759,126	2,271,943	2,885,602	650,632	2,234,970	3,041,671	772,405	2,269,266	2,993,455	696,565	2,296,890	08/31/16
20	JPMCB	Arborwood at Mann Road Apartments										2,707,472	1,130,192	1,577,280	07/31/16
21	GACC	Riverwood Corporate Center I & III	3,859,430	1,634,796	2,224,634	3,849,289	1,600,261	2,249,028	3,647,199	1,587,784	2,059,415	3,808,374	1,588,422	2,219,952	07/31/16
22	JPMCB	Westfield San Francisco Centre	84,120,789	35,722,327	48,398,462	84,621,362	36,493,338	48,128,023	88,603,550	37,649,371	50,954,179	90,654,772	38,690,784	51,963,988	03/31/16
23	GACC	Lake Pointe Corporate Center	2,916,328	1,475,911	1,440,417	3,436,026	1,366,701	2,069,325	3,275,360	1,370,963	1,904,397	3,429,233	1,400,335	2,028,897	06/30/16
24	GACC	Beacon South Beach	5,567,352	3,508,052	2,059,300	5,694,702	3,629,596	2,065,106	5,729,129	3,749,492	1,979,637	5,982,230	3,870,540	2,111,690	08/31/16
25	GACC	Sorrento Pines	2,101,000	922,576	1,178,423	2,164,616	884,478	1,280,139	2,315,468	785,076	1,530,392	2,334,919	794,431	1,540,488	03/31/16
26	GACC	Cambridge Office	2,782,888	1,286,107	1,496,781	2,845,750	1,317,910	1,527,840	2,839,501	1,410,821	1,428,680	3,012,907	1,363,594	1,649,313	06/30/16
27	GACC	Homewood Suites Troy	4,955,478	3,392,106	1,563,372	5,339,085	3,529,063	1,810,022	5,681,631	3,693,679	1,987,952	5,775,199	3,661,465	2,113,734	07/31/16
28	JPMCB	Bond Street Portfolio
28.01	JPMCB	Lawrenceville Center
28.02	JPMCB	Hamilton Crossing
28.03	JPMCB	Fuquay Commons
28.04	JPMCB	Butler Crossing
29	GACC	The Comeau Building West Palm Beach				1,375,892	934,419	441,473	1,627,224	867,356	759,868	1,826,769	792,819	1,033,951	07/31/16
30	JPMCB	Hampton Inn & Suites Albany				3,213,543	1,697,195	1,516,348	3,367,963	1,762,390	1,605,572	3,393,855	1,772,757	1,621,098	06/30/16
31	GACC	Coliseum Meadows	1,122,917	275,941	846,976	1,048,061	273,235	774,826	1,052,532	319,902	732,630	1,095,366	340,069	755,297	06/30/16
32	JPMCB	Firethorne Retail Center										576,505	237,736	338,769	08/31/16
33	GACC	Conquistador Apartments	1,092,296	523,328	568,968	1,175,082	574,009	601,073	1,307,893	620,484	687,409	1,395,680	604,806	790,874	07/31/16
34	GACC	ACG Manufactured Housing Portfolio II	548,477	276,605	271,872	1,319,951	588,623	731,328	1,429,032	658,953	770,079	1,441,893	665,443	776,450	04/30/16
34.01	GACC	Winder Village Mobile Home Park				316,332	137,728	178,604	356,021	155,083	200,938	362,033	163,754	198,279	04/30/16
34.02	GACC	Heritage Estates				366,558	141,423	225,135	369,846	129,504	240,342	355,155	124,227	230,928	04/30/16
34.03	GACC	Wares MHC	292,215	169,425	122,789	330,146	161,435	168,711	381,440	188,158	193,282	394,535	189,474	205,061	04/30/16
34.04	GACC	Mimosa MHC	256,263	107,180	149,083	306,915	148,037	158,878	321,725	186,208	135,517	330,170	187,988	142,182	04/30/16
35	JPMCB	Holiday Inn: Cleveland East	2,261,448	2,265,215	-3,766	4,001,487	2,982,784	1,018,702	4,053,797	3,150,872	902,926	3,904,809	3,111,204	793,605	06/30/16
36	JPMCB	502 Henry Street	132,000	37,950	94,050	145,200	38,200	107,000	191,800	42,300	149,500

A-1-4

ANNEX A-1

			UW
			Economic	UW	UW Total	UW	UW Capital	UW	UW	UW NCF	UW NOI	UW NCF		Ground Lease	Ground Lease
Loan #	Seller(1)	Property Name	Occupancy %	Revenues ($)(3)	Expenses ($)	NOI ($)(3)(14)	Items ($)	NCF ($)(3)(14)	NOI DSCR(15)	DSCR(15)	Debt Yield %	Debt Yield %	Title Type(23)	Expiration	Extension Terms	PML %
1	JPMCB	9 West 57th Street	66.9%	166,714,099	58,877,243	107,836,855	738,788	107,098,067	3.67	3.64	10.6%	10.6%	Fee/Leasehold	05/22/98	None
2	GACC	10 Hudson Yards	92.3%	136,011,383	44,496,991	91,514,392	1,894,321	89,620,071	4.27	4.18	12.9%	12.7%	Fee
3	GACC	Starbucks Center	93.8%	24,472,536	7,275,564	17,196,971	1,407,089	15,789,882	3.44	3.16	12.3%	11.3%	Fee			16%
4	JPMCB	Fresno Fashion Fair Mall	89.6%	32,392,463	6,099,950	26,292,513	993,289	25,299,223	2.22	2.14	8.1%	7.8%	Fee			7%
5	JPMCB	Windsor Square	90.0%	7,183,448	1,726,445	5,457,003	553,249	4,903,754	1.63	1.47	9.1%	8.2%	Fee
6	JPMCB	PNC Center	92.0%	14,835,508	7,776,255	7,059,253	1,082,149	5,977,104	2.15	1.82	12.2%	10.3%	Fee
7	GACC	Nashville Technology Office Campus	95.0%	7,160,587	2,326,723	4,833,864	376,356	4,457,508	1.65	1.52	9.7%	8.9%	Fee
8	GACC	60 Madison Avenue	95.1%	14,042,996	5,250,144	8,792,852	798,056	7,994,796	2.48	2.25	8.8%	8.0%	Fee
9	JPMCB	Moffett Gateway	95.0%	35,097,235	6,170,971	28,926,265	1,294,985	27,631,280	2.04	1.95	11.9%	11.4%	Fee			15%
10	JPMCB	693 Fifth Avenue	86.9%	20,153,750	4,235,787	15,917,963	206,811	15,711,152	1.01	1.00	6.4%	6.3%	Fee
11	JPMCB	Embassy Suites Monterey Bay Seaside	83.9%	17,237,808	12,579,694	4,658,114	0	4,658,114	1.88	1.88	11.0%	11.0%	Leasehold	09/08/88	None	11%
12	GACC	Westin Memphis	81.8%	16,564,180	11,115,572	5,448,608	662,567	4,786,041	2.22	1.95	13.6%	12.0%	Fee			7%
13	JPMCB	1 Kaiser Plaza	94.2%	18,925,094	8,517,964	10,407,130	1,583,091	8,824,039	2.55	2.16	10.7%	9.1%	Fee			14%
14	JPMCB	The Hamptons	95.0%	4,887,605	2,110,456	2,777,149	66,800	2,710,349	1.42	1.38	8.3%	8.1%	Fee
15	GACC	Riverside Center	95.0%	5,645,171	2,484,639	3,160,532	115,497	3,045,035	1.69	1.63	9.6%	9.2%	Fee
16	JPMCB	Salesforce Tower	85.1%	27,585,123	13,874,433	13,710,690	1,878,699	11,831,991	2.87	2.47	12.7%	11.0%	Fee
17	GACC	100 Oceangate	82.3%	5,932,784	2,996,824	2,935,960	329,023	2,606,937	1.79	1.59	9.8%	8.7%	Fee			19%
18	JPMCB	100 East Wisconsin Avenue	91.9%	13,565,502	7,399,060	6,166,442	783,797	5,382,645	2.03	1.77	11.5%	10.0%	Fee
19	GACC	Shops at Avenue North	95.0%	3,145,868	701,445	2,444,423	177,497	2,266,926	1.54	1.43	9.0%	8.4%	Leasehold	02/16/04	10, five-year options
20	JPMCB	Arborwood at Mann Road Apartments	95.0%	3,062,721	1,101,833	1,960,888	65,000	1,895,888	1.23	1.19	7.5%	7.2%	Fee
21	GACC	Riverwood Corporate Center I & III	92.6%	4,032,975	1,641,659	2,391,316	300,311	2,091,005	1.74	1.53	10.0%	8.7%	Fee
22	JPMCB	Westfield San Francisco Centre	95.6%	95,016,729	38,462,539	56,554,190	1,736,500	54,817,690	3.79	3.68	13.1%	12.7%	Fee/Leasehold	06/30/43	One, 15-year option	13%
23	GACC	Lake Pointe Corporate Center	93.0%	3,395,815	1,469,790	1,926,025	234,743	1,691,282	1.67	1.47	9.6%	8.5%	Fee			10%; 9%
24	GACC	Beacon South Beach	90.8%	5,982,230	3,902,767	2,079,463	239,289	1,840,174	1.76	1.56	11.2%	9.9%	Fee
25	GACC	Sorrento Pines	95.8%	2,468,131	879,763	1,588,367	108,923	1,479,444	1.35	1.26	8.8%	8.2%	Fee			14%
26	GACC	Cambridge Office	95.0%	3,338,779	1,265,317	2,073,462	187,313	1,886,149	2.05	1.87	11.8%	10.7%	Fee
27	GACC	Homewood Suites Troy	86.3%	5,775,199	3,695,496	2,079,703	231,008	1,848,695	2.06	1.83	13.0%	11.6%	Fee
28	JPMCB	Bond Street Portfolio	95.0%	1,590,819	376,781	1,214,039	65,728	1,148,311	1.39	1.32	8.7%	8.2%	Fee
28.01	JPMCB	Lawrenceville Center	95.0%	651,844	145,848	505,995	21,818	484,178					Fee
28.02	JPMCB	Hamilton Crossing	95.0%	347,046	89,296	257,750	24,332	233,418					Fee
28.03	JPMCB	Fuquay Commons	95.0%	286,025	54,675	231,350	12,480	218,870					Fee
28.04	JPMCB	Butler Crossing	95.0%	305,904	86,961	218,943	7,098	211,845					Fee
29	GACC	The Comeau Building West Palm Beach	93.0%	2,002,602	821,427	1,181,175	172,065	1,009,110	1.55	1.33	9.6%	8.2%	Fee
30	JPMCB	Hampton Inn & Suites Albany	77.3%	3,393,855	1,812,289	1,581,567	0	1,581,567	2.29	2.29	15.8%	15.8%	Fee
31	GACC	Coliseum Meadows	87.8%	1,156,454	356,804	799,650	58,353	741,297	1.72	1.59	10.3%	9.5%	Fee			10%
32	JPMCB	Firethorne Retail Center	95.0%	1,061,095	267,627	793,468	49,135	744,334	1.72	1.61	10.2%	9.6%	Fee
33	GACC	Conquistador Apartments	93.2%	1,453,311	649,000	804,311	29,376	774,935	1.76	1.69	10.5%	10.2%	Fee
34	GACC	ACG Manufactured Housing Portfolio II	77.6%	1,430,866	730,312	700,554	23,100	677,454	1.59	1.54	10.1%	9.7%	Fee
34.01	GACC	Winder Village Mobile Home Park	62.5%	362,033	175,231	186,802	5,500	181,302					Fee
34.02	GACC	Heritage Estates	79.2%	348,900	155,086	193,814	7,950	185,864					Fee
34.03	GACC	Wares MHC	85.0%	394,535	204,461	190,074	5,650	184,424					Fee
34.04	GACC	Mimosa MHC	95.0%	325,398	195,533	129,865	4,000	125,865					Fee
35	JPMCB	Holiday Inn: Cleveland East	68.0%	3,847,212	2,974,158	873,055	0	873,055	2.11	2.11	13.6%	13.6%	Fee
36	JPMCB	502 Henry Street	79.6%	258,168	48,493	209,675	9,005	200,671	1.27	1.21	8.4%	8.0%	Fee

A-1-5

ANNEX A-1

			UPFRONT ESCROW(16)

			Upfront Capex	Upfront Engin.	Upfront Envir.	Upfront TI/LC	Upfront RE Tax	Upfront Ins.	Upfront Debt Service	Upfront Other	Other Upfront
Loan #	Seller(1)	Property Name	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Description ($)
1	JPMCB	9 West 57th Street	0	287,500	0	25,000,000	9,417,640	264,333	0	29,524,018	Free Rent Reserve: 16,462,227.63; Outstanding TI/LC Reserve: 13,061,789.91
2	GACC	10 Hudson Yards	0	0	0	0	0	0	0	159,543,940	Remaining Construction Work Reserve: 90,969,679; Existing TI/LC Reserve: 34,414,188; Free Rent Reserve: 34,160,073
3	GACC	Starbucks Center	0	0	177,500	455,670	13,389	165,278	0	303,780	Rent Concession Reserve
4	JPMCB	Fresno Fashion Fair Mall	0	0	0	0	0	0	0	0
5	JPMCB	Windsor Square	6,570	140,580	0	37,083	296,096	0	0	197,132	Outstanding TI/LC Reserve
6	JPMCB	PNC Center	1,135,169	0	0	1,579,570	1,025,511	0	0	675,401	Outstanding TI/LC Reserve: 558,272; Free Rent Reserve: 117,129
7	GACC	Nashville Technology Office Campus	0	0	0	0	244,794	0	0	4,794,942	HCA Approved Leasing Expenses Reserve
8	GACC	60 Madison Avenue	0	0	0	0	634,439	55,000	0	2,729,411	Approved Leasing Expenses Reserve: 1,907,353.69; Free Rent Reserve: 822,056.89
9	JPMCB	Moffett Gateway	0	0	0	0	180,864	0	0	86,961,915	Outstanding TI/LC Reserve: 49,386,882; Free Rent Reserve: 37,575,033
10	JPMCB	693 Fifth Avenue	0	0	0	0	0	0	0	3,327,853	Outstanding TI Reserve: 3,022,059.98; Free Rent Reserve: 305,792.73
11	JPMCB	Embassy Suites Monterey Bay Seaside	0	0	0	0	50,866	0	0	6,050,000	PIP Reserve: 6,000,000; Ground Lease Reserve: 50,000
12	GACC	Westin Memphis	0	0	0	0	0	170,743	0	3,047,500	PIP Reserve: 3,000,000; Ground Rent Reserve: 47,500
13	JPMCB	1 Kaiser Plaza	0	0	0	0	0	0	0	7,620,726	Outstanding TI/LC Reserve: 7,404,708; Free Rent Reserve: 216,018
14	JPMCB	The Hamptons	5,567	0	0	0	29,899	9,781	0	0
15	GACC	Riverside Center	0	0	0	1,500,000	0	0	0	0
16	JPMCB	Salesforce Tower	4,250,420	0	0	138,140	2,338,627	0	0	28,978,312	Outstanding TI/LC Reserve: 20,896,672; Free Rent Reserve: 8,081,640
17	GACC	100 Oceangate	0	192,855	0	1,000,000	281,699	0	0	4,008,743	Future Lease Reserve: 2,750,000; Free Rent Reserve: 707,878.64; Approved Leasing Expenses Reserve: 550,864.25
18	JPMCB	100 East Wisconsin Avenue	427,803	397,000	0	1,554,500	1,872,485	0	0	1,265,150	Free Rent Reserve: 1,090,951; Outstanding TI/LC Reserve: 174,199
19	GACC	Shops at Avenue North	0	40,625	0	0	53,332	0	0	181,166	AMC Full Rent Replication Reserve
20	JPMCB	Arborwood at Mann Road Apartments	0	0	0	0	0	0	0	0
21	GACC	Riverwood Corporate Center I & III	0	0	0	0	82,696	0	0	180,144	Approved Leasing Expenses Reserve
22	JPMCB	Westfield San Francisco Centre	0	0	0	0	0	0	0	4,300,000	Zara Lease Reserve
23	GACC	Lake Pointe Corporate Center	864,246	25,750	0	150,000	385,668	0	0	0
24	GACC	Beacon South Beach	0	9,063	0	0	299,859	181,252	0	1,720,000	Holdback Reserve: 1,500,000; Seasonality Reserve: 220,000
25	GACC	Sorrento Pines	0	0	0	111,079	44,583	21,270	0	0
26	GACC	Cambridge Office	0	0	0	0	342,242	0	0	0
27	GACC	Homewood Suites Troy	0	0	0	0	30,000	2,856	0	1,500,000	PIP Reserve
28	JPMCB	Bond Street Portfolio	30,000	0	0	210,000	37,550	0	0	993,418	Jimmy John’s Reserve: 600,000; Outstanding TI/LC Reserve: 374,000; Free Rent Reserve: 19,418.47
28.01	JPMCB	Lawrenceville Center
28.02	JPMCB	Hamilton Crossing
28.03	JPMCB	Fuquay Commons
28.04	JPMCB	Butler Crossing
29	GACC	The Comeau Building West Palm Beach	0	0	0	175,000	233,966	45,000	0	0
30	JPMCB	Hampton Inn & Suites Albany	11,317	0	0	0	94,760	5,448	0	0
31	GACC	Coliseum Meadows	0	0	0	0	7,917	0	0	203,453	Absolute Dental Reserve: 196,968; Free Rent Reserve: 6,485
32	JPMCB	Firethorne Retail Center	375	0	0	3,598	142,295	0	0	436,521	Outstanding TI/LC Reserve: 413,871; Free Rent Reserve: 22,650
33	GACC	Conquistador Apartments	150,000	12,200	0	0	78,455	0	0	300,000	Sprinkler Compliance Reserve
34	GACC	ACG Manufactured Housing Portfolio II	0	291,081	0	0	78,945	6,842	0	0
34.01	GACC	Winder Village Mobile Home Park
34.02	GACC	Heritage Estates
34.03	GACC	Wares MHC
34.04	GACC	Mimosa MHC
35	JPMCB	Holiday Inn: Cleveland East	0	0	0	0	45,322	4,079	0	50,000	PIP Reserve
36	JPMCB	502 Henry Street	147	44,913	0	232	6,310	0	0	0

A-1-6

ANNEX A-1

			MONTHLY ESCROW(17)

			Monthly Capex	Monthly Envir.	Monthly TI/LC	Monthly RE Tax	Monthly Ins.	Monthly Other	Other Monthly
Loan #	Seller(1)	Property Name	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Description ($)
1	JPMCB	9 West 57th Street	61,615	0	Springing	3,139,213	88,111	0
2	GACC	10 Hudson Yards	Springing	0	Springing	Springing	Springing	Springing	Owners Association Reserve
3	GACC	Starbucks Center	25,112	Springing	Springing	74,381	Springing	0
4	JPMCB	Fresno Fashion Fair Mall	Springing	0	Springing	Springing	Springing	0
5	JPMCB	Windsor Square	6,570	0	37,083	24,000	Springing	0
6	JPMCB	PNC Center	10,610	0	79,570	176,100	Springing	0
7	GACC	Nashville Technology Office Campus	5,773	0	25,106	30,599	Springing	0
8	GACC	60 Madison Avenue	3,626	0	Springing	158,610	Springing	0
9	JPMCB	Moffett Gateway	0	0	0	180,864	Springing	0
10	JPMCB	693 Fifth Avenue	0	0	0	Springing	Springing	0
11	JPMCB	Embassy Suites Monterey Bay Seaside	4% of Gross Revenues	0	0	25,600	Springing	Excess Cash	PIP Reserve: Excess Cash; Ground Lease Reserve: Springing
12	GACC	Westin Memphis	Springing	0	0	0	17,075	Springing	PIP Reserve; Ground Rent Reserve
13	JPMCB	1 Kaiser Plaza	0	0	Springing	Springing	Springing	0
14	JPMCB	The Hamptons	5,567	0	0	29,899	9,781	0
15	GACC	Riverside Center	Springing	0	Springing	Springing	Springing	0
16	JPMCB	Salesforce Tower	18,420	0	138,140	401,600	Springing	0
17	GACC	100 Oceangate	4,765	0	38,122	49,113	Springing	0
18	JPMCB	100 East Wisconsin Avenue	10,900	0	54,500	208,100	Springing	0
19	GACC	Shops at Avenue North	1,567	0	9,401	6,667	Springing	0
20	JPMCB	Arborwood at Mann Road Apartments	5,417	0	0	29,000	Springing	0
21	GACC	Riverwood Corporate Center I & III	3,754	0	21,774	27,565	Springing	0
22	JPMCB	Westfield San Francisco Centre	Springing	0	Springing	Springing	Springing	Springing	Ground Rent Reserve
23	GACC	Lake Pointe Corporate Center	2,974	0	17,096	35,061	Springing	0
24	GACC	Beacon South Beach	4% of Gross Revenues	0	0	24,988	18,125	Springing	Seasonality Reserve
25	GACC	Sorrento Pines	1,433	0	11,943	8,917	4,687	0
26	GACC	Cambridge Office	2,230	0	13,380	48,892	Springing	0
27	GACC	Homewood Suites Troy	4% of Gross Revenues	0	0	12,083	Springing	27,778	PIP Reserve: 27,777.78; Condominium Assessments Reserve: Springing
28	JPMCB	Bond Street Portfolio	Springing	0	Springing	17,596	Springing	0
28.01	JPMCB	Lawrenceville Center
28.02	JPMCB	Hamilton Crossing
28.03	JPMCB	Fuquay Commons
28.04	JPMCB	Butler Crossing
29	GACC	The Comeau Building West Palm Beach	1,436	0	14,361	23,397	Springing	0
30	JPMCB	Hampton Inn & Suites Albany	4% of Gross Revenues	0	0	7,897	1,362	Springing	PIP Reserve
31	GACC	Coliseum Meadows	775	0	5,621	3,958	Springing	0
32	JPMCB	Firethorne Retail Center	375	0	3,598	13,815	Springing	0
33	GACC	Conquistador Apartments	3,400	0	0	9,807	Springing	0
34	GACC	ACG Manufactured Housing Portfolio II	1,925	0	0	7,177	1,368	0
34.01	GACC	Winder Village Mobile Home Park
34.02	GACC	Heritage Estates
34.03	GACC	Wares MHC
34.04	GACC	Mimosa MHC
35	JPMCB	Holiday Inn: Cleveland East	4% of Gross Revenues	0	0	9,064	2,039	Springing	PIP Reserve
36	JPMCB	502 Henry Street	147	0	232	1,882	Springing	0

A-1-7

ANNEX A-1

			RESERVE CAPS(18)								LARGEST TENANT (3), (19), (20), (21)

			CapEx	Envir.	TI/LC	RE Tax	Insur.	Debt Service	Other	Single			Lease
Loan #	Seller(1)	Property Name	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Tenant	Largest Tenant	Unit Size	Expiration
1	JPMCB	9 West 57th Street	2,500,000		25,000,000					No	Kohlberg, Kravis, Roberts & Co.	196,124	12/31/20
2	GACC	10 Hudson Yards								No	Coach	693,938	07/31/36
3	GACC	Starbucks Center	602,686	125% of estimated costs	15,067,160					No	Starbucks	1,151,196	09/30/25
4	JPMCB	Fresno Fashion Fair Mall	184,080		1,112,820					No	JCPenney	153,769	11/30/17
5	JPMCB	Windsor Square	236,520		1,335,000					No	Sam’s Club	135,787	10/31/27
6	JPMCB	PNC Center								No	PNC Bank, National Association	215,414	09/30/20
7	GACC	Nashville Technology Office Campus	346,294							No	Dell	226,779	07/31/22
8	GACC	60 Madison Avenue								No	Tapad Inc.	28,020	02/28/23
9	JPMCB	Moffett Gateway								Yes	Google	612,691	03/31/27
10	JPMCB	693 Fifth Avenue								No	Valentino	14,425	07/31/29
11	JPMCB	Embassy Suites Monterey Bay Seaside							PIP Reserve: 9,064,225	No
12	GACC	Westin Memphis								No
13	JPMCB	1 Kaiser Plaza			18,000,000					No	Kaiser Foundation Health Plan, Inc.	366,777	02/28/25
14	JPMCB	The Hamptons								No
15	GACC	Riverside Center								Yes	UnitedHealthcare	272,596	06/30/28
16	JPMCB	Salesforce Tower								No	Salesforce.com, Inc.	247,099	06/30/30
17	GACC	100 Oceangate			1,500,000					No	24 Hour Fitness	22,678	12/31/17
18	JPMCB	100 East Wisconsin Avenue								No	Michael Best & Friedrich LLP	89,725	12/31/19
19	GACC	Shops at Avenue North	37,606		338,450					No	AMC Theatres	37,511	07/12/27
20	JPMCB	Arborwood at Mann Road Apartments								No
21	GACC	Riverwood Corporate Center I & III	180,198		1,045,148					No	Safway Services	65,393	03/31/18
22	JPMCB	Westfield San Francisco Centre	315,727		1,973,295					No	San Francisco State University	125,483	12/31/21
23	GACC	Lake Pointe Corporate Center	107,064		900,000					No	Progrexion ASG, Inc	72,024	10/31/20
24	GACC	Beacon South Beach							220,000	No
25	GACC	Sorrento Pines			573,280					No	Bastyr University	31,478	05/31/22
26	GACC	Cambridge Office								No	Shire	68,547	11/30/20
27	GACC	Homewood Suites Troy								No
28	JPMCB	Bond Street Portfolio	30,000		210,000					No
28.01	JPMCB	Lawrenceville Center								No	Jason’s Deli	5,000	06/30/26
28.02	JPMCB	Hamilton Crossing								No	Aspen Dental	3,504	08/31/25
28.03	JPMCB	Fuquay Commons								No	Mattress Firm	3,600	04/30/17
28.04	JPMCB	Butler Crossing								No	McAlister’s Deli	3,600	10/31/26
29	GACC	The Comeau Building West Palm Beach	51,700		250,000					No	Arrow Consulting & Design, LLC	9,492	12/31/19
30	JPMCB	Hampton Inn & Suites Albany	680,000							No
31	GACC	Coliseum Meadows	27,912		202,362					No	Big 5 Sporting Goods	10,000	01/31/19
32	JPMCB	Firethorne Retail Center			130,000					No	FitnessFX	6,000	04/30/21
33	GACC	Conquistador Apartments	250,000							No
34	GACC	ACG Manufactured Housing Portfolio II								No
34.01	GACC	Winder Village Mobile Home Park								No
34.02	GACC	Heritage Estates								No
34.03	GACC	Wares MHC								No
34.04	GACC	Mimosa MHC								No
35	JPMCB	Holiday Inn: Cleveland East								No
36	JPMCB	502 Henry Street								No	Purebird	1,000	06/04/25

A-1-8

ANNEX A-1

			2nd LARGEST TENANT (19), (20), (21)			3rd LARGEST TENANT (19), (20), (21)			4th LARGEST TENANT (19), (21)			5th LARGEST TENANT (19), (21)

					Lease			Lease			Lease			Lease
Loan #	Seller(1)	Property Name	2nd Largest Tenant	Unit Size	Expiration	3rd Largest Tenant	Unit Size	Expiration	4th Largest Tenant	Unit Size	Expiration	5th Largest Tenant	Unit Size	Expiration
1	JPMCB	9 West 57th Street	Chanel Inc.	185,120	05/31/31	Apollo Management Holdings, L.P.	111,194	04/30/20	Och Ziff Management LP	95,200	12/31/29	Tiger Global Management LLC	43,490	07/31/24
2	GACC	10 Hudson Yards	L'Oreal	411,358	08/31/31	BCG	193,295	04/30/32	SAP	144,065	06/30/32	Intersection	67,058	01/31/27
3	GACC	Starbucks Center	Home Depot	108,000	01/31/19	Amazon	45,567	04/01/26	Screamer	7,520	01/31/18	Intiman	5,000	MTM
4	JPMCB	Fresno Fashion Fair Mall	Victoria’s Secret	14,530	01/31/27	Love Culture	14,135	10/31/20	Bank of the West	14,114	12/31/18	Anthropologie	10,928	10/01/17
5	JPMCB	Windsor Square	Kohl’s	92,898	01/28/22	JCPenney	90,750	09/30/27	Life Time Fitness	36,594	12/31/21	Ross Dress For Less	30,109	01/31/21
6	JPMCB	PNC Center	Kronos Incorporated	42,575	06/30/19	Veolia Water North America	42,498	07/31/18	Indiana Gaming Commission	32,661	01/31/18	Indiana Utility Regulatory	27,031	05/31/17
7	GACC	Nashville Technology Office Campus	HCA Management Services	119,515	10/31/27
8	GACC	60 Madison Avenue	Massachusetts Mutual Life Insurance Company	27,891	03/31/24	Eyeview, Inc.	18,783	07/05/20	The Atlantic Monthly Group, Inc.	17,177	05/10/26	Community Healthcare Network, Inc.	15,080	10/19/25
9	JPMCB	Moffett Gateway
10	JPMCB	693 Fifth Avenue	JDS Development Group	11,635	04/30/20	Pierson Capital	9,629	08/31/20	Carpenters Workshop Gallery	5,075	02/28/31	Louis Licari	4,847	05/31/25
11	JPMCB	Embassy Suites Monterey Bay Seaside
12	GACC	Westin Memphis
13	JPMCB	1 Kaiser Plaza	Aiken & Welch, Inc.	11,635	04/30/21	Sitzmann Morris & Lavis, Inc.	9,838	03/31/17	Michael Baker Jr. Inc.	9,838	08/31/18	Asian & Pacific Islander American Health Forum	7,862	03/26/22
14	JPMCB	The Hamptons
15	GACC	Riverside Center
16	JPMCB	Salesforce Tower	JPMorgan Chase Bank, National Association	202,305	06/30/25	Bose McKinney & Evans, LLP	103,461	09/30/21	Ernst & Young U.S. LLP	37,487	09/30/23	Ogletree, Deakins, Nash, Smoak & Stewart, P.C.	36,573	06/30/22
17	GACC	100 Oceangate	City National Bank	17,735	06/30/26	Premier Office Centers	15,139	09/30/17	TRISTAR Risk Management	14,685	10/31/20	HCVT	11,164	07/31/19
18	JPMCB	100 East Wisconsin Avenue	The Marcus Corporation	45,310	11/30/20	Wells Fargo Bank, N.A.	41,036	10/31/23	Johnson Bank	23,540	04/30/21	The Holter Agency	22,654	09/30/20
19	GACC	Shops at Avenue North	Temple University Gym	20,000	06/30/20	Bank of America	5,398	12/31/21	Hair Fashion & Beyond	4,420	12/31/21	Metro PCS	4,200	03/31/21
20	JPMCB	Arborwood at Mann Road Apartments
21	GACC	Riverwood Corporate Center I & III	MRA - The Management Association, Inc.	43,424	06/30/21	RGN-Pewaukee, LLC	12,903	06/09/26	Merrill Lynch	11,044	12/31/20	Andaloro, Smith & Krueger, LLP	9,099	08/31/21
22	JPMCB	Westfield San Francisco Centre	Crunchyroll, Inc.	71,614	01/31/20	Century Theatres	52,636	09/30/21	Bespoke	36,977	12/31/21	True Ultimate Standards Every	28,217	02/29/20
23	GACC	Lake Pointe Corporate Center	EHealthInsurance, Inc.	27,830	12/31/17	Medical Review	25,585	12/31/18	ADP	21,000	08/31/20	OERM Software	11,949	08/31/18
24	GACC	Beacon South Beach
25	GACC	Sorrento Pines	Pall Corporation	25,774	02/29/20	Asteres, Inc.	13,350	01/31/17	HG Motorsports, LLC	11,288	07/31/18	Cerberus PaxVax, L.P.	9,066	01/31/18
26	GACC	Cambridge Office	Marie Landel & Associates	9,436	04/30/19	AEAI, Inc	2,500	09/30/19	Consultecon	2,441	05/31/18	StopLift	2,009	10/31/17
27	GACC	Homewood Suites Troy
28	JPMCB	Bond Street Portfolio
28.01	JPMCB	Lawrenceville Center	Pacific Dental	2,800	07/31/26	BurgerFi	2,600	10/31/26	Willy’s Mexicana Grill	2,200	07/31/26	AT&T	2,000	03/31/21
28.02	JPMCB	Hamilton Crossing	Massage Envy	3,489	09/30/25	Moe’s Southwest Grill	2,805	08/31/25	Nail Bar	1,467	03/31/26
28.03	JPMCB	Fuquay Commons	Krispy Kreme	1,800	05/16/21	Hibachi & Company	1,800	07/31/21	Jimmy John’s	1,600	05/31/22	Sprint	1,600	05/31/21
28.04	JPMCB	Butler Crossing	Eyemart Express	3,500	10/15/23	Vitamin Shoppe	2,000	10/31/26
29	GACC	The Comeau Building West Palm Beach	Quantuvis	5,869	05/14/21	Wine Dive, LLC	5,745	01/31/22	AM Global Wealth Management, LLC	3,483	06/30/18	AMCO Property Management, LLC	2,979	10/31/20
30	JPMCB	Hampton Inn & Suites Albany
31	GACC	Coliseum Meadows	La Michocana	4,200	11/30/20	Leslie’s PoolMart	4,200	12/31/20	Absolute Dental	3,920	03/31/22	Reno Launderland	2,400	01/31/22
32	JPMCB	Firethorne Retail Center	Sealy Dental Clinics	3,750	02/28/25	EZ Floors	2,700	12/31/21	Fusion Wok	2,062	07/31/25	Pepperoni’s	1,868	03/31/22
33	GACC	Conquistador Apartments
34	GACC	ACG Manufactured Housing Portfolio II
34.01	GACC	Winder Village Mobile Home Park
34.02	GACC	Heritage Estates
34.03	GACC	Wares MHC
34.04	GACC	Mimosa MHC
35	JPMCB	Holiday Inn: Cleveland East
36	JPMCB	502 Henry Street	Hay Rosie Craft Ice Cream Company	500	01/31/19	Anthony Lupo, CPA	350	10/31/17

A-1-9

ANNEX A-1

Pari Passu Debt (25)
								Pari Passu	Pari Passu	Pari Passu	Total Cut-off
			Loan		Lockbox	Lockbox	Pari Passu	Note Control	Piece In Trust	Piece Non Trust	Date Pari
Loan #	Seller(1)	Property Name	Purpose	Principal / Carveout Guarantor(22)	(Y/N)	Type(24)	(Y/N)	(Y/N)	Cut-Off Balance	Cut-Off Balance	Passu Debt
1	JPMCB	9 West 57th Street	Refinance	Sheldon H. Solow	Yes	CMA	Yes	No	80,000,000	933,724,000	1,013,724,000
2	GACC	10 Hudson Yards	Recapitalization	Podium Fund HY REIT Owner LP	Yes	CMA	Yes	No	80,000,000	628,100,000	708,100,000
3	GACC	Starbucks Center	Refinance	Peter P. Nitze, Kevin Daniels	Yes	Springing	Yes	Yes	65,000,000	75,000,000	140,000,000
4	JPMCB	Fresno Fashion Fair Mall	Recapitalization	The Macerich Partnership, L.P.	Yes	CMA	Yes	Yes	60,000,000	265,000,000	325,000,000
5	JPMCB	Windsor Square	Refinance	SCH Corp.	Yes	Hard	No	NAP	NAP	NAP	NAP
6	JPMCB	PNC Center	Acquisition	William Z. Hertz, Isaac Hertz, Sarah Hertz	Yes	Hard	No	NAP	NAP	NAP	NAP
7	GACC	Nashville Technology Office Campus	Refinance	LBA Realty Fund V, L.P.	Yes	CMA	No	NAP	NAP	NAP	NAP
8	GACC	60 Madison Avenue	Refinance	Joseph Moinian	Yes	CMA	Yes	No	45,000,000	55,000,000	100,000,000
9	JPMCB	Moffett Gateway	Refinance	Joseph K. Paul, Jay Paul Revocable Living Trust Dated November 9, 1999, as Amended and Restated on March 19, 2010, Paul Guarantor LLC	Yes	Hard	Yes	No	43,000,000	200,000,000	243,000,000
10	JPMCB	693 Fifth Avenue	Acquisition	Marc de Lacharrière	Yes	Hard	Yes	No	42,500,000	207,500,000	250,000,000
11	JPMCB	Embassy Suites Monterey Bay Seaside	Refinance	Atrium Leveraged Loan Fund, LLC	Yes	Hard	No	NAP	NAP	NAP	NAP
12	GACC	Westin Memphis	Refinance	David B. Jones, Glenn R. Malone, Gregory O. Hnedak, L. Kirkpatrick Bobo	Yes	Hard	No	NAP	NAP	NAP	NAP
13	JPMCB	1 Kaiser Plaza	Recapitalization	CIM Commercial Trust Corporation	Yes	CMA	Yes	No	37,100,000	60,000,000	97,100,000
14	JPMCB	The Hamptons	Refinance	William F. Trick, H. Jackson Wallace	Yes	CMA	No	NAP	NAP	NAP	NAP
15	GACC	Riverside Center	Acquisition	LCN North American Fund II REIT	Yes	Hard	No	NAP	NAP	NAP	NAP
16	JPMCB	Salesforce Tower	Acquisition	William Z. Hertz, Isaac Hertz, Sarah Hertz	Yes	Hard	Yes	No	30,000,000	78,000,000	108,000,000
17	GACC	100 Oceangate	Acquisition	Jerry Illoulian	Yes	CMA	No	NAP	NAP	NAP	NAP
18	JPMCB	100 East Wisconsin Avenue	Acquisition	William Z. Hertz, Isaac Hertz, Sarah Hertz	Yes	Hard	Yes	Yes	28,718,093	24,928,900	53,646,993
19	GACC	Shops at Avenue North	Refinance	Barton Blatstein	Yes	CMA	No	NAP	NAP	NAP	NAP
20	JPMCB	Arborwood at Mann Road Apartments	Refinance	Jeffrey L. Kittle	Yes	Soft	No	NAP	NAP	NAP	NAP
21	GACC	Riverwood Corporate Center I & III	Refinance	The Zeller Family Group, L.L.C.	Yes	CMA	No	NAP	NAP	NAP	NAP
22	JPMCB	Westfield San Francisco Centre	Refinance	Westfield America, Inc.	Yes	CMA	Yes	No	23,529,000	409,548,000	433,077,000
23	GACC	Lake Pointe Corporate Center	Acquisition	Matthew J. Felton	Yes	Springing	No	NAP	NAP	NAP	NAP
24	GACC	Beacon South Beach	Refinance	Palmer Family Investment Company, LLC, Kosti Shirvanian	Yes	CMA	No	NAP	NAP	NAP	NAP
25	GACC	Sorrento Pines	Acquisition	Eric P. Webb, Edward L. Webb	Yes	Springing	No	NAP	NAP	NAP	NAP
26	GACC	Cambridge Office	Refinance	Nishan Atinizian, Kevork Atinizian	Yes	Springing	No	NAP	NAP	NAP	NAP
27	GACC	Homewood Suites Troy	Refinance	Bert W. Moyar	Yes	CMA	No	NAP	NAP	NAP	NAP
28	JPMCB	Bond Street Portfolio	Acquisition	Michael D. Reynolds, P. Eric Hohmann	Yes	CMA	No	NAP	NAP	NAP	NAP
28.01	JPMCB	Lawrenceville Center
28.02	JPMCB	Hamilton Crossing
28.03	JPMCB	Fuquay Commons
28.04	JPMCB	Butler Crossing
29	GACC	The Comeau Building West Palm Beach	Refinance	Alfred N. Marulli, Jr.	Yes	CMA	No	NAP	NAP	NAP	NAP
30	JPMCB	Hampton Inn & Suites Albany	Refinance	Visanji T. Gala, Hemang Shah, Hitesh Patel	Yes	Springing	No	NAP	NAP	NAP	NAP
31	GACC	Coliseum Meadows	Refinance	Matthew T. White	Yes	CMA	No	NAP	NAP	NAP	NAP
32	JPMCB	Firethorne Retail Center	Refinance	Khaled Salem	Yes	Springing	No	NAP	NAP	NAP	NAP
33	GACC	Conquistador Apartments	Refinance	Shyam H. Hingorani	Yes	Springing	No	NAP	NAP	NAP	NAP
34	GACC	ACG Manufactured Housing Portfolio II	Refinance	Michael B. Conlon	Yes	Springing	No	NAP	NAP	NAP	NAP
34.01	GACC	Winder Village Mobile Home Park
34.02	GACC	Heritage Estates
34.03	GACC	Wares MHC
34.04	GACC	Mimosa MHC
35	JPMCB	Holiday Inn: Cleveland East	Acquisition	Kiran C. Patel, Raman B. Patel, Virendra S. Patel, Bhikhu D. Patel	Yes	Springing	No	NAP	NAP	NAP	NAP
36	JPMCB	502 Henry Street	Refinance	Maria Christina Vinci-Geritano	Yes	Springing	No	NAP	NAP	NAP	NAP

A-1-10

ANNEX A-1

			Additional Debt(26)					Total Debt
						Additional			Total Debt		Total Debt
			Addit Debt	Addit Debt	Additional	Debt Cut off	Additional Debt	Total Debt	UW NCF	Total Debt	UW NOI
Loan #	Seller(1)	Property Name	Permitted (Y/N)	Exist (Y/N)	Debt Type(s)	Date Balance	Interest Rate	Cut-off Balance	DSCR	Current LTV %	Debt Yield %
1	JPMCB	9 West 57th Street	Yes	Yes	Subordinate Debt/Permitted Mezzanine	186,276,000	2.85950	1,200,000,000	3.08	35.3%	9.0%
2	GACC	10 Hudson Yards	No	Yes	Subordinate Debt (191,900,000)/Mezzanine Loan (300,000,000)	491,900,000	3.99980	1,200,000,000	2.17	55.8%	7.6%
3	GACC	Starbucks Center	Yes	No	Permitted Mezzanine	NAP	NAP	140,000,000	3.16	30.9%	12.3%
4	JPMCB	Fresno Fashion Fair Mall	No	No	NAP	NAP	NAP	325,000,000	2.14	57.5%	8.1%
5	JPMCB	Windsor Square	Yes	No	Permitted Mezzanine	NAP	NAP	NAP	NAP	NAP	NAP
6	JPMCB	PNC Center	No	Yes	Mezzanine Loan	8,840,000	11.00000	66,934,309	1.40	77.3%	10.5%
7	GACC	Nashville Technology Office Campus	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	GACC	60 Madison Avenue	No	No	NAP	NAP	NAP	100,000,000	2.25	50.0%	8.8%
9	JPMCB	Moffett Gateway	No	Yes	B-Note (102,000,000)/Mezzanine Loan (50,000,000)	152,000,000	5.44408	395,000,000	1.22	75.2%	7.3%
10	JPMCB	693 Fifth Avenue	No	No	NAP	NAP	NAP	250,000,000	1.00	47.6%	6.4%
11	JPMCB	Embassy Suites Monterey Bay Seaside	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	GACC	Westin Memphis	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	JPMCB	1 Kaiser Plaza	Yes	No	Permitted Mezzanine	NAP	NAP	97,100,000	2.16	45.8%	10.7%
14	JPMCB	The Hamptons	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	GACC	Riverside Center	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	JPMCB	Salesforce Tower	No	Yes	Mezzanine Loan	24,193,008	7.25000	132,193,008	1.41	73.0%	10.4%
17	GACC	100 Oceangate	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	JPMCB	100 East Wisconsin Avenue	No	Yes	Mezzanine Loan	10,000,000	11.00000	63,646,993	1.30	77.3%	9.7%
19	GACC	Shops at Avenue North	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	JPMCB	Arborwood at Mann Road Apartments	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	GACC	Riverwood Corporate Center I & III	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	JPMCB	Westfield San Francisco Centre	No	Yes	Subordinate Debt	124,923,000	3.39400	558,000,000	2.85	45.7%	10.1%
23	GACC	Lake Pointe Corporate Center	Yes	No	Permitted Mezzanine	NAP	NAP	NAP	NAP	NAP	NAP
24	GACC	Beacon South Beach	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	GACC	Sorrento Pines	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	GACC	Cambridge Office	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	GACC	Homewood Suites Troy	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	JPMCB	Bond Street Portfolio	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.01	JPMCB	Lawrenceville Center							NAP	NAP	NAP
28.02	JPMCB	Hamilton Crossing							NAP	NAP	NAP
28.03	JPMCB	Fuquay Commons							NAP	NAP	NAP
28.04	JPMCB	Butler Crossing							NAP	NAP	NAP
29	GACC	The Comeau Building West Palm Beach	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	JPMCB	Hampton Inn & Suites Albany	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	GACC	Coliseum Meadows	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	JPMCB	Firethorne Retail Center	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	GACC	Conquistador Apartments	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	GACC	ACG Manufactured Housing Portfolio II	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.01	GACC	Winder Village Mobile Home Park							NAP	NAP	NAP
34.02	GACC	Heritage Estates							NAP	NAP	NAP
34.03	GACC	Wares MHC							NAP	NAP	NAP
34.04	GACC	Mimosa MHC							NAP	NAP	NAP
35	JPMCB	Holiday Inn: Cleveland East	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	JPMCB	502 Henry Street	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-11

ANNEX A-1

			HOTEL OPERATING STATISTICS

			2013	2013	2013	2014	2014	2014	2015	2015	2015	Most Recent	Most Recent	Most Recent	UW	UW	UW
Loan #	Seller(1)	Property Name	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Loan #
1	JPMCB	9 West 57th Street																1
2	GACC	10 Hudson Yards																2
3	GACC	Starbucks Center																3
4	JPMCB	Fresno Fashion Fair Mall																4
5	JPMCB	Windsor Square																5
6	JPMCB	PNC Center																6
7	GACC	Nashville Technology Office Campus																7
8	GACC	60 Madison Avenue																8
9	JPMCB	Moffett Gateway																9
10	JPMCB	693 Fifth Avenue																10
11	JPMCB	Embassy Suites Monterey Bay Seaside	77.0%	174.72	134.54	81.7%	185.66	151.73	84.2%	200.36	168.72	83.9%	202.24	169.60	83.9%	202.24	169.60	11
12	GACC	Westin Memphis	79.9%	165.03	131.78	79.3%	176.44	139.95	82.0%	185.81	152.35	81.8%	187.55	153.32	81.8%	187.55	153.32	12
13	JPMCB	1 Kaiser Plaza																13
14	JPMCB	The Hamptons																14
15	GACC	Riverside Center																15
16	JPMCB	Salesforce Tower																16
17	GACC	100 Oceangate																17
18	JPMCB	100 East Wisconsin Avenue																18
19	GACC	Shops at Avenue North																19
20	JPMCB	Arborwood at Mann Road Apartments																20
21	GACC	Riverwood Corporate Center I & III																21
22	JPMCB	Westfield San Francisco Centre																22
23	GACC	Lake Pointe Corporate Center																23
24	GACC	Beacon South Beach	88.3%	201.27	177.81	88.7%	207.49	184.09	89.4%	202.59	181.06	90.8%	198.11	179.86	90.8%	198.11	179.86	24
25	GACC	Sorrento Pines																25
26	GACC	Cambridge Office																26
27	GACC	Homewood Suites Troy	85.8%	104.19	89.37	86.3%	111.82	96.47	86.0%	119.60	102.82	86.3%	121.00	104.40	86.3%	121.00	104.40	27
28	JPMCB	Bond Street Portfolio																28
28.01	JPMCB	Lawrenceville Center																28.01
28.02	JPMCB	Hamilton Crossing																28.02
28.03	JPMCB	Fuquay Commons																28.03
28.04	JPMCB	Butler Crossing																28.04
29	GACC	The Comeau Building West Palm Beach																29
30	JPMCB	Hampton Inn & Suites Albany				76.3%	120.29	91.78	77.9%	123.77	96.42	77.1%	125.52	96.79	77.3%	125.52	97.06	30
31	GACC	Coliseum Meadows																31
32	JPMCB	Firethorne Retail Center																32
33	GACC	Conquistador Apartments																33
34	GACC	ACG Manufactured Housing Portfolio II																34
34.01	GACC	Winder Village Mobile Home Park																34.01
34.02	GACC	Heritage Estates																34.02
34.03	GACC	Wares MHC																34.03
34.04	GACC	Mimosa MHC																34.04
35	JPMCB	Holiday Inn: Cleveland East	53.6%	73.62	39.45	69.8%	96.60	67.45	69.4%	101.73	70.56	68.0%	101.19	68.83	68.0%	101.19	68.83	35
36	JPMCB	502 Henry Street																36

A-1-12

Footnotes to Annex A-1

(1)

“JPMCB” denotes JPMorgan Chase Bank, National Association, as Mortgage Loan Seller; and “GACC” denotes German American Capital Corporation, as Mortgage Loan Seller.

With respect to Loan No. 2, 10 Hudson Yards, the 10 Hudson Yards Whole Loan (as defined below) was co-originated by Deutsche Bank AG, New York Branch (“DBNY”) and Goldman Sachs Mortgage Company.

With respect to Loan No. 4, Fresno Fashion Fair Mall, the Fresno Fashion Fair Mall Whole Loan (as defined below) was co-originated by JPMCB and Société Générale.

With respect to Loan No. 22, Westfield San Francisco Centre, the Westfield San Francisco Centre Whole Loan (as defined below) was co-originated by JPMCB and Deutsche Bank AG, New York Branch (“DBNY”).

With respect to Loan No. 25, Sorrento Pines, the mortgage loan was originated by Cantor Commercial Real Estate Lending, L.P. (“CCRE”), and acquired by GACC.

With respect to Loan No. 34, ACG Manufactured Housing Portfolio II, the mortgage loan was originated by CCRE, and acquired by GACC.

(2)

Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

With respect to Loan No. 4, Fresno Fashion Fair Mall, Chick-fil-A ground leases its premises from the borrower. Chick-fil-A ground leases its premises through February 2035 and pays annual ground rent of $120,000.

With respect to Loan No. 5, Windsor Square, three tenants, Sam’s Club, Kohl’s and JCPenney ground lease their respective premises through October 2027, January 2022 and September 2027, respectively.

With respect to Loan No. 10, 693 Fifth Avenue, Units consists of 82,089 square feet (85.1% of the net rentable area at the mortgaged property) of office space and 14,425 square feet (14.9% of the net rentable area at the mortgaged property) of retail space.

With respect to Loan No. 20, Arborwood at Mann Road Apartments, 15 of the units (6.0% of the total units) at the mortgaged property are corporate units.

With respect to Loan No. 22, Westfield San Francisco Centre, Units consists of 553,366 square feet (69.6% of the net rentable area at the mortgaged property) of retail space and 241,155 square feet (30.4% of the net rentable area at the mortgaged property) of office space.

With respect to Loan No. 36, 502 Henry Street, Units consist of 3,300 square feet (51.2% of the net rentable area at the mortgaged property) of occupied residential space and 1,850 square feet (28.7% of the net rentable area at the mortgaged property) of retail space, with the remaining 1,300 square feet vacant residential space as of the Cut-off Date.

(3)

In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting but have not yet commenced paying rent and/or are not in occupancy.

With respect to Loan No. 1, 9 West 57th Street, two tenants, Zimmer Partners, LP and Seven Bridges Advisors LLC, have executed their leases but have not yet commenced paying rent.

With respect to Loan No. 2, 10 Hudson Yards, the 3rd Largest Tenant, BCG, is expected to take occupancy by the end of 2016, with rent commencing May 1, 2017, following a free rent period

A-1-13

from August 2016 through April 30, 2017. The 4th Largest Tenant, SAP, is expected to take occupancy of its entire leased space in the winter of 2016 or early 2017, with rent commencing June 18, 2017, following a free rent period from August 2016 through June 17, 2017. The 5th Largest Tenant, Intersection, has taken occupancy, with rent commencing January 29, 2017 for the space on the 26th floor and July 29, 2017 for the space on the 27th floor, following a free rent period from August 2016 through January 28, 2017 and July 28, 2017, respectively. The borrower reserved $34,160,073 at origination of the mortgage loan, $12,032,622 of which relates to BCG, $10,529,239 of which relates to SAP, $3,367,625 of which relates to Intersection, and the remaining portion of the reserve relates to free rent period for other tenants.

With respect to Loan No. 3, Starbucks Center, the Largest Tenant, Starbucks, leases approximately 1,151,196 square feet or 76.4% of the net rentable area at the mortgaged property, including new lease amendments to occupy approximately 64,472 square feet for which the tenant is in occupancy and rent payments are required to commence in October 2016, approximately 17,640 square feet for which rent payments are required to commence in February 2017 and approximately 62,851 square feet for which rent payments are required to commence in October 2017. The 3rd Largest Tenant, Amazon, which leases approximately 45,567 square feet or 3.0% of the net rentable area at the mortgaged property, entered into its lease June 1, 2016, has begun paying full rent, and is expected to open its entire leased space in December 2016. At loan origination, $303,780 was deposited into a rent concession reserve to cover rental payments for four months through December 2016.

With respect to Loan No. 4, Fresno Fashion Fair Mall, Occupancy % includes only permanent leases. Occupancy including specialty tenants with leases over six months for December 31, 2013, December 31, 2014, December 31, 2015 and August 31, 2016 is 96.8%, 98.4%, 98.1% and 92.2%, respectively.

With respect to Loan No. 4, Fresno Fashion Fair Mall, the borrower is permitted to engage in several redevelopment activities at the mortgaged property under the loan documents. If there is any decrease in underwritten net operating income (as defined in the loan documents) as a result of the redevelopment activities (including as the result of any modification or termination of the Macy’s Men’s & Children’s or JCPenney leases), then the borrower is required to enter into a master lease with the guarantor for all such applicable space and all then vacant space at the property. The loan documents provide that rent will be reduced if and to the extent underwritten net operating income with respect to the mortgaged property increases, as determined on a quarterly basis. With respect to any termination of the Macy’s Men’s & Children’s lease or JCPenney lease, the master lease will terminate if: (x) the underwritten net operating income with respect to the property is restored to the greater of (i) pre-development levels and (ii) $27,000,000 and (y) the areas impacted by such redevelopment activities are 90% or more occupied with tenants in possession and paying rent. With respect to any modification of the Macy’s Men’s & Children’s lease and/or the JCPenney lease resulting in a decrease in underwritten net operating income, the master lease will terminate when the underwritten net operating income is restored to the greater of (i) pre-modification levels or (ii) $27,000,000.

With respect to Loan No. 5, Windsor Square, Occupancy %, UW Revenues ($), UW NOI ($) and UW NCF ($) include rent for Salon Lofts, which has executed a lease but has not yet taken occupancy or commenced paying rent. In addition, UW Revenues ($), UW NOI ($) and UW NCF ($) are calculated using the average rent of the Largest Tenant, Sam’s Club, over the term of the related lease.

With respect to Loan No. 6, PNC Center, approximately 8.8% of UW Revenues ($) is attributable to the parking garage at the mortgaged property. In addition, Occupancy %, UW Revenues ($), UW NOI ($) and UW NCF ($) include Mustafa Rajani and Michelle Rajani, who have executed a lease but have not yet taken occupancy.

With respect to Loan No. 8, 60 Madison Avenue, Occupancy %, UW Revenues ($), UW NOI ($) and UW NCF ($) include the Largest Tenant, Tapad Inc., is in a free rent period through May

A-1-14

2019 with respect to approximately 18,759 of the total 28,020 square footage it leases. The 2nd Largest Tenant, Massachusetts Mutual Life Insurance Company, is in a free rent period through March 14, 2017 with respect to approximately 16,540 of the total 27,891 square footage it leases. The 4th Largest Tenant, The Atlantic Monthly Group, Inc. has a free rent period for November 11, 2017 through January 10, 2018. One tenant, Todd Snyder, has executed its lease but has not yet taken occupancy or commenced paying rent. Todd Snyder is expected to take possession of its space in November 2016.

With respect to Loan No. 9, Moffett Gateway, Occupancy %, UW Revenues ($), UW NOI ($) and UW NCF ($) include the rental income for the sole tenant, Google, which has executed its leases but has not yet taken occupancy or commenced paying rent under either lease. In addition, UW Revenues ($), UW NOI ($) and UW NCF ($) are calculated using the average rent of the Largest Tenant and sole tenant, Google, over the term of the related leases inclusive of the free rent reserve.

With respect to Loan Nos. 11 and 35, Embassy Suites Monterey Bay Seaside and Holiday Inn: Cleveland East, approximately 15.5% and 11.0% of UW Revenues ($), respectively, is attributable to the food and beverage outlets at the related mortgaged properties.

With respect to Loan No. 16, Salesforce Tower, the Largest Tenant, Salesforce.com, Inc. (“Salesforce”), has executed its lease but has not yet taken occupancy or commenced paying rent. Salesforce is expected to take occupancy and begin paying rent as follows: 123,032 square feet in January 2017, 19,318 square feet on the 25th floor in August 2017 and the remaining 104,749 square feet in August 2018.

With respect to Loan No. 16, Salesforce Tower, approximately 11.1% of UW Revenues ($) is attributable to the parking garage at the mortgaged property.

With respect to Loan No. 17, 100 Oceangate, Occupancy %, UW Revenues ($), UW NOI ($) and UW NCF ($) include the 2nd Largest Tenant, City National Bank, has a 50.0% rent abatement period from October 2016 through February 2018. The borrower reserved $707,879 at the origination of the mortgage loan, $291,456 of which relates to City National Bank and the remaining portion of the reserve relates to free rent periods for other smaller tenants.

With respect to Loan No. 18, 100 East Wisconsin Avenue, approximately 14.2% of UW Revenues ($) is attributable to the parking garage at the mortgaged property.

With respect to Loan No. 19, Shops at Avenue North, Occupancy %, UW Revenues ($), UW NOI ($) and UW NCF ($) include the Largest Tenant, AMC Theatres, has a rent abatement period from September 2016 through the earlier of (i) the completion of remodeling of the premises by the tenant or (ii) July 12, 2017. At origination, the borrower deposited $181,166 into a rent reserve for rent abatement amounts during such period.

With respect to Loan No. 25, Sorrento Pines, Occupancy %, UW Revenues ($), UW NOI ($) and UW NCF ($) include the Largest Tenant, Bastyr University, added 12,178 sq. ft. to its leased premises in July 2013 and has abated rent of $17,171 for July 2017 and of $17,658 for July 2018 with respect to the recently added space. At origination, the borrower did not reserve any funds with respect to such abated rent.

With respect to Loan No. 28, Bond Street Portfolio, Occupancy %, UW Revenues ($), UW NOI ($) and UW NCF ($) for the Fuquay Commons mortgaged property includes rent for Jimmy John’s, which has executed an LOI but has not yet executed a lease. Jimmy John’s represents approximately 3.3% of the Bond Street Portfolio rent roll and approximately 3.2% of the underwritten base rent.

A-1-15

With respect to Loan No. 29, The Comeau Building West Palm Beach, Occupancy %, UW Revenues ($), UW NOI ($) and UW NCF ($) include one tenant, OZ Naturals, that has executed its lease but has not yet taken occupancy or commenced paying rent.

With respect to Loan No. 31, Coliseum Meadows, Occupancy %, UW Revenues ($), UW NOI ($) and UW NCF ($) include the 4th Largest Tenant, Absolute Dental, that has executed its lease for approximately 8.4% of NRA at the mortgaged property, but has not yet taken occupancy. The tenant is expected to take occupancy on December 1, 2016. At origination, the borrower deposited $150,446 into a TI/LC reserve related to the Absolute Dental lease. Additionally, the borrower deposited $49,857 into a free rent reserve related to the Absolute Dental and Homecare Center leases and $3,150 into a gap rent reserve for the period prior to the rent commencement of the Absolute Dental lease.

With respect to Loan No. 32, Firethorne Retail Center, Occupancy %, UW Revenues ($), UW NOI ($) and UW NCF ($) include one tenant, Glamour Shots, that has executed its lease but has not yet taken occupancy or commenced paying rent.

(4)

With respect to all mortgage loans, with the exceptions of the mortgage loans listed below, the Current LTV % and the Maturity LTV % are based on the “as-is” Appraisal Value ($) even though, for certain mortgage loans, the appraiser provided “as-stabilized” values based on certain criteria being met.

With respect to Loan No. 2, 10 Hudson Yards, the Appraised Value ($) represents the “Hypothetical Market Value Assuming Contractual Obligations & Remaining Costs Are Expended” value of $2.15 billion as of July 1, 2016. The “Hypothetical Market Value Assuming Contractual Obligations & Remaining Costs Are Expended” value assumes the remaining obligations and costs of approximately $108.6 million, consisting of approximately $50.1 million in hard/direct costs, $5.7 million in project contingency, $29.1 million in tenant improvements and $14.7 million in soft/indirect costs are expended as of July 1, 2016. As of August 1, 2016, approximately $91.0 million of contractual obligations and costs remain unexpended. Such amount was reserved upon origination of the Whole Loan. The “as-is” value as of July 1, 2016 is $2.05 billion, which results in a Current LTV % and Maturity LTV % of 34.5% and 34.5%, respectively.

With respect to Loan No. 6, PNC Center, the Appraised Value ($) represents the “Hypothetical As-Is” value of $86,600,000, which assumes that all outstanding tenant improvements, outstanding leasing commissions, outstanding free rent and capital expenditures (including pre-funded tenant improvement and leasing commission reserves) have been paid or are reserved/escrowed at closing of the loan. At origination, the borrower was required to reserve $558,272 into the Upfront Other Reserve ($) for outstanding tenant improvements and leasing commissions and approximately $117,130 for outstanding free rent. The borrower was also required to reserve $1,579,570 into the Upfront TI/LC Reserve ($) and $1,135,168 into the Upfront Capex Reserve ($). The “as-is” value as of July 21, 2016 is $83,700,000, which results in a Current LTV % and Maturity LTV % of 69.4% and 55.0%, respectively.

With respect to Loan No. 9, Moffett Gateway, the Appraised Value ($) represents the “Hypothetical Market Value As-Stabilized” value of $525,000,000, which assumes that all tenant improvement construction is complete and all contractual free rent obligations have burned off as of the stabilized value date of July 20, 2016. At origination, the borrower was required reserve $43,642,904 into the Upfront Other Reserve ($) for outstanding tenant improvements, $5,743,978 for outstanding leasing commissions and $37,575,033 for outstanding free rent. The “as-is” value as of July 20, 2016 was $430,000,000, which results in a Current LTV % and Maturity LTV % of 56.5% and 48.0%, respectively.

With respect to Loan No. 11, Embassy Suites Monterey Bay Seaside, the Appraised Value ($) represents the “Hypothetical As-Is” value of $62,000,000, which assumes that $6,000,000 of the $9,004,225 PIP was completed as of June 1, 2016. At origination, the borrower was required to reserve $6,000,000 for the PIP and the loan documents require excess cash flow (so long as no

A-1-16

event of default is continuing) to be deposited into the PIP reserve until $9,064,225 is deposited or the PIP work is completed in accordance with the loan documents. The “as-is” value as of June 1, 2016 was $55,000,000, which results in a Current LTV % and Maturity LTV % of 76.7% and 66.6%, respectively.

With respect to Loan No. 16, Salesforce Tower, the Appraised Value ($) represents the “Hypothetical As-Is” value of $181,100,000, which assumes that all outstanding tenant improvements, leasing commissions, free rent and capital expenditures have been paid or are reserved/escrowed at origination. At origination, the borrower was required to deposit into the Upfront Other Reserve ($) $20,896,672 for outstanding tenant improvements and leasing commissions and $8,081,640 for outstanding free rent. Additionally, the borrower was required to reserve $4,250,420 into the Upfront Capex Reserve ($). The “as-is” value as of July 21, 2016 was $150,600,000, which results in a Current LTV % and Maturity LTV % of 71.7% and 71.7%, respectively.

With respect to Loan No. 18, 100 East Wisconsin Avenue, the Appraised Value ($) represents the “Hypothetical As-Is” value of $82,300,000, which assumes that all outstanding tenant improvements, leasing commissions, free rent and capital expenditures have been paid or are reserved/escrowed at origination. At origination, the borrower was required to deposit into the Upfront Other Reserve ($) $1,090,951 for outstanding free rent and $174,199 for outstanding tenant improvements and leasing commissions. Additionally, the borrower was required to reserve $1,554,500 into the Upfront TI/LC Reserve ($) and $427,803 into the Upfront Capex Reserve ($). The “as-is” value as of July 19, 2016 is $79,000,000, which results in a Current LTV % and Maturity LTV % of 67.9% and 53.8%, respectively.

With respect to Loan No. 19, Shops at Avenue North, the Appraised Value ($) represents the “Prospective Market Value upon Sell off of Rear Parking Lot” value of $38,690,000 as of January 1, 2017, which assumes the release of the rear parking lot, valued at $5,000,000. The “as-is” value as of July 20, 2016 is $43,900,000, which results in a Current LTV % and Maturity LTV % of 61.6% and 49.4%, respectively.

With respect to Loan No. 28, Bond Street Portfolio, the Appraised Values ($) for the Butler Crossing mortgaged property represents the “Prospective Market Value Upon Stabilization” value of $3,400,000 which assumes the hypothetical appraised value assumes that the mortgaged property is 100% occupied with all tenants in place and paying rent. The “as-is” value of the Butler Crossing mortgaged property as of August 20, 2016 was $2,900,000, which results in a Current LTV % and Maturity LTV % of 75.9% and 63.5%, for the portfolio as a whole.

With respect to Loan No. 32, Firethorne Retail Center, the Appraised Value ($) represents the “Prospective As Complete/Stabilized Value” value of $11,460,000, which assumes that all tenant improvements have been completed and all tenants are paying rent without any abatement. At origination, the borrower was required to reserve $413,871 for tenant improvements and $22,650 for outstanding free rent into the Upfront Other Reserve ($). The “as-is” value as of September 8, 2016 was $11,140,000, which results in a Current LTV % and Maturity LTV % of 69.6% and 55.9%, respectively.

With respect to Loan No. 33, Conquistador Apartments, the Appraised Value ($) represents the “As Complete” Market Value of $11,000,000 as of August 2, 2016, which assumes the remaining $300,000 of sprinkler work and $40,000 of unit upgrades is complete. Lender reserved the full $300,000 in a sprinkler reserve as well as an additional $150,000 for general capital expenditures including the unit upgrades. The “as-is” value as of August 2, 2016 is $10,650,000, which results in a Current LTV % and Maturity LTV % of 71.6% and 57.8%, respectively.

(5)	For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Current Balance ($) and Maturity/ARD Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is

A-1-17

provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.

(6)

With respect to Loan No. 1, 9 West 57th Street, the mortgage loan is part of a whole loan with an original principal balance of $1,200,000,000 (the “9 West 57th Street Whole Loan”) which is comprised of six pari passu components (Note A-1, Note A-2, Note A-3-A, Note A-3-B, Note A-4 and Note A-5) and one subordinate companion loan (Note B-1). Note A-4 has an outstanding principal balance as of the Cut-off Date of $80,000,000 and is being contributed to the JPMDB 2016-C4 Trust. Note A-1 and Note B-1 have an aggregate outstanding principal balance as of the Cut-off Date of $900,000,000 and were contributed to the JPMCC 2016-NINE trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $100,000,000 and was contributed to the JPMCC 2016-JP3 trust. Note A-3-A and Note A-3-B have an aggregate outstanding balance as of the Cut-off Date of $100,000,000 and were sold to third-party investors. Note A-5 has an outstanding principal balance as of the Cut-off Date of $63,000,000 and is expected to be contributed to a future securitization trust. All loan level metrics are based on the 9 West 57th Street Whole Loan balance excluding the subordinate companion loan.

With respect to Loan No. 2, 10 Hudson Yards, the mortgage loan is part of a whole loan with an original principal balance of $900,000,000 (the “10 Hudson Yards Whole Loan”) which is comprised of 11 pari passu senior components (Note A-1-C1, Note A-1-C2, Note A-1-C3, Note A-1-C4, Note A-1-C5, Note A-1-C6, Note A-2-C1, Note A-2-C2, Note A-2-C3, Note A-1-S and Note A-2-S) and two subordinate companion loans (Note B-1 and Note B-2). Notes A-1-C3, A-1-C4 and A-1-C5 have an aggregate outstanding principal balance as of the Cut-off Date of $80,000,000 and are being contributed to the JPMDB 2016-C4 Trust. The pari passu senior Notes A-1-S and A-2-S and the two subordinate companion loans, Notes B-1 and B-2 have an aggregate outstanding principal balance as of the Cut-off Date of $600,000,000 and were contributed to the Hudson Yards 2016-10HY trust. Notes A-2-C1, A-2-C2 and A-2-C3 have an outstanding principal balance as of the Cut-off Date of $87,500,000 and were contributed to the GSMS 2016-GS3 trust. Note A-1-C1 has an outstanding principal balance as of the Cut-off Date of $65,000,000 and was contributed to the CD 2016-CD1 trust. Note A-1-C2 and Note A-1-C6 have an aggregate outstanding principal balance as of the Cut-off Date of $67,500,000 and are expected to be contributed to one or more future securitization trusts. All loan level metrics are based on the 10 Hudson Yards Whole Loan balance excluding the subordinate companion loan.

With respect to Loan No. 3, Starbucks Center, the mortgage loan is part of a whole loan with an original principal balance of $140,000,000 (the “Starbucks Center Whole Loan”) which is comprised of three pari passu components (Note A-1, Note A-2 and Note A-3). Note A-2 has an outstanding principal balance as of the Cut-off Date of $65,000,000 and is being contributed to the JPMDB 2016-C4 Trust. Note A-1 and Note A-3 have an aggregate outstanding principal balance as of the Cut-off Date of $75,000,000 and are expected to be contributed to one or more future securitization trusts. All loan level metrics are based on the Starbucks Center Whole Loan balance.

With respect to Loan No. 4, Fresno Fashion Fair Mall, the mortgage loan is part of a whole loan with an original principal balance of $325,000,000 (the “Fresno Fashion Fair Mall Whole Loan”) which is comprised of seven pari passu components. Note A-1-A has an outstanding principal balance as of the Cut-off Date of $60,000,000 and is being contributed to the JPMDB 2016-C4 Trust. Note A-1-B, Note A-1-C, Note A-2-A, Note A-2-B, Note A-2-C and Note A-2-D have an aggregate outstanding principal balance as of the Cut-off Date of $265,000,000 and are expected to be contributed to one or more future securitization trusts. All loan level metrics are based on the Fresno Fashion Fair Mall Whole Loan balance.

With respect to Loan No. 8, 60 Madison Avenue, the mortgage loan is part of a whole loan with an original principal balance of $100,000,000 (the “60 Madison Avenue Whole Loan”) which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-2 has an outstanding principal balance as of the Cut-off Date of $45,000,000 and is being contributed to the JPMDB 2016-C4 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of

A-1-18

$55,000,000 and is expected to be contributed to one or more future securitization trusts. All loan level metrics are based on the 60 Madison Avenue Whole Loan balance.

With respect to Loan No. 9, Moffett Gateway, the mortgage loan is part of a whole loan with an original principal balance of $345,000,000 (the “Moffett Gateway Whole Loan”) which is comprised of five pari passu components (Note A-1, Note A-2, Note A-3, Note A-4 and Note A-5) and one subordinate companion loan (Note B-1). Note A-5 has an outstanding principal balance as of the Cut-off Date of $43,000,000 and is being contributed to the JPMDB 2016-C4 Trust. Note A-1, A-2, Note A-3 and Note A-4 have an aggregate outstanding principal balance as of the Cut-off Date of $200,000,000 and are expected to be contributed to one or more future securitization trusts. Note B-1 has an outstanding balance as of the Cut-off Date of $102,000,000 and was sold to a third-party investor. All loan level metrics are based on the Moffett Gateway Whole Loan balance excluding the subordinate companion loan.

With respect to Loan No. 10, 693 Fifth Avenue, the mortgage loan is part of a whole loan with an original principal balance of $250,000,000 (the “693 Fifth Avenue Whole Loan”) which is comprised of four pari passu components (Note A-1, Note A-2, Note A-3 and Note A-4). Note A-4 has an outstanding principal balance as of the Cut-off Date of $42,500,000 and is being contributed to the JPMDB 2016-C4 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $65,000,000 and was contributed to the JPMCC 2016-JP2 trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $62,500,000 and was contributed to the DBJPM 2016-C3 trust. Note A-3 has an outstanding principal balance as of the Cut-off Date of $80,000,000 and was contributed to the JPMCC 2016-JP3 trust. All loan level metrics are based on the 693 Fifth Avenue Whole Loan balance.

With respect to Loan No. 13, 1 Kaiser Plaza, the mortgage loan is part of a whole loan with an original principal balance of $97,100,000 (the “1 Kaiser Plaza Whole Loan”) which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-2 has an outstanding principal balance as of the Cut-off Date of $37,100,000 and is being contributed to the JPMDB 2016-C4 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $60,000,000 and was contributed to the JPMCC 2016-JP3 trust. All loan level metrics are based on the 1 Kaiser Plaza Whole Loan balance.

With respect to Loan No. 16, Salesforce Tower, the mortgage loan is part of a whole loan with an original principal balance of $108,000,000 (the “Salesforce Tower Whole Loan”) which is comprised of three pari passu components (Note A-1, Note A-2 and Note A-3). Note A-2 has an outstanding principal balance as of the Cut-off Date of $30,000,000 and is being contributed to the JPMDB 2016-C4 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $60,000,000 and was contributed to the JPMCC 2016-JP3 trust. Note A-3 has an outstanding principal balance as of the Cut-off Date of $18,000,000 and is expected to be contributed to a future securitization trust. All loan level metrics are based on the Salesforce Tower Whole Loan balance.

With respect to Loan No. 18, 100 East Wisconsin Avenue, the mortgage loan is part of a whole loan with an original principal balance of $53,800,000 (the “100 East Wisconsin Avenue Whole Loan”) which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-2 has an outstanding principal balance as of the Cut-off Date of $28,800,000 and is being contributed to the JPMDB 2016-C4 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $25,000,000 and was contributed to the JPMCC 2016-JP3 trust. All loan level metrics are based on the 100 East Wisconsin Avenue Whole Loan balance.

With respect to Loan No. 22, Westfield San Francisco Centre, the mortgage loan is part of a whole loan with an original principal balance of $558,000,000 (the “Westfield San Francisco Centre Whole Loan”) which is comprised of 28 components: 24 pari passu senior notes (the “Senior Notes”) with an aggregate original principal balance of $433,077,000 and four subordinate notes with an aggregate original principal balance of $124,923,000 (the “Junior Notes”). Note A-2-EMP-C4 and Note A-2-SFC-C4 have an outstanding aggregate principal

A-1-19

balance as of the Cut-off Date of $23,529,000 and are being contributed to the JPMDB 2016-C4 Trust. Note A-1-EMP-C2, Note A-1-SFC-C2, Note A-1-EMP-C3 and Note A-1-SFC-C3 have an outstanding aggregate principal balance as of the Cut-off Date of $60,000,000 and were contributed to the CD 2016-CD1 trust. Note A-1-EMP-S1, Note A-1-EMP-S2, Note A-2-EMP-S1, Note A-2-EMP-S2, Note A-1-SFC-S1, Note A-1-SFC-S2, Note A-2-SFC-S1, Note A-2-SFC-S2, Note B-1-EMP, Note B-2-EMP, Note B-1-SFC and Note B-2-SFC have an outstanding aggregate principal balance as of the Cut-off Date of $306,942,000 and were contributed to the DBJPM 2016-SFC trust. Note A-1-EMP-C1, Note A-1-SFC-C1, Note A-2-EMP-C1 and Note A-2-SFC-C1 have an outstanding aggregate principal balance as of the Cut-off Date of $84,000,000 and were contributed to the DBJPM 2016-C3 trust. Note A-2-EMP-C2, Note A-2-EMP-C3, Note A-2-SFC-C2 and Note A-2-SFC-C3 have an outstanding aggregate principal balance as of the Cut-off Date of $60,000,000 and were contributed to the JPMCC 2016-JP3 trust. The remaining Senior Notes, with an aggregate outstanding principal balance as of the Cut-off Date of $23,529,000, are currently held by JPMCB or DBNY (or an affiliate of either entity) and are expected to be contributed to one or more future securitization trusts. All loan level metrics are based on the Westfield San Francisco Centre Whole Loan balance excluding the Junior Notes.

(7)	Each number identifies a group of related borrowers. With respect to Loan No. 28, Bond Street Portfolio, the borrowers own the property as tenants-in-common.

(8)	For each mortgage loan, the excess of the related Interest Rate % over the related Servicing Fee Rate, the Trustee Fee Rate (including the Certificate Administrator fee rate), the Senior Trust Advisor Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate (collectively, the “Admin Fee %”).

(9)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(10)	With respect to all mortgage loans, except for the mortgage loan(s) listed below, Annual Debt Service ($) is calculated by multiplying the Monthly Debt Service ($) by 12.

With respect to Loan No. 9, Moffett Gateway, the Annual Debt Service ($) was calculated based upon the sum of the first 12 principal and interest payments following the initial interest-only period based on the assumed principal payment schedule set forth on Annex G.

(11)	With respect to Loan No. 3, Starbucks Center, the mortgage loan has an ARD feature with an anticipated repayment date of October 6, 2026, with an increase in the interest rate equal to 3.52400% per annum plus the greater of (i) 5.52400% per annum and (ii) the 10-year swap yield as of the ARD plus 4.00000%, until the Final Mat Date of October 6, 2028.

(12)

The “L” component of the prepayment provision represents lockout payments.

The “Def” component of the prepayment provision represents defeasance payments.

The “YM” component of the prepayment provision represents yield maintenance payments.

The “O” Component of the prepayment provision represents the free payments including the Maturity Date.

With respect to Loan No. 1, 9 West 57th Street, the lockout period will be at least 26 payments beginning with and including the first payment on October 1, 2016. Defeasance of the full $1.2 billion 9 West 57th Street Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) August 30, 2019. The assumed lockout period is based on the expected JPMDB 2016-C4 securitization closing date in November 2016. The actual lockout period may be longer.

A-1-20

With respect to Loan No. 2, 10 Hudson Yards, the lockout period will be at least 27 payments beginning with and including the first payment on September 6, 2016. Defeasance of the full $900.0 million 10 Hudson Yards Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) August 1, 2019. The assumed lockout period of 27 payments is based on the expected JPMDB 2016-C4 securitization closing date in November 2016. The actual lockout period may be longer.

With respect to Loan No. 3, Starbucks Center, the lockout period will be at least 25 payments beginning with and including the first payment on November 6, 2016. Defeasance of the full $140.0 million Starbucks Center Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) September 14, 2019. The assumed lockout period of 25 payments is based on the expected JPMDB 2016-C4 securitization closing date in November 2016. The actual lockout period may be longer.

With respect to Loan No. 4, Fresno Fashion Fair Mall, the lockout period will be at least 24 payments beginning with and including the first payment on December 1, 2016. Defeasance of the full $325.0 million Fresno Fashion Fair Mall Whole Loan is permitted after the earlier to occur of (i) October 6, 2019 and (ii) the date that is two years from the closing date of the securitization that includes the last note to be securitized (the “Fresno Fashion Fair Mall Defeasance Date”). Following the expiration of the Fresno Fashion Fair Mall Defeasance Date, the borrower is also permitted to prepay the Fresno Fashion Fair Mall Whole Loan with the payment of a yield maintenance premium. The assumed lockout period is based on the expected JPMDB 2016-C4 securitization closing date in November 2016. The actual lockout period may be longer.

With respect to Loan No. 8, 60 Madison Avenue, the lockout period will be at least 25 payments beginning with and including the first payment on November 6, 2016. Defeasance of the full $100.0 million 60 Madison Avenue Whole Loan is permitted after the earlier to occur of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) September 12, 2019. The assumed lockout period of 25 payments is based on the expected JPMDB 2016-C4 securitization closing date in November 2016. The actual lockout period may be longer.

With respect to Loan No. 9, Moffett Gateway, the lockout period will be at least 25 payments beginning with and including the first payment on November 1, 2016. Defeasance of the full $340.0 million Moffett Gateway Whole Loan is permitted after the date that is two years from the closing date of the securitization that includes the last note to be securitized (the “Moffett Gateway Defeasance Date”). If the Moffett Gateway Defeasance Date has not occurred by November 1, 2020, the borrower is permitted to prepay the Moffett Gateway Whole Loan with the payment of a yield maintenance premium. The assumed lockout period is based on the expected JPMDB 2016-C4 securitization closing date in November 2016. The actual lockout period may be longer.

With respect to Loan No. 16, Salesforce Tower, the lockout period will be at least 26 payments beginning with and including the first payment on October 1, 2016. Defeasance of the full $108.0 million Salesforce Tower Whole Loan is permitted after the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized (the “Salesforce Tower Defeasance Date”). If the Salesforce Tower Defeasance Date has not occurred by October 1, 2020, the borrower is permitted to prepay the Salesforce Tower Whole Loan with the payment of a yield maintenance premium. The assumed lockout period is based on the expected JPMDB 2016-C4 securitization closing date in November 2016. The actual lockout period may be longer.

With respect to Loan No. 22, Westfield San Francisco Centre, the lockout period will be at least 27 payment dates beginning with and including the first payment date of September 1, 2016. Defeasance of the full $558.0 million Westfield San Francisco Centre Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization

A-1-21

that includes the last note to be securitized and (ii) September 1, 2019 (the “Westfield San Francisco Centre Defeasance Date”). Following the expiration of the Westfield San Francisco Centre Defeasance Date, the borrowers are also permitted to prepay the Westfield San Francisco Centre Whole Loan with the payment of a yield maintenance premium. The assumed lockout period is based on the expected JPMDB 2016-C4 securitization closing date in November 2016. The actual lockout period may be longer.

(13)

With respect to some mortgage loans, historical financial information may not be available due to the when the properties were constructed and/or acquired.

With respect to Loan Nos. 2, 9, 14, 20, 28.01, 28.02, 28.04 and 32, 10 Hudson Yards, Moffett Gateway, The Hamptons, Arborwood at Mann Road Apartments, Bond Street Portfolio—Lawrenceville Center, Bond Street Portfolio—Hamilton Crossing, Bond Street Portfolio—Butler Crossing and Firethorne Retail Center, the related properties are newly constructed and some historical financials may not be available.

With respect to Loan Nos. 7 and 15, Nashville Technology Office Campus and Riverside Center, the related properties were recently acquired and some historical financials may not be available.

With respect to Loan No. 20, Arborwood at Mann Road Apartments, the UW NOI ($) is based on the trailing six-month financial data of February 1, 2016 through July 31, 2016.

(14)

With respect to all hotel properties, the UW NOI ($) is shown after taking a deduction for an FF&E reserve, and as such, the UW NOI ($) and UW NCF ($) for these properties are the same.

With respect to Loan No. 20, Arborwood at Mann Road Apartments, the mortgaged property is subject to Final Economic Revitalization Area Resolution No. 2013-A-045 2013 under which the property is eligible for up to five years of real property tax abatement. The lender underwrote real estate taxes based on the full unabated tax expense for the year as concluded by the appraiser, discounted by the average present value of the tax abatements over a five-year term discounted by 5.5%. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the preliminary prospectus for additional information.

(15)	The UW NOI DSCR and UW NCF DSCR for all partial interest-only mortgage loans were calculated based on the first principal and interest payment after the Note Date during the term of the mortgage loan.

(16)

Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

With respect to Loan No. 5, Windsor Square, in addition to the Upfront Other Reserve ($), the borrower has deposited the sum of $202,300 with a law firm as escrow agent for outstanding tenant allowances under the lease for one of the tenants at the mortgaged property. The borrower has collaterally assigned its interest in the escrow agreement and escrow account to the lender. The escrow agreement provides that the escrow agent will release the funds upon receipt of a written notice from the borrower indicating that the tenant has satisfied the conditions set forth in the lease with respect to the funds.

With respect to Loan No. 13, 1 Kaiser Plaza, so long as the guarantor maintains a net worth of at least $450,000,000 (the “Lease Rollover Minimum Net Worth”), the guarantor may deliver a guaranty in lieu of the borrower’s requirement to make deposits into the Upfront TI/LC Reserve ($) at origination and on a monthly basis upon the following terms: (i) if the guarantor’s net worth is at least $600,000,000 (the “Lease Rollover Target Net Worth”), any amounts on reserve will be released to the borrower and the borrower’s requirement to make monthly deposits will be waived and (ii) if the guarantor’s net worth is no less than the Lease Rollover Minimum Net Worth, but less than the Lease Rollover Target Net Worth, 50% of the amount on reserve will be released to

A-1-22

the borrower and the borrower will be required to deposit 50% of the amount required to be deposited monthly. In each case, such guaranty was delivered at origination.

With respect to Loan No. 17, 100 Oceangate, at origination, the borrower reserved $2,750,000 relating to future leasing that will be transferred to a rollover reserve (to the extent rollover funds were used for tenant improvements and leasing commissions for such future leases) or a capital expenditure reserve after entering into leases for vacant space, provided, (i) such leases have base rent of at least $22,000 per month, (ii) gross base rents at the mortgaged property are no less than $4,715,000, (iii) the mortgaged property is 80% occupied and (iv) all future tenants have delivered an estoppel to the lender certifying that (a) they are in occupancy, (b) they are paying unabated rent, (c) all tenant improvements have been completed, (d) all leasing commissions have been paid and (e) all landlord obligations have been completed

With respect to Loan No. 22, Westfield San Francisco Centre, at origination, the borrowers were permitted to deliver two letters of credit in the aggregate amount of $4,300,000 from UBS AG Bank to cover gap rent and the tenant improvement obligations in connection with the recently executed Zara expansion lease in lieu of a cash deposit.

With respect to Loan No. 24, Beacon South Beach, the borrower reserved $1,500,000 at origination of the mortgage loan to a Holdback Reserve that will be disbursed to the borrower, as of the end of the fourth calendar quarter of the first year of the Beacon South Beach loan term or any calendar quarter thereafter, so long as the mortgaged property has a debt yield equal to or greater than 10.0%.

(17)

Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related loan documents. In certain cases, reserves with $0 balances are springing and are collected in the event of certain conditions being triggered in the respective mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being trigger in the respective mortgage loan documents.

With respect to Loan No. 1, 9 West 57th Street, in the event the debt service coverage ratio (as calculated in the loan documents) is less than 2.50x, the borrowers are required to deposit approximately $420,054 ($3.00 per square foot) into the Monthly TI/LC Reserve ($), provided that the borrowers are not be required to make any such deposit (i) if the balance of the reserve is equal to or greater than $25,000,000 and (ii) if (A) the debt service coverage ratio is at least 2.50x, (B) the funds in the reserve are at least $15,000,000 and (C) the mortgaged property is occupied by tenants under leases demising at least 65.0% of the rentable square footage.

With respect to Loan No. 4, Fresno Fashion Fair Mall, the Monthly RE Tax Reserve ($), Monthly Capex Reserve ($) and Monthly TI/LC Reserve ($) are waived provided that there is no trigger period in effect. A trigger period will commence upon the occurrence and continuance of an event of default or the occurrence of the date when the debt service coverage ratio falls below 1.45x. Following the occurrence and during the continuance of a trigger period, the borrower is required to deposit $7,670 into the Monthly Capex Reserve ($) for replacement reserves and $46,368 into the Monthly TI/LC Reserve ($) for tenant improvements and leasing commissions.

With respect to Loan No. 5, Windsor Square, the deposits into the Monthly RE Tax Reserve ($) are waived with respect to any tax parcel for which the taxes or assessments are paid directly to the taxing authority by a tenant on an annual basis or otherwise when due, provided that (i) no event of default under the loan documents has occurred and is continuing, (ii) taxes are actually paid by such tenants prior to the assessment of any penalty for late payment and prior to the date that such taxes are considered delinquent and (iii) the borrower provides the lender with satisfactory evidence that the taxes and assessments have been paid by such tenants prior to the assessment of any penalty for late payment and prior to the date that such taxes are considered delinquent.

A-1-23

With respect to Loan No. 11, Embassy Suites Monterey Bay Seaside, the borrower is required to deposit into the Monthly Capex Reserve ($), on a monthly basis, an amount equal to the greater of (a) the aggregate amount of all deposits for replacements required to be deposited pursuant to any franchise or management agreement of (b) 4.0% of gross income from operations for the two calendar months prior to the date on which the borrower is required make such deposit. To the extent no event of default exists, the loan documents provide that the borrower will receive a credit against each monthly deposit on a dollar for dollar basis to the extent the borrower makes deposits into a similar reserve maintained with the franchisor if the franchise agreement requires such a reserve. If the borrower is not receiving such credit and there is no event of default, the loan documents require the lender to make monthly disbursements of an amount equal to 3.0% of gross income from operations for the two calendar months prior to such date into the Monthly Other Reserve ($) for the PIP outstanding at origination. In addition, the mortgage loan is structured with a cash flow sweep at origination, which expires upon the earlier to occur of (a) completion of the PIP or (b) on the date on which the aggregate amount deposited into the Monthly Other Reserve ($), including the initial deposit of $6,000,000, equals $9,064,225 (the “PIP Amount”). During the cash sweep period described in the previous sentence (the “PIP Cash Sweep Period”), the borrower is required to deposit (i) so long as no event of default or any bankruptcy action of the borrower has occurred and is continuing, on each monthly payment date, amounts from the excess cash flow reserve until the aggregate amount deposited in the PIP reserve equals the PIP Amount and (ii) upon (a) the occurrence of an event of default and an acceleration of the loan or (b) a transfer of the property and assumption of the loan (a “Transfer Trigger”) as permitted by the loan documents (each of (a) and (b) is a “Reserve Trigger Event”), if the aggregate amount deposited pursuant to clause (i) prior to the date of the applicable Reserve Trigger Event, together with any disbursements from the replacement reserve into the PIP reserve (which may not exceed 3.0% of the annual gross income from the operation of the property), does not equal to or exceed the PIP Amount, the difference between (x) the PIP Amount and (y) the aggregate amount deposited into the reserve from origination through the date of a Reserve Trigger Event and, with respect to the Reserve Trigger Event under clause (ii)(a), after giving credit for certain excess cash flow amounts from and after the Reserve Trigger Event. The guarantor has delivered a guaranty for, upon a Reserve Trigger Event, payment of amounts set forth in (ii)(a) and (b) above and is required to maintain a net worth in the amount equal to $40,000,000 while the guaranty is outstanding.

With respect to Loan No. 11, Embassy Suites Monterey Bay Seaside, the Monthly Other Reserve ($) includes a reserve for ground rent in the amount of (x) 1/12th of the base rents due under the ground lease that the lender estimates will be payable under the ground lease and (y) 1/12th of the percentage or additional rents and other charges paid under the ground lease in the prior calendar year. The monthly deposits into the ground rent reserve is waived to the extent ground rent is timely paid by the borrower and the borrower delivers to the lender evidence reasonably acceptable that each monthly payment of ground rent is paid when due in accordance with the ground lease and no event of default or cash sweep period under the loan documents is continuing.

With respect to Loan No. 12, Westin Memphis, after the finalization of the initial PIP, the borrower is required to deposit, on a monthly basis into the Monthly Capex Reserve ($), an amount equal to the greatest of (i) (a) for the first 48 monthly payment dates following the finalization of the initial PIP, 4.0% of the projected rents derived from guest rooms at the Westin Memphis property for the prior month as set forth in the most recent approved annual budget (provided that, the extent the lender determines that actual rents derived from guest rooms at the Westin Memphis property are more than 5.0% in excess of such projections, the lender has the option to increase the percentage to cause the amount reserved to match the actual rents derived from guest rooms at the Westin Memphis property) and (b) for each monthly payment date thereafter commencing on the 49th monthly payment date, 4.0% of the projected rents for the entire Westin Memphis property for the prior month as set forth in the most recent approved annual budget (provided that, the extent the lender determines that actual rents derived from guest rooms at the Westin Memphis property are more than 5.0% in excess of such projections, the lender has the option to

A-1-24

increase the percentage to cause the amount reserved to match the actual rents derived from guest rooms at the Westin Memphis property), (ii) the then-current amount required by the management agreement and (iii) the then-current amount required by the franchise agreement for approved capital expenditures and the repair and replacement of FF&E.

With respect to Loan No. 12, Westin Memphis, on each monthly payment date during which the ground rent account suspension conditions, as defined in the loan documents, are not satisfied, the borrower must deposit an amount equal to the greater of (x) 125.0% of the amount of the sub-subground rent set forth in the approved annual budget for the month in which such monthly payment date occurs and (y) 125.0% of the sub-subground rent that was due for the month that is 12 months prior to the monthly payment date in question.

With respect to Loan No. 13, 1 Kaiser Plaza, the borrower may deliver a letter of credit in the amount of the reserve cap in lieu of deposits required to be made into the Monthly TI/LC Reserve ($). In the event that monthly deposits are required, pursuant to the terms outlined above, the borrower is required to deposit an amount that is equal to the quotient of the TI/LC Reserve Cap ($) divided by the number of payment dates remaining through and including the payment date in February 2023. Additionally, the loan documents require the borrower, should the Largest Tenant at the property, Kaiser Foundation Health Plan, Inc. (“KFHP”), give notice of its intent to exercise its right to contract any portion of its premises under the KFHP lease, to promptly notify the lender and increase the succeeding 12 deposits into the Monthly TI/LC Reserve ($) by $4.09 per square foot of space being contracted, a total increase of $49.08 per square foot for the succeeding 12-month period.

With respect to Loan No. 15, Riverside Center, UnitedHealthcare pays rent under its lease on a quarterly basis. Rent is due under the Riverside Center mortgage loan documents on a monthly basis. In connection therewith, a reserve is established to hold the full rent payment. One-third of such quarterly rent payment shall be released from the reserve each month and applied to the payment of the monthly amounts due under the loan documents, with the excess being disbursed to the borrower, provided no trigger event is then continuing.

With respect to Loan No. 22, Westfield San Francisco Centre, in lieu of making any monthly payments to any reserve account, the borrowers may deliver (i) a letter of credit or (ii) one or more guaranties from Westfield America, Inc., one of the loan sponsors, or an affiliate of Westfield America, Inc. that has total assets (in name or under management) in excess of $800 million and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus, shareholder’s equity or net worth of at least $400 million.

With respect to Loan No. 24, Beacon South Beach, the borrower is required to deposit $36,667 on each monthly payment date occurring in the months of January through and including May of each year and December of each year for the purpose of funding a seasonal working capital reserve.

With respect to Loan No. 25, Sorrento Pines, the ongoing Monthly TI/LC Reserve ($) is required to be (a) approximately $11,943 during the interest-only period of the mortgage loan term ending on and including the monthly payment date in June 2018 and (b) following the expiration of the interest-only period of the mortgage loan term, approximately $7,644.

With respect to Loan No. 28, Bond Street Portfolio, the borrowers are required to make deposits into the Monthly Capex Reserve ($) in the amount of $803.65 once the balance in the reserve falls to or below $10,000.

With respect to Loan No. 29, The Comeau Building West Palm Beach, the borrower, provided it submits proof of payment to the lender, is permitted to pay quarterly premiums for the general liability policy. Additionally, the borrower is permitted to keep in force the existing premium finance agreement for the property and umbrella policies, provided: (i) the borrower submits proof of payment to the lender, (ii) at origination the borrower deposited $45,000, six months of

A-1-25

premiums, into a reserve and (iii) the premium financer agrees to provide lender with notice in the event of cancellation of the policies subject to the premium financing agreement.

With respect to Loan No. 30, Hampton Inn & Suites Albany, in addition to the deposits to the Monthly Capex Reserve ($), the borrower is also required to deposit any amounts required for any PIP by any franchise agreement.

With respect to Loan No. 35, Holiday Inn: Cleveland East, the borrower is required to deposit any amounts required for any PIP by any franchise agreement into the Monthly Other Reserve ($).

(18)

Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

With respect to Loan No. 13, 1 Kaiser Plaza, the Monthly TI/LC Reserve ($) is subject to a cap of $18,000,000 (approximately $49.08 per square of foot of KFHP’s leased area). The loan documents require that the TI/LC Reserve Cap ($) be reduced to $0 when either (i) KFHP has either renewed or extended its lease and any and all rights to contract or terminate the lease with respect to any portion of the premises have been extinguished or (ii) the space occupied by such tenant(s) has been re-let to one or more replacement tenants (which may include KFHP), provided that, in either case, all tenant improvement and leasing commission obligations have been satisfied and either (x) such tenant(s) or replacement tenant(s) is paying full contractual rent, (y) the borrower has deposited the amount of any abated rent with the lender or (z) such tenant(s) has a long term unsecured credit rating of Baa3 or higher from Moody’s or BBB- or higher from S&P and has no right to terminate its lease prior to the expiration of the free rent period under the lease.

With respect to Loan No. 24, Beacon South Beach, upon the borrower’s request at any time after the end of the first year of the loan term, if the rents less required reserve and monthly debt service payments for the 12-month period preceding such request was less than $75,000, the lender may reduce the seasonal working capital reserve cap from $220,000 to $165,000. In addition, on any date after one year following the initial seasonality reserve cap reassessment, if the rents less required reserve and monthly debt service payments for the 12-month period preceding such request is less than $75,000 the borrower will have a one-time option request to further decrease the reduced seasonal working capital reserve cap to an amount equal to the product of (x) the monthly debt service payment amount multiplied by 1.20 and (y) the number of seasonal months in the prior 12-month period, less (ii) the sum of the rents less required reserve payments for each seasonal month during the prior 12-month period, provided in no event may the second reduced cap be less than $50,000.

With respect to Loan No. 25, Sorrento Pines, if at any time (i) the TI/LC Reserve ($) funds are equal to or exceed $573,280, (ii) at least 90.0% of the total square footage in the improvements is occupied by tenants that are continuously operating in the premises demised under their respective leases, paying full contractual rent, not subject to bankruptcy action and are not in default beyond any applicable notice under the terms of their respective leases and (iii) the borrower has delivered an acceptable lease extension regarding the Pall Corporation lease, which provides, among other things, that the Pall Corporation lease has a term that expires no sooner than February 29, 2024, the borrower’s obligation to pay the rollover reserve monthly deposit will be suspended.

(19)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any Mortgaged Property.

(20)

In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date, and may not include smaller spaces with different expiration dates.

A-1-26

With respect to Loan No. 8, 60 Madison Avenue, the Largest Tenant, Tapad Inc., consists of 18,759 square feet expiring in January 31, 2021 and 9,261 square feet expiring in February 28, 2023.

With respect to Loan No. 13, 1 Kaiser Plaza, the Largest Tenant, Kaiser Foundation Health Plan, Inc. (“KFHP”), encompasses two leases. KFHP leases 283,081 square feet expiring in February 2025, in addition to 83,696 square feet expiring in February 2027. KFHP also leases an additional 6,339 square feet of storage space. In addition, the 2nd Largest Tenant, Aiken & Welch, Inc., leases 9,838 expiring in April 2021, in addition to 1,797 square feet expiring in April 2017. Aiken & Welch, Inc. also leases an additional 2,014 square feet of storage space. The 3rd Largest Tenant, Sitzmann Morris & Lavis, Inc., also leases an additional 270 square feet in storage space.

With respect to Loan No. 15, Riverside Center, the Largest Tenant and sole tenant, UnitedHealthcare, consists of 181,069 square feet expiring in June 30, 2028 and 91,527 square feet expiring in June 30, 2023.

With respect to Loan No. 16, Salesforce Tower, the 2nd Largest Tenant, JPMorgan Chase Bank, National Association, consists of 85,783 square feet expiring in June 2020 and 116,522 square feet expiring in June 2025.

With respect to Loan No. 26, Cambridge Office, the Largest Tenant, Shire, consists of (i) 29,100 square feet expiring November 9, 2018 at 205 Alewife Brook Parkway, (ii) 14,712 square feet expiring November 10, 2018 at 185 Alewife Brook Parkway and (iii) 24,735 square feet expiring November 30, 2020 at 185 Alewife Brook Parkway.

(21)

The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

With respect to Loan No. 1, 9 West 57th Street, the borrower has a space lease with Solow Management Corp. which is an affiliate of the borrower and sponsor.

With respect to Loan No. 4, Fresno Fashion Fair Mall, the Largest Tenant at the property, JCPenney, has the right to purchase its leased parcel under the related lease if the tenant determines that the lease has become “uneconomical” in accordance with the lease. The borrower may nullify this purchase option and the loan agreement requires that the borrower reject any offer to purchase the leased parcel. However, the lease provides that if the borrower rejects the offer to purchase, the lease will be terminated.

With respect to Loan No. 4, Fresno Fashion Fair Mall, the lease for the 2nd Largest Tenant, Victoria’s Secret, contains a co-tenancy clause that requires (i) more than three “Major Tenants” (as defined in the lease) to be open for business or (ii) 70% of other stores having storefronts or entrances on the enclosed mall excluding any “Major Tenants” (each of the foregoing (i) and (ii), the “VS Co-Tenancy Requirement”) are open for business for reasons other than temporary permitted closures in accordance with the lease agreement. If the VS Co-Tenancy Requirement is breached (A) for 180 consecutive days, after such period, the tenant may pay a reduced rent of 5% of gross sales and (B) for 365 consecutive days, after such period, the tenant may terminate the lease with notice prior to the later of (i) 395 consecutive days from date the tenant was entitled to commence payment of the alternative rent, or (ii) 60 days following the date of the tenant’s notice that it is beginning the payment of alternative rent. If the tenant does not provide notice of termination as provided in the preceding sentence, the tenant is required to resume paying full rent. In addition, the lease for the 5th Largest Tenant, Anthropologie, contains a co-tenancy clause that requires (i) three or more tenants of 90,000 square feet or more to be operating or (ii) more than 65% of the total square footage of the mall (excluding the leased premises) is occupied by tenants operating (each of the foregoing (i) and (ii), the “Anthropologie

A-1-27

Co-Tenancy Requirement”). If the Anthropologie Co-Tenancy Requirement is breached (A) for six months or more, the tenant may pay a reduced rent of 6% of gross sales, and (B) for 365 consecutive days, after such period, the tenant may terminate the lease with 60 days notice following such 365 day period. If the tenant does not provide notice of termination as provided in the preceding sentence, the tenant is required to resume paying full rent.

With respect to Loan No. 5, Windsor Square, the lease for the 5th Largest Tenant, Ross Dress for Less, contains a co-tenancy clause that requires (i) Kohl’s to be operating or (ii) no less than 70% of the northern part of the shopping center excluding Sam’s Club to be occupied (each of the foregoing (i) and (ii), the “Windsor Co-Tenancy Requirement”). If the Windsor Co-Tenancy Requirement is breached (A) for six consecutive months, after such six-month period, the tenant may pay a reduced rent of 2% of gross sales (but not less than 50% of the minimum rent, plus reimbursements), and (B) for an additional 18 consecutive months after such six-month period, the tenant may terminate the lease no later than 30 days after the end of such 18-month period, upon 30 days’ notice. If the tenant does not terminate within 30 days following such 18-month period, the tenant is required to resume paying full rent.

With respect to Loan No. 6, PNC Center, the Largest Tenant, PNC Bank, National Association, is subleasing approximately 20,725 square feet to Finishmaster and approximately 41,450 square feet to the State of Indiana Department of Education. In addition, (i) the 2nd Largest Tenant, Kronos Incorporated, has the right to terminate its lease as of January 31, 2018, with 12 months’ notice and the payment of a termination fee; (ii) the 4th Largest Tenant, the Indiana Gaming Commission, has the right to terminate its lease if state funds are not allocated to continue the lease or in the event the tenant intends to relocate to a building owned by the State of Indiana, in each case with six months’ notice and the payment of a termination fee; and (iii) the 5th Largest Tenant, the Indiana Utility Regulatory, has the right to terminate its lease if state funds are not allocated to continue the lease or in the event the tenant intends to relocate to a building owned by the State of Indiana, in each case with six months’ notice and the payment of a termination fee.

With respect to Loan No. 8, 60 Madison Avenue, the Largest Tenant at the property, Tapad Inc., has a one-time right to terminate its lease with respect to approximately 18,759 square feet of the 28,020 square feet it leases effective January 31, 2019, subject to providing notice no more than 180 days and no less than 120 days prior to the termination date and payment of a $94,904 termination fee. Tapad Inc. also has a right to terminate their lease with respect to approximately 9,261 square feet of the 28,020 square feet it leases effective November 27, 2020, subject to providing notice no less than 240 days prior to the termination date and payment of a termination fee equal to the sum of the unamortized cost of the landlords initial construction costs plus commission payable to the broker in connection with the terminated lease. The 2nd Largest Tenant, Massachusetts Mutual Life Insurance Company has a one-time right to terminate its lease on the entire seventh floor and/or all or a portion of the ninth floor on August 14, 2021, subject to providing notice no less than nine and no more than 12 months prior any payment of a termination fee equal to the sum of the unamortized portion of costs and expenses paid for by the landlord in connection with the lease, including the cost and expense of the initial construction and any brokerage commission paid by the landlord in connection with the lease in the amount of (x) $249,463 for the seventh floor premises and (y) $396,731 for the ninth floor premises.

With respect to Loan No. 13, 1 Kaiser Plaza, the Largest Tenant, KFHP, has the right to contract its leased space as follows: (i) by up to 140,000 square feet at any time (including up to 100,000 square feet of space located on the 24th floor through the 27th floor (the “High Rise Space”)) with 12 months’ notice and the payment of a contraction fee, except that the tenant may not exercise this option with respect to the High Rise Space prior to March 1, 2018; (ii) with respect to all or any portion of its space located on the ground floor through the 23rd floor at any time on or after February 28, 2023, with 15 months’ notice and the payment of a contraction fee; and (iii) with respect to all or any portion of the High Rise Space at any time after February 28, 2025, with 15 months’ notice and the payment of a contraction fee.

A-1-28

With respect to Loan No. 15, Riverside Center, the Largest Tenant at the property, UnitedHealthcare is subleasing 64,133 square feet to Kaplan Financial Education, 36,975 square feet to SAP America, Inc., 22,466 square feet to D. Weber Restaurant, LLC, 10,843 square feet to Riverside Corporate Wellness, LLC and 543 square feet to D. Weber Restaurant II, LLC.

With respect to Loan No. 16, Salesforce Tower, the Largest Tenant, Salesforce.com, Inc., if the borrower fails to deliver possession to Salesforce of any portion of the 21st or 23rd floors by February 1, 2017, then the tenant has the right to terminate its lease solely with respect to such portions of the 21st and/or the 23rd floor, with written notice at any time prior to the date that such portion is actually delivered to the tenant. If the borrower fails to deliver possession of any portion of the 22nd floor by March 1, 2017, then the tenant has the right to terminate its lease solely with respect to such portion of the 22nd floor, with written notice at any time prior to the date that such portion is actually delivered to the tenant. The 2nd Largest Tenant, JPMorgan Chase Bank, National Association, is subleasing approximately 19,214 square feet to KPMG, 15,231 square feet to Thomas Caterers of Distinction, Inc., 13,335 square feet to Central Indiana Corporate Partnership, Inc., 12,175 square feet to the Greater Indianapolis Chamber of Commerce, Inc. and 6,614 to Indianapolis Downtown, Inc. The 3rd Largest Tenant, Bose McKinney & Evans, LLP, is subleasing approximately 12,527 square feet to Caldwell Vanriper, LLC. In addition, the 4th Largest Tenant, Ernst & Young U.S. LLP, has the right to terminate its lease as of September 30, 2020 with 12 months’ notice and the payment of a termination fee.

With respect to Loan No. 18, 100 East Wisconsin Avenue, the 3rd Largest Tenant, Wells Fargo Bank, N.A., has the right to terminate its lease as of October 31, 2021, with 12 months’ notice and the payment of a termination fee. The tenant also has the option to contract a portion of its space on either the 12th or 14th floors (not to exceed 50% of the rentable area for such floor) as of October 31, 2021, with 12 months’ notice and the payment of a contraction fee. The 4th Largest Tenant, Johnson Bank, has the right to terminate its lease as of April 30, 2018, with 360 days’ notice and the payment of a termination fee.

With respect to Loan No. 22, Westfield San Francisco Centre, the Largest Tenant, San Francisco State University, is subleasing approximately 18,354 square feet to San Francisco Examiner and approximately 18,712 square feet to Westfield Labs (which is an affiliate of the borrower). The sub-leased premises will be subject to the San Francisco State University lease that expires December 31, 2021. In addition, the 2nd Largest Tenant, Crunchyroll, Inc., is subleasing approximately 30,000 square feet to GoPro, Inc. The sublease expires in June 2017. During the sublease period, Crunchyroll, Inc. is required to pay the borrowers, as additional rent, 50% of all rent, additional rent or other consideration paid by GoPro, Inc. to Crunchyroll, Inc. in excess of the rent and additional rent already payable for such space under the prime lease. No additional income in connection with such subleases has been underwritten. In addition, the 4th Largest Tenant, Bespoke, is an affiliate of the borrowers.

With respect to Loan No. 26, Cambridge Office, the 3rd Largest Tenant at the property, AEAI, Inc has the right to terminate its lease at 185 Alewife Brook Parkway, a portion of the mortgaged property, any time after September 30, 2017 upon 120 days’ written notice to the landlord.

With respect to Loan No. 29, The Comeau Building West Palm Beach, the 2nd Largest Tenant at the mortgaged property, Quantuvis, has the ongoing right to terminate its lease at any time after May 14, 2020 upon at least six months’ written notice to the borrower, subject to a termination fee equal to (i) the amortized leasing costs associated with the Quantuvis lease, (ii) 25% of the rent due for the terminated portion of the Quantuvis lease, and (iii) the security deposit and any prepaid rent associated with the Quantuvis lease.

(22)

In certain cases, the Principal / Carveout Guarantor name was shortened for spacing purposes.

With respect to Loan No. 3, Starbucks Center, there is no separate carve-out guarantor and the loan is fully recourse to the borrower. In addition, Nitze-Stagen & Co., Inc., a sponsor affiliate,

A-1-29

agreed to indemnify the lender for any loss, up to $1.0 million, related to the borrower’s failure to comply with environmental laws and/or remediation of the property.

With respect to Loan No. 9, Moffett Gateway, the borrower is permitted to obtain the release of Joseph K. Paul and Jay Paul Revocable Living Trust Dated November 9, 1999, as Amended and Restated on March 19, 2010, on certain terms and conditions in the loan documents, which include, without limitation (i) no event of default has occurred and is then continuing, (ii) such release is permitted by then applicable REMIC requirements and (iii) Paul Guarantor LLC has a net worth of not less than $300,000,000 and liquidity of not less than $20,000,000.

With respect to Loan No. 10, 693 Fifth Avenue, there is no separate Carveout Guarantor, and the related borrower is the sole party responsible for any breaches or violations of the nonrecourse carve-out provisions in the mortgage loan documents or the environmental indemnity.

With respect to Loan No. 22, Westfield San Francisco Centre, the obligations and liabilities of the Principal / Carveout Guarantors under the full recourse carve-out provisions in the loan documents are capped at 10% of the outstanding principal balance of the Westfield San Francisco Centre Whole Loan.

(23)

With respect to Loan No. 1, 9 West 57th Street, the borrowers have pledged both the fee interest in the mortgaged property and the leasehold estate. The borrowers are permitted to terminate the ground lease upon certain terms and conditions in the loan documents which include, without limitation, delivery of a new title policy or an endorsement to the existing title policy, confirmation that all space leases will remain in full force and effect and satisfaction of any REMIC requirements.

With respect to Loan No. 2, 10 Hudson Yards, the borrower, who owns the fee simple interest in the mortgaged property, has entered into (i) a company lease agreement, dated as of August 1, 2016 (the “Company Lease”), between the borrower, as landlord, and the New York City Industrial Development Agency (the “IDA”), as tenant, pursuant to which borrower leased the mortgaged property to the IDA, and (ii) an agency lease agreement, dated as of August 1, 2016 (the “IDA Lease”), between the IDA, as sublandlord, and the borrower, as subtenant, pursuant to which the IDA subleased the mortgaged property to the borrower. The Company Lease and the IDA Lease each have terms expiring on June 30, 2043, approximately 17 years beyond the maturity of the Mortgage Loan, with no extension options. During the term of the IDA Lease, the borrower is required to make payments in lieu of New York City real property taxes (“PILOT”) with respect to the mortgaged property in the amounts set forth in a schedule to the IDA Lease. Real estate taxes were underwritten on the basis of the PILOT payments. The borrower’s obligation to pay PILOT under the IDA Lease is secured by three fee and leasehold PILOT mortgages (collectively, the “PILOT Mortgages”), from the borrower and the IDA in favor of the Hudson Yards Infrastructure Corporation (“HYIC”) in the aggregate principal amount of $475,000,000 encumbering the borrower’s fee interest in the mortgaged property and subtenant’s interest under the IDA Lease and the IDA’s interest under the Company Lease. The liens of the PILOT Mortgages are senior in priority to the Mortgage securing the 10 Hudson Yards Whole Loan. Notwithstanding the foregoing, for purposes of this column, the related borrower’s interest in this mortgage loan is shown as fee (and the temporary lease by IDA is ignored).

With respect to Loan No. 7, Nashville Technology Office Campus, the Nashville Technology Office Campus property was purchased and developed under a structure which confers certain real estate tax benefits on the largest tenant, Dell and its affiliates. In September 1999, The Industrial Development Board of the Metropolitan Government of Nashville & Davidson County (“IDB”) issued revenue bonds (the “Bonds”), which were purchased by Dell Computer Holdings, L.P. (the “Dell Bondholder”). The proceeds of the Bonds were used by the IDB to purchase and develop the Nashville Technology Office Campus property as a “built-to-suit” regional facility for Dell and Dell ground leased the property from the IDB pursuant to a Lease Agreement dated September 28, 1999 (the “Ground Lease”) with an expiration on September 27, 2039. Pursuant to the Ground Lease, Dell pays to IDB amounts sufficient to pay the principal of, the redemption

A-1-30

premium (if any) and the interest on the Bonds as the same become due. The right to receive such payments is assigned to Dell Bondholder resulting in a complete setoff between the affiliated entities. Additionally, the repayment of amounts due under the Bonds to the Dell Bondholder are secured by a mortgage lien on the fee interest in the property (the “Junior Deed of Trust”). The foregoing structure results in the portions of the Nashville Technology Office Campus property which are leased (or subleased) to Dell or its affiliates benefiting from a tax abatement program pursuant to which real estate taxes are abated and Dell makes payments in lieu of taxes in amounts based in part on Dell’s employee count in the mortgaged property. On July 15, 2015 (i) Dell sold its rights under the Ground Lease (which includes a reversionary right in the fee interest whereby upon the termination of the Ground Lease the borrower is required to purchase and the IDB is required to sell the fee interest for $10.00) to the borrower and (ii) the Dell Bondholder sold its rights in the Bonds to an affiliate of the borrower. At the time of sale, Dell leased back 226,779 square feet of the mortgaged property and retained the tax benefits originally conferred on it as part of the IDB structure. Notwithstanding the foregoing, for purposes of this column, the related borrower’s interest in this mortgage loan is shown as fee (and the temporary lease by IDB is ignored).

With respect to Loan No. 17, 100 Oceangate, the mortgage loan is secured in part by a leasehold interest in an area used for parking not required for compliance with zoning pursuant to a ground lease with the City of Long Beach which expires on June 30, 2054.

With respect to Loan No. 19, Shops at Avenue North, the mortgage loan is secured by the borrower’s sub-leasehold interest in the mortgaged property pursuant to a lease (the “Shops Sub-Ground Lease”) with Beech Interplex, Inc., (“Beech”), which entity leases the mortgaged property from the Philadelphia Redevelopment Authority (“PRA”) , as ground lessor (the “Shops Ground Lease”). The Shops Sub-Ground Lease and the Shops Ground Lease have an expiration date of February 16, 2104, with 10 consecutive options to extend the term for five years. A portion of the rent due under the Shops Sub-Ground Lease has been paid by the borrower pursuant to a one-time payment of $1,000,000 to Beech. The borrower’s remaining rent obligations to Beech were transferred by the borrower to the owner of an adjacent parcel (which parcel is also subject to a ground lease with PRA and which parcel is not part of the mortgaged property). As such, the borrower has no ongoing rental obligations pursuant to the Shops Sub-Ground Lease. In the event the assignee of the obligation to pay rent fails to pay rent to Beech, Beech agreed it will not assert a claim against the borrower for any rent amounts owed by such assignee. In the event the borrower or Beech defaults under the Shops Sub-Ground Lease or Shops Ground Lease, respectively, the applicable lessor is required to provide notice to the lender and a reasonable opportunity to cure such default. In addition, if the Shops Sub-Ground Lease is terminated as a result of a default by Beech under the Shops Ground Lease, the PRA is required to enter into a direct lease with the borrower.

With respect to Loan No. 22, Westfield San Francisco Centre, the loan is secured in part by the one of the borrower’s leasehold interests in the portion of the mortgaged property known as San Francisco Centre, constituting approximately 23.4% of the total net rentable area, and by the other borrower’s fee simple interest in the portion of the mortgaged property known as the Emporium, constituting approximately 76.6% of the total net rentable area.

(24)	The classification of the lockbox types is described in the preliminary prospectus. See “Description of the Mortgage Pool – Lockbox Accounts” for further details.

(25)	With respect to Loan No. 8, 60 Madison Avenue, the 60 Madison Avenue Whole Loan will be serviced under the JPMDB 2016-C4 Pooling and Servicing Agreement until such time that the controlling pari passu companion loan is securitized, at which point the 60 Madison Avenue Whole Loan will be serviced under the related pooling and servicing agreement. The initial controlling noteholder is GACC, or an affiliate, as holder of the related controlling pari passu companion loan.

A-1-31

With respect to Loan No. 9, Moffett Gateway, the Moffett Gateway Whole Loan will be serviced under the JPMDB 2016-C4 Pooling and Servicing Agreement until such time that the controlling pari passu companion loan is securitized, at which point the Moffett Gateway Whole Loan will be serviced under the related pooling and servicing agreement. The initial controlling noteholder is JPMCB, or an affiliate, as holder of the related controlling pari passu companion loan.

(26)

Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool—Additional Debt—Mezzanine Indebtedness,” “—Future Mezzanine Debt” and “—Preferred Equity” and “Certain Legal Aspects of the Mortgage Loans” in the preliminary prospectus for information related to mortgage loans with subordinate, mezzanine or other additional debt or preferred equity that permit subordinate, mezzanine or other additional debt in the future.

With respect to Loan No. 2, 10 Hudson Yards, The 10 Hudson Yards Whole Loan includes a B-Note with an original principal balance of $191,900,000 that was contributed to the Hudson Yards 2016-10HY transaction. In addition, a $300,000,000 mezzanine loan was funded concurrently with the origination of the 10 Hudson Yards Whole Loan and thereafter sold to 10HY Mezzanine Lender LLC. The mezzanine loan is coterminous with the 10 Hudson Yards Whole Loan and accrues interest at a fixed per annum rate equal to 4.65000%. An intercreditor agreement is in place with respect to the 10 Hudson Yards Whole Loan and the related mezzanine loan.

With respect to Loan No. 3, Starbucks Center, provided the Anticipated Repayment Date has not yet occurred, the Starbucks Center loan permits either future mezzanine debt (to an affiliate of the borrower) or a future preferred equity investment (in the borrower) provided, among other things, (i) the combined (A) LTV is no more than 48.5%, (B) DSCR is no less than 1.65x and (C) debt yield is no less than 10.5%, (ii) such future indebtedness is (A) coterminous with the Starbucks Center Whole Loan and (B) is conditioned on lender receiving rating agency approval, (iii) with respect to a preferred equity investment, such investment is not secured by any collateral and creates no obligations or liabilities on the part of the borrower and (iv) such junior lender enters into either an intercreditor or recognition agreement, as applicable, with lender.

With respect to Loan No. 4, Fresno Fashion Fair Mall, the loan documents permit the borrower to enter into a Property Assessed Clean Energy (PACE) loan that is repaid through multi-year assessments against the property in an amount not to exceed $10,000,000, subject to the mortgage lender’s consent (which may not be unreasonably withheld, conditioned or delayed) and delivery of a rating agency confirmation. The borrower may also incur personal property purchase money financing and leases up to an aggregate amount of not greater than $2,000,000 (except for equipment leases associated with sustainability and environmental initiatives provided the same do not, in and of themselves, secure an aggregate amount in excess of $5,000,000). See “Description of the Mortgage Pool—Additional Debt—Other Secured Indebtedness” in the preliminary prospectus for additional information.

With respect to Loan No. 23, Lake Pointe Corporate Center, additional future mezzanine debt is permitted provided, among other things, (i) the combined (A) LTV is no more than 74.9%, (B) DSCR is no less than 1.35x and (C) debt yield is no less than 8.0% (ii) is secured only by collateral which is not collateral for the Lake Pointe Corporate Center Loan, (iii) creates no additional liens on any portion of mortgaged property, and (iv) has a term coterminous with the mortgage loan.

A-1-32

ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-2

Trust Cut-off Date Balances

						Weighted Averages

Trust Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV Ratio(2)(4)	LTV Ratio at Maturity/ARD(1)(2)(3)(4)
$2,497,497	-	$9,999,999	6	$39,076,633	3.5%	4.59698%	118	1.67x	10.7%	65.6%	54.2%
$10,000,000	-	$19,999,999	7	106,352,212	9.5	4.72535%	119	1.61x	11.1%	65.9%	54.3%
$20,000,000	-	$24,999,999	3	67,529,000	6.0	3.79181%	118	2.26x	11.0%	60.8%	53.1%
$25,000,000	-	$49,999,999	13	458,326,603	40.8	3.99757%	119	1.76x	10.1%	59.6%	52.1%
$50,000,000	-	$80,000,000	7	453,094,309	40.3	3.47016%	118	2.71x	10.8%	48.4%	44.9%
Total / Wtd. Avg:			36	$1,124,378,757	100.0%	3.86235%	119	2.16x	10.6%	56.0%	49.6%

Mortgage Rates

						Weighted Averages

Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV Ratio(2)(4)	LTV Ratio at Maturity/ARD(1)(2)(3)(4)
2.85950%	-	3.99999%	14	$672,841,402	59.8%	3.50076%	119	2.46x	10.5%	50.0%	45.0%
4.00000%	-	4.49999%	12	306,888,771	27.3	4.21641%	118	1.71x	10.1%	64.2%	57.2%
4.50000%	-	4.99999%	8	124,151,086	11.0	4.73543%	119	1.76x	12.2%	66.7%	54.2%
5.00000%	-	5.25000%	2	20,497,497	1.8	5.14286%	115	1.25x	8.8%	65.3%	56.5%
Total / Wtd. Avg:			36	$1,124,378,757	100.0%	3.86235%	119	2.16x	10.6%	56.0%	49.6%

Original Term to Maturity/ARD in Months(1)

				Weighted Averages

Original Term to Maturity/ARD in Months	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV Ratio(2)(4)	LTV Ratio at Maturity/ARD(1)(2)(3)(4)
120	35	$1,081,378,757	96.2%	3.88394%	118	2.17x	10.5%	56.4%	50.0%
126	1	43,000,000	3.8	3.31940%	125	1.95x	11.9%	46.3%	39.3%
Total / Wtd. Avg:	36	$1,124,378,757	100.0%	3.86235%	119	2.16x	10.6%	56.0%	49.6%

Remaining Term to Maturity/ARD in Months(1)

						Weighted Averages

Remaining Term to Maturity/ARD in Months			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV Ratio(2)(4)	LTV Ratio at Maturity/ARD(1)(2)(3)(4)
115	-	125	36	$1,124,378,757	100.0%	3.86235%	119	2.16x	10.6%	56.0%	49.6%
Total / Wtd. Avg:			36	$1,124,378,757	100.0%	3.86235%	119	2.16x	10.6%	56.0%	49.6%

A-2-1

ANNEX A-2

Original Amortization Term in Months

				Weighted Averages

Original Amortization Term in Months	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV Ratio(2)(4)	LTV Ratio at Maturity/ARD(1)(2)(3)(4)
Interest Only	8	$420,629,000	37.4%	3.40838%	118	3.09x	11.0%	40.5%	40.5%
300	2	52,500,000	4.7	4.13381%	117	1.25x	8.2%	51.7%	40.0%
360	26	651,249,757	57.9	4.13368%	119	1.63x	10.4%	66.3%	56.2%
Total / Wtd. Avg:	36	$1,124,378,757	100.0%	3.86235%	119	2.16x	10.6%	56.0%	49.6%

Remaining Amortization Term in Months

						Weighted Averages

Remaining Amortization Term in Months			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV Ratio(2)(4)	LTV Ratio at Maturity/ARD(1)(2)(3)(4)
Interest Only			8	$420,629,000	37.4%	3.40838%	118	3.09x	11.0%	40.5%	40.5%
300	-	300	2	52,500,000	4.7	4.13381%	117	1.25x	8.2%	51.7%	40.0%
357	-	360	26	651,249,757	57.9	4.13368%	119	1.63x	10.4%	66.3%	56.2%
Total / Wtd. Avg:			36	$1,124,378,757	100.0%	3.86235%	119	2.16x	10.6%	56.0%	49.6%

Amortization Types

				Weighted Averages

Amortization Types	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV Ratio(2)(4)	LTV Ratio at Maturity/ARD(1)(2)(3)(4)
IO-Balloon	15	$461,860,000	41.1%	4.02106%	119	1.52x	9.5%	64.6%	55.9%
Interest Only	7	355,629,000	31.6	3.38725%	118	3.08x	10.8%	42.3%	42.3%
Balloon	13	241,889,757	21.5	4.34874%	119	1.75x	11.8%	66.4%	53.2%
ARD-Interest Only	1	65,000,000	5.8	3.52400%	119	3.16x	12.3%	30.9%	30.9%
Total / Wtd. Avg:	36	$1,124,378,757	100.0%	3.86235%	119	2.16x	10.6%	56.0%	49.6%

Partial Interest Only Periods

						Weighted Averages

Partial Interest Only Periods			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV Ratio(2)(4)	LTV Ratio at Maturity/ARD(1)(2)(3)(4)
12	-	12	2	$38,000,000	3.4%	4.24837%	119	1.45x	9.5%	73.8%	60.9%
13	-	24	4	111,600,000	9.9	4.22377%	118	1.29x	8.2%	57.8%	48.1%
25	-	36	6	189,260,000	16.8	4.03583%	119	1.56x	9.5%	70.7%	61.3%
37	-	60	2	73,000,000	6.5	3.43883%	123	1.80x	11.0%	53.8%	47.1%
61	-	84	1	50,000,000	4.4	4.19000%	119	1.52x	9.7%	65.2%	61.9%
Total / Wtd. Avg:			15	$461,860,000	41.1%	4.02106%	119	1.52x	9.5%	64.6%	55.9%

Underwritten Net Cash Flow Debt Service Coverage Ratios(2)(3)

						Weighted Averages

Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV Ratio(2)(4)	LTV Ratio at Maturity/ARD(1)(2)(3)(4)
1.00x	-	1.24x	3	$71,297,497	6.3%	4.18859%	117	1.08x	6.9%	56.6%	46.9%
1.25x	-	1.74x	16	370,454,475	32.9	4.16555%	119	1.49x	9.5%	69.2%	59.6%
1.75x	-	2.24x	10	349,097,785	31.0	3.97494%	119	1.95x	11.3%	59.2%	51.3%
2.25x	-	2.74x	3	85,000,000	7.6	3.96444%	119	2.33x	11.0%	55.6%	53.5%
2.75x	-	4.18x	4	248,529,000	22.1	3.12376%	118	3.69x	12.0%	31.6%	31.6%
Total / Wtd. Avg:			36	$1,124,378,757	100.0%	3.86235%	119	2.16x	10.6%	56.0%	49.6%

A-2-2

ANNEX A-2

Cut-off Date LTV Ratios(2)(4)

						Weighted Averages

Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV Ratio(2)(4)	LTV Ratio at Maturity/ARD(1)(2)(3)(4)
29.8%	-	49.9%	9	$391,226,497	34.8%	3.38702%	118	2.97x	11.2%	37.1%	34.8%
50.0%	-	59.9%	3	135,000,000	12.0	3.73131%	119	2.25x	9.4%	55.5%	55.5%
60.0%	-	64.9%	4	95,455,761	8.5	4.35434%	119	1.73x	11.7%	63.2%	53.3%
65.0%	-	69.9%	12	296,644,287	26.4	4.17782%	118	1.69x	10.8%	67.5%	57.0%
70.0%	-	74.9%	8	206,052,212	18.3	4.16863%	119	1.44x	9.2%	72.3%	61.3%
Total / Wtd. Avg:			36	$1,124,378,757	100.0%	3.86235%	119	2.16x	10.6%	56.0%	49.6%

LTV Ratio at Maturity/ARD(1)(2)(3)(4)

						Weighted Averages

Maturity/ARD Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV Ratio(2)(4)	LTV Ratio at Maturity/ARD(1)(2)(3)(4)
29.8%	-	44.9%	8	$354,126,497	31.5%	3.30813%	119	3.05x	11.3%	36.2%	33.7%
45.0%	-	49.9%	1	37,100,000	3.3	4.14000%	116	2.16x	10.7%	45.8%	45.8%
50.0%	-	54.9%	8	215,018,163	19.1	4.10803%	119	1.91x	11.6%	62.0%	51.6%
55.0%	-	59.9%	13	323,834,097	28.8	4.13677%	119	1.78x	9.9%	65.8%	58.4%
60.0%	-	64.9%	6	194,300,000	17.3	4.09021%	119	1.44x	9.2%	70.9%	62.2%
Total / Wtd. Avg:			36	$1,124,378,757	100.0%	3.86235%	119	2.16x	10.6%	56.0%	49.6%

Type of Mortgaged Properties

				Weighted Averages

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Occupancy	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV Ratio(2)(4)	LTV Ratio at Maturity/ARD(1)(2)(3)(4)

Office
CBD	10	$434,182,345	38.6%	87.4%	2.66x	11.1%	49.8%	45.5%
Suburban	5	154,600,000	13.7	99.2%	1.67x	10.6%	60.5%	53.3%
Subtotal:	15	$588,782,345	52.4%	90.5%	2.40x	11.0%	52.6%	47.5%

Retail
Anchored	3	$94,848,510	8.4%	94.9%	1.47x	9.2%	70.9%	59.9%
Super Regional Mall	1	60,000,000	5.3	88.2%	2.14x	8.1%	57.5%	57.5%
Unanchored	5	21,750,000	1.9	98.8%	1.42x	9.2%	71.7%	59.2%
Subtotal:	9	$176,598,510	15.7%	93.1%	1.69x	8.8%	66.4%	59.0%

Mixed Use
Office/Retail	1	$65,000,000	5.8%	93.0%	3.16x	12.3%	30.9%	30.9%
Retail/Office	1	42,500,000	3.8	57.1%	1.00x	6.4%	47.6%	37.4%
Super Regional Mall/Office	1	23,529,000	2.1	95.6%	3.68x	13.1%	35.5%	35.5%
Retail/Multifamily	1	2,497,497	0.2	100.0%	1.21x	8.4%	38.4%	31.9%
Subtotal:	4	$133,526,497	11.9%	82.2%	2.53x	10.5%	37.2%	33.8%

Hotel
Full Service	4	$107,103,114	9.5%	83.4%	1.86x	12.2%	64.9%	54.4%
Extended Stay	1	15,982,269	1.4	86.3%	1.83x	13.0%	71.3%	58.4%
Limited Service	1	10,000,000	0.9	77.1%	2.29x	15.8%	69.0%	51.3%
Subtotal:	6	$133,085,382	11.8%	83.2%	1.89x	12.5%	66.0%	54.6%

Multifamily
Student	1	$33,500,000	3.0%	97.2%	1.38x	8.3%	70.2%	59.4%
Garden	1	26,300,000	2.3	95.0%	1.19x	7.5%	72.9%	63.7%
High Rise	1	7,630,262	0.7	94.9%	1.69x	10.5%	69.4%	56.0%
Subtotal:	3	$67,430,262	6.0%	96.1%	1.34x	8.2%	71.2%	60.7%

Industrial
Flex	1	$18,000,000	1.6%	100.0%	1.26x	8.8%	69.0%	59.9%
Subtotal:	1	$18,000,000	1.6%	100.0%	1.26x	8.8%	69.0%	59.9%

Manufactured Housing	4	$6,955,761	0.6%	81.6%	1.54x	10.1%	64.4%	52.8%
Subtotal:	4	$6,955,761	0.6%	81.6%	1.54x	10.1%	64.4%	52.8%

Total / Wtd. Avg:	42	$1,124,378,757	100.0%	89.5%	2.16x	10.6%	56.0%	49.6%

A-2-3

ANNEX A-2

Mortgaged Properties by Location

				Weighted Averages

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Occupancy	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV Ratio(2)(4)	LTV Ratio at Maturity/ARD(1)(2)(3)(4)
California	7	$253,789,000	22.6%	91.9%	2.08x	10.3%	55.2%	51.2%
New York	5	249,997,497	22.2	78.2%	3.09x	10.3%	37.5%	35.7%
Indiana	3	114,394,309	10.2	92.1%	1.85x	11.3%	66.5%	57.3%
Tennessee	3	92,992,084	8.3	92.2%	1.70x	11.3%	64.0%	56.8%
Wisconsin	3	85,718,093	7.6	93.4%	1.65x	10.3%	69.1%	57.2%
Washington	1	65,000,000	5.8	93.0%	3.16x	12.3%	30.9%	30.9%
North Carolina	2	62,659,631	5.6	93.9%	1.46x	9.1%	71.8%	61.7%
Georgia	4	51,358,735	4.6	92.4%	1.56x	9.9%	70.2%	57.8%
Florida	2	30,769,943	2.7	94.0%	1.47x	10.6%	67.0%	54.7%
Pennsylvania	1	27,048,510	2.4	100.0%	1.43x	9.0%	69.9%	56.0%
Utah	1	20,000,000	1.8	99.9%	1.47x	9.6%	74.9%	64.9%
Massachusetts	1	17,600,000	1.6	95.9%	1.87x	11.8%	47.6%	40.1%
Michigan	1	15,982,269	1.4	86.3%	1.83x	13.0%	71.3%	58.4%
Texas	2	15,380,262	1.4	95.7%	1.65x	10.3%	68.5%	55.2%
Nevada	1	7,800,000	0.7	86.7%	1.59x	10.3%	67.8%	59.2%
Ohio	1	6,443,114	0.6	68.0%	2.11x	13.6%	67.8%	55.8%
Alabama	3	4,933,438	0.4	87.5%	1.54x	10.1%	64.4%	52.8%
South Carolina	1	2,511,873	0.2	100.0%	1.32x	8.7%	73.9%	61.8%

Total / Wtd. Avg:	42	$1,124,378,757	100.0%	89.5%	2.16x	10.6%	56.0%	49.6%

Prepayment Protection

				Weighted Averages

Prepayment Protection	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV Ratio(2)(4)	LTV Ratio at Maturity/ARD(1)(2)(3)(4)
Defeasance(5)	26	$865,699,146	77.0%	3.81246%	119	2.27x	11.0%	54.8%	48.5%
Yield Maintenance	8	175,150,611	15.6	4.26621%	118	1.41x	8.7%	64.2%	54.1%
Defeasance or Yield Maintenance(5)	2	83,529,000	7.4	3.53263%	119	2.57x	9.5%	51.3%	51.3%
Total / Wtd. Avg:	36	$1,124,378,757	100.0%	3.86235%	119	2.16x	10.6%	56.0%	49.6%

Loan Purpose

				Weighted Averages

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV Ratio(2)(4)	LTV Ratio at Maturity/ARD(1)(2)(3)(4)
Refinance	23	$666,523,241	59.3%	3.88703%	119	2.14x	10.6%	55.7%	49.0%
Acquisition	10	280,755,516	25.0	4.07640%	118	1.63x	10.2%	64.1%	54.4%
Recapitalization	3	177,100,000	15.8	3.43016%	118	3.07x	10.8%	43.9%	43.9%
Total / Wtd. Avg:	36	$1,124,378,757	100.0%	3.86235%	119	2.16x	10.6%	56.0%	49.6%

(1) In the case of Loan No. 3, which has an anticipated repayment date, Stated Remaining Term (Mos.), Original Term to Maturity/ARD in Months, Remaining Term to Maturity/ARD in Months and LTV Ratio at Maturity/ARD are as of the related anticipated repayment date.

(2) In the case of Loan Nos. 1, 2, 3, 4, 8, 9, 10, 13, 16, 18 and 22, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2, 9 and 22, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD calculations exclude the related Subordinate Companion Loan(s).

(3) In the case of Loan No. 9, the UW NCF DSCR and LTV Ratio at Maturity/ARD is calculated using the average of principal and interest payments over the first 12 months following the expiration of the interest-only period based on the assumed principal payment schedule provided on Annex G to the Preliminary Prospectus.

(4) In the case of Loan Nos. 2, 6, 9, 11, 16, 18, 19, 28.04, 32 and 33, the Cut-off Date LTV Ratio and the LTV Ratio at Maturity/ARD are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

(5) In the case of Loan Nos. 4, 9, 16 and 22, in each case, the loan documents permit the borrower(s) to repay the related loan with a yield maintenance premium in the event the defeasance lockout period has not expired after certain dates.

A-2-4

ANNEX A-3

DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS

A-3-1

ANNEX A-3	JPMDB 2016-C4

9 West 57th Street

A-3-2

ANNEX A-3	JPMDB 2016-C4

9 West 57th Street

A-3-3

ANNEX A-3	JPMDB 2016-C4

9 West 57th Street

A-3-4

ANNEX A-3	JPMDB 2016-C4

9 West 57th Street

A-3-5

ANNEX A-3	JPMDB 2016-C4

9 West 57th Street

Mortgage Loan Information
Mortgage Loan Seller:	JPMCB

Original Principal Balance(2):	$80,000,000
Cut-off Date Principal Balance(2):	$80,000,000
% of Pool by IPB:	7.1%
Loan Purpose:	Refinance
Borrowers:	Solow Building Company II, L.L.C.
and Solovieff Realty Co. II, L.L.C.
Sponsor:	Sheldon H. Solow
Interest Rate:	2.85950%
Note Date:	8/30/2016
Maturity Date:	9/1/2026
Interest-only Period:	120 months
Original Term:	120 months
Original Amortization:	None
Amortization Type:	Interest Only
Call Protection(3):	L(26),Def(87),O(7)
Lockbox:	CMA
Additional Debt:	Yes
Additional Debt Balance:	$933,724,000 / $186,276,000
Additional Debt Type:	Pari Passu / Subordinate Debt

Escrows and Reserves(5)
	Initial	Monthly	Initial Cap
Taxes:	$9,417,640	$3,139,213	N/A
Insurance:	$264,333	$88,111	N/A
Replacement Reserves:	$0	$61,615	$2,500,000
TI/LC:	$25,000,000	Springing	$25,000,000
Other:	$29,811,518	$0	N/A

Property Information
Single Asset / Portfolio:	Single Asset
Title:	Fee / Leasehold
Property Type - Subtype:	Office – CBD
Net Rentable Area (SF):	1,680,218
Location:	New York, NY
Year Built / Renovated:	1972 / N/A
Occupancy:	63.5%
Occupancy Date:	6/1/2016
Number of Tenants:	26
2013 NOI(4):	$60,972,979
2014 NOI(4):	$67,687,210
2015 NOI(4):	$85,164,572
TTM NOI (as of 6/2016)(4):	$97,014,333
UW Economic Occupancy:	66.9%
UW Revenues:	$166,714,099
UW Expenses:	$58,877,243
UW NOI(4):	$107,836,855
UW NCF:	$107,098,067
Appraised Value / Per SF:	$3,400,000,000 / $2,024
Appraisal Date:	7/28/2016

Financial Information(2)
	Pari Passu Debt	Whole Loan
Cut-off Date Loan / SF:	$603	$714
Maturity Date Loan / SF:	$603	$714
Cut-off Date LTV:	29.8%	35.3%
Maturity Date LTV:	29.8%	35.3%
UW NCF DSCR:	3.64x	3.08x
UW NOI Debt Yield:	10.6%	9.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(2)	$1,200,000,000	100.0%	Payoff Existing Debt	$630,769,032	52.6%
			Return of Equity	484,972,507	40.4
			Upfront Reserves	64,493,490	5.4
			Closing Costs	19,764,970	1.6
Total Sources	$1,200,000,000	100.0%	Total Uses	$1,200,000,000	100.0%

(1)	Moody’s, Fitch and KBRA have confirmed that the 9 West 57th Street loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.
(2)	The 9 West 57th Street loan is part of a whole loan evidenced by six pari passu notes and one subordinate note with an aggregate original principal balance as of the Cut-off Date of $1.2 billion. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $1.2 billion 9 West 57th Street Whole Loan, as defined in “The Loan” below.
(3)	The lockout period will be at least 26 payments beginning with and including the first payment date of October 1, 2016. Defeasance of the full $1.2 billion 9 West 57th Street Whole Loan is permitted at any time after the earlier to occur of (A) two years after the closing date of the final REMIC that holds any note evidencing the 9 West 57th Street Whole Loan or (B) the third anniversary of the origination date.
(4)	The increase in NOI from 2013 to 2014 is primarily due to an increase in occupancy from 50.9% to 63.5%. The increase in NOI from 2014 to 2015 is primarily due to an increase in occupancy from 63.5% to 67.3% and an increase in in-place weighted average base rent per square foot from approximately $97.86 to approximately $113.98 per square foot. The increase in NOI from 2015 to TTM is primarily due to an increase in in-place weighted average base rent from approximately $113.98 to approximately $127.10 per square foot. The increase in NOI from TTM to UW is primarily due to the inclusion of tenants who have signed leases but have not begun paying rent including Zimmer Partners LP (20,100 square feet) and Seven Bridges Advisors LLC (7,560 square feet).
(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

A-3-6

ANNEX A-3	JPMDB 2016-C4

9 West 57th Street

The Loan. The 9 West 57th Street loan is secured by a first mortgage lien on the borrowers’ fee and leasehold interests in a 50-story, 1,680,218 square foot office building located on West 57th Street in Manhattan between 5th and 6th Avenues. The building is near the 5th Avenue retail corridor and across the street from the Plaza Hotel within the Plaza District submarket. The whole loan has an outstanding principal balance as of the Cut-off Date of $1.2 billion (the “9 West 57th Street Whole Loan”), and is comprised of (i) one senior note with an outstanding principal balance as of the Cut-off Date of $80.0 million, (ii) five pari passu senior companion notes (also pari passu with respect to the 9 West 57th Street loan) with an aggregate outstanding principal balance as of the Cut-off Date of approximately $933.7 million (the “9 West 57th Street Pari Passu Companion Loans”) and (iii) one subordinate note with an outstanding principal balance as of the Cut-off Date of approximately $186.3 million (the “9 West 57th Street Subordinate Companion Loan”), each as described below. The 9 West 57th Street loan and each of the 9 West 57th Street Pari Passu Companion Loans are pari passu in right of payment with each other and are generally senior in right of payment to the 9 West 57th Street Subordinate Companion Loan as and to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The 9 West 57th Street Whole Loan” in the Preliminary Prospectus. The senior note A-1 and the 9 West 57th Street Subordinate Companion Loan were contributed to the JPMCC 2016-NINE securitization trust, a private CMBS securitization pursuant to which the 9 West 57th Street loan is serviced and administered. The 9 West 57th Street Whole Loan has a 10-year term and is interest-only for the entire term. The previously existing debt was securitized in the COMM 2012-9W57 securitization.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$670,724,000	$670,724,000	JPMCC 2016-NINE	No
A-2	100,000,000	100,000,000	JPMCC 2016-JP3	No
A-3-A	50,000,000	50,000,000	Privately Sold	No
A-3-B	50,000,000	50,000,000	Privately Sold	No
A-4	80,000,000	80,000,000	JPMDB 2016-C4	No
A-5	63,000,000	63,000,000	JPMCB	No
B-1	186,276,000	186,276,000	JPMCC 2016-NINE	No
Total	$1,200,000,000	$1,200,000,000

The Borrowers. The borrowing entities for the 9 West 57th Street Whole Loan are Solow Building Company II, L.L.C. and Solovieff Realty Co. II, L.L.C., each a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor of the borrowers is Sheldon H. Solow who has been an owner and developer of commercial and residential properties in New York since 1950 and has owned the property since developing it in 1972. Sheldon H. Solow has a real estate portfolio consisting of approximately 18 commercial and residential properties in New York City, including 265 East 66th Street, One East River Place and 419 East 60th Street. Solow has shown his commitment to the property by periodically upgrading and improving it over a period of more than 40 years in order to attract top tier tenants.

The Property. 9 West 57th Street consists of 50 stories with 47 office levels and three subterranean levels that contain a mix of retail, storage and service areas as well as a 285-space parking garage. The full-service restaurant, Brasserie 8 ½, is located on the first subterranean level. According to the appraisal, the property is an iconic trophy office property and is widely perceived as being one of the top three office buildings in New York City due to its excellent Plaza District location, quality tenancy and unobstructed Central Park views from the 27th floor and above. As of June 1, 2016, the property was leased to 26 tenants, including a number of institutional quality tenants. 9 West 57th Street serves as headquarters’ locations for Kohlberg, Kravis, Roberts & Co. (“KKR”), Chanel Inc. (“Chanel”), Apollo Management Holdings, L.P. (“Apollo”), Och Ziff Management LP, Tiger Global Management LLC and Ruane, Cunniff & Goldfarb Inc. The property commands some of the highest per square foot office rents in Manhattan with certain higher floor in-place rents exceeding $200 per square foot. The property was 63.5% occupied as of June 1, 2016, considerably below the Plaza District market occupancy of 89.9%, which presents the opportunity for improvement in the debt yield and debt service coverage ratio if the property’s occupancy increases during the loan term. The sponsor is marketing the approximately 600,000 square feet of vacant space at the property.

The property’s largest tenant is KKR, a global investment firm headquartered at the property, which leases 11.7% of the net rentable area through December 2020 across seven floors. KKR has over $131.0 billion of assets under management with over 800 employees. The second largest tenant, Chanel, leases 11.0% of the net rentable area through May 2031. Chanel is a French designer of women’s luxury fashion items and the property serves as its United States headquarters. The Chanel brand had over $5.2 billion in revenues in 2016 and over 12,760 employees. The third largest tenant, Apollo, leases 6.6% of the net rentable area through April 2020. Apollo is a global alternative asset manager with a value-oriented investment strategy in private equity, credit and real estate. As of 2016, Apollo had $173 billion of assets under management and is also headquartered at the property.

A-3-7

ANNEX A-3	JPMDB 2016-C4

9 West 57th Street

The property is located in the Plaza District in Midtown Manhattan and in close proximity to the Plaza Hotel, 5th Avenue, the Museum of Modern Art, Rockefeller Center, Carnegie Hall, Radio City Music Hall, Columbus Circle and Grand Central Terminal. Midtown Manhattan is home to numerous national and multinational corporations, such as The Blackstone Group, Bloomberg L.P., Estée Lauder, JPMorgan Chase and NBC. The surrounding area has a number of luxury hotels, including The Four Seasons, The Peninsula, The Plaza and The St. Regis. The property is located along “Billionaire’s Row” which includes several luxury residential condominium developments such as One57, 432 Park, 220 Central Park South and 111 West 57th Street. Certain residential condominium units along “Billionaire’s Row” have sold for more than $9,000 per square foot.

As of the second quarter of 2016, the Plaza District submarket reported an overall vacancy rate of 10.1% and overall average asking rents of $128.36 per square foot. The appraisal identified four comparable Class A trophy office buildings including the Seagram Building (375 Park Avenue), 667 Madison Avenue, the GM Building (767 5th Avenue) and Lever House (390 Park Avenue) with current asking rents ranging from $125 per square foot to $220 per square foot which is in-line with the property.

Historical and Current Occupancy(1)
2013(2)	2014(2)	2015(2)	Current(3)
50.9%	63.5%	67.3%	63.5%

(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	The increase in 2014 occupancy from 2013 is primarily driven by leases signed with SHL Investment Group (USA), Inc. and Benefit Street Partners. The increase in 2015 occupancy from 2014 is primarily driven by leases signed with Tiger Global Management LLC, Qatar Investment Authority Advisory USA Inc. and Veritas Capital Fund Management, LLC.
(3)	Current Occupancy is as of June 1, 2016.

Tenant Summary (1)
			Net	% of	Base	% of Total	Lease
	Retail / Office	Ratings(2)	Rentable	Total	Rent	Base	Expiration
Tenant	Component	Moody’s/S&P/Fitch	Area (SF)	NRA	PSF	Rent	Date
Kohlberg, Kravis, Roberts & Co.(3)	Office	NA / A / A	196,124	11.7%	$121.48	16.1%	12/31/2020
Chanel Inc. (4)	Office	NA / NA / NA	185,120	11.0%	$119.07	14.9%	5/31/2031
Apollo Management Holdings, L.P. (5)	Office	NA / A / A-	111,194	6.6%	$167.17	12.6%	4/30/2020
Och Ziff Management LP	Office	NA / NA / NA	95,200	5.7%	$180.18	11.6%	12/31/2029
Providence Equity LLC (6)	Office	NA / NA / NA	51,145	3.0%	$204.62	7.1%	Various
Tiger Global Management LLC	Office	NA / NA / NA	43,490	2.6%	$171.20	5.0%	7/31/2024
Silver Lake Management Co., LLC	Office	NA / NA / NA	31,800	1.9%	$195.00	4.2%	2/9/2019
Coatue Management LLC	Office	NA / NA / NA	31,000	1.8%	$125.00	2.6%	5/31/2023
40 North Industries LLC	Office	NA / NA / NA	28,620	1.7%	$167.32	3.2%	1/31/2022
Ruane, Cunniff & Goldfarb Inc.	Office	NA / NA / NA	26,920	1.6%	$191.00	3.5%	5/31/2025
(1)	Based on the underwritten rent roll dated June 1, 2016.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Kohlberg, Kravis, Roberts & Co., has recently purchased approximately 343,000 square feet at Hudson Yards, an office development in West Midtown, Manhattan. There can be no assurance that KKR will not vacate the property upon lease expiration in December 2020. Excluding KKR from the in-place underwritten base rent, the UW NCF DSCR based on UW NCF is equal to 2.30x.
(4)	Chanel Inc.’s storage lease for 7,800 square feet expires March 31, 2031.
(5)	13,600 square feet of Apollo Management Holdings, L.P.’s office lease expires April 15, 2020. Apollo Management Holdings L.P.’s 2,294 square foot storage lease also expires April 15, 2020.
(6)	The 51,145 square foot space also includes space leased to Benefit Street Partners, an affiliate of Providence Equity LLC. Providence Equity LLC’s lease for 32,800 square feet expires March 15, 2019. Benefit Street Partners’ lease for 18,345 square feet expires September 30, 2025. Benefit Street Partners has the right to terminate its lease as of September 1, 2022, with at least 12 months’ notice and the payment of a termination fee approximately equal to the sum of (i) an amount equal to four months of base rent and (ii) any unamortized brokerage commissions paid by the landlord on account of the lease.

A-3-8

ANNEX A-3	JPMDB 2016-C4

9 West 57th Street

Lease Rollover Schedule(1)

						Cumulative
		Net			% of	Net	Cumulative		Cumulative
	Number of	Rentable			Base	Rentable	% of	Cumulative	% of Base
	Leases	Area	% of NRA	Base Rent	Rent	Area	NRA	Base Rent	Rent
Year	Expiring	Expiring	Expiring	Expiring	Expiring	Expiring	Expiring	Expiring	Expiring
Vacant	NAP	613,310	36.5%	NAP	NAP	613,310	36.5%	NAP	NAP
2016	0	0	0.0	$0	0.0%	613,310	36.5%	$0	0.0%
2017	0	0	0.0	0	0.0	613,310	36.5%	$0	0.0%
2018	0	0	0.0	0	0.0	613,310	36.5%	$0	0.0%
2019	2	64,600	3.8	13,089,000	8.8	677,910	40.3%	$13,089,000	8.8%
2020	3	308,618	18.4	42,632,981	28.8	986,528	58.7%	$55,721,981	37.7%
2021	2	31,500	1.9	5,109,900	3.5	1,018,028	60.6%	$60,831,881	41.1%
2022	2	30,020	1.8	5,204,730	3.5	1,048,048	62.4%	$66,036,611	44.6%
2023	2	64,730	3.9	6,827,514	4.6	1,112,778	66.2%	$72,864,125	49.2%
2024	3	65,140	3.9	10,046,735	6.8	1,177,918	70.1%	$82,910,860	56.0%
2025	4	77,395	4.6	14,301,223	9.7	1,255,313	74.7%	$97,212,083	65.7%
2026 & Beyond	8	424,905	25.3	50,783,105	34.3	1,680,218	100.0%	$147,995,188	100.0%
Total	26	1,680,218	100.0%	$147,995,188	100.0%

(1)	Based on the underwritten rent roll dated June 1, 2016 and includes rent steps through September 2017.

Operating History and Underwritten Net Cash Flow
						Per
						Square
	2013	2014	2015	TTM(1)	Underwritten	Foot	%(2)
Rents in Place	$96,419,788	$104,395,474	$128,865,929	$141,867,688	$147,995,188	$88.08	59.4%
Vacant Income	0	0	0	0	82,518,645	49.11	33.1
Gross Potential Rent	$96,419,788	$104,395,474	$128,865,929	$141,867,688	$230,513,833	$137.19	92.5%
Total Reimbursements	18,367,753	20,686,585	18,213,824	17,863,714	16,775,136	9.98	6.7
Percentage Rent Income	1,960,765	2,011,104	1,649,779	1,754,505	1,943,774	1.16	0.8
Net Rental Income	$116,748,306	$127,093,163	$148,729,532	$161,485,907	$249,232,744	$148.33	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(82,518,645)	(49.11)	(33.1)
Other Income	0	0	0	0	0	0	0.0
Effective Gross Income	$116,748,306	$127,093,163	$148,729,532	$161,485,907	$166,714,099	$99.22	66.9%
Total Expenses	$55,775,327	$59,405,953	$63,564,960	$64,471,574	$58,877,243	$35.04	35.3%
Net Operating Income(3)(4)(5)(6)	$60,972,979	$67,687,210	$85,164,572	$97,014,333	$107,836,855	$64.18	64.7%
Total TI/LC, Capex/RR	0	0	0	0	738,788	0.44	0.4
Net Cash Flow	$60,972,979	$67,687,210	$85,164,572	$97,014,333	$107,098,067	$63.74	64.2%

(1)	TTM Column represents the trailing 12-month period ending June 30, 2016.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	The increase in Net Operating Income from 2013 to 2014 is primarily due to an increase in occupancy from 50.9% to 63.5%.
(4)	The increase in Net Operating Income from 2014 to 2015 is primarily due to an increase in occupancy from 63.5% to 67.3% and an increase in in-place weighted average base rent per square foot from approximately $97.86 to approximately $113.98 per square foot.
(5)	The increase in Net Operating Income from 2015 to TTM is primarily due to an increase in in-place weighted average base rent from approximately $113.98 to approximately $127.10 per square foot.
(6)	The increase in Net Operating Income from TTM to Underwritten is primarily due to the inclusion of tenants who have signed leases but have not begun paying rent including Zimmer Partners LP (20,100 square feet) and Seven Bridges Advisors LLC (7,560 square feet).

Property Management. The property is managed by Solow Management Corp., an affiliate of the borrowers, under a management agreement that is renewed annually.

Escrows and Reserves. At origination, the borrowers deposited $25,000,000 for future tenant improvements and leasing commissions, $16,462,228 for outstanding free rent related to seven tenants at the property, $13,061,790 for outstanding tenant improvements and leasing commissions related to 10 tenants at the property, $9,417,640 for real estate taxes, $287,500 for required repairs and $264,333 for insurance reserves.

Tax Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of annual estimated tax payments, which currently equates to $3,139,213.

A-3-9

ANNEX A-3	JPMDB 2016-C4

9 West 57th Street

Insurance Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual insurance premiums, which currently equates to $88,111.

Replacement Reserves - On a monthly basis, the borrowers are required to escrow $61,615 (approximately $0.44 per square foot annually) for ongoing replacement reserves. The replacement reserve is subject to a cap of $2,500,000 (approximately $1.49 per square foot).

TI/LC Reserves - If the amount on deposit in the TI/LC reserve falls below the initial deposit of $25,000,000, on a monthly basis, the borrowers are required to escrow approximately $420,055 (approximately $3.00 per square foot annually) for tenant improvements and leasing commissions, unless, (i) the debt service coverage ratio (as calculated in the loan documents) is equal to or greater than 2.50x, (ii) the balance of the reserve account is equal to or greater than $15,000,000, and (iii) the property is occupied by tenants under leases demising no less than 65.0% of the total rentable square footage. The TI/LC reserve is subject to a cap of $25,000,000 (approximately $14.88 per square foot).

Lockbox / Cash Management. The 9 West 57th Street Whole Loan is structured with a CMA lockbox. The borrowers were required at origination to deliver tenant direction letters instructing all tenants to deposit rents into a lockbox account controlled by the lender. All funds in the lockbox account will be swept daily into the borrowers’ operating account, unless a Trigger Period (as defined below) is continuing, in which event such funds will be swept on a daily basis into a cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents.

A “Trigger Period” commences upon the occurrence of (i) an event of default, (ii) the bankruptcy or insolvency of the borrowers, (iii) the bankruptcy or insolvency of the property manager or (iv) the debt service coverage ratio based on net cash flow (as calculated in the loan documents) falling below 2.50x based on a trailing three-month basis.

The borrowers will have the right two times (in the aggregate) in any 12-month period to cure a Trigger Period as follows: (i) if a Trigger Period exists solely by reason of an event of default, the acceptance of a cure by the lender of the applicable event of default (in its sole and absolute discretion), (ii) if a Trigger Period exists solely by reason of a bankruptcy or insolvency of a property manager, the replacement of such manager with a qualified manager under a management agreement acceptable to the lender within 60 days, (iii) if a Trigger Period exists solely by reason of the debt service coverage ratio falling below 2.50x for a trailing three-month period, the achievement of a debt service coverage ratio for two consecutive quarters of at least 2.50x on a trailing three-month basis as reasonably determined by the lender. In no event will the borrowers have the right to cure a Trigger Period occurring by reason of a borrowers’ bankruptcy or insolvency.

Permitted Mezzanine Debt. The sole members of the borrowers are permitted to obtain a mezzanine loan secured by the ownership interests in the related borrower upon satisfaction of certain terms and conditions which include, without limitation, (i) the mezzanine lender meets a qualified lender provision in the loan documents, (ii) the combined loan-to-value ratio on the origination date of the mezzanine loan does not exceed 35.3%, (iii) the combined debt service coverage ratio (as calculated in the loan documents and based on the 12 months immediately preceding the origination date of the mezzanine loan) is not less than 3.08x, and (iv) the lenders enter into an intercreditor agreement in form and substance reasonably acceptable to the mortgage lender and the rating agencies.

A-3-10

ANNEX A-3	JPMDB 2016-C4

[THIS PAGE INTENTIONALLY LEFT BLANK]

A-3-11

ANNEX A-3	JPMDB 2016-C4

10 Hudson Yards

A-3-12

ANNEX A-3	JPMDB 2016-C4

10 Hudson Yards

A-3-13

ANNEX A-3	JPMDB 2016-C4

10 Hudson Yards

A-3-14

ANNEX A-3	JPMDB 2016-C4

10 Hudson Yards

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
		Title:	Fee
		Property Type - Subtype:	Office - CBD
Original Principal Balance(2):	$80,000,000	Net Rentable Area (SF):	1,813,465
Cut-off Date Principal Balance(2):	$80,000,000	Location:	New York, NY
% of Pool by IPB:	7.1%	Year Built / Renovated:	2016 / N/A
Loan Purpose:	Recapitalization	Occupancy:	93.2%
Borrower:	Legacy Yards Tenant LP	Occupancy Date:	7/1/2016
Sponsor:	Podium Fund HY REIT Owner LP	Number of Tenants:	9
Interest Rate:	2.9833333%	2013 NOI:	N/A
Note Date:	8/1/2016	2014 NOI:	N/A
Maturity Date:	8/6/2026	2015 NOI:	N/A
Interest-only Period:	120 months	TTM NOI:	N/A
Original Term:	120 months	UW Economic Occupancy:	92.3%
Original Amortization:	None	UW Revenues:	$136,011,383
Amortization Type:	Interest Only	UW Expenses:	$44,496,991
Call Protection(3):	L(27),Def(88),O(5)	UW NOI:	$91,514,392
Lockbox:	CMA	UW NCF:	$89,620,071
Additional Debt:	Yes	Appraised Value / Per SF(4):	$2,150,000,000 / $1,186
Additional Debt Balance:	$628,100,000 / $191,900,000 /	Appraisal Date:	7/1/2016
	$300,000,000
Additional Debt Type:	Pari Passu / Subordinate Debt /
	Mezzanine Loan

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap		Pari Passu Debt(2)	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$390	$496
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$390	$496
Replacement Reserves:	$0	Springing	N/A	Cut-off Date LTV(4):	32.9%	41.9%
TI/LC:	$0	Springing	N/A	Maturity Date LTV(4):	32.9%	41.9%
Other:	$159,543,940	Springing	N/A	UW NCF DSCR:	4.18x	3.29x
				UW NOI Debt Yield:	12.9%	10.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(2)	$900,000,000	41.9%	Payoff of Coach Interest	$674,253,004	31.4%
New Sponsor Equity	503,372,132	23.4	Payoff Existing Debt	478,089,883	22.2
Existing Partnership Equity	446,627,868	20.8	Existing Partnership Reinvestment	446,627,868	20.8
Mezzanine Loan	300,000,000	14.0	KIA Return of Equity	171,037,133	8.0
			Upfront Reserves	159,543,940	7.4
			Deferred Fee Purchase	119,885,511	5.6
			Closing Costs	100,562,661	4.7
Total Sources	$2,150,000,000	100.0%	Total Uses	$2,150,000,000	100.0%

(1)	Moody’s, Fitch and KBRA have confirmed that the 10 Hudson Yards loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.
(2)	The 10 Hudson Yards loan is part of a whole loan evidenced by 11 pari passu senior notes (“Senior Notes”) and two subordinate notes (“Junior Notes”) with an aggregate original principal balance of $900.0 million. The pari passu debt Financial Information presented in the chart above reflects the Cut-off Date balance of the $708.1 million Senior Notes evidencing the 10 Hudson Yards Whole Loan as defined in “The Loan” below, but not the $191.9 million Junior Notes.
(3)	The lockout period will be at least 27 payments beginning with and including the first payment date of September 6, 2016. Defeasance of the full $900.0 million 10 Hudson Yards Whole Loan is permitted after the date that is earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) August 1, 2019.
(4)	The Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV are calculated based on the “Hypothetical As-is” Appraised Value of $2,150,000,000. Based on the “as-is” Appraised Value, the Cut-off Date LTV for the pari passu debt is 34.5%, the Cut-off Date LTV for the 10 Hudson Yards Whole Loan is 43.9% and the Cut-off Date LTV for the Total Debt is 58.5%.
(5)	For a description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

A-3-15

ANNEX A-3	JPMDB 2016-C4

10 Hudson Yards

The Loan. The 10 Hudson Yards loan is secured by a first mortgage lien on the borrower’s fee simple interest in a 52-story, 1,813,465 square foot office building located in New York, New York. The whole loan has an outstanding principal balance as of the Cut-off Date of $900.0 million (the “10 Hudson Yards Whole Loan”) and is comprised of (i) three senior notes totaling $80.0 million (collectively, the “10 Hudson Yards Mortgage Loan”), (ii) eight pari passu senior notes totaling $628.1 million (collectively, the “10 Hudson Yards Pari Passu Companion Loans”) and (ii) two subordinate notes in the amount of $191.9 million (collectively, the “10 Hudson Yards Subordinate Companion Loans”). Note A-1-C3, Note A-1-C4 and Note A-1-C5, with an aggregate outstanding principal balance as of the Cut-off Date of $80.0 million are being contributed to the JPMDB 2016-C4 Trust. Note A-1-S, Note A-2-S, Note B-1 and Note B-2 with an aggregate original principal balance of $600.0 million were contributed to the Hudson Yards 2016-10HY mortgage trust. The Note A-1-C1 with an original principal balance of $65.0 million was contributed to the CD 2016-CD1 trust. The Note A-2-C1, Note A-2-C2 and Note A-2-C3 with an aggregate original balance of $87.5 million were contributed to the GSMS 2016-GS3 trust. Note A-1-C2 and Note A-1-C6 with an original principal balance of $67.5 million are expected to be held by Deutsche Bank AG, New York Branch (“DBNY”) or an affiliate and contributed to one or more future securitizations. The 10 Hudson Yards Whole Loan has a 10-year term and is interest-only for the entire term. The most recent prior financing of the 10 Hudson Yards property was not included a securitization.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-C3, A-1-C4, A-1-C5	$80,000,000	$80,000,000	JPMDB 2016-C4	No
A-1-S, A-2-S	408,100,000	408,100,000	Hudson Yards 2016-10HY	Yes
B-1, B-2	191,900,000	191,900,000	Hudson Yards 2016-10HY	Yes
A-2-C1, A-2-C2, A-2-C3	87,500,000	87,500,000	GSMS 2016-GS3	No
A-1-C2, A-1-C6	67,500,000	67,500,000	DBNY	No
A-1-C1	65,000,000	65,000,000	CD 2016-CD1	No
Total	$900,000,000	$900,000,000

The Borrower. The borrowing entity for the 10 Hudson Yards Whole Loan is Legacy Yards Tenant LP, a Delaware limited partnership and special purpose entity.

The Loan Sponsor. The loan sponsor is Podium Fund HY REIT Owner LP, a joint venture among The Related Companies, LP (“Related”, 8.9%), Oxford Properties Group (“Oxford”, 8.9%), (JPMorgan Asset Management (“JPM”, 18.2%), Kuwait Investment Authority (“KIA”, 19.6%) and Allianz SE (“Allianz”, 44.3%) (collectively, the “Sponsor”). There is no separate nonrecourse carve-out guarantor or environmental indemnitor for the 10 Hudson Yards Whole Loan.

Related is a privately owned real estate firm in the United States with an existing portfolio consisting of over $15 billion in mixed-use, residential, retail, office and affordable housing properties.

Oxford is a global platform for real estate investment, development and management, with over $37 billion of real estate assets. Oxford’s real estate portfolio consists of approximately 57 million square feet and over 150 properties that total approximately 3,600 hotel rooms and over 9,500 residential units.

JPM is multinational banking and financial services holding company with approximately $2.4 trillion in assets under supervision and over $1.7 trillion in assets under management, as of year-end 2015.

Allianz is a European financial services company headquartered in Munich, Germany with core businesses in insurance and asset management. As of the first quarter of 2015, the Allianz Global Investors division had approximately €1,933 billion of assets under management, of which €1,408 billion are third-party assets.

The Property. The 10 Hudson Yards property is a 52-story recently constructed glass and concrete Class A office building, located on the northwest corner of 10th Avenue and 30th Street, situated in Manhattan’s Hudson Yards. The 10 Hudson Yards property is integrated with, and bridges over, the Manhattan’s The High Line, a 1.45 mile-long, elevated public park built on a historic freight rail line. The 10 Hudson Yards property is the first office building to be completed as part of the Hudson Yards redevelopment project, which the loan sponsor estimates to be the largest private real estate development in the history of the United States and the largest development in New York City since Rockefeller Center. When redevelopment of Hudson Yards is completed, the site is expected to include approximately 17 million square feet of commercial and residential space consisting of office buildings, more than 100 shops, a collection of restaurants, approximately 4,000 residences, approximately 14 acres of public open space, a 750-seat public school and a 200-room luxury hotel.

A-3-16

ANNEX A-3	JPMDB 2016-C4

10 Hudson Yards

The 10 Hudson Yards property was 93.2% occupied as of July 1, 2016 and consists of approximately 1.81 million square feet in an 895 foot tall building. The building includes approximately 1,698,748 square feet of office space, 13,744 square feet of retail space, 8,406 square feet of storage space, a 58,989 square foot (239-space) parking garage and a 33,578 square foot food hall. The total land area of the 10 Hudson Yards property is 2.675 acres, or approximately 116,500 square feet.

The construction of the 10 Hudson Yards property began in December 2012 and was designed by Kohn Pedersen Fox Associates. The 10 Hudson Yards property features large column-free floor plates ranging from 22,000 square feet to 54,000 square feet, ceiling heights of 13’6” and views of the Hudson River and downtown skyline with floor-to-ceiling windows. Additionally, the building is expected to gain LEED platinum certification and has its own CoGeneration power plant. The CoGeneration plant is expected to have 1.2MW of gas-fired micro turbines, which will generate power and heat for use within the 10 Hudson Yards property, providing energy efficiency and additional standby power.

The 10 Hudson Yards property will serve as the new corporate headquarters for three of the top five tenants, including Coach (38.3% of net rentable area, BBB/Baa2/BBB- by Fitch/Moody’s/S&P), L’Oreal (U.S. headquarters) (22.7% of net rentable area, A-1+ by S&P) and Intersection (3.7% of net rentable area). The remaining top five tenants are BCG (10.7% of net rentable area) and SAP (7.9% of net rentable area, A2/A by Moody’s/S&P). Additionally, the top five tenants at the 10 Hudson Yards property occupy 83.3% of the net rentable area and comprise 92.0% of the underwritten base rent.

The largest tenant, Coach, rated BBB/Baa2/BBB- by Fitch, Moody’s and S&P, (NYSE:COH) occupies 38.3% of net rentable area through July 2036. Coach is an American luxury fashion company, founded in 1941, known for accessories and gifts for women and men, including handbags, men’s bags, women’s and men’s small leather goods, footwear, outerwear, watches, travel accessories, scarves, sunwear, fragrance, jewelry and other accessories. Headquartered in New York, New York, Coach Inc. operates over 450 Coach stores in North America, approximately 500 directly-operated locations in Asia and over 30 in Europe. The 10 Hudson Yards property will serve as the new corporate headquarters for Coach. Coach is expected to move approximately 1,400 employees from three primary locations in Manhattan. As of the first quarter of 2016, Coach reported sales of approximately $1.03 billion, an increase of 11.2% year-over-year. In 2015, Coach reported sales of approximately $4.2 billion and operating income of approximately $618.0 million. The tenant does not have any termination options.

The second largest tenant at the building, L’Oreal, occupies 22.7% of net rentable area through August 2031. L’Oreal is a subsidiary of L’Oreal Group, the parent company, which is a beauty and cosmetics company. Founded in 1909, L’Oreal Group focuses on five key cosmetics segments: hair care, skin care, make-up and fragrances. The L’Oreal Group brand portfolio includes Garnier, L’Oreal Paris, Yves Saint Laurent Beaute, Ralph Lauren, Maybelline, Diesel and The Body Shop. L’Oreal is present in 140 countries on five continents. In 2015, L’Oreal Group reported sales of approximately €25.26 billion and operating income of approximately €4.39 billion. 27.4% of L’Oreal Group’s sales are derived from North America. L’Oreal is planning to relocate its U.S. headquarters from Midtown Manhattan to the 10 Hudson Yards property. L’Oreal is expected to move approximately 1,300 employees and will occupy 10 floors at the 10 Hudson Yards property. The majority of L’Oreal’s corporate functions and brand teams including Essie, Garnier, Lancome, La Roche-Posay, L’Oreal Paris, Matrix, Maybelline, Redken and SkinCeuticals will be housed at the 10 Hudson Yards property. The tenant does not have any termination options.

L’Oreal has an existing expansion option (exercisable with 18 months’ prior written notice) to lease up to the entire 37th floor (currently vacant). L’Oreal has the right to take occupancy within a 12-month period starting on the fifth anniversary of their rent commencement date for a period which would be coterminous with the existing lease at a rental rate of 100% of fair market value.

The third largest tenant, Boston Consulting Group, Inc. (“BCG”), occupies 10.7% of net rentable area through April 2032. BCG is a management consulting firm with 85 offices in 48 countries. The firm advises clients in the private, public, and not-for-profit sectors around the world, including more than two-thirds of the Fortune 500. Founded in 1963 and headquartered in Boston, BCG has over 12,000 employees and 900 partners. Although the company is privately held, BCG reported annual revenues of approximately $5.0 billion in 2015, which makes it amongst the largest 100 private companies in the world by total revenue.

BCG has existing expansion options (exercisable within 12 months’ prior written notice) to lease up to the entire 40th and 41st floors (both currently vacant). With respect to the 40th floor, BCG has the right to take occupancy on the 10th anniversary of their rent commencement date, May 1, 2027, for a period which would be coterminous with the existing lease at a rental rate of 100% of fair market value. With respect to the 41st floor, BCG has the right to take occupancy on the fifth anniversary of their rent commencement date for a period which would be coterminous with the existing lease at a rental rate of 100% of fair market value.

A-3-17

ANNEX A-3	JPMDB 2016-C4

10 Hudson Yards

The 10 Hudson Yards property is located in the West Side submarket within the Midtown West Office District. Midtown West is bounded by 30th Street and 42nd Street west of the Avenue of Americas to the Hudson River and by 42nd Street to 72nd Street west of Seventh Avenue, to the Hudson River. As of the first quarter of 2016, the three office statistical areas that comprise the Midtown West Office Market contain approximately 37.8 million square feet of Class A office space, 23.6 million square feet of Class B office space and less than 14.0 million square feet of Class C office space in these submarkets. According to the appraisal, the overall Class A Midtown West office market direct rental rate of $78.40 per square foot is 18.1% above the current average in-place rent of $68.77 per square foot at the 10 Hudson Yards property.

The appraisal identified 40 comparable properties totaling approximately 43.7 million square feet that exhibited a rental range of $45.00 per square foot to $150.00 per square foot and a weighted average occupancy rate of approximately 94.1% for direct space. Of the 40 buildings, 10 are considered directly competitive with the 10 Hudson Yards property in terms of the building classification, asking rents, rentable office square footage and quality. The weighted average occupancy for the directly competitive buildings is approximately 97.5%, compared to approximately 94.1% for the full competitive set and approximately 91.7% for Class A space within Midtown West Office market as a whole. The appraisal concluded, based on completion, location and the Class A quality of the 10 Hudson Yards property, the 10 Hudson Yards property should command office rental rates ranging from $80 per square foot for floors nine to 24, $90 per square foot for floors 25 to 37 and $100 per square foot for floors 40 to 52 with a weighted average office rental rate of $88.04 per square foot, an approximately 28.0% increase from the 10 Hudson Yards property’s weighted average in place rents as of July 1, 2016.

Tenant Summary(1)(2)
Tenant	Ratings(3) Fitch/Moody’s/S&P	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Coach	BBB / Baa2 / BBB-	693,938	38.3%	$65.00	38.8%	7/31/2036
L’Oreal	NA / NA / A-1+	411,358	22.7%	$69.75	24.7%	8/31/2031
BCG(4)	NA / NA / NA	193,295	10.7%	$83.00	13.8%	4/30/2032
SAP(5)	NA / A2 / A	144,065	7.9%	$83.00	10.3%	6/30/2032
Intersection(6)	NA / NA / NA	67,058	3.7%	$77.00	4.4%	1/31/2027
Vayner	NA / NA / NA	65,836	3.6%	$77.00	4.4%	7/31/2026
Hudson Hall	NA / NA / NA	33,578	1.9%	$76.00	2.2%	6/30/2048
HY Marketing Tenant	NA / NA / NA	21,788	1.2%	$75.00	1.4%	3/31/2022
(1)	Based on the underwritten rent roll dated July 1, 2016.
(2)	No tenants at the 10 Hudson Yards property have termination options. BCG has a future contraction option which may be exercised either (i) between January 31, 2026 and January 31, 2027 or (ii) between January 31, 2028 and January 31, 2029, upon 18 months’ prior written notice, respectively. BCG may choose to exercise such contraction for up to two full contiguous floors (either in the top half or bottom half of their space) and must pay a contraction payment equal to the sum of (i) unamortized commissions, work allowance, free rent, and (ii) four months of escalated rent for the exercised space. BCG can contract up to two of its highest or lowest contiguous floors: (i) floors 46 and 47 (62,746 square feet) or (ii) floors 42 and 43 (66,107 square feet).
(3)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(4)	BCG is expected to take occupancy by the end of 2016, with rent commencing in May 2017. At origination, a free rent reserve was established for the months of August 2016 through April 2017.
(5)	SAP is expected to take occupancy of its entire leased space in the winter of 2016 or early 2017, with rent commencing on June 18, 2017. At origination, a free rent reserve was established for the months of August 2016 through June 2017.
(6)	Intersection has taken occupancy, with rent commencing on January 29, 2017 for the space on the 26th floor and July 29, 2017 for the space on the 27th floor. At origination, a free rent reserve was established for August 2016 through January 28, 2017 for the space on the 26th floor and August 2016 through July 28, 2017 for the space on the 27th floor.

A-3-18

ANNEX A-3	JPMDB 2016-C4

10 Hudson Yards

Lease Rollover Schedule(1)
									Cumulative
	Number				% of Base	Cumulative	Cumulative	Cumulative	% of Base
	of Leases	Net Rentable	% of NRA	Base Rent	Rent	Net Rentable	% of NRA	Base Rent	Rent
Year	Expiring	Area Expiring	Expiring	Expiring	Expiring	Area Expiring	Expiring	Expiring	Expiring
Vacant	NAP	123,560	6.8%	NAP	NAP	123,560	6.8%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	123,560	6.8%	$0	0.0%
2016	0	0	0.0	0	0.0	123,560	6.8%	$0	0.0%
2017	0	0	0.0	0	0.0	123,560	6.8%	$0	0.0%
2018(2)	1	58,989	3.3	0	0.0	182,549	10.1%	$0	0.0%
2019	0	0	0.0	0	0.0	182,549	10.1%	$0	0.0%
2020	0	0	0.0	0	0.0	182,549	10.1%	$0	0.0%
2021	0	0	0.0	0	0.0	182,549	10.1%	$0	0.0%
2022	1	21,788	1.2	1,634,100	1.4	204,337	11.3%	$1,634,100	1.4%
2023	0	0	0.0	0	0.0	204,337	11.3%	$1,634,100	1.4%
2024	0	0	0.0	0	0.0	204,337	11.3%	$1,634,100	1.4%
2025	0	0	0.0	0	0.0	204,337	11.3%	$1,634,100	1.4%
2026	1	65,836	3.6	5,069,372	4.4	270,173	14.9%	$6,703,472	5.8%
2027 & Beyond	6	1,543,292	85.1	109,514,465	94.2	1,813,465	100.0%	$116,217,937	100.0%
Total	9	1,813,465	100.0%	$116,217,937	100.0%

(1)	Based on the underwritten rent roll dated July 1, 2016. Certain tenants may have contraction options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this lease rollover schedule.
(2)	58,989 square feet represents the parking garage which pays a percentage rent component. Commencing in 2017, the initial base rent for the parking garage is expected to be $1.75 million, which does not include the percentage rent component.

Operating History and Underwritten Net Cash Flow
	Sponsor Budget (Year 1)	Underwritten	Per Square Foot	%(1)
Total Minimum/Base Rent(1)	$120,287,803	$116,217,937	$64.09	86.3%
Step Rents(2)	0	7,148,763	3.94	5.3
Vacant Income(3)	0	11,286,175	6.22	8.4
Gross Potential Rent	$120,287,803	$134,652,875	$74.25	91.4%
Recoveries	440,331	5,769,615	3.18	3.9
Parking Revenue	1,581,086	2,499,996	1.38	1.7
DR Income	756,160	971,594	0.54	0.7
CoGen Income	983,656	983,656	0.54	0.7
Miscellaneous Tenant Income	2,267,224	2,267,224	1.25	1.5
Event Space Income	50,000	50,000	0.03	0.0
Destination Retail Recovery	102,598	102,598	0.06	0.1
Net Rental Income	$126,468,858	$147,297,558	$81.22	100.0%
(Vacancy/Credit Loss)	0	(11,286,175)	(6.22)	(7.7)
Effective Gross Income	$126,468,858	$136,011,383	$75.00	92.3%
Total Expenses	33,837,347	44,496,991	24.54	32.7
Net Operating Income	$92,631,511	$91,514,392	$50.46	67.3%
Total TI/LC, Capex/RR	0	1,894,321	1.04	1.4
Net Cash Flow	$92,631,511	$89,620,071	$49.42	65.9%

(1)	Percentage column represents percentage of Gross Potential Rent for all revenue lines and represents percent Net Rental Income for the remainder of the fields. Sponsor Budget Year 1 Total Minimum/Base Rent includes credit for contractual free rent reserves.
(2)	Underwritten Step Rents include $4,373,024 for Coach, $1,639,935 for L’Oreal, $588,617 for BCG and $547,187 for SAP, which represents the net present value of the total rent steps through each the lease term. BCG’s step rents are capped for BCG’s contraction option for the two largest contiguous suites.
(3)	Underwritten Value of Vacant Space is based on the sponsor’s market leasing assumptions.
(4)	Underwritten Vacancy is based on the in-place economic vacancy.

Property Management. The 10 Hudson Yards property is managed by Related Hudson Yards Manager LLC, a borrower affiliate.

Escrows and Reserves. At loan origination, the borrower deposited $90,969,679 into a remaining construction work reserve account, $34,414,188 into an existing tenant improvements and leasing commissions account and $34,160,073 into a free rent reserve account.

Tax Escrows - During the continuance of a Trigger Period (as defined below), on a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments.

A-3-19

ANNEX A-3	JPMDB 2016-C4

10 Hudson Yards

Insurance Escrows - Provided that an acceptable blanket policy is no longer in place, during the continuance of a Trigger Period, on a monthly basis, the borrower is required to escrow 1/12 of annual insurance premiums.

Replacement Reserves - During the continuance of a Trigger Period, on a monthly basis the borrower is required to escrow $30,224.

TI/LC Reserves – During the continuance of a Trigger Period, on a monthly basis, the borrower is required to escrow $151,122.

Annual Owner’s Association Charges and Assessments - During the continuance of a Trigger Period, on a monthly basis, the borrower is required to escrow 1/12 of annual owner’s association charges and assessments.

Lease Sweep Reserves - On a monthly basis, during the continuance of a Lease Sweep Period (as defined below), all available excess cash will be swept into a reserve account (the “Lease Sweep Reserve”).

A “Trigger Period” will commence upon the occurrence of (i) an event of default or (ii) the commencement of a Low Debt Yield Period (as defined below), (iii) the occurrence of a mezzanine loan default or (iv) the commencement of a Lease Sweep Period and will end if, (A) with respect to clause (i), the event of default commencing the Trigger Period has been cured and such cure has been accepted by the lender (and no other event of default is then continuing), (B) with respect to clause (ii), the Low Debt Yield Period has ended, (C) with respect to clause (iii), the mezzanine loan default has been cured (and no other mezzanine event of default is then continuing) or (D) with respect to clause (iv), the Lease Sweep Period has ended (and no other Lease Sweep Period is then continuing).

A “Low Debt Yield Period” will commence if, as of the last day of any calendar quarter, (a) the debt yield (on a mortgage loan only basis) falls below 8.0% or (b) the debt yield (on a mortgage loan plus mezzanine loan basis) falls below 6.0%, and will cease to exist if (i) the debt yield (on a mortgage loan only basis) is at least 8.0% and (ii) the debt yield (on a mortgage loan plus mezzanine loan basis) is at least 6.0% for two consecutive quarters.

A “Lease Sweep Period” will commence on the first payment date following the occurrence of any of the following: (i) the date that the Lease Sweep Lease (as defined below) is surrendered, cancelled or terminated with respect to at least 25% of the rentable square footage leased thereunder (exclusive of any space covered by unexercised expansion options) prior to its then current expiration date, or the receipt by borrower or property manager of notice from Lease Sweep Tenant (as defined below) of a valid surrender, cancellation or termination of the Lease Sweep Lease with respect to at least 25% of the rentable square footage leased thereunder (exclusive of any space covered by unexercised expansion options) prior to its then current expiration date; (ii) the filing or commencement of a bankruptcy or insolvency proceeding of a Lease Sweep Tenant.

A “Lease Sweep Lease” means the Coach lease and any replacement lease covering all or substantially all the space currently demised under such lease and (ii) “Lease Sweep Tenant” means any tenant under a Lease Sweep Lease.

Lockbox / Cash Management. The 10 Hudson Yards Whole Loan is structured with a CMA lockbox. The borrower was required to send direction letters to all tenants instructing them to deposit all rents into a clearing account controlled by the lender. In the absence of a Trigger Period, the funds in the clearing account will be swept daily into an account controlled by the borrower. During a Trigger Period, any transfers to the borrower’s operating account are required to cease and sums on deposit in the clearing account will be transferred on a daily basis to a deposit account controlled by the lender and applied to payment of all monthly amounts due under the loan documents (including mezzanine loan debt service when no event of default exists under the loan).

Additional Debt. The 10 Hudson Yards Whole Loan includes two 10 Hudson Yards Subordinate Companion Loans with an aggregate original principal balance of $191,900,000 that was contributed to the Hudson Yards 2016-10HY transaction. In addition, a $300,000,000 mezzanine loan was funded concurrently with the origination of the 10 Hudson Yards Whole Loan and thereafter sold to 10HY Mezzanine Lender LLC. The mezzanine loan is coterminous with the 10 Hudson Yards Whole Loan and accrues interest at a fixed per annum rate equal to 4.65000%. An intercreditor agreement is in place with respect to the 10 Hudson Yards Whole Loan and the related mezzanine loan.

A-3-20

ANNEX A-3	JPMDB 2016-C4

10 Hudson Yards

PILOT. The 10 Hudson Yards property benefits from a payments in lieu of taxes (“PILOT”) program from the New York City Industrial Development Agency (the “IDA”). The borrower, who owns the fee simple interest in the 10 Hudson Yards property, has entered into (i) a company lease agreement, dated as of August 1, 2016 (the “Company Lease”), between the borrower, as landlord, and the IDA, as tenant, pursuant to which borrower leased the 10 Hudson Yards property to the IDA, and (ii) an agency lease agreement, dated as of August 1, 2016 (the “IDA Lease”), between the IDA, as sublandlord, and the borrower, as subtenant, pursuant to which the IDA subleased the 10 Hudson Yards property to the borrower. The Company Lease and the IDA Lease each have terms expiring on June 30, 2043, approximately 17 years beyond the maturity of the 10 Hudson Yards Whole Loan, with no extension options. During the term of the IDA Lease, the borrower is required to make payments in lieu of New York City real property taxes (“PILOT”) with respect to the 10 Hudson Yards property in the amounts set forth in a schedule to the IDA Lease. After the 15th fiscal tax year, the PILOT amounts payable by the borrower under the IDA Lease increase annually thereafter until the 20th fiscal tax year when the borrower is required to pay 100% of the New York City real property taxes that would otherwise be payable with respect to the 10 Hudson Yards property in the absence of any real property tax exemption. Real estate taxes were underwritten on the basis of the PILOT payments. The borrower’s obligation to pay PILOT under the IDA Lease is secured by three fee and leasehold PILOT mortgages (collectively, the “PILOT Mortgages”), from the borrower and the IDA in favor of the Hudson Yards Infrastructure Corporation (“HYIC”) in the aggregate principal amount of $475,000,000 encumbering the borrower’s fee interest in the 10 Hudson Yards property and subtenant’s interest under the IDA Lease and the IDA’s interest under the Company Lease. The liens of the PILOT Mortgages are senior in priority to the mortgage securing the 10 Hudson Yards Whole Loan.

A-3-21

ANNEX A-3	JPMDB 2016-C4

Starbucks Center

A-3-22

ANNEX A-3	JPMDB 2016-C4

Starbucks Center

A-3-23

ANNEX A-3	JPMDB 2016-C4

Starbucks Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$65,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$65,000,000	Property Type - Subtype:	Mixed Use – Office/Retail
% of Pool by IPB:	5.8%	Net Rentable Area (SF):	1,506,716
Loan Purpose:	Refinance	Location:	Seattle, WA
Borrower:	First and Utah Properties, LLC	Year Built / Renovated:	1912, 1915, 1993 / 2001
Sponsors(2):	Peter P. Nitze and Kevin Daniels	Occupancy(5):	93.0%
Interest Rate(3):	3.52400%	Occupancy Date:	8/1/2016
Note Date:	9/14/2016	Number of Tenants:	19
Anticipated Repayment Date(3):	10/6/2026	2013 NOI:	$15,921,473
Interest-only Period:	120 months	2014 NOI(6):	$16,524,259
Original Term:	120 months	2015 NOI(6):	$16,173,241
Original Amortization:	None	TTM NOI (as of 6/2016)(6):	$15,479,016
Amortization Type:	ARD-Interest Only	UW Economic Occupancy:	93.8%
Call Protection(4):	L(25),Def(90),O(5)	UW Revenues:	$24,472,536
Lockbox:	Springing	UW Expenses:	$7,275,564
Additional Debt:	Yes	UW NOI(6):	$17,196,971
Additional Debt Balance:	$75,000,000	UW NCF:	$15,789,882
Additional Debt Type:	Pari Passu	Appraised Value / Per SF(7):	$453,500,000 / $301
		Appraisal Date:	6/21/2016

Escrows and Reserves(8)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$93
Taxes:	$13,389	$74,381	N/A	Maturity Date Loan / SF(10):	$93
Insurance:	$165,278	Springing	N/A	Cut-off Date LTV:	30.9%
Replacement Reserves:	$0	$25,112	$602,686	Maturity Date LTV(10):	30.9%
TI/LC(9):	$455,670	Springing	$15,067,160	UW NCF DSCR:	3.16x
Other:	$481,280	Springing	N/A	UW NOI Debt Yield:	12.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$140,000,000	100.0%	Payoff Existing Debt(11)	$105,225,885	75.2%
			Return of Equity	32,135,379	23.0
			Closing Costs	1,523,120	1.1
			Upfront Reserves	1,115,617	0.8
Total Sources	$140,000,000	100.0%	Total Uses	$140,000,000	100.0%

(1)	The Starbucks Center loan is part of a whole loan evidenced by three pari passu notes with an aggregate original principal balance of $140.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $140.0 million Starbucks Center Whole Loan (as defined below).

(2)	The loan sponsors are not guarantors for the Starbucks Center Whole Loan. See “The Borrower” and “The Loan Sponsors” herein for additional information.

(3)	The Starbucks Center Whole Loan has an anticipated repayment date of October 6, 2026 (the “Anticipated Repayment Date” or “ARD”) and a final maturity date of October 6, 2028. From and after the Anticipated Repayment Date, the Starbucks Center Whole Loan accrues interest at a fixed rate that is equal to the greater of (i) 5.52400% and (ii) the 10-year swap spread as of the Anticipated Repayment Date plus 4.00000%.

(4)	The lockout period will be at least 25 payments beginning with and including the first payment date in November 2016. Defeasance of the full $140.0 million Starbucks Center Whole Loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) September 14, 2019.

(5)	Occupancy represents the physical occupancy as of August 1, 2016, which includes 76,518 square feet (5.1% of net rentable area) that is on a month-to-month basis and has been underwritten as vacant.
(6)	The decrease in TTM NOI from 2014 NOI is due to OfficeMax vacating the Starbucks Center property in order to develop the new Starbucks lobby store. The increase in NOI from TTM to UW is primarily due to the inclusion of approximately $965,848 in connection with 69,975 square feet for which Starbucks began paying rent in 2016 and approximately $1,136,844 in connection with leases that have been signed but have not yet begun paying rent, including 17,640 square feet for which rent payments will commence no later than February 2017 and approximately 62,851 square feet for which rent payments will commence no later than October 2017.
(7)	Two separate appraisals were conducted for the Home Depot Building and the Starbucks Building. The appraisals concluded a dark value of $31,100,000 for the Home Depot Building and $360,300,000 for the Starbucks Building. The aggregate dark value of $391,400,000 results in a loan-to-dark value ratio of 35.8%.

(8)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(9)	The TI/LC reserve cap of $15,067,160 is based on the aggregate balance of the TI/LC reserve and the lease sweep reserve.

(10)	Maturity Date Loan / SF and Maturity Date LTV are calculated as of the ARD.

(11)	Includes payoff of the approximate $88.1 million prior debt, as well as an approximate $16.6 million payoff and $500,000 prepayment fee of the remaining balance on loans related to the sponsors’ build out of the originally raw warehouse space pursuant to which the sponsors paid principal and interest on the related loans to Starbucks and Starbucks reimbursed the sponsors in the form of additional rent. These loans were paid off in full in connection with the origination of the Starbucks Center Whole Loan but Starbucks is required to continue to make the additional rental payments under the original terms of the lease.

A-3-24

ANNEX A-3	JPMDB 2016-C4

Starbucks Center

The Loan. The Starbucks Center loan is secured by a first mortgage lien on the borrower’s fee interest in a nine-story office building, a stand-alone retail building and two seven-story parking garages, totaling 1,506,716 square feet of net rentable area located in Seattle, Washington. The whole loan has an outstanding principal balance as of the Cut-off Date of $140.0 million (the “Starbucks Center Whole Loan”) and is comprised of three pari passu notes, Note A-1, Note A-2 and Note A-3 with an aggregate outstanding principal balance as of the Cut-off Date of $140.0 million. Note A-2, with an outstanding principal balance as of the Cut-off Date of $65.0 million is being contributed to the JPMDB 2016-C4 Trust and is the controlling note under the related co-lender agreement, the rights of which will be exercised under this securitization (or, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder). However, the holders of the remaining notes will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Starbucks Center Whole Loan is structured with an ARD of October 6, 2026, a final maturity date of October 6, 2028, and is interest-only until the ARD. The most recent prior financing of the property was not included a securitization. The relationship between the holders of the Starbucks Center Whole Loan will be governed by a co-lender agreement as described under the “Description of the Mortgage Pool–The Whole Loans–The Starbucks Center Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	COMM 2016-COR1	No
A-2	65,000,000	65,000,000	JPMDB 2016-C4	Yes
A-3	$35,000,000	$35,000,000	DBNY	No
Total	$140,000,000	$140,000,000

The Borrower. The borrowing entity for the Starbucks Center Whole Loan is First and Utah Properties, LLC, a Delaware limited liability company and a special purpose entity.

The Loan Sponsors. The loan sponsors are Peter P. Nitze and Kevin Daniels. There is no separate nonrecourse carve-out guarantor for the Starbucks Center Whole Loan and the Starbucks Center Whole Loan is fully recourse to the borrower. Nitze-Stagen & Co., Inc. agreed to indemnify the lender for any loss, up to $1.0 million, related to the borrower’s failure to comply with environmental laws and/or remediation of the Starbucks Center property (see “Environmental Matters” herein for additional information).

Peter P. Nitze and Kevin Daniels are Chairman and Vice Chairman, respectively, of Nitze-Stagen & Co., Inc., an integrated real estate investment and property management firm founded in 1970 by Peter P. Nitze and Frank Stagen. Nitze-Stagen & Co., Inc. manages a portfolio of properties in the Seattle market including Union Station Parking, a 1,200 parking stall site and The Ainsworth & Dunn Warehouse.

Kevin Daniels has over 30 years of real estate experience, including leasing, development and property management. Through its affiliate, Daniels Real Estate, of which Kevin Daniels is President, Nitze-Stagen & Co., Inc. is also involved in commercial development and the redevelopment of historic and landmark buildings throughout the greater Seattle area. Daniels Real Estate recently completed the redevelopment of Merrill Place, a 179,000 square feet creative office project in a historic brick and timber building in Pioneer Square, just one mile north of Starbucks Center.

The Property. The Starbucks Center property is a mixed use office and retail property located approximately one mile south of downtown Seattle, Washington. Starbucks Center totals approximately 1.5 million square feet of net rentable area and consists of the approximately 1.4 million square foot Starbucks corporate headquarters building (the “Starbucks Building”), an adjacent 108,000 square foot Home Depot store (the “Home Depot Building”) and two seven-story standalone parking garages. The Starbucks Building consists of a nine-story office building originally built in 1912 and 1915, with expansions taking place in 1956, 1965, 1974 and 2001. The Home Depot building consists of a single-story retail box located on a pad site and was built by the sponsors in 1993. The parking structures were built in 1976 and 2002, and are comprised of 1,138 parking spaces that serve the Starbucks Building. In addition to the parking garages, Starbucks Center has 650 surface spaces for a total parking ratio of 1.19 spaces per 1,000 square feet. The Starbucks tenant also owns two additional non-collateral parking lots adjacent to the Home Depot Building.

A-3-25

ANNEX A-3	JPMDB 2016-C4

Starbucks Center

The Starbucks Building is comprised of approximately 1.2 million square feet of office space, approximately 98,055 square feet of warehouse space, approximately 70,917 square feet of retail space and approximately 74,909 square feet of basement storage. The Starbucks tenant leases space throughout all nine floors with the majority of its approximately 1.15 million square feet on floors three through nine and with the remaining space, which includes an innovation lab, a research and development lab, a daycare center and a cafeteria, on the first two floors. Starbucks also leases approximately 2,500 square feet of first floor retail space and is looking to expand into additional space on the same floor. Amazon leases 45,567 square feet of retail located on the first floor. The remaining 16 tenants, some of which are on month-to-month leases, total approximately 2.1% of net rentable area and are mostly located throughout the first and second floors. Vacant space at the Starbucks building mostly consists of basement storage and second floor warehouse space.

Since acquiring the Starbucks Building in 1990, the loan sponsors have worked with Starbucks to invest over $144.0 million into the Starbucks Center property. Starbucks first took occupancy in 1993 with a short-term lease for the eighth and ninth floors and, according to the loan sponsors, have since expanded over 60 times while directly investing over $59.0 million into its space. Notable improvements include conversion of approximately 1.0 million square feet of former retail and warehouse space into modernized creative office space, a full seismic upgrade, elevator modernization, energy efficiency upgrades to achieve LEED Gold status, updated lobby, addition of a Starbucks retail store and significant tenant improvements. The Starbucks Center property accommodates over 4,500 Starbucks employees and offers a full suite of onsite amenities including a full service fitness center, day care facilities, multiple dining and cafeteria options, and space for Starbucks to create full-scale store replicas to test new concepts.

The Home Depot Building consists of a 108,000 square feet stand-alone Home Depot retail store, which is the only Home Depot in downtown Seattle. The Home Depot store has 264 parking spaces for a ratio of 2.44 spaces per 1,000 square feet.

As of August 1, 2016, Starbucks Center is approximately 93.0% occupied by 19 tenants under 66 separate leases. The largest tenant, Starbucks Corporation (“Starbucks”), rated A/A2/A- by Fitch/Moody’s/S&P, occupies 76.4% of net rentable area through September 2025. Starbucks (NASDAQ:SBUX) was founded in 1985 and is headquartered at Starbucks Center. Starbucks operates as a roaster, marketer and retailer of specialty coffee worldwide. In addition to offering coffee and tea beverages in its stores, Starbucks licenses its trademarks through grocery and national foodservice accounts, including Teavana, Tazo, Seattle’s Best Coffee, Evolution Fresh, La Boulange, Ethos, Starbucks VIA, Seattle’s Best Coffee, Frappuccino, Starbucks Doubleshot, Starbucks Refreshers, and Starbucks Discoveries Iced Café Favorites brand names. As of March 27, 2016, Starbucks operated approximately 23,921 cafes. Starbucks first took occupancy at Starbucks Center in 1993 with a short-term lease for two floors. Since taking occupancy, Starbucks has invested over $59.0 million directly into its space on upgrades, expansions and conversion of approximately 1.0 million square feet of former retail and warehouse space into modernized creative office space. The Starbucks lease includes approximately 64,472 square feet for which rent payments commence no later than October 2016, approximately 17,640 square feet for which rent payments commence no later than February 2017 and approximately 62,851 square feet for which rent payments commence no later than October 2017. Starbucks does not have any termination or contraction options. Starbucks has three five-year extension options remaining at 95.0% of fair market value and nine months’ prior notice.

The second largest tenant, The Home Depot, Inc. (“Home Depot”), occupies 7.2% of net rentable area through January 2019. Home Depot (NYSE:HD) operates as a home improvement retailer and has been at Starbucks Center since 1993. It operates The Home Depot stores that sell various building materials, home improvement products, and lawn and garden products, as well as provide installation, home maintenance, and professional service programs to do-it-yourself, do-it-for-me and professional customers. It primarily serves home owners, renovators/remodelers, general contractors, repairmen, installers, small business owners, and tradesmen. The company also sells its products online. As of December 31, 2015, the Home Depot has 2,274 stores, including 1,977 in the United States, 182 in Canada and 115 in Mexico. The Home Depot, Inc. was founded in 1978 and is based in Atlanta, Georgia. Home Depot has three five-year extension options remaining at fair market value rent and six months’ prior notice. Home Depot does not have any termination options. Sales at the Home Depot store have been steadily increasing and surpass the nation average, as shown in the following chart.

Home Depot Historical Sales(1)
	2011	2012	2013	2014	2015	National Average(2)
Home Depot Sales ($)	$37,358,039	$49,262,658	$53,893,920	$57,394,867	$63,060,032	$39,000,000
Sales per square foot	$345.91	$456.14	$499.02	$531.43	$583.89	$371.00

(1)	Sales figures were provided by the borrower.

(2)	Home Depot National Average sales are as of June 1, 2016.

A-3-26

ANNEX A-3	JPMDB 2016-C4

Starbucks Center

The third largest tenant, Amazon.com, Inc. (“Amazon”), occupies 3.0% of net rentable area through April 2026. Amazon was founded in 1994 and is headquartered in Seattle. Amazon engages in the retail sale of consumer products in North America and internationally. The company sells merchandise and content purchased for resale from vendors, as well as those offered by third-party sellers. Amazon’s space at the Property operates as an Amazon Prime, which is open for business and expects to open the remaining space (as a new concept business) in December 2016. Amazon is paying full rent. At origination, the borrower deposited $303,780 into a rent concession reserve to cover rental payments for four months through December 2016. Amazon does not have any termination or contraction options. Amazon has four five-year extension options with nine months’ prior notice and with a rental rate 15.0% higher than the prior term rental rate.

Starbucks Center is located approximately one mile south of downtown Seattle, Washington within the South-of-Downtown (“SoDo”) district with frontage along Utah Avenue South. SoDo is a transitional area between the Pioneer Square and International Districts at the southern end of the Seattle central business district (“Seattle CBD”) and the South Seattle industrial district. This area includes the Stadium District, which features Safeco Field, home of the Seattle Mariners, and CenturyLink Field, home both of the Seattle Seahawks and Seattle Sounders, as well as the Port of Seattle’s Harbor Island facility. The major artery through the Seattle metropolitan area is Interstate 5, which runs from Canada to Mexico and is the primary transportation artery of the west coast of the United States. Interstate 5 defines the eastern boundary of the Seattle CBD and serves to regionally connect the city with Vancouver, British Columbia to the north and Portland, Oregon and San Francisco, California to the south. Starbucks Center is also located less than a mile from the Sound Transit light rail’s SoDo station.

Office Market

Starbucks Center is located within the South Seattle/Close-In submarket of the Seattle regional office market. The boundaries of this submarket generally correspond to those of the City of Seattle’s Duwamish Manufacturing and Industrial Center, encompassing all of the office buildings south of the Seattle CBD and north of the Tukwila submarket. As this area is mostly industrial in nature, and zoning generally does not allow for large office uses, the submarket, as of first quarter 2016, has approximately 3.7 million square feet of office space including the Starbucks Building. Of the approximately 3.7 million square feet, approximately 2.7 million square feet (74.7%) is Class A, 598,989 square feet (16.4%) is classified as Class B, and 325,664 square feet (8.9%) is classified as Class C. Total direct vacancy in the submarket is 12.3% including the Starbucks Building, with Class A vacant space totaling 149,970 square feet and all encompassed in one building. The appraisal determined a vacancy rate and collection loss of 5.0% for the Starbucks Building.

As of first quarter 2016, the South Seattle/Close-In submarket has average asking rents of $32.47 per square foot with Class A asking rents at $40.72 per square foot. The overall CBD has average asking rents of $37.19 per square foot with Class A rents at $41.79 per square foot. Based upon recent leasing activity in the Seattle downtown area, the appraisal concluded market rent for the Starbucks Building to be $30.00 per square feet, modified gross. Since there are no office buildings in Starbucks Center’s immediate SoDo area, other than 2200 1st Avenue South, the appraisal reviewed comparable properties from the Seattle central business district and determined nine comparable leases to the Starbucks lease. Rental rates for comparable office leases ranged from $23.50 per square foot to $38.00 per square foot and averaged $28.04 per square foot. In addition, the appraisal concluded to market rent for the Starbucks building’s office space of $30.00 per square foot modified gross.

Retail Market

The Home Depot Building is located in the Northgate/Central submarket of Seattle. The Seattle retail market contains 27.1 million square feet of space. Eastside/Bellevue is the largest submarket, comprising 33.6% of the area’s total inventory and Northgate/Central is the smallest submarket with 12.8% of total inventory. The submarket contains approximately 3.5 million square feet of inventory with a first quarter 2016 vacancy rate of 2.8%. Average asking rents in the Northgate/Central submarket increased from $22.93 per square foot in 2011 to $24.01 per square foot in 2015. As of first quarter 2016, the average rent in the submarket is $24.36 per square foot.

According to the appraisal, the Seattle retail market has experienced decreased vacancy levels since 2011. Over the near term, new construction activity is expected to be fairly balanced with absorption. As a result, over the next five years vacancy is projected to remain fairly stable around 7.0%. Over the same period, however, average asking rental rates are expected to increase from $22.09 per square foot to $25.49 per square foot triple net.

Since there are no similar retail properties in the SoDo area, the appraisal relied primarily upon the recent Amazon lease and the Starbucks lease as indications of market rent. The base rates of these recent leases are significantly less than what retail spaces are leasing for in the Financial District or South Lake Union. Base rental rates for retail spaces in these areas are currently between $35.00 and $45.00 per square foot triple net. The appraisal concluded that market rent for the Starbucks building’s retail space is $20.00 per square foot triple net.

A-3-27

ANNEX A-3	JPMDB 2016-C4

Starbucks Center

Additionally, the appraisal compared the Home Depot lease to 10 similar recent leases in the Puget Sound area, which have lease rental rates ranging from $12.00 per square foot to $27.72 per square foot, with an average of $18.17 per square foot. The appraisal employed a market rent health ratio calculation to compare the Home Depot lease to other market leases in the wider Puget Sound area, and concluded a market rent of $20.00 per square foot triple net.

Historical and Current Occupancy(1)
2013	2014	2015(2)	Current(2)(3)
98.6%	97.5%	97.7%	93.0%

(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	The decrease in occupancy from 2015 to Current is due to OfficeMax vacating Starbucks Center in order for Starbucks to develop the new Starbucks lobby store.

(3)	Current Occupancy represents the physical occupancy as of August 1, 2016, which includes 76,518 square feet (5.1% of net rentable area) that is on a month-to-month basis and has been underwritten as vacant.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Starbucks(3)	A2 / A- / A	1,151,196	76.4%	$9.80	80.1%	9/30/2025
Home Depot(4)	A2 / A / A	108,000	7.2%	$16.58	12.7%	1/31/2019
Amazon(5)	Baa1 / AA- / NA	45,567	3.0%	$20.00	6.5%	4/1/2026
Screamer	NA / NA / NA	7,520	0.5%	$6.48	0.3%	1/31/2018
Intiman(6)	NA / NA / NA	5,000	0.3%	NAP	NAP	MTM
Westmark Hotels	NA / NA / NA	4,458	0.3%	$5.76	0.2%	12/31/2018
UW Drama	NA / NA / NA	3,930	0.3%	$6.24	0.2%	1/31/2017
Next Lighting(6)	NA / NA / NA	1,515	0.1%	NAP	NAP	MTM
NSCO(6)	NA / NA / NA	1,500	0.1%	NAP	NAP	MTM
Laurel Vaneck Project Planning(6)	NA / NA / NA	1,039	0.1%	NAP	NAP	MTM

(1)	Based on the underwritten rent roll as of August 1, 2016.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Starbucks has three five-year extension options at 95.0% of fair market value rent with nine months’ prior notice. Starbucks does not have any early termination or contraction options. The Starbucks lease includes approximately 64,472 square feet for which rent payments commence no later than October 2016, approximately 17,640 square feet for which rent payments commence no later than February 2017 and approximately 62,851 square feet for which rent payments commence no later than October 2017.

(4)	Home Depot has three five-year extension options remaining at fair market value rent with six months’ prior notice. Home Depot does not have any early termination or contraction options.

(5)	Amazon began its lease June 1, 2016 and a portion of its space is open for business with the remaining space expected to be open by December 2016. Amazon is paying full rent. At loan origination, $303,780 was deposited into a rent concession reserve to cover rental payments for four months through December 2016. In addition, Amazon has four five-year extension options with nine months prior notice and with a rental rate 15.0% higher than the prior term rental rate.

(6)	The tenant is in occupancy as of the August 1, 2016 rent roll with a lease that is on a month-to-month basis, and such tenant has been underwritten as vacant.

A-3-28

ANNEX A-3	JPMDB 2016-C4

Starbucks Center

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	105,327	7.0%	NAP	NAP	105,327	7.0%	NAP	NAP
2016 & MTM(2)	39	76,518	5.1	$0	0.0%	181,845	12.1%	$0	0.0%
2017	2	7,530	0.5	24,523	0.2	189,375	12.6%	$24,523	0.2%
2018	2	11,978	0.8	74,396	0.5	201,353	13.4%	$98,919	0.7%
2019	2	108,600	7.2	1,799,640	12.8	309,953	20.6%	$1,898,559	13.5%
2020	0	0	0.0	0	0.0	309,953	20.6%	$1,898,559	13.5%
2021	0	0	0.0	0	0.0	309,953	20.6%	$1,898,559	13.5%
2022	0	0	0.0	0	0.0	309,953	20.6%	$1,898,559	13.5%
2023	0	0	0.0	0	0.0	309,953	20.6%	$1,898,559	13.5%
2024	0	0	0.0	0	0.0	309,953	20.6%	$1,898,559	13.5%
2025	20	1,151,196	76.4	11,284,376	80.1	1,461,149	97.0%	$13,182,935	93.5%
2026	1	45,567	3.0	911,340	6.5	1,506,716	100.0%	$14,094,275	100.0%
2027 & Beyond	0	0	0.0	0	0.0	1,506,716	100.0%	$14,094,275	100.0%
Total	66	1,506,716	100.0%	$14,094,275	100.0%

(1)	Based on the underwritten rent roll as of August 1, 2016.

(2)	Includes 76,518 square feet (5.1% of net rentable area) that is on a month-to-month basis and has been underwritten as vacant.

Operating History and Underwritten Net Cash Flow
	2013	2014(1)	2015(1)	TTM(1)	Underwritten(1)	Per Square Foot	%(2)
Rents in Place(3)	$12,655,230	$12,947,877	$12,950,347	$12,564,519	$14,094,275	$9.35	54.0%
Amazon Tenant Rent Steps(4)	0	0	0	0	1,376,849	0.91	5.3
Non- Amazon Tenant Rent Steps(5)	0	0	0	0	547	0.00	0.0
Vacant Income	0	0	0	0	1,609,113	1.07	6.2
Gross Potential Rent	$12,655,230	$12,947,877	$12,950,347	$12,564,519	$17,080,784	$11.34	65.5%
Total Reimbursements	4,526,773	4,847,069	4,780,899	4,572,733	4,953,739	3.29	19.0
Other Income	1,333,308	1,350,874	1,405,242	1,469,308	1,461,446	0.97	5.6
Systems Improvements(6)	4,389,511	4,298,617	4,121,114	3,966,913	2,585,680	1.72	9.9
Net Rental Income	$22,904,823	$23,444,437	$23,257,602	$22,573,473	$26,081,648	$17.31	100.0%
(Vacancy/Credit Loss)(7)	0	0	0	0	(1,609,113)	(1.07)	(6.2)
Effective Gross Income	$22,904,823	$23,444,437	$23,257,602	$22,573,473	$24,472,536	$16.24	93.8%
Total Expenses	$6,983,351	$6,920,178	$7,084,361	$7,094,458	$7,275,564	$4.83	29.7%
Net Operating Income	$15,921,473	$16,524,259	$16,173,241	$15,479,016	$17,196,971	$11.41	70.3%
Total TI/LC, Capex/RR	0	0	0	0	1,407,089	0.93	5.7
Net Cash Flow	$15,921,473	$16,524,259	$16,173,241	$15,479,016	$15,789,882	$10.48	64.5%

(1)	TTM column represents the trailing 12 months ended June 30, 2016. The decrease in TTM Net Operating Income from 2014 Net Operating Income is due to OfficeMax vacating the Starbucks Center property in order to develop the new Starbucks lobby store. The increase in Net Operating Income from TTM to UW is primarily due to the inclusion of approximately $965,848 in connection with 69,975 square feet for which Starbucks began paying rent in 2016 and approximately $1,136,844 in connection with leases that have been signed but have not yet begun paying rent, including 17,640 square feet for which rent payments will commence no later than February 2017 and approximately 62,851 square feet for which rent payments will commence no later than October 2017.

(2)	Percentage column represents percentage of Net Rental Income for all revenue lines and represents percent Effective Gross Income for the remainder of the fields.

(3)	Underwritten Rents in Place is based on the August 1, 2016 rent roll and includes approximately 144,963 square feet of space with lease commencement dates from October 2016 through October 2017.

(4)	Amazon Tenant Rent Steps are based on the straight line average of the investment grade tenants’ rent during the term of the loan.

(5)	Non-Amazon Tenant Rent Steps are taken through August 2017.

(6)	System Improvements was underwritten based on the straight-line average of the remaining additional rent payments from Starbucks through the term of the Starbucks Center Whole Loan. In relation to the sponsors’ build out of the originally raw warehouse space, pursuant to which the sponsors paid principal and interest on related loans to Starbucks, Starbucks reimbursed the sponsors in the form of additional rent. The related loans were paid off in full in connection with the origination of the Starbucks Center Whole Loan but Starbucks is required to continue to make the additional rental payments under the original terms of the lease.

(7)	Underwritten Vacancy/Credit Loss represents 9.4% of Gross Potential Rent and 6.2% of Net Rental income, and is underwritten based on the physical vacancy as of August 2016, with all month-to-month leases marked as vacant. The appraisals determined a vacancy rate and collection loss of 5.0% for the Starbucks building and 0.0% for the Home Depot building, for a blended rate of 4.6%.

Property Management. Starbucks Center is managed by Nitze-Stagen & Co., Inc., an affiliate of the borrower.

A-3-29

ANNEX A-3	JPMDB 2016-C4

Starbucks Center

Escrows and Reserves. At loan origination, the borrower deposited (i) $455,670 into a TI/LC reserve account to be used for outstanding approved leasing expenses in relation to Amazon, (ii) $303,780 into a rent concession reserve account in relation to the Amazon lease, (iii) $177,500 into an environmental reserve account, (iv) $165,278 into an insurance reserve account and (v) $13,389 into a tax reserve account.

Tax Escrows - On a monthly basis, the borrower is required to deposit monthly reserves of 1/12 of the estimated annual real estate taxes, which currently equates to $74,381, into a tax reserve account.

Insurance Escrows - Provided that an acceptable blanket policy is no longer in place, on a monthly basis the borrower is required to escrow 1/12 of annual insurance premiums.

Replacement Reserves - On a monthly basis, the borrower is required to deposit monthly reserves of $25,112 (approximately $0.20 per square foot annually) into a replacement reserve account subject to a replacement reserve cap of $602,686 (approximately $0.40 per square foot).

TI/LC Reserves - If (a) the Starbucks lease is no longer in effect or (b) Starbucks credit rating falls below BBB or equivalent, the borrower will be required to make monthly deposits of $188,340 (approximately $1.50 per square foot annually) into a TI/LC reserve account subject to an aggregate TI/LC reserve and lease sweep reserve cap of $15,067,160 (approximately $10.00 per square foot).

Environmental Sweep Reserves - During the continuance of an Environmental Sweep Period (as defined below), all excess cash will be transferred to the environmental reserve account.

Lease Sweep Reserves - During the continuance of a Lease Sweep Period (as defined below), and if there is no Environmental Sweep Period (as defined below) continuing, all excess cash will be transferred to the lease sweep reserve account, subject to an aggregate cap of $15,067,160 when combined with the TI/LC reserve.

An “Environmental Sweep Period” will commence if (a) any response, remedial, removal or corrective action not already identified in the loan agreement by the environmental consultant is required in order to obtain closure of the environmental matters as described in “Environmental Matters” herein, or one or more additional matters are discovered at the Starbucks Center property that require any response, remedial, removal or corrective action, and (b) will end upon the earlier to occur of (x) the borrower’s completion, to lender’s satisfaction, of any remediation or response work or (y) the date funds in the environmental reserve account (excluding the upfront $177,500 environmental reserve deposit) are equal to 125% of the estimated costs and expenses associated with the action that caused such Environmental Sweep Period to occur.

A “Lease Sweep Period” will commence upon (i) the date that is 12 months prior to the earliest stated expiration of a Lease Sweep Lease (as defined below) or the date the tenant under a Lease Sweep Lease is required to give notice of renewal (if longer than 12 months prior to the expiration); (ii) the date that the Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date or receipt by the borrower of notice from any tenant under a Lease Sweep Lease that it intends to surrender, cancel or terminate its lease, (iii) a monetary or material non-monetary default under a Lease Sweep Lease, or (iv) a decline in the credit rating of the Lease Sweep Lease tenant (or its parent entity) below “BB” or the equivalent by any rating agency, and will end once (a) the entire space demised under the Lease Sweep Lease in question is either irrevocably renewed or is leased pursuant to qualified leases, as defined in the loan documents, and sufficient funds have accumulated in the lease sweep account to cover all anticipated TI/LCs and free rent periods set forth in such qualified lease, (b) the date the Starbucks Center property has achieved a debt service coverage ratio of 1.65x and debt yield of 10.5%, (c) if such Lease Sweep Period commenced as described in clause (iii) above, the subject default has been cured and no other monetary or material non-monetary default occurs for a period of two consecutive months thereafter, (d) if such Lease Sweep Period commenced as described in clause (iv) above, the credit rating has been restored to at least “BB” or the equivalent, or (e) when funds in the lease sweep reserve account is equal to or greater than the Lease Sweep Deposit Amount (as defined below).

A “Lease Sweep Lease” means (i) the Starbucks lease or (ii) any replacement lease that, either individually, or when taken together with any other lease covers the majority of the space demised under the Starbucks lease.

“Lease Sweep Deposit Amount” means an amount equal to the total rentable square feet of the applicable Lease Sweep Lease multiplied by $10.00.

A-3-30

ANNEX A-3	JPMDB 2016-C4

Starbucks Center

Lockbox / Cash Management. The Starbucks Center Whole Loan is structured with a springing lockbox. Following the occurrence of a Lockbox Commencement Event (as defined below) the borrower is required to cause all rents to be transmitted directly into a lender controlled account and, during the continuance of a Trigger Period (as defined below), funds in such account will be transferred on a daily basis to a cash management account controlled by the lender. During the continuance of a Trigger Period, all funds in the cash management account will be applied by the lender to payments of debt service, required reserves, and other items required under the Starbucks Center Whole Loan documents and remaining cash flow will be held by the lender as additional collateral for the Starbucks Center Whole Loan (except during a Trigger Period caused by a Lease Sweep Period, in which case, all excess cash will be transferred to the lease sweep reserve account, subject to an aggregate cap of $15,067,160 when combined with the TI/LC reserve, or during a Trigger Period caused by an Environmental Sweep Period, in which case, all excess cash will be transferred to the environmental reserve account.

A “Lockbox Commencement Event” will commence (i) on the date that is six months prior to the Anticipated Repayment Date, (ii) on the date that is 18 months prior to the earliest stated expiration of the Lease Sweep Lease or (iii) the commencement of a Trigger Period (as defined below).

A “Trigger Period” will commence upon the occurrence of (i) an event of default, (ii) the Anticipated Repayment Date, (iii) a Low Debt Service Period (as defined below), (iv) an Environmental Sweep Period, (v) a Lease Sweep Period or (vi) a default under an approved mezzanine loan or an approved preferred equity investment. A Trigger Period will continue until such time as (a) with respect to clause (i) above, such event of default has been cured, (b) with respect to clause (ii) above, the debt and all obligations have been repaid in full, (c) with respect to clause (iii) above, the Low Debt Service Period has ended, (d) with respect to clause (iv) above, the Environmental Sweep Period has ended, (e) with respect to clause (v) above, the Lease Sweep Period has ended and (f) with respect to clause (vi) above, such default has been cured and an approved default revocation notice (related to the mezzanine loan or preferred equity) has been delivered to lender.

A “Low Debt Service Period” will commence upon the debt service coverage ratio falling below 1.20x on the last day of any calendar quarter and will end upon the Starbucks Center property achieving a debt service coverage ratio of at least 1.25x for two consecutive calendar quarters.

Future Mezzanine or Subordinate Indebtedness Permitted. Prior to the Anticipated Repayment Date, the Starbucks Center Loan permits either future mezzanine debt (to an affiliate of the borrower) or a future preferred equity investment (in the borrower) provided, among other things, (i) the combined (A) LTV is no more than 48.5%, (B) DSCR is no less than 1.65x and (C) debt yield is no less than 10.5%, (ii) such future indebtedness is (A) coterminous with the Starbucks Center Whole Loan and (B) is conditioned on lender receiving rating agency approval, (iii) with respect to a preferred equity investment, such investment is not secured by any collateral and creates no obligations or liabilities on the part of the borrower and (iv) such junior lender enters into either an intercreditor or recognition agreement, as applicable, with lender.

Partial Release. From and after the defeasance lockout expiration date (but prior to the ARD), the borrower may obtain the release of the parcel where the building leased to Home Depot is located (the “Home Depot Parcel”) provided, among other things, (i) the borrower defeases the loan in an amount equal to $10,960,000 plus accrued and unpaid interest on the portion of the principal being defeased, (ii) the conveyance of the Home Depot Parcel does not adversely affect the remaining portion of the property, (iii) after giving effect to the release, taking into account the Starbucks Center Whole Loan and any existing mezzanine debt or preferred equity interest, the DSCR is at least equal to the greater of (x) 2.02x and (y) the DSCR immediately prior to such release and (iv) the LTV ratio, based on the Starbucks Center Whole Loan and the remaining property, is not greater than the lesser of (x) 45.0% and (y) the LTV ratio immediately prior to such release.

Environmental Matters. The Phase I environmental report, dated June 24, 2016, noted two outstanding recognized environmental conditions (each a “REC”) at Starbucks Center, as described below.

South Loading Dock Site: Groundwater samples taken in 1993 revealed concentrations of diesel fuel which were above the Washington State Department of Ecology’s (“DOE”) cleanup level. In 1995 however, an environmental consultant excavated soil in the area around prior underground storage tanks (“UST”) that caused the diesel concentrations, and these samples indicated that contaminants were then below cleanup levels. While soil conditions were remediated at Starbucks Center in the 1990’s, in 2006, the DOE said that the site is “mostly cleaned up” but declined to issue a no further action (“NFA”) determination due to the remaining concentrations.

Former Sears Automotive Center Site: Soil samples collected in 1994 at the former Sears Automotive Center site where Home Depot is located identified levels of petroleum in the groundwater from prior USTs at the site, none of which reported concentrations above the DOE cleanup levels. In 2006, the DOE stated that the site is mostly cleaned up, but declined to issue a NFA determination due to the lack of comprehensive documentation.

A-3-31

ANNEX A-3	JPMDB 2016-C4

Starbucks Center

In connection with origination, the environmental consultant concluded that the cost to complete the work necessary to obtain a NFA determination at Starbucks Center is $142,000. At origination, the borrower reserved $177,500, which represents 125.0% of the estimated cost. The Starbucks Center Whole Loan is structured with a cash flow sweep if any other environmental matters are discovered in connection with the current RECs or if any unrelated future environmental issues are identified at Starbucks Center, and such cash flow sweep will continue until such time as (i) the borrower has completed, to lender’s satisfaction, any necessary remediation or (ii) 125.0% of estimated costs to complete remediation is deposited in the sweep reserve. Additionally, Nitze-Stagen & Co. agreed to indemnify lender for any loss, up to $1.0 million, related to the borrower’s failure to comply with environmental laws and/or remediation of the Starbucks Center property.

A-3-32

ANNEX A-3	JPMDB 2016-C4

[THIS PAGE INTENTIONALLY LEFT BLANK]

A-3-33

ANNEX A-3	JPMDB 2016-C4

Fresno Fashion Fair Mall

A-3-34

ANNEX A-3	JPMDB 2016-C4

Fresno Fashion Fair Mall

A-3-35

ANNEX A-3	JPMDB 2016-C4

Fresno Fashion Fair Mall

A-3-36

ANNEX A-3	JPMDB 2016-C4

Fresno Fashion Fair Mall

A-3-37

ANNEX A-3	JPMDB 2016-C4

Fresno Fashion Fair Mall

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(2):	$60,000,000	Property Type - Subtype:	Retail – Super Regional Mall
% of Pool by IPB:	5.3%	Net Rentable Area (SF)(4):	536,093
Loan Purpose:	Recapitalization	Location:	Fresno, CA
Borrower:	Macerich Fresno Limited	Year Built / Renovated:	1970 / 2003
	Partnership	Occupancy:	88.2%
Sponsor:	The Macerich Partnership, L.P.	Occupancy Date:	8/31/2016
Interest Rate:	3.58700%	Number of Tenants:	112
Note Date:	10/6/2016	2013 NOI:	$25,136,449
Maturity Date:	11/1/2026	2014 NOI:	$26,351,309
Interest-only Period:	120 months	2015 NOI:	$28,175,002
Original Term:	120 months	TTM NOI (as of 6/2016):	$28,060,898
Original Amortization:	None	UW Economic Occupancy:	89.6%
Amortization Type:	Interest Only	UW Revenues(5):	$32,392,463
Call Protection(3):	L(24),DeforGrtr1%orYM(92),O(4)	UW Expenses:	$6,099,950
Lockbox:	CMA	UW NOI:	$26,292,513
Additional Debt:	Yes	UW NCF:	$25,299,223
Additional Debt Balance:	$265,000,000	Appraised Value / Per SF:	$565,000,000 / $1,054
Additional Debt Type:	Pari Passu	Appraisal Date:	8/24/2016

Escrows and Reserves(6)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$606
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$606
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	57.5%
Replacement Reserves	$0	Springing	$184,080	Maturity Date LTV:	57.5%
TI/LC:	$0	Springing	$1,112,820	UW NCF DSCR:	2.14x
Other:	$0	$0	N/A	UW NOI Debt Yield:	8.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(2)	$325,000,000	100.0%	Return of Equity(7)	$322,225,802	99.1%
			Closing Costs	2,774,198	0.9
Total Sources	$325,000,000	100.0%	Total Uses	$325,000,000	100.0%
(1)	The Fresno Fashion Fair Mall Whole Loan was co-originated by JPMCB and Société Générale.

(2)	The Fresno Fashion Fair Mall loan is part of a whole loan evidenced by seven pari passu notes with an aggregate original principal balance of $325.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $325.0 million Fresno Fashion Fair Mall Whole Loan.

(3)	Defeasance of the full $325.0 million Fresno Fashion Fair Mall Whole Loan is permitted after the earlier to occur of (i) October 6, 2019 and (ii) the date that is two years from the closing date of the securitization that includes the note to be last securitized (the “REMIC Prohibition Period”). After expiration of the REMIC Prohibition Period, the borrower is also permitted to prepay the Fresno Fashion Fair Mall Whole Loan in whole, but not in part, with a yield maintenance premium.

(4)	Net Rentable Area (SF) excludes square footage associated with the Macy’s Women & Home, Macy’s Men’s & Children’s and Forever 21. The Macy’s Women & Home land and improvements are tenant owned with no attributable base rent, while the Forever 21 land and improvements are owned by an affiliate of the loan sponsor and not held as collateral for the Fresno Fashion Fair Mall Whole Loan. Please see “Redevelopment, Master Lease and Partial Releases” below for additional details with respect to the Macy’s Men’s & Children’s ground leased space. Reimbursements for common area maintenance and real estate taxes associated with the Macy’s Women & Home and Macy’s Men’s & Children’s parcels are included in UW NOI. Additionally, Net Rentable Area (SF) is not inclusive of square footage associated with the BJ’s Restaurant, Chick-fil-A and Fleming’s, for which the respective tenants own their improvements but not the related land, which are ground leased from the borrower.

(5)	UW Revenues includes $671,491 in underwritten rent associated with in-line temporary tenants and $1,380,630 in underwritten rent associated with temporary kiosks and carts. UW Revenues also includes base rent attributable to the BJ’s Restaurant, Chick-fil-A and Fleming’s ground leases in the amount of approximately $343,850 per year.

(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(7)	The Fresno Fashion Fair Mall property was previously unencumbered.

A-3-38

ANNEX A-3	JPMDB 2016-C4

Fresno Fashion Fair Mall

The Loan. The Fresno Fashion Fair Mall loan is secured by the borrower’s fee interest in 536,093 square feet of an approximately 957,944 square foot super regional mall located in Fresno, California. The whole loan was co-originated by JPMCB and Société Générale, has an outstanding principal balance as of the Cut-off Date of $325.0 million (the “Fresno Fashion Fair Mall Whole Loan”) and is comprised of seven pari passu notes, each as described below. Note A-1-A, with an outstanding principal balance as of the Cut-off Date of $60.0 million, is being contributed to the JPMDB 2016-C4 Trust and is the controlling note under the related co-lender agreement, the rights of which will be exercised by the trustee under this securitization (or, prior to the occurrence and continuance of a Control Termination Event, by the Directing Certificateholder). However, the holders of the remaining notes will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Fresno Fashion Fair Mall Whole Loan has a 10-year term and will be interest-only for the term of the loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-A	$60,000,000	$60,000,000	JPMDB 2016-C4	Yes
A-1-B	80,000,000	80,000,000	JPMCB	No
A-1-C	69,000,000	69,000,000	JPMCB	No
A-2-A	40,000,000	40,000,000	CFCRE 2016-C6	No
A-2-B	36,000,000	36,000,000	Société Générale	No
A-2-C	35,000,000	35,000,000	Société Générale	No
A-2-D	5,000,000	5,000,000	Société Générale	No
Total	$325,000,000	$325,000,000

The Borrower. The borrowing entity for the Fresno Fashion Fair Mall Whole Loan is Macerich Fresno Limited Partnership, a California limited partnership and special purpose entity.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor for the Fresno Fashion Fair Mall Whole Loan is The Macerich Partnership, L.P., an affiliate of the Macerich Company (NYSE: MAC) (“Macerich”). Macerich is a self-administered and self-managed real estate investment trust involved in the acquisition, ownership, development, redevelopment, management and leasing of regional and community shopping centers located throughout the United States. As of December 31, 2015, Macerich owned approximately 55 million square feet of real estate consisting primarily of interests in 58 regional shopping centers. Macerich specializes in successful retail properties in many of the country’s most attractive and densely populated markets, with a significant presence in California, Arizona, Chicago and the greater New York metro area. As of October 7, 2016, Macerich had a total market capitalization of approximately $10.9 billion and an enterprise value of approximately $16.1 billion. Macerich reported full-year 2015 revenues of approximately $1.3 billion with net income of approximately $488 million.

The loan sponsor acquired the property in 1996 for approximately $87.9 million ($164 per square foot). Since acquisition, the loan sponsor has indicated that it has invested approximately $51.9 million ($97 per square foot) in improvements to the property for a total cost basis in the property of $139.8 million ($261 per square foot). Additionally, the loan sponsor intends to invest approximately $2.5 million over the next two years in routine upgrades and maintenance.

The Property. Fresno Fashion Fair Mall is an approximately 957,944 square foot, super regional mall located in Fresno, California. Approximately 536,093 square feet of the Fresno Fashion Fair Mall serves as collateral for the Fresno Fashion Fair Mall Whole Loan. Fresno Fashion Fair Mall was originally developed in 1970 and was most recently renovated in 2003. The property is located on a 69.0 acre parcel and features four anchor spaces, six outparcel lots and approximately 355,296 square feet of in-line retail space. Since acquiring the property, the loan sponsor has undertaken two large scale re-development projects at the property. In 2003 the loan sponsor began an extensive interior remodeling at an estimated cost of approximately $11.7 million, aimed at repositioning and remerchandising the mall’s product offering. In addition, in 2006, the loan sponsor completed an expansion comprised of an outdoor village at an estimated cost of approximately $20.5 million. The 2006 expansion has attracted well known national brands such as Anthropologie (10,928 square feet), Michael Kors (2,225 square feet), Sephora (5,158 square feet), Cheesecake Factory (10,200 square feet) and GUESS (5,226 square feet). The property contains 5,930 surface parking spaces for an overall parking ratio of 6.19 spaces per 1,000 square feet.

A-3-39

ANNEX A-3	JPMDB 2016-C4

Fresno Fashion Fair Mall

The property is anchored by JCPenney, Macy’s Women & Home, Forever 21 and Macy’s Men’s & Children’s. JCPenney leases 153,769 square feet (28.7% of collateral net rentable area) through November 2017 and is the primary collateral anchor tenant. For the trailing 12-month period ending August 2016, JCPenney totaled $36.0 million in annual sales ($234 per square foot) and has outperformed the national average for equivalent JCPenney stores. JCPenney is an original tenant at the property and is not obligated to pay rent under its lease, but is responsible for its proportionate share of tax and common area maintenance reimbursements. Macy’s Women & Home owns its underlying land and improvements and is not collateral for the Fresno Fashion Fair Mall Whole Loan. The Forever 21 anchor parcel was conveyed to an affiliate of the loan sponsor prior to origination and does not serve as collateral for the Fresno Fashion Fair Mall Whole Loan.

Non-Owned Anchors
Tenant	Ratings(1) Moody’s/S&P/Fitch	Net Rentable Area (SF)	Most Recent Sales(2)	Most Recent Sales PSF(2)
Macy’s Women & Home(3)	Baa2 / BBB / BBB	176,410	$45,500,000	$258
Forever 21(3)	NA / NA / NA	148,614	$10,921,726	$73
Macy’s Men’s & Children’s(4)	Baa2 / BBB / BBB	76,650	$19,500,000	$254
(1)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(2)	Macy’s Women & Home and Macy’s Men’s & Children’s are based on the loan sponsor’s estimate, while Forever 21 is based on actual reported sales, each as of August 31, 2016.

(3)	The Macy’s Women & Home and Forever 21 anchor parcels are not part of the collateral for the Fresno Fashion Fair Mall Whole Loan. Macy’s Women & Home land and improvements are tenant owned, while the Forever 21 land and improvement are owned by an affiliate of the loan sponsor and not held as collateral for the loan.

(4)	Please see “Redevelopment, Master Lease and Partial Releases” below for additional detail with respect to the Macy’s Men’s & Children’s ground leased space.

As of August 31, 2016, the property was 88.2% leased by 112 tenants (92.2% including temporary tenants). The overall mall, inclusive of non-owned anchor tenants, is 93.3% occupied (95.6% including temporary tenants). The property’s tenant offering is broad with a range of higher-end and mass market tenants represented. The largest non-anchor collateral tenant, Victoria’s Secret, leases 14,530 square feet (2.7% of the collateral net rentable area) through January 2027. Victoria’s Secret contributes 3.5% of the total underwritten base rent and reported sales of $683 per square foot for the trailing 12-months ending August 31, 2016. The second largest non-anchor collateral tenant, Love Culture, leases 14,135 square feet (2.6% of the collateral net rentable area) through October 2020. Love Culture contributes 3.2% of the total underwritten base rent and reported sales of $122 per square foot for the trailing 12-months ending August 31, 2016. Outside of the four anchor tenants, no individual tenant occupies more than 2.7% of collateral net rentable area or accounts for more than 3.5% in underwritten base rent. In addition to its anchors, the property’s in-line tenants largely consist of national retailers such as Apple, Abercrombie & Fitch, American Eagle Outfitters and Foot Locker.

The property has generated more than $314.0 million in overall gross sales for the trailing 12-months ending August 31, 2016, with comparable in-line sales of approximately $694 per square foot and occupancy costs of 12.5%. The property has demonstrated consistent performance with overall mall occupancy having averaged 95.8% since 2007, while net operating income has demonstrated steady year-over-over gains every year dating back to 2010. More recently, the property has experienced continued leasing momentum, with 30 new and renewal leases over the preceding 22-month period accounting for 81,688 square feet and approximately $5.1 million in underwritten base rent.

Historical and Current Occupancy(1)(2)(3)
2013	2014	2015	Current(4)
95.8%	95.8%	93.2%	88.2%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Historical and Current Occupancy includes only permanent leases.

(3)	Historical and Current Occupancy including specialty tenants with leases over six months for 2013 to Current is 96.8%, 98.4%, 98.1% and 92.2%, respectively.
(4)	Current Occupancy is as of August 31, 2016.

A-3-40

ANNEX A-3	JPMDB 2016-C4

Fresno Fashion Fair Mall

Historical In-line Sales and Occupancy Costs (1)(2)
	2013	2014	2015	TTM(3)
In-line Sales PSF(4)	$621	$603	$642	$694
Occupancy Costs(5)	12.7%	13.4%	13.0%	12.5%
(1)	Historical In-line Sales and Occupancy Costs are based on actual reported sales or estimates, in each case provided by the sponsor.

(2)	In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet that reported full year sales and were provided by the sponsor.

(3)	TTM In-line Sales and Occupancy Costs are as of August 31, 2016.

(4)	In-line Sales PSF excluding Apple are $535, $524, $556 and $597 for 2013, 2014, 2015 and TTM, respectively.

(5)	Occupancy Costs excluding Apple are 14.9%, 15.4%, 15.0% and 14.6% for 2013, 2014, 2015 and TTM, respectively.

Fresno Fashion Fair Mall benefits from its location approximately 5.5 miles north of downtown Fresno, California. The property is located approximately 5.8 miles east of Highway 99, the major regional highway through the Central Valley of California and is situated between Highway 41 and Highway 168. According to the California State Transportation Agency, the daily traffic count for Highway 168 was approximately 123,000 vehicles. Additionally, the property is located just over 1.0 mile west of California State University, which had a total student population of 24,403 as of the 2016 fall semester. According to the appraisal, the property benefits from regional and local accessibility, serving a 25-mile trade area covering nearly 1.0 million residents and spanning over 300,000 households. As of year end 2015, the Fresno metropolitan statistical area is home to approximately 975,499 people with an estimated population within a five-, seven- and 25-mile radius of the property of approximately 400,022, 623,569 and 989,691 people, respectively. Additionally, estimated household income within a five-, seven- and 25-mile radius of the property is approximately $63,126, $66,212 and $66,870, respectively, with projected annual compound growth of 3.0% through 2020.

As of the second quarter of 2016, the Fresno retail market consisted of 64.2 million square feet with an overall vacancy rate of 7.5% and average asking rents of $13.14 per square foot. According to the appraisal, the property’s primary and secondary competition consists of nine properties as demonstrated in the table below. The competitive properties in the primary trade area maintained a vacancy rate of approximately 9.0% and average sales ranging from $250 to $400 per square foot. The appraisal does not identify any new or proposed directly competitive properties in the area.

Competitive Set Summary(1)
Property	Year Built / Renovated	Total GLA	Proximity (Miles)	Estimated Occupancy	Sales PSF	Anchor Tenants
Fresno Fashion Fair Mall(2)	1970 / 2003	957,944	NAP	93.3%	$597	Macy’s, Macy’s Men’s and Children’s, Forever 21, JCPenney
Primary Competition
Fig Garden Village	1956 / 2007	301,101	1.7	94.0%	$400	Whole Foods market, CVS
The Shops at River Park	1997 / NAP	677,252	3.5	93.0%	$325	Macy’s, Edward’s Cinema, REI, Cost Plus
Marketplace At River Park	1996 / NAP	505,925	3.3	98.0%	$325	JCPenney, Target, Best Buy, Buy Buy Baby, Marshalls, Old Navy
Villagio Shopping Center	2002 / 2006	203,268	4.0	100.0%	NAV	Nordstrom Rack, Barnes & Noble, HomeGoods
Sierra Vista Mall	1988 / 2007	697,980	4.4	80.0%	$250	Sears, Kohl’s, Target, Sierra Vista Cinema
Secondary Competition
Burlington Plaza(3)	1978 / NAP	395,059	1.4	75.0%	NAV	Target, Smart & Final
Winepress S.C.(3)	1987 / NAP	310,650	4.0	79.0%	NAV	Target, Stein mart, Anna’s Linens, Big 5
Clovis Crossing	2000 / 2005	446,643	5.8	98.0%	NAV	Walmart, Dick’s Sporting Goods, HomeGoods, Anna’s Linens
Marketplace at El Paseo	2014 / NAP	365,147	9.5	95.0%	NAV	Target, Ross Dress For Less, Old Navy, Marshalls, Burlington Coat Factory, Anna’s Linens, Petco
(1)	Based on the appraisal.

(2)	Total GLA for Fresno Fashion Fair Mall includes non-collateral space and Estimated Occupancy represents actual occupancy as of June 30, 2016, excluding temporary tenants. Sales PSF for the Fresno Fashion Fair Mall represents comparable in-line sales excluding Apple as of August 31, 2016.

(3)	Burlington Plaza and Winepress S.C. each have a vacant anchor tenant space.

A-3-41

ANNEX A-3	JPMDB 2016-C4

Fresno Fashion Fair Mall

Collateral Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Lease Expiration Date	Base Rent PSF	% of Total Base Rent	Most Recent Sales PSF(3)	Occupancy Cost(3)
JCPenney(4)(5)	B1 / B / B+	153,769	28.7%	11/30/2017	$0.00	0.0%	$234	0.7%
Victoria’s Secret	Ba1 / BB+ / BB+	14,530	2.7%	1/31/2027	$47.05	3.5%	$683	9.1%
Love Culture	NA / NA / NA	14,135	2.6%	10/31/2020	$44.22	3.2%	$122	36.1%
Bank of the West	Aa3 / A- / A	14,114	2.6%	12/31/2018	$41.81	3.0%	NAV	NAV
Anthropologie	NA / NA / NA	10,928	2.0%	10/1/2017	$31.78	1.8%	$214	22.5%
Cheesecake Factory	NA / NA / NA	10,200	1.9%	1/31/2026	$40.00	2.1%	$939	5.9%
Charming Charlie	NA / NA / NA	9,563	1.8%	1/31/2022	$28.15	1.4%	$133	20.6%
New York & Company	NA / NA / NA	9,268	1.7%	1/31/2017	$36.57	1.7%	$241	27.2%
Express	NA / NA / NA	8,500	1.6%	1/31/2026	$35.33	1.6%	$466	13.4%
Abercrombie & Fitch	NA / NA / NA	7,782	1.5%	1/31/2021	$38.74	1.6%	$256	25.1%
(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Most Recent Sales PSF and Occupancy Cost are based on actual reported sales or estimates, in each case provided by the sponsor as of August 31, 2016.

(4)	JCPenney is an original tenant at the property and is not obligated to pay rent under its leases. Under its current lease, JCPenney is responsible only for its proportionate share of CAM and tax reimbursements.

(5)	JCPenney’s lease will be terminated and the tenant will be released from its obligations under the lease in the event the borrower rejects its offer to purchase its leased premises. See “Purchase Option” below for additional details.

Lease Rollover Schedule (1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	63,336	11.8%	NAP	NAP	63,336	11.8%	NAP	NAP
2016 & MTM	5	11,593	2.2%	$879,789	4.5%	74,929	14.0%	$879,789	4.5%
2017	20	217,583	40.6%	3,169,548	16.4%	292,512	54.6%	$4,049,337	20.9%
2018	11	36,850	6.9%	2,198,365	11.3%	329,362	61.4%	$6,247,703	32.3%
2019	12	23,461	4.4%	1,648,486	8.5%	352,823	65.8%	$7,896,188	40.8%
2020	14	38,821	7.2%	2,387,052	12.3%	391,644	73.1%	$10,283,240	53.1%
2021	9	18,358	3.4%	1,243,419	6.4%	410,002	76.5%	$11,526,660	59.5%
2022	3	19,614	3.7%	704,404	3.6%	429,616	80.1%	$12,231,063	63.1%
2023	10	25,011	4.7%	1,586,161	8.2%	454,627	84.8%	$13,817,224	71.3%
2024	12	21,857	4.1%	2,235,116	11.5%	476,484	88.9%	$16,052,340	82.9%
2025	6	11,945	2.2%	827,844	4.3%	488,429	91.1%	$16,880,184	87.1%
2026	7	31,302	5.8%	1,598,803	8.3%	519,731	96.9%	$18,478,988	95.4%
2027 & Beyond(3)	3	16,362	3.1%	893,295	4.6%	536,093	100.0%	$19,372,283	100.0%
Total	112	536,093	100.0%	$19,372,283	100.0%

(1)	Based on the underwritten rent roll.

(2)	Lease Rollover Schedule excludes the square footage associated with the Macy’s Women & Home, Macy’s Men’s & Children’s and Forever 21 boxes. The Macy’s Women & Home land and improvements are tenant owned with no attributable base rent, while the Forever 21 land and improvements are Macerich owned and not collateral for the Fresno Fair Fashion Mall Whole Loan. While currently held as collateral for the loan, the Macy’s Men’s & Children’s anchor parcel is subject to free release by the borrower with no accompanying payment of a release price or prepayment of the Fresno Fashion Fair Mall Whole Loan.

(3)	2027 & Beyond Net Rentable Area Expiring represents owned collateral only and excludes the square footage associated with the BJ’s Restaurant, Chick-fil-A and Fleming’s, for which the respective tenant owns their improvements but not the related land, which are ground leased from the borrower. Underwritten base rent attributable to the BJ’s Restaurant, Chick-fil-A and Fleming’s ground leases is approximately $343,850 per year and is included in 2027 & Beyond Base Rent Expiring.

A-3-42

ANNEX A-3	JPMDB 2016-C4

Fresno Fashion Fair Mall

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$18,767,733	$20,007,601	$20,310,953	$19,947,818	$19,372,283	$36.14	59.9%
Vacant Income	0	0	0	0	3,363,389	6.27	10.4%
Gross Potential Rent	$18,767,733	$20,007,601	$20,310,953	$19,947,818	$22,735,672	$42.41	70.3%
CAM Reimbursement for Windsor Square	8,043,147	8,289,431	8,666,014	8,475,155	7,533,990	14.05	23.3%
Real Estate	1,646,215	1,693,458	1,809,238	1,937,699	1,704,975	3.18	5.3%
Percentage Rent	455,674	281,211	295,450	420,797	249,478	0.47	0.8%
Other Rental Storage	33,956	30,976	50,479	98,346	98,483	0.18	0.3%
Net Rental Income	$28,946,725	$30,302,678	$31,132,134	$30,879,815	$32,322,598	$60.29	100.0%
(Vacancy/Credit Loss)	(205,366)	(244,149)	(454,317)	(475,769)	(3,363,389)	(6.27)	(10.4)
Other Income(5)	2,846,161	2,735,663	3,150,590	3,385,584	3,433,254	6.40	10.6%
Effective Gross Income	$31,587,519	$32,794,192	$33,828,408	$33,789,630	$32,392,463	$60.42	100.2%

Total Expenses	$6,451,070	$6,442,883	$5,653,406	$5,728,731	$6,099,950	$11.38	18.8%

Net Operating Income	$25,136,449	$26,351,309	$28,175,002	$28,060,898	$26,292,513	$49.04	81.2%

Total TI/LC, Capex/RR	0	0	0	0	993,289	1.85	3.1%

Net Cash Flow	$25,136,449	$26,351,309	$28,175,002	$28,060,898	$25,299,223	$47.19	78.1%
(1)	TTM represents the trailing 12-month period ending on June 30, 2016.

(2)	% column represents percent of Net Rental Income for all revenue lines and percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rents in Place is inclusive of $456,449 in contractual rent steps underwritten though August 2017.

(4)	Non-collateral anchor tenants, Macy’s Women & Home, Forever 21 and Macy’s Men’s & Children’s, have not been included in Rents in Place. Underwritten Rents in Place is inclusive of approximately $343,850 attributable to the BJ’s Restaurant, Chick-fil-A and Fleming’s ground leases.

(5)	Other Income includes tenant marketing expense reimbursements and other rents, including $671,491 in underwritten base rent associated with in-line temporary tenants and $1,380,360 in underwritten base rent associated with temporary kiosks and carts.

Property Management. The property is managed by Macerich Property Management Company, LLC, an affiliate of the loan sponsor.

Escrows and Reserves. No upfront escrows were taken at origination.

Tax Escrows - The requirement for the borrower to make monthly deposits into the tax escrow is waived so long as (i) no Trigger Period (as defined below) has occurred and is continuing and (ii) the borrower delivers evidence reasonably satisfactory to the lender that all taxes have been timely paid.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as (i) no Trigger Period has occurred and is continuing and (ii) the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy in accordance with the loan documents and that all premiums have been timely paid.

Replacement Reserves - The requirement for the borrower to make monthly deposits to the replacement reserve account is waived so long as no Trigger Period has occurred and is continuing. Following the occurrence and during the continuance of a Trigger Period, the borrower is required to deposit $7,670 per month (approximately $0.17 per square foot annually) for replacement reserves. The reserve is subject to a cap of $184,080 (approximately $0.34 per square foot).

TI/LC Reserves - The requirement for the borrower to make monthly deposits into the TI/LC reserve is waived so long as no Trigger Period has occurred and is continuing. Following the occurrence and during the continuance of a Trigger Period, the borrower is required to deposit approximately $46,368 per month (approximately $1.04 per square foot annually) for TI/LC reserves. The TI/LC reserve is subject to a cap of $1,112,820 (approximately $2.08 per square foot). The borrower is also required to deposit any lease termination payments (regardless of the existence of a Trigger Period) into the TI/LC reserve.

A-3-43

ANNEX A-3	JPMDB 2016-C4

Fresno Fashion Fair Mall

Lockbox / Cash Management. The loan is structured with a CMA lockbox. Tenant direction letters are required to be sent to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. The funds are then transferred to an account controlled by the borrower until the occurrence of a Trigger Period (as defined below). During the continuance of a Trigger Period, all rents will be swept weekly to a segregated cash management account and held in trust and for the benefit of the lender. The lender will have a first priority security interest in the cash management account. Upon the occurrence and during the continuance of a Trigger Period until the occurrence of a Trigger Period Cure (as defined below), all excess cash after payment of debt service, required reserves and budgeted operating expenses will be held as additional security for the Fresno Fashion Fair Mall Whole Loan.

A “Trigger Period” means (i) the occurrence and continuance of an event of default or (ii) the occurrence of a DSCR Trigger Event.

A “DSCR Trigger Event” means the period commencing on the date when the debt service coverage ratio (as calculated in the loan documents) falls below 1.45x.

A “Trigger Period Cure” means (a) with respect to the Trigger Period caused solely by an event of default, the event of default has been cured (and no other event of default is continuing) or (b) with respect to the Trigger Period caused solely by a DSCR Trigger Event, the achievement of a debt service coverage ratio of 1.50x for two consecutive calendar quarters.

Redevelopment, Master Lease and Partial Releases. The borrower is permitted to engage in certain redevelopment activities at the property, which may include the modification and/or termination of the Macy’s Men’s and Children’s or JCPenney leases and the release of surface parking adjacent to the Forever 21 store and/or the Macy’s Men’s and Children’s store with the adjacent parking area, in each case without the payment of a release price or prepayment of the loan. In the event of any decrease in underwritten net operating income (as defined in the Fresno Fashion Fair Mall Whole Loan documents) as a result of the redevelopment activities, the borrower is required to enter into a master lease with the guarantor for all vacant space at the property. The rent under any such master lease is required to be in the amount of any decrease in underwritten net operating income. The loan documents provide that rent under such master lease will be reduced if and to the extent underwritten net operating income with respect to the property increases, as determined on a quarterly basis. With respect to any termination of the Macy’s Men’s & Children’s lease or JCPenney lease, the master lease will terminate if: (x) the underwritten net operating income with respect to the property is restored to the greater of (i) pre-development levels and (ii) $27,000,000 and (y) the areas impacted by such redevelopment activities are 90% or more occupied with tenants in possession and paying rent. With respect to any modification of the Macy’s Men’s & Children’s lease and/or JCPenney lease resulting in a decrease in underwritten net operating income, the master lease will terminate when the underwritten NOI is restored to the greater of (i) pre-modification levels and (ii) $27,000,000. No base rent has been underwritten in connection with the Macy’s Women & Home, JCPenney, Macy’s Men’s & Children’s and Forever 21 spaces. Please see “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”, “—Redevelopment, Renovation and Expansion” and “—Certain Terms of the Mortgage Loans—Partial Releases” in the Prospectus for additional information.

Purchase Option. JCPenney has the right to purchase its parcel under the related lease. The borrower may nullify this purchase option, but the lease provides that a rejection of the offer to purchase will result in a termination of the lease and JCPenney being released from its obligations under the lease, as long as JCPenney pays all basic rents and other amounts due. The loan documents require that the borrower reject any offer by JCPenney to purchase the leased parcel.

A-3-44

ANNEX A-3	JPMDB 2016-C4

[THIS PAGE INTENTIONALLY LEFT BLANK]

A-3-45

ANNEX A-3	JPMDB 2016-C4

Windsor Square

A-3-46

ANNEX A-3	JPMDB 2016-C4

Windsor Square

A-3-47

ANNEX A-3	JPMDB 2016-C4

Windsor Square

A-3-48

ANNEX A-3	JPMDB 2016-C4

Windsor Square

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$60,000,000	Title:	Fee
Cut-off Date Principal Balance:	$60,000,000	Property Type - Subtype:	Retail – Anchored
% of Pool by IPB:	5.3%	Net Rentable Area (SF)(1):	661,156
Loan Purpose:	Refinance	Location:	Matthews, NC
Borrower:	SC Windsor Square, LLC	Year Built / Renovated:	1986 / 2014
Sponsor:	SCH Corp.	Occupancy:	93.6%
Interest Rate:	3.76700%	Occupancy Date:	8/31/2016
Note Date:	9/30/2016	Number of Tenants:	35
Maturity Date:	10/1/2026	2013 NOI:	$4,675,528
Interest-only Period:	36 months	2014 NOI:	$4,783,298
Original Term:	120 months	2015 NOI:	$4,848,816
Original Amortization:	360 months	TTM NOI (as of 7/2016):	$5,145,304
Amortization Type:	IO-Balloon	UW Economic Occupancy:	90.0%
Call Protection:	L(25),Def(91),O(4)	UW Revenues:	$7,183,448
Lockbox:	Hard	UW Expenses:	$1,726,445
Additional Debt:	N/A	UW NOI:	$5,457,003
Additional Debt Balance:	N/A	UW NCF:	$4,903,754
Additional Debt Type:	N/A	Appraised Value / Per SF:	$83,700,000 / $127
		Appraisal Date:	8/22/2016

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$91
Taxes:	$296,096	$24,000	N/A	Maturity Date Loan / SF:	$78
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	71.7%
Replacement Reserves:	$6,570	$6,570	$236,520	Maturity Date LTV:	61.7%
TI/LC:	$37,083	$37,083	$1,335,000	UW NCF DSCR:	1.47x
Other:	$337,712	$0	N/A	UW NOI Debt Yield:	9.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$60,000,000	100.0%	Payoff Existing Debt	$45,566,284	75.9%
			Return of Equity	13,077,203	21.8
			Closing Costs	679,052	1.1
			Upfront Reserves	677,460	1.1
Total Sources	$60,000,000	100.0%	Total Uses	$60,000,000	100.0%
(1)	Net Rentable Area (SF) is inclusive of square footage associated with three ground leased anchor parcels. The ground leased parcels are occupied by Sam’s Club (135,787 square feet), Kohl’s (92,898 square feet) and JCPenney (90,750 square feet), each of which owns their respective improvements but not the related land and, collectively, account for $1,512,299 in underwritten rent related to ground lease payments through October 2027, January 2022 and September 2027, respectively.

(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Windsor Square loan has an outstanding principal balance as of the Cut-off Date of $60.0 million and is secured by a first mortgage lien on the borrower’s fee interest in a 661,156 square foot anchored retail shopping center located in Matthews, North Carolina. The loan has a 10-year term and, subsequent to a three-year interest only period, will amortize on a 30-year schedule. The previously existing debt was securitized in the GSMS 2006-GG8 transaction.

The Borrower. The borrowing entity for the loan is SC Windsor Square, LLC, a Delaware limited liability company and special purpose entity.

A-3-49

ANNEX A-3	JPMDB 2016-C4

Windsor Square

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is SCH Corp., an affiliate of the Sterling Organization. The Sterling Organization currently owns and manages a portfolio comprised of approximately 8.5 million square feet, valued in excess of $1.5 billion, through a series of private equity funds. The company has offices in major markets throughout the United States and over 85 seasoned real estate professionals. Among other strategies, the Sterling Organization targets value-add retail real estate properties in infill locations in major markets across the United States.

The loan sponsor purchased the property in 2003 for approximately $38.8 million (approximately $59 per square foot). Since acquisition, the loan sponsor has indicated that it invested approximately $18.0 million (approximately $27 per square foot) for a total cost basis in the property of approximately $56.7 million (approximately $86 per square foot).

The Property. Windsor Square is a 661,156 square foot anchored retail shopping center located in Matthews, North Carolina. The property was originally developed in 1986 and most recently renovated in 2014. The property is comprised of four multi-tenant buildings and two single-tenant buildings and is located on an approximately 60.2 acre site. The property contains 3,189 parking spaces with an overall parking ratio of approximately 4.8 spaces per 1,000 square feet of net rentable area. The loan sponsor has invested substantial capital in maintaining and further improving the property, most recently completing a capital project in 2014. The renovation included cosmetic, mechanical and common area upgrades, as well as improvements to the build-out of vacant spaces and improvements to exterior signage to attract higher quality tenants.

As of August 31, 2016, the property was 93.6% occupied by 35 tenants. Anchor tenants at the property include Sam’s Wholesale Club (“Sam’s Club”), Kohl’s Department Stores, Inc. (“Kohl’s”) and JCPenney, each of which owns their respective improvements but not the related land, which is occupied pursuant to a ground lease. Annual ground rent attributable to the Sam’s Club, Kohl’s and JCPenney parcels, payable through October 2027, January 2022 and September 2027, respectively, has been underwritten at $606,425, $542,874 and $363,000, respectively. The property benefits both from institutional quality anchor tenants, as well as a diverse tenant roster, with no individual tenant accounting for greater than 5.5% of net rentable area or 7.5% of underwritten base rent outside of the primary anchors. The largest tenant, Sam’s Club, ground leases 20.5% of net rentable area through October 2027 and has occupied its space since November 1987. The Sam’s Club lease does not require ongoing sales reporting; however, it recently renewed its lease in August 2016, which contains 10 remaining five-year extension options. Underwritten base rent associated with Sam’s Club is attributable to ground rent and accounts for 10.4% of underwritten base rent at the property. The second largest tenant, Kohl’s, ground leases 14.1% of net rentable area through January 2022 and has occupied its space since May 1996. For the trailing 12 months ending January 31, 2016, Kohl’s reported approximately $15.8 million in total sales (approximately $170 per square foot) resulting in an occupancy cost of 4.5%. Kohl’s most recently renewed their lease in October 2015, which contains five remaining five-year extension options. Underwritten base rent associated with Kohl’s is attributable to ground rent and accounts for 9.3% of underwritten base rent at the property. The third largest tenant, JCPenney, ground leases 13.7% of net rentable area through September 2027 and has occupied its space since November 2011. For the 2015 fiscal year ending September 30, 2015, JCPenney reported total sales of approximately $8.3 million (approximately $91 per square foot) resulting in an occupancy cost of 6.3%. The JCPenney ground lease contains one, 10-year renewal option and nine, five-year renewal options. Underwritten base rent associated with JCPenney is attributable to ground rent and accounts for 6.2% of underwritten base rent at the property. The property has also demonstrated recent leasing momentum, as evidenced by 12 new and renewal leases signed since January 2016, representing 332,411 square feet (50.3% of net rentable area). The property has retained a number of tenants with 52.3% of net rentable having been in occupancy for over 10 years and 41.4% having been in occupancy for over 20 years. According to the sponsor, non-anchor comparable sales for reporting tenants have demonstrated year-over-year increases every year dating back to 2013 with both nationally branded and local tenants showing considerable growth.

Windsor Square is located in the East Charlotte submarket in Matthews, North Carolina, approximately eight miles southeast of the Charlotte central business district. According to the appraisal, between 2000 and 2013 Charlotte was the second fastest growing market by population in the United States with over 52% growth projected in 2020 as compared to 2000. The property is located along the Independence Boulevard corridor, a highly developed four-lane roadway connecting Charlotte’s central business district to suburban communities located southeast of the city, and is in close proximity to Interstate 485 and Highway 51, each a roadway bearing considerable daily traffic. Interstate 485 serves as a primary beltway around the greater Charlotte area and provides convenient access to the property. According to the appraisal, the property’s 2015 estimated population within a one-, five-, and ten-mile radius is 5,947, 171,421, and 606,548 people, respectively, with average household income of $67,549, $86,833, and $93,104, respectively. The appraisal notes a primary trade area within a five-mile radius of the property and a secondary trade area within a ten-mile radius, with an income distribution skewed towards upper income brackets in both categories. As of second quarter 2016, the East Charlotte retail submarket contained approximately 4.6 million square feet of retail space with an average vacancy rate of 9.4% and average asking rents of $14.79 per square foot. The appraisal notes an upward trend in the market that is anticipated to continue through 2020. The appraisal identified five directly competitive retail properties built between 1987 and 2004 and ranging in size from 95,410 square feet to 551,314 square feet. The comparable retail properties reported occupancies ranging from 60.0% to 99.0% with a weighted average occupancy of 93.0%. Asking rents for the comparable properties range from $12.00 to $30.00 per square foot. The appraisal concluded that market rents were in-line with the rents in-place at the property.

A-3-50

ANNEX A-3	JPMDB 2016-C4

Windsor Square

Historical and Current Occupancy(1)
2013	2014	2015	Current(2)
88.2%	90.8%	96.3%	93.6%
(1)	Historical Occupancies are as of December 31 of each respective year and exclude temporary tenants.

(2)	Current Occupancy is as of August 31, 2016 and excludes temporary tenants.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Most Recent Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date
Sam’s Club(4)	Aa2 / AA / AA	135,787	20.5%	$4.47	10.4%	NAV	NAV	10/31/2027
Kohl’s(4)	Baa2 / BBB / BBB	92,898	14.1%	$5.84	9.3%	$170	4.5%	1/28/2022
JCPenney(4)	NA / B / NA	90,750	13.7%	$4.00	6.2%	$91	6.3%	9/30/2027
Life Time Fitness	NA / NA / NA	36,594	5.5%	$12.00	7.5%	NAV	NAV	12/31/2021
Ross Dress for Less(5)	A3 / A- / NA	30,109	4.6%	$13.50	7.0%	NAV	NAV	1/31/2021
hhgregg(5)	NA / NA / NA	22,934	3.5%	$12.00	4.7%	$398	3.6%	10/31/2025
DSW(5)	NA / NA / NA	20,312	3.1%	$16.00	5.6%	$112	17.4%	1/31/2024
AC Moore(5)	NA / NA / NA	20,009	3.0%	$12.00	4.1%	NAV	NAV	7/31/2026
PetSmart(5)	B3 / B+ / NA	19,150	2.9%	$13.00	4.3%	NAV	NAV	1/31/2024
Office Depot	B1 / B- / NA	17,888	2.7%	$15.93	4.9%	NAV	NAV	1/31/2022
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent sales for the trailing 12-month period ending January 2016 for Kohl’s, September 2015 for JCPenney, December 2015 for hhgregg and April 2016 for DSW. The remaining tenants are not required to report sales pursuant to their in-place leases.
(4)	Sam’s Club, Kohl’s and JCPenney operate under ground leases and own their own improvements.
(5)	Certain tenants, including Ross Dress for Less, hhgregg, DSW, AC Moore and PetSmart, have the right to reduce their rent and/or terminate their lease if occupancy levels decrease below certain thresholds according to their individual co-tenancy clauses and/or certain gross sales thresholds are not satisfied.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	42,439	6.4%	NAP	NAP	42,439	6.4%	NAP	NAP
2016 & MTM	0	0	0.0%	$0	0.0%	42,439	6.4%	$0	0.0%
2017	3	12,746	1.9%	229,618	3.9%	55,185	8.3%	$229,618	3.9%
2018	4	7,535	1.1%	146,882	2.5%	62,720	9.5%	$376,500	6.4%
2019	5	23,953	3.6%	394,833	6.8%	86,673	13.1%	$771,332	13.2%
2020	4	23,995	3.6%	349,312	6.0%	110,668	16.7%	$1,120,645	19.2%
2021	2	66,703	10.1%	845,600	14.5%	177,371	26.8%	$1,966,244	33.6%
2022	4	127,417	19.3%	977,286	16.7%	304,788	46.1%	$2,943,530	50.3%
2023	2	12,958	2.0%	196,914	3.4%	317,746	48.1%	$3,140,444	53.7%
2024	3	44,962	6.8%	711,442	12.2%	362,708	54.9%	$3,851,886	65.9%
2025	2	28,798	4.4%	365,208	6.2%	391,506	59.2%	$4,217,094	72.1%
2026	3	32,038	4.8%	516,258	8.8%	423,544	64.1%	$4,733,352	81.0%
2027 & Beyond	3	237,612	35.9%	1,113,400	19.0%	661,156	100.0%	$5,846,752	100.0%
Total	35	661,156	100.0%	$5,846,752	100.0%
(1)	Based on the underwritten rent roll.

(2)	Lease Rollover Schedule is inclusive of square footage associated with three ground leased anchor parcels. The ground leased parcels are occupied by Sam’s Club (135,787 square feet), Kohl’s (92,898 square feet) and JCPenney (90,750 square feet), each of which owns their respective improvements but not the related land. Lease Rollover Schedule reflects ground lease payments for Sam’s Club, Kohl’s and JCPenney of $606,425, $542,874 and $363,000, respectively, continuing through October 2027, January 2022 and September 2027, respectively.

A-3-51

ANNEX A-3	JPMDB 2016-C4

Windsor Square

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$4,811,423	$5,140,306	$5,212,016	$5,417,498	$5,846,752	$8.84	73.2%
Vacant Income	$0	0	0	0	651,266	0.99	8.2%
Gross Potential Rent	$4,811,423	$5,140,306	$5,212,016	$5,417,498	$6,498,018	$9.83	81.4%
CAM Reimbursements	1,536,090	1,323,236	1,459,815	1,597,966	1,473,587	2.23	18.5%
Other Rental Storage	14,500	14,400	(900)	(3,200)	12,003	0.02	0.2%
Net Rental Income	$6,362,013	$6,477,942	$6,670,931	$7,012,264	$7,983,607	$12.08	100.0%
(Vacancy/Credit Loss)	(39,935)	0	(21,250)	(47,443)	(800,160)	(1.21)	(10.0)%
Other Income	18,501	57,908	(67)	1,133	0	0	0.0%
Effective Gross Income	$6,340,579	$6,535,850	$6,649,614	$6,965,954	$7,183,448	$10.86	90.0%

Total Expenses	$1,665,051	$1,752,552	$1,800,799	$1,820,649	$1,726,445	$2.61	24.0%

Net Operating Income	$4,675,528	$4,783,298	$4,848,816	$5,145,304	$5,457,003	$8.25	76.0%

Total TI/LC, Capex/RR	0	0	0	0	553,249	0.84	7.7%

Net Cash Flow	$4,675,528	$4,783,298	$4,848,816	$5,145,304	$4,903,754	$7.42	68.3%

(1)	TTM historical financials are based on the trailing 12-month period ending on July 31, 2016.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place include the straight line average of Sam’s Club’s rent during the term of the loan.

Property Management. The Windsor Square property is managed by Sterling Retail Services, Inc., an affiliate of the loan sponsor.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $296,096 for real estate taxes, $197,132 for outstanding tenant improvements and leasing commissions related to three tenants, $140,580 for deferred maintenance, $37,083 for future tenant improvements and leasing commissions and $6,570 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $24,000. The requirement for the borrower to make monthly deposits to the tax escrow with respect to any tax parcel for which the taxes or assessments are paid directly by a tenant is waived so long as (i) no event of default exists and (ii) the borrower provides satisfactory evidence that the taxes are actually paid by such tenants prior to the assessment of any penalty for late payment and prior to the date that such taxes are considered delinquent.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as (i) no event of default exists and (ii) the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $6,570 (approximately $0.12 per square foot annually) for replacement reserves. The reserve is subject to a cap of $236,520 (approximately $0.36 per square foot).

TI/LC Reserves - On a monthly basis, the borrower is required to deposit $37,083 (approximately $0.67 per square foot annually) for future tenant improvements and leasing commissions. The reserve is subject to a cap of $1,335,000 (approximately $2.02 per square foot).

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. At origination, the borrower was required to send tenant direction letters to the tenants instructing them to deposit all rents and payments into the lockbox account. All funds in the lockbox account are swept each business day to a segregated cash management account under the control of the lender. To the extent there is a Cash Sweep Event (as defined below), all excess cash flow after payments of the debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender will have a first priority security interest in the cash management account. Notwithstanding the foregoing, provided no event of default exists, amounts deposited into the excess cash flow account due solely to the occurrence of a Tenant Trigger Event (as defined below) or a DSCR Trigger (as defined below) Event are required to be available to the borrower to fund certain tenant improvement, tenant allowance (for work performed by or on behalf of a tenant for occupancy of the applicable space), leasing commission and other costs incurred to secure replacement tenants.

A “Cash Sweep Event” means (i) the occurrence of an event of default, (ii) any bankruptcy action of the borrower or manager, to the extent the borrower fails to replace such manager with a qualified manger under a replacement management agreement within 90 days, (iii) a DSCR Trigger Event (as defined below) or a (iv) Tenant Trigger Event (as defined below).

A-3-52

ANNEX A-3	JPMDB 2016-C4

Windsor Square

A Cash Sweep Event may be cured by, (a) with respect to clause (i) above, the acceptance by the lender of a cure of such event of default, (b) with respect to clause (ii) above, the borrower replacing the manager with a qualified manager under a replacement management agreement, (c) with respect to clause (iii) above, the achievement of a DSCR of 1.20x or greater for two consecutive quarters based on a trailing three months and (d) with respect to clause (iv) above, the occurrence of the applicable Tenant Trigger Event Cure (as defined below) or Cap Cure (as defined below).

A “DSCR Trigger Event” means the date on which the debt service coverage ratio, as calculated in the loan documents, based on the trailing three months, is less than 1.20x.

A “Cap Cure” means, with respect to a Tenant Trigger Event related to Kohl’s, Sam’s Club or JCPenney, any time that $30.00 per square foot of the space demised under the applicable tenant’s lease is held in the excess cash flow account.

A “Tenant Trigger Event” means any of the following: (a) Kohl’s (i) is subject to any bankruptcy or insolvency action, (ii) “goes dark”, vacates or abandons its premises, except in connection with an assignment or subletting permitted by the loan documents, or (iii) gives notice of its intent to vacate, except in connection with an assignment or subletting permitted by the loan documents; (b) Sam’s Club (i) “goes dark”, vacates or abandons its premises, except in connection with an assignment or subletting permitted by the loan documents, or (ii) gives notice of its intent to vacate, except in connection with an assignment or subletting permitted by the loan documents; or (c) JCPenney (i) “goes dark”, vacates or abandons its premises, except in connection with an assignment or subletting permitted by the loan documents, or (ii) gives notice of its intent to vacate, except in connection with an assignment or subletting permitted by the loan documents.

A “Tenant Trigger Event Cure” means (a) with respect to (i) in the definition of Tenant Trigger Event above, either the dismissal of such bankruptcy action pursuant to a final, non-appealable order of the bankruptcy court or the debtor fully emerging from bankruptcy or Kohl’s is in physical occupancy of the space covered by its lease, open for business and paying full contractual rent (without any offset, free rent credit or outstanding tenant improvement or leasing commission obligations on the part of the borrower), (b) with respect to (a)(ii) in the definition of Tenant Trigger Event above, Kohl’s is in physical occupancy of the space covered by its lease, open for business and paying full contractual rent (without offset, free rent credit or outstanding tenant improvement or leasing commission obligations on the part of the borrower), (c) with respect to (a)(iii) in the definition of Tenant Trigger Event above, Kohl’s has rescinded its notice of intent to vacate and is in physical occupancy of the space covered by its lease, open for business and paying full contractual rent (without offset, free rent credit or outstanding tenant improvement or leasing commission obligations on the part of the borrower), (d) with respect to (b)(i) in the definition of Tenant Trigger Event above, Sam’s Club is in physical occupancy of the space covered by its lease, open for business and paying full contractual rent (without offset, free rent credit or outstanding tenant improvement or leasing commission obligations on the part of the borrower), (e) with respect to (b)(ii) in the definition of Tenant Trigger Event above, Sam’s Club has rescinded its notice of intent to vacate and is in physical occupancy of the space covered by its lease, open for business and paying full contractual rent (without offset, free rent credit or outstanding tenant improvement or leasing commission obligations on the part of the borrower), (f) with respect to (c)(i) in the definition of Tenant Trigger Event above, JCPenney is in physical occupancy of the space covered by its lease, open for business and paying full contractual rent (without offset, free rent credit or outstanding tenant improvement or leasing commission obligations on the part of the borrower), (g) with respect to (c)(ii) in the definition of Tenant Trigger Event above, JCPenney has rescinded its notice of intent to vacate and is in physical occupancy of the space covered by its lease, open for business and paying full contractual rent (without offset, free rent credit or outstanding tenant improvement or leasing commission obligations on the part of the borrower, and (h) with respect to any Tenant Trigger Event, 85% of the space leased pursuant to the Kohl’s, Sam’s Club or JCPenney lease, as applicable, is leased to one or more replacement tenant(s) reasonably approved by the lender that are in physical occupancy of the space covered by the applicable replacement lease, open for business and paying full contractual rent (without any offset, free rent credit or outstanding tenant improvement or leasing commission obligations on the part of the borrower), with the amount of such contractual rent, in the aggregate for all such replacement lease(s), equal to or greater than 85% of the contractual rent Kohl’s, Sam’s Club and/or JCPenney, as applicable, was obligated to pay prior to the applicable Tenant Trigger Event.

Permitted Mezzanine Debt. The loan agreement permits future mezzanine financing in connection with a permitted transfer and assumption of the loan in accordance with the loan documents secured by the ownership interests in the transferee upon certain terms and conditions which include, without limitation: (i) no event of default has occurred and is continuing, (ii) the combined loan-to-value ratio does not exceed 75.0%, (iii) the combined debt service coverage ratio, as calculated in the loan documents, is not less than 1.45x, (iv) the combined debt yield, as calculated in the loan documents, is greater than or equal to 9.0%, (v) an acceptable intercreditor agreement has been executed and (vi) if the mezzanine loan bears interest at a floating interest rate, the mezzanine loan documents require an interest rate cap or swap from a counterparty reasonably acceptable to the lender and acceptable to the rating agencies in their sole discretion, which must provide for a fixed strike price such that the combined debt service coverage ratio is equal to or greater than 1.45x.

A-3-53

ANNEX A-3	JPMDB 2016-C4

PNC Center

A-3-54

ANNEX A-3	JPMDB 2016-C4

PNC Center

A-3-55

ANNEX A-3	JPMDB 2016-C4

PNC Center

A-3-56

ANNEX A-3	JPMDB 2016-C4

PNC Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$58,260,000	Title:	Fee
Cut-off Date Principal Balance:	$58,094,309	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	5.2%	Net Rentable Area (SF):	636,558
Loan Purpose:	Acquisition	Location:	Indianapolis, IN
Borrower:	HPT Indianapolis 101-115 West	Year Built / Renovated:	1977 / N/A
	Washington, LLC	Occupancy:	93.8%
Sponsors:	William Z. Hertz, Isaac Hertz	Occupancy Date:	7/13/2016
	and Sarah Hertz	Number of Tenants:	44
Interest Rate:	3.87445%	2013 NOI:	$6,069,090
Note Date:	8/25/2016	2014 NOI:	$6,594,093
Maturity Date:	9/1/2026	2015 NOI:	$6,493,709
Interest-only Period:	None	TTM NOI (as of 6/2016):	$7,526,789
Original Term:	120 months	UW Economic Occupancy:	92.0%
Original Amortization:	360 months	UW Revenues:	$14,835,508
Amortization Type:	Balloon	UW Expenses:	$7,776,255
Call Protection:	L(26),Def(91),O(3)	UW NOI:	$7,059,253
Lockbox:	Hard	UW NCF:	$5,977,104
Additional Debt:	Yes	Appraised Value / Per SF(1):	$86,600,000 / $136
Additional Debt Balance:	$8,840,000	Appraisal Date:	7/21/2016
Additional Debt Type:	Mezzanine Loan

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$91
Taxes:	$1,025,511	$176,100	N/A	Maturity Date Loan / SF:	$72
Insurance:	$0	Springing	N/A	Cut-off Date LTV(1):	67.1%
Replacement Reserves:	$1,135,169	$10,610	N/A	Maturity Date LTV(1):	53.2%
TI/LC:	$1,579,570	$79,570	N/A	UW NCF DSCR:	1.82x
Other:	$675,401	$0	N/A	UW NOI Debt Yield:	12.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$58,260,000	69.1%	Purchase Price(3)	$78,517,123	93.2%
Sponsor Equity	17,163,494	20.4	Upfront Reserves	4,415,650	5.2
Mezzanine Loan	8,840,000	10.5	Closing Costs	1,330,720	1.6
Total Sources	$84,263,494	100.0%	Total Uses	$84,263,494	100.0%
(1)	The Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV are calculated based on the “hypothetical as-is” value, which assumes that all outstanding tenant improvements, leasing commissions, free rent and capital expenditures have been paid or escrowed at origination. At origination, the borrower reserved all outstanding obligations. The “as-is” value as of July 21, 2016 is $83.7 million, which results in a Cut-off Date LTV and Maturity Date LTV of 69.4% and 55.0%, respectively.

(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(3)	Purchase Price is net of $3,482,877 in seller pro-rations for, among other items, tenant inducements, prepaid rent and taxes, deducted from a gross total purchase price of $82.0 million.

The Loan. The PNC Center loan is secured by a first mortgage lien on the borrower’s fee interest in a 636,558 square foot, Class A office building, located in Indianapolis, Indiana. The PNC Center loan has a 10-year term and will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the PNC Center loan is HPT Indianapolis 101-115 West Washington, LLC, a Delaware limited liability company and special purpose entity.

The Loan Sponsors. The loan sponsors and nonrecourse carve-out guarantors are William Z. Hertz, Isaac Hertz and Sarah Hertz of the Hertz Investment Group. The Hertz Investment Group is a national real estate investment and management company currently headquartered in Santa Monica, California. The company’s business plan focuses its acquisition strategy towards secondary central business districts and state capitals. Since its founding in 1977 by Judah Hertz, the company has grown to own and manage approximately 19.9 million square feet of commercial real estate with an aggregate portfolio market value of approximately $2.4 billion.

A-3-57

ANNEX A-3	JPMDB 2016-C4

PNC Center

The Property. The PNC Center property consists of two 16-story Class A office towers comprising, 636,558 square feet. The property was constructed in 1977 and is located in the central business district of Indianapolis, Indiana. The two towers are connected by an atrium to the Hyatt Hotel and a skywalk to the 825,000 square foot Circle Center Mall. The property is located two blocks from Monument Circle and within 1.0 mile of many demand generators, including the Indiana Convention Center, which contains over 1.2 million square feet of convention and meeting space, Lucas Oil Stadium, home to the NFL’s Indianapolis Colts, Bankers Life Fieldhouse, home to the NBA’s Indiana Pacers and numerous local and national restaurants. The property also features a total of 305 parking spaces in an underground parking garage (approximately 0.48 spaces per 1,000 square feet).

As of July 13, 2016, the property was 93.8% leased by 44 tenants under 46 leases with 40.5% of net rentable area occupied by investment grade tenants. The largest tenant, PNC Bank, National Association (“PNC”), leases 33.8% of net rentable area through September 2020. PNC (NYSE: PNC) is a diversified financial services organization providing a range of banking and asset management services to individuals, small businesses, corporations and government entities. PNC is headquartered in Pittsburgh, Pennsylvania and has approximately 2,600 branches in 19 states and the District of Columbia. PNC subleases 41,450 square feet to the Indiana Department of Education and 20,725 square feet to Finishmaster, Inc. PNC has been at the property for more than 20 years and accounts for 36.1% of underwritten base rent. The PNC lease contains two ten-year extension options. The second largest tenant, Kronos Incorporated (“Kronos”), leases 6.7% of net rentable area through June 2019. Kronos provides staffing management software to optimize an organization’s workforce and to streamline its processes. Kronos delivers workforce solutions to more than 100 countries and more than half of the Fortune 1000 companies. Kronos accounts for 7.0% of underwritten base rent and its lease contains two five-year extension options. The third largest tenant, Veolia Water North America (“Veolia”), leases 6.7% of net rentable area through July 2018. Veolia is a regional unit of Veolia Environment, a French transnational company. Veolia serves approximately 550 North American communities and provides industrial water solutions at approximately 100 industrial facilities. Veolia accounts for 7.5% of underwritten base rent and its lease contains two remaining five-year extension options. The property has experienced recent leasing momentum, with 20 new and renewal leases signed since September 2014, comprised of approximately 146,525 square feet (23.0% of net rentable area).

The property is located in the Indianapolis central business district office submarket. In addition to being in close proximity to numerous demand generators, the property is located approximately 1.0 mile from Interstate 65 and Interstate 70. These major throughways connect to Interstate 465, which encircles Indianapolis. As of the first quarter of 2016, the downtown submarket consisted of approximately 12.0 million square feet of office space with an overall vacancy rate of 17.5% and an overall Class A office vacancy of 9.9%. The estimated 2016 population within a one-, three- and five-mile radius of the property is approximately 12,581, 96,040 and 240,625, respectively, with median household income of $40,833, $27,012 and $30,072, respectively. The appraisal identified six comparable properties built between 1970 and 1988 and ranging in size from approximately 161,055 to 691,796 square feet. Average asking rents for the comparable properties range from $18.23 to $25.25 per square foot, with a weighted average of $20.10 and an average vacancy of 23.5%. The appraisal concluded an office and retail market rent of $21.50 and $24.00 per square foot, respectively, at the property.

Historical and Current Occupancy(1)
2013(2)	2014	2015	Current(3)
N/A	90.3%	93.4%	93.8%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	2013 Occupancy was not provided by the loan sponsors due to timing of the acquisition.

(3)	Current Occupancy is as of July 13, 2016.

A-3-58

ANNEX A-3	JPMDB 2016-C4

PNC Center

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
PNC Bank, National Association(3)	A3 / A- / A+	215,414	33.8%	$20.97	36.1%	9/30/2020
Kronos Incorporated(4)	NA / B- / NA	42,575	6.7%	$20.50	7.0%	6/30/2019
Veolia Water North America	Baa1 / BBB / BBB	42,498	6.7%	$22.00	7.5%	7/31/2018
Indiana Gaming Commission(5)	NA / NA / NA	32,661	5.1%	$20.15	5.3%	1/31/2018
Indiana Utility Regulatory(5)	NA / NA / NA	27,031	4.2%	$20.72	4.5%	5/31/2017
Indiana Chamber of Commerce(6)	NA / NA / NA	22,269	3.5%	$19.49	3.5%	9/30/2017
PricewaterhouseCoopers LLP(7)	NA / NA / NA	21,945	3.4%	$22.00	3.9%	1/31/2025
Court of Appeals of Indiana(5)	NA / NA / NA	20,072	3.2%	$20.50	3.3%	10/31/2021
Office of Utility Consumer Counselor(5)	NA / NA / NA	16,790	2.6%	$20.60	2.8%	9/30/2017
Christopher Burke Engineering(8)	NA / NA / NA	14,530	2.3%	$19.11	2.2%	12/31/2021

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	PNC subleases 41,450 square feet to the Indiana Department of Education and 20,725 square feet to Finishmaster, Inc. Finishmaster, Inc has entered into a direct lease with the sponsor for the space it currently subleases from PNC that that will commence in October 2020 through September 2026.

(4)	Kronos has the right to terminate its lease on December 31, 2017 with 12 months’ notice and the payment of a termination fee equal to unamortized leasing costs.

(5)

With respect to the Indiana Gaming Commission, the Indiana Utility Regulatory, the Court of Appeals of Indiana and the Office of Utility Consumer Counselor, each tenant has the right to terminate its lease with 180 days’ notice (or 12 months’ notice for the County of Appeals of Indiana) if the Director of the State Budget Agency makes a written determination that funds are not appropriated or otherwise available to support continuation of the applicable lease or if the tenant will relocate to a building owned by the State of Indiana, with payment of a termination fee equal to unamortized leasing costs.

(6)	Rent PSF represents the weighted average underwritten base rent across the two spaces. Indiana Chamber of Commerce occupies 21,169 square feet of office space at $20.05 per square foot and 1,100 square feet of storage space at $8.75 per square foot.

(7)	PricewaterhouseCoopers LLP has the right to terminate its lease as of July 31, 2018 with nine months’ notice and the payment of a termination fee equal to unamortized leasing costs. PricewaterhouseCoopers LLP has the right to contract its leased space as of July 31, 2018 by 3,021 square feet with the payment of a contraction fee equal to $127,698.

(8)	Christopher Burke Engineering has the right to terminate its lease if it or an affiliate purchases or constructs a building in the Indianapolis metropolitan area containing at least 9,000 square feet for occupancy by the tenant on August 31, 2017 or February 28, 2020, in each case with nine months’ notice and the payment of a termination fee equal to unamortized leasing costs plus two months’ base rent.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	39,664	6.2%	NAP	NAP	39,664	6.2%	NAP	NAP
2016 & MTM	1	3,107	0.5%	$61,115	0.5%	42,771	6.7%	$61,115	0.5%
2017(2)	8	84,814	13.3%	1,762,906	14.1%	127,585	20.0%	$1,824,020	14.6%
2018	7	101,943	16.0%	2,107,374	16.8%	229,528	36.1%	$3,931,394	31.4%
2019	10	82,061	12.9%	1,846,619	14.8%	311,589	48.9%	$5,778,013	46.2%
2020	6	234,239	36.8%	4,878,717	39.0%	545,828	85.7%	$10,656,730	85.2%
2021	7	50,597	7.9%	1,012,327	8.1%	596,425	93.7%	$11,669,057	93.2%
2022	1	2,246	0.4%	56,824	0.5%	598,671	94.0%	$11,725,881	93.7%
2023	2	7,771	1.2%	153,232	1.2%	606,442	95.3%	$11,879,113	94.9%
2024	1	3,101	0.5%	60,625	0.5%	609,543	95.8%	$11,939,738	95.4%
2025	2	27,014	4.2%	573,779	4.6%	636,557	100.0%	$12,513,516	100.0%
2026	0	0	0.0%	0	0.0%	636,557	100.0%	$12,513,516	100.0%
2027 & Beyond	1	1	0.0%	1,200	0.0%	636,558	100.0%	$12,514,716	100.0%
Total	46	636,558	100.0%	$12,514,716	100.0%

(1)	Based on the underwritten rent roll.
(2)	2017 includes a 371 square foot CBRE storage lease, which has a separate expiration from the office lease.

A-3-59

ANNEX A-3	JPMDB 2016-C4

PNC Center

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$10,574,364	$10,938,467	$11,487,473	$11,789,743	$12,514,716	$19.66	78.2%
Vacant Income	0	0	0	0	836,887	1.31	5.2
Gross Potential Rent	$10,574,364	$10,938,467	$11,487,473	$11,789,743	$13,351,603	$20.97	83.4%
Parking Income	984,224	1,152,107	1,180,086	1,302,286	1,304,989	2.05	8.2
Total Reimbursements	892,757	1,090,418	1,058,977	1,516,453	1,354,758	2.13	8.5
Net Rental Income	$12,451,345	$13,180,992	$13,726,536	$14,608,482	$16,011,350	$25.15	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,280,908)	(2.01)	(8.0)
Other Income	131,871	148,722	112,984	164,143	105,066	0.17	0.7
Effective Gross Income	$12,583,216	$13,329,714	$13,839,520	$14,772,625	$14,835,508	$23.31	92.7%

Total Expenses	$6,514,126	$6,735,621	$7,345,811	$7,245,836	$7,776,255	$12.22	52.4%

Net Operating Income	$6,069,090	$6,594,093	$6,493,709	$7,526,789	$7,059,253	$11.09	47.6%

Total TI/LC, Capex/RR	0	0	0	0	1,082,149	1.70	7.3
Net Cash Flow	$6,069,090	$6,594,093	$6,493,709	$7,526,789	$5,977,104	$9.39	40.3%

(1)	TTM represents the trailing 12-month period ending June 30, 2016.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The property is subject to a management agreement with Hertz Management Group, LLC, an affiliate of the loan sponsors.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $1.6 million for future tenant improvement and leasing commission obligations, approximately $1.1 million for replacement reserves, approximately $1.0 million for tax reserves and approximately $675,401 for unfunded obligations (which included approximately $558,272 for outstanding tenant improvements and leasing commissions relating to three tenants at the property and approximately $117,129 for free rent reserves related to three tenants at the property).

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $176,100.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as (i) no event of default exists and (ii) the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $10,610 (approximately $0.20 per square foot annually) for replacement reserves. The reserve is not subject to a cap.

TI/LC Reserves - On a monthly basis, the borrower is required to deposit $79,570 (approximately $1.50 per square foot annually) for tenant improvements and leasing commission reserves. The reserve is not subject to a cap.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to all tenants upon origination of the loan instructing them to deposit all rents and payments directly into the lockbox account controlled by the lender. All funds in the lockbox account are swept each business day to a segregated cash management account under the control of the lender and disbursed on each payment date during the term of the loan in accordance with the loan documents. During a Cash Sweep Period (as defined below), all excess cash flow after payment of the mortgage debt service, required reserves, operating expenses and mezzanine debt service will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

A-3-60

ANNEX A-3	JPMDB 2016-C4

PNC Center

A “Cash Sweep Period” means the period after the occurrence of (i) an event of default, (ii) the date on which the debt service coverage ratio (as calculated in the loan documents) is less than 1.10x, (iii) any bankruptcy or insolvency action of the borrower or property manager or (iv) a Tenant Trigger Event (as defined below). A Cash Sweep Period may be cured by (a) with respect to clause (i) above, the acceptance by the lender of a cure of the related event of default, (b) with respect to clause (ii) above, the achievement of a debt service coverage ratio equal to or greater than 1.10x for two consecutive calendar quarters, (c) with respect to clause (iii) above only with respect to the property manager, the borrower replacing the property manager with a qualified manager under a new management agreement within 60 days after such bankruptcy action or (d) with respect to clause (iv) above, either (x) PNC renews its lease in accordance with its terms, (y) PNC renews its lease except with respect to the 41,450 square feet subleased to the Indiana Department of Education (the “Indiana Space”) and the Indiana Department of Education enters into a direct lease for the Indiana Space or (z) in the case where the cash sweep is for the rents associated with the Indiana Space only, the Indiana Department of Education enters into a direct lease or the Indiana Space is fully leased to replacement tenant(s) in accordance with the loan documents. A Cash Sweep Period cure may occur no more than four times during the term of the loan (except with respect to a clause (b) and (d) above, for which an unlimited amount of cures are permitted).

A “Tenant Trigger Event” means (i) PNC does not provide notice to renew its lease two years prior to the expiration of its lease or (ii) PNC gives notice of its intention to renew its space other than the Indiana Space. With respect to (ii), the cash sweep will be in an amount equal to the proportionate rent allocable to the Indiana Space.

Additional Debt. The $8.84 million mezzanine loan is secured by direct equity interests in the borrower and is coterminous with the PNC Center loan. The mezzanine debt has been sold to a third party investor. The mezzanine loan has an 11.00000% coupon and will be interest-only for the term of the loan. Including the mezzanine loan, the cumulative Cut-off Date LTV, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 77.3%, 1.40x and 10.5%, respectively. The mortgage and mezzanine lenders have entered into an intercreditor agreement.

A-3-61

ANNEX A-3	JPMDB 2016-C4

Nashville Technology Office Campus

A-3-62

ANNEX A-3	JPMDB 2016-C4

Nashville Technology Office Campus

A-3-63

ANNEX A-3	JPMDB 2016-C4

Nashville Technology Office Campus

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$50,000,000	Title:	Fee
Cut-off Date Principal Balance:	$50,000,000	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	4.4%	Net Rentable Area (SF):	346,294
Loan Purpose:	Refinance	Location:	Nashville, TN
Borrower:	LBA RV-Company XIII, LP	Year Built / Renovated:	2000 / 2015
Sponsor:	LBA Realty Fund V, L.P.	Occupancy:	100.0%
Interest Rate:	4.19000%	Occupancy Date:	8/14/2016
Note Date:	9/15/2016	Number of Tenants:	2
Maturity Date:	10/1/2026	2013 NOI(1):	N/A
Interest-only Period:	84 months	2014 NOI(1):	N/A
Original Term:	120 months	2015 NOI(1):	N/A
Original Amortization:	360 months	TTM NOI (as of 6/2016):	$2,570,232
Amortization Type:	IO-Balloon	UW Economic Occupancy:	95.0%
Call Protection:	L(25),Def(91),O(4)	UW Revenues:	$7,160,587
Lockbox:	CMA	UW Expenses:	$2,326,723
Additional Debt:	N/A	UW NOI:	$4,833,864
Additional Debt Balance:	N/A	UW NCF:	$4,457,508
Additional Debt Type:	N/A	Appraised Value / Per SF:	$76,675,000 / $221
		Appraisal Date:	7/21/2016

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$144
Taxes:	$244,794	$30,599	N/A	Maturity Date Loan / SF:	$137
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	65.2%
Replacement Reserves:	$0	$5,773	$346,294	Maturity Date LTV:	61.9%
TI/LC:	$0	$25,106	N/A	UW NCF DSCR:	1.52x
Other:	$4,794,942	$0	N/A	UW NOI Debt Yield:	9.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$50,000,000	100.0%	Payoff Existing Debt	$30,701,055	61.4%
			Return of Equity	13,472,511	26.9
			Upfront Reserves	5,039,735	10.1
			Closing Costs	786,699	1.6
Total Sources	$50,000,000	100.0%	Total Uses	$50,000,000	100.0%
(1)	Prior to 2015, the Nashville Technology Office Campus property was owned by the largest tenant, Dell. As such, historical operating statements are not available.
(2)	For a description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Nashville Technology Office Campus loan has an outstanding principal balance as of the Cut-off Date of $50.0 million and is secured by a first mortgage lien on the fee interest in the 346,294 square foot office building located at 1 Dell Parkway in Nashville, Tennessee. The Nashville Technology Office Campus loan has a 10-year term and, subsequent to a seven-year interest-only period, will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the Nashville Technology Office Campus loan is LBA RV-Company XIII, LP, a Delaware limited partnership and special purpose entity.

A-3-64

ANNEX A-3	JPMDB 2016-C4

Nashville Technology Office Campus

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is LBA Realty Fund V, L.P., which is controlled by LBA Realty LLC (“LBA Realty”). LBA Realty is a full service real estate investment and management company with a diverse portfolio of office and industrial properties in major markets throughout the western US including California, Colorado, Washington, Oregon, Arizona, Nevada, Texas and Utah. LBA Realty owns and operates over 13.0 million square feet of office space and over 26.0 million square feet of industrial space. LBA Realty Fund V, L.P. is comprised of $776 million of equity commitments.

The Property. The Nashville Technology Office Campus property is a Class A office located adjacent to the Nashville International Airport in Nashville, Tennessee. The Nashville Technology Office Campus property features large rectangular floor plates, 11-foot ceilings and a fiber-optics infrastructure that provides high-speed data connections throughout the office campus. The property also features a workout facility, outdoor seating, a basketball court and a walking trail. The Nashville Technology Office Campus property features 2,551 surface parking spaces for a parking ratio of 7.37 spaces per 1,000 square feet.

As of August 14, 2016, Nashville Technology Office Campus is 100.0% occupied by two tenants. The largest tenant, Dell, rated BB/Ba2 by Fitch/Moody’s, leases 65.5% of net rentable area through July 2022. Dell is a wholly owned subsidiary of Dell Inc., a privately-held global information technology company, which guarantees the Dell lease. Dell was founded in 1984 and has since become one of the largest personal computer vendors in the world. Dell provides a broad range of information technology products and services and is currently the world’s third largest supplier of personal computers. Dell employs over 100,000 team members in more than 180 countries. Nashville is a long-term strategic location for Dell and the company plans to maintain a strong presence in the market. Dell currently employs approximately 1,500 people in the Nashville-Davidson-Murfreesboro-Franklin metropolitan statistical area (“Nashville MSA”) in a variety of functions including Dell’s global sales unit, commercial support and services, help desk and Dell’s federal service desk. Dell has two five-year extension options remaining with at least nine and no more than 12 months prior notice. Dell does not have any termination options.

The second largest tenant, HCA Management Services (“HCA”), rated B+/B1 by Fitch/Moody’s (NYSE: HCA), occupies 34.5% of net rentable area through October 2027. HCA Management Services is a wholly owned subsidiary of HCA Health Services of Tennessee, Inc., which guarantees the lease. Founded in Nashville in 1968, Hospital Corporations of America, HCA, is one of the largest for-profit healthcare providers in the world. With over 10,000 employees, HCA manages 168 hospitals and 113 freestanding surgery centers across 20 states and the UK. HCA’s services include patient care by streamlining operations and contracting for medical supplies as well as administrative services. HCA employs approximately 7,000 people in the Nashville market and is currently developing a corporate office campus for its Sarah Cannon and Parallon subsidiaries. At the Nashville Technology Office Campus property, HCA houses 400 employees in its IT&S group and additional back-office functions. The IT&S group supports the information technology needs of the company while simultaneously piloting new technologies for use in the healthcare industry. The IT&S group supports 15 divisions across the US and UK. HCA has two five-year extension options remaining requiring at least nine months and no more than 12 months written notice. HCA does not have any termination options.

The Nashville Technology Office Campus property is located off of Murfreesboro Pike approximately six miles southeast of the Nashville central business district. Primary access to the Nashville Technology Office Campus property is provided by Interstate 40 and Briley Parkway. Interstate 40 is an arterial that connects the Nashville Technology Office Campus property to the city of Nashville to the west and the city of Knoxville to the east while Briley Parkway provides north-south access to the area. Donaldson Pike, also situated proximate to the Nashville Technology Office Campus property, provides access to the Nashville International Airport which contains many of the area’s hotels. The Nashville Technology Office Campus property’s surrounding neighborhood is comprised of primarily industrial uses.

In 1999, the Nashville Technology Office Campus property was purchased and developed under a structure which confers certain real estate tax benefits on the largest tenant, Dell USA L.P. (“Dell”) and its affiliates. In September 1999, The Industrial Development Board of the Metropolitan Government of Nashville & Davidson County (“IDB”) issued revenue bonds (the “Bonds”), which were purchased by Dell Computer Holdings, L.P. (the “Dell Bondholder”). The proceeds of the Bonds were used by the IDB to purchase and develop the Nashville Technology Office Campus property as a “built-to-suit” regional facility for Dell Lessee and Dell Lessee ground leased the property from the IDB pursuant to a Lease Agreement dated September 28, 1999 (the “Ground Lease”) with an expiration on September 27, 2039. Pursuant to the Ground Lease, the Dell Lessee pays to IDB amounts sufficient to pay the principal of, the redemption premium (if any) and the interest on the Bonds as the same become due. The right to receive such payments is assigned to Dell Bondholder resulting in a complete setoff between the affiliated entities. Additionally, the repayment of amounts due under the Bonds to the Dell Bondholder are secured by a mortgage lien on the fee interest in the property (the “Junior Deed of Trust”). The foregoing structure results in the portions of the Nashville Technology Office Campus property which are leased (or subleased) to Dell Lessee or its affiliates benefiting from a tax abatement program pursuant to which real estate taxes are abated and Dell makes payments in lieu of taxes in amounts based in part on Dell’s employee count in the Nashville Technology Office Campus property.

A-3-65

ANNEX A-3	JPMDB 2016-C4

Nashville Technology Office Campus

On July 15, 2015 (i) Dell sold its rights under the Ground Lease (which includes a reversionary right in the fee interest whereby upon the termination of the Ground Lease the borrower is required to purchase and the IDB is required to sell the fee interest for $10.00) to the borrower and (ii) Dell Bondholder sold its rights in the revenue bonds and related Junior Deed of Trust to LBA RV-Company XIV, LP (an affiliate of the borrower) (“LBA Bondholder”). The total purchase price was $52,943,000. At the time of sale, Dell Lessee leased back 226,779 square feet of the Nashville Technology Office Campus property (65.5% of total net rentable area) for a seven-year term, and the Dell Lessee retains the tax benefits originally conferred on it as part of the IDB structure described above. Subsequent to its acquisition of the Nashville Technology Office Campus property, LBA Realty successfully leased up the remaining 119,515 square feet or 34.5% of the property to HCA Management Services (“HCA”) on a triple net lease basis on a 12-year term that commenced in October 2015. Since acquiring the property, LBA Realty has spent approximately $8.9 million in capital expenditures and tenant improvements for a total cost basis of approximately $62.2 million.

The lender benefits from customary ground leasehold mortgagee protections set forth in the Ground Lease and a ground lease estoppel agreement executed by the borrower and IDB. In addition to a leasehold deed of trust issued by the borrower, (i) IDB executed a joinder to the ground leasehold deed of trust, pursuant to which IDB’s fee interest secures the Nashville Technology Office Campus loan and (ii) the LBA Bondholder pledged the revenue bonds, its rights in the Junior Deed of Trust and all its other rights related to the IDB structure to further secure the Nashville Technology Office Campus loan. Additionally, appropriate subordination agreements were also obtained to subordinate, among other things, the Junior Deed of Trust. As such, in the event of a borrower default under the loan documents or the IDB documents, the current IDB structure together with the lender’s loan documentation will allow the lender to realize on its collateral package, including foreclosing on the borrower’s leasehold interest and/or IDB’s fee interest in the Nashville Technology Office Campus property.

The Nashville Technology Office Campus property is located approximately six miles southeast of the central business district of Nashville, Tennessee within the Airport South office submarket. According to the appraisal, the Nashville MSA is comprised of 13 counties consisting of over 1.7 million people and is one of the top performers in the southern United States. The appraisal indicated that rapid growth in employment and income has driven in-migration, strong homebuilding and rapid house price appreciation across the Nashville MSA. The city of Nashville boasts the state’s strongest population growth and the influx of new residents has led to an increase in labor force growth. Nashville was ranked the 2nd best city for jobs in the US by Forbes in 2014.

According to the appraisal, Nashville has benefited from consistent job growth, low unemployment, heavy outside investment and expansion, and a broadening labor force. A recent Gallup poll ranked Nashville in the top five regions for job growth. Major industries in Nashville include healthcare, education, government, music, tourism and the automotive industry. The strong growth of Nashville’s economy has fueled many corporate relocations and expansions. Notable recent corporate relocations include Bridgestone, CKE Restaurants, Nissan, HCA (a tenant at the property), Mars Pet Care, Asurion, Gaylord Entertainment, Louisiana Pacific, Dollar General and Caterpillar Financial.

The Nashville Technology Office Campus property is located within the Airport South submarket of the greater Nashville office market. The greater Nashville office market consists of approximately 78.3 million square feet and had a vacancy rate of 4.8% and a market rental rate of $24.14 per square foot as of the second quarter of 2016. The Class A properties within the Nashville office market, totaling 22.1 million square feet, had a 4.2% vacancy rate and average rental rate of $29.78 per square foot. Currently, there are 16 developments under construction in the Nashville office market, totaling 3.6 million square feet. Of this new construction approximately 1.8 million square feet is speculative space. The majority of this new construction is located in downtown Nashville with 2.0 million square feet under construction. Downtown projects include Bridgestone’s new headquarters, 222 2nd Avenue South, Capital View, 1201 Demonbreun and 615 3rd Avenue South.

As of the second quarter of 2016, the Airport South submarket had a total inventory of approximately 8.5 million square feet and had a vacancy rate of 6.8% and average asking rents of $17.41 per square foot. The only additional supply planned for the Airport South submarket is a build-to-suit for Community Health Systems (“CHS”), a Franklin, Tennessee based hospital chain. The CHS property is proposed to be a six-story, 240,000 square foot shared services center. CHS is investing $66 million in the space and aims to bring approximately 1,600 jobs to the area over the next five years. The appraisal identified five directly comparable office properties built between 1928 and 2013 and ranging in size from 42,678 to 347,515 square feet. Recently executed leases for the comparable office properties ranged from $13.88 to $22.00 per square foot, with a weighted average of $19.36 per square foot. The weighted average underwritten office rents for Nashville Technology Office Campus are $15.35 per square foot, which is below the appraisal’s concluded market rent of $15.50 per square foot. The appraisal reviewed comparable properties from the Nashville office market and determined five comparable office rentals, as set forth in the subsequent chart.

A-3-66

ANNEX A-3	JPMDB 2016-C4

Nashville Technology Office Campus

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Dell(3)	Ba2 / NA / BB	226,779	65.5%	$15.33	65.4%	7/31/2022
HCA(4)	B1 / NA / B+	119,515	34.5%	$15.38	34.6%	10/31/2027
(1)	Based on the underwritten rent roll dated as of August 14, 2016.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Dell has two five-year extension options remaining at 92.0% of the current market rate, with the first extension option to commence on August 1, 2022 with at least nine months’ and no more than 12 months’ notice. Dell does not have any early termination or contraction options.
(4)	HCA has two five-year extension options remaining at the current market rate, with the first extension option to commence on November 1, 2027 with at least nine months’ and no more than 12 months’ notice. HCA does not have any early termination or contraction options.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2016 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2017	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	1	226,779	65.5	3,476,688	65.4	226,779	65.5%	$3,476,688	65.4%
2023	0	0	0.0	0	0.0	226,779	65.5%	$3,476,688	65.4%
2024	0	0	0.0	0	0.0	226,779	65.5%	$3,476,688	65.4%
2025	0	0	0.0	0	0.0	226,779	65.5%	$3,476,688	65.4%
2026	0	0	0.0	0	0.0	226,779	65.5%	$3,476,688	65.4%
2027 & Beyond	1	119,515	34.5	1,838,141	34.6	346,294	100.0%	$5,314,828	100.0%
Total	2	346,294	100.0%	$5,314,828	100.0%

(1)	Based on the underwritten rent roll dated as of August 14, 2016.

Operating History and Underwritten Net Cash Flow(1)

	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place(4)	$2,551,878	$5,314,828	$15.35	70.6%
Vacant Income	0	0	0.0	0.0
Gross Potential Rent	$2,551,878	$5,314,828	$15.35	70.6%
Total Reimbursements	1,112,466	2,210,000	6.38	29.4
Net Rental Income	$3,664,344	$7,524,828	$21.73	100.0%
(Vacancy/Credit Loss)(5)	0	(376,241)	(1.09)	(5.0)
Other Income	0	12,000	0.03	0.2
Effective Gross Income	$3,664,344	$7,160,587	$20.68	95.2%
Total Expenses	$1,094,112	$2,326,723	$6.72	32.5
Net Operating Income	$2,570,232	$4,833,864	$13.96	67.5%
Total TI/LC, Capex/RR	0	376,356	1.09	5.3%
Net Cash Flow	$2,570,232	$4,457,508	$12.87	62.3%
(1)	Prior to 2015, the Nashville Technology Office Campus property was owned by the largest tenant, Dell. As such, historical operating statements are not available.
(2)	The TTM column represents the trailing 12-month period ending June 30, 2016.
(3)	Percentage column represents percentage of Net Rental Income for all revenue lines and represents percent Effective Gross Income for the remainder of the fields.
(4)	Rents in Place include $83,829 in rent steps for Dell through July 2017 and $45,416 for HCA through November 2016.
(5)	Underwritten Vacancy/Credit Loss represents 5.0% of Net Rental Income. The appraisal determined a vacancy rate of 3.0% and the Nashville Technology Office Campus property is currently 100.0% occupied per the underwritten rent roll dated as of August 14, 2016.

A-3-67

ANNEX A-3	JPMDB 2016-C4

Nashville Technology Office Campus

Property Management. The Nashville Technology Office Campus property is managed by LBA, Inc., an affiliate of the borrower.

Escrows and Reserves.  At loan origination, the borrower deposited (i) $4,794,942 into a approved leasing expense account in relation to the HCA lease and (ii) $244,794 into a tax reserve account.

Tax Escrows – On a monthly basis, the borrower is required to deposit reserves of 1/12 of the estimated annual real estate taxes, which currently equates to $30,599, into a tax reserve account.

Insurance Escrows – Provided that an acceptable blanket policy is no longer in place, on a monthly basis, the borrower is required to escrow 1/12 of annual insurance premiums.

Replacement Reserves – On a monthly basis, the borrower is required to deposit reserves of $5,773 (approximately $0.20 per square foot annually) into a replacement reserve account subject to a replacement reserve cap of $346,294 ($1.00 per square foot).

TI/LC Reserves – On a monthly basis, the borrower is required to deposit reserves of $25,106 (approximately $0.87 per square foot annually) into a TI/LC reserve account. The TI/LC reserve account is not subject to a cap.

Lease Sweep Reserves – During the continuance of a Lease Sweep Period (as defined below), all excess cash will be transferred to the lease sweep reserve account.

A “Lease Sweep Period” will commence upon (i) the date that is 12 months prior to the earliest stated expiration of a Lease Sweep Lease (as defined below) or the date the tenant under a Lease Sweep Lease is required to give notice of renewal (if longer than 12 months prior to the expiration), (ii) the receipt by borrower or manager of notice from any tenant under a Lease Sweep Lease purporting to exercise any right to terminate its Lease Sweep Lease, (iii) the date that the Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date or receipt by the borrower of notice from any tenant under a Lease Sweep Lease that it intends to surrender, cancel or terminate its lease, (iv) the date on which any tenant under a Lease Sweep Lease discontinues its business at its Lease Sweep space (or in 35% of more of the net rentable space demised thereby) or gives its notice that it intends to discontinue its business at its Lease Sweep space (or in 35% or more of the net rentable space demised thereby), (v) a default under a Lease Sweep Lease by any tenant under a Lease Sweep Lease beyond any applicable notice or cure period or (vi) the filing or commencement of a bankruptcy or insolvency proceeding of any tenant under a Lease Sweep Lease.

A “Lease Sweep Lease” means (i) the Dell lease or (ii) any replacement lease that, either individually, or when taken together with any other lease covers the majority of the space demised under the Dell lease.

Lockbox / Cash Management. The Nashville Technology Office Campus loan is structured with a CMA lockbox. The borrower will be required to cause all rents to be directly transmitted by each tenant into a lender controlled account. In the absence of a Trigger Period (as defined below), the funds in the clearing account will be swept daily into an account controlled by the borrower. During a Trigger Period, any transfers to the borrower’s operating account are required to cease and sums on deposit in the clearing account will be transferred on a daily basis to a deposit account controlled by the lender and applied to payment of all monthly amounts due under the loan documents.

A “Trigger Period” will commence upon the occurrence of (i) an event of default, (ii) the commencement of a Low Debt Service Period (as defined below) or (iii) the commencement of a Lease Sweep Period; and will end if, (A) with respect to clause (i), the event of default commencing the Trigger Period has been cured and such cure has been accepted by the lender (and no other event of default is then continuing), (B) with respect to clause (ii), the Low Debt Service Period has ended and (C) with respect to clause (iii) such Lease Sweep Period has ended.

A “Low Debt Service Period” will commence upon the debt service coverage ratio falling below 1.20x on the last day of any calendar quarter and will end upon the Nashville Technology Office Campus property achieving a debt service coverage ratio of at least 1.20x for two consecutive calendar quarters.

A-3-68

ANNEX A-3	JPMDB 2016-C4

[THIS PAGE INTENTIONALLY LEFT BLANK]

A-3-69

ANNEX A-3	JPMDB 2016-C4

60 Madison Avenue

A-3-70

ANNEX A-3	JPMDB 2016-C4

60 Madison Avenue

A-3-71

ANNEX A-3	JPMDB 2016-C4

60 Madison Avenue

A-3-72

ANNEX A-3	JPMDB 2016-C4

60 Madison Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$45,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$45,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	4.0%	Net Rentable Area (SF):	217,534
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	Madison Sixty Owner LLC	Year Built / Renovated:	1910 / 2013
Sponsor:	Joseph Moinian	Occupancy:	96.6%
Interest Rate:	3.50000%	Occupancy Date:	9/30/2016
Note Date:	9/12/2016	Number of Tenants:	27
Maturity Date:	10/6/2026	2013 NOI:	$5,605,126
Interest-only Period:	120 months	2014 NOI(3):	$3,888,944
Original Term:	120 months	2015 NOI(3):	$6,432,505
Original Amortization:	None	TTM NOI (as of 6/2016)(3):	$7,079,613
Amortization Type:	Interest Only	UW Economic Occupancy:	95.1%
Call Protection(2):	L(25),Def(91),O(4)	UW Revenues:	$14,042,996
Lockbox:	CMA	UW Expenses:	$5,250,144
Additional Debt:	Yes	UW NOI:	$8,792,852
Additional Debt Balance:	$55,000,000	UW NCF:	$7,994,796
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$200,000,000 / $919
		Appraisal Date:	8/1/2016

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$460
Taxes:	$634,439	$158,610	N/A	Maturity Date Loan / SF:	$460
Insurance:	$55,000	Springing	N/A	Cut-off Date LTV:	50.0%
Replacement Reserves:	$0	$3,626	N/A	Maturity Date LTV:	50.0%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	2.25x
Other:	$2,729,411	$0	N/A	UW NOI Debt Yield:	8.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$100,000,000	100.0%	Payoff Existing Debt	$68,405,439	68.4%
			Return of Equity	27,228,024	27.2
			Closing Costs	2,855,041	2.9
			Upfront Reserves	1,511,496	1.5
Total Sources	$100,000,000	100.0%	Total Uses	$100,000,000	100.0%

(1)	The 60 Madison Avenue loan is part of a whole loan evidenced by two pari passu notes with an aggregate original principal balance of $100.0 million. The Financial Information presented in the chart above reflects the 60 Madison Avenue Whole Loan Cut-off Date balance of $100.0 million.

(2)	Defeasance of the full $100.0 million 60 Madison Avenue Whole Loan is permitted after the earlier to occur of (i) September 12, 2019 and (ii) the date that is two years from the closing date of the securitization that includes the note to be last securitized.

(3)	The sponsor transitioned the building from multi-tenant floors to full floor tenants by strategically rolling and moving smaller tenants beginning in 2014. The sponsor has grown occupancy from approximately 56.7% at the end of 2013 to its current occupancy of 96.6% as of September 30, 2016. The increase in 2015 and TTM NOI is due to new lease signings, including The Atlantic Monthly Group, Inc., Eyeview, Inc., Massachusetts Mutual Life Insurance Company and Tapad Inc.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The 60 Madison Avenue loan is secured by a first mortgage lien on the borrower’s fee interest in a 13-story, 217,534 square foot office building located in New York, New York. The whole loan has an outstanding principal balance as of the Cut-off Date of $100.0 million (the “60 Madison Avenue Whole Loan”) and is comprised of two pari passu notes, each as described below. Note A-2, with an outstanding principal balance as of the Cut-off Date of $45.0 million, is being contributed to the JPMDB 2016-C4 Trust. Note A-1 with an outstanding principal balance as of the Cut-off Date of $55.0 million is expected to be contributed to a future securitization trust and is the controlling note. The 60 Madison Avenue Whole Loan has a 10-year term and is interest-only for the entire term of the loan. The most recent prior financing of the 60 Madison Avenue property was included in the WBCMT 2007-C32 securitization.

A-3-73

ANNEX A-3	JPMDB 2016-C4

60 Madison Avenue

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-2	$45,000,000	$45,000,000	JPMDB 2016-C4	No
A-1	55,000,000	55,000,000	DBNY	Yes
Total	$100,000,000	$100,000,000

The Borrower. The borrowing entity for the 60 Madison Avenue Whole Loan is Madison Sixty Owner LLC, a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Joseph Moinian. Joseph Moinian is the founder and CEO of the Moinian Group, one of the largest privately held real estate firms in the United States. The Moinian Group owns and operates a portfolio in excess of 20 million square feet and has over 8 million square feet under development. Its holdings include high-profile assets in cities across the United States, including New York, Chicago, Dallas and Los Angeles. Notable holdings in New York City include commercial properties such as 3 Columbus Circle and 450-460 Park Avenue, residential properties such as Atelier (635 West 42nd Street), 90W (90 Washington Street) and Renaissance (100 John Street) and hotels such as the W NY Downtown (123 Washington Street).

The Property. The 60 Madison Avenue property is a 13-story, 217,534 square foot Class B office building with 10,829 square feet of ground floor retail with frontage on 27th Street and Madison Avenue across from Madison Square Park and 26th Street. Additionally, the 60 Madison Avenue property has 8,000 square feet of subterranean space leased to 32nd Street Boxing Corp., as a boxing gym. The 60 Madison Avenue property was originally built in 1910 and has been owned by the sponsor since 1996. The sponsor recently completed a renovation and capital expenditures plan to bring the property up to modern standards. The renovated building features an upgraded lobby, updated elevator cabs, new fiber optic direct connectivity, advanced telecommunications, 11-13-foot ceilings, new aluminum double-hung windows, and a full-time attended lobby with 24/7 access. In addition to the building-wide renovations, the sponsor has recently completed pre-built office finishes on many of the office suites to aid future leasing and minimize ongoing tenant improvement expenses. The total renovation cost approximately $3.3 million ($15 per square foot). In addition, the sponsor is expected to invest an additional $500,000 in 2017 for lobby and façade renovations.

Since completing renovations at the 60 Madison Avenue property, the sponsor has grown occupancy from approximately 56.7% at the end of 2013 to its current occupancy of 96.6% as of September 30, 2016. The sponsor re-positioned the building from multi-tenant floors to full floor tenants by strategically rolling and moving smaller tenants to a subdivided 10th floor. Since 2014, the sponsor has signed four leases for full floors to The Atlantic Monthly Group, Inc., Tapad Inc., Eyeview, Inc. and Massachusetts Mutual Life Insurance Company for a total of 71,259 square feet (32.8% of net rentable area) with an average lease term of 7.6 years. Additionally, the sponsor recently signed a 10-year lease for ground floor retail space to Todd Snyder New York, a men’s retail brand owned by American Eagle Outfitters.

As of September 30, 2016, the 60 Madison Avenue property is 96.6% occupied by 27 tenants under 28 leases. The largest tenant, Tapad Inc. (“Tapad”), occupies 12.9% of net rentable area through (x) January 31, 2021 with respect to the third floor premises and (y) February 28, 2023 with respect to the 12th floor premises. Tapad is a venture-funded startup company that develops and markets software and services for cross-device advertising and content delivery. It uses algorithms to analyze internet and device data and predict whether two or more devices are owned by the same person. Participating websites and apps then cater their advertisements based on a collective knowledge of the user’s actions across all of their devices. Tapad was founded in 2010 by Are Traasdahl and in January 2016 the Telenor Group (“Telenor”) entered into an agreement to acquire approximately 95.0% of Tapad for $360 million. Backed by major venture firms, Tapad is based in New York and has offices in Atlanta, Boston, Chicago, Dallas, Detroit, Los Angeles, Miami, Minneapolis, San Francisco, Frankfurt, London and Toronto. Tapad has been on the third floor of the property since February 2014 and on the 12th floor since November 2015. Tapad has invested approximately $340,000 ($37 per square foot) of tenant improvements in addition to the $370,000 (approximately $40 per square foot) offered by the landlord on the third floor, and the landlord fully built out the 12th floor with approximately $650,0000 (approximately $70 per square foot) in tenant improvements. Tapad has a one-time right to terminate their lease on the third floor on January 31, 2019, subject to providing notice no less than 120 days prior to the termination date and payment of a termination fee equal to $94,904 in connection with such termination. Tapad also has a right to terminate their lease on the 12th floor on November 27, 2020, subject to providing notice no less than 240 days prior to the termination date and payment of a termination fee equal to the sum of the unamortized cost of the landlords initial construction costs plus commission payable to the broker in connection with the lease.

A-3-74

ANNEX A-3	JPMDB 2016-C4

60 Madison Avenue

The second largest tenant, Massachusetts Mutual Life Insurance Company (“Mass Mutual”), rated AA+ by S&P, occupies 12.8% of net rentable area through March 2024. Mass Mutual is a life insurance company with 1,800 offices and 13 million clients worldwide. Mass Mutual is one of the largest life insurance companies globally and was ranked 76th in the Fortune 500 as of August 2016. Mass Mutual operates its Haven Life unit at 60 Madison Avenue, which was launched in May 2015 and offers a simpler option for buying term life insurance online. Mass Mutual has been at the 60 Madison Avenue property since January 2016. The landlord contributed approximately $872,440 (approximately $77 per square foot) and $1,116,505 (approximately $68 per square foot) to Mass Mutual’s buildout on the seventh and ninth floors, respectively. The tenant has spent an additional approximately $1.2 million ($106 per square foot) on the seventh floor and expects to spend approximately $2.0 million ($121 per square foot) more on the 9th floor to finish building out their space. Mass Mutual has a one-time right to terminate its lease on the entire seventh floor and/or all or a portion of the ninth floor on August 14, 2021, subject to providing notice of at least nine months prior any payment of a termination fee equal to the sum of the unamortized portion of costs and expenses paid for by the landlord in connection with the lease, including the cost and expense of the initial construction and any brokerage commission paid by the landlord in connection with the lease in the amount of (x) $249,463 for the seventh floor premises and (y) $396,731 for the ninth floor premises. Mass Mutual has a right of first offer on any available space in the building that is at least 6,000 square feet but equal to or less than one full floor before it becomes available to any third party. Mass Mutual has one, five-year renewal option at the greater of 100% of fair market rent and the rent for the prior 12 months, with the option commencing on April 1, 2024 with at least nine months notice.

The third largest tenant, Eyeview, Inc. (“Eyeview”), occupies 8.6% of net rentable area through July 5, 2020. Eyeview Inc. develops video advertising technology solutions. It offers brands with ROI on their video advertising spend. It offers VideoIQ, a video platform that provides campaign, data, and media management services, as well as programmatic video creative services. The company also provides lead generation solution for clients in automotive industry that enables brands to drive leads with personalized video ads; in-store solution that leverages past purchase behavior to identify key segments for CPG and shopper marketers; in-store sales solution that enable retail marketers to drive sales; and online booking solution for travel marketers. Eyeview Inc. was founded in 2007 and is headquartered at 60 Madison Avenue. Eyeview has been at the 60 Madison Avenue property since March 2015. The landlord put $500,000 (approximately $27 per square foot) of tenant improvements into the space. Eyeview Digital has a right of first offer to lease any available full floors of the building with no less than 8,000 square feet but no more than 18,000 square feet before it becomes available to any third party. Eyeview has one, five-year renewal option at the greater of 100% of fair market rent and the rent for the prior 12 months, with the option commencing on July 6, 2020 and requiring at least 12 months notice. The tenant does not have any termination options.

The Midtown South office market is Manhattan’s smallest office market, housing over 66.6 million square feet of office space. The market is geographically segmented into five major submarkets: SoHo, Greenwich Village/NoHo, Madison/Union Square, Hudson Square/West Village and Chelsea. Midtown South continues to be one of the strongest office markets in the country with its steady rent growth and low vacancy rate. The primary reason for this is Midtown South’s heavy tech presence. Nicknamed “Silicon Alley,” the stretch of Broadway from the Flatiron District to SoHo is a hotbed of startups and tech companies. In addition, the western neighborhoods of Midtown South have become increasingly popular for tech and creative tenants. Google’s headquarters building at 111 Eighth Avenue has brought many tech tenants to the area, and Hudson Square’s loft office buildings have been a big draw as well. Furthermore, space along the High Line Park in Chelsea and Hudson Square has recently spurred interest in several new office developments. Several major tech companies in Midtown South are expanding their footprint in the market, including Facebook, AOL Google, BuzzFeed, Twitter and WebMD. Throughout first quarter of 2016, technology, advertising, media and information (“TAMI”) companies accounted for 72.0% of leasing activity.

According to the appraisal, the Midtown South continues to exhibit one of the lowest vacancy rates of any central business district office market in the nation. The vacancy rate in this market remained steady during the first quarter of 2016, slightly increasing by 10 basis points to 6.3%. On a year-over-year basis, vacancy has fallen by 70 basis points and Class A vacancy decreased to 2.7% over the same time period. Strong demand from the TAMI tenants, along with a close proximity to the High Line Park, has kept this market a primary option for many tenants. According to the appraisal, over the past six years, the Midtown South vacancy rate has remained in the single digits. Another distinguishing feature of Midtown South is the lack of Class A office space. The market has only 36 Class A buildings totaling approximately 17.3 million square feet compared to 322 Class A buildings for a total of 181.1 million square feet in the Midtown submarket and 49 buildings totaling 52.8 million square feet in the Downtown submarket. The overall average asking rent in Midtown South decreased $1.08 per square foot in the first quarter of 2016 to $68.58 per square foot. Asking rents rose by $5.30 per square foot from the first quarter of 2015, an increase of 8.4% year-over-year. Increasing demand from TAMI tenants and a diminishing supply will likely continue to put upward pressure on asking rents in Midtown South.

A-3-75

ANNEX A-3	JPMDB 2016-C4

60 Madison Avenue

The appraisal identified eight directly comparable office properties ranging in size from 55,000 to 135,000 square feet with direct occupancy rates between 46.6% and 100.0%. Direct asking rents for the comparable office properties ranged from $57.00 to $68.00 per square foot. The weighted average underwritten office rents for 60 Madison Avenue are $56.87 per square foot, which is below the appraisal’s concluded market rent of $65.00 per square foot for office floors 2-14. The following table details the appraisal’s rent conclusions by type and location:

Office Market Rents
Type	Occupied Net Rentable Area	Market Rent PSF(1)	In Place Annual Gross Rent PSF(2)	% Above (Below) Market
Office Floors 2-14	190,892	$65.00	$56.87	(12.5%)
Retail Basement	8,000	$45.00	$44.32	(1.5%)
Retail Madison Avenue	5,500	$100.00	$100.35	0.3%
Retail 26th Street	5,179	$175.00	$173.78	(0.7%)
Total / Wtd. Avg.	209,571	$67.87	$60.42	(11.0%)
(1)	Based on the appraisal.

(2)	Based on the underwritten rent roll.

Historical and Current Occupancy(1)

2013(2)	2014(2)	2015(2)	Current(2)
56.7%	62.5%	69.8%	96.6%
(1)	Historical occupancies are as of December 31 of each respective year.

(2)	The sponsor transitioned the building from multi-tenant floors to full floor tenants by strategically rolling and moving smaller tenants beginning in 2014. The sponsor has grown occupancy from approximately 56.7% at the end of 2013 to its current occupancy of 96.6% as of September 30, 2016.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Tapad(3)(4)	NA / NA / NA	28,020	12.9%	$59.18	13.1%	Various
Mass Mutual(5)	NA / AA+ / NA	27,891	12.8%	$63.42	14.0%	3/31/2024
Eyeview(6)	NA / NA / NA	18,783	8.6%	$64.26	9.5%	7/5/2020
The Atlantic Monthly Group, Inc.	NA / NA / NA	17,177	7.9%	$62.00	8.4%	5/10/2026
Community Healthcare Network, Inc.	NA / NA / NA	15,580	7.2%	$33.92	4.2%	10/19/2025
SF Acquisition Holdings LLC	NA / NA / NA	15,000	6.9%	$63.64	7.5%	1/8/2019
Material Connexion, Inc.	NA / NA / NA	12,000	5.5%	$57.80	5.5%	11/30/2018
Beth Melsky Casting	NA / NA / NA	8,746	4.0%	$35.94	2.5%	10/27/2020
32nd Street Boxing Corp.	NA / NA / NA	8,000	3.7%	$44.32	2.8%	12/31/2020
Avatar Securities, LLC	NA / NA / NA	7,688	3.5%	$61.68	3.7%	4/1/2025
(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Tapad has a one-time right to terminate their lease on the third floor on January 31, 2019, subject to providing notice no more than 180 days and no less than 120 days prior to the termination date and payment of a termination fee equal to $94,904. Tapad also has a right to terminate their lease on the 12th floor on November, 27 2020, subject to providing notice no less than 240 days prior to the termination date and payment of a termination fee equal to the sum of the unamortized cost of the landlord’s initial construction costs plus commission payable to the broker in connection with the lease.

(4)	With respect to Tapad’s third floor premises, the space has a lease expiration date of January 31, 2021 and with respect to the 12th floor premises, the space has a lease expiration of February 28, 2023.

(5)	Mass Mutual has a one-time right to terminate its lease on the entire seventh floor and/or all or a portion of the ninth floor on the August 14, 2021, subject to providing notice of at least nine and no more than 12 months prior. Mass Mutual must provide a termination payment consisting of the unamortized portion of costs expenses paid for by the landlord in connection with the lease, including the cost and expense of the initial construction and any brokerage commission paid by the landlord in connection with the lease in the amount of (x) $249,463 for the 7th floor premises and (y) $396,731 for the 9th floor premises. Mass Mutual has one five-year renewal option at the greater of 100% of fair market rent or rent equal to the prior 12 months with at least nine months and no more than 12 months notice.

(6)	Eyeview has one, five-year renewal option at the greater of 100% of fair market rent or rent equal to the prior 12 months, with the option commencing on July 6, 2020 and requiring at least 12 months and no more than 18 months notice. The tenant does not have any termination options.

A-3-76

ANNEX A-3	JPMDB 2016-C4

60 Madison Avenue

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	7,463	3.4%	NAP	NAP	7,463	3.4%	NAP	NAP
2016 & MTM	0	0	0.0	$0	0.0%	7,463	3.4%	$0	0.0%
2017	2	5,525	2.5	281,580	2.2	12,988	6.0%	281,580	2.2%
2018	5	26,540	12.2	1,549,821	12.2	39,528	18.2%	1,831,401	14.4%
2019	4	19,506	9.0	1,173,934	9.3	59,034	27.1%	3,005,335	23.7%
2020	3	35,529	16.3	1,875,874	14.8	94,563	43.5%	4,881,208	38.5%
2021	2	23,166	10.6	1,298,650	10.2	117,729	54.1%	6,179,858	48.8%
2022	3	3,129	1.4	131,285	1.0	120,858	55.6%	6,311,143	49.8%
2023	2	14,661	6.7	990,612	7.8	135,519	62.3%	7,301,755	57.6%
2024	2	30,891	14.2	1,855,000	14.6	166,410	76.5%	9,156,755	72.2%
2025	3	28,768	13.2	1,554,686	12.3	195,178	89.7%	10,711,440	84.5%
2026	2	22,356	10.3	1,964,974	15.5	217,534	100.0%	12,676,414	100.0%
2027 & Beyond	0	0	0.0	0	0.0	217,534	100.0%	12,676,414	100.0%
Total	28	217,534	100.0%	$12,676,414	100.0%

(1)	Based on the underwritten rent roll.

(2)	Certain tenants may have contraction options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this lease rollover schedule.

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten(2)	Per Square Foot	%(3)
Rents In Place	$6,499,916	$7,028,754	$10,071,221	$10,893,284	$12,676,414	$58.27	85.8%
Step Rents(4)	0	0	0	0	494,041	2.27	3.3
Vacant Income	0	0	0	0	294,145	1.35	2.0
Gross Potential Rent	$6,499,916	$7,028,754	$10,071,221	$10,893,284	$13,464,600	$61.90	91.2%
Total Reimbursements	582,772	558,801	821,697	840,970	1,026,717	4.72	7.0
Other Income	1,739,052	125,280	246,261	276,115	276,244	1.27	1.9
Net Rental Income	8,821,740	7,712,836	11,139,178	12,010,368	14,767,561	67.89	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(724,566)	(3.33)	(4.9)
Effective Gross Income	$8,821,740	$7,712,836	$11,139,178	$12,010,368	$14,042,996	$64.56	95.1%
Total Expenses	$3,216,614	$3,823,892	$4,706,673	$4,930,755	$5,250,144	$24.13	37.4%
Net Operating Income	$5,605,126	$3,888,944	$6,432,505	$7,079,613	$8,792,852	$40.42	62.6%
Total TI/LC, Capex/RR	0	0	0	0	798,056	3.67	5.7
Net Cash Flow	$5,605,126	$3,888,944	$6,432,505	$7,079,613	$7,994,796	$36.75	56.9%
(1)	TTM column represents the trailing 12-month period ending on June 30, 2016.

(2)	The increase in Underwritten Gross Potential Rent is due to new lease signings at the 60 Madison Avenue property which includes approximately 16.6% of net rentable area and 21.7% of Rents In Place.

(3)	Percentage column represents percentage of Net Rental Income for all revenue lines and represents percent Effective Gross Income for the remainder of the fields.

(4)	Underwritten Step Rents include $153,600 for Mass Mutual and 12 months of rent steps for all other tenants.

Property Management. The 60 Madison Avenue property is managed by Columbus Property Management LLC, a sponsor affiliate.

Escrows and Reserves. At loan origination, the borrower deposited $1,907,354 into an approved leasing expenses reserve account, $822,057 into a free rent reserve account, $634,439 into a tax reserve account and $55,000 into an insurance reserve account.

Tax Escrows - On a monthly basis, the borrower is required to deposit reserves of 1/12 of the estimated annual real estate taxes, which currently equates to $158,610.

Insurance Escrows - Provided that an acceptable blanket policy is no longer in place, on a monthly basis, the borrower is required to escrow 1/12 of annual insurance premiums.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $3,626 ($0.20 per square foot annually) into a replacement reserve. The replacement reserve is not subject to a cap.

A-3-77

ANNEX A-3	JPMDB 2016-C4

60 Madison Avenue

TI/LC Reserves - During the continuance of a Trigger Period (as defined below), on a monthly basis the borrower is required to escrow $67,979 (approximately $3.75 per square foot annually) into the tenant improvements and leasing commissions reserve. The reserve is not subject to a cap.

Lockbox / Cash Management. The 60 Madison Avenue Whole Loan is structured with a CMA lockbox. The borrower is required to cause all rents to be directly transmitted by each tenant into a lender controlled clearing account. In the absence of a Trigger Period, the funds in the clearing account will be swept daily into the borrower’s operating account. During a Trigger Period, any transfers to the borrower’s operating account will cease and sums on deposit in the clearing account will be transferred on a daily basis to a deposit account controlled by the lender and applied to payment of all monthly amounts due under the loan documents.

A “Trigger Period” will commence upon the occurrence of (i) an event of default or (ii) the commencement of a Low Debt Service Period (as defined below); and will end if, (A) with respect to clause (i), the event of default commencing the Trigger Period has been cured and such cure has been accepted by the lender (and no other event of default is then continuing) and (B) with respect to clause (ii), the Low Debt Service Period has ended.

A “Low Debt Service Period” will commence upon the debt service coverage ratio falling below 1.15x on the last day of any calendar quarter and will end upon (x) the 60 Madison Avenue property achieving a debt service coverage ratio of at least 1.20x for two consecutive calendar quarters or (y) delivery to the lender of cash or a letter of credit in an amount which, if applied to repay the then outstanding principal balance of the 60 Madison Avenue Whole Loan, would cause the debt service coverage ratio to be at least 1.20x.

A-3-78

ANNEX A-3	JPMDB 2016-C4

[THIS PAGE INTENTIONALLY LEFT BLANK]

A-3-79

ANNEX A-3	JPMDB 2016-C4

Moffett Gateway

A-3-80

ANNEX A-3	JPMDB 2016-C4

Moffett Gateway

A-3-81

ANNEX A-3	JPMDB 2016-C4

Moffett Gateway

A-3-82

ANNEX A-3	JPMDB 2016-C4

Moffett Gateway

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$43,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$43,000,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	3.8%	Net Rentable Area (SF):	612,691
Loan Purpose:	Refinance	Location:	Sunnyvale, CA
Borrower:	441 Real Estate LLC	Year Built / Renovated:	2016 / N/A
Sponsor(2):	Joseph K. Paul	Occupancy(5):	100.0%
Interest Rate:	3.319403%	Occupancy Date:	11/1/2016
Note Date:	9/22/2016	Number of Tenants:	1
Maturity Date:	4/1/2027	2013 NOI(6):	N/A
Interest-only Period:	60 months	2014 NOI(6):	N/A
Original Term:	126 months	2015 NOI(6):	N/A
Original Amortization(3):	360 months	TTM NOI(6):	N/A
Amortization Type:	IO-Balloon	UW Economic Occupancy:	95.0%
Call Protection(4):	L(25),Def(94),O(7)	UW Revenues:	$35,097,235
Lockbox:	Hard	UW Expenses:	$6,170,971
Additional Debt:	Yes	UW NOI:	$28,926,265
Additional Debt Balance:	$200,000,000 / $102,000,000	UW NCF:	$27,631,280
	$50,000,000	Appraised Value / Per SF(7):	$525,000,000 / $857
Additional Debt Type:	Pari Passu / B-Note /	Appraisal Date:	7/20/2016
	Mezzanine Loan

Escrows and Reserves(8)				Financial Information
	Initial	Monthly	Initial Cap		A-Notes(1)	Whole Loan
Taxes:	$180,864	$180,864	N/A	Cut-off Date Loan / SF:	$397	$563
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$337	$503
Replacement Reserves:	$0	$0	N/A	Cut-off Date LTV(7):	46.3%	65.7%
TI/LC:	$0	$0	N/A	Maturity Date LTV(7):	39.3%	58.7%
Other:	$86,961,915	$0	N/A	UW NCF DSCR(9):	1.95x	1.43x
				UW NOI Debt Yield:	11.9%	8.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
A-Notes(1)	$243,000,000	61.5%	Payoff Existing Debt	$216,321,083	54.8%
B-Note(1)	102,000,000	25.8%	Upfront Reserves	87,142,779	22.1%
Mezzanine Loan	50,000,000	12.7%	Return of Equity	84,003,847	21.3%
			Closing Costs	7,532,290	1.9%
Total Sources	$395,000,000	100.0%	Total Uses	$395,000,000	100.0%
(1)	The Moffett Gateway loan is part of a whole loan evidenced by five pari passu notes with an aggregate original principal balance of $243.0 million (the “A-Notes”) and a subordinate companion loan (the “B-Note”). The A-Notes Financial Information presented in the chart above reflects the Cut-off Date balance of the A-Notes evidencing the Moffett Gateway Whole Loan, as defined in “The Loan” below, but excludes the related B-Note and mezzanine loan. The Whole Loan Financial Information presented in the chart above reflects the Cut-off Date balance of the A-Notes and B Note evidencing the Moffett Gateway Whole Loan, but excludes the related mezzanine loan.
(2)	For a full description of Sponsor, please refer to the “Loan Sponsor” below.
(3)	The Moffett Gateway A-Notes will hyper-amortize subsequent to a five-year interest-only period. The principal payments that would otherwise have been paid to the B-Note will be used to pay down the aggregate principal balance of the A-Notes.
(4)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of November 1, 2016. Defeasance of the full $345.0 million Moffett Gateway Whole Loan is permitted after the date that is two years from the closing date of the securitization that includes the note to be last securitized (the “REMIC Prohibition Period”). If the REMIC Prohibition Period has not expired by November 1, 2020, the borrower is permitted to prepay the Moffett Gateway Whole Loan in whole, but not in part, with the payment of a yield maintenance premium.
(5)	The property is 100.0% leased to Google Inc. (“Google”) through March 2027 and Google has executed two leases but is not yet in occupancy. Google leases the property under two separate leases, one for 1225 Crossman Avenue (“Building One”) and the second for 1265 Crossman Avenue (“Building Two”). Google is expected to take occupancy for both spaces in early 2017 and, subsequent to any applicable free rent periods, will begin paying full rent as applicable under each lease as follows: Building One in July 2018 and Building Two in July 2017.
(6)	Historical cash flows are not available as the property was constructed in 2016.

A-3-83

ANNEX A-3	JPMDB 2016-C4

Moffett Gateway

(7)	The Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV are calculated based on the “hypothetical market value as stabilized”, which assumes that all tenant improvement construction is complete and that all contractual free rent has “burned off” at the “stabilized” value date. At origination, the borrower reserved approximately $87.0 million for unfunded obligations (approximately $49.4 million for outstanding tenant improvements and leasing commissions and approximately $37.6 million for free rent). The “as-is” value as of July 20, 2016 is $430.0 million, which results in a Cut-off Date LTV and Maturity Date LTV of 56.5% and 48.0%, respectively, and a Whole Loan Cut-off Date LTV and Maturity Date LTV of 80.2% and 71.7%, respectively.
(8)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(9)	The UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 months following the expiration of the interest-only period based on the assumed principal payment schedule provided on Annex G to the Preliminary Prospectus.

The Loan. The Moffett Gateway loan is secured by a first mortgage lien on the borrower’s fee interests in a newly constructed corporate office campus consisting of two seven-story towers, an amenities building and a parking garage, located in Sunnyvale, California. The whole loan has an outstanding principal balance as of the Cut-off Date of $345.0 million (the “Moffett Gateway Whole Loan”) and is comprised of five pari passu senior notes each as described below, with an aggregate outstanding principal balance as of the Cut-off Date of $243.0 million (collectively, the “Moffett Gateway A-Notes”) and a subordinate B-Note with an outstanding principal balance as of the Cut-off Date of $102.0 million (the “Moffett Gateway Subordinate Companion Loan”), each as described below. Note A-5, with an outstanding principal balance as of the Cut-off Date of $43.0 million, is being contributed to the JPMDB 2016-C4 Trust (the “Moffett Gateway Mortgage Loan”). Note A-1, Note A-2, Note A-3 and Note A-4 with an outstanding principal balance as of the Cut-off Date of $40.0 million, $80.0 million, $40.0 million and $40.0 million, respectively, (the “Moffett Gateway Pari Passu Companion Loans”), are expected to be contributed to one or more future securitization trusts. The holder of Note A-5 will be the trustee of the JPMDB 2016-C4 Trust. The Moffett Gateway Subordinate Companion Loan is currently held by JPMCB, but may be sold to a third party investor in the future. Under the related intercreditor agreement, prior to a control appraisal period with respect to the Moffett Gateway Subordinate Companion Loan, under certain circumstances, the holder of the Moffett Gateway Subordinate Companion Loan will have the right to approve certain major decisions with respect to the Moffett Gateway Whole Loan, to exercise certain cure and purchase option rights and to replace the related special servicer with or without cause. After a control appraisal period occurs with respect to the Moffett Gateway Subordinate Companion Loan, the holder of Note A-1, will be entitled to exercise the rights of the controlling noteholder for the Moffett Gateway Whole Loan; however, the holder of the Moffett Gateway Pari Passu Companion Loans will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Moffett Gateway Whole Loan has a 10-year, six-month term and the Moffett Gateway A-Notes will amortize in accordance with the amortization schedule set forth on Annex G to the Preliminary Prospectus, subsequent to a five-year interest-only period. The principal payments that would otherwise have been paid to the Moffett Gateway Subordinate Companion Loan are included as part of the scheduled amortization of the Moffett Gateway A-Notes.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	JPMCB	No
A-2	80,000,000	80,000,000	JPMCB	Yes
A-3	40,000,000	40,000,000	JPMCB	No
A-4	40,000,000	40,000,000	JPMCB	No
A-5	43,000,000	43,000,000	JPMDB 2016-C4	No
B-1	102,000,000	102,000,000	Third Party Investor	No
Total	$345,000,000	$345,000,000

The Borrower. The borrowing entity for the Moffett Gateway Whole Loan is 441 Real Estate, LLC, a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor is Joseph K. Paul (“Jay Paul”) and the nonrecourse carve-out guarantors are Jay Paul, Jay Paul Revocable Living Trust Dated November 9, 1999, as Amended and Restated on March 19, 2010, and Paul Guarantor LLC, a Delaware limited liability company. Jay Paul is the founder of the Jay Paul Company. The Jay Paul Company is an owner and developer of commercial office properties throughout California. Founded in 1975, the Jay Paul Company has developed or acquired over 8.5 million square feet of office space, including 21 buildings in Moffett Park totaling 5.0 million square feet. Jay Paul Company has built projects for many notable companies including Apple, Google, Amazon, Motorola, Microsoft, Boeing, Philips Electronics, HP and DreamWorks, amongst others. The loan sponsor focuses on sustainable design and has closed in excess of $12.0 billion in equity and debt financings since inception. The borrower is permitted to obtain the release of Jay Paul and the trust from the guaranty and environmental indemnity upon satisfaction of certain conditions in the loan documents, which include, without limitation, Paul Guarantor LLC maintaining a net worth of not less than $300,000,000 and liquidity of not less than $20,000,000.

The loan sponsor purchased the land and previous buildings in 2012 for approximately $50.4 million and has spent approximately $182.5 million ($298 per square foot) on the development of the Moffett Gateway office complex. Additionally, the loan sponsor has spent approximately $44.5 million ($73 per square foot) in tenant improvement and leasing commission costs. The loan sponsor’s total cost basis is approximately $325.4 million ($531 per square foot).

A-3-84

ANNEX A-3	JPMDB 2016-C4

Moffett Gateway

The Property. The Moffett Gateway property is comprised of two newly constructed seven-story Class A LEED Platinum-Certified towers totaling 597,848 square feet and is located in Sunnyvale, California. The property is situated on approximately 15.5 acres and features a 14,843 square foot amenities building, which contains a fitness center with locker rooms, showers, steam rooms and a yoga studio, a rooftop dining area, bocce court area and common and recreation areas. Additionally, the property contains 2,022 parking spaces resulting in a parking ratio of approximately 3.3 spaces per 1,000 square feet of space. The property benefits from its location at the intersection of Highways 237 and 101, two regional highway systems that provide direct access to the surrounding areas as well as the San Francisco central business district, located approximately 38.4 miles north of the property. The property is part of the larger Moffett Park development, a 519-acre area comprised of recently developed office spaces and research and development buildings. Additionally, a Santa Clara Light Rail System is located adjacent to the property, which provides service to the surrounding residential communities. The Santa Clara County Transit System provides bus service county-wide and has four stops nearby the property.

As of November 1, 2016, the property is 100.0% leased to Google pursuant to two separate 298,924 square foot triple net leases through March 31, 2027 for Building One and Building Two, each with two seven-year extension options and no early termination options. Google does not directly lease the amenities building from the landlord. Instead, Google’s right to use the amenities building is contained within each individual lease. Google’s right to use the amenities building is exclusive during any period when Google leases both office buildings and is non-exclusive for any additional tenant that may sign a lease at the property in the future. Additionally, the amenities building, which includes the parking structure, is part of the common areas which are owned in fee simple by an owners association, which is wholly owned by the borrower. The borrower has pledged the ownership interests as collateral for the Moffett Gateway Whole Loan.

Google’s main headquarters in Mountain View, California is located approximately 6.4 miles west of the property. On October 2, 2015, Google implemented a holding company reorganization in which Alphabet became the successor issuer to Google. At that time, Alphabet recognized the assets and liabilities of Google at carryover basis. Alphabet, through its subsidiaries, provides online advertising services in the United States, the United Kingdom and rest of the world. Alphabet is the second largest publicly traded company (NASDAQ: GOOG) in the world as measured by market capitalization and is rated Aa2 and AA by Moody’s and S&P, respectively. Google represents approximately 99.4% of Alphabet’s total revenues, based on Alphabet’s 2015 annual report.

The property is located in the Sunnyvale office submarket. The submarket features one of the highest concentrations of technology, software and creative tenants within Silicon Valley. Moffett Gateway is located along Moffett Park Avenue, a part of the larger Moffett Park development, which is a 519-acre area comprised of recently developed office spaces and research and development buildings. Moffett Park is home to several notable technology firms including Amazon.com, Google, Hewlett-Packard, Juniper Networks, Lockheed Martin, Microsoft, and Yahoo!. Google owns or leases approximately 3.5 million square feet of office space in Sunnyvale, making it the largest corporate occupier in the submarket. Additionally, Google collectively owns or leases approximately 15.1 million square feet in Silicon Valley and the greater San Francisco area. As of the second quarter of 2016, the Sunnyvale market had a Class A office inventory of approximately 8.9 million square feet with an overall vacancy rate of 8.8% and annual asking rents between $43.80 and $45.60 per square foot on a triple-net basis.

Historical and Current Occupancy(1)
2013	2014	2015	Current(2)
N/A	N/A	N/A	100.0%
(1)	Historical Occupancy is not available as the property was constructed in 2016.
(2)	Current Occupancy is as of November 1, 2016. The property is 100.0% leased to Google through March 2027 and Google has executed two leases but is not yet in occupancy. Google leases the property under two separate leases, one for Building One and the second for Building Two. Google is expected to take occupancy in early 2017 and, subsequent to any applicable free rent periods, will begin paying full rent at Building One in July 2018 and full rent at Building Two in July 2017. At origination, the borrower reserved approximately $87.0 million for unfunded obligations (approximately $49.4 million for outstanding tenant improvements and leasing commissions and approximately $37.6 million for free rent).

A-3-85

ANNEX A-3	JPMDB 2016-C4

Moffett Gateway

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent	Lease Expiration Date
Google(4)	Aa2 / AA / NA	612,691	100.0%	$50.87	100.0%	3/31/2027

(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Base Rent PSF includes the 14,843 amenities building, for which approximately $785,298 of base rent has been underwritten. Google’s right to use the amenities building is exclusive during any period when Google leases both office buildings and is non-exclusive for any additional tenant that may sign a lease at the property in the future.
(4)	Google has two seven-year renewal options remaining for each lease. Google must provide notice of its intention to renew no earlier than January 2026 or later than June 2026.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2016 & MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2017	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2018	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2019	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2020	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2022	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2024	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2025	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2026	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2027 & Beyond	2	612,691	100.0%	31,169,318	100.0%	612,691	100.0%	$31,169,318	100.0%
Total	2	612,691	100.0%	$31,169,318	100.0%

(1)	Based on the underwritten rent roll.

Google Rent Schedule
Period	Building One Base Rent per Year	Building One Base Rent per Year PSF	Building Two Base Rent per Year	Building Two Base Rent per Year PSF	Cumulative Base Rent per Year	Cumulative Base Rent per Year PSF
Months 1 – 10(1)	$0	$0.00	$0	$0.00	$0	$0.00
Months 11 – 22(1)	0	0.00	12,232,568	20.46	12,232,568	20.46
Months 23 – 34	12,599,545	21.07	13,738,744	22.98	26,338,289	44.06
Months 35 – 46	14,150,907	23.67	14,150,907	23.67	28,301,813	47.34
Months 47 – 58	14,575,434	24.38	14,575,434	24.38	29,150,868	48.76
Months 59 – 70	15,012,697	25.11	15,012,697	25.11	30,025,394	50.22
Months 71 – 82	15,463,078	25.86	15,463,078	25.86	30,926,156	51.73
Months 83 – 94	15,926,970	26.64	15,926,970	26.64	31,853,940	53.28
Months 95 – 106	16,404,779	27.44	16,404,779	27.44	32,809,559	54.88
Months 107 – 118	16,896,923	28.26	16,896,923	28.26	33,793,845	56.53
Months 119 – 128	14,431,037	24.14	14,431,037	24.14	28,862,073	48.28
Total/Wtd. Avg.(2)	$135,461,369	$25.34	$148,833,136	$25.09	$284,294,505	$49.53
(1)	The property is 100.0% leased to Google through March 2027 and Google has executed a lease but is not yet in occupancy. Google leases the property under two separate leases, one for Building One and the second for Building Two. Google is expected to take occupancy in early 2017 and, subsequent to any applicable free rent periods, will begin paying full rent as applicable under each lease as follows: Building One in July 2018 and Building Two in July 2017. At origination, the borrower reserved approximately $87.0 million for unfunded obligations (approximately $49.4 million for outstanding tenant improvements and leasing commissions and approximately $37.6 million for free rent).
(2)	The Total/Wtd. Avg. Base Rent and PSF numbers exclude the 14,843 square foot amenities building, for which approximately $785,298 of base rent has been underwritten. Google’s right to use the amenities building is exclusive during any period when Google leases both office buildings and is non-exclusive for any additional tenant that may sign a lease at the property in the future.

A-3-86

ANNEX A-3	JPMDB 2016-C4

Moffett Gateway

Proforma and Underwritten Net Cash Flow
	Proforma Year 1(1)	Proforma Year 2(1)	Proforma Year 3(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$3,318,057	$17,393,064	$28,439,878	$31,169,318	$50.87	84.4%
Vacant Income	0	0	0	0	0.00	0.0%
Gross Potential Rent	$3,318,057	$17,393,064	$28,439,878	$31,169,318	$50.87	84.4%
Total Reimbursements	4,112,410	6,072,471	6,503,937	5,775,140	9.43	15.6%
Net Rental Income	$7,430,467	$23,465,535	$34,943,815	$36,944,458	$60.30	100.0%
(Vacancy/Credit Loss)	0	0	0	(1,847,223)	(3.01)	(5.0)-
Other Income	0	0	0	0	0.00	0.0%
Effective Gross Income	$7,430,467	$23,465,535	$34,943,815	$35,097,235	$57.28	95.0%

Total Expenses	$5,583,716	$6,204,727	$6,692,827	$6,170,971	$10.07	17.6%

Net Operating Income	$1,846,751	$17,260,808	$28,250,988	$28,926,265	$47.21	82.4%

Total TI/LC, Capex/RR	0	0	0	1,294,985	2.11	3.7%
Net Cash Flow	$1,846,751	$17,260,808	$28,250,988	$27,631,280	$45.10	78.7%

(1)	Proforma Year 1, Proforma Year 2 and Proforma Year 3 represent the year ends 2017, 2018 and 2019, respectively.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	The property is 100.0% leased to Google through March 2027 and Google has executed a lease but is not yet in occupancy. Google leases the property under two separate leases, one for Building One and the second for Building Two. Google is expected to take occupancy in early 2017 and, subsequent to any applicable free rent periods, will begin paying full rent as applicable under each lease as follows: Building One in July 2018 and Building Two in July 2017. At origination, the borrower reserved approximately $87.0 million for unfunded obligations (approximately $49.4 million for outstanding tenant improvements and leasing commissions and approximately $37.6 million for free rent).

Property Management. The property is subject to a management agreement with Paul Holdings, Inc., an affiliate of the loan sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $87.0 million for unfunded obligations (which included approximately $49.4 million for outstanding tenant improvements and leasing commissions and approximately $37.6 million for free rent reserves) and $180,864 for tax reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $180,864.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as (i) no event of default exists and (ii) the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy in accordance with the loan documents.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to all tenants upon the origination of the loan instructing them to deposit all rents and payments directly into the lockbox account controlled by the lender. All funds in the lockbox account are swept each business day to a segregated cash management account under the control of the lender and disbursed on each payment date during the term of the loan in accordance with the loan documents. During a Cash Sweep Period (as defined below), all excess cash flow after payment of the mortgage debt service, required reserves, operating expenses and mezzanine debt service will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Period” means the period after the occurrence of (i) an event of default, (ii) any bankruptcy action of the borrower or manager (if, with respect to the manager only, such bankruptcy action is not discharged, stayed or dismissed within 30 days), (iii) the date on which the debt service coverage ratio (as calculated in the loan documents), based on trailing three-months is less than 1.10x (including aggregate debt service for the Moffett Gateway A-Notes, Moffett Gateway Subordinate Companion Loan and mezzanine loan) or (iv) the occurrence of any of the following: (a) earlier of (1) the payment date in August 2024, (2) a notification by Google of its intention to not renew its leases or (3) any failure to renew the Google leases in accordance with their terms (a “Maturity Trigger”), (b) the date on which the long term unsecured debt rating of Google or its parent company is not rated by two rating agencies, withdrawn by two rating agencies or downgraded to or below BBB- (or its equivalent) by two rating agencies (a “Downgrade Trigger”), (c) any default by Google under its leases (a “Default Trigger”), (d) any bankruptcy or insolvency action by Google or any party providing a guaranty or credit support for the leases (a “Tenant Bankruptcy Trigger”), or (e) Google gives notice that it intends to terminate its leases or any termination or cancellation of the leases (a “Termination Trigger”) (any of the foregoing in subpart (iv), a “Specified Tenant Trigger”).

A-3-87

ANNEX A-3	JPMDB 2016-C4

Moffett Gateway

The borrower has the right to cure a Cash Sweep Period as follows: if a Cash Sweep Period exists solely by (a)(i) above, the acceptance of a cure by the lender of the applicable event of default (in its sole and absolute discretion), (b)(ii) above solely with respect to the manager, the replacement of such manager with a qualified manager under a management agreement acceptable to the lender within 60 days (or, if such bankruptcy action was involuntary and the manager or borrower did not consent to or solicit or collude with the party filing such action, upon the same being discharged, stayed or dismissed within 60 days), (c)(ii) above solely with respect to the borrower if the bankruptcy action was involuntary and the borrower, guarantor or any affiliate did not consent to or solicit or collude with the party filing such action, upon the same not being discharged, stayed or dismissed within 60 days, (d) (iii) above, the achievement of a debt service coverage ratio for two consecutive quarters of at least 1.10x on a trailing three-month basis, (e) a Maturity Default, Google renewing both of its leases in accordance with the loan documents and paying full unabated rent without any right of offset or free rent credit or outstanding tenant improvement obligations in accordance with the loan documents, (f) a Downgrade Trigger, the initiation or reinstatement by Fitch, Moody’s and S&P, as applicable, (g) a Default Trigger, Google has cured all defaults and is paying full unabated rent without any right of offset or free rent credit or outstanding tenant improvement obligations (unless the tenant is rated at least BBB- (or its equivalent) by Fitch, Moody’s and S&P and the borrower reserves for such amounts in accordance with the loan documents), (h) a Tenant Bankruptcy Trigger, the bankruptcy action is dismissed pursuant to a final, non-appealable order and Google is paying full unabated rent without any right of offset or free rent credit or outstanding tenant improvement obligations (unless the tenant is rated at least BBB- (or its equivalent) by Fitch, Moody’s and S&P and the borrower reserves for such amounts in accordance with the loan documents), or (i) a Termination Trigger, Google has revoked or rescinded all termination or cancellation notices with respect to the lease(s) and has re-affirmed each lease as being in full force and effect and is paying full unabated rent without any right of offset or free rent credit or outstanding tenant improvement obligations (unless the tenant is rated at least BBB- (or its equivalent) by Fitch, Moody’s and S&P and the borrower reserves for such amounts in accordance with the loan documents). The borrower may also cure a Default Trigger, a Tenant Bankruptcy Trigger or a Termination Trigger by re-leasing the space leased by Google to a replacement tenant in accordance with the loan documents. In no event will the borrowers have the right to cure a Cash Sweep Period occurring by reason of a borrower’s voluntary bankruptcy or insolvency, and the borrower is limited to curing a Cash Sweep Period caused by an event of default, a Default Trigger, a Downgrade Trigger, a Tenant Bankruptcy Trigger or a Termination Trigger to no more than three times during the term of the loan.

Additional Debt. There is a $102.0 million Moffett Gateway Subordinate Companion Loan and a $50.0 million mezzanine loan, both coterminous with the Moffett Gateway A-Notes. The Moffett Gateway Subordinate Companion Loan and mezzanine loan are currently held by JPMCB and are each expected to be sold to a third party investor. The Moffett Gateway Subordinate Companion Loan has a 5.00000% coupon and is interest only for the entire term. All principal payments on the Moffett Gateway Whole Loan once amortization begins after the expiration of the interest-only period will be applied to the Moffett Gateway A-Notes, which will cause hyper-amortization of the Moffett Gateway A-Notes. The mezzanine loan has a 6.35000% coupon and is interest only for the term. Including the Moffett Gateway Subordinate Companion Loan and mezzanine loan, the cumulative Cut-off Date LTV, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 75.2%, 1.22x and 7.3%, respectively. The mortgage and mezzanine lenders are in the process of negotiating an intercreditor agreement.

Partial Release. The borrower is permitted to release Building One or Building Two from the lien of the security instrument through a partial defeasance of the Moffett Gateway Whole Loan at any time after the expiration of the lockout period if, among other conditions, (i) no event of default has occurred and is continuing, (ii) the borrower defeases a portion of the Moffett Gateway Whole Loan equal to the adjusted release amount, which is equal to (a) the allocated loan amount for the applicable building plus (b) if the Google Tenancy Condition (as defined below) is not satisfied, 25% of the allocated loan amount, (iii) after giving effect to the release, the debt service coverage ratio of the remaining portion of the property based on the trailing 12-month period equals to or greater than the greater of (a) 1.23x and (b) the debt service coverage ratio for the property (including the building being released) immediately preceding the release based on the trailing-three month period.

“Google Tenancy Condition” means (a) there is no Cash Sweep Period caused by a Specified Tenant Trigger and (b) either the Google lease or a lease for the Google leased premises with a tenant that has a long term unsecured debt rating of BBB or its equivalent is in full force and effect for the remaining property.

Right of First Offer. Google has a right of first offer, so long as the borrower or an affiliate owns the property, to purchase all or any portion of the property that the borrower is willing to sell. The right of first offer expressly does not apply to any third party (including any owner by reason of foreclosure or any successor-in-interest) who subsequently owns all or any portion of the property.

A-3-88

ANNEX A-3	JPMDB 2016-C4

[THIS PAGE INTENTIONALLY LEFT BLANK]

A-3-89

ANNEX A-3	JPMDB 2016-C4

693 Fifth Avenue

A-3-90

ANNEX A-3	JPMDB 2016-C4

693 Fifth Avenue

A-3-91

ANNEX A-3	JPMDB 2016-C4

693 Fifth Avenue

A-3-92

ANNEX A-3	JPMDB 2016-C4

693 Fifth Avenue

A-3-93

ANNEX A-3	JPMDB 2016-C4

693 Fifth Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$42,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$42,500,000	Property Type - Subtype:	Mixed Use – Retail/Office
% of Pool by IPB:	3.8%	Net Rentable Area (SF)(2):	96,514
Loan Purpose:	Acquisition	Location:	New York, NY
Borrower:	693 Fifth Owner LLC	Year Built / Renovated:	1993 / 2015
Sponsor:	Marc de Lacharrière	Occupancy:	57.1%
Interest Rate:	3.96600%	Occupancy Date:	9/30/2016
Note Date:	6/10/2016	Number of Tenants:	7
Maturity Date:	7/1/2026	2013 NOI:	N/A
Interest-only Period:	24 months	2014 NOI(3):	$4,902,318
Original Term:	120 months	2015 NOI(3):	$14,208,201
Original Amortization:	300 months	TTM NOI (as of 8/2016):	$14,807,702
Amortization Type:	IO-Balloon	UW Economic Occupancy:	86.9%
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW Revenues:	$20,153,750
Lockbox:	Hard	UW Expenses:	$4,235,787
Additional Debt:	Yes	UW NOI:	$15,917,963
Additional Debt Balance:	$207,500,000	UW NCF:	$15,711,152
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$525,000,000 / $5,440
		Appraisal Date:	5/24/2016

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$2,590
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$2,032
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	47.6%
Replacement Reserves:	$0	$0	N/A	Maturity Date LTV:	37.4%
TI/LC:	$0	$0	N/A	UW NCF DSCR(5):	1.00x
Other:	$3,327,853	$0	N/A	UW NOI Debt Yield:	6.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$250,000,000	46.7%	Purchase Price	$525,000,000	98.2%
Sponsor Equity	284,819,681	53.3	Closing Costs	6,491,828	1.2%
			Upfront Reserves	3,327,853	0.6%
Total Sources	$534,819,681	100.0%	Total Uses	$534,819,681	100.0%
(1)	The 693 Fifth Avenue loan is part of a whole loan evidenced by four pari passu notes with an aggregate original principal balance of $250.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $250.0 million 693 Fifth Avenue Whole Loan, as defined in “The Loan” below.

(2)	Net Rentable Area (SF) consists of 82,089 square feet (85.1% of net rentable area) of office space and 14,425 square feet (14.9% of net rentable area) of retail space.

(3)	The increase in 2015 NOI from 2014 NOI is primarily due to the rent commencement under Valentino’s lease.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(5)	UW NCF DSCR of 1.00x is calculated based on a 25-year amortization schedule. The current UW NCF DSCR based on the interest-only period for the first two years of the loan term is 1.56x. Valentino has a contractual rent increase in August 2018, which increases its annual rent payment from $16.5 million to approximately $19.0 million. Including the Valentino contractual rent increase in August 2018, the implied UW NCF would result in an UW NCF DSCR of approximately 1.15x based on a 25-year amortization schedule.

A-3-94

ANNEX A-3	JPMDB 2016-C4

693 Fifth Avenue

The Loan. The 693 Fifth Avenue loan is secured by a first mortgage lien on the borrower’s fee interest in a 20-story, 96,514 square foot, Class A office building with four levels of retail along Fifth Avenue between East 54th and East 55th Streets in Midtown Manhattan. The whole loan has an outstanding principal balance as of the Cut-off Date of $250.0 million (the “693 Fifth Avenue Whole Loan”), and is comprised of four pari passu notes, each as described below. Note A-2 was contributed to the DBJPM 2016-C3 trust and serves as the controlling note under the related intercreditor agreement, the rights of which will be exercised by the related trustee (or, prior to the occurrence and continuance of a control termination event under the related pooling and servicing agreement, by the related directing certificateholder). However, the JPMDB 2016-C4 Trust will be entitled, under certain circumstances, to be consulted with respect to certain major decisions (which rights will be exercised by the Directing Certificateholder prior to a Control Termination Event). The 693 Fifth Avenue Whole Loan has a 10-year term and, subsequent to a two-year interest-only period, will amortize on a 25-year schedule.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$65,000,000	$65,000,000	JPMCC 2016-JP2	No
A-2	62,500,000	62,500,000	DBJPM 2016-C3	Yes
A-3	80,000,000	80,000,000	JPMCC 2016-JP3	No
A-4	42,500,000	42,500,000	JPMDB 2016-C4	No
Total	$250,000,000	$250,000,000

The Borrower. The borrowing entity for the 693 Fifth Avenue loan is 693 Fifth Owner LLC, a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor is Marc de Lacharrière. Mr. Lacharrière, a French investor with a reported net worth of approximately $2.8 billion, is Chairman and CEO of Fimalac, a Paris-based holding company with investments in financial services, hotels, entertainment and real estate. As of December 31, 2015, Fimalac’s financial services investments include an approximately 20.0% non-controlling equity interest in the Fitch Group, which is the parent company of Fitch Ratings. There is no separate nonrecourse carve-out guarantor for the 693 Fifth Avenue Whole Loan. The borrower is the sole party responsible for breaches or violations of the nonrecourse carve-out provisions in the loan documents and the environmental indemnity.

The Property. The 693 Fifth Avenue property is a 20-story, 96,514 square foot, Class A boutique office building with a four-level retail component located along Fifth Avenue between East 54th and East 55th Streets in Midtown Manhattan. The office and retail components of the property consist of 82,089 square feet (85.1% of net rentable area) and 14,425 square feet (14.9% of net rentable area), respectively. The 693 Fifth Avenue property was built in 1993 and was renovated in 2015 to include a new eight-story glass and steel façade and new lobby. The floors range from approximately 4,978 to 5,671 square feet on floors two through eight and are 4,975 square feet on floors nine to 18. The top two floors range between 2,090 and 2,566 square feet. The retail ceiling heights range from 14 to 17.5 feet. Typical office floor ceiling heights range from 13 to 15 feet and the penthouse extends just over 35 feet.

As of September 30, 2016, the property was 57.1% occupied by seven tenants. The retail component of the property is 100.0% occupied by Valentino U.S.A., Inc. (“Valentino”) and the office component of the property is approximately 49.6% occupied by six tenants. The prior owner was primarily focused on leasing the retail component of the property, which accounts for approximately 82.7% of the in-place base rent. The current loan sponsor plans to focus on leasing the office space up to market level.

The property’s largest tenant is Valentino, a luxury fashion company based in Milan, Italy, which leases 14.9% of the net rentable area through July 2029 across four floors and has occupied the space since August 2013. The property serves as Valentino’s flagship U.S. location. According to the loan sponsor, prior to taking occupancy, Valentino invested $40.0 million ($2,773 per square foot) into its space in addition to approximately $10.0 million ($693 per square foot) invested by the previous owner, Thor Equities. Valentino’s annual base rent is currently $16.5 million ($1,144 per square foot), increasing contractually by 15.0% to approximately $19.0 million ($1,315 per square foot) in August 2018 and by an additional 15.0% to approximately $21.8 million ($1,513 per square foot) in August 2023. Valentino currently accounts for approximately 83.7% of the total underwritten base rent at the property. Valentino has no renewal or termination options. The second largest tenant, JDS Development Group (“JDS”), leases 12.1% of the net rentable area through April 2020 and has occupied the space since February 2015. JDS is a Manhattan-based real estate development company, which purchases and develops luxury real estate in New York and Miami, including developments at 626 First Avenue and 111 West 57th Street in New York. JDS accounts for approximately 4.3% of the total underwritten base rent at the property. The third largest tenant, Pierson Capital (“Pierson”), leases 10.0% of the net rentable area through August 2020 and has occupied the space since September 2015. Pierson is an international construction firm focused on the development of social housing programs, highways, railways, pipelines, power stations and other government projects. Pierson accounts for approximately 3.9% of the total underwritten base rent at the property.

A-3-95

ANNEX A-3	JPMDB 2016-C4

693 Fifth Avenue

The property is surrounded by a number of New York’s landmarks, restaurants, hotels, retail shops and tourist attractions and is made accessible by several major transportation hubs. The property is located in the Upper Fifth Avenue retail submarket. According to the appraisal, this portion of Fifth Avenue is the single most expensive area in Manhattan and the second most expensive retail corridor in the world. As of the first quarter of 2016, the Upper Fifth Avenue retail submarket reported an overall vacancy rate of 13.0% and overall average asking rents of $2,906 per square foot (ranging between $2,700 and $4,450 per square foot). The appraisal identified 11 comparable ground floor retail leases on Fifth Avenue ranging from $3,175 to $5,337 per square foot, including Bulgari ($5,337 per square foot; August 2015), Harry Winston ($4,146; April 2015) and Ermeneglido Zegna ($3,800; February 2016).

The property is located within the Madison/Fifth Avenue office submarket, which consists of approximately 21.1 million square feet of Class A office space. According to the appraisal, as of the first quarter of 2016, the Madison/Fifth Avenue office submarket reported an overall vacancy rate of 13.3% and overall average asking rents of $99.98 per square foot. The appraisal identified six directly comparable office properties built between 1926 and 1987 and ranging in size from approximately 52,500 to 142,023 square feet. The comparable office properties reported average asking rents ranging from $70.00 to $85.00 per square foot with a weighted average of $79.80 per square foot. The appraisal identified six comparable office projects currently under construction in Midtown Manhattan as well as seven proposed developments.

Historical and Current Occupancy(1)
2013(2)	2014(2)	2015	Current(3)
36.7%	62.0%	62.0%	57.1%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	The increase in 2014 occupancy from 2013 occupancy is primarily driven by the lease up associated with Valentino.

(3)	Current Occupancy is as of September 30, 2016.

Tenant Summary(1)
Tenant	Retail / Office Component	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Valentino(2)	Retail	NA / NA / NA	14,425	14.9%	$1,143.85	83.7%	7/31/2029
JDS Development Group	Office	NA / NA / NA	11,635	12.1%	$72.15	4.3%	4/30/2020
Pierson Capital	Office	NA / NA / NA	9,629	10.0%	$80.30	3.9%	8/31/2020
Carpenters Workshop Gallery	Office	NA / NA / NA	5,075	5.3%	$95.38	2.5%	2/28/2031
Louis Licari	Office	NA / NA / NA	4,847	5.0%	$84.40	2.1%	5/31/2025
New York Smile Institute	Office	NA / NA / NA	4,838	5.0%	$73.96	1.8%	10/31/2031
Hays Worldwide Research	Office	NA / NA / NA	4,665	4.8%	$76.16	1.8%	6/30/2020
(1)	Based on the underwritten rent roll.

(2)	Valentino’s current annual in-place base rent is $16.5 million ($1,144 per square foot), increasing contractually by 15.0% to approximately $19.0 million ($1,315 per square foot) in August 2018 and by an additional 15.0% to approximately $21.8 million ($1,513 per square foot) in August 2023.

A-3-96

ANNEX A-3	JPMDB 2016-C4

693 Fifth Avenue

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	41,400	42.9%	NAP	NAP	41,400	42.9%	NAP	NAP
2016 & MTM	0	0	0.0%	$0	0.0%	41,400	42.9%	$0	0.0%
2017	0	0	0.0%	0	0.0%	41,400	42.9%	$0	0.0%
2018	0	0	0.0%	0	0.0%	41,400	42.9%	$0	0.0%
2019	0	0	0.0%	0	0.0%	41,400	42.9%	$0	0.0%
2020	3	25,929	26.9%	1,967,960	10.0%	67,329	69.8%	$1,967,960	10.0%
2021	0	0	0.0%	0	0.0%	67,329	69.8%	$1,967,960	10.0%
2022	0	0	0.0%	0	0.0%	67,329	69.8%	$1,967,960	10.0%
2023	0	0	0.0%	0	0.0%	67,329	69.8%	$1,967,960	10.0%
2024	0	0	0.0%	0	0.0%	67,329	69.8%	$1,967,960	10.0%
2025	1	4,847	5.0%	409,087	2.1%	72,176	74.8%	$2,377,047	12.1%
2026	0	0	0.0%	0	0.0%	72,176	74.8%	$2,377,047	12.1%
2027 & Beyond	3	24,338	25.2%	17,341,872	87.9%	96,514	100.0%	$19,718,919	100.0%
Total	7	96,514	100.0%	$19,718,919	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow

	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$7,976,634	$18,395,122	$19,504,714	$19,718,919	$204.31	85.1%
Vacant Income	0	0	0	3,025,669	31.35	13.1
Gross Potential Rent	$7,976,634	$18,395,122	$19,504,714	$22,744,589	$235.66	98.1%
Total Reimbursements	724,651	341,761	404,155	434,831	4.51	1.9
Net Rental Income	$8,701,285	$18,736,883	$19,908,869	$23,179,420	$240.17	100.0%
(Vacancy/Credit Loss)	0	0	0	(3,025,669)	(31.35)	(13.1)
Other Income	0	0	0	0	0.00	0.0
Effective Gross Income	$8,701,285	$18,736,883	$19,908,869	$20,153,750	$208.82	86.9%

Total Expenses	$3,798,967	$4,528,682	$5,101,167	$4,235,787	$43.89	21.0%

Net Operating Income	$4,902,318	$14,208,201	$14,807,702	$15,917,963	$164.93	79.0%

Total TI/LC, Capex/RR	0	0	0	206,811	2.14	1.0

Net Cash Flow	$4,902,318	$14,208,201	$14,807,702	$15,711,152	$162.79	78.0%
(1)	TTM Column represents the trailing 12-month period ending August 31, 2016.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	The increase in Rents in Place from 2014 to 2015 is primarily due to the rent commencement under Valentino’s lease.

Property Management. The property is managed by Savitt Partners LLC, a New York limited liability company.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $3,022,060 for outstanding tenant improvements and leasing commissions related to two tenants and $305,793 for free rent related to one tenant.

Tax Escrows - The requirement for the borrower to make monthly deposits into the tax escrow is waived so long as (i) there is no event of default and (ii) the lender receives evidence reasonably satisfactory to the lender that the taxes are paid by the borrower no later than the date on which taxes are due.

A-3-97

ANNEX A-3	JPMDB 2016-C4

693 Fifth Avenue

Insurance Escrows - The requirement for the borrower to make deposits to the insurance escrow is waived so long as (i) no event of default has occurred and is continuing, (ii) the property is insured under a stand-alone insurance policy in accordance with the loan documents and (iii) the lender receives evidence reasonably satisfactory to the lender that such premiums have been paid on or prior to their due date.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept each business day to a cash management account under the control of the lender and disbursed on each payment date during the term of the loan in accordance with the loan documents. To the extent there is a Cash Sweep Event (as defined below) continuing, all excess cash flow after payment of debt service, required reserves and operating expenses on deposit in the cash management account will be held in the excess cash flow subaccount. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Event” means (i) the occurrence of an event of default, (ii) the bankruptcy or insolvency action of the borrower or the property manager, unless the property manager is not an affiliate of the borrower and is replaced in accordance with the loan agreement within 30 days, (iii) a DSCR Trigger Event (as defined below) has occurred or (iv) a Specified Tenant Trigger Event (as defined below) has occurred and is ongoing. The borrower may prevent or cure a Cash Sweep Event arising from a DSCR Trigger Event if the borrower delivers cash or a letter of credit that, if used to reduce the outstanding principal balance of the 693 Fifth Avenue Whole Loan, would otherwise be sufficient to prevent or cure the applicable DSCR Trigger Event (a “DSCR Trigger Cure Deposit”).

A Cash Sweep Event may be cured by the following: if the Cash Sweep Event is caused solely by (a) clause (i) above, the acceptance by the lender of a cure of such event of default (in its sole and absolute discretion), (b) clause (ii) above only with respect to the property manager, the lender replacing such property manager or if such bankruptcy action is dismissed without any material adverse modifications to the terms of the loan documents, (c) clause (ii) above only with respect to the borrower, if such bankruptcy is caused by a party filing an involuntary petition against the borrower and neither the borrower nor its affiliates has colluded with such party or has otherwise assisted or solicited creditors for any involuntary petition against the borrower, and such bankruptcy action is dismissed without any material adverse modifications to the terms of the loan documents, (d) clause (iii) above, either (1) the applicable debt service coverage ratio for two consecutive three month periods is not less than (A) from the origination date through and including July 31, 2018, 1.05x, and (B) thereafter, 1.10x, or (2) the borrower delivers a DSCR Trigger Cure Deposit or (e) clause (iv) above, if (1) Valentino (or any tenant leasing the Valentino space) is in possession of its space and open to the public for business during customary hours, (2) Valentino or such tenant has revoked all termination or cancellation notices with respect to its lease and has re-affirmed the lease as being in full force and effect, (3) with respect to any bankruptcy or insolvency proceedings involving Valentino or any replacement tenant, Valentino or such tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed its lease pursuant to final, non-appealable order of a court of competent jurisdiction and (4) Valentino or such tenant is paying full, unabated rent under its lease (each of the foregoing, a “Cash Sweep Event Cure”).

Each Cash Sweep Event Cure is also subject to the following conditions: (i) no event of default has occurred and is continuing, (ii) the borrower may cure a Cash Sweep Event caused by an event of default no more than a total of two times in the aggregate during the term of the loan and (iii) the borrower pays all of the lender’s reasonable expenses incurred in connection with curing any Cash Sweep Event, including reasonable attorney’s fees and expenses. The borrower has no right to cure a Cash Sweep Event caused by a voluntary or collusive involuntary bankruptcy action of the borrower.

A “DSCR Trigger Event” means the debt service coverage ratio based on the trailing three-month period as calculated in accordance with the loan documents is less than (i) 1.00x from the origination date through and including July 31, 2018 and (ii) 1.10x thereafter.

A “Specified Tenant Trigger Event” means Valentino (or any tenant leasing the Valentino space or any related lease guarantor) (i) “goes dark”, fails to open to the public for business during the customary hours or fails in actual, physical possession of the leased space, (ii) is subject to a bankruptcy action, (iii) gives notice that it is terminating its lease for all or any material portion of its leased space and such notice is not fully rescinded within 10 business days or (iv) terminates or cancels the related lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) or if any related lease is not otherwise in full force and effect.

Right of First Offer. The largest tenant, Valentino, has a right of first offer in the event the borrower intends to sell the space currently occupied by Valentino or the entire 693 Fifth Avenue property. The option is not applicable to any foreclosure or deed-in-lieu of foreclosure.

A-3-98

ANNEX A-3	JPMDB 2016-C4

[THIS PAGE INTENTIONALLY LEFT BLANK]

A-3-99

ANNEX A-3	JPMDB 2016-C4

Embassy Suites Monterey Bay Seaside

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$42,160,000	Title:	Leasehold
Cut-off Date Principal Balance:	$42,160,000	Property Type - Subtype:	Hotel - Full Service
% of Pool by IPB:	3.7%	Net Rentable Area (Rooms):	225
Loan Purpose:	Refinance	Location:	Seaside, CA
Borrower:	Tucson Seaside LLC	Year Built / Renovated:	1995 / 2015
Sponsor:	Atrium Leveraged Loan Fund, LLC	Occupancy / ADR / RevPAR:	83.9% / $202.24 / $169.60
Interest Rate:	4.20000%	Occupancy / ADR / RevPAR Date:	6/30/2016
Note Date:	8/5/2016	Number of Tenants:	N/A
Maturity Date:	9/1/2026	2013 NOI:	$2,487,840
Interest-only Period:	36 months	2014 NOI:	$3,448,144
Original Term:	120 months	2015 NOI:	$4,531,556
Original Amortization:	360 months	TTM NOI (as of 6/2016):	$4,843,520
Amortization Type:	IO-Balloon	UW Occupancy / ADR / RevPAR:	83.9% / $202.24 / $169.60
Call Protection:	L(25),Grtr1%orYM(88),O(7)	UW Revenues:	$17,237,808
Lockbox:	Hard	UW Expenses:	$12,579,694
Additional Debt:	N/A	UW NOI:	$4,658,114
Additional Debt Balance:	N/A	UW NCF:	$4,658,114
Additional Debt Type:	N/A	Appraised Value / Per Room(1):	$62,000,000 / $275,556
		Appraisal Date:	6/1/2016

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$187,378
Taxes:	$50,866	$25,600	N/A	Maturity Date Loan / Room:	$162,874
Insurance:	$0	Springing	N/A	Cut-off Date LTV(1):	68.0%
FF&E Reserves:	$0	4% of Gross Revenues	N/A	Maturity Date LTV(1):	59.1%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.88x
Other(2)(3):	$6,050,000	Excess Cash	$9,064,225	UW NOI Debt Yield:	11.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$42,160,000	100.0%	Payoff Existing Debt	$35,465,590	84.1%
			Upfront Reserves	6,100,866	14.5%
			Closing Costs	593,544	1.4%
Total Sources	$42,160,000	100.0%	Total Uses	$42,160,000	100.0%

(1)	The Appraised Value / Per Room, Cut-off Date LTV and Maturity Date LTV are calculated based on the “as complete” hypothetical value, which assumes that $6.0 million of the proposed renovations to the property related to a property improvement plan (“PIP”) required by the franchise agreement have been completed as of June 1, 2016. At origination, $6.0 million was reserved in connection with such PIP. The full estimated cost to complete the PIP will be reserved for on an ongoing basis through a full excess cash flow sweep (the “PIP FF&E Reserve”). The “as-is” value as of June 1, 2016 is $55.0 million, which results in a Cut-off Date LTV and Maturity Date LTV of 76.7% and 66.6%, respectively.

(2)	Initial Other Escrows and Reserves consist of $6.0 million for the PIP FF&E Reserve and $50,000 for ground rent.

(3)	Other Monthly Escrows and Reserves includes ongoing deposits to the PIP FF&E Reserve account. The borrower is required to deposit, (i) on a monthly basis, 4.0% of gross revenues to the FF&E reserve account (of which, provided no event of default has occurred and is continuing, 3.0% of gross revenues is to be swept directly into the PIP FF&E Reserve) and (ii) provided no event of default or bankruptcy action of the borrower has occurred and is continuing, on an ongoing basis, all excess cash into the PIP FF&E Reserve account until the earlier to occur of (a) the date on which the PIP work is completed in accordance with the franchise agreement to the franchisor’s satisfaction and (b) the date on which total collections for the PIP FF&E Reserve account equal or exceed the Required PIP Amount (as defined below) in the aggregate. Total collections for the PIP FF&E Reserve account are capped at approximately $9.1 million in the aggregate (the estimated cost to fully complete the PIP) (the “Required PIP Amount”). Atrium Leveraged Loan Fund, LLC, the nonrecourse carve-out guarantor, has delivered a PIP guaranty triggered upon an event of default or an assumption of the loan, for any shortfall, after giving credit for certain excess cash flow amounts, in the Required PIP Amount, including any additional costs as a result of any change in scope of the PIP. Other Monthly Escrows and Reserves also provides for monthly ground rent deposits in the event that the borrower fails to provide evidence reasonably acceptable to the lender that each monthly ground rent payment was paid when due in accordance with the ground lease and no event of default is continuing.

A-3-100

ANNEX A-3	JPMDB 2016-C4

Embassy Suites Monterey Bay Seaside

The Loan. The Embassy Suites Monterey Bay Seaside loan has an outstanding principal balance as of the Cut-off Date of approximately $42.2 million and is secured by a first mortgage lien on the leasehold interest in the 225-room Embassy Suites Monterey Bay Seaside, a full service hotel located in Seaside, California. The loan has a 10-year term and, subsequent to a three-year interest-only period, will amortize on a 30-year schedule. The property was previously securitized as part of a portfolio in the MLCFC 2006-3 securitization.

The borrowing entity for the Embassy Suites Monterey Bay Seaside loan is Tucson Seaside LLC, a Delaware limited liability company and special purpose entity. The loan sponsor and nonrecourse carve-out guarantor is Atrium Leveraged Loan Fund, LLC, a Delaware limited liability company and affiliate of Atrium Holding Company (“Atrium”). Atrium is a hotel and asset management company headquartered in Alpharetta, Georgia. Atrium owns 51 properties representing 13,876 rooms across 26 states and 13 flags including Hilton, Marriott and Renaissance. Ron Brown, the chief executive officer of Atrium, has over 30 years of experience in the hotel industry. Mr. Brown previously served as Chairman and President of Doubletree Hotels Corporation and subsequently as Chief Financial Officer of Starwood Hotels & Resorts from 1995 to 2003.

The loan sponsor purchased the property in 2005 as part of a broader $1.3 billion take-private transaction of John Q. Hammons Hotels, LP. From 2007 to 2015, the loan sponsor reportedly invested approximately $5.0 million ($22,335 per room) in the property. More recently, in conjunction with the renewal of its franchise agreement with Hilton, Atrium is required to complete an approximately $9.1 million ($40,285 per room) PIP, which is scheduled to be completed by December 2017. Renovations include approximately $4.3 million in upgrades to the hotel and its public areas, approximately $3.9 million in upgrades to guest rooms, $387,000 in accessibility and safety upgrades, $297,000 allocated to the food and beverage outlet improvements and $167,000 in exterior improvements. The approximately $9.1 million PIP will be fully reserved for through a $6.0 million upfront PIP reserve and ongoing excess cash deposits. The loan sponsor projects an additional approximately $1.1 million ($4,969 per room) to be spent throughout 2016 as part of regular maintenance and upkeep, separate from the PIP renovation.

The Property. Embassy Suites Monterey Bay Seaside is a 12-story, 225-room, full service hotel located in Seaside, California. The property was originally developed in 1995 and, according to the loan sponsor, has undergone approximately $5.0 million ($22,335 per room) in capital expenditures between 2007 and 2015. The Embassy Suites Monterey Bay Seaside property features two food and beverage venues, as well as complimentary breakfast. Pacific Café is an 80-seat restaurant offering American cuisine, open for lunch and dinner. Cypress Lounge is a 52-seat lounge offering cocktails, drinks and appetizers. Additionally, the hotel offers approximately 11,630 square feet of meeting space that can be divided into 11 rooms and includes an approximately 9,100 square foot grand ballroom. Additional amenities at the property include complimentary parking, high-speed internet access, a business center, a fitness center, guest self-service laundry, a sundry shop and an indoor pool. The hotel contains 404 surface parking spaces for a parking ratio of approximately 1.80 spaces per room.

The property has 225 rooms, including 150 king rooms and 75 double-double rooms. All guest rooms feature high-speed internet access, microwave, refrigerator, pull-out sofa, coffee and tea maker, work desk area and a 37-inch high definition television. The guest room suites feature separate work table and living areas with additional amenities including a second television in the living area. As part of the upcoming PIP renovation, approximately $3.9 million ($17,468 per room) is anticipated to be spent on general guest room renovations. The renovations are required to be completed by December 2017 pursuant to the franchise agreement.

The Market. The Embassy Suites Monterey Bay Seaside property is located at the intersection of Del Monte Boulevard and Canyon Del Rey Boulevard and access to the property is provided via both roadways. The property benefits from its proximity to Cabrillo Highway and California State Route One, located one block north. California State Route One provides regional access to the surrounding cities, including Salinas, which is located approximately 16.3 miles northeast of the property and Santa Cruz, located approximately 40.1 miles north. The property is located approximately two blocks from the Monterey beaches and California coastline. The property also benefits from its proximity to several local demand drivers, including Cannery Row, a waterfront tourist destination featuring many restaurants, historic attractions and at times California sea lions, located approximately 3.5 miles west of the property, and Monterey Regional Airport, located approximately 3.0 miles southeast of the property. Additional attractions located nearby the property include the Monterey Bay Aquarium, Monterey Peninsula Recreational Trail and Laguna Seca Raceway, located in Salinas. Additionally, Monterey County is an international golf destination and features over 20 18-hole golf courses, including Pebble Beach, which hosts several major national golf tournaments annually. In late 2015, the City of Monterey announced an approximately $50.0 million renovation to the Monterey Conference Center, which is expected to be completed in spring of 2017 and further drive business and tourist travel in the immediate area.

According to a third party information provider, the estimated population within a one-, three- and five-mile radius is 15,683, 55,218 and 94,125, respectively. The median income within a one-, three- and five-mile radius is $50,405, $59,094 and $65,669, respectively. According to the appraisal, there are no proposed competitive hotels in the area.

A-3-101

ANNEX A-3	JPMDB 2016-C4

Embassy Suites Monterey Bay Seaside

Historical Occupancy, ADR, RevPAR(1)

	Competitive Set(2)			Embassy Suites Monterey Bay Seaside(3)		Penetration Factor(4)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2013	68.8%	$166.39	$114.52	77.0%	$174.72	$134.54	111.9%	105.0%	117.5%
2014	72.6%	$174.16	$126.44	81.7%	$185.66	$151.73	112.5%	106.6%	120.0%
2015	73.0%	$187.54	$136.85	84.2%	$200.36	$168.72	115.3%	106.8%	123.3%
TTM(5)	74.4%	$187.44	$139.45	83.9%	$202.24	$169.60	112.8%	107.9%	121.6%

(1)	The minor variances between the underwriting, appraisal and above table with respect to Occupancy, ADR and RevPAR at the Embassy Suites Monterey Bay Seaside property are attributable to variances in reporting methodologies and/or timing differences.
(2)	Data provided by a third party information provider. The competitive set contains the following properties: Joie De Vivre Monterey Tides, Marriott Monterey, Holiday Inn Express at Monterey Bay, Portola Hotel & Spa at Monterey and Hilton Garden Inn Monterey.
(3)	Based on operating statements provided by the borrower.
(4)	Penetration Factor is calculated based on data provided by a third party information provider for the competitive set and borrower-provided operating statements for the property.
(5)	TTM represents the trailing 12-month period ending on June 30, 2016.

Competitive Hotels Profile(1)

				2015 Estimated Market Mix			2015 Estimated Operating Statistics
Property	Rooms	Year Opened	Meeting Space (SF)	Commercial	Meeting and Group	Leisure	Occupancy	ADR	RevPAR
Embassy Suites Monterey Bay Seaside(2)	225	1995	11,630	35%	20%	45%	84.2%	$200.36	$168.72
Joie De Vivre Monterey Tides	196	1969	9,000	15%	35%	50%	73.0%	$170.00	$124.10
Marriott Monterey	341	1984	56,000	25%	30%	45%	72.0%	$205.00	$147.60
Holiday Inn Express at Monterey Bay	143	1983	660	20%	10%	70%	68.0%	$165.00	$112.20
Portola Hotel & Spa at Monterey	379	1978	50,000	15%	30%	55%	70.0%	$205.00	$143.50
Hilton Garden Inn Monterey	204	1971	6,500	30%	25%	45%	83.0%	$160.00	$132.80
Total(3)	1,488

(1)	Based on the appraisal.
(2)	2015 Occupancy, ADR and RevPAR are based on operating statements provided by the borrower.
(3)	Excludes the Embassy Suites Monterey Bay Seaside property.

A-3-102

ANNEX A-3	JPMDB 2016-C4

Embassy Suites Monterey Bay Seaside

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	77.0%	81.7%	84.2%	83.9%	83.9%
ADR	$174.72	$185.66	$200.36	$202.24	$202.24
RevPAR(5)	$134.54	$151.73	$168.72	$169.60	$169.60

Room Revenue	$11,230,509	$12,426,339	$13,780,444	$13,966,546	$13,928,322	$61,904	80.8%
Food and Beverage Revenue	2,060,039	2,335,857	2,347,068	2,684,041	2,676,695	11,896	15.5%
Other Departmental Revenue	493,592	490,266	528,295	634,527	632,790	2,812	3.7%
Total Revenue	$13,784,140	$15,252,462	$16,655,807	$17,285,114	$17,237,808	$76,612	100.0%

Room Expense	$3,103,718	$3,574,257	$3,661,309	$3,630,315	$3,620,379	$16,091	26.0%
Food and Beverage Expense	1,730,079	1,832,360	1,869,779	2,085,612	2,079,904	9,244	77.7%
Other Departmental Expenses	216,578	40,380	52,688	137,564	137,188	610	21.7%
Departmental Expenses	$5,050,375	$5,446,997	$5,583,776	$5,853,491	$5,837,471	$25,944	33.9%

Departmental Profit	$8,733,765	$9,805,465	$11,072,031	$11,431,623	$11,400,337	$50,668	66.1%

Operating Expenses	$4,778,445	$4,772,209	$4,855,172	$4,831,145	$4,817,924	$21,413	27.9%
Gross Operating Profit	$3,955,321	$5,033,257	$6,216,859	$6,600,478	$6,582,414	$29,255	38.2%

Management Fees	$413,524	$457,574	$499,674	$518,553	$517,134	$2,298	3.0%
Property Taxes	326,889	323,099	320,376	353,276	326,990	1,453	1.9%
Property Insurance	134,527	134,082	122,613	131,478	205,734	914	1.2%
Ground Lease	217,842	220,239	237,857	199,639	103,000	458	0.6%
Other Expenses(4)	(176,667)	(159,980)	(161,449)	(137,393)	81,928	364	0.5%
FF&E	551,366	610,098	666,232	691,405	689,512	3,064	4.0%
Total Other Expenses	$1,467,481	$1,585,112	$1,685,303	$1,756,958	$1,924,299	$8,552	11.2%

Net Operating Income	$2,487,840	$3,448,144	$4,531,556	$4,843,520	$4,658,114	$20,703	27.0%
Net Cash Flow(5)	$2,487,840	$3,448,144	$4,531,556	$4,843,520	$4,658,114	$20,703	27.0%

(1)	TTM column represents the trailing 12-month period ending on June 30, 2016.

(2)	Per Room values based on 225 guest rooms.

(3)	% of Total Revenue for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line items.

(4)	The negative Other Expenses refers to the reallocation of antenna revenue from Other Departmental Revenue.

(5)	Historical RevPAR for 2008, 2009, 2010, 2011 and 2012 was $141.93, $126.12, $131.48, $126.29 and $129.74, respectively, and Net Cash Flow was approximately $3.6 million, $2.8 million, $2.9 million, $2.1 million and $2.4 million, respectively.

Property Management. The property is managed by Atrium Hospitality LP, a Delaware limited partnership and an affiliate of the borrower.

Franchise Agreement. The property has a franchise agreement with Hilton Franchise Holding LLC, a Delaware limited liability company. The current franchise agreement is effective as of August 5, 2016 for a term of approximately 19 years, with an expiration date of September 30, 2035. The franchise agreement provides for a monthly program fee of 4.0% of gross room revenues for the preceding calendar month and a monthly royalty fee of 4.5% of gross room revenues for the preceding calendar month, which royalty fee is subject to 0.5% increases on December 1, 2016 and December 1, 2021.

Ground Lease. The Embassy Suites Monterey Bay Seaside property is subject to a long-term ground lease with the Redevelopment Agency of the City of Seaside, which commenced on September 8, 1989 and has a 99-year term that expires on September 8, 2088. Base rent under the ground lease is due in one annual payment on March 1 of each year, but the borrower may pay the base rent in monthly installments on the first of each month. The fixed annual ground rent is equal to $100,000 per year for the first 28 annual payments and will increase to $250,000 per year thereafter. The ground lease also required percentage rent in an amount equal to the base rent multiplied by the increase in the San Francisco/Oakland metropolitan consumer price index for the preceding 12 month period. The base rent, inclusive of percentage rent, as of July 2016 was $102,600 per year.

A-3-103

ANNEX A-3	JPMDB 2016-C4

Westin Memphis

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$40,000,000	Title(2):	Fee
Cut-off Date Principal Balance:	$40,000,000	Property Type - Subtype:	Hotel – Full Service
% of Pool by IPB:	3.6%	Net Rentable Area (Rooms):	203
Loan Purpose:	Refinance	Location:	Memphis, TN
Borrower:	Senate Hotel Memphis SPE, LLC	Year Built / Renovated:	2007 / N/A
Sponsors:	David B. Jones, Glenn R. Malone,	Occupancy/ADR/RevPAR:	81.8% / $187.55 / $153.32
	Gregory O. Hnedak, L. Kirkpatrick	Occupancy/ADR/RevPAR Date:	7/31/2016
	Bobo	Number of Tenants:	N/A
Interest Rate:	4.57000%	2013 NOI:	$4,248,168
Note Date:	10/14/2016	2014 NOI:	$4,718,510
Maturity Date:	11/6/2026	2015 NOI:	$5,259,525
Interest-only Period:	None	TTM NOI (as of 7/2016):	$5,448,608
Original Term:	120 months	UW Occupancy/ADR/RevPAR:	81.8% / $187.55 / $153.32
Original Amortization:	360 months	UW Revenues:	$16,564,180
Amortization Type:	Balloon	UW Expenses:	$11,115,572
Call Protection:	L(24),Def(92),O(4)	UW NOI:	$5,448,608
Lockbox:	Hard	UW NCF:	$4,786,041
Additional Debt:	N/A	Appraised Value / Per Room:	$64,700,000 / $318,719
Additional Debt Balance:	N/A	Appraisal Date:	6/17/2016
Additional Debt Type:	N/A

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$197,044
Taxes:	$0	$0	N/A	Maturity Date Loan / Room:	$159,664
Insurance:	$170,743	$17,075	N/A	Cut-off Date LTV:	61.8%
FF&E Reserves:	$0	Springing	N/A	Maturity Date LTV:	50.1%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.95x
Other(1):	$3,047,500	Springing	N/A	UW NOI Debt Yield:	13.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$40,000,000	100.0%	Payoff Existing Debt	$34,886,043	87.2%
			Upfront Reserves	3,218,243	8.0
			Return of Equity	1,130,116	2.8
			Closing Costs	765,599	1.9
Total Sources	$40,000,000	100.0%	Total Uses	$40,000,000	100.0%
(1)	The Other reserve consists of a $3,000,000 PIP reserve and a $47,500 ground rent reserve.

(2)	The Westin Memphis loan is characterized as a fee interest because it is secured by the borrower’s leasehold interest and the fee owner’s overlapping interest in the Westin Memphis property.

The Loan. The Westin Memphis loan has an outstanding principal balance as of the Cut-off Date of $40.0 million and is secured by a first mortgage lien on the fee and leasehold interests in the Westin Memphis, a 203 room, full service hotel located in Memphis, Tennessee. The loan has a 10-year term and will amortize on a 30-year schedule. The borrowing entity for the Westin Memphis loan is Senate Hotel Memphis SPE, LLC, a Delaware limited liability company and special purpose entity. The loan sponsors and nonrecourse carve-out guarantors are David B. Jones, Glenn R. Malone, Gregory O. Hnedak and L. Kirkpatrick Bobo. David B. Jones and Glenn R. Malone are the President-CEO and COO-CFO of Senate Hospitality Group, respectively. Senate Hospitality Group was founded in 2002 by senior executives of Opryland Hospitality Group and John Q. Hammons hotels. Senate Hospitality Group have developed numerous hotels including, the Gaylord Palms Resort & Convention Center in Nashville, Tennessee, Gaylord Texan Resort & Convention Center on the banks of Lake Grapevine and the Westin Memphis property. Senate Hospitality Group also manages and provides support functions for the Apache Casino Hotel in Lawton, Oklahoma and the Crown Plaza Louisville, among others. L. Kirkpatrick Bobo and Gregory O. Hnedak are executives and co-founders in the Hnedak Bobo Group, Inc., an upscale hospitality design firm.

A-3-104

ANNEX A-3	JPMDB 2016-C4

Westin Memphis

The Property. The Westin Memphis property is a 203 room full-service hotel located in Memphis, Tennessee. The Westin Memphis, built in 2007, is located across the street from the main entrance of the FedEx Forum, a $250 million entertainment complex that is home to the Memphis Grizzlies NBA franchise and adjacent to the Smithsonian Rock N’ Soul Museum and the Gibson Guitar custom manufacturing facility and museum. Hotel amenities include approximately 9,000 square feet of meeting space, the full service Bleu Restaurant and Lounge, a Starbucks, lobby lounge, fitness center, business center, 24-hour room service and valet or self parking in the adjacent garage. Additionally, the building has several enhancing design features, including oversized-guestrooms (average of 400 square feet) with four-fixture bathrooms, which are guestrooms made to accommodate taller-than-average people such as the NBA athletes on the ninth floor. These rooms include oversized beds, showers and door frames. During the 2015-2016 season, each of visiting NBA teams stayed at the Westin Memphis property which generated 2,377 hotel room nights. The Westin Memphis property offers 203 rooms across four bedroom types: 93 King, 89 Queen, 14 Junior Suites and 7 Executive Suites.

In 2018, the Westin Memphis property is anticipated to commence an approximately $2.5 million ($12,527 per room) PIP that will include an update to the lobby, guestrooms, corridors, and other construction and allowances. The renovation will occur over 24-36 months, causing minimal disruption to the hotel operations. At loan origination, $3.0 million was reserved to complete the PIP renovation.

The Westin Memphis property is tax-exempt because the City of Memphis owns the fee interest in the Westin Memphis property. The City of Memphis leased its fee interest in the Westin Memphis property to Beale Street Development Corporation (“Beale”) pursuant to a lease expiring on October 28, 2034. Beale in-turn subleased the Westin Memphis property back to the City of Memphis pursuant to a lease expiring on October 28, 2034. The City of Memphis then sub-subleased the Westin Memphis property to the borrower pursuant to a long-term sub-subground lease with the City of Memphis, with an expiration date of May 12, 2079. Beale Street Development Corporation and the City of Memphis have agreed that in the event of a termination of their respective leases by reason of lease expiration, the borrower has the right to continue to occupy of the Westin Memphis property for the full term of the sub-sublease pursuant to its direct lease with the city of Memphis, as fee owner.

The Westin Memphis property also has a parking use agreement with LPRI Beale Street Garage, LLC for the use of between 80 and 160 parking spaces at an adjacent, 513-space garage. The parking lease is co-terminus with the ground lease with Beale (and expires in October 28, 2034).

The lender obtained a leasehold mortgage from the borrower and the City of Memphis mortgaged its fee interest pursuant to such mortgage. The City of Memphis is not a borrower and is not liable for repayment of the debt.

The Market. The Memphis metropolitan statistical area (“Memphis MSA”) is comprised of Shelby, Fayette, and Tipton Counties in Tennessee, DeSoto County in Mississippi, and Crittenden County in Arkansas. The Memphis MSA population was approximately 1.34 million in 2015 and the unemployment rate was 5.5% as of March 2016, a decline from 7.3% in December 2015. Memphis, the largest city in Tennessee, is the 23rd largest city in the U.S. by population as of 2015. The city is home to more than 650,000 people, and attracts approximately 10 million visitors to the city each year. Memphis offers numerous sporting events such as the Memphis Grizzlies, St. Louis Cardinals AAA affiliate Memphis Redbirds, the University of Memphis Tigers, and the St. Jude Classic on the PGA tour as well as world famous barbeque, music and nightlife.

Downtown Memphis is experiencing an influx of younger, newer companies gravitating towards the area. According to the appraisal, many of these companies have migrated to downtown Memphis in the last year, attracted by the density, vibrancy and uniqueness the neighborhoods and buildings have to offer. Class B space is more appealing to these companies because of the affordability while still being at the center of downtown Memphis’ urban atmosphere. The Class B office vacancy rate is 11.8% and the average asking rental rate is $13.62 per square foot. The Class A office vacancy rate is 22.4% with an asking rate of $17.94 per square foot.

Currently, Memphis is home to three Fortune 500 companies, FedEx, AutoZone, and International Paper, which relocated its global headquarters to Memphis in 2005. FedEx is Memphis’ largest employer with more than 30,000 employees. Other notable companies in Memphis include Raymond James, Deloitte, First Horizon National Bank, and First Tennessee Bank. In addition, ServiceMaster (NYSE: SERV) announced they will relocate their headquarters and approximately 1,200 employees to Peabody Place Mall in downtown Memphis in 2017 and invest approximately $14.7 million into their space.

The Westin Memphis property is located across from the main entrance of the FedEx Forum, an entertainment complex that is home to the Memphis Grizzlies NBA franchise and the University of Memphis Tigers’ basketball team. Built in 2004, the arena hosts more than 600,000 visitors annually. Immediately adjacent to the hotel, Beale Street is one of the most popular tourist attractions in Tennessee, with over six million visitors annually. The street is known as the “Home of the Blues” and was voted the “Favorite Iconic American Street” in a USA Today poll. Additionally, popular leisure attractions such as the Memphis Rock N Soul Museum, the Gibson Guitar custom factory, Memphis Music Hall of Fame Museum, AutoZone Park, and numerous restaurants and nightlife venues of the Beale Street Entertainment District are all within walking distance of the Westin Memphis Property. Bass Pro Shops also opened its newest

A-3-105

ANNEX A-3	JPMDB 2016-C4

Westin Memphis

store in the nearby Pyramid in April 2015. The Pyramid was originally built as a 20,142-seat arena located in downtown Memphis at the banks of the Mississippi River. It hosted the Memphis Grizzlies, concerts and shows until the FedEx Forum opened in 2004. The Bass Pro “megastore” includes shopping, restaurants, the Cypress Swamp Waterfowl Habitat, the Ducks Unlimited Water Fowling Heritage Center museum, a bowling alley, an archery range, a 32-story high outdoor observation deck, and the 120-room Big Cypress Lodge hotel.

The Westin Memphis property is also within one mile of major companies such as Raymond James, AutoZone, Deloitte, First Horizon National Bank, and First Tennessee Bank and nearby the 350,000 square foot Memphis Cook Convention Center. The Cook Convention Center hosts over 500,000 people annually and is responsible for generating more than 80,000 hotel room nights, according to a study published in 2013. The convention center has released plans for a $55 million upgrade and expansion that would renovate the interior, recast the building’s exterior with stainless steel and glass and expand the west side to the Wolf River Harbor.

The primary competitive set for the Westin Memphis property consists of five hotels, which range in size from 144 to 600 rooms. The Westin Memphis property has demonstrated superior performance relative to its competitive set. According to a May 2016 report from a third party information provider, the Westin Memphis property ended at 82.2% occupancy, $188.15 average daily rate, and generated $154.66 of revenue per available room. Compared to the Westin Memphis property’s competitive set as noted in the May 2016 report from a third party information provider, these performance figures represent penetration metrics of 109.5%, 120.5%, and 131.9% for occupancy, ADR, and RevPAR, respectively. Below is a chart summarizing the occupancy, ADR, and RevPAR penetration over the past three years:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set			Westin Memphis(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2013	67.5%	$144.58	$97.61	79.8%	$165.23	$131.78	118.2%	114.3%	135.0%
2014	71.2%	$146.83	$104.50	79.3%	$176.45	$139.95	111.4%	120.2%	133.9%
2015	73.4%	$154.40	$113.38	81.7%	$186.57	$152.35	111.3%	120.8%	134.4%
TTM(3)	75.1%	$156.20	$117.29	82.2%	$188.15	$154.66	109.5%	120.5%	131.9%
(1)	Data provided by a third party information provider. The competitive set consists of Sheraton Hotel Memphis Downtown, The Peabody Memphis, Doubletree Hotel Memphis Downtown, Hampton Inn Suites at Beale Street and Springhill Suites Memphis Downtown.

(2)	Occupancy, ADR and RevPAR for the Westin Memphis property represents the trailing 12-month period ending on May 31, 2016 and were obtained from a third party information provider report. The minor variances between the underwriting and the above table with respect to Occupancy, ADR, and RevPAR at the Westin Memphis are attributed to variance in reporting methodologies and/or timing differences.

(3)	TTM represents the trailing 12-month period ending on May 31, 2016.

The appraisal determined demand segmentation of 35% leisure and 35% meeting and group and 30% corporate for the Westin Memphis Property. The market demand mix is presented in the table below.

Competitive Hotels Profile(1)
Property	Rooms	Year Opened	Corporate	Leisure	Group
Westin Memphis	203	2007	30%	35%	35%
Sheraton Hotel Memphis Downtown	600	1985	20%	25%	55%
The Peabody Memphis	464	1982	25%	35%	40%
Doubletree Hotel Memphis Downtown	280	1986	40%	35%	25%
Hampton Inn Suites at Beale Street	144	2000	40%	50%	10%
Springhill Suites Memphis Downtown	147	2002	40%	40%	20%
(1)	Based on the appraisal.

A-3-106

ANNEX A-3	JPMDB 2016-C4

Westin Memphis

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	79.9%	79.3%	82.0%	81.8%	81.8%
ADR	$165.03	$176.44	$185.81	$187.55	$187.55
RevPAR	$131.78	$139.95	$152.35	$153.32	$153.32

Room Revenue	$9,764,506	$10,369,755	$11,288,575	$11,394,432	$11,394,432	$56,130	68.8%
Food & Beverage Revenue	4,442,509	4,205,785	4,206,318	4,358,768	4,358,768	21,472	26.3
Other Departmental Revenue	730,097	747,499	841,851	810,980	810,980	3,995	4.9
Total Revenue	$14,937,112	$15,323,039	$16,336,744	$16,564,180	$16,564,180	$81,597	100.0%

Room Expense	$2,067,825	$2,109,833	$2,295,357	$2,305,977	$2,305,977	$11,359	20.2%
Food & Beverage Expense	3,185,502	2,936,361	2,842,707	2,893,150	2,893,150	14,252	66.4
Other Departmental Expenses	564,870	580,744	596,462	584,420	584,420	2,879	72.1
Departmental Expenses	$5,818,197	$5,626,938	$5,734,526	$5,783,547	$5,783,547	$28,490	34.9%

Departmental Profit	$9,118,915	$9,696,101	$10,602,218	$10,780,633	$10,780,633	$53,107	65.1%
Operating Expenses	$3,842,330	$3,896,115	$4,208,646	$4,204,580	$4,204,580	$20,712	25.4%
Gross Operating Profit	$5,276,585	$5,799,986	$6,393,572	$6,576,053	$6,576,053	$32,394	39.7%
Management Fees	$598,766	$614,949	$655,325	$663,419	$663,419	$3,268	4.0%
Property Taxes	58,567	68,475	72,513	76,374	76,374	376	0.5
Property Insurance	226,578	248,072	229,991	200,875	200,875	990	1.2
Leases & Other Fixed Expenses	144,506	149,980	176,218	186,777	186,777	920	1.1
Total Other Expenses	$1,028,417	$1,081,476	$1,134,047	$1,127,445	$1,127,445	$5,554	6.8%

Net Operating Income	$4,248,168	$4,718,510	$5,259,525	$5,448,608	$5,448,608	$26,840	32.9%
FF&E	598,766	614,949	655,325	662,567	662,567	3,264	4.0
Net Cash Flow	$3,649,402	$4,103,561	$4,604,200	$4,786,041	$4,786,041	$23,577	28.9%
(1)	TTM column represents the trailing 12-month period ending on July 31, 2016.

(2)	Per Room values are based on 203 guest rooms.

(3)	% of Total Revenue for Room Expense, Food & Beverage Expense and Other Departmental Expense are based on their corresponding revenue line items.

A-3-107

ANNEX A-3	JPMDB 2016-C4

1 Kaiser Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$37,100,000	Title:	Fee
Cut-off Date Principal Balance(1):	$37,100,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	3.3%	Net Rentable Area (SF):	531,928
Loan Purpose:	Recapitalization	Location:	Oakland, CA
Borrower:	CIM/Oakland 1 Kaiser Plaza, LP	Year Built / Renovated:	1971 / N/A
Sponsor:	CIM Commercial Trust	Occupancy:	94.9%
	Corporation	Occupancy Date:	6/30/2016
Interest Rate:	4.14000%	Number of Tenants:	34
Note Date:	6/30/2016	2013 NOI(2):	$6,318,013
Maturity Date:	7/1/2026	2014 NOI(2)(3):	$9,282,762
Interest-only Period:	120 months	2015 NOI(3):	$7,887,377
Original Term:	120 months	TTM NOI (as of 6/2016)(4):	$8,645,687
Original Amortization:	None	UW Economic Occupancy:	94.2%
Amortization Type:	Interest Only	UW Revenues:	$18,925,094
Call Protection:	L(28),Def(88),O(4)	UW Expenses:	$8,517,964
Lockbox:	CMA	UW NOI(4):	$10,407,130
Additional Debt:	Yes	UW NCF:	$8,824,039
Additional Debt Balance:	$60,000,000	Appraised Value / Per SF:	$212,000,000 / $399
Additional Debt Type:	Pari Passu	Appraisal Date:	6/22/2016

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$183
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$183
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	45.8%
Replacement Reserves:	$0	$0	N/A	Maturity Date LTV:	45.8%
TI/LC(5):	$0	Springing	$18,000,000	UW NCF DSCR:	2.16x
Other(6):	$7,620,726	$0	N/A	UW NOI Debt Yield:	10.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$97,100,000	100.0%	Payoff of Corporate Debt(7)	$75,000,000	77.2%
			Return of Equity	14,181,387	14.6%
			Upfront Reserves	7,620,726	7.8
			Closing Costs	297,887	0.3%
Total Sources	$97,100,000	100.0%	Total Uses	$97,100,000	100.0%

(1)	The 1 Kaiser Plaza loan is part of a whole loan evidenced by two pari passu notes with an aggregate original principal balance of $97.1 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $97.1 million 1 Kaiser Plaza Whole Loan, as defined in “The Loan” below.

(2)	The increase in 2014 NOI from 2013 NOI is primarily related to the retroactive refund of rent associated with the renewal of the KFHP (as defined below) lease in December 2013.

(3)	The decrease in 2015 NOI from 2014 NOI is primarily related to the refund of prior year CAM reimbursements for which tenant collections were over budgeted in 2014.

(4)	The increase in UW NOI from TTM NOI is primarily related to (i) 10 tenant leases signed since April 2015 accounting for approximately $2.4 million in in-place base rent (including the recent KHFP expansion of 30,481 square feet accounting for approximately $1.3 million in in-place base rent), for which a full year of rent was not included in TTM NOI and (ii) contractual rent increases underwritten through September 2017 accounting for $555,542 in underwritten base rent.

(5)	So long as the guarantor maintains a net worth of at least $450.0 million (the “Lease Rollover Minimum Net Worth”), the guarantor may deliver a guaranty in lieu of the borrower’s requirement to make deposits to the tenant improvement and leasing commission reserve at origination and on a monthly basis upon the following terms: (i) if the guarantor’s net worth is at least $600.0 million (the “Lease Rollover Target Net Worth”), any amounts in the TI/LC reserve account will be released to the borrower and the borrower’s requirement to make monthly deposits will be waived and (ii) if the guarantor’s net worth is no less than the Lease Rollover Minimum Net Worth, but less than the Lease Rollover Target Net Worth, 50% of the amount on reserve will be released to the borrower and the borrower will be required to deposit 50% of the amount otherwise required to be deposited monthly. The borrower may also deliver a letter of credit in the amount of the reserve cap in lieu of monthly deposits. The reserve is subject to a cap of $18,000,000 (approximately $49.08 per square foot of KFHP’s leased area).
(6)	At origination, the borrower deposited into escrow $7,404,708 for outstanding tenant improvements and leasing commissions related to KFHP and $216,018 for outstanding free rent related to two tenants.

(7)	The 1 Kaiser Plaza property was previously unencumbered. Payoff of Corporate Debt represents the repayment of the loan sponsor’s corporate level debt.

A-3-108

ANNEX A-3	JPMDB 2016-C4

1 Kaiser Plaza

The Loan. The 1 Kaiser Plaza loan is secured by a first mortgage lien on the borrower’s fee interest in a 531,928 square foot Class A office building located in Oakland, California. The whole loan has an outstanding principal balance as of the Cut-off Date of $97.1 million (the “1 Kaiser Plaza Whole Loan”) and is comprised of two pari passu notes, each as described below. Note A-1 was contributed to the JPMCC 2016-JP3 trust and is the controlling note under the related intercreditor agreement, the rights of which will be exercised by the related trustee (or, prior to the occurrence and continuance of a control termination event under the related pooling and servicing agreement, by the related directing certificateholder). However, the JPMDB 2016-C4 Trust will be entitled, under certain circumstances, to be consulted with respect to certain major decisions (which rights will be exercised by the Directing Certificateholder prior to a Control Termination Event). The 1 Kaiser Plaza Whole Loan has a 10-year term and is interest-only for the entire term.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	JPMCC 2016-JP3	Yes
A-2	37,100,000	37,100,000	JPMDB 2016-C4	No
Total	$97,100,000	$97,100,000

The borrowing entity for the 1 Kaiser Plaza Whole Loan is CIM/Oakland 1 Kaiser Plaza, LP, a Delaware limited partnership and special purpose entity. The loan sponsor and nonrecourse carve-out guarantor for the 1 Kaiser Plaza Whole Loan is CIM Commercial Trust Corporation (“CMCT”), a Maryland corporation and publicly traded REIT. CMCT is sponsored and managed by CIM Group (“CIM”). CMCT currently has ownership interests in 33 properties totaling over 5.5 million square feet of office space, 930 multifamily units and 908 hotel rooms. As of June 24, 2016, CMCT had a market capitalization of approximately $1.8 billion. CIM is a full service urban real estate and infrastructure fund manager with approximately $18.8 billion of assets under management. Since its founding in 1994, CIM has been a process and research-driven investor that evaluates risk through the fundamental analysis of the long-term drivers in communities.

The loan sponsor acquired the property in 2008 for approximately $128.2 million (approximately $241 per square foot). Since acquisition, the loan sponsor has indicated that it invested approximately $32.6 million (approximately $61 per square foot) for a total cost basis in the property of approximately $160.9 million (approximately $302 per square foot).

The Property. 1 Kaiser Plaza is a 28-story, 531,928 square foot Class A multi-tenant office tower, situated on a 1.3-acre site in Oakland, California. The property was originally constructed in 1971 by Kaiser Permanente as part of the Kaiser Industries corporate headquarters and is currently the tallest building in the city of Oakland. The property offers unobstructed views of Lake Merritt, as well as Oakland Hills and downtown San Francisco. The property features a full-floor lobby and common area with 20-foot ceilings and is built with an “H-shaped” design allowing for eight corner offices on each floor. According to the appraisal, the improvements are considered to be grade A construction quality, which is further evidenced by the property having been awarded an Energy Star label in seven of the preceding eight years. Office tenants at the property also benefit from an adjacent parking garage located across 21st Street offering 400 spaces reserved for 1 Kaiser Plaza office tenants. Tenants at 1 Kaiser Plaza have direct access to the adjacent parking garage via an enclosed pedestrian bridge located on the 2nd floor of the property.

As of June 30, 2016, the property was 94.9% occupied by 34 tenants under 35 leases. The largest tenant at the property, Kaiser Foundation Health Plan, Inc. (“KFHP”), leases 69.0% of the net rentable area and has occupied all or a portion of the property since its construction in 1971. KFHP currently leases a total of 366,777 square feet of office space encompassing the entirety of multiple floors, including the 12th, 17th-22nd and 24th-27th floors, of which 283,081 square feet expire in February 2025 and 83,696 square feet expire in February 2027. Of KFHP’s total leased space, 30,481 square feet are associated with recently executed expansion leases beginning between August 2015 and April 2016. KFHP leases an additional 6,260 square feet of storage space with no attributable base rent. KFHP is a subsidiary of Kaiser Permanente (“Kaiser”), one of the largest not-for-profit managed health care companies in the United States. Kaiser offers both hospital and physician care through a network of hospitals and physician practices operating under the Kaiser brand. Founded in 1945, Kaiser has grown to over 10.2 million members across eight states and the District of Columbia. KFHP accounts for 74.3% of the underwritten base rent and its lease contains two remaining five-year renewal options. Since construction, the property has operated as Kaiser’s national headquarters and has been substantially occupied by KFHP, which has gradually expanded its presence by exercising its right of first refusal option on vacated space. KFHP continues to have a right of first offer and right of first refusal to lease any space that becomes available. The remaining tenancy is a mix of law firms, consulting groups and non-profit organizations. Additionally, the property has signed leases with 10 tenants since April 2015, comprising 11.0% of net rentable area and 13.3% of underwritten base rent.

A-3-109

ANNEX A-3	JPMDB 2016-C4

1 Kaiser Plaza

The Market. 1 Kaiser Plaza is located in the downtown Oakland neighborhood of Lake Merritt. The Oakland metropolitan area is currently benefiting from growth in the high tech industry, which is expected to remain a driving force behind the Oakland economy. As the business cycle matures, strong demand for tech workers and real estate is making San Francisco increasingly expensive. Firms are responding by relocating to the Oakland metropolitan area, with Uber being the latest and most high profile relocation. Uber recently purchased a historic downtown Oakland building – Uptown Station (located approximately 0.4 miles from 1 Kaiser Plaza) – for $123.5 million and reportedly plans to move 3,000 employees to the site in 2017 after completing an approximately $40.0 million renovation. Additionally, 1 Kaiser Plaza has many demand drivers within walking distance of the property, including the Oakland City Center and the City Center BART station, both of which are within approximately 0.5 miles of the property. There are also a number of popular restaurants in the surrounding area, including Ozumo, Pican, Plum and Umami Burger. The property is located less than 0.3 miles away from numerous bus stops for commuting needs. Additionally, the property is located approximately 0.6 miles from Highway 980, a regional north and south highway that provides direct access to both Highway 580 and Highway 880. Lake Merritt is located approximately 1.0 mile southeast of the property and, established in 1870, is the nation’s oldest official wildlife refuge. The lake features a 3.4 mile shoreline and several artificial islands for people to enjoy the wide variety of wildlife.

1 Kaiser Plaza is located in the Oakland central business district office submarket of the greater Oakland/East Bay office market. As of the first quarter of 2016, the Oakland central business district submarket totaled approximately 10.7 million square feet of net rentable area with an overall vacancy rate of 4.2% and average rents of $46.56 per square foot. Additionally, as of the first quarter of 2016, the Class A central business district submarket totaled approximately 6.6 million square feet with an overall vacancy rate of 3.4% and average rents of $51.60 per square foot. Per the appraisal, average asking rents have consistently grown for 10 consecutive quarters. The appraisal identified six directly comparable office properties built between 1976 and 2002 and ranging in size from 172,077 to 532,150 square feet. Recently executed leases for the comparable office properties ranged from $42.96 to $54.96 per square foot, with a weighted average of $49.45 per square foot. The weighted average underwritten rent for 1 Kaiser Plaza is $36.39 per square foot, which is below the appraisal’s concluded market rent of $48.00 per square foot for floors 2-17 and $51.00 per square foot for floors 18-27. According to the appraisal, there are currently 19 tenants actively seeking spaces greater than 20,000 square feet in the Oakland central business district office submarket, yet only one Class A building that can accommodate a full floor tenant.

The appraisal identified three comparable Class A office properties that are under construction, Uptown Station, EmeryStation West and San Leandro Tech Campus. The new office properties will range in size from 132,000 to 380,000 square feet. The largest of the three comparable properties, Uptown Station, was recently acquired by Uber and is undergoing an approximately $40.0 million renovation. Uber reportedly plans to relocate 3,000 employees to Uptown Station in 2017.

A-3-110

ANNEX A-3	JPMDB 2016-C4

1 Kaiser Plaza

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Kaiser Foundation Health Plan, Inc.(3)(4)	NA / AA- / A	366,777	69.0%	$37.25	74.3%	Various
Aiken & Welch, Inc.(5)	NA / NA / NA	11,635	2.2%	$35.20	2.2%	4/30/2021
Sitzmann Morris & Lavis, Inc.(6)	NA / NA / NA	9,838	1.8%	$39.31	2.1%	3/31/2017
Michael Baker Jr. Inc.	NA / NA / NA	9,838	1.8%	$36.87	2.0%	8/31/2018
Asian & Pacific Islander American Health Forum	NA / NA / NA	7,862	1.5%	$35.01	1.5%	3/26/2022
Menke & Associates, Inc.	NA / NA / NA	7,147	1.3%	$38.83	1.5%	8/31/2025
Armstrong & Associates, LLP	NA / NA / NA	6,646	1.2%	$37.20	1.3%	3/31/2017
Beles and Beles, LLP	NA / NA / NA	6,616	1.2%	$37.37	1.3%	7/31/2017
Economic & Planning Systems, Inc.	NA / NA / NA	6,512	1.2%	$35.40	1.3%	5/31/2020
The Lakeside Group(7)	NA / NA / NA	5,097	1.0%	$36.47	1.0%	3/31/2020
(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field, whether or not the parent company guarantees the lease. In the case of Kaiser Foundation Health Plan, Inc., the S&P rating is specific to Kaiser Foundation Health Plan, Inc., a subsidiary of the parent company Kaiser Permanente.

(3)	KFHP leases 283,081 square feet at approximately $36.55 per square foot expiring in February 2025, in addition to 83,696 square feet at approximately $39.60 per square foot expiring in February 2027. KHFP also leases 6,260 square feet in storage space with no attributable base rent. Base Rent PSF represents the weighted average rent paid by KFHP for all of its leased office space.

(4)	KFHP may contract its leased space as follows: (i) by up to 140,000 square feet at any time (including up to 100,000 square feet of space located on the 24th floor through the 27th floor (the “High Rise Space”)) with 12 months’ notice and the payment of a contraction fee, except that the tenant may not exercise this option with respect to the High Rise Space prior to March 1, 2018; (ii) with respect to all or any portion of its space located on the ground floor through the 23rd floor at any time on or after February 28, 2023, with 15 months’ notice and the payment of a contraction fee; and (iii) with respect to all or any portion of the High Rise Space at any time after February 28, 2025, with 15 months’ notice and the payment of a contraction fee.

(5)	Aiken & Welch, Inc. leases an additional 2,014 square feet in storage space with no attributable base rent.

(6)	Sitzmann Morris & Lavis, Inc. leases an additional 270 square feet in storage space with no attributable base rent.

(7)	The Lakeside Group leases an additional 330 square feet in storage space with no attributable base rent.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	26,866	5.1%	NAP	NAP	26,866	5.1%	NAP	NAP
2016 & MTM	1	544	0.1%	$12,001	0.1%	27,410	5.2%	$12,001	0.1%
2017	5	25,419	4.8%	971,177	5.3%	52,829	9.9%	$983,178	5.3%
2018	8	25,390	4.8%	898,998	4.9%	78,219	14.7%	$1,882,175	10.2%
2019	0	0	0.0%	0	0.0%	78,219	14.7%	$1,882,175	10.2%
2020	13	37,498	7.0%	1,406,383	7.7%	115,717	21.8%	$3,288,559	17.9%
2021	4	21,568	4.1%	875,546	4.8%	137,285	25.8%	$4,164,105	22.7%
2022	1	7,862	1.5%	275,249	1.5%	145,147	27.3%	$4,439,353	24.2%
2023	0	0	0.0%	0	0.0%	145,147	27.3%	$4,439,353	24.2%
2024	0	0	0.0%	0	0.0%	145,147	27.3%	$4,439,353	24.2%
2025	2	290,228	54.6%	10,624,010	57.8%	435,375	81.8%	$15,063,364	82.0%
2026	0	0	0.0%	0	0.0%	435,375	81.8%	$15,063,364	82.0%
2027 & Beyond(2)	1	96,553	18.2%	3,314,362	18.0%	531,928	100.0%	$18,377,725	100.0%
Total	35	531,928	100.0%	$18,377,725	100.0%
(1)	Based on the underwritten rent roll.

(2)	2027 & Beyond is inclusive of 11,550 square feet associated with storage space leased to various tenants with no attributable base rent, as well as 1,307 square feet associated with a building engineering office with no attributable base rent.

A-3-111

ANNEX A-3	JPMDB 2016-C4

1 Kaiser Plaza

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$13,210,243	$16,707,400	$15,846,015	$16,434,409	$18,377,725	$34.55	92.5%
Vacant Income	0	0	0	0	1,126,668	2.12	5.7%
Gross Potential Rent	$13,210,243	$16,707,400	$15,846,015	$16,434,409	$19,504,394	$36.67	98.2%
CAM Reimbursements	271,903	709,268	(112,226)	384,400	358,356	0.67	1.8%
Net Rental Income	$13,482,146	$17,416,667	$15,733,790	$16,818,809	$19,862,750	$37.34	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,147,369)	(2.16)	(5.8)--
Other Income(3)	221,926	215,207	248,168	211,292	209,713	0.39	1.1%
Effective Gross Income	$13,704,072	$17,631,874	$15,981,958	$17,030,101	$18,925,094	$35.58	95.3%

Total Expenses	$7,386,059	$8,349,112	$8,094,580	$8,384,414	$8,517,964	$16.01	45.0%

Net Operating Income(4)(5)	$6,318,013	$9,282,762	$7,887,377	$8,645,687	$10,407,130	$19.56	55.0%

Total TI/LC, Capex/RR	0	0	0	0	1,583,091	2.98	8.4%
Net Cash Flow	$6,318,013	$9,282,762	$7,887,377	$8,645,687	$8,824,039	$16.59	46.6%

Occupancy(6)	90.9%	91.0%	97.3%	94.9%	94.2%
(1)	TTM represents the trailing 12-month period ending on June 30, 2016.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Other Income represents key income, late charges, lease termination fees, storage and license fee income.

(4)	The increase in 2014 Net Operating Income from 2013 Net Operating Income is primarily related to the retroactive refund of rent associated with the renewal of the KFHP lease in December 2013.

(5)	The increase in Underwritten Net Operating Income from TTM Net Operating Income is primarily related to (i) 10 tenant leases signed since April 2015 accounting for approximately $2.4 million in in-place base rent (including the recent KFHP expansion of 30,481 square feet accounting for approximately $1.3 million in in-place base rent), for which a full year of rent was not included in TTM Net Operating Income and (ii) contractual rent increases underwritten through September 2017 accounting for $555,542 in underwritten base rent.

(6)	Historical Occupancy is as of December 31 of each respective year. TTM Occupancy is as of June 30, 2016. Underwritten Occupancy represents economic occupancy.

Property Management. The 1 Kaiser Plaza property is managed by CIM Management, Inc., an affiliate of the loan sponsor.

Permitted Mezzanine Debt. The owners of the borrower are permitted to obtain a mezzanine loan secured by the direct or indirect ownership interests in the borrower upon satisfaction of certain terms and conditions which include, without limitation, (i) the mezzanine lender meets a qualified transferee provision in the loan documents and is not an affiliate of the borrower, (ii) the combined loan-to-value ratio does not exceed the loan-to-value ratio as of the origination date, (iii) the combined debt service coverage ratio (as calculated in the loan documents) is not less than the debt service coverage ratio as of the origination date, (iv) the maturity date of the mezzanine loan is not earlier than the maturity date of the loan, and (v) the lenders enter into an intercreditor agreement reasonably acceptable to the mortgage lender.

A-3-112

ANNEX A-3	JPMDB 2016-C4

[THIS PAGE INTENTIONALLY LEFT BLANK]

A-3-113

ANNEX A-3	JPMDB 2016-C4

The Hamptons

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$33,500,000	Title:	Fee
Cut-off Date Principal Balance:	$33,500,000	Property Type - Subtype:	Multifamily – Student
% of Pool by IPB:	3.0%	Net Rentable Area (Beds):	668
Loan Purpose:	Refinance	Location:	Statesboro, GA
Borrower:	The Hamptons – Statesboro, LLC	Year Built / Renovated:	2015 / N/A
Sponsors:	William F. Trick and H. Jackson	Occupancy:	97.2%
	Wallace	Occupancy Date:	9/1/2016
Interest Rate:	4.17200%	Number of Tenants:	N/A
Note Date:	10/13/2016	2013 NOI(1):	N/A
Maturity Date:	11/1/2026	2014 NOI(1):	N/A
Interest-only Period:	24 months	2015 NOI(1):	N/A
Original Term:	120 months	TTM NOI (as of 7/2016)(2):	$2,456,106
Original Amortization:	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	IO-Balloon	UW Revenues:	$4,887,605
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Expenses:	$2,110,456
Lockbox:	CMA	UW NOI(2):	$2,777,149
Additional Debt:	N/A	UW NCF:	$2,710,349
Additional Debt Balance:	N/A	Appraised Value / Per Bed:	$47,700,000 / $71,407
Additional Debt Type:	N/A	Appraisal Date:	9/6/2016

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Bed:	$50,150
Taxes:	$29,899	$29,899	N/A	Maturity Date Loan / Bed:	$42,449
Insurance:	$9,781	$9,781	N/A	Cut-off Date LTV:	70.2%
Replacement Reserves:	$5,567	$5,567	N/A	Maturity Date LTV:	59.4%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.38x
Other:	$0	$0	N/A	UW NOI Debt Yield:	8.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$33,500,000	100.0%	Payoff Existing Debt	$25,873,513	77.2%
			Return of Equity	6,652,764	19.9%
			Closing Costs	928,476	2.8%
			Upfront Reserves	45,247	0.1%
Total Sources	$33,500,000	100.0%	Total Uses	$33,500,000	100.0%
(1)	Historical cash flows are not available as the property was constructed in August 2015.

(2)	UW NOI is higher than the TTM NOI due to a lease up of the property.

The Loan. The Hamptons loan has an outstanding principal balance as of the Cut-off Date of $33.5 million and is secured by a first mortgage lien on the borrower’s fee interest in a 668-bed (237 units) newly constructed student housing complex located in Statesboro, Georgia. The loan has a 10-year term and, subsequent to a two-year interest-only period, will amortize on a 30-year schedule. The borrowing entity for The Hamptons loan is The Hamptons – Statesboro, LLC, a Delaware limited liability company and special purpose entity. The loan sponsors and nonrecourse carve-out guarantors are William F. Trick and H. Jackson Wallace, the founders of IMS Development, LLC (“IMS Development”). IMS Development is a fully integrated developer, owners and operator of multifamily properties across the southeast United States. IMS Development is currently headquartered in Northport, Alabama and has grown its portfolio to eight student housing complexes located in Tuscaloosa, Alabama, Lafayette, Louisiana and Statesboro, Georgia. The loan sponsors developed the property and the property was delivered in August 2015. The total cost basis is approximately $35.8 million ($53,573 per bed).

A-3-114

ANNEX A-3	JPMDB 2016-C4

The Hamptons

The Property. The Hamptons is a 668-bed (237 units) off-campus student housing complex located in Statesboro, Georgia. The property was built in 2015 by the loan sponsors and is situated on approximately 24.4 acres. The Hamptons is located within walking distance to Georgia Southern University (0.1 miles from campus) and is currently the newest student housing development in the market. The property consists of 70 one-, two- and three-story residential buildings and is a mix of cottage style and garden-style construction. The unit mix consists of 60 one-bedroom/one-bathroom units, 65 two-bedroom/two-bathroom units, 10 three-bedroom/three-bathroom units, 62 four-bedroom/four-bathroom units and 40 five-bedroom/five-bathroom units. As of September 1, 2016, the property was 97.2% occupied. The units feature a fully equipped kitchen, full size washer and dryer, nine-foot ceilings, ceiling fans, private baths, individually locking bedroom doors and a private patio or balcony. Units are rented un-furnished, but full furniture options are available to students. The property features a two-story leasing office and clubhouse totaling approximately 10,000 square feet. Property amenities include a swimming pool, 24-hour clubhouse, 24-hour fitness center and business center, sand volleyball court, sports field, dog park, concierge service and gated community. Additionally, the property has 714 parking spaces, resulting in a parking ratio of approximately 1.07 spaces per bed.

The property is located approximately 0.1 miles from Georgia Southern University in Statesboro, Georgia. Georgia Southern University’s 2016 fall enrollment totaled 20,459 students, which represents an approximately 24.6% increase in total students enrolled from 2006. Additionally, student enrollment at Georgia Southern University is expected to increase, with 0.8% to 1.6% annual increases projected over the next four years. Georgia Southern University provides on campus housing that offers approximately 4,920 beds to students across eight residence halls, which results in over 15,500 students needing off-campus housing.

The appraisal identified six comparable student-oriented housing properties proximate to The Hamptons. The Hamptons comparables range from 536 to 1,087 beds with an average of 750 beds and indicate an effective rental range of $415 to $590 per bed, with a weighted average of $503 per bed. The comparable properties reported occupancies ranging from 80.0% to 99.0% with a weighted average occupancy of approximately 92.8%. The appraisal does not identify any competitive developments in the pipeline.

Multifamily Unit Mix(1)
Unit Type	# of Units	# of Beds	% of Total	Occupied Beds	Occupancy(2)	Average Unit Size (SF)(2)	Average Monthly In- Place Rents(2)	Average Market Rent Per Bed(2)
1 BR / 1 BA	60	60	9.0%	58	96.7%	664	$862	$861
2 BR / 2 BA	65	130	19.5%	129	99.2%	1,031	$618	$617
3 BR / 3 BA	10	30	4.5%	30	100.0%	1,475	$616	$616
4 BR / 4 BA	62	248	37.1%	234	94.4%	1,779	$588	$588
5 BR / 5 BA	40	200	29.9%	198	99.0%	2,061	$558	$558
Total / Wtd. Avg.	237	668	100.0%	649	97.2%	1,604	$611	$611

(1)	Based on the rent roll dated September 1, 2016 provided by the borrower.

(2)	Occupancy, Average Unit Size (SF), Average Monthly In-Place Rents and Average Market Rent Per Bed represent a weighted average of the 2 BR / 2 BA unit types.

A-3-115

ANNEX A-3	JPMDB 2016-C4

The Hamptons

Operating History and Underwritten Net Cash Flow(1)

	TTM(2)	Underwritten	Per Bed	%(3)
Rents in Place	$3,964,915	$4,756,440	$7,120	97.1%
Vacant Income	0	140,220	210	2.9%
Gross Potential Rent	$3,964,915	$4,896,660	$7,330	100.0%
Total Reimbursements	315,518	0	0	0.0%
Net Rental Income	$4,280,433	$4,896,660	$7,330	100.0%
(Vacancy/Credit Loss)	0	(244,833)	(367)	(5.0)-
Other Income(4)	227,225	235,778	353	4.8%
Effective Gross Income	$4,507,658	$4,887,605	$7,317	99.8%

Total Expenses	$2,051,551	$2,110,456	$3,159	43.2%

Net Operating Income	$2,456,106	$2,777,149	$4,157	56.8%

Replacement Reserves	0	66,800	100	1.4%
Net Cash Flow	$2,456,106	$2,710,349	$4,057	55.5%

Occupancy(5)	97.2%	95.0%
(1)	Historical cash flows are not available as the property was constructed in 2015.
(2)	TTM column represents the trailing 12-month period ending on July 31, 2016.
(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Other Income represents fees related to furniture packages, pet fees, application fees and community fees, which includes trash services.
(5)	TTM Occupancy is as of September 1, 2016. Underwritten Occupancy represents economic occupancy.

Property Management. The Hamptons property is managed by IMS Management, LLC, an Alabama limited liability company and affiliate of IMS Development.

A-3-116

ANNEX A-3	JPMDB 2016-C4

[THIS PAGE INTENTIONALLY LEFT BLANK]

A-3-117

ANNEX A-3	JPMDB 2016-C4

Riverside Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$33,000,000	Title:	Fee
Cut-off Date Principal Balance:	$33,000,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	2.9%	Net Rentable Area (SF):	272,596
Loan Purpose:	Acquisition	Location:	La Crosse, WI
Borrower:	LCN UHS La Crosse (WI) LLC	Year Built / Renovated:	2006, 2008, 2011 / N/A
Sponsor:	LCN North American Fund II REIT	Occupancy:	100.0%
Interest Rate:	3.91000%	Occupancy Date:	11/6/2016
Note Date:	9/13/2016	Number of Tenants:	1
Maturity Date:	10/6/2026	2013 NOI(1):	N/A
Interest-only Period:	36 months	2014 NOI(1):	N/A
Original Term:	120 months	2015 NOI(1):	N/A
Original Amortization:	360 months	TTM NOI(1):	N/A
Amortization Type:	IO-Balloon	UW Economic Occupancy:	95.0%
Call Protection:	L(25),Def(90),O(5)	UW Revenues:	$5,645,171
Lockbox:	Hard	UW Expenses:	$2,484,639
Additional Debt:	N/A	UW NOI:	$3,160,532
Additional Debt Balance:	N/A	UW NCF:	$3,045,035
Additional Debt Type:	N/A	Appraised Value / Per SF:	$47,800,000 / $175
		Appraisal Date:	6/30/2016

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$121
Taxes(2):	$0	Springing	N/A	Maturity Date Loan / SF:	$104
Insurance(2):	$0	Springing	N/A	Cut-off Date LTV:	69.0%
Replacement Reserves(3):	$0	Springing	N/A	Maturity Date LTV:	59.6%
TI/LC(4):	$1,500,000	Springing	N/A	UW NCF DSCR:	1.63x
Quarterly Rent(5):	$0	Springing	N/A	UW NOI Debt Yield:	9.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$33,000,000	68.0%	Purchase Price	$46,600,000	96.0%
Sponsor Equity	15,549,171	32.0%	Upfront Reserves	1,500,000	3.1%
			Closing Costs	449,171	0.9%
Total Sources	$48,549,171	100.0%	Total Uses	$48,549,171	100.0%
(1)	Due to the acquisition of the Riverside Center property, historical operating statements are not available.
(2)	Monthly reserves for annual taxes and insurance premiums will be waived so long as, among other things, (i) the UnitedHealthcare or replacement tenant lease is in full force and effect, and no monetary event of default is continuing and (ii) tenant is obligated under its lease and is paying all taxes and insurance directly to the applicable government authority.
(3)	Monthly replacement reserves will be collected (i) during a lease sweep period or (ii) during any period when a triple net lease does not cover the entire property. If no lease sweep period exists, the replacement reserve is subject to a cap of three years’ collection.
(4)	Monthly reserves for tenant improvements and leasing commissions will be collected during any period when a triple net lease does not cover the entire Riverside Center property. The amount collected will be equal to 1/12 of $1.28 per square foot based on the square footage of that portion of the Riverside Center property not subject to the triple net lease.

(5)	UnitedHealthcare pays rent under its lease on a quarterly basis. In connection therewith, the full rent payment is required to be held in a reserve and on a monthly basis, one-third of the quarterly rent payment is required to be released from the reserve and applied to the payment of the monthly amounts due under the loan documents, with the excess being disbursed to the borrower (provided no trigger event, as defined in the loan agreement, is then continuing).

A-3-118

ANNEX A-3	JPMDB 2016-C4

Riverside Center

The Loan. The Riverside Center loan has an outstanding principal balance as of the Cut-off Date of $33.0 million and is secured by a first mortgage lien on the fee interests in the Riverside Center, which consists of 272,596 square feet throughout three buildings located in La Crosse, Wisconsin. The loan has a 10-year term and, subsequent to a 36 month interest-only period, will amortize on a 30-year schedule. The borrowing entity for the Riverside Center loan is LCN UHS La Crosse (WI) LLC, a Delaware limited liability company and special purpose entity. The loan sponsor and nonrecourse carve-out guarantor is LCN North American Fund II REIT, a real estate investment fund managed by LCN Capital Partners. LCN Capital Partners, a private equity firm with offices in New York, Amsterdam and London, pursues a single strategy: credit-focused investments in operationally critical corporate real estate across certain industry sectors in North America and Europe.

The Property. The Riverside Center property consists of 272,596 square feet throughout three buildings, Riverside Center I, Riverside Center II and Riverside Center III. The buildings were built in 2006, 2008 and 2011 and are located in the central business district of La Crosse, Wisconsin, approximately 10 miles from the La Crosse regional airport. Riverside Center I contains 87,541 square feet throughout six floors, Riverside Center II contains 91,527 square feet throughout six floors and Riverside Center III contains 93,528 square feet throughout seven floors. Parking is provided by a 296 space garage for a parking ratio of approximately 1.1 spaces per 1,000 square feet. Riverside Center was originally developed as a Class A office park and served as the corporate headquarters for Logistics Health, Inc. UnitedHealth Group acquired Logistics Health, Inc. in 2011. The Riverside Center property is currently 100% leased to UnitedHealthcare Services, Inc. (“UnitedHealthcare”), a wholly owned subsidiary of UnitedHealth Group. UnitedHealth Group (NASDAQ: UHG, rated A3/A-/A+ by Moody’s/Fitch/S&P) is the largest, diversified health care enterprises in the United States and serves more than 115 million individuals worldwide across all 50 states and in more than 125 countries. UnitedHealth Group was the top ranking company in the insurance and managed care sector on Fortune’s 2016 “World’s Most Admired Companies” list. This is the sixth straight year UnitedHealth Group ranked No. 1 overall in its sector. As of September 30, 2016, UnitedHealth Group reported revenues of $46.3 billion and earnings from operations of $2.1 billion.

UnitedHealthcare subleases approximately 49.9% of the property to six different tenants in 12 separate suites. The largest subleases are to Kaplan Financial Education, which subleases 64,133 square feet (23.5% of NRA) and SAP America, Inc, which subleases 36,975 square feet (13.6% NRA).

The Riverside Center property is subject to certain development agreements with the City of La Crosse and the Redevelopment Authority for the City of La Crosse (collectively, the “Development Agreement”) that were entered into at the time of construction of the buildings at the Riverside Center property. The remaining obligations of the property owner under the Development Agreement include (i) a requirement to (a) create 2,000 jobs at the Riverside Center property on or prior to December 31, 2016 and (b) to maintain such jobs for a period of 10 years, and (ii) an obligation to make certain payments to the city if the Riverside Center property value falls below minimum thresholds as set forth in the Development Agreement ($11.4 million for Riverside Center I, $8.0 million for Riverside Center II and $18 million for Riverside Center III) in an amount equal to the taxes that would have been paid if the Riverside Center property was assessed at threshold less taxes paid. UnitedHealthcare is obligated under its lease to perform all obligations of the fee owner and will indemnify borrower and lender for any loses suffered in connection with the Development Agreement requirements. Additionally, the borrower and guarantor are obligated to indemnify lender for losses suffered in connection with a breach of any obligations under the Development Agreement.

The Market. The Riverside Center property is located in the La Crosse-Onalaska WI-MN metropolitan statistical area (the “MSA”), which had a 2015 total population of 137,434. According to the appraisal, La Crosse has shifted from a more traditional manufacturing employment base to more service oriented industries such as healthcare and education. Gunderson Lutheran and Mayo Clinic, the two large regional healthcare centers and the MSA’s top employers, have helped the area become a center of medical and technology expertise. La Crosse also hosts three post-secondary institutions which provide an abundant number of education jobs. Over the past several decades, the proportion of manufacturing employment has steadily declined and this decline is expected to continue into the next decade.

The Riverside Center property is surrounded by a mixture of office, retail, hotel, entertainment and residential uses. The immediate area includes theaters, hotels and retail properties, typical to a downtown central business district area. The 2015 population within a one-mile, three-mile and five-mile radius of the Riverside Center property is 9,516, 47,821, and 69,136, respectively, with average household income of $40,438, $53,607 and $58,743, respectively.

From 2014 to the first quarter of 2016, the overall Wisconsin office market has showed positive net absorption, a decrease of vacancy rates, and an increase of asking rent in the marketplace. From 2011 to 2015, over 2.4 million square feet were added to supply, which had positive absorption of approximately 1.2 million square feet. The overall market had a total inventory of approximately 151.0 million square feet as of the first quarter of 2016 with a vacancy rate of 8.8%. That vacancy rate is consistent with last year’s rate of 9.0% and slightly lower than the average vacancy of 9.7% over the past five years. The Wisconsin office market has experienced an increase of supply over the past several years.

A-3-119

ANNEX A-3	JPMDB 2016-C4

Riverside Center

As of the first quarter of 2016, the La Crosse-Onalaska submarket had a total office inventory of approximately 2.4 million square feet with a vacancy rate of 7.4%. The first quarter of 2016 submarket had an average asking rent of $14.67 per square foot NNN. The appraisal noted five lease comparables to the Riverside Center property, with rents ranging from $10.50 to $15.00 per square foot NNN, with an average of $12.55 per square foot NNN on an adjusted basis.

The appraisal determined market rent for the Riverside Center property of $13.00 per square foot compared to the Riverside Center property average rent of $11.50 per square foot.

Tenant Summary(1)
Building Name (Location)	Ratings(2) Moody’s/S&P/Fitch	Tenant(3)	NRA	Year Built	Floors	Annual U/W Base Rent	% of U/W Base Rent	Lease Expiration(4)
Riverside Center I	A3 / A+ / A-	UnitedHealthcare	87,541	2006	6	$12.15	33.9%	6/30/2028
Riverside Center II	A3 / A+ / A-	UnitedHealthcare	91,527	2008	6	$10.25	29.9%	6/30/2023
Riverside Center III	A3 / A+ / A-	UnitedHealthcare	93,528	2011	7	$12.11	36.1%	6/30/2028
Total			272,596			$11.50
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	UnitedHealthcare subleases 136,130 square feet (49.9% of NRA) to six tenants.
(4)	UnitedHealthcare has four five-year extension options remaining under each building lease, with no termination options.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2016 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2017	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	1	91,527	33.6	938,152	29.9	91,527	33.6%	$938,152	29.9%
2024	0	0	0.0	0	0.0	91,527	33.6%	$938,152	29.9%
2025	0	0	0.0	0	0.0	91,527	33.6%	$938,152	29.9%
2026	0	0	0.0	0	0.0	91,527	33.6%	$938,152	29.9%
2027 & Beyond	2	181,069	66.4	2,196,247	70.1	272,596	100.0%	$3,134,399	100.0%
Total	3	272,596	100.0%	$3,134,399	100.0%
(1)	Based on the underwritten rent roll.

A-3-120

ANNEX A-3	JPMDB 2016-C4

Riverside Center

Operating History and Underwritten Net Cash Flow(1)

	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$3,134,399	$11.50	52.7%
Tenant Rent Steps(4)	336,882	1.24	5.7
Gross Potential Rent	$3,471,280	$12.73	58.4%
Total Reimbursements	2,471,005	9.06	41.6
Net Rental Income	$5,942,285	$21.80	100.0%
(Vacancy/Credit Loss)	(297,114)	(1.09)	(5.0)
Effective Gross Income	$5,645,171	$20.71	95.0%
Total Expenses	2,484,639	9.11	44.0
Net Operating Income	$3,160,532	$11.59	56.0%
Total TI/LC, Capex/RR	115,497	0.42	2.0
Net Cash Flow	$3,045,035	$11.17	53.9%
Occupancy(5)	95.0%
(1)	Due to the acquisition of the Riverside Center property, historical operating statements are not available.
(2)	Percentage column represents percentage of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Rents in Place are based on in-place rents as of November 6, 2016.
(4)	Tenant Rent Steps are based on the straight line average of the investment grade tenant rent during the term of the loan.

(5)	Underwritten occupancy represents economic occupancy.

A-3-121

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX B

FORM OF REPORT TO CERTIFICATEHOLDERS

B-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

	JPMDB Commercial Mortgage Securities Trust 2016-C4 Commercial Mortgage Pass Through Certificates Series 2016-C4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/16/16
8480 Stagecoach Circle		Record Date:	11/30/16
Frederick, MD 21701-4747		Determination Date:	12/12/16

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)

Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7-9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15-16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21-22
Defeased Loan Detail	23
Supplemental Reporting	24

Operating Advisor/
Depositor	Master Servicer	Special Servicer	Asset Representations Reviewer

J.P. Morgan Chase Commercial	Wells Fargo Bank, National Association	Midland Loan Services	Pentalpha Surveillance LLC
Mortgage Securities Corp.		A Division of PNC Bank, N.A.	375 North French Road
	550 S. Tryon Street, 14th Floor	10851 Mastin Street, Building 82	Suite 100
383 Madison Avenue	Charlotte, NC 28202	Overland Park, KS 66210	Amherst, NY 14228
New York, NY 10179

Contact:	Contact:
Brian Baker	REAM_InvestorRelations@wellsfargo.com	Contact: Heather Wagner	Contact: Don Simon
Phone Number: (212) 834-3813	Phone Number: (866) 898-1615	Phone Number: (913) 253-9570	Phone Number: (203) 660-6100

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and special notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	JPMDB Commercial Mortgage Securities Trust 2016-C4 Commercial Mortgage Pass Through Certificates Series 2016-C4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/16/16
8480 Stagecoach Circle		Record Date:	11/30/16
Frederick, MD 21701-4747		Determination Date:	12/12/16

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	JPMDB Commercial Mortgage Securities Trust 2016-C4 Commercial Mortgage Pass Through Certificates Series 2016-C4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/16/16
8480 Stagecoach Circle		Record Date:	11/30/16
Frederick, MD 21701-4747		Determination Date:	12/12/16

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
NR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-C		0.00000000	0.00000000	0.00000000	0.00000000

	JPMDB Commercial Mortgage Securities Trust 2016-C4 Commercial Mortgage Pass Through Certificates Series 2016-C4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/16/16
8480 Stagecoach Circle		Record Date:	11/30/16
Frederick, MD 21701-4747		Determination Date:	12/12/16

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Additional Trust Fund Expenses	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	JPMDB Commercial Mortgage Securities Trust 2016-C4 Commercial Mortgage Pass Through Certificates Series 2016-C4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/16/16
8480 Stagecoach Circle		Record Date:	11/30/16
Frederick, MD 21701-4747		Determination Date:	12/12/16

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount
		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Red.
			Effected	Amount	Date
Controlling Class Information

Controlling Class:
Effective as of: mm/dd/yyyy

Directing Certificateholder:
Other identity under which the Directing Certificateholder
or its parent entity primarily operates:

Effective as of: mm/dd/yyyy

Total

(1) The Available Distribution Amount includes any Prepayment Premiums.

	JPMDB Commercial Mortgage Securities Trust 2016-C4 Commercial Mortgage Pass Through Certificates Series 2016-C4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/16/16
8480 Stagecoach Circle		Record Date:	11/30/16
Frederick, MD 21701-4747		Determination Date:	12/12/16

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee - Wells Fargo Bank, N.A.	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Trustee Fee - Wilmington Trust, N.A.	0.00
Interest Adjustments	0.00		Certificate Administration Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC Royalty License Fee	0.00
Net Prepayment Interest Shortfall	0.00		Operating Advisor Fee - Pentalpha Surveillance LLC	0.00
Net Prepayment Interest Excess	0.00		Asset Representations Reviewer Fee - Pentalpha Surveillance LLC	0.00
Extension Interest	0.00		Total Fees		0.00
Interest Reserve Withdrawal	0.00		Additional Trust Fund Expenses:
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Rating Agency Expenses	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00		Total Additional Trust Fund Expenses		0.00
Negative Amortization	0.00
Principal Adjustments	0.00		Interest Reserve Deposit		0.00
Total Principal Collected		0.00
			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Equity Payments Received	0.00		Equity Payments Paid	0.00
	0.00			0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

	JPMDB Commercial Mortgage Securities Trust 2016-C4 Commercial Mortgage Pass Through Certificates Series 2016-C4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/16/16
8480 Stagecoach Circle		Record Date:	11/30/16
Frederick, MD 21701-4747		Determination Date:	12/12/16

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

	JPMDB Commercial Mortgage Securities Trust 2016-C4 Commercial Mortgage Pass Through Certificates Series 2016-C4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/16/16
8480 Stagecoach Circle		Record Date:	11/30/16
Frederick, MD 21701-4747		Determination Date:	12/12/16

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	JPMDB Commercial Mortgage Securities Trust 2016-C4 Commercial Mortgage Pass Through Certificates Series 2016-C4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/16/16
8480 Stagecoach Circle		Record Date:	11/30/16
Frederick, MD 21701-4747		Determination Date:	12/12/16

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

	JPMDB Commercial Mortgage Securities Trust 2016-C4 Commercial Mortgage Pass Through Certificates Series 2016-C4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/16/16
8480 Stagecoach Circle		Record Date:	11/30/16
Frederick, MD 21701-4747		Determination Date:	12/12/16

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off	8	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Blank	9	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD	5	-	Temporary Rate Reduction
MH	-	Mobile Home Park

	JPMDB Commercial Mortgage Securities Trust 2016-C4 Commercial Mortgage Pass Through Certificates Series 2016-C4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/16/16
8480 Stagecoach Circle		Record Date:	11/30/16
Frederick, MD 21701-4747		Determination Date:	12/12/16

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

	JPMDB Commercial Mortgage Securities Trust 2016-C4 Commercial Mortgage Pass Through Certificates Series 2016-C4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/16/16
8480 Stagecoach Circle		Record Date:	11/30/16
Frederick, MD 21701-4747		Determination Date:	12/12/16

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

	JPMDB Commercial Mortgage Securities Trust 2016-C4 Commercial Mortgage Pass Through Certificates Series 2016-C4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/16/16
8480 Stagecoach Circle		Record Date:	11/30/16
Frederick, MD 21701-4747		Determination Date:	12/12/16

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.		WAM
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	Coupon	Remit

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	JPMDB Commercial Mortgage Securities Trust 2016-C4 Commercial Mortgage Pass Through Certificates Series 2016-C4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/16/16
8480 Stagecoach Circle		Record Date:	11/30/16
Frederick, MD 21701-4747		Determination Date:	12/12/16

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	- One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	- Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	- Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent						5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

	JPMDB Commercial Mortgage Securities Trust 2016-C4 Commercial Mortgage Pass Through Certificates Series 2016-C4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/16/16
8480 Stagecoach Circle		Record Date:	11/30/16
Frederick, MD 21701-4747		Determination Date:	12/12/16

Specially Serviced Loan Detail - Part 1

Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	- Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	- Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	- Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	- Note Sale			to Master Servicer	13	-	Other or TBD	WH	-	Warehouse	OT	-	Other
								MH	-	Mobile Home Park

	JPMDB Commercial Mortgage Securities Trust 2016-C4 Commercial Mortgage Pass Through Certificates Series 2016-C4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/16/16
8480 Stagecoach Circle		Record Date:	11/30/16
Frederick, MD 21701-4747		Determination Date:	12/12/16

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13	-	Other or TBD

	JPMDB Commercial Mortgage Securities Trust 2016-C4 Commercial Mortgage Pass Through Certificates Series 2016-C4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/16/16
8480 Stagecoach Circle		Record Date:	11/30/16
Frederick, MD 21701-4747		Determination Date:	12/12/16

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	JPMDB Commercial Mortgage Securities Trust 2016-C4 Commercial Mortgage Pass Through Certificates Series 2016-C4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/16/16
8480 Stagecoach Circle		Record Date:	11/30/16
Frederick, MD 21701-4747		Determination Date:	12/12/16

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	JPMDB Commercial Mortgage Securities Trust 2016-C4 Commercial Mortgage Pass Through Certificates Series 2016-C4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/16/16
8480 Stagecoach Circle		Record Date:	11/30/16
Frederick, MD 21701-4747		Determination Date:	12/12/16

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	JPMDB Commercial Mortgage Securities Trust 2016-C4 Commercial Mortgage Pass Through Certificates Series 2016-C4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/16/16
8480 Stagecoach Circle		Record Date:	11/30/16
Frederick, MD 21701-4747		Determination Date:	12/12/16

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	JPMDB Commercial Mortgage Securities Trust 2016-C4 Commercial Mortgage Pass Through Certificates Series 2016-C4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/16/16
8480 Stagecoach Circle		Record Date:	11/30/16
Frederick, MD 21701-4747		Determination Date:	12/12/16

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	JPMDB Commercial Mortgage Securities Trust 2016-C4 Commercial Mortgage Pass Through Certificates Series 2016-C4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/16/16
8480 Stagecoach Circle		Record Date:	11/30/16
Frederick, MD 21701-4747		Determination Date:	12/12/16

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	JPMDB Commercial Mortgage Securities Trust 2016-C4 Commercial Mortgage Pass Through Certificates Series 2016-C4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/16/16
8480 Stagecoach Circle		Record Date:	11/30/16
Frederick, MD 21701-4747		Determination Date:	12/12/16

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

	JPMDB Commercial Mortgage Securities Trust 2016-C4 Commercial Mortgage Pass Through Certificates Series 2016-C4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/16/16
8480 Stagecoach Circle		Record Date:	11/30/16
Frederick, MD 21701-4747		Determination Date:	12/12/16

Supplemental Reporting

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of November 1, 2016 (the “Pooling and Servicing Agreement”), among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, Wells Fargo Bank, National Association, as master servicer, Midland Loan Services, a Division of PNC Bank, National Association, as special servicer, Wells Fargo Bank, National Association, as certificate administrator, Wilmington Trust, National Association, as trustee, and Pentalpha Surveillance LLC, as operating advisor and asset representations reviewer.
Transaction: JPMDB Commercial Mortgage Securities Trust 2016-C4, Commercial Mortgage Pass-Through Certificates, Series 2016-C4
Operating Advisor: Pentalpha Surveillance LLC
Special Servicer: Midland Loan Services, a Division of PNC Bank, National Association
Directing Certificateholder: BlackRock Realty Advisors, Inc.

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [•] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.	[•] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

b.	Asset Status Reports were issued with respect to [•] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s operational activities to service certain Specially Serviced Loans in accordance with the Servicing Standard. Based on such limited review, the Operating Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement. In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

In connection with the assessment set forth in this report, the Operating Advisor:

1.	Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [•] Specially Serviced Loans: [List applicable mortgage loans].

1     This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

2.	Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction Amount calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.	Specific Items of Review

1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate. The Special Servicer [agreed with/did not agree with] the material recommendations made by the Operating Advisor. Such recommendations generally included the following: [LIST].

3.	Appraisal Reduction Amount calculations and net present value calculations:

a.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the special servicer.

b.	The operating advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

c.	After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

4.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].

5.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

IV.	Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.	The Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder directly. As such, the Operating Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report.

2.	The Special Servicer has the legal authority and responsibility to service the Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein.

3.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of the discussions held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

4.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

5.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX D-1

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

JPMCB will in its MLPA make, with respect to each JPMCB Mortgage Loan, representations and warranties generally to the effect set forth below, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth in Annex D-2 to this prospectus. Prior to the execution of the related final MLPA, there may be additions, subtractions or other modifications to the representations, warranties and exceptions. These representations, warranties and exceptions should not be read alone, but should only be read in conjunction with the prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between the mortgage loan seller, on the one hand, and the issuing entity, on the other. The representations and warranties are not intended to be disclosure statements regarding the characteristics of the related mortgage loans, Mortgaged Properties or other subjects discussed therein, but rather are intended as a risk allocation mechanism. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that are presented below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the mortgage loans, mortgaged properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

(1)       Complete Servicing File. All documents comprising the Servicing File will be or have been delivered to the Master Servicer with respect to each JPMCB Mortgage Loan by the deadlines set forth in the PSA and/or MLPA.

(2)       Whole Loan; Ownership of Mortgage Loans. Except with respect to each JPMCB Mortgage Loan that is part of a Whole Loan, each JPMCB Mortgage Loan is a whole loan and not an interest in a JPMCB Mortgage Loan. Each JPMCB Mortgage Loan that is part of a Whole Loan is a senior portion (or a pari passu portion of a senior portion) of a whole mortgage loan. Immediately prior to the sale, transfer and assignment to depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller), participation (other than with respect to any JPMCB Mortgage Loans) or pledge, and the Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each JPMCB Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan) (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain agreement to appointment of Master Servicer, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller), any other ownership interests and other interests on, in or to such JPMCB Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the PSA, subservicing agreements permitted thereunder and that certain agreement to appointment of Master Servicer, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller). The Mortgage Loan Seller has full right and authority to sell, assign and transfer each JPMCB Mortgage Loan, and the assignment to depositor constitutes a legal, valid and binding assignment of such JPMCB Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such JPMCB Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the PSA, subservicing

D-1-1

agreements permitted thereunder and that certain agreement to appointment of Master Servicer, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller).

(3)       Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such JPMCB Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law (clauses (i) and (ii) collectively, the “Insolvency Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the JPMCB Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(4)       Mortgage Provisions. The Mortgage Loan documents for each JPMCB Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Insolvency Qualifications.

(5)       Hospitality Provisions. The Mortgage Loan documents for each JPMCB Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the trust against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each JPMCB Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

(6)       Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of such Mortgaged Property; and (c) neither Mortgagor nor guarantor has been released from its obligations under the JPMCB Mortgage Loan. The material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect since October 18, 2016.

(7)       Lien; Valid Assignment. Subject to the Insolvency Qualifications, each endorsement and assignment of Mortgage and assignment of Assignment of Leases (if a separate instrument from the Mortgage) to the Issuing Entity (or, with respect to any Non-Serviced Mortgage Loan, to the securitization trust relating to the controlling Non-Serviced Companion Loan) constitutes a legal, valid and binding endorsement or assignment to the Issuing Entity (or, with respect to any Non-Serviced

D-1-2

Mortgage Loan, to the securitization trust relating to the controlling Non-Serviced Companion Loan). Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such JPMCB Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below)), except as the enforcement thereof may be limited by the Insolvency Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances) as of origination was, and as of the Cut-off Date to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances, and to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender’s title insurance policy (as described below). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the JPMCB Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to Permitted Encumbrances, except as such enforcement may be limited by Insolvency Qualifications subject to the limitations described in clause (11) below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

The assignment of the JPMCB Mortgage Loans to the Depositor validly and effectively transfers and conveys all legal and beneficial ownership of the JPMCB Mortgage Loans to the Depositor free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the PSA, subservicing agreements permitted thereunder and that certain agreement to appointment of Master Servicer, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller).

(8)       Permitted Liens; Title Insurance. Each Mortgaged Property securing a JPMCB Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such JPMCB Mortgage Loan (or with respect to a JPMCB Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan documents do not require to be subordinated to the lien of such Mortgage; and (f) if the related JPMCB Mortgage Loan constitutes a cross-collateralized JPMCB Mortgage Loan, the lien of the Mortgage for another JPMCB Mortgage Loan contained in the same cross-collateralized group, provided that none of which items (a) through (f), individually or in the aggregate, materially interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related JPMCB Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to

D-1-3

the Mortgage Loan Seller’s knowledge, any other holder of the JPMCB Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage, and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

(9)       Junior Liens. It being understood that B notes secured by the same Mortgage as a JPMCB Mortgage Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens encumbering the related Mortgaged Property. The Mortgage Loan Seller has no knowledge of any mezzanine debt related to the Mortgaged Property and secured directly by the ownership interests in the Mortgagor.

(10)    Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Insolvency Qualifications; no person other than the related Mortgagor owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender’s interest therein. The related Mortgage or related Assignment of Leases, subject to applicable law, provides for, upon an event of default under the JPMCB Mortgage Loan, a receiver to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(11)    Financing Statements. Each JPMCB Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed (except, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary to perfect a valid security interest in, the personal property (the creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate any Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.

(12)    Condition of Property. The Mortgage Loan Seller or the originator of the JPMCB Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within four months of origination of the JPMCB Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each JPMCB Mortgage Loan no more than twelve months prior to the Cut-off Date, which indicates that, except as set forth in such engineering report or with respect to which repairs were required to be reserved for or made, all building systems for the improvements of each related Mortgaged Property are in good working order, and further indicates that each related Mortgaged Property (a) is free of any material damage, (b) is in good repair and condition, and (c) is free of structural defects, except to the extent (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to cost less than $50,000 in the aggregate per Mortgaged Property; (ii) such repairs have been completed; or (iii) escrows in an aggregate amount consistent with the standards utilized by the Mortgage Loan Seller with respect to similar loans it originates for securitization have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs. The Mortgage Loan Seller has no knowledge of any material issues with the physical condition of the Mortgaged

D-1-4

Property that the Mortgage Loan Seller believes would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the engineering report and those addressed in sub-clauses (i), (ii) and (iii) of the preceding sentence.

(13)    Taxes and Assessments. As of the date of origination and as of the Closing Date, all taxes and governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a JPMCB Mortgage Loan that is or if left unpaid could become a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that became due and delinquent and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real property taxes, governmental assessments and other outstanding governmental charges shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

(14)    Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Closing Date, there is no proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or operation of the Mortgaged Property.

(15)    Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Closing Date, there was no pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related JPMCB Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the use, operation or value of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such JPMCB Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

(16)    Escrow Deposits. All escrow deposits and payments required pursuant to each JPMCB Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to depositor or its servicer and identified as such with appropriate detail. Any and all requirements under the JPMCB Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with proper and prudent commercial mortgage servicing practices or such released funds were otherwise used for their intended purpose. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

(17)    No Holdbacks. The principal amount of the JPMCB Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the JPMCB Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property).

(18)    Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with

D-1-5

coverage found under a “special cause of loss form” or “all-risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a JPMCB Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a JPMCB Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings (collectively the “Insurance Rating Requirements”), in an amount not less than the lesser of (1) the original principal balance of the JPMCB Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (i) covers a period beginning on the date of loss and continuing until the earlier to occur of restoration of the Mortgaged Property or the expiration of 12 months (or with respect to each JPMCB Mortgage Loan with a principal balance of $35 million or more, 18 months); (ii) for a JPMCB Mortgage Loan with a principal balance of $50 million or more contains a 180-day “extended period of indemnity”; and (iii) covers the actual loss sustained (or in certain cases, an amount sufficient to cover the period set forth in (i) above) during restoration.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as-is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy, the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the Improvements and personalty and fixtures owned by the mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML or equivalent was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML or equivalent would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the PML or the equivalent.

D-1-6

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related JPMCB Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such JPMCB Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the JPMCB Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Each related JPMCB Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

(19)    Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case the JPMCB Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(20)    No Encroachments. To the Mortgage Loan Seller’s knowledge and based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each JPMCB Mortgage Loan, (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such JPMCB Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy, (b) no improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy and (c) no improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or are insured by applicable provisions of the Title Policy.

(21)    No Contingent Interest or Equity Participation. No JPMCB Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

(22)    REMIC. The JPMCB Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the JPMCB Mortgage Loan to the related Mortgagor at origination did not exceed

D-1-7

the non-contingent principal amount of the JPMCB Mortgage Loan and (B) either: (a) such JPMCB Mortgage Loan or Whole Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the JPMCB Mortgage Loan or Whole Loan was originated at least equal to 80% of the adjusted issue price of the JPMCB Mortgage Loan or Whole Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the JPMCB Mortgage Loan or Whole Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (1) the amount of any lien on the real property interest that is senior to the JPMCB Mortgage Loan and (2) a proportionate amount of any lien that is in parity with the JPMCB Mortgage Loan; or (b) substantially all of the proceeds of such JPMCB Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such JPMCB Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the JPMCB Mortgage Loan or Whole Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such JPMCB Mortgage Loan or Whole Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the JPMCB Mortgage Loan or Whole Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the JPMCB Mortgage Loan or Whole Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(23)    Compliance. The terms of the Mortgage Loan documents evidencing such JPMCB Mortgage Loan, comply in all material respects with all applicable local, state and federal laws and regulations, and the Mortgage Loan Seller has complied with all material requirements pertaining to the origination of the JPMCB Mortgage Loans, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the JPMCB Mortgage Loan.

(24)    Authorized to do Business. To the extent required under applicable law, as of the Closing Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such JPMCB Mortgage Loan.

(25)    Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee, and except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such JPMCB Mortgage Loan, no fees are payable to such trustee except for reasonable fees paid by the Mortgagor.

(26)    Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based solely upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a JPMCB Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use or operation of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the extent necessary to maintain the use of the

D-1-8

structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations, (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property, or (d) title insurance coverage has been obtained for such nonconformity.

(27)    Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy, consents, and other approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the JPMCB Mortgage Loan or the rights of a holder of the related JPMCB Mortgage Loan. The JPMCB Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

(28)    Recourse Obligations. The Mortgage Loan documents for each JPMCB Mortgage Loan provide that such JPMCB Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained in the case of (i) (A) misapplication, misappropriation or conversion of insurance proceeds or condemnation awards or of rents following an event of default, or (B) any security deposits not delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (ii) the Mortgagor’s fraud or intentional misrepresentation; (iii) willful misconduct by the Mortgagor or guarantor; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of material physical waste at the Mortgaged Property, which may, with respect to this clause (v), in certain instances, be limited to acts or omissions of the related Mortgagor, guarantor, property manager or their affiliates, employees or agents.

(29)    Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment of not less than a specified percentage at least equal to 115% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such JPMCB Mortgage Loan, (c) upon a Defeasance defined in paragraph (34) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the JPMCB Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either:

D-1-9

(x) such release of collateral (i) would not constitute a “significant modification” of the subject JPMCB Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject JPMCB Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for any JPMCB Mortgage Loan originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release (reduced for any lien senior to, and any lien in parity with, the lien of the JPMCB Mortgage Loan) is not equal to at least 80% of the principal balance of the JPMCB Mortgage Loan or Whole Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions.

In the case of any JPMCB Mortgage Loan originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the JPMCB Mortgage Loan or Whole Loan in an amount not less than the amount required by the REMIC provisions and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced for any lien senior to, and any lien in parity with, the lien of the JPMCB Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the JPMCB Mortgage Loan or Whole Loan.

In the case of any JPMCB Mortgage Loan originated after December 6, 2010, no such JPMCB Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another JPMCB Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC provisions.

(30)    Financial Reporting and Rent Rolls. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each JPMCB Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis and (ii) for each JPMCB Mortgage Loan with an original principal balance greater than $50 million shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage.

(31)    Acts of Terrorism Exclusion. With respect to each JPMCB Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other JPMCB Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the JPMCB Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each JPMCB Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage

D-1-10

for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms.

(32)    Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each JPMCB Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such JPMCB Mortgage Loan if, without the consent of the holder of the Mortgage and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, such as transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 in this Annex D-1, or (vii) by reason of any mezzanine debt that existed at the origination of the related JPMCB Mortgage Loan, or future permitted mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any companion interest of any JPMCB Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any JPMCB Mortgage Loan that is cross-collateralized and cross-defaulted with another JPMCB Mortgage Loan or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the mortgagee relative to such transfer or encumbrance.

(33)    Single-Purpose Entity. Each JPMCB Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the JPMCB Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each JPMCB Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each JPMCB Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the JPMCB Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the JPMCB Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a JPMCB Mortgage Loan that is cross-collateralized and cross-defaulted with the related JPMCB Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(34)    Defeasance. With respect to any JPMCB Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the JPMCB Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities”

D-1-11

within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the JPMCB Mortgage Loan when due, including the entire remaining principal balance on (A) the maturity date, (B) on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty or (C) if the JPMCB Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the related Anticipated Repayment Date, and if the JPMCB Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 115% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (vi) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the JPMCB Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(35)    Fixed Interest Rates. Each JPMCB Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such JPMCB Mortgage Loan, except in the case of an ARD Loan and situations where default interest is imposed.

(36)    Ground Leases. For purposes of the MLPA, a “Ground Lease” shall mean a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any JPMCB Mortgage Loan where the JPMCB Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns:

(a)	The ground lease or a memorandum regarding such ground lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The ground lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the Mortgage Loan Seller’s knowledge, no material change in the terms of the ground lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(b)	The lessor under such ground lease has agreed in a writing included in the related Mortgage File (or in such ground lease) that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

(c)	The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related JPMCB Mortgage Loan, or 10 years past the stated maturity if such JPMCB

D-1-12

Mortgage Loan fully amortizes by the stated maturity (or with respect to a JPMCB Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)	The ground lease is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances;

(e)	The ground lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the ground lease is assignable to the holder of the JPMCB Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the JPMCB Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)	The Mortgage Loan Seller has not received any written notice of default under or notice of termination of such ground lease. To the Mortgage Loan Seller’s knowledge, there is no default under such ground lease and no condition that, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease. Such ground lease is in full force and effect as of the Closing Date;

(g)	The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective unless such notice is given to the lender, and requires that the ground lessor will supply an estoppel;

(h)	A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings) to cure any default under the ground lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the ground lease;

(i)	The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(j)	Under the terms of the ground lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the JPMCB Mortgage Loan, together with any accrued interest;

(k)	In the case of a total or substantial taking or loss, under the terms of the ground lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the JPMCB Mortgage Loan, together with any accrued interest; and

(l)	Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

D-1-13

(37)    Servicing. The servicing and collection practices used by the Mortgage Loan Seller in respect of each JPMCB Mortgage Loan complied in all material respects with all applicable laws and regulations and was in all material respects legal, proper and prudent, in accordance with Mortgage Loan Seller’s customary commercial mortgage servicing practices.

(38)    ARD Loan. Each JPMCB Mortgage Loan identified in the Mortgage Loan Schedule as an ARD Loan starts to amortize no later than the Due Date of the calendar month immediately after the calendar month in which such ARD Loan closed and substantially fully amortizes over its stated term, which term is at least 60 months after the related Anticipated Repayment Date. Each ARD Loan has an Anticipated Repayment Date not less than five years following the origination of such JPMCB Mortgage Loan. If the related Mortgagor elects not to prepay its ARD Loan in full on or prior to the Anticipated Repayment Date pursuant to the existing terms of the JPMCB Mortgage Loan or a unilateral option (as defined in Treasury Regulations under Section 1001 of the Code) in the JPMCB Mortgage Loan exercisable during the term of the JPMCB Mortgage Loan, (i) the Mortgage Loan’s interest rate will step up to an interest rate per annum as specified in the related Mortgage Loan documents; provided, however, that payment of such Excess Interest shall be deferred until the principal of such ARD Loan has been paid in full; (ii) all or a substantial portion of the excess cash flow (which is net of certain costs associated with owning, managing and operating the related Mortgaged Property) collected after the Anticipated Repayment Date shall be applied towards the prepayment of such ARD Loan and once the principal balance of an ARD Loan has been reduced to zero all excess cash flow will be applied to the payment of accrued Excess Interest; and (iii) if the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee on the basis of a debt service coverage test, the subject debt service coverage ratio shall be calculated without taking account of any increase in the related Mortgage Interest Rate on such Mortgage Loan’s Anticipated Repayment Date. No ARD Loan provides that the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee solely because of the passage of the related Anticipated Repayment Date.

(39)    Rent Rolls; Operating Histories. The Mortgage Loan Seller has obtained a rent roll (each, a “Certified Rent Roll”) other than with respect to hospitality properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related JPMCB Mortgage Loan. The Mortgage Loan Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related JPMCB Mortgage Loan. The Certified Operating Histories collectively report on operations for a period equal to (a) at least a continuous three-year period or (b) in the event the Mortgaged Property was owned, operated or constructed by the Mortgagor or an affiliate for less than three years then for such shorter period of time, it being understood that for mortgaged properties acquired with the proceeds of a JPMCB Mortgage Loan, Certified Operating Histories may not have been available.

(40)    No Material Default; Payment Record. No JPMCB Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the Closing Date, no JPMCB Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no, and since origination there has been no, material default, breach, violation or event of acceleration existing under the related JPMCB Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in Exhibit C to the MLPA. No person other than the holder of such JPMCB Mortgage Loan may declare any event of default under the JPMCB Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

D-1-14

(41)    Bankruptcy. In respect of each JPMCB Mortgage Loan, the related Mortgagor is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

(42)    Organization of Mortgagor. The Mortgage Loan Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”) and all owners that hold a 25% or greater direct ownership share (i.e., the “Major Sponsors”). The Mortgage Loan Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis, or a similar service designed to elicit information about each Controlling Owner, Major Sponsor and guarantor regarding such Controlling Owner’s, Major Sponsor’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and provided, however, that records searches were limited to the last 10 years. (clauses (1) and (2) collectively, the “Sponsor Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the Mortgage Loan Seller, no Major Sponsor or guarantor (i) was in a state of federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

(43)    Environmental Conditions. At origination, each Mortgagor represented and warranted that to its knowledge no hazardous materials or any other substances or materials which are included under or regulated by environmental laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Mortgaged Property, except as disclosed by a Phase I environmental assessment (or a Phase II environmental assessment, if applicable) delivered in connection with the origination of the JPMCB Mortgage Loan or except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Mortgaged Property in compliance with all environmental laws and in a manner that does not result in contamination of the Mortgaged Property. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain JPMCB Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such JPMCB Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not reveal any known circumstance or condition that rendered the Mortgaged Property at the date of the ESA in material noncompliance with applicable environmental laws or the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) or the need for further investigation, or (ii) if any material noncompliance with environmental laws or the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) 125% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint, or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as administratively “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an

D-1-15

insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance; or (F) a party related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance is required to take action. The ESA will be part of the Servicing File; and to the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no (i) known circumstance or condition that rendered the Mortgaged Property in material noncompliance with applicable environmental laws, (ii) Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor), or (iii) need for further investigation.

In the case of each JPMCB Mortgage Loan set forth on Schedule I to the MLPA, (i) such Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on Schedule I (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the JPMCB Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Mortgage Loan Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the JPMCB Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, the Mortgage Loan Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of the JPMCB Mortgage Loan.

(44)    Lease Estoppels. With respect to each JPMCB Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Mortgage Loan Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related JPMCB Mortgage Loan, and to the Mortgage Loan Seller’s knowledge based solely on the related estoppel certificate, the related lease is in full force and effect or if not in full force and effect, the related space was underwritten as vacant, subject to customary reservations of tenant’s rights, such as, without limitation, with respect to common area maintenance (“CAM”) and pass-through audits and verification of landlord’s compliance with co-tenancy provisions. With respect to each JPMCB Mortgage Loan predominantly secured by a retail, office or industrial property, the Mortgage Loan Seller has received lease estoppels executed within 90 days of the origination date of the related JPMCB Mortgage Loan that collectively account for at least 65% of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties that secure a JPMCB Mortgage Loan that is represented on the Certified Rent Roll. To the Mortgage Loan Seller’s knowledge, each lease represented on the Certified Rent Roll is in full force and effect, subject to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

(45)    Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the

D-1-16

Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the JPMCB Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

(46)    Mortgage Loan Schedule. The information pertaining to each JPMCB Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the PSA to be contained therein.

(47)    Cross-Collateralization. No JPMCB Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool.

(48)    Advance of Funds by the Mortgage Loan Seller. No advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the JPMCB Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a JPMCB Mortgage Loan, other than contributions made on or prior to the Closing Date.

(49)    Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied with its internal procedures with respect to all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 in connection with the origination of the JPMCB Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the officers and employees of the Mortgage Loan Seller directly responsible for the underwriting, origination, servicing or sale of the JPMCB Mortgage Loans regarding the matters expressly set forth herein. All information contained in documents which are part of or required to be part of a Servicing File, as specified in the PSA (to the extent such documents exist or existed), shall be deemed to be within the Mortgage Loan Seller’s knowledge including but not limited to any written notices from or on behalf of the Mortgagor.

“Servicing File”: A copy of the Mortgage File and documents and records not otherwise required to be contained in the Mortgage File that (i) relate to the origination and/or servicing and administration of the JPMCB Mortgage Loans, (ii) are reasonably necessary for the ongoing administration and/or servicing of the JPMCB Mortgage Loans or for evidencing or enforcing any of the rights of the holder of the JPMCB Mortgage Loans or holders of interests therein and (iii) are in the possession or under the control of the Mortgage Loan Seller, provided that the Mortgage Loan Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

D-1-17

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
FOR JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

JPMorgan Chase Bank, National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

5	Holiday Inn: Cleveland East (Loan No. 35)	(Hospitality Provisions) – The comfort letter obtained in connection with the Mortgaged Property is not assignable by the lender to the trustee of a securitization. In connection with a securitization, the franchisor will issue a replacement comfort letter in favor of the trustee on the franchisor’s then-current form, provided that the lender submits the name of the trust to the franchisor by no later than (i) 12 months from the date of issuance of the comfort letter and (ii) 60 days from the date of the lender’s assignment of the mortgage loan to the trustee, and provided further that any entity to which a new franchise agreement may be issued pursuant to this comfort letter is capable of performing its financial and other obligations under the agreement as determined by the franchisor in its sole discretion.

7	9 West 57th Street (Loan No. 1), Fresno Fashion Fair Mall (Loan No. 4), Moffett Gateway (Loan No. 9), 693 Fifth Avenue (Loan No. 10), 1 Kaiser Plaza (Loan No. 13), Salesforce Tower (Loan No. 16), 100 East Wisconsin Avenue (Loan No. 18) and Westfield San Francisco Centre (Loan No. 22)	(Lien; Valid Assignment) – The related Mortgages and any related assignments of leases secure the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.

8	Fresno Fashion Fair Mall (Loan No. 4)	(Permitted Liens; Title Insurance) – Pursuant to the related lease, the largest tenant at the Mortgaged Property, JCPenney, has the right to purchase its leased space at the Mortgaged Property. Mortgagor may nullify this purchase option by releasing the tenant from its obligations under the lease, and the Mortgage Loan documents require that Mortgagor reject any offer to purchase the leased parcel.

8	Windsor Square (Loan No. 5)	(Permitted Liens; Title Insurance) – The largest tenant at the Mortgaged Property, Sam’s Club, which ground leases its parcel from Mortgagor, has a right of first refusal in the event Mortgagor elects to sell the Sam’s Club parcel as a separate parcel and Mortgagor receives a bona fide proposal to purchase the parcel. There are no partial releases permitted under the Mortgage Loan

D-2-1

JPMorgan Chase Bank, National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
documents, so Mortgagor is not permitted to sell the parcel as a separate parcel during the term of the Mortgage Loan.

8	Moffett Gateway (Loan No. 9)	(Permitted Liens; Title Insurance) – The sole tenant at the Mortgaged Property, Google Inc., has a right of first offer, so long as Mortgagor or an affiliate owns the Mortgaged Property, to purchase all or any portion of the Mortgaged Property that Mortgagor is willing to sell. The right of first offer expressly does not apply to any third party (including any owner by reason of foreclosure or any successor-in-interest) who subsequently owns all or any portion of the Mortgaged Property.

8	693 Fifth Avenue (Loan No. 10)	(Permitted Liens; Title Insurance) – Pursuant to the related lease, the largest tenant at the Mortgaged Property, Valentino, has a right of first offer to purchase the related Mortgaged Property in the event Mortgagor intends to sell such tenant’s space or the entire Mortgaged Property building.

8	Embassy Suites Monterey Bay Seaside (Loan No. 11)	(Permitted Liens; Title Insurance) – The ground lessor has a right of first refusal to acquire the leasehold interest of Mortgagor in the event of any assignment of the ground lease by operation of law in connection with any bankruptcy, liquidation or reorganization proceedings under any state or federal laws.

8	Bond Street Portfolio (Loan No. 28)	(Permitted Liens; Title Insurance) – The Hamilton Crossing Mortgaged Property is subject to a Notice of Land Use Restrictions dated August 15, 2007 (the “Land Use Agreement”) due to the presence of “certain real or perceived hazardous substances, solid wastes or other pollutants”. The use of the Hamilton Crossing Mortgaged Property is restricted in the following ways: (a) prior to being used as a residence, domicile, daycare, school, or church with an outdoor playground, the Tennessee Department of Environment and Conservation (“TDEC”) must be notified and approve that such use will not threaten the public health, safety, or environment; (b) the groundwater beneath the property shall not be used, accessed or disturbed including the installation of groundwater wells for use as a potable or irrigation water source; (c) prior to any invasive activity on the Hamilton Crossing Mortgaged Property that could cause fugitive dust, including soil borings, the TDEC must be notified and approve that such activity will not threaten the public health, safety, or environment. The terms of the restrictions are perpetual, until the same are lessened or cancelled by the Commissioner of the TDEC. Violation of the restrictions may give rise to injunctive relief and a civil

D-2-2

JPMorgan Chase Bank, National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

penalty of up to $10,000 per day. Mortgagor has represented and warranted that Mortgagor and the Hamilton Crossing Mortgaged Property are not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in the Land Use Agreement and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. In addition, pursuant to the Mortgage Loan documents, Mortgagor is required to: (a) promptly perform and/or observe all of the covenants and agreements required to be performed and observed by it under the Land Use Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder, and there is a non-recourse carve-out for losses relating to any breach of a covenant relating to the Land Use Agreement.

In addition, there are five (5) tenants near the Hamilton Crossing Mortgaged Property that have exclusive use and/or restricted use provisions either pursuant to the related lease(s) or recorded restrictive covenants affecting the Hamilton Crossing Mortgaged Property. These include the following: (i) GMRI, Inc. (“Olive Garden”), which has an exclusive use rights for a full service restaurant featuring Italian food and having a full bar (which exclusive use terminates if Olive Garden ceases operations in its premises); (ii) Blazin Wings, Inc. (“Blazin Wings”), which has an exclusive use as a restaurant or bar operating as a “sports bar”; (iii) Cracker Barrel Old Country Store, Inc. (“Cracker Barrel”), which restricts the Hamilton Crossing Mortgaged Property from being sold, leased or used for a Golden Corral, Old Country Buffet, Bob Evans or Perkins restaurant for the term of the lease; (iv) PetSmart, Inc. (“PetSmart”), which has an exclusive use restriction prohibiting the retail sale of pets, pet food, pet accessories, pet services, etc. within a one-mile radius of the Hamilton Crossing Mortgaged Property; and (v) Dick’s Sporting Goods, Inc. (“Dick’s Sporting”), which has as an exclusive use as a “sporting goods” store which sells sporting goods and sporting equipment. The Hamilton Crossing Mortgaged Property is also prohibited by declaration from being used to sell sporting goods and sporting equipment for a period of fifty (50) years from the date of execution (March 7, 2012) until a majority of the parties to the recorded declaration (including their successors/assigns) elect to terminate the same.

9	9 West 57th Street (Loan No. 1)	(Junior Liens) – Future mezzanine debt is permitted upon satisfaction of certain conditions, which include (but are not limited to) the following: (i) a combined LTV Ratio of

D-2-3

JPMorgan Chase Bank, National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
not greater than 35.3%; (ii) a combined DSCR equal to or greater than 3.08x; and (iii) the execution of an intercreditor agreement reasonably satisfactory to the lender and the Rating Agencies.

9	Fresno Fashion Fair Mall (Loan No. 4)

(Junior Liens) – The Mortgage Loan documents permit Mortgagor to incur personal property purchase money financing and leases that are (a) associated with the Mortgaged Property used in the ordinary course of operating and maintaining the Mortgaged Property whose removal would not materially damage or impair the value of the property (as determined by the borrower in its reasonable judgment) and (b) secured only by the financed property, up to an aggregate amount of not greater than $2,000,000, except that such limit does not apply to equipment leases associated with sustainability and environmental initiatives (including, but not limited to, initiatives such as solar panel installations and fuel cell installations) provided the same do not, in and of themselves, secure an aggregate amount in excess of $5,000,000.

The Mortgage Loan documents permit Mortgagor to enter into any “Property-Assessed Clean Energy Loan” (PACE) which is repaid through multi-year assessments against the Mortgaged Property in an amount not to exceed $10,000,000 subject to Rating Agency Confirmation and the lender’s consent (not to be unreasonably withheld, conditioned or delayed).

9	Windsor Square (Loan No. 5)	(Junior Liens) – Future mezzanine debt is permitted in connection with a permitted transfer of the Mortgaged Property and assumption of the Mortgage Loan under the Mortgage Loan documents, upon satisfaction of certain conditions, which include (but are not limited to) the following: (i) a combined LTV Ratio of not greater than 75.0%; (ii) a combined DSCR equal to or greater than 1.45x; (iii) a combined debt yield of no less than 9.0% and (iv) the execution of an intercreditor agreement reasonably satisfactory to the lender.

9	PNC Center (Loan No. 6)	(Junior Liens) – There is a mezzanine loan in the amount of $8,840,000, which is held by a third party investor. In connection with the mezzanine loan, the Mortgage Loan seller and the mezzanine lender entered into an intercreditor agreement, a copy of which will be included in the Mortgage File.

9	Moffett Gateway (Loan No. 9)	(Junior Liens) – There is a mezzanine loan in the amount of $50,000,000, which is held by JPMCB. In connection with the mezzanine loan, the Mortgage Loan seller and

D-2-4

JPMorgan Chase Bank, National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
the mezzanine lender are negotiating an intercreditor agreement, a copy of which will be included in the Mortgage File.

9	1 Kaiser Plaza (Loan No. 13)	(Junior Liens) – Future mezzanine debt is permitted upon satisfaction of certain conditions, which include (but are not limited to) the following: (i) a combined LTV Ratio of not greater than the LTV Ratio as of the origination date; (ii) a combined DSCR equal to or greater than the DSCR as of the origination date; and (iii) the execution of a customary intercreditor agreement reasonably acceptable to the lender.

9	Salesforce Tower (Loan No. 16)	(Junior Liens) – There is a mezzanine loan in the amount of $24,500,000, which is held by a third party investor. In connection with the mezzanine loan, the Mortgage Loan seller and the mezzanine lender entered into an intercreditor agreement, a copy of which will be included in the Mortgage File.

9	100 East Wisconsin Avenue (Loan No. 18)	(Junior Liens) – There is a mezzanine loan in the amount of $10,000,000, which is held by a third party investor. In connection with the mezzanine loan, the Mortgage Loan seller and the mezzanine lender entered into an intercreditor agreement, a copy of which will be included in the Mortgage File.

10	9 West 57th Street (Loan No. 1), Fresno Fashion Fair Mall (Loan No. 4), PNC Center (Loan No. 6), Moffett Gateway (Loan No. 9), 693 Fifth Avenue (Loan No. 10), 1 Kaiser Plaza (Loan No. 13), Salesforce Tower (Loan No. 16), 100 East Wisconsin Avenue (Loan No. 18) and Westfield San Francisco Centre (Loan No. 22)	(Assignment of Leases and Rents) – The related Mortgages and any related assignments of leases secure the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.

16	Windsor Square (Loan No. 5)	(Escrow Deposits) – Mortgagor has deposited the sum of $202,300 with a law firm as escrow agent for outstanding tenant allowances under the lease for one of the tenants at the Mortgaged Property. The escrow agreement provides that the escrow agent will release the funds upon receipt of a written notice from the Mortgagor indicating that the tenant has satisfied the conditions set forth in the lease with respect to the funds. Mortgagor has collaterally assigned its rights under the escrow agreement to the lender.

D-2-5

JPMorgan Chase Bank, National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

18	9 West 57th Street (Loan No. 1)

(Insurance) – In the event the Mortgaged Property is located in a federally designated “special flood hazard area”, the Mortgage Loan documents require flood insurance in an amount equal to (i) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, plus (ii) such greater amount as the lender may reasonably require, not to exceed $250,000,000.

The Mortgage Loan documents permit insurance through a multi-layered policy, provided that at least 75% of the coverage (if there are 4 or fewer insurance companies issuing the policies) or at least 60% of the coverage (if there are 5 or more insurance companies issuing the policies) is with carriers having a claims paying ability rating of “A” or better by S&P and “A2” or better by Moody’s (to the extent Moody’s rates the certificates and the insurer), and the balance of the coverage is, in each case, provided by insurers with a claims paying ability rating of “BBB” or better by S&P and “BBB” or better by Moody’s (to the extent Moody’s rates the certificates and the insurer).

18	Fresno Fashion Fair Mall (Loan No. 4)

(Insurance) – Mortgagor may maintain property all-risk insurance with a deductible that does not exceed (i) 5% of the insured value for windstorm coverage (subject to a $1,000,000 minimum), (ii) 5% of the insured value for earthquake coverage (subject to a $1,000,000 minimum), (iii) 5% of the insured value for flood coverage (subject to a $1,000,000 minimum for high hazard flood zones) and (iv) $100,000 for all other such coverage.

The Mortgage Loan documents permit Mortgagor to maintain general liability insurance coverage with a deductible or self-insured retention of $100,000.

The Mortgage Loan documents require insurers to have (i) an S&P rating of at least “A” or better and Moody’s rating of at least “A2”, if Moody’s is rating the Certificates and rates the applicable insurance company (however for multilayered blanket policies, up to 20% of such coverage may be written by carriers with a rating of not less than “BBB” by S&P and “Baa2” by Moody’s, if Moody’s is rating the Certificates and rates the applicable insurance company) and (ii) an AM Best rating of “A-:VIII” or better.

Mortgagor may obtain insurance policies which (i) have coverages, deductibles and/or other related provisions other than those required by the Mortgage Loan

D-2-6

JPMorgan Chase Bank, National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements of the Mortgage Loan documents, provided that Mortgagor receives the lender’s prior written consent and, if required by the lender, a rating agency confirmation.

18	PNC Center (Loan No. 6), Salesforce Tower (Loan No. 16) and 100 East Wisconsin Avenue (Loan No. 18)	(Insurance) – The Mortgage Loan documents permit insurance coverage through a syndicate of insurers, provided that if such syndicate consists of five (5) or more members, (A) at least sixty percent (60%) of the insurance coverage (or seventy-five percent (75%) if such syndicate consists of four (4) or fewer members) is provided by insurance companies with a claims paying ability rating of “A” or better by S&P, and (B) the remaining forty percent (40%) of the insurance coverage (or the remaining twenty-five percent (25%) if such syndicate consists of four (4) or fewer members) shall be provided by insurance companies having a claims paying ability rating of “BBB” or better by S&P.

18	Moffett Gateway (Loan No. 9)	(Insurance) – The Mortgage Loan documents permit Mortgagor to maintain a portion of the earthquake insurance coverage with Aspen Specialty Insurance Company in its current participation amount within the syndicate, provided that the AM Best rating of the insurer is not withdrawn or downgraded below its rating as of the origination date and, upon renewal of the current policy, Mortgagor replaces Aspen Specialty Insurance Company with an insurance company meeting the requirements of the Mortgage Loan documents.

18	693 Fifth Avenue (Loan No. 10)

(Insurance) – The Mortgage Loan documents permit insurance through a syndicate of insurers, provided that at least seventy-five percent (75%) of the coverage (if there are four (4) or fewer members of the syndicate) or at least sixty percent (60%) of the coverage (if there are five (5) or more members of the syndicate) is with carriers having a claims paying ability rating of “A” or better by S&P, and the balance of the coverage is, in each case, provided by insurers with a claims paying ability rating of “BBB” or better by S&P.

The threshold at or above which the lender has the right to hold and disburse insurance proceeds in respect of a casualty loss is $5,000,000, rather than five percent (5%) of the then outstanding principal amount of the Mortgage Loan.

18	Embassy Suites Monterey Bay Seaside (Loan No. 11)	(Insurance) – The threshold at or above which the lender has the right to hold and disburse insurance proceeds in respect of a casualty loss is five percent (5%) of the

D-2-7

JPMorgan Chase Bank, National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

original principal balance of the Mortgage Loan, rather than five percent (5%) of the then outstanding principal amount of the Mortgage Loan.

The related Mortgagor may maintain commercial general liability insurance with a deductible or self-insured retention that does not exceed $250,000.

If Mortgagor elects to have the insurance policies issued by a syndicate of insurers, then, if such syndicate consists of 5 or more members, at least 60% of the insurance coverage (or 75% if such syndicate consists of 4 or fewer members) is required to be provided by insurance companies having the rating of “A:X” or better by Best’s Insurance Reports and “A” or better by two or more rating agencies (one of which is required to be S&P and one of which is required to be Moody’s and/or Fitch, if either rating agency is rating the Certificates), and the remaining 40% (or the remaining 25% if such syndicate consists of 4 or fewer members) is required to be provided by insurance companies having a claims paying ability rating of “BBB” or better such rating agencies. Notwithstanding the foregoing, Mortgagor may use Ironshore as an insurer with its participation amount as of the origination date of the Mortgage Loan, provided that Ironshore maintain reinsurance with a “cut-through” endorsement that is acceptable to the lender and rating agencies and from an insurance company with a claims paying ability that meets the requirements above.

18	Westfield San Francisco Centre (Loan No. 22)	(Insurance) – If Mortgagor elects to have the insurance policies issued by a syndicate of insurers, then, if such syndicate consists of 5 or more members, at least 60% of the insurance coverage (or 75% if such syndicate consists of 4 or fewer members) is required to be provided by insurance companies having the rating of “A” or better by S&P (and the equivalent rating by Moody’s or Fitch to the extent Moody’s or Fitch rates any class of certificates and rates such insurance companies), and the remaining 40% (or the remaining 25% if such syndicate consists of 4 or fewer members) is required to be provided by insurance companies having a claims paying ability rating of “BBB” or better by S&P (and the equivalent rating by Moody’s or Fitch to the extent Moody’s or Fitch rates any class of certificates and rates such insurance companies) and the only insurance companies subject to the foregoing rating criteria are those covering the total insured value of all of Mortgagor’s and its affiliates owned property located in the State of California. Notwithstanding the foregoing, Mortgagor may use Ironshore Specialty Insurance Company (“Ironshore”) as an insurer within the

D-2-8

JPMorgan Chase Bank, National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
non-primary layers of the syndicate of insurers with a participation amount no greater than $10,000,000, provided that Ironshore maintain reinsurance with a “cut-through” endorsement that has the effect of raising requirements as set forth herein or such higher rating as may be required by a Rating Agency.

18	Holiday Inn: Cleveland East (Loan No. 35)	(Insurance) – The Mortgage Loan documents permit Mortgagor to obtain all-risk property insurance in an amount equal to the original principal balance of the Mortgage Loan plus 12 months of business income, rather than 100% of the full replacement value of the Mortgaged Property.

26	502 Henry Street (Loan No. 36)	(Local Law Compliance) – According to the physical condition report obtained at origination of the Mortgage Loan, there were ten (10) open building code violations (Local Law 62/91 - Boilers and construction) on file with the municipalities and the FDNY indicated twelve (12) open violations in the records for the Mortgaged Property including failure to provide fireproof door/window and partitions. Mortgagor was required to reserve $44,913 for deferred maintenance at origination of the Mortgage Loan for all violation repairs (among certain other deferred maintenance items), and the Mortgage Loan documents require that the repairs be completed within a 60 to 180 day periods after the origination date depending on the violation.

28	9 West 57th Street (Loan No. 1)	(Recourse Obligations) – The indemnification obligations of Mortgagors and the guarantor under the environmental indemnity will terminate two (2) years after the full and indefeasible payment of the Mortgage Loan provided that at the time of such payment, Mortgagors or the guarantor furnishes to the lender an updated environmental report in form and substance, and from an environmental consultant, reasonably acceptable to the lender and acceptable to the Rating Agencies, which updated report discloses, as of the date of such repayment, no actual or threatened (other than as disclosed in the environmental report delivered in connection with the origination of the Mortgage Loan): (A) non-compliance with or violation of applicable environmental laws (or permits issued pursuant to environmental laws) in connection with the Mortgaged Property or operations thereon, which has not been cured in accordance with applicable laws, (B) environmental liens encumbering the Mortgaged Property, (C) administrative processes or proceedings or judicial proceedings concerning any environmental matter addressed in the indemnity, or (D) the unlawful

D-2-9

JPMorgan Chase Bank, National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

presence or release of hazardous substances in, on, above or under the Mortgaged Property that has not been fully remediated as required by applicable laws.

The carve-out regarding material misrepresentations is limited to intentional material misrepresentations.

Misapplication of gross revenues, condemnation awards or insurance proceeds is not a carve-out. Misappropriation or conversion of such amounts is a loss carve-out.

28	Fresno Fashion Fair Mall (Loan No. 4)

(Recourse Obligations) – There is no carve-out for willful misconduct.

Misapplication of gross revenues, condemnation awards or insurance proceeds is not a carve-out. Misappropriation or conversion of such amounts is a loss carve-out.

The carve-out for material physical waste is limited to intentional physical waste of any portion of the Mortgaged Property (except for non-income producing portions of the Mortgaged Property which would not materially and adversely affect the ongoing use, economic value of, revenue or operations of the remaining Mortgaged Property) by Mortgagor, the guarantor or any of their affiliates.

Mortgagor has sixty (60) days to discharge an involuntary bankruptcy petition against Mortgagor by anyone other than the lender for which Mortgagor or any affiliate solicited or caused to be solicited petitioning creditors (other than the lender) for such involuntary petition prior to triggering full recourse liability for such carve-out.

There is no full recourse carve-out for acquiescence to an involuntary bankruptcy filing.

The carve-out for unauthorized transfers is limited to (i) any voluntary transfer of all or substantially all of the fee title to the real estate comprising the Mortgaged Property or (ii) any voluntary conveyance of any direct or indirect interest in Mortgagor in which a change of control prohibited by the Mortgage Loan documents occurs; provided that there is no liability under this carveout for a transfer with respect to which Mortgagor or any other party has failed to provide notice to the lender or the opportunity to review any documentation in connection with such transfer, or copies of the documentation relating to such transfer, which such transfer would otherwise constitute a permitted transfer under the Mortgage Loan documents if Mortgagor had provided

D-2-10

JPMorgan Chase Bank, National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

such requisite notice and/or provided such documentation to the lender).

Mortgagor and guarantor will not have full recourse liability for transfers in violation of the Mortgage Loan documents or liability for losses under the non-recourse carve-out provisions to the extent that the circumstance, event or condition which gives rise to the breach or violation is directly attributable to one or more of the following: (i) insufficient revenues from the Mortgaged Property; (ii) Mortgagor’s lack of access to revenue from the Mortgaged Property as a result of the lender’s exercise of its remedies with respect to Mortgaged Property cash flow, or otherwise; (iii) insolvency of the Mortgagor or negative cash flow from the Mortgaged Property and/or the actual or constructive admission of the same by any means in any context; (iv) the payment of the Mortgagor’s debts and liabilities as they become due and payable from sources other than revenues from the Mortgaged Property (subject to the carve-out related to special purpose entities); (v) the failure to pay the Mortgage Loan as a result of (i), (ii) or (iii) above; (vi) the imposition of any lien or encumbrance on the Mortgaged Property by a creditor of the Mortgagor, through a judgment or exercise of statutory right, where such lien or encumbrance arises from the non-payment of amounts owing to such creditor or (vii) a transfer with respect to which the Mortgagor or any other person or entity has failed to provide notice to the lender or the opportunity to review any documentation for such transfer, in the event the transfer would otherwise be allowed under the Mortgage Loan documents.

In the event that (i) the Mortgage Loan is paid in full, and (ii) not more than three (3) months prior to the second anniversary of the date on which the Mortgage Loan is paid in full (or at any time thereafter), Mortgagor, at its sole cost and expense, delivers to the indemnitee a current Phase I environmental site assessment of the Mortgaged Property in form and substance reasonably satisfactory to the indemnitee and prepared by a qualified environmental consultant chosen or approved by the indemnitee in its sole but good faith discretion (and delivers a follow up Phase II environmental report if required by the Phase I) and such other information or investigations as the indemnitee may reasonably require, which conclude that the Mortgaged Property contains no “recognized environmental conditions” (as that term is used by environmental professionals under applicable ASTM standards), Mortgagor and guarantor are required to be released from their obligations under the environmental indemnity on the second anniversary of

D-2-11

JPMorgan Chase Bank, National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

the date on which the Mortgage Loan is paid in full (or at any time thereafter, if such conditions are satisfied after the second anniversary of such date).

Mortgagor has obtained environmental coverage as part of its blanket environmental insurance policy. The environmental indemnity provides that the lender is required to use commercially reasonable efforts to pursue the environmental insurance policy procured by Mortgagor, to the extent the same is available, prior to pursuing any remedies, and any liability of Mortgagor and guarantor under the indemnity will be reduced by the amount actually received by the lender under such environmental policy.

28	Windsor Square (Loan No. 5)

(Recourse Obligations) – The indemnification obligations of Mortgagor and guarantor under the environmental indemnity will terminate two years after the earlier of (i) repayment in full of the Mortgage Loan or (ii) foreclosure of the mortgage (or deed in lieu thereof) or any transfer of the Mortgaged Property permitted under the Mortgage Loan documents, provided that at the time of such payment Mortgagor or the guarantor furnishes to the lender an environmental report from an environmental consultant reasonably acceptable to the lender and the rating agencies, which report discloses, as of the date of such repayment or transfer, no actual or threatened (A) non-compliance with or violation of applicable environmental laws (or permits issued pursuant to environmental laws) in connection with the Mortgaged Property or operations, (B) environmental liens encumbering the Mortgaged Property, (C) administrative processes or proceedings or judicial proceedings in any way connected with any environmental matter addressed in the indemnity, or (D) presence or release of hazardous substances in, on, above or under the Mortgaged Property that has not been fully remediated as required by applicable laws.

The carve-out for material physical waste is limited to waste by Mortgagor, its single purpose entity principal or the guarantor, and the Mortgagor is not liable with respect to any material physical waste if the net operating income made available to the Mortgagor was insufficient to pay such charges (so long as such insufficiency does not arise from the misappropriation, misapplication or conversion of revenues with respect to the Mortgaged Property).

28	PNC Center (Loan No. 6), Salesforce Tower (Loan No. 16) and 100 East	(Recourse Obligations) – The full recourse carve-out for transfers in violation of the loan documents excludes utility or similar easements or encumbrances granted by

D-2-12

JPMorgan Chase Bank, National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
	Wisconsin Avenue (Loan No. 18)	the Mortgagor in the ordinary course of business and necessary for the operation of, or provision of required services to, the Mortgaged Property.

28	Moffett Gateway (Loan No. 9)	(Recourse Obligations) – Following the repayment and satisfaction of the Mortgage Loan, provided that upon or after such repayment, the indemnitors deliver to the lender a Phase I environmental report reasonably acceptable to the lender reflecting that the Mortgaged Property is free from hazardous substances, the indemnitors will be released from their liabilities and obligations under the environmental indemnity on the second anniversary of the date that the lender received such acceptable Phase I environmental report.

The carve-out for waste excludes the failure of Mortgagor to repair or maintain, or to pay any expense in connection with the repair or maintenance of, all or any portion of the Mortgaged Property if (i) funds sufficient to prevent such waste were, at the time in question, held in the cash management account and available to be used for property repairs or maintenance (i.e. not ear-marked for another purpose) and the lender fails to make such funds available to pay for such repairs or maintenance as required pursuant to the terms of the Mortgage Loan documents, or (b) rents from the Mortgaged Property, after payment of taxes, insurance premiums, and monthly debt service for the immediately preceding 12 month period, were insufficient to pay for such repairs or maintenance.

The carve-out for misapplication, misappropriation or conversion of rents after an event of default, insurance proceeds and condemnation awards is limited to conversion or application of such funds in a manner prohibited by the Mortgage Loan documents.

The carve-out for filing an answer consenting to or otherwise acquiescing in any involuntary bankruptcy filing is limited to the extent Mortgagor has a good faith basis to object to such application.

Any transfer resulting from the death or legal incapacity of the individual nonrecourse carve-out guarantor, Jay Paul, will not trigger liability under the carve-out for transfers in violation of the Mortgage Loan documents.

The Mortgage Loan documents provide that there will be no recourse liability against Mortgagor or the guarantors to the extent that such liability is solely the result of an action taken by the owner’s association under the recorded declaration of covenants, conditions and restrictions affecting the Mortgaged Property due to the

D-2-13

JPMorgan Chase Bank, National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
lender exercising its rights under the proxy delivered by Mortgagor at origination of the Mortgage Loan.

28	693 Fifth Avenue (Loan No. 10)

(Recourse Obligations) – There is no separate non-recourse carve-out guarantor, and Mortgagor is the sole party responsible for breaches or violations of the nonrecourse carve-out provisions in the Mortgage Loan documents and the environmental indemnity.

The loan is not fully recourse to Mortgagor for transfers in violation of the Mortgage Loan documents (i) if such transfers occurs in connection with (A) a foreclosure (or an assignment in lieu of foreclosure) of the Mortgaged Property or (B) following the creation of a new mezzanine loan, a foreclosure (or an assignment in lieu of foreclosure) performed in accordance with the loan documents related to such new mezzanine loan and (ii) to the extent that both (A) the recourse liability of Mortgagor was caused solely by actions, conditions or events that Mortgagor can establish first occurred (x) after a foreclosure (or an assignment in lieu of foreclosure) of the Mortgaged Property that is not set aside, rescinded or invalidated nor otherwise challenged as to validity, effectiveness or indefeasibility or (y) during a period during which the Mortgaged Property remains under a receivership (a “Receivership Period”), in either case whereby Mortgagor no longer owns the Mortgaged Property or otherwise has any control with respect to the Mortgaged Property and (B) such liability of Mortgagor was not caused by the actions of Mortgagor or any affiliate of Mortgagor; provided, however, that Mortgagor’s such recourse liability will be automatically reinstated upon, as applicable, (1) any foreclosure sale or a conveyance in lieu of foreclosure by such lender being set aside, rescinded or invalidated as a result of the insolvency, bankruptcy or reorganization of Mortgagor or any of its affiliates or otherwise or (2) Mortgagor’s regaining control with respect to the Mortgaged Property following any such foreclosure or conveyance in lieu of foreclosure or following any Receivership Period.

The obligations and liabilities of Mortgagor with respect to environmental issues will terminate and be of no further force and effect with respect to any unasserted claim starting two (2) years after the payment in full of the related Mortgage Loan, provided (i) Mortgagor furnishes to the lender an updated environmental report dated no more than thirty (30) days prior to the date of the repayment in form and substance, and from an environmental consultant, reasonably acceptable to the lender, which updated environmental report discloses, as

D-2-14

JPMorgan Chase Bank, National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

of the date of such report, (A) no actual noncompliance with or violation of applicable environmental laws (or of permits issued pursuant to such environmental laws), (B) no environmental liens encumbering the Mortgaged Property, (C) no administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in the environmental indemnity agreement, (D) no presence or release of any hazardous substances in, on, above or under the Mortgaged Property, and (E) no other matter for which the lender is entitled to indemnification, other than, in the case of clauses (A), (B), (C), (D) and (E), the de minimis condition of standing oil located under the emergency generator described in the Phase I Environmental Site Assessment dated April 15, 2016 (the “2016 Report” and such de minimis condition described therein, the “De Minimis Condition”), in which case Mortgagor’s obligations and liabilities under will only continue with respect to the De Minimis Condition disclosed in the 2016 Report and Mortgagor will thereafter not have any liability for any other issues, (ii) on the date of such repayment, neither the lender nor Mortgagor is aware of a release or other violation of the applicable environmental law and there is no pending or asserted claim under the environmental indemnity agreement, and (iii) Mortgagor has paid the lender all sums due under the environmental indemnity agreement and Mortgagor is not in default under the environmental indemnity agreement.

The carve-out for material physical waste is limited to intentional waste.

28	1 Kaiser Plaza (Loan No. 13)

(Recourse Obligations) – The carve-out for intentional misrepresentations is limited to material misrepresentations in any of the Mortgage Loan documents (i) by the guarantors or any of their respective authorized representatives, or (ii) by Mortgagor, any affiliate of Mortgagor or any of their respective authorized representatives, which was known by Mortgagor or guarantors to be false when made.

The carve-out for waste is limited to intentional material physical waste at the Mortgaged Property committed by Mortgagor or the guarantors, except to the extent caused by insufficiency of cash flow generated by the Mortgaged Property and made available to Mortgagor.

There is no carve-out for willful misconduct.

The carve-out for misapplication, misappropriation or conversion of rents, insurance proceeds or condemnation awards is limited to the intentional

D-2-15

JPMorgan Chase Bank, National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

misapplication, intentional misappropriation or intentional conversion by Mortgagor or the guarantor of any funds in violation of the Mortgage Loan documents (and less only that portion of such revenues which is actually used by Mortgagor to operate the Mortgaged Property in the ordinary course of business and provided such use is approved in writing by the lender), except to the extent that Mortgagor or the guarantor, as applicable, did not have the legal right to direct disbursement of such funds because of a bankruptcy, receivership or similar proceeding.

There is no carve-out for failure to deliver security deposits to the lender after an event of default, but the Mortgage Loan documents include a loss carve-out for intentional misappropriation, intentional misapplication or intentional conversion of security deposits after an event of default.

The obligations and liabilities of Mortgagor and the guarantors with respect to environmental issues will terminate and be of no further force and effect with respect to any unasserted claim starting one (1) year after the payment in full or defeasance of the related Mortgage Loan, provided (i) the Mortgage Loan has been paid off in full or defeased without the lender having exercised any remedies or foreclosed or otherwise taken possession of the Mortgaged Property, (ii) there has been no material change, between the date of origination of the Mortgage Loan and the date the Mortgage Loan is paid in full, in any environmental law, the effect of which would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents, notwithstanding the fact that the related Mortgage Loan is paid in full, and (iii) indemnitee shall have received, at the Mortgagor’s and guarantor’s expense, an updated environmental report dated within ninety (90) days of the requested release showing, to the reasonable satisfaction of indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents. In addition, the Mortgage Loan agreement includes a carve-out for losses for any material breach of any representation, warranty or indemnification obligation by Mortgagor or the guarantors under the environmental indemnity.

The Mortgage Loan agreement provides that the Mortgage Loan is fully recourse to Mortgagor and the guarantor in the event there is any unauthorized voluntary transfer of fee title to the Mortgaged Property or

D-2-16

JPMorgan Chase Bank, National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

a controlling or majority interest in Mortgagor in violation of the Mortgage Loan documents.

The full recourse carve-outs for voluntary and involuntary bankruptcy do not include “consenting” or “acquiescing” to a bankruptcy filing. The Mortgage Loan agreement does include a full recourse carve-out for voluntary filings or for Mortgagor colluding with other creditors to cause an involuntary bankruptcy filing with respect to Mortgagor.

28	Westfield San Francisco Centre (Loan No. 22)	(Recourse Obligations) – The liability of the guarantor for breaches or violations of the full recourse carve-outs is capped at an amount equal to 10% of the then outstanding principal balance of the Whole Loan, and in no event will the guarantor be liable for losses solely related to the Mortgagors’ failure to pay debt service on or to repay the Whole Loan, to remain solvent or adequately capitalized or to pay their debts as they become due.

28	Bond Street Portfolio (Loan No. 28)

(Recourse Obligations) – The obligations and liabilities of Mortgagor and the guarantors with respect to environmental issues will terminate and be of no further force and effect with respect to any unasserted claim (except for the Hamilton Crossing Mortgaged Property) five (5) years after the payment in full of the related Mortgage Loan, provided (i) the Mortgage Loan is paid in full on or prior to the maturity date and the lender has not foreclosed or otherwise taken possession of any individual Mortgaged Property, (ii) there has been no material change, between the date of origination of the Mortgage Loan and the date the Mortgage Loan is paid in full, in any environmental law, the effect of which would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents, notwithstanding the fact that the related Mortgage Loan is paid in full, and (iii) lender shall have received, at the Mortgagors’ and guarantors’ expense, an updated environmental report for each individual Mortgaged Property (except for the Hamilton Crossing Mortgaged Property) dated within sixty (60) days of the requested release showing, to the reasonable satisfaction of lender, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents. There is no sunset on the environmental indemnity obligations with respect to the Hamilton Crossing Mortgaged Property.

The non-recourse carve-out for losses relating to

D-2-17

JPMorgan Chase Bank, National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
misapplication, misappropriation or conversion of rents after an event of default is limited to rents received during a continuance of an event of default.

28	Hampton Inn & Suites Albany (Loan No. 30)	(Mortgage Releases) – The carve-out for material physical waste is limited to intentional waste.

29	Moffett Gateway (Loan No. 9)	(Mortgage Releases) – Mortgagor may release an individual building at the Mortgaged Property and the related ownership interests in the owner’s association with a partial defeasance after the occurrence of the permitted defeasance date upon satisfaction of certain conditions set forth in the Mortgage Loan documents, including the REMIC requirements and, without limitation, the defeasance of the “Adjusted Release Amount”, which is equal to (a) the allocated Mortgage Loan amount for the building plus (b) if the Google Tenancy Condition is not satisfied, 25% of the allocated Mortgage Loan amount. The “Google Tenancy Condition” means (a) there is no excess cash flow sweep period caused by a tenant trigger event and (b) either the Google lease or a lease for the same premises with a tenant that has a long term unsecured debt rating of BBB or its equivalent is in full force and effect for the remaining Mortgaged Property.

30	Windsor Square (Loan No. 5)	(Financial Reporting and Rent Rolls) – The Mortgage Loan documents do not require Mortgagor’s annual financial statements to be audited by an independent certified public accountant upon the request of the lender, even though the Mortgage Loan’s original principal balance is greater than $50 million.

31	9 West 57th Street (Loan No. 1)	(Acts of Terrorism Exclusion) – If the Terrorism Risk Insurance Program Reauthorization Act of 2015 is no longer in effect, Mortgagor is not required to pay for any premiums in excess of two (2) times the amount of the insurance premium that is payable in respect of the property and business interruption/rent loss insurance coverage (without giving effect to the cost of terrorism and earthquake components of such insurance); and if the cost of terrorism insurance exceeds such amount, Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount; provided that in the event the premiums exceed the foregoing cap, the lender may at its option (1) purchase a stand-alone terrorism policy, with Mortgagor paying such portion of the premiums equal to the cap and the lender paying such portion in excess of the cap or (2) modify the deductible amounts, policy limits and other required policy terms to reduce the premiums payable

D-2-18

JPMorgan Chase Bank, National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
with respect to such stand-alone terrorism policy to the cap.

31	Fresno Fashion Fair Mall (Loan No. 4)	(Acts of Terrorism Exclusion) – If the Terrorism Risk Insurance Program Reauthorization Act of 2015 or subsequent statute, extension, or reauthorization is no longer in effect, Mortgagor is not required to pay any annual premiums solely with respect to such terrorism coverage in excess of the 200% of the amount of the then annual premiums paid by Mortgagor for all-risk coverage under a standalone all-risk policy (including property/casualty coverage and loss of rents/business interruption coverage), provided that if the premiums payable with respect to such terrorism coverage exceeds the cap amount, the lender may, at its option (A) purchase such stand-alone terrorism policy, with Mortgagor paying such portion of the premiums with respect thereto equal to the cap and the lender paying such portion of the premiums in excess of the cap amount or (B) modify the deductible amounts, policy limits and other required policy terms to reduce the premiums payable with respect to such stand-alone terrorism policy to the cap amount.

31	Windsor Square (Loan No. 5)	(Acts of Terrorism Exclusion) – If the Terrorism Risk Insurance Program Reauthorization Act of 2015 or a similar statute is no longer in effect and the policies contain an exclusion for terrorism, Mortgagor is required to obtain a stand-alone policy that provides for the same coverage as such policies would have if the exclusion did not exist; provided that Mortgagor is not required to pay for annual premiums more than two (2) times the amount of the then-current insurance premium that is payable in respect of the casualty and business interruption/rental loss insurance coverage (excluding the terrorism, wind, earthquake and flood components of such premiums) on a stand-alone basis, and if the cost of terrorism insurance exceeds such amount, Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

31	693 Fifth Avenue (Loan No. 10)	(Acts of Terrorism Exclusion) – If the Terrorism Risk Insurance Program Reauthorization Act of 2015 is not in effect, the Mortgagor is not required to pay for any premiums in excess of two (2) times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rent loss insurance coverage; and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism

D-2-19

JPMorgan Chase Bank, National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
insurance available with funds equal to such amount.

31	1 Kaiser Plaza (Loan No. 13)	(Acts of Terrorism Exclusion) – If the Terrorism Risk Insurance Program Reauthorization Act of 2015 is not in effect and provided terrorism insurance is commercially available, Mortgagor is not required to pay for any premiums in excess of 200% the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rent loss insurance coverage on a stand-alone basis (without giving effect to the cost of any terrorism component); and if the cost of terrorism insurance exceeds such amount, Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

33	Fresno Fashion Fair Mall (Loan No. 4)	(Single-Purpose Entity) – Prior to the origination date, Mortgagor conveyed the parcel of real property containing the Forever 21 store an affiliate of Mortgagor.

33	Windsor Square (Loan No. 5)	(Single-Purpose Entity) – Prior to origination, the Mortgagor conveyed a small portion of the shopping center to The Department of Transportation of the State of North Carolina, pursuant to the related deed dated May 12, 2016, for the purpose of installing traffic lights.

33	Moffett Gateway (Loan No. 9)	(Single-Purpose Entity) – In addition to the Mortgaged Property, Mortgagor also owns 100% of the equity interests in a related owner’s association under a declaration of covenants, conditions, restrictions, easements and charges for commercial planned development covering the two parcels of the Mortgaged Property. Mortgagor delivered a proxy for such equity interests to the lender at origination of the Mortgage Loan.

33	Embassy Suites Monterey Bay Seaside (Loan No. 11)	(Single-Purpose Entity) – The non-consolidation opinion delivered at origination of the Mortgage Loan contains an exception for the guaranty delivered by the guarantor for the deposits to the property improvement plan reserve and excludes such guaranty from its opinion.

34	1 Kaiser Plaza (Loan No. 13)	(Defeasance) – The Mortgage Loan documents require Mortgagor to pay for all reasonable expenses incurred in connection with a defeasance (including Rating Agency fees and reasonable attorneys’ fees, but accountant’s fees are not expressly enumerated in the provision), but the Mortgage Loan agreement provides that Mortgagor will only be required to pay for actual costs and expenses incurred by the servicer and that any processing fee for

D-2-20

JPMorgan Chase Bank, National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
the servicer is limited to a maximum amount of $25,000.

36	Embassy Suites Monterey Bay Seaside (Loan No. 11)

(Ground Leases) – The ground lease is not assignable without the consent of the ground lessor, but the leasehold mortgagee may foreclose or exercise other remedies under its mortgage without the consent of the ground lessor. In the event the leasehold mortgagee becomes the lessee under the ground lease, it has the right to assign the ground lease without any restrictions otherwise imposed on Mortgagor thereunder.

If the entire amount of any proceeds paid pursuant to a claim exceeds $1,000,000, then such proceeds will be paid by Mortgagor to the insurance trustee. If at the time such proceeds become payable there is only one leasehold mortgage on the Mortgaged Property, the leasehold mortgagee will serve as the insurance trustee, but if there is more than one leasehold mortgagee, the leasehold mortgagee with the paramount lien priority will serve as the insurance trustee.

The ground lease provides that condemnation award will be allocated between Mortgagor and the ground lessor as follows: (i) all compensation and damages payable for or on account of buildings and improvements having a remaining useful life less than the remaining term of ground lease as of the date of such taking will be payable to Mortgagor; (ii) all compensation and damages payable for or on account of buildings and improvements having a remaining useful life greater than the remaining term of ground lease as of the date of such taking will be divided between Mortgagor and ground lessor in accordance with the ground lease; and (iii) the remaining portion of the award will be payable to Mortgagor. The ground lease does not expressly provide that the award will be used to pay down the Mortgage Loan.

47	9 West 57th Street (Loan No. 1), Fresno Fashion Fair Mall (Loan No. 4), PNC Center (Loan No. 6), Moffett Gateway (Loan No. 9), 693 Fifth Avenue (Loan No. 10), 1 Kaiser Plaza (Loan No. 13), Salesforce Tower (Loan No. 16), 100 East Wisconsin Avenue (Loan No. 18) and Westfield San Francisco Centre (Loan No. 22)	(Cross-Collateralization) – The Mortgage Loans are cross-collateralized and cross-defaulted with the related Companion Loan(s).

D-2-21

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX E-1

GERMAN AMERICAN CAPITAL CORPORATION
MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

GACC will in its Mortgage Loan Purchase Agreement make, with respect to each GACC mortgage loan, representations and warranties generally to the effect set forth below, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth in Annex E-2 to this prospectus. Prior to the execution of the related final Mortgage Loan Purchase Agreement, there may be additions, subtractions or other modifications to the representations, warranties and exceptions. These representations, warranties and exceptions should not be read alone, but should only be read in conjunction with the prospectus. Capitalized terms used but not otherwise defined in this Annex E-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement.

Each MLPA, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between the mortgage loan seller, on the one hand, and the issuing entity, on the other. The representations and warranties are not intended to be disclosure statements regarding the characteristics of the related mortgage loans, Mortgaged Properties or other subjects discussed therein, but rather are intended as a risk allocation mechanism. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that are presented below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the mortgage loans, mortgaged properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

(1)       Whole Loan; Ownership of Mortgage Loans. Except with respect to a GACC Mortgage Loan that is part of a Whole Loan, each GACC Mortgage Loan is a whole loan and not a participation interest in a GACC Mortgage Loan. Each GACC Mortgage Loan that is part of a Whole Loan is a portion of a whole loan evidenced by a Mortgage Note. At the time of the sale, transfer and assignment to Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any Non-Serviced Mortgage Loan, to the trustee for the related Non-Serviced Securitization Trust), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each GACC Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such GACC Mortgage Loan other than any servicing rights appointment or similar agreement. Mortgage Loan Seller has full right and authority to sell, assign and transfer each GACC Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such GACC Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such GACC Mortgage Loan.

(2)       Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related borrower, guarantor or other obligor in connection with such GACC Mortgage Loan is the legal, valid and binding obligation of the related Borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default

E-1-1

interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Borrower with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the GACC Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)       Mortgage Provisions. The Loan Documents for each GACC Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)       Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Loan Documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Borrower nor the related guarantor has been released from its material obligations under the GACC Mortgage Loan. With respect to each GACC Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such GACC Mortgage Loan consented to by Mortgage Loan Seller on or after October 18, 2016.

(5)       Hospitality Provisions. The Loan Documents for each GACC Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related Mortgagor and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the Trust against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the Trust in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its designee shall provide, or if neither (A) nor (B) is applicable, the Mortgage Loan Seller or its designee shall apply for, on the Trust’s behalf, a new comfort letter or similar agreement as of the Closing Date. The mortgage or related security agreement for each GACC Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office. For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

(6)       Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases, Rents and Profits to the Trust constitutes a legal, valid and binding assignment to the Trust. Each related Mortgage and Assignment of Leases, Rents and Profits is freely assignable without the consent of the related Borrower. Each related Mortgage is a legal, valid and enforceable first lien on the related Borrower’s fee or leasehold interest in the Mortgaged Property in the principal amount of such GACC Mortgage Loan or allocated loan amount

E-1-2

(subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth in Annex E-2 (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants (as tenants only)(subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in this prospectus to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

(7)       Permitted Liens; Title Insurance. Each Mortgaged Property securing a GACC Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer)(the “Title Policy”) in the original principal amount of such GACC Mortgage Loan (or with respect to a GACC Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related GACC Mortgage Loan is cross-collateralized and cross-defaulted with another GACC Mortgage Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for another GACC Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the GACC Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(8)       Junior Liens. It being understood that B notes secured by the same Mortgage as a GACC Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (6) above), and equipment and other personal property financing). Except as set forth in Annex E-2, the Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Borrower.

E-1-3

(9)       Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases, Rents and Profits creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, Rents and Profits, subject to applicable law, provides that, upon an event of default under the GACC Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(10)    UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Mortgage Loan Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the GACC Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Borrower and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Loan Documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(11)    Condition of Property. Mortgage Loan Seller or the originator of the GACC Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the GACC Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each GACC Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the GACC Mortgage Loan.

(12)    Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

E-1-4

(13)    Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Closing Date, there is no proceeding pending, and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Closing Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(14)    Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Closing Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Borrower, guarantor, or Borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Borrower’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Borrower’s ability to perform under the related GACC Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Loan Documents or (f) the current principal use of the Mortgaged Property.

(15)    Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to each GACC Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Loan Documents are being conveyed by the Mortgage Loan Seller to Purchaser or its servicer (or, with respect to any Non-Serviced Mortgage Loan, to the depositor or servicer for the related Non-Serviced Securitization Trust).

(16)    No Holdbacks. The Stated Principal Balance as of the Cut-off Date of the GACC Mortgage Loan set forth on the mortgage loan schedule attached as Exhibit A to the MLPA has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the GACC Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Borrower or other considerations determined by Mortgage Loan Seller to merit such holdback).

(17)    Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating of any one of the following: (i) at least “A-:VIII” from A.M. Best Company, (ii) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (iii) at least “A-” from S&P Global Ratings Services (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the GACC Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Borrower and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each GACC Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program.

E-1-5

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Borrower is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the SEL or PML, as applicable.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related GACC Mortgage Loan (or Whole Loan, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such GACC Mortgage Loan (or Whole Loan, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the GACC Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a GACC Mortgage Loan that is a Non-Serviced Mortgage Loan, the applicable Other Trustee). Each related GACC Mortgage Loan obligates the related Borrower to maintain all such insurance and, at such Borrower’s failure to do so, authorizes the lender to maintain such insurance at the Borrower’s cost and expense and to charge such Borrower for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

(18)    Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the GACC Mortgage Loan requires the

E-1-6

Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(19)    No Encroachments. To Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each GACC Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such GACC Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(20)    No Contingent Interest or Equity Participation. No GACC Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Mortgage Loan Seller.

(21)    REMIC. The GACC Mortgage Loan is a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(but determined without regard to the rule in the U.S. Department of Treasury Regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the GACC Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the GACC Mortgage Loan and (B) either: (a) such GACC Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the GACC Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the GACC Mortgage Loan (or Whole Loan, as applicable) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the GACC Mortgage Loan (or Whole Loan, if applicable) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the GACC Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the GACC Mortgage Loan; or (b) substantially all of the proceeds of such GACC Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such GACC Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations). If the GACC Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such GACC Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the GACC Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the GACC Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(22)    Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such GACC Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(23)    Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was

E-1-7

authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such GACC Mortgage Loan by the Trust.

(24)    Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

(25)    Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a GACC Mortgage Loan as of the date of origination of such GACC Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the GACC Mortgage Loan. The terms of the Loan Documents require the Borrower to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(26)    Licenses and Permits. Each Borrower covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The GACC Mortgage Loan requires the related Borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(27)    Recourse Obligations. The Loan Documents for each GACC Mortgage Loan provide that (a) the related Borrower and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Borrower and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste), and (iv) any breach of the environmental covenants contained in the related Loan Documents, and (b) the GACC Mortgage Loan shall become full recourse to the related Borrower and at least one individual or entity, if the related Borrower files a voluntary petition under federal or state bankruptcy or insolvency law.

(28)    Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (33)), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding

E-1-8

principal balance of the GACC Mortgage Loan, (b) upon payment in full of such GACC Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (33)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the GACC Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject GACC Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject GACC Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property after the release (reduced for any lien senior to and any lien in parity with the lien of the GACC Mortgage Loan) is not equal to at least 80% of the principal balance of the GACC Mortgage Loan (or Whole Loan, as applicable) outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any GACC Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower can be required to pay down the principal balance of the GACC Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced for any lien senior to and any lien in parity with the lien of the GACC Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the GACC Mortgage Loan (or Whole Loan, as applicable).

No GACC Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

(29)    Financial Reporting and Rent Rolls. Each GACC Mortgage Loan requires the Borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each GACC Mortgage Loan with more than one Borrower are in the form of an annual combined balance sheet of the Borrower entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(30)    Acts of Terrorism Exclusion. With respect to each GACC Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other GACC Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the GACC Mortgage Loan, and, to Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of

E-1-9

Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each GACC Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated in Annex E-2; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Borrower under each GACC Mortgage Loan is required to carry terrorism insurance, but in such event the Borrower shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(31)    Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each GACC Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such GACC Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Borrower, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Borrower, (iv) transfers to another holder of direct or indirect equity in the Borrower, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) in this prospectus or the exceptions thereto set forth in Annex E-2, or (vii) by reason of any mezzanine debt that existed at the origination of the related GACC Mortgage Loan as set forth on Schedule E-1 to Annex E-2, or future permitted mezzanine debt in each case as set forth on Schedule E-2 to Annex E-2 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Schedule E-3 to Annex E-2 or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(32)    Single-Purpose Entity. Each GACC Mortgage Loan requires the Borrower to be a Single-Purpose Entity for at least as long as the GACC Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Borrower with respect to each GACC Mortgage Loan with a Cut-off Date Stated Principal Balance in excess of $5 million provide that the Borrower is a Single-Purpose Entity, and each GACC Mortgage Loan with a Cut-off Date Stated Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Borrower. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the GACC Mortgage Loan has a Cut-off Date Stated Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the GACC Mortgage Loans and prohibit it

E-1-10

from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Borrower for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(33)    Defeasance. With respect to any GACC Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for Defeasance as a unilateral right of the Borrower, subject to satisfaction of conditions specified in the Loan Documents; (ii) the GACC Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Borrower is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the GACC Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the GACC Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date, and if the GACC Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the GACC Mortgage Loan; (iv) the Borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the Borrower would continue to own assets in addition to the Defeasance collateral, the portion of the GACC Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Borrower is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(34)    Fixed Interest Rates. Each GACC Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such GACC Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

(35)    Ground Leases. For purposes of the MLPA, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any GACC Mortgage Loan where the GACC Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns, Mortgage Loan Seller represents and warrants that:

E-1-11

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Mortgage Loan Seller since the origination of the GACC Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related GACC Mortgage Loan, or 10 years past the stated maturity if such GACC Mortgage Loan fully amortizes by the stated maturity (or with respect to a GACC Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)	The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the GACC Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the GACC Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)	The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)	A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than

E-1-12

(i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the GACC Mortgage Loan, together with any accrued interest;

(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the GACC Mortgage Loan, together with any accrued interest; and

(l)	Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(36)    Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the GACC Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(37)    Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each GACC Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such GACC Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such GACC Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1.

(38)    No Material Default; Payment Record. No GACC Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no GACC Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related GACC Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the GACC Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex E-1. No person other than the holder of such GACC Mortgage Loan may declare any event of default under the GACC Mortgage Loan or accelerate any indebtedness under the Loan Documents.

(39)    Bankruptcy. In respect of each GACC Mortgage Loan, the related Borrower is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

(40)    Organization of Borrower. With respect to each GACC Mortgage Loan, in reliance on certified copies of the organizational documents of the Borrower delivered by the Borrower in connection with the origination of such GACC Mortgage Loan, the Borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the

E-1-13

Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no GACC Mortgage Loan has a Borrower that is an Affiliate of another Borrower under another Mortgage Loan. (An “Affiliate” for purposes of this paragraph (40) means, a Borrower that is under direct or indirect common ownership and control with another Borrower.)

(41)    Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain GACC Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such GACC Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Borrower and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Borrower was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action. To Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(42)    Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the GACC Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the GACC Mortgage Loan.

(43)    Mortgage Loan Schedule. The information pertaining to each GACC Mortgage Loan which is set forth in the mortgage loan schedule attached as Exhibit A to the MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the MLPA to be contained therein.

(44)    Cross-Collateralization. No GACC Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust, except as set forth in Schedule E-3 to Annex E-2.

E-1-14

(45)    Advance of Funds by the Mortgage Loan Seller. After origination, no advance of funds has been made by Mortgage Loan Seller to the related Borrower other than in accordance with the Loan Documents, and, to Mortgage Loan Seller’s knowledge, no funds have been received from any person other than the related Borrower or an affiliate for, or on account of, payments due on the GACC Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a GACC Mortgage Loan, other than contributions made on or prior to the date hereof.

(46)    Compliance with Anti-Money Laundering Laws. Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the GACC Mortgage Loan, the failure to comply with which would have a material adverse effect on the GACC Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth in this prospectus, the actual state of knowledge or belief of the Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the GACC Mortgage Loans regarding the matters expressly set forth in this prospectus.

E-1-15

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX E-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
FOR GERMAN AMERICAN CAPITAL CORPORATION

German American Capital Corporation

Rep. No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

5	Westin Memphis (Loan No. 12) and Homewood Suites Troy (Loan No. 27)	(Hospitality Provisions) – The Loan Documents contain an executed comfort letter in favor of Deutsche Bank AG, New York Branch. The comfort letter will be enforceable by the Trust, if, (i) with respect to the Homewood Suites Troy Mortgage Loan, timely notice is provided to the franchisor and (ii) with respect to the Westin Memphis Mortgage Loan, the franchisor at its option issues a new comfort letter. The comfort letters requiring a new comfort letter in connection with a transfer to the Trust provide that, subject to the satisfaction of certain conditions, the franchisor is required to issue (or, in some cases, will not unreasonably withhold consent to the issuance of) a new comfort letter in connection with the transfer of the Mortgage Loan to a securitization. On or after the Closing Date, the Mortgage Loan Seller or its designee will provide written notice of the transfer to the franchisor, and, if applicable request a new comfort letter.

6	10 Hudson Yards (Loan No. 2)	(Lien; Valid Assignment) –The Mortgaged Property is encumbered by three PILOT mortgages, in the maximum aggregate amount of $475,000,000, which secure the related Borrower’s obligation to pay the PILOT payments (payments in lieu of New York City real property taxes) under the sublease with the New York City Industrial Development Agency. The PILOT mortgages are senior in priority to the related Mortgage. The PILOT mortgages also contain an assignment of leases and rents senior to the assignment of leases and rents with respect to the related Mortgage Loan.

E-2-1

German American Capital Corporation

Rep. No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

6	Starbucks Center (Loan No. 3)

(Lien; Valid Assignment) – In the event the Borrower intends to sell all or any portion of the Mortgaged Property, the Borrower is required under its lease with the second largest tenant, The Home Depot, Inc., to provide written notice to the tenant of the specific terms of such offer and the tenant has a right to purchase the offered portion of the Mortgaged Property within 30 days of receipt of such notice. If the tenant does not accept such offer or if tenant and Borrower fail to enter into a purchase agreement within 10 days of any acceptance of such offer, the Borrower may offer to sell such property to a third party during the following 180-day period. If a third party offer is received by the Borrower that is less than 95% of the purchase price of the offer given to tenant, or on terms substantially more favorable to the third party purchaser, the Borrower is required to give the tenant notice of such terms and the tenant has 15 days to accept the offer to purchase on the same terms as the third party offer. The tenant entered into a subordination, non-disturbance and attornment agreement with lender subordinating all of tenant’s rights to the lien of the Mortgage and the right of first offer will not apply to a foreclosure or deed in lieu of foreclosure.

In addition, the largest tenant, Starbucks Corporation, has a right of first refusal pursuant to its lease to purchase all or any portion of the Mortgaged Property at any time during the term of the lease within 30 days of receipt of notice from the Borrower that the second largest tenant, The Home Depot, Inc., has not exercised its right of first offer. The tenant entered into a subordination, non-disturbance and attornment agreement with lender subordinating all of tenant’s rights to the lien of the Mortgage and the right of first refusal will not apply to a foreclosure or deed in lieu of foreclosure or any initial purchaser of the Mortgaged Property following such foreclosure or deed in lieu of foreclosure.

E-2-2

German American Capital Corporation

Rep. No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

6	Riverside Center (Loan No. 15)	(Lien; Valid Assignment) –The sole tenant, United Healthcare Services, Inc., has a right of first offer pursuant to its lease to purchase all or any portion of the Mortgaged Property at any time during the term of the lease within 15 days of receipt of notice from the Borrower of its intention to sell, convey or transfer such property to make a binding offer to the Borrower. If the Borrower rejects the tenant’s offer, then the Borrower may transfer such property to a third party for no less than 90% of the price included in the tenant’s offer and on terms not materially less favorable than those offered by the tenant. The tenant entered into a subordination, non-disturbance and attornment agreement with lender subordinating all of tenant’s rights to the lien of the Mortgage and the right of first offer will not apply to a foreclosure or deed in lieu of foreclosure or any initial purchaser of the Mortgaged Property following such foreclosure or deed in lieu of foreclosure.

6	Cambridge Office (Loan No. 26)	(Lien; Valid Assignment) – In the event the Borrower intends to sell or transfer all or any portion of the Mortgaged Property identified as 185 Alewife Brook Parkway, the largest tenant, Shire Pharmaceutical, has the right of first offer, under its lease, to purchase the offered portion of the Mortgaged Property, provided the tenant is leasing at least 25,000 sq. ft. at such Mortgaged Property and subject to the specific terms in the lease. The tenant has subordinated this purchase option to the lien of the Mortgage and the right will not apply to a foreclosure or deed in lieu of foreclosure, or to any third party purchaser of the Mortgaged Property at foreclosure or other sale.

7	10 Hudson Yards (Loan No. 2)	(Permitted Liens; Title Insurance) – The Mortgaged Property is encumbered by three PILOT mortgages, in the maximum aggregate amount of $475,000,000, which secure the related Borrower’s obligation to pay the PILOT payments (payments in lieu of New York City real property taxes) under the sublease with the New York City Industrial Development Agency. The PILOT mortgages are senior in priority to the related Mortgage. The PILOT mortgages also contain an assignment of leases and rents senior to the assignment of leases and rents with respect to the related Mortgage Loan.

E-2-3

German American Capital Corporation

Rep. No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

7	Starbucks Center (Loan No. 3)

(Permitted Liens; Title Insurance) – In the event the Borrower intends to sell all or any portion of the Mortgaged Property, the Borrower is required under its lease with the second largest tenant, The Home Depot, Inc., to provide written notice to the tenant of the specific terms of such offer and the tenant has a right to purchase the offered portion of the Mortgaged Property within 30 days of receipt of such notice. If the tenant does not accept such offer or if tenant and Borrower fail to enter into a purchase agreement within 10 days of any acceptance of such offer, the Borrower may offer to sell such property to a third party during the following 180-day period. If a third party offer is received by the Borrower that is less than 95% of the purchase price of the offer given to tenant, or on terms substantially more favorable to the third party purchaser, the Borrower is required to give the tenant notice of such terms and the tenant has 15 days to accept the offer to purchase on the same terms as the third party offer. The tenant entered into a subordination, non-disturbance and attornment agreement with lender subordinating all of tenant’s rights to the lien of the Mortgage and the right of first offer will not apply to a foreclosure or deed in lieu of foreclosure.

In addition, the largest tenant, Starbucks Corporation, has a right of first refusal pursuant to its lease to purchase all or any portion of the Mortgaged Property at any time during the term of the lease within 30 days of receipt of notice from the Borrower that the second largest tenant, The Home Depot, Inc., has not exercised its right of first offer. The tenant entered into a subordination, non-disturbance and attornment agreement with lender subordinating all of tenant’s rights to the lien of the Mortgage and the right of first refusal will not apply to a foreclosure or deed in lieu of foreclosure or any initial purchaser of the Mortgaged Property following such foreclosure or deed in lieu of foreclosure.

E-2-4

German American Capital Corporation

Rep. No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

7	Riverside Center (Loan No. 15)	(Permitted Liens; Title Insurance) – The sole tenant, United Healthcare Services, Inc., has a right of first offer pursuant to its lease to purchase all or any portion of the Mortgaged Property at any time during the term of the lease within 15 days of receipt of notice from the Borrower of its intention to sell, convey or transfer such property to make a binding offer to the Borrower. If the Borrower rejects the tenant’s offer, then the Borrower may transfer such property to a third party for no less than 90% of the price included in the tenant’s offer and on terms not materially less favorable than those offered by the tenant. The tenant entered into a subordination, non-disturbance and attornment agreement with lender subordinating all of tenant’s rights to the lien of the Mortgage and the right of first offer will not apply to a foreclosure or deed in lieu of foreclosure or any initial purchaser of the Mortgaged Property following such foreclosure or deed in lieu of foreclosure.

7	Cambridge Office (Loan No. 26)	(Permitted Liens; Title Insurance) – In the event the Borrower intends to sell or transfer all or any portion of the Mortgaged Property identified as 185 Alewife Brook Parkway, the largest tenant, Shire Pharmaceutical, has the right of first offer, under its lease, to purchase the offered portion of the Mortgaged Property, provided the tenant is leasing at least 25,000 sq. ft. at such Mortgaged Property and subject to the specific terms in the lease. The tenant has subordinated this purchase option to the lien of the Mortgage and the right will not apply to a foreclosure or deed in lieu of foreclosure, or to any third party purchaser of the Mortgaged Property at foreclosure or other sale.

E-2-5

German American Capital Corporation

Rep. No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

8	Nashville Technology Office Campus (Loan No. 7)	(Junior Liens) – LBA RV-Company XIV, LP (“Bondholder”), an affiliate of the Borrower, is the holder of a subordinate mortgage (“Subordinate Mortgage”) encumbering the fee estate of the Industrial Development Board of the Metropolitan Government of Nashville and Davidson County, Tennessee (the “Development Authority’’) in the related Mortgaged Property. The Subordinate Mortgage secures the Development Authority’s obligations under its Dell Computer Corporation Project, Series 1999A (the “Authority Bonds”). The Bondholder is a party to a subordination agreement and assignment of beneficial interest which, among other things, subordinates the Subordinate Mortgage to the related Mortgage.

9	10 Hudson Yards (Loan No. 2)	(Assignment of Leases, Rents and Profits) – The Mortgaged Property is encumbered by three PILOT mortgages, in the maximum aggregate amount of $475,000,000, which secure the related Borrower’s obligation to pay the PILOT payments (payments in lieu of New York City real property taxes) under the sublease with the New York City Industrial Development Agency. The PILOT mortgages are senior in priority to the related Mortgage. The PILOT mortgages also contain an assignment of leases and rents senior to the assignment of leases and rents with respect to the related Mortgage Loan.

17	Starbucks Center (Loan No. 3)	(Insurance) – The Loan Documents provide that the second largest tenant, The Home Depot, Inc., is permitted to provide any insurance (other than flood insurance, terrorism insurance and rental loss and/or business interruption insurance) required to be maintained by the Borrower under the Mortgage Loan with respect to the Home Depot parcel, provided, among other things, such tenant complies with the insurance requirements set forth in the Home Depot lease and the tenant maintains a “BBB” rating by S&P and is also permitted to self-insure the Home Depot parcel provided it maintains a net worth of at least $100 million.

17	Riverside Center (Loan No. 15)	(Insurance) – The Loan Documents provide that the sole tenant, United Healthcare Services, Inc., is permitted to provide any insurance required to be maintained by the Borrower under the Mortgage Loan.

E-2-6

German American Capital Corporation

Rep. No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

17	The Comeau Building West Palm Beach (Loan No. 29)	(Insurance) – The related Borrower may maintain a terrorism insurance policy with a deductible that may not exceed 5% of the total insurable value of the Mortgaged Property per occurrence subject to a minimum of $100,000. The amount of this deductible may be considered higher than customary.

25	ACG Manufactured Housing Portfolio II (Loan No. 34)	(Local Law Compliance) – The use of the Mortgaged Property as a mobile home park is legal non-conforming (since current zoning requires commercial use). If the use of the Mortgaged Property as a mobile home park is discontinued for a continuous period of one year, then the Borrower would not be permitted to use the Mortgaged Property for mobile home use without first obtaining a variance or other approval from the local zoning authority.

26	10 Hudson Yards (Loan No. 2)	(Licenses and Permits) – As of the closing date of the Mortgage Loan, the Borrower had received temporary certificates of occupancy covering the core and shell of the building, and the premises currently leased and occupied by Coach, Inc., L’Oreal USA, Inc. and VaynerMedia. Temporary certificates of occupancy for the remaining leased premises are required to be sought by the Borrower in connection with the completion of the tenant improvements being installed in such premises.

27	10 Hudson Yards (Loan No. 2)	(Recourse Obligations) – There is no guarantor and no environmental indemnitor (other than the Borrower) under the Mortgage Loan.

27	Starbucks Center (Loan No. 3)	(Recourse Obligations) – The Loan Documents do not provide for recourse to an entity or person other than the Borrower, and the liability of the guarantor under the environmental indemnity is capped at $1,000,000.

28	Lake Pointe Corporate Center (Loan No. 23)	(Mortgage Releases) – The Borrower may obtain the release of an undeveloped portion of the Mortgaged Property, however, this parcel was not excluded from the value set forth in the appraisal.

32	Nashville Technology Office Campus (Loan No. 7)	(Single-Purpose Entity) – The Borrower guarantees the Authority Bonds, which Authority Bonds are owned by the Bondholder, an affiliate of the Borrower, and have been assigned to the lender pursuant to the pledge and security agreement as additional collateral for the Mortgage Loan.

E-2-7

German American Capital Corporation

Rep. No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

35	Westin Memphis (Loan No. 12)	(Ground Leases) –Under the sub-sub-Ground Lease, the City of Memphis, as ground lessor, has agreed to enter into a new lease, however under a city ordinance such lease is required to be submitted to the City Council for approval, such approval not to be unreasonably withheld.

41	10 Hudson Yards (Loan No. 2)	(Environmental Conditions) – The Phase I environmental site assessment identified an above-ground storage tank at the Mortgaged Property that the Borrower has registered with the New York State Department of Environmental Conservation, and recommended that the Borrower obtain a Notice of Satisfaction from the New York City Office of Environmental Remediation satisfying the “E-Designation” received by the Mortgaged Property in connection with the rezoning process.

44	10 Hudson Yards (Loan No. 2)	(Cross-Collateralization) – The Mortgage Loan is evidenced by a $40,000,000 pari passu senior A-1-C3 note, a $20,000,000 pari passu senior A-1-C4 note and a $20,000,000 pari passu senior A-1-C5 note. The Mortgaged Property is also security for eight other pari passu senior notes with an aggregate original principal balance of $628,100,000, and two junior notes with an aggregate original principal balance of $191,900,000. The notes are cross-collateralized and cross defaulted with each other.

44	Starbucks Center (Loan No. 3)	(Cross-Collateralization) – The Mortgage Loan is evidenced by a $65,000,000 pari passu A-2 note. The Mortgaged Property is also security for two other pari passu notes with an aggregate original principal balance of $75,000,000. The notes are cross-collateralized and cross defaulted with each other.

44	60 Madison Avenue (Loan No. 8)	(Cross-Collateralization) – The Mortgage Loan is evidenced by a $45,000,000 pari passu A-2 note. The Mortgaged Property is also security for another pari passu note with an original principal balance of $55,000,000. The notes are cross-collateralized and cross defaulted with each other.

E-2-8

SCHEDULE E-1

GERMAN AMERICAN CAPITAL CORPORATION

LOANS WITH EXISTING MEZZANINE DEBT

Loan No.	Mortgage Loan

2	10 Hudson Yards

E-2-9

SCHEDULE E-2

GERMAN AMERICAN CAPITAL CORPORATION

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Loan No.	Mortgage Loan

3	Starbucks Center

23	Lake Pointe Corporate Center

E-2-10

SCHEDULE E-3

GERMAN AMERICAN CAPITAL CORPORATION

CROSSED MORTGAGE LOANS

None

E-2-11

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX F

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance($)	Distribution Date	Balance($)
12/15/2016	67,443,000.00	11/15/2021	67,442,346.73
1/15/2017	67,443,000.00	12/15/2021	66,335,319.99
2/15/2017	67,443,000.00	1/15/2022	65,297,332.52
3/15/2017	67,443,000.00	2/15/2022	64,255,643.90
4/15/2017	67,443,000.00	3/15/2022	62,992,373.01
5/15/2017	67,443,000.00	4/15/2022	61,942,456.94
6/15/2017	67,443,000.00	5/15/2022	60,816,440.54
7/15/2017	67,443,000.00	6/15/2022	59,758,762.08
8/15/2017	67,443,000.00	7/15/2022	58,625,206.66
9/15/2017	67,443,000.00	8/15/2022	57,559,710.74
10/15/2017	67,443,000.00	9/15/2022	56,490,414.68
11/15/2017	67,443,000.00	10/15/2022	55,345,575.96
12/15/2017	67,443,000.00	11/15/2022	54,268,380.04
1/15/2018	67,443,000.00	12/15/2022	53,115,868.79
2/15/2018	67,443,000.00	1/15/2023	52,030,716.96
3/15/2018	67,443,000.00	2/15/2023	50,941,694.26
4/15/2018	67,443,000.00	3/15/2023	49,635,516.14
5/15/2018	67,443,000.00	4/15/2023	48,537,941.22
6/15/2018	67,443,000.00	5/15/2023	47,365,637.36
7/15/2018	67,443,000.00	6/15/2023	46,259,961.92
8/15/2018	67,443,000.00	7/15/2023	45,079,790.63
9/15/2018	67,443,000.00	8/15/2023	43,965,957.19
10/15/2018	67,443,000.00	9/15/2023	42,848,149.61
11/15/2018	67,443,000.00	10/15/2023	41,656,195.27
12/15/2018	67,443,000.00	11/15/2023	40,466,329.52
1/15/2019	67,443,000.00	12/15/2023	39,196,511.97
2/15/2019	67,443,000.00	1/15/2024	37,997,861.34
3/15/2019	67,443,000.00	2/15/2024	36,794,930.70
4/15/2019	67,443,000.00	3/15/2024	35,437,143.72
5/15/2019	67,443,000.00	4/15/2024	34,225,064.11
6/15/2019	67,443,000.00	5/15/2024	32,933,671.86
7/15/2019	67,443,000.00	6/15/2024	31,712,649.67
8/15/2019	67,443,000.00	7/15/2024	30,412,572.13
9/15/2019	67,443,000.00	8/15/2024	29,182,543.86
10/15/2019	67,443,000.00	9/15/2024	27,948,122.58
11/15/2019	67,443,000.00	10/15/2024	26,635,031.48
12/15/2019	67,443,000.00	11/15/2024	25,391,509.00
1/15/2020	67,443,000.00	12/15/2024	24,069,578.56
2/15/2020	67,443,000.00	1/15/2025	22,816,890.25
3/15/2020	67,443,000.00	2/15/2025	21,559,727.31
4/15/2020	67,443,000.00	3/15/2025	20,077,499.40
5/15/2020	67,443,000.00	4/15/2025	18,810,543.75
6/15/2020	67,443,000.00	5/15/2025	17,465,854.34
7/15/2020	67,443,000.00	6/15/2025	16,189,566.42
8/15/2020	67,443,000.00	7/15/2025	14,835,813.26
9/15/2020	67,443,000.00	8/15/2025	13,550,126.80
10/15/2020	67,443,000.00	9/15/2025	12,259,846.81
11/15/2020	67,443,000.00	10/15/2025	10,892,504.15
12/15/2020	67,443,000.00	11/15/2025	9,592,726.25
1/15/2021	67,443,000.00	12/15/2025	8,216,158.94
2/15/2021	67,443,000.00	1/15/2026	6,906,815.66
3/15/2021	67,443,000.00	2/15/2026	5,592,793.60
4/15/2021	67,443,000.00	3/15/2026	4,059,024.02
5/15/2021	67,443,000.00	4/15/2026	2,734,818.64
6/15/2021	67,443,000.00	5/15/2026	1,334,526.62
7/15/2021	67,443,000.00	6/15/2026 and thereafter	0.00
8/15/2021	67,443,000.00
9/15/2021	67,443,000.00
10/15/2021	67,443,000.00

F-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX G

ASSUMED PRINCIPAL PAYMENT SCHEDULE FOR THE MOFFETT GATEWAY MORTGAGE LOAN

Monthly Payment	Whole Loan	Mortgage Loan
Date	Principal ($)	Principal ($)
12/1/2016	0.00	0.00
1/1/2017	0.00	0.00
2/1/2017	0.00	0.00
3/1/2017	0.00	0.00
4/1/2017	0.00	0.00
5/1/2017	0.00	0.00
6/1/2017	0.00	0.00
7/1/2017	0.00	0.00
8/1/2017	0.00	0.00
9/1/2017	0.00	0.00
10/1/2017	0.00	0.00
11/1/2017	0.00	0.00
12/1/2017	0.00	0.00
1/1/2018	0.00	0.00
2/1/2018	0.00	0.00
3/1/2018	0.00	0.00
4/1/2018	0.00	0.00
5/1/2018	0.00	0.00
6/1/2018	0.00	0.00
7/1/2018	0.00	0.00
8/1/2018	0.00	0.00
9/1/2018	0.00	0.00
10/1/2018	0.00	0.00
11/1/2018	0.00	0.00
12/1/2018	0.00	0.00
1/1/2019	0.00	0.00
2/1/2019	0.00	0.00
3/1/2019	0.00	0.00
4/1/2019	0.00	0.00
5/1/2019	0.00	0.00
6/1/2019	0.00	0.00
7/1/2019	0.00	0.00
8/1/2019	0.00	0.00
9/1/2019	0.00	0.00
10/1/2019	0.00	0.00
11/1/2019	0.00	0.00
12/1/2019	0.00	0.00
1/1/2020	0.00	0.00
2/1/2020	0.00	0.00
3/1/2020	0.00	0.00
4/1/2020	0.00	0.00
5/1/2020	0.00	0.00
6/1/2020	0.00	0.00
7/1/2020	0.00	0.00
8/1/2020	0.00	0.00
9/1/2020	0.00	0.00
10/1/2020	0.00	0.00
11/1/2020	0.00	0.00
12/1/2020	0.00	0.00
1/1/2021	0.00	0.00
2/1/2021	0.00	0.00
3/1/2021	0.00	0.00
4/1/2021	0.00	0.00
5/1/2021	0.00	0.00

Monthly Payment	Whole Loan	Mortgage Loan
Date	Principal ($)	Principal ($)
6/1/2021	0.00	0.00
7/1/2021	0.00	0.00
8/1/2021	0.00	0.00
9/1/2021	0.00	0.00
10/1/2021	0.00	0.00
11/1/2021	476,999.17	84,407.26
12/1/2021	515,088.77	91,147.40
1/1/2022	480,259.40	84,984.17
2/1/2022	481,837.65	85,263.45
3/1/2022	592,517.52	104,848.78
4/1/2022	485,368.23	85,888.21
5/1/2022	523,214.48	92,585.28
6/1/2022	488,682.68	86,474.71
7/1/2022	526,432.55	93,154.73
8/1/2022	492,018.58	87,065.02
9/1/2022	493,635.47	87,351.13
10/1/2022	531,241.33	94,005.67
11/1/2022	497,003.46	87,947.11
12/1/2022	534,511.38	94,584.32
1/1/2023	500,393.26	88,546.96
2/1/2023	502,037.68	88,837.94
3/1/2023	610,822.66	108,087.96
4/1/2023	505,694.80	89,485.09
5/1/2023	542,949.99	96,077.57
6/1/2023	509,140.89	90,094.89
7/1/2023	546,295.88	96,669.64
8/1/2023	512,609.31	90,708.64
9/1/2023	514,293.86	91,006.73
10/1/2023	551,299.02	97,554.97
11/1/2023	517,795.65	91,626.39
12/1/2023	554,698.98	98,156.61
1/1/2024	521,320.13	92,250.06
2/1/2024	523,033.31	92,553.22
3/1/2024	594,816.56	105,255.60
4/1/2024	526,706.83	93,203.27
5/1/2024	563,351.04	99,687.63
6/1/2024	530,289.02	93,837.15
7/1/2024	566,829.07	100,303.09
8/1/2024	533,894.41	94,475.14
9/1/2024	535,648.91	94,785.61
10/1/2024	572,033.11	101,223.97
11/1/2024	539,289.01	95,429.74
12/1/2024	575,567.36	101,849.37
1/1/2025	542,952.70	96,078.05
2/1/2025	544,736.97	96,393.78
3/1/2025	649,516.50	114,935.02
4/1/2025	548,661.57	97,088.26
5/1/2025	584,667.38	103,459.66
6/1/2025	552,385.96	97,747.31
7/1/2025	588,283.47	104,099.54
8/1/2025	556,134.47	98,410.63
9/1/2025	557,962.06	98,734.03
10/1/2025	593,697.43	105,057.57
11/1/2025	561,746.68	99,403.73
12/1/2025	597,372.01	105,707.80
1/1/2026	565,555.82	100,077.78
2/1/2026	567,414.37	100,406.66
3/1/2026	670,066.63	118,571.46
4/1/2026	571,481.03	101,126.27

Monthly Payment	Whole Loan	Mortgage Loan
Date	Principal ($)	Principal ($)
5/1/2026	606,823.30	107,380.26
6/1/2026	575,353.21	101,811.47
7/1/2026	610,582.89	108,045.53
8/1/2026	579,250.48	102,501.11
9/1/2026	581,154.03	102,837.96
10/1/2026	616,215.04	109,042.17
11/1/2026	585,088.87	103,534.24
12/1/2026	620,035.46	109,718.21
1/1/2027	589,049.20	104,235.04
2/1/2027	590,984.95	104,577.58
3/1/2027	691,426.15	122,351.13
4/1/2027	207,031,779.95	36,635,253.24

[THIS PAGE INTENTIONALLY LEFT BLANK]

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	12
Important Notice About Information Presented in This Prospectus	13
Summary of Terms	19
Risk Factors	53
Description of the Mortgage Pool	123
Transaction Parties	237
Description of the Certificates	266
Description of the Mortgage Loan Purchase Agreements	299
Pooling and Servicing Agreement	308
Certain Legal Aspects of Mortgage Loans	413
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	428
Pending Legal Proceedings Involving Transaction Parties	430
Use of Proceeds	430
Yield and Maturity Considerations	430
Material Federal Income Tax Considerations	441
Certain State and Local Tax Considerations	453
Method of Distribution (Underwriter)	453
Incorporation of Certain Information by Reference	455
Where You Can Find More Information	455
Financial Information	456
Certain ERISA Considerations	456
Legal Investment	460
Legal Matters	460
Ratings	461
Index of Defined Terms	463

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$989,453,000
(Approximate)

J.P. Morgan Chase
Commercial Mortgage
Securities Corp.
Depositor

JPMDB
Commercial Mortgage
Securities Trust 2016-C4
Issuing Entity

Commercial Mortgage Pass-Through
Certificates, Series 2016-C4

Class A-1	$38,299,000
Class A-2	$300,000,000
Class A-3	$381,323,000
Class A-SB	$67,443,000
Class X-A	$879,826,000
Class X-B	$61,841,000
Class A-S	$92,761,000
Class B	$61,841,000
Class C	$47,786,000

PRELIMINARY
PROSPECTUS

J.P. Morgan
Co-Lead Manager and Joint Bookrunner

Deutsche Bank Securities
Co-Lead Manager and Joint Bookrunner

Drexel Hamilton
Co-Manager

Academy Securities
Co-Manager

October [__], 2016